Filed pursuant to Rule 424(b)(3)
File No. 333-278966

BLACKSTONE PRIVATE CREDIT FUND

SUPPLEMENT NO. 3 DATED AUGUST 18, 2026

TO THE PROSPECTUS DATED MAY 1, 2026

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Blackstone Private Credit Fund (“we,” “our” or the “Fund”), dated May 1, 2026 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are:

•	to update the Prospectus; and

•	to include our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Updates to Prospectus

The following replaces the seventh bullet of the “What potential strengths do the Advisers offer?” section of the Prospectus Summary, the twelfth paragraph under the “Investment Objectives and Strategies – Blackstone Credit & Insurance Strengths” section of the Prospectus and all similar disclosure in the Prospectus:

Strong Investment Track Record. Blackstone Credit & Insurance’s track record in private debt lending and investing in below investment grade credit dates back to the inception of Blackstone Credit & Insurance. Since 2005 through June 30, 2026, Blackstone Credit & Insurance has invested over $325 billion in capital in privately-originated transactions.1 Specifically within the North America Direct Lending strategy, Blackstone Credit & Insurance has invested nearly $170 billion2 in privately-originated or privately negotiated first lien and unitranche transactions. Corresponding to this North America Direct Lending track record, Blackstone

[1]

Includes invested and committed capital for privately originated and anchor investments across private credit strategies and vehicles since 2005, including Direct Lending, Sustainable Resources, Mezzanine, and Opportunistic. Excludes liquid credit strategy investments.

[2]

As of June 30, 2026. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower’s assets and/or equity), transactions in companies that were originated or anchored by certain Blackstone Credit & Insurance managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and Blackstone Credit & Insurance sub-advised BDCs, as well as certain other Blackstone Credit & Insurance managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit & Insurance, which may be sold to Blackstone Credit & Insurance managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit & Insurance on a non-discretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit & Insurance’s initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit & Insurance’s invested capital (net of transactions fees) was under $25 million.

Credit & Insurance has an annualized loss rate of 0.06%.3 We believe maintaining this consistent strategy in the North America Direct Lending strategy across market cycles, with a specific emphasis on combining current yield, downside protection, and inflation protection, will generate compelling investment outcomes for the Adviser. Blackstone Credit & Insurance believes that the depth and breadth of its team provides it with a competitive advantage in sourcing product on a global basis, structuring transactions and actively managing investments in the portfolio.

Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2026

On August 12, 2026, we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 with the SEC. The report (without exhibits) is attached to this Supplement.

[3]

As of June 30, 2026. The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by Blackstone Credit & Insurance for the Sub-Advised Investments did, in certain cases, experience defaults and losses after Blackstone Credit & Insurance was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance is not necessarily indicative of future results, and there can be no assurance that Blackstone Credit & Insurance will achieve comparable results or that any entity or account managed by or advised by Blackstone Credit & Insurance will be able to implement its investment strategy or achieve its investment objectives.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2026

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from     to

Commission File Number 814-01358

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its Charter)

Delaware	84-7071531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of Registrant’s common shares of beneficial interest (“Common Shares”), $0.01 par value per share, outstanding as of August 10, 2026 was 1,244,526,911, 559,724,672 and 16,028,291 of Class I, Class S and Class D Common Shares, respectively. Common Shares outstanding exclude August 1, 2026 subscriptions since the issuance price is not yet finalized at the date of this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blackstone Private Credit Fund (together, with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital and repurchase shares to execute our investment strategy;

•

general economic, logistical and political trends and other external factors, including inflation, trade policies and recent supply chain disruptions and their impacts on our portfolio companies and on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•

risks associated with the demand for liquidity under our share repurchase program and the continued approval of quarterly tender offers by the Board of Trustees (the “Board” or the “Board of Trustees”);

•

actual and potential conflicts of interest with Blackstone Private Credit Strategies LLC (the “Adviser”), Blackstone Credit BDC Advisors LLC (the “Sub-Adviser,” and together with the Adviser, the “Advisers”) or any of their affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage, including the use of borrowed money to finance a portion of our investments and the availability of equity and debt capital on favorable terms or at all;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to effectively respond to macroeconomic effects;

•	the ability of the Advisers to source suitable investments for us and to monitor and administer our investments;

•	the impact of future acquisitions and divestitures;

•	the ability of the Advisers or their affiliates to attract and retain highly talented professionals;

•	general price and volume fluctuations in the stock market;

•	our ability to maintain our qualification as a regulated investment company (“RIC”) and as a business development company (“BDC”);

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of any projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 as updated by the Company’s periodic filings with the United States Securities and Exchange Commission (the “SEC”). These projections and forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the SEC including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended.

WEBSITE DISCLOSURE

We use our website (www.bcred.com) as a channel of distribution of company information. The information we post through this channel may be deemed material. Accordingly, investors should monitor this channel, in addition to following our press releases, SEC filings and webcasts. The contents of our website are not, however, a part of this Quarterly Report on Form 10-Q.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (cost of $76,369,923 and $78,459,980, respectively)	$74,110,052	$77,980,254
Non-controlled/affiliated investments (cost of $42,458 and $1,119,164, respectively)	40,516	1,122,254
Controlled/affiliated investments (cost of $3,935,470 and $3,337,097, respectively)	3,498,539	3,096,838

Total investments at fair value (cost of $80,347,851 and $82,916,241, respectively)	77,649,107	82,199,346
Cash and cash equivalents (restricted cash of $879,804 and $802,910, respectively)	2,016,006	2,348,711
Interest receivable from non-controlled/non-affiliated investments	757,207	689,549
Interest receivable from non-controlled/affiliated investments	51	12
Interest receivable from controlled/affiliated investments	3,990	70
Non-cash dividend receivable from non-controlled/affiliated investments	—	13,834
Dividend receivable from controlled/affiliated investments	14,660	66,865
Receivable from broker	437,279	277,152
Deferred financing costs	172,647	141,334
Deferred offering costs	1,034	1,616
Receivable for investments	199,226	150,494
Derivative assets at fair value (Note 6)	34,967	102,539
Other assets	—	640

Total assets	$81,286,174	$85,992,162

LIABILITIES
Debt (net of unamortized debt issuance costs of $211,541 and $153,023, respectively)	$34,962,531	$35,002,485
Payable for investments	17,984	25,388
Management fees payable (Note 3)	142,134	153,070
Income based incentive fees payable (Note 3)	143,099	162,518
Capital gains based incentive fees payable (Note 3)	—	—
Interest payable	513,922	428,101
Derivative liabilities at fair value (Note 6)	112,869	36,496
Due to affiliates	13,486	15,078
Distribution payable (Note 9)	370,535	390,243
Payable for share repurchases (Note 9)	2,201,822	2,107,223
Board of Trustees’ fees payable	267	234
Accrued expenses and other liabilities	31,925	59,240

Total liabilities	38,510,574	38,380,076

Commitments and contingencies (Note 8)

NET ASSETS
Common Shares, $0.01 par value (1,808,426,610 and 1,920,268,571 shares issued and outstanding, respectively)	18,084	19,203
Additional paid in capital	46,253,602	48,874,899
Distributable earnings (loss)	(3,496,086)	(1,282,016)

Total net assets	42,775,600	47,612,086

Total liabilities and net assets	$81,286,174	$85,992,162

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	June 30, 2026	December 31, 2025
NET ASSET VALUE PER SHARE
Class I Shares:
Net assets	$29,228,916	$32,516,796
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	1,235,712,896	1,311,451,768
Net asset value per share	$23.65	$24.79
Class S Shares:
Net assets	$13,167,767	$14,498,062
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	556,694,241	584,729,784
Net asset value per share	$23.65	$24.79
Class D Shares:
Net assets	$378,917	$597,228
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	16,019,473	24,087,019
Net asset value per share	$23.65	$24.79

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Operations

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$1,661,637	$1,646,950	$3,337,924	$3,300,480
Payment-in-kind interest income	96,523	101,854	201,429	193,789
Dividend income	32,614	5,158	34,925	13,265
Non-cash dividend income	36	—	76	—
Other income	1,561	9,387	9,395	16,876
From non-controlled/affiliated investments:
Interest income	158	83	236	112
Payment-in-kind interest income	844	100	1,645	136
Non-cash dividend income	—	—	18,480	—
From controlled/affiliated investments:
Interest income	7,591	3,013	9,890	3,488
Payment-in-kind interest income	5,607	3,215	13,160	9,146
Dividend income	24,294	74,047	95,807	147,950

Total investment income	1,830,865	1,843,807	3,722,967	3,685,242

Expenses:
Interest expense	513,276	478,009	1,025,044	957,644
Management fees (Note 3)	142,134	138,774	294,147	267,881
Income based incentive fees (Note 3)	143,051	151,790	294,230	303,567
Capital gains based incentive fees (Note 3)	—	—	—	—
Distribution and shareholder servicing fees
Class S	28,979	29,611	60,072	57,699
Class D	308	410	678	796
Professional fees	3,866	1,454	7,572	2,725
Board of Trustees’ fees	267	236	506	478
Administrative service expenses (Note 3)	4,047	2,028	8,192	4,268
Other general and administrative expenses	12,215	6,162	22,003	11,983
Amortization of continuous offering costs	964	1,055	1,964	2,178

Total expenses before tax expense	849,107	809,529	1,714,408	1,609,219

Net investment income before tax expense	981,758	1,034,278	2,008,559	2,076,023

Excise and other tax expense	9,691	1,765	9,703	9,548

Net investment income after tax expense	972,067	1,032,513	1,998,856	2,066,475

Realized and unrealized gain (loss):
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(788,123)	114,140	(1,670,299)	(10,860)
Non-controlled/affiliated investments	(1,534)	46	(5,034)	(328)
Controlled/affiliated investments	(5,903)	12,884	(196,673)	(53,970)
Derivative instruments (Note 6)	(21,754)	(48,560)	23,018	(61,350)
Foreign currency and other transactions	(2,983)	4,130	(8,678)	3,048
Income tax (provision) benefit	8,645	(3,702)	7,711	(5,036)

Net change in unrealized appreciation (depreciation), net of income tax (provision) benefit	(811,652)	78,938	(1,849,955)	(128,496)

Net realized gain (loss):
Non-controlled/non-affiliated investments	(144,766)	22,689	(179,834)	(36,490)
Non-controlled/affiliated investments	—	—	161	—
Derivative instruments (Note 6)	59,611	(139,450)	79,216	(158,862)
Foreign currency and other transactions	24,628	3,819	1,934	16,434
Extinguishment of debt	(2,573)	(794)	(2,964)	(794)
Current tax expense on realized gains	(2,599)	—	(2,599)	(1,243)

Net realized gain (loss), net of tax expense	(65,699)	(113,736)	(104,086)	(180,955)

Net realized and change in unrealized gain (loss)	(877,351)	(34,798)	(1,954,041)	(309,451)

Net increase (decrease) in net assets resulting from operations	$94,716	$997,715	$44,815	$1,757,024

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Changes in Net Assets

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operations:
Net investment income after tax expense	$972,067	$1,032,513	$1,998,856	$2,066,475
Net change in unrealized appreciation (depreciation), net of income tax (provision) benefit	(811,652)	78,938	(1,849,955)	(128,496)
Net realized gain (loss), net of tax expense	(65,699)	(113,736)	(104,086)	(180,955)

Net increase (decrease) in net assets resulting from operations	94,716	997,715	44,815	1,757,024

Distributions to common shareholders from net investment income:
Class I	(781,360)	(779,950)	(1,595,446)	(1,493,731)
Class S	(311,406)	(335,195)	(637,216)	(650,630)
Class D	(12,093)	(17,158)	(26,225)	(33,005)

Net decrease in net assets resulting from distributions	(1,104,859)	(1,132,303)	(2,258,887)	(2,177,366)

Share transactions:
Class I:
Proceeds from shares sold	335,039	2,431,232	1,366,966	4,862,984
Share transfers between classes	210,611	41,514	322,410	84,735
Distributions reinvested	334,638	355,663	696,023	683,840
Repurchased shares, net of early repurchase deduction	(1,871,930)	(936,382)	(4,149,533)	(1,398,977)

Net increase (decrease) from share transactions	(991,642)	1,892,027	(1,764,134)	4,232,582

Class S:
Proceeds from shares sold	90,375	725,144	379,507	1,558,561
Share transfers between classes	(56,429)	(34,723)	(165,098)	(75,689)
Distributions reinvested	161,951	171,014	332,006	330,231
Repurchased shares, net of early repurchase deduction	(311,508)	(148,182)	(1,211,473)	(264,755)

Net increase (decrease) from share transactions	(115,611)	713,253	(665,058)	1,548,348

Class D:
Proceeds from shares sold	31,226	57,076	36,029	117,847
Share transfers between classes	(154,182)	(6,791)	(157,312)	(9,046)
Distributions reinvested	1,400	3,431	3,188	6,567
Repurchased shares, net of early repurchase deduction	(20,884)	(11,429)	(75,127)	(13,021)

Net increase (decrease) from share transactions	(142,440)	42,287	(193,222)	102,347

Total increase (decrease) in net assets	(2,259,836)	2,512,979	(4,836,486)	5,462,935
Net assets, beginning of period	45,035,436	41,805,719	47,612,086	38,855,763

Net assets, end of period	$42,775,600	$44,318,698	$42,775,600	$44,318,698

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$44,815	$1,757,024
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net change in unrealized (appreciation) depreciation on investments	1,872,006	65,158
Net change in unrealized (appreciation) depreciation on derivative instruments	(23,018)	61,350
Net change in unrealized (appreciation) depreciation on foreign currency and other transactions	8,678	(10,138)
Net realized (gain) loss on investments	179,673	36,490
Net realized (gain) loss on foreign currency and other transactions	(1,934)	(16,434)
Net realized (gain) loss on extinguishment of debt	2,964	—
Net change due to hedging activity	1,161	(3,219)
Payment-in-kind interest capitalized	(213,114)	(203,765)
Net accretion of discount and amortization of premium	(134,886)	(133,659)
Amortization of deferred financing costs	24,852	17,327
Amortization of original issue discount and debt issuance costs (including premiums and discounts)	22,115	19,162
Amortization of offering costs	1,964	2,178
Purchases of investments	(6,079,006)	(9,746,793)
Proceeds from sale of investments and principal repayments	8,848,548	5,626,022
Changes in operating assets and liabilities:
Interest receivable	(71,617)	(15,791)
Dividend receivable	66,039	(8,975)
Receivable from broker	(160,127)	(39,132)
Receivable for investments	(48,732)	(186,626)
Other assets	640	—
Payable for investments	(7,404)	(59,384)
Management fees payable	(10,936)	18,671
Income based incentive fees payable	(19,419)	7,066
Interest payable	85,821	4,310
Due to affiliates	(1,592)	(2,276)
Accrued expenses and other liabilities	(27,282)	(17,821)

Net cash provided by (used in) operating activities	4,360,209	(2,829,255)

Cash flows from financing activities:
Borrowings on debt	13,115,761	6,388,456
Repayments on debt	(12,912,060)	(7,525,528)
Deferred financing costs paid	(56,900)	(12,347)
Debt issuance costs paid	(17,402)	(21,044)
Deferred offering costs paid	(1,381)	(1,650)
Proceeds from issuance of Common Shares	1,782,502	6,539,392
Repurchased shares, net of early repurchase deduction paid	(5,341,392)	(1,111,691)
Dividends paid in cash	(1,247,379)	(1,101,781)

Net cash provided by (used in) financing activities	(4,678,251)	3,153,807

Net increase (decrease) in cash and cash equivalents	$(318,042)	$324,552
Effect of foreign exchange rate changes on cash and cash equivalents	(14,663)	7,857
Cash and cash equivalents (including restricted cash), beginning of period	2,348,711	1,650,679

Cash and cash equivalents (including restricted cash), end of period	$2,016,006	$1,983,088

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Supplemental information and non-cash activities:
Interest paid during the period	$1,200,225	$1,165,146
Distribution payable	370,535	386,707
Reinvestment of dividends during the period	1,031,217	1,020,638
Accrued but unpaid deferred financing costs	2,009	12
Accrued but unpaid debt issuance costs	1,733	2,234
Accrued but unpaid offering costs	—	—
Share repurchases accrued but not yet paid	2,201,822	1,095,993
Excise and other taxes paid	17,342	34,786

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt—non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.50%	8.43%	7/25/2025	5/25/2029	$	42,674	$29,763	$3,912	0.01%
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.50%	8.43% (incl. 3.25% PIK)	7/25/2025	5/25/2029		6,216	4,373	570	0.00
Atlas CC Acquisition Corp.	(4)(10)(17)	SOFR + 4.25%	8.18% PIK	7/25/2025	5/25/2029		37,978	24,850	1,804	0.00
Atlas CC Acquisition Corp.	(4)(5)(7)(10)(17)	SOFR + 3.25%	7.16%	7/25/2025	5/25/2029		18,518	13,992	3,868	0.01
Corfin Holdings, Inc.	(4)(10)	SOFR + 5.25%	8.97%	1/7/2021	12/27/2027		32,050	32,036	32,050	0.07
Corfin Holdings, Inc.	(4)(10)	SOFR + 5.25%	8.97%	1/10/2025	12/27/2027		137,970	137,272	137,970	0.32
Fastener Distribution Holdings, LLC	(4)(10)	SOFR + 4.75%	8.48%	10/31/2024	11/4/2031		172,817	171,497	172,817	0.40
Fastener Distribution Holdings, LLC	(4)(7)(10)	SOFR + 4.75%	8.48%	10/31/2024	11/4/2031		26,047	25,688	26,047	0.06
Frontgrade Technologies Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	8.64%	1/9/2023	1/9/2030		2,458	2,420	2,387	0.01
Frontgrade Technologies Holdings, Inc.	(4)(5)(10)	SOFR + 5.00%	8.65%	3/18/2025	1/9/2030		353	351	344	0.00
Frontgrade Technologies Holdings, Inc.	(4)(5)(10)	SOFR + 5.00%	8.68%	7/7/2025	1/9/2030		92	91	89	0.00
Horizon CTS Buyer, LLC	(4)(7)(10)	SOFR + 4.75%	8.48%	3/28/2025	3/29/2032		77,956	77,257	76,332	0.18
Horizon CTS Buyer, LLC	(4)(10)	SOFR + 4.75%	8.48%	10/25/2025	3/29/2032		79,800	79,441	78,404	0.18
Horizon CTS Buyer, LLC	(4)(5)(10)	SOFR + 4.75%	8.48%	3/28/2025	3/29/2032		11,630	11,535	11,427	0.03
Horizon CTS Buyer, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	3/28/2025	3/29/2032		13,120	13,016	12,537	0.03
Karman Holdings, Inc.	(6)(8)	SOFR + 2.75%	6.48%	2/2/2026	4/1/2032		11,917	11,819	11,980	0.03
Loar Group, Inc.	(4)(6)(11)	SOFR + 4.25%	7.89%	7/28/2022	5/10/2030		281,366	279,136	281,366	0.66
Loar Group, Inc.	(4)(6)(11)	SOFR + 4.25%	7.89%	12/23/2025	5/10/2030		442,796	434,995	442,796	1.04
Loar Group, Inc.	(4)(6)(7)(11)	SOFR + 4.25%	7.89%	7/28/2022	5/10/2030		238,800	234,602	238,800	0.56
LSF11 Trinity Bidco, Inc.	(8)	SOFR + 2.50%	6.15%	9/11/2025	6/14/2030		1,013	1,013	1,014	0.00
Magneto Components BuyCo, LLC	(4)(7)(10)	SOFR + 5.75%	9.48%	12/5/2023	12/5/2030		54,525	53,556	54,525	0.13
Peraton Corp.	(5)(10)	SOFR + 3.75%	7.51%	2/1/2021	2/1/2028		8,720	8,731	7,892	0.02
TransDigm, Inc.	(6)(8)	SOFR + 2.50%	6.14%	11/28/2023	2/28/2031		8,822	8,842	8,834	0.02
TransDigm, Inc.	(6)(8)	SOFR + 2.50%	6.14%	8/22/2025	8/19/2032		2,977	2,981	2,981	0.01
Vertex Aerospace Services, LLC	(6)(10)	SOFR + 2.00%	5.64%	12/6/2021	12/6/2030		11,239	11,211	11,241	0.03
West Star Aviation Acquisition, LLC	(4)(10)	SOFR + 4.50%	8.14%	5/20/2025	5/20/2032		153,265	152,298	153,265	0.36
West Star Aviation Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.14%	5/20/2025	5/20/2032		3,240	3,103	3,240	0.01
West Star Aviation Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.13%	5/20/2025	5/20/2032		24,675	24,496	24,675	0.06
Zenith AcquisitionCo, LLC	(4)(9)	SOFR + 4.50%	8.17%	1/13/2026	1/13/2033		90,465	90,042	90,012	0.21
Zenith AcquisitionCo, LLC	(4)(5)(7)(9)	SOFR + 4.50%	8.17%	1/13/2026	1/13/2033		2,100	1,910	1,789	0.00

								1,942,317	1,894,968	4.44
Air Freight & Logistics
Auctane, Inc.	(4)(10)	SOFR + 5.75%	9.42%	6/1/2026	6/1/2033		844,710	827,197	832,040	1.95
ENV Bidco, AB	(4)(6)(7)(8)	E + 5.00%	7.29%	12/12/2024	7/30/2029	EUR	114,257	114,675	129,180	0.30
ENV Bidco, AB	(4)(6)(10)	SOFR + 5.00%	8.73%	12/12/2024	7/30/2029		114,097	112,941	113,242	0.26
GB AIT Buyer, Inc.	(8)	SOFR + 4.25%	7.91%	4/30/2026	4/29/2033		2,124	2,103	2,128	0.00
LSF12 Phoenix Holdco, LLC	(7)(8)	SOFR + 4.50%	8.14%	3/25/2026	3/25/2033		25,000	23,554	24,662	0.06
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.04%	1/7/2021	12/9/2027		27,119	26,977	24,271	0.06
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.04%	2/4/2022	12/9/2027		134,638	133,638	120,501	0.28
R1 Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.75%	10.41%	12/30/2022	12/29/2028		1,315	1,298	1,221	0.00
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	9.63%	12/13/2021	12/31/2028		265,982	264,093	258,002	0.60
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	9.63%	2/20/2026	12/31/2028		12,231	12,124	11,864	0.03
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 10.00%	13.67% PIK	11/27/2024	11/27/2029		11,057	10,942	11,057	0.03
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 7.00%	10.67% PIK	11/27/2024	5/27/2030		32,825	32,825	32,825	0.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Air Freight & Logistics (continued)
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 10.50%	14.17% (incl. 9.50% PIK)	11/10/2025	11/27/2029	$	2,528	$2,523	$2,528	0.01%
SEKO Global Logistics Network, LLC	(4)(5)(7)(11)	SOFR + 10.50%	14.21% (incl. 9.50% PIK)	11/10/2025	11/27/2029		1,050	1,050	1,050	0.00

								1,565,940	1,564,571	3.66
Airlines (Passenger Airlines)
Air Canada	(6)(8)	SOFR + 1.75%	5.41%	3/21/2024	3/21/2031		6,197	6,186	6,191	0.01
American Airlines, Inc.	(6)(8)	SOFR + 2.25%	5.93%	4/4/2025	4/20/2028		8,415	8,272	8,417	0.02
American Airlines, Inc.	(6)(8)	SOFR + 2.75%	6.43%	3/5/2026	5/28/2032		997	1,000	999	0.00
Vista Management Holding, Inc.	(6)(8)	SOFR + 3.75%	7.44%	4/1/2025	4/1/2031		13,600	13,519	13,673	0.03

								28,977	29,280	0.06
Automobile Components
Clarios Global, LP	(6)(8)	SOFR + 2.50%	6.14%	7/16/2024	5/6/2030		3,931	3,921	3,940	0.01
Clarios Global, LP	(6)(8)	SOFR + 2.50%	6.14%	5/21/2026	1/28/2032		8,593	8,407	8,612	0.02

								12,328	12,552	0.03
Biotechnology
Axsome Therapeutics, Inc.	(4)(6)(10)	SOFR + 4.75%	8.48%	5/6/2025	5/8/2030		60,260	59,796	60,260	0.14
Axsome Therapeutics, Inc.	(4)(5)(6)(7)(10)	SOFR + 4.00%	7.73%	5/6/2025	5/8/2030		35,152	34,966	35,152	0.08
BioCryst Pharmaceuticals, Inc.	(4)(6)(22)	SOFR + 4.50%	8.23%	1/23/2026	1/23/2031		108,539	108,044	107,996	0.25
MannKind Corp.	(4)(6)(7)(14)	SOFR + 4.75%	8.43%	8/6/2025	8/6/2030		88,776	87,503	86,705	0.20

								290,309	290,113	0.67
Broadline Retail
Chewy, Inc.	(6)(8)	SOFR + 1.75%	5.45%	6/16/2026	6/23/2033		1,567	1,567	1,568	0.00
Peer Holding III, BV	(6)(8)	SOFR + 2.50%	6.23%	6/26/2024	7/1/2031		6,895	6,895	6,917	0.02

								8,462	8,485	0.02
Building Products
ES Group Holdings III, Ltd.	(4)(5)(6)(8)(17)	E + 5.75%	7.88%	11/22/2021	4/23/2028	EUR	30,879	33,833	28,226	0.07
ES Group Holdings III, Ltd.	(4)(5)(6)(10)(17)	SOFR + 5.75%	9.64%	11/22/2021	4/23/2028		64,571	63,954	51,657	0.12
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	9.74%	2/26/2021	2/26/2029		111,906	111,605	106,031	0.25
Great Day Improvements, LLC	(4)(13)	SOFR + 5.50%	9.26%	6/13/2024	6/13/2030		35,601	35,132	32,219	0.08
Great Day Improvements, LLC	(4)(5)(7)(13)	SOFR + 5.50%	9.26%	6/13/2024	6/13/2030		3,548	3,470	2,986	0.01
Griffon Corp.	(6)(8)	SOFR + 2.00%	5.64%	6/16/2025	1/24/2029		671	673	672	0.00
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.25%	9.92%	1/7/2021	5/25/2028		43,474	43,345	42,170	0.10
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.25%	9.92%	4/20/2022	5/25/2028		187,540	187,218	181,913	0.43
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.25%	9.92%	1/7/2021	5/25/2028		6,319	6,298	6,130	0.01
L&S Mechanical Acquisition, LLC	(4)(10)	SOFR + 6.25%	9.92%	9/1/2021	9/1/2027		133,404	132,757	113,393	0.27
LBM Acquisition, LLC	(10)	SOFR + 3.75%	7.50%	6/6/2024	6/6/2031		7,988	7,935	6,721	0.02
MIWD Holdco II, LLC	(8)	SOFR + 2.75%	6.39%	3/28/2024	3/28/2031		926	929	916	0.00
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	10.38%	1/7/2021	12/29/2026		59,362	59,271	46,303	0.11

								686,420	619,337	1.47
Capital Markets
Apex Group Treasury, LLC	(6)(8)	SOFR + 3.50%	7.15%	2/27/2025	2/27/2032		81,820	81,691	77,717	0.18
Aretec Group, Inc.	(6)(8)	SOFR + 3.00%	6.64%	11/20/2025	8/9/2030		11,217	11,207	11,206	0.03
Edelman Financial Engines Center, LLC	(6)(8)	SOFR + 4.00%	7.64%	4/30/2026	12/1/2031		10,359	10,310	10,400	0.02
FFML Holdco, Ltd.	(4)(6)(10)	B + 4.50%	7.05%	11/11/2022	9/11/2031	NZD	36,150	21,978	20,480	0.05
Focus Financial Partners, LLC	(8)	SOFR + 2.50%	6.14%	1/31/2025	9/15/2031		16,735	16,706	16,366	0.04
GTCR Everest Borrower, LLC	(6)(7)(8)	SOFR + 2.50%	6.23%	2/3/2026	9/5/2031		16,163	15,930	16,011	0.04
Jane Street Group, LLC	(6)(8)	SOFR + 2.00%	5.67%	5/29/2025	12/15/2031		987	977	979	0.00
Jump Financial, LLC	(6)(8)	SOFR + 3.50%	7.23%	2/18/2026	2/26/2032		3,218	3,218	3,222	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Capital Markets (continued)
Oak Funding, LLC	(4)(7)(9)	SOFR + 4.50%	8.16%	12/2/2025	12/2/2032	$	140,827	$139,472	$140,054	0.33%
Osaic Holdings, Inc.	(6)(8)	SOFR + 2.50%	6.23%	2/2/2026	7/30/2032		5,985	5,985	5,915	0.01
Resolute Investment Managers, Inc.	(5)(11)	SOFR + 6.50%	10.49%	12/29/2023	10/30/2028		2,866	2,845	1,951	0.00
Situs-AMC Holdings Corporation	(4)(10)	SOFR + 5.50%	9.23%	5/14/2025	5/14/2031		43,751	43,623	42,986	0.10
Superannuation & Investments US, LLC	(6)(9)	SOFR + 2.50%	6.14%	1/30/2026	12/1/2028		12,558	12,528	12,552	0.03

								366,470	359,839	0.84
Chemicals
Charter Next Generation, Inc.	(10)	SOFR + 2.50%	6.11%	11/5/2025	11/29/2030		6,863	6,876	6,873	0.02
CI Maroon Holdings, LLC	(6)(8)	SOFR + 3.25%	7.08%	8/22/2025	3/3/2031		2,970	2,970	2,953	0.01
DCG Acquisition Corp.	(4)(7)(10)	SOFR + 5.00%	8.73%	6/13/2024	6/13/2031		236,778	234,927	229,902	0.54
Derby Buyer, LLC	(6)(9)	SOFR + 2.75%	6.39%	6/17/2026	11/1/2030		6,355	6,355	6,368	0.01
Nouryon USA, LLC	(6)(8)	SOFR + 3.25%	6.94%	10/30/2025	4/3/2028		3,482	3,485	3,487	0.01

								254,613	249,583	0.59
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 4.00%	7.64%	8/15/2025	8/19/2030		34,748	34,498	31,002	0.07
Allied Universal Holdco, LLC	(8)	SOFR + 3.25%	6.89%	2/3/2026	8/20/2032		3,980	3,989	3,986	0.01
Anticimex, Inc.	(6)(8)	SOFR + 2.90%	6.41%	11/21/2025	11/17/2031		5,543	5,544	5,560	0.01
Armor Holdco, Inc.	(6)(9)	SOFR + 3.75%	7.60%	11/20/2025	12/10/2031		6,268	6,268	6,273	0.01
Astra Service Partners, LLC	(4)(10)	SOFR + 4.50%	8.24%	11/26/2025	11/26/2032		164,406	163,277	163,789	0.38
Astra Service Partners, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	11/26/2025	11/26/2032		28,122	27,840	27,919	0.07
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 4.50%	8.09%	5/7/2021	5/7/2029		403,329	403,329	399,848	0.93
Blue Sky Buyer, LLC	(4)(10)	SOFR + 4.50%	8.35%	2/27/2026	2/28/2033		208,290	207,299	207,248	0.48
Blue Sky Buyer, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.35%	2/27/2026	2/28/2033		17,607	17,437	17,429	0.04
CFS Brands, LLC	(4)(11)	SOFR + 5.25%	8.89%	12/20/2024	10/2/2030		216,781	214,149	216,781	0.51
CFS Brands, LLC	(4)(5)(7)(8)	SOFR + 5.25%	8.89%	10/2/2023	10/2/2029		17,486	17,139	17,486	0.04
Conservice Midco, LLC	(4)(7)(10)	SOFR + 4.50%	8.23%	2/25/2026	2/25/2033		82,772	82,325	81,118	0.19
Crimson FLS Acquisition, Inc.	(4)(10)	SOFR + 4.50%	8.15%	2/18/2026	2/18/2033		204,391	203,422	204,391	0.48
Crimson FLS Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	2/18/2026	2/18/2033		9,482	9,319	9,482	0.02
Crimson FLS Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.15%	2/18/2026	2/18/2033		1,983	1,837	1,983	0.00
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 3.25%	6.89%	7/2/2025	7/9/2032		10,194	10,143	10,225	0.02
Divisions Holding Corp.	(4)(10)	SOFR + 4.50%	8.23%	4/17/2025	4/17/2032		92,294	91,530	91,602	0.21
Divisions Holding Corp.	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	4/17/2025	4/17/2032		1,617	1,550	1,557	0.00
EAB Global, Inc.	(9)	SOFR + 3.00%	6.64%	8/16/2021	8/16/2030		13,139	13,125	11,874	0.03
ELK Bidco, Inc.	(4)(7)(9)	SOFR + 4.50%	8.23%	6/13/2025	6/14/2032		71,305	70,913	71,206	0.17
EMB Purchaser, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	3/13/2025	3/12/2032		68,784	67,642	65,756	0.15
EMB Purchaser, Inc.	(4)(10)	SOFR + 4.50%	8.16%	3/13/2025	3/12/2032		147,034	145,838	142,991	0.33
EMB Purchaser, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	3/13/2025	3/12/2032		6,103	5,954	5,599	0.01
Foundational Education Group, Inc.	(9)	SOFR + 4.25%	8.18%	8/31/2021	8/31/2028		5,941	5,922	5,391	0.01
FusionSite Midco, LLC	(4)(11)	SOFR + 5.50%	9.49%	4/30/2025	11/17/2029		100,181	99,297	97,677	0.23
FusionSite Midco, LLC	(4)(5)(7)(11)	SOFR + 5.50%	9.49%	4/30/2025	11/17/2029		32,554	32,142	31,520	0.07
FusionSite Midco, LLC	(4)(5)(7)(11)	SOFR + 5.50%	9.43%	4/30/2025	11/17/2029		5,108	4,967	4,802	0.01
Gatekeeper Systems, Inc.	(4)(10)	SOFR + 5.00%	8.67%	8/27/2024	8/28/2030		248,205	245,624	236,416	0.55
Gatekeeper Systems, Inc.	(4)(7)(10)	SOFR + 5.00%	8.67%	8/27/2024	8/28/2030		19,374	18,556	15,578	0.04
GFL Environmental Services USA, Inc.	(6)(8)	SOFR + 2.50%	6.16%	4/11/2025	3/3/2032		2,176	2,156	2,179	0.01
Gorilla Investor, LLC	(4)(10)	SOFR + 5.00%	8.73%	9/26/2024	9/30/2031		163,828	161,371	162,190	0.38
Ground Penetrating Radar Systems, LLC	(4)(10)	SOFR + 4.50%	8.23%	1/2/2025	1/2/2032		119,645	118,704	119,645	0.28
Ground Penetrating Radar Systems, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	1/2/2025	1/2/2032		3,537	3,337	3,537	0.01
Ground Penetrating Radar Systems, LLC	(4)(10)	SOFR + 4.50%	8.23%	5/8/2026	1/2/2032		36,700	35,449	35,416	0.08
Iris Buyer, LLC	(4)(11)	SOFR + 5.00%	8.66%	10/2/2023	10/2/2030		53,715	52,818	53,715	0.13
Iris Buyer, LLC	(4)(5)(11)	SOFR + 5.00%	8.73%	10/2/2023	10/2/2030		5,065	4,994	5,065	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Iris Buyer, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.73%	2/4/2025	10/2/2030	$	7,804	$7,582	$7,804	0.02%
Iris Buyer, LLC	(4)(5)(11)	SOFR + 5.00%	8.73%	7/16/2025	10/2/2030		2,174	2,155	2,174	0.01
ISQ Hawkeye Holdco, Inc.	(4)(10)	SOFR + 4.00%	7.69%	1/30/2026	8/20/2031		8,913	8,771	8,802	0.02
ISQ Hawkeye Holdco, Inc.	(4)(5)(7)(10)	SOFR + 4.00%	7.69%	1/30/2026	8/20/2030		331	313	310	0.00
Java Buyer, Inc.	(4)(10)	SOFR + 4.50%	8.23%	2/6/2026	12/15/2030		328,269	325,602	328,269	0.77
Java Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	2/6/2026	12/15/2030		27,903	27,158	27,903	0.07
Java Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.23%	2/6/2026	12/15/2030		7,092	6,519	7,092	0.02
Jones Fish Hatcheries & Distributors, LLC	(4)(7)(10)	SOFR + 4.25%	7.89%	11/19/2025	11/19/2032		16,464	16,276	16,104	0.04
Jones Fish Hatcheries & Distributors, LLC	(4)(5)(7)(10)	SOFR + 4.25%	7.89%	11/19/2025	11/19/2032		1,582	1,500	1,294	0.00
JSG II, Inc.	(4)(7)(10)	SOFR + 4.50%	8.14%	9/30/2025	9/30/2032		351,968	349,991	350,633	0.82
JSS Holdings, Inc.	(4)(10)	SOFR + 5.00%	8.73%	12/29/2021	11/8/2031		247,803	246,320	247,803	0.58
JSS Holdings, Inc.	(4)(10)	SOFR + 5.00%	8.73%	1/7/2021	11/8/2031		47,426	47,096	47,426	0.11
JSS Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	8.73%	11/8/2024	11/8/2031		588,381	583,419	587,696	1.37
Jupiter Purchaser, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	6/5/2026	11/8/2031		3,530	3,530	3,530	0.01
Knowledge Pro Buyer, Inc.	(4)(7)(10)	SOFR + 4.50%	8.38%	12/10/2021	12/10/2029		113,659	113,147	110,961	0.26
Knowledge Pro Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.38%	12/10/2021	12/10/2029		7,534	7,457	7,289	0.02
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	9.26%	10/19/2021	10/19/2028		45,760	45,459	40,155	0.09
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	9.27%	10/19/2021	10/19/2028		20,416	20,283	17,915	0.04
Lsf12 Crown US Commercial Bidco, LLC	(7)(8)	SOFR + 3.00%	6.62%	1/20/2026	12/2/2031		44,428	42,961	44,480	0.10
Minerva Bidco, Ltd.	(4)(6)(7)(8)	S + 4.25%	7.98%	7/29/2025	11/7/2030	GBP	46,904	61,155	61,344	0.14
OMNIA Partners, LLC	(8)	SOFR + 2.75%	6.42%	1/26/2024	12/31/2032		7,893	7,930	7,918	0.02
Onex Baltimore Buyer, Inc.	(4)(10)(18)	SOFR + 5.27%	8.92%	12/1/2021	4/29/2033		187,224	186,062	187,224	0.44
Onex Baltimore Buyer, Inc.	(4)(7)(10)(18)	SOFR + 4.75%	8.40%	12/1/2021	4/29/2033		278,799	277,200	278,799	0.65
Polyphase Elevator Holding, Co.	(4)(10)	SOFR + 5.00%	8.73%	11/24/2025	11/24/2032		15,922	15,816	15,922	0.04
Polyphase Elevator Holding, Co.	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	11/24/2025	11/24/2032		5,431	5,335	5,386	0.01
Prime Security Services Borrower, LLC	(6)(8)	SOFR + 2.00%	5.62%	11/20/2024	10/13/2030		1,323	1,323	1,316	0.00
Prime Security Services Borrower, LLC	(6)(8)	SOFR + 1.75%	5.37%	4/4/2025	3/7/2032		6,419	6,317	6,332	0.01
RailPros Parent, LLC	(4)(7)(10)	SOFR + 4.25%	7.89%	5/22/2025	5/24/2032		23,152	22,927	23,116	0.05
RailPros Parent, LLC	(4)(5)(7)(10)	SOFR + 4.25%	7.89%	5/22/2025	5/24/2032		2,148	2,109	2,148	0.01
Rocket Buyer, LLC	(4)(10)	SOFR + 4.50%	8.14%	2/19/2026	2/18/2033		102,980	102,247	102,207	0.24
Rocket Buyer, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	2/19/2026	2/18/2033		5,981	5,812	5,803	0.01
Rocket Buyer, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	2/19/2026	2/18/2033		4,159	3,933	3,713	0.01
Saber Parent Holdings Corp.	(4)(8)	SOFR + 4.75%	8.42% (incl. 2.25% PIK)	12/16/2025	12/16/2032		507,446	505,131	504,909	1.18
Saber Parent Holdings Corp.	(4)(5)(7)(8)	P + 3.50%	10.25%	12/16/2025	12/16/2032		27,716	27,397	27,370	0.06
Saber Parent Holdings Corp.	(4)(5)(7)(8)	SOFR + 4.75%	8.38% (incl. 2.25% PIK)	12/16/2025	12/16/2032		25,369	24,991	24,677	0.06
SIQ Holdings III Corp.	(4)(10)	SOFR + 5.00%	8.73%	12/19/2025	12/20/2032		128,631	127,442	127,023	0.30
SIQ Holdings III Corp.	(4)(7)(10)	SOFR + 5.00%	8.69%	12/19/2025	12/20/2032		25,721	25,081	24,646	0.06
TEI Intermediate, LLC	(4)(10)	SOFR + 5.25%	8.98% (incl. 2.88% PIK)	12/13/2024	12/15/2031		149,522	148,370	149,522	0.35
TEI Intermediate, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	12/13/2024	12/15/2031		37,260	36,775	37,260	0.09
Veregy Consolidated, Inc.	(4)(7)(10)	SOFR + 4.25%	7.93%	4/16/2025	4/16/2031		139,921	138,905	139,698	0.33
Veregy Consolidated, Inc.	(4)(5)(10)	SOFR + 4.25%	7.91%	4/16/2025	4/16/2031		12,398	12,323	12,398	0.03

								6,189,824	6,174,607	14.41
Construction & Engineering
Ampirical Solutions, LLC	(4)(7)(10)	SOFR + 4.25%	7.98%	9/30/2025	9/30/2032		29,328	28,870	28,844	0.07
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.00%	5.62%	1/25/2024	1/27/2031		6,397	6,363	6,399	0.01
Consor Intermediate II, LLC	(4)(7)(10)	SOFR + 4.50%	8.23%	5/10/2024	5/12/2031		71,074	70,506	71,027	0.17

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Construction & Engineering (continued)
GFT Infrastructure, Inc.	(4)(10)	SOFR + 4.50%	8.18%	8/5/2024	8/5/2030	$	371,930	$368,165	$370,070	0.87%
GFT Infrastructure, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.18%	8/5/2024	8/5/2030		22,394	22,012	22,208	0.05
Green Infrastructure Partners US, LLC	(4)(6)(8)	SOFR + 2.75%	6.48%	1/12/2026	9/24/2032		4,988	5,012	4,994	0.01
OEI, Inc.	(4)(7)(9)	SOFR + 4.50%	8.23%	12/29/2025	12/29/2032		43,281	42,857	42,823	0.10
Pave America Holding, LLC	(4)(10)	SOFR + 5.25%	8.98% (incl. 2.88% PIK)	8/29/2025	8/27/2032		79,058	78,379	79,058	0.18
Pave America Holding, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	8/29/2025	8/27/2032		10,140	9,937	10,140	0.02
Pave America Holding, LLC	(4)(5)(7)(10)	SOFR + 5.25%	8.99% (incl. 2.88% PIK)	8/29/2025	8/27/2032		13,562	13,409	13,562	0.03
Pike Electric Corp.	(4)(7)(10)	SOFR + 4.25%	7.89%	12/19/2025	12/19/2032		275,960	274,361	274,230	0.64
Saber Power Services, LLC	(4)(7)(10)	SOFR + 5.00%	8.83%	10/21/2025	10/21/2031		288,550	288,167	288,550	0.67
SAFEbuilt, LLC	(4)(7)(10)	SOFR + 5.00%	8.64%	1/8/2026	1/8/2032		129,045	128,927	127,567	0.30
Thermostat Purchaser III, Inc.	(4)(5)(7)(8)	P + 3.00%	9.75%	6/20/2024	8/31/2028		1,125	1,066	979	0.00

								1,338,031	1,340,451	3.12
Construction Materials
Quikrete Holdings, Inc.	(8)	SOFR + 2.25%	5.89%	2/18/2025	2/10/2032		14,725	14,646	14,731	0.03
Tamko Building Products, LLC	(8)	SOFR + 2.75%	6.60%	10/23/2024	9/20/2030		2,948	2,948	2,949	0.01

								17,594	17,680	0.04
Consumer Staples Distribution & Retail
Crumbl Enterprises, LLC	(4)(7)(10)	SOFR + 4.50%	8.24%	4/30/2025	5/5/2032		85,149	84,381	82,849	0.19
Containers & Packaging
Ascend Buyer, LLC	(4)(10)	SOFR + 5.25%	8.98%	10/18/2022	9/30/2028		11,126	11,000	11,070	0.03
Ascend Buyer, LLC	(4)(10)	SOFR + 5.25%	8.98%	3/20/2025	9/30/2028		1,354	1,345	1,347	0.00
Ascend Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.25%	8.98%	9/30/2021	9/30/2028		1,212	1,156	1,168	0.00
Berlin Packaging, LLC	(8)	SOFR + 3.25%	6.98%	7/25/2025	6/7/2031		18,626	18,651	18,557	0.04
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	6.82%	4/13/2022	4/13/2029		8,213	8,121	8,081	0.02
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.25%	6.89%	4/1/2025	4/1/2032		9,742	9,658	9,381	0.02
ProAmpac PG Borrower, LLC	(8)	SOFR + 4.00%	7.67%	3/6/2026	3/7/2033		9,995	9,921	9,845	0.02
Ring Container Technologies Group, LLC	(9)	SOFR + 2.50%	6.14%	10/30/2025	9/15/2032		3,474	3,483	3,482	0.01
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	6.89%	3/3/2021	3/3/2031		11,873	11,783	11,138	0.03
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	7.48%	10/18/2024	9/15/2028		7,645	7,645	7,352	0.02

								82,763	81,421	0.19
Distributors
BP Purchaser, LLC	(4)(5)(10)	SOFR + 7.50%	11.43% (incl. 1.00% PIK)	12/10/2021	12/11/2028		8,128	8,075	6,421	0.02
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.25%	8.99%	11/1/2021	5/3/2027		29,187	29,079	28,968	0.07
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 7.25%	11.08% (incl. 3.25% PIK)	11/1/2022	6/23/2028		16,315	16,151	13,949	0.03
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 7.00%	10.83% (incl. 3.25% PIK)	12/31/2021	6/23/2028		27,504	27,356	23,516	0.05
NDC Acquisition Corp.	(4)(11)	SOFR + 5.25%	8.92%	3/9/2021	3/9/2028		21,282	21,186	21,122	0.05
NDC Acquisition Corp.	(4)(5)(7)(11)	SOFR + 5.25%	8.91%	3/9/2021	3/9/2028		2,141	2,118	2,115	0.00
PT Intermediate Holdings III, LLC	(4)(10)	SOFR + 4.75%	8.48%	4/9/2024	4/9/2030		175,760	175,474	175,760	0.41
S&S Holdings, LLC	(9)	SOFR + 5.00%	8.75%	3/11/2021	3/11/2028		5,890	5,897	5,841	0.01
S&S Holdings, LLC	(9)	SOFR + 5.00%	8.65%	4/3/2025	10/1/2031		3,910	3,773	3,726	0.01

								289,109	281,418	0.65

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Diversified Consumer Services
American Restoration Holdings, LLC	(4)(11)	SOFR + 5.00%	8.83%	7/19/2024	7/24/2030	$	27,060	$26,693	$24,083	0.06%
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	8.83%	7/19/2024	7/24/2030		8,075	7,966	7,187	0.02
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	8.83%	7/19/2024	7/24/2030		10,410	10,283	9,265	0.02
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	8.83%	7/19/2024	7/24/2030		20,872	20,589	18,576	0.04
American Restoration Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.83%	2/19/2025	7/24/2030		22,622	22,353	17,228	0.04
American Restoration Holdings, LLC	(4)(11)	SOFR + 5.00%	8.83%	10/15/2025	7/24/2030		3,495	3,465	3,110	0.01
Ascend Learning, LLC	(9)	SOFR + 3.00%	6.64%	10/15/2025	12/11/2028		7,458	7,460	7,289	0.02
Barbri Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.45%	12/20/2024	4/30/2030		172,782	171,679	169,326	0.40
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	9.26%	7/20/2021	7/20/2028		924,449	921,737	859,737	2.01
Cengage Learning, Inc.	(6)(11)	SOFR + 3.00%	6.65%	1/22/2026	3/24/2031		4,905	4,877	4,861	0.01
DTA Intermediate II, Ltd.	(4)(11)	SOFR + 5.50%	9.23%	3/27/2024	3/27/2030		51,066	50,429	51,066	0.12
DTA Intermediate II, Ltd.	(4)(7)(11)	SOFR + 5.50%	8.99%	3/27/2024	3/27/2030		12,893	12,596	12,893	0.03
DTA Intermediate II, Ltd.	(4)(11)	S + 5.50%	9.23%	9/18/2025	3/27/2030	GBP	20,641	27,502	27,379	0.06
Element Materials Technology Group US Holdings, Inc.	(6)(9)	SOFR + 3.50%	7.23%	6/24/2022	7/6/2029		7,273	7,238	7,321	0.02
Endeavor Schools Holdings, LLC	(4)(11)	SOFR + 6.25%	9.92%	7/18/2023	7/18/2029		46,228	45,641	40,565	0.09
Endeavor Schools Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	9.92%	7/18/2023	7/18/2029		8,509	8,418	7,467	0.02
Essential Services Holding Corp.	(4)(10)	SOFR + 5.75%	9.43% (incl. 2.88% PIK)	6/17/2024	6/17/2031		69,900	69,408	66,055	0.15
Essential Services Holding Corp.	(4)(5)(7)(10)	SOFR + 5.25%	8.93%	6/17/2024	6/17/2030		3,985	3,925	3,487	0.01
GBT US III, LLC	(6)(8)	SOFR + 2.00%	5.67%	1/21/2026	7/25/2031		3,940	3,940	3,942	0.01
GGG Midco, LLC	(4)(7)(10)	SOFR + 4.75%	8.39%	4/1/2026	4/1/2033		57,372	56,707	56,682	0.13
GGG Midco, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	4/1/2026	4/1/2033		3,354	3,224	3,228	0.01
Go Car Wash Management Corp.	(4)(11)	SOFR + 5.75%	9.49%	10/12/2021	6/30/2028		87,722	87,415	85,528	0.20
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.14%	2/1/2024	12/21/2029		15,162	15,117	14,289	0.03
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	8.90%	3/10/2022	3/12/2029		9,596	9,559	8,224	0.02
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	8.67%	11/20/2023	3/12/2029		21,300	21,028	18,256	0.04
Metrodora S.L.	(4)(5)(6)(8)	E + 4.25%	6.39%	8/7/2025	7/15/2032	EUR	1,367	1,580	1,554	0.00
Metrodora S.L.	(4)(5)(6)(8)	E + 4.25%	6.39%	8/7/2025	7/15/2032	EUR	558	645	635	0.00
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.25%	6.89%	12/15/2021	12/15/2028		15,508	15,466	14,210	0.03
Scientian 2 Spain, S.L.	(4)(5)(6)(8)	E + 4.25%	6.39%	8/7/2025	7/15/2032	EUR	1,599	1,848	1,818	0.00
Scientian France, SAS	(4)(5)(6)(8)	E + 4.25%	6.39%	8/7/2025	7/15/2032	EUR	3,525	4,073	4,008	0.01
Seahawk Bidco, LLC	(4)(11)	SOFR + 5.00%	8.73%	12/19/2024	12/19/2031		301,969	300,086	300,460	0.70
Seahawk Bidco, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.73%	12/19/2024	12/19/2030		3,916	3,764	3,804	0.01
Seahawk Bidco, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.73%	12/19/2024	12/19/2031		11,778	11,474	11,172	0.03
Spring Education Group, Inc.	(8)	SOFR + 3.25%	6.98%	9/29/2023	10/4/2030		13,440	13,338	13,430	0.03
Summit Buyer, LLC	(4)(10)	SOFR + 5.00%	8.73%	5/31/2024	5/31/2031		54,037	53,658	51,876	0.12
Summit Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	5/31/2024	5/31/2031		27,364	27,118	26,194	0.06
Summit Buyer, LLC	(4)(5)(7)(10)	P + 4.00%	10.75%	5/31/2024	5/31/2030		2,450	2,404	2,170	0.01
Sunshine Cadence Holdco, LLC	(4)(10)	SOFR + 5.00%	8.67%	5/1/2024	5/1/2031		196,500	195,143	194,535	0.45
Sunshine Cadence Holdco, LLC	(4)(7)(10)	SOFR + 5.00%	8.73%	5/1/2024	5/1/2031		51,622	51,060	50,786	0.12
University Support Services, LLC	(9)	SOFR + 2.75%	6.39%	2/10/2022	2/10/2029		8,947	8,910	8,829	0.02

								2,309,816	2,212,525	5.16
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	5.64%	12/28/2023	1/31/2031		7,357	7,377	7,355	0.02
Diversified Telecommunication Services
Zacapa, LLC	(6)(9)	SOFR + 3.75%	7.48%	10/29/2024	3/22/2029		10,282	10,282	10,280	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Electric Utilities
Grid Alliance Partners, LLC	(4)(7)(10)	SOFR + 4.75%	8.48%	7/1/2025	7/1/2032	$	98,715	$97,853	$95,643	0.22%
Grid Alliance Partners, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	7/1/2025	7/1/2030		2,123	2,001	1,668	0.00

								99,854	97,311	0.22
Electrical Equipment
Emergency Power Holdings, LLC	(4)(7)(11)	SOFR + 4.75%	8.41%	8/17/2021	8/17/2031		251,889	250,688	251,872	0.59
Griffon Bidco, Inc.	(4)(7)(10)	SOFR + 5.00%	8.73%	7/31/2025	7/31/2031		119,406	118,116	119,079	0.28
IEM New Sub 2, LLC	(4)(7)(9)	SOFR + 4.75%	8.37%	12/3/2025	12/3/2031		643,223	637,612	636,063	1.49
Watlow Electric Manufacturing Co.	(7)(8)	SOFR + 2.75%	6.42%	6/17/2026	6/17/2033		2,284	2,277	2,285	0.01

								1,008,693	1,009,299	2.37
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 5.75%	9.51%	2/5/2026	12/23/2029		24,604	24,544	24,604	0.06
Albireo Energy, LLC	(4)(5)(11)	SOFR + 5.75%	9.51%	2/5/2026	12/23/2029		9,282	9,268	9,282	0.02
Albireo Energy, LLC	(4)(5)(7)(11)	SOFR + 5.75%	9.50%	2/5/2026	12/23/2029		1,057	974	1,057	0.00
Belden, Inc.	(6)(8)	SOFR + 2.25%	5.92%	6/11/2026	7/1/2033		1,759	1,755	1,764	0.00
Dwyer Instruments, LLC	(4)(10)	SOFR + 4.75%	8.48%	11/15/2024	7/20/2029		45,896	45,595	45,896	0.11
Dwyer Instruments, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.49%	11/15/2024	7/30/2029		6,168	6,121	6,168	0.01
Dwyer Instruments, LLC	(4)(10)	SOFR + 4.75%	8.48%	11/15/2024	7/30/2029		6,017	5,977	6,017	0.01
Electro Switch Business Trust, LLC	(4)(10)	SOFR + 4.75%	8.48%	9/2/2025	9/2/2032		169,016	167,756	168,171	0.39
Electro Switch Business Trust, LLC	(4)(5)(7)(10)	P + 4.75%	10.50%	9/2/2025	9/2/2032		2,929	2,865	2,812	0.01
Guardian Bidco, Inc.	(4)(5)(7)(8)	SOFR + 5.50%	9.12%	9/2/2025	8/30/2032		28,965	28,693	28,926	0.07
Infinite Bidco, LLC	(9)	SOFR + 3.75%	7.68%	3/2/2021	3/2/2028		7,914	7,900	7,878	0.02
Modena Buyer, LLC	(8)	SOFR + 4.25%	7.91%	7/1/2024	7/1/2031		4,925	4,854	4,563	0.01
Phoenix 1 Buyer Corp.	(4)(7)(10)	SOFR + 4.75%	8.42%	11/20/2023	11/20/2030		42,274	41,960	42,274	0.10
Spectrum Safety Solutions Purchaser, LLC	(4)(5)(6)(9)	E + 4.50%	6.68%	7/1/2024	7/1/2030	EUR	9,168	9,856	10,476	0.02
Spectrum Safety Solutions Purchaser, LLC	(4)(6)(9)	E + 4.50%	6.79%	7/1/2024	7/1/2031	EUR	63,315	67,280	72,344	0.17
Spectrum Safety Solutions Purchaser, LLC	(4)(6)(7)(9)	SOFR + 4.50%	8.23%	7/1/2024	7/1/2031		303,361	299,535	303,361	0.71

								724,933	735,593	1.71
Energy Equipment & Services
LPW Group Holdings, Inc.	(4)(7)(11)	SOFR + 6.00%	9.77%	3/15/2024	3/14/2031		32,176	31,534	32,176	0.08
Ursa Minor US Bidco, LLC	(6)(8)	SOFR + 2.00%	5.73%	6/25/2026	3/26/2031		1,785	1,781	1,786	0.00

								33,315	33,962	0.08
Entertainment
EOC Borrower, LLC	(8)	SOFR + 2.75%	6.39%	2/3/2026	3/24/2032		3,980	3,975	3,989	0.01
OEG Borrower, LLC	(8)	SOFR + 3.50%	7.17%	4/22/2025	6/30/2031		8,067	7,973	8,122	0.02
Renaissance Holdings Corp.	(5)(9)	SOFR + 4.00%	7.66%	12/6/2024	4/5/2030		964	964	769	0.00

								12,912	12,880	0.03
Financial Services
Atlas Securitized Products Funding 2, LP	(4)(5)(6)(8)	SOFR + 1.75%	5.37%	3/28/2024	5/25/2063		105,104	102,557	104,980	0.25
Carr Riggs & Ingram Capital, LLC	(4)(9)	SOFR + 4.50%	8.23%	11/18/2024	11/18/2031		42,844	42,515	42,309	0.10
Carr Riggs & Ingram Capital, LLC	(4)(5)(7)(9)	SOFR + 4.50%	8.23%	11/18/2024	11/18/2031		9,633	9,454	9,222	0.02
DM Intermediate Parent, LLC	(4)(10)	SOFR + 5.00%	8.64%	9/30/2024	9/30/2030		103,263	102,166	103,263	0.24
DM Intermediate Parent, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.64%	9/30/2024	9/30/2030		45,232	45,146	45,232	0.11
DM Intermediate Parent, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.64%	12/19/2025	9/30/2030		65,662	64,696	65,662	0.15
Harp Finco, Ltd.	(4)(6)(8)	S + 5.00%	8.73%	3/27/2025	3/27/2032	GBP	84,561	107,721	111,044	0.26
June Purchaser, LLC	(7)(8)	SOFR + 2.75%	6.39%	2/18/2026	11/28/2031		3,408	3,414	3,416	0.01
Mitchell International, Inc.	(9)	SOFR + 3.00%	6.64%	1/22/2026	6/17/2031		38,681	38,544	36,934	0.09
More Cowbell II, LLC	(4)(7)(10)	SOFR + 4.25%	7.74%	9/3/2025	9/3/2030		92,632	92,348	92,605	0.22
PKF O’Connor Davies Advisory, LLC	(4)(7)(10)	SOFR + 4.50%	8.16%	11/15/2024	11/18/2031		94,593	93,783	94,593	0.22
Planet US Buyer, LLC	(6)(8)	SOFR + 3.00%	6.66%	3/5/2026	2/7/2031		3,980	3,989	3,999	0.01

								706,333	713,259	1.68

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Food Products
Froneri US, Inc.	(6)(8)	SOFR + 2.25%	5.88%	4/4/2025	9/30/2031	$	3,946	$3,885	$3,922	0.01%
Froneri US, Inc.	(6)(8)	SOFR + 2.25%	5.88%	8/22/2025	9/30/2032		2,985	2,985	2,968	0.01

								6,870	6,890	0.02
Ground Transportation
Channelside AcquisitionCo, Inc.	(4)(7)(10)	SOFR + 4.75%	8.41%	5/15/2024	6/30/2028		154,077	153,766	149,756	0.35
Health Care Equipment & Supplies
AEC Parent Holdings, Inc.	(4)(5)(9)(17)	SOFR + 5.75%	9.63%	6/13/2022	6/13/2029		24,428	21,013	13,436	0.03
Bamboo US BidCo, LLC	(4)(11)	SOFR + 5.25%	8.91%	9/29/2023	9/30/2030		48,325	47,699	46,875	0.11
Bamboo US BidCo, LLC	(4)(11)	E + 5.25%	7.40%	9/29/2023	9/30/2030	EUR	74,756	78,276	82,854	0.19
Bamboo US BidCo, LLC	(4)(5)(11)	SOFR + 5.25%	8.91%	11/20/2024	9/30/2030		5,445	5,357	5,282	0.01
Bamboo US BidCo, LLC	(4)(11)	SOFR + 5.25%	8.91%	11/20/2024	9/30/2030		12,792	12,745	12,408	0.03
Bamboo US BidCo, LLC	(4)(5)(7)(11)	SOFR + 5.25%	8.89%	9/29/2023	10/1/2029		2,264	2,162	2,264	0.01
Ergotron Acquisition, LLC	(4)(10)	SOFR + 5.25%	8.90%	7/6/2022	7/6/2028		61,661	61,259	61,045	0.14
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	9.38%	9/13/2021	9/13/2027		188,595	187,835	184,823	0.43
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	9.32%	9/13/2021	9/13/2027		47,767	47,595	46,812	0.11
Natus Medical, Inc.	(9)	SOFR + 5.25%	9.13%	7/21/2022	7/20/2029		29,210	28,313	29,191	0.07
Natus Medical, Inc.	(4)(5)(7)(9)	SOFR + 4.25%	8.03%	7/21/2022	7/21/2027		250	220	195	0.00
WS Audiology USA II, LLC	(6)(8)	SOFR + 3.25%	6.92%	2/13/2026	2/28/2029		11,707	11,707	11,739	0.03
Zeus, LLC	(4)(10)	SOFR + 5.40%	9.13%	2/28/2024	2/28/2031		48,867	48,386	46,301	0.11
Zeus, LLC	(4)(5)(10)	SOFR + 5.40%	9.13%	2/28/2024	2/28/2031		4,517	4,483	4,280	0.01
Zeus, LLC	(4)(5)(7)(10)	SOFR + 5.40%	9.14%	2/28/2024	2/28/2030		1,142	1,079	782	0.00

								558,129	548,287	1.28
Health Care Providers & Services
123Dentist, Inc.	(4)(6)(10)	CA + 5.00%	7.28%	8/10/2022	8/9/2029	CAD	256,898	198,366	181,137	0.42
123Dentist, Inc.	(4)(5)(6)(10)	CA + 5.00%	7.28%	8/9/2024	8/10/2029	CAD	34,507	25,020	24,331	0.06
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.50%	10.02%	5/7/2021	5/7/2027		10,246	10,217	8,709	0.02
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.50%	10.45%	5/7/2021	5/7/2027		8,427	8,406	7,163	0.02
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.50%	10.45%	5/7/2021	8/7/2026		2,564	2,564	1,979	0.00
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.50%	10.02%	4/14/2022	5/7/2027		246	246	209	0.00
Amerivet Partners Management, Inc.	(4)(7)(10)	SOFR + 5.50%	9.35%	2/25/2022	2/25/2028		17,712	17,511	15,213	0.04
Amerivet Partners Management, Inc.	(4)(5)(10)	SOFR + 5.50%	9.60%	2/22/2023	2/25/2028		2,966	2,944	2,714	0.01
Aryeh Bidco Investment, Ltd.	(4)(6)(10)	CA + 5.00%	7.29%	1/14/2026	1/14/2033	CAD	42,679	30,452	29,792	0.07
Aryeh Bidco Investment, Ltd.	(4)(5)(6)(7)(10)	CA + 5.00%	7.29%	1/14/2026	1/14/2033	CAD	1,135	787	744	0.00
Aryeh Bidco Investment, Ltd.	(4)(5)(6)(7)(10)	CA + 5.00%	7.29%	1/14/2026	1/14/2033	CAD	681	463	440	0.00
Biotouch Global Solutions, Inc.	(4)(7)(11)	SOFR + 5.50%	9.17%	8/27/2025	8/27/2032		129,162	127,261	125,066	0.29
Biotouch Global Solutions, Inc.	(4)(5)(7)(11)	SOFR + 5.50%	9.16%	8/27/2025	8/27/2032		4,130	4,014	3,865	0.01
Canadian Hospital Specialties, Ltd.	(4)(6)(11)	CA + 4.50%	7.12%	4/15/2021	4/14/2028	CAD	14,455	11,501	10,192	0.02
Canadian Hospital Specialties, Ltd.	(4)(6)(7)(10)	CA + 4.50%	7.12%	4/15/2021	4/15/2027	CAD	2,700	1,727	1,904	0.00
Caramel Bidco, Limited	(4)(6)(8)	S + 6.00%	9.73%	2/11/2022	2/24/2029	GBP	60,000	79,326	67,450	0.16
Caramel Bidco, Limited	(4)(5)(6)(8)	S + 6.00%	9.73%	2/24/2022	2/24/2029	GBP	2,265	3,024	2,546	0.01
Caramel Bidco, Limited	(4)(6)(8)	E + 6.00%	8.49%	2/24/2022	2/24/2029	EUR	14,000	15,608	13,557	0.03
Caramel Bidco, Limited	(4)(6)(8)	SOFR + 6.00%	9.62%	2/24/2022	2/24/2029		6,125	6,279	5,206	0.01
CCBlue Bidco, Inc.	(4)(5)(10)	SOFR + 6.50%	10.34% (incl. 4.00% PIK)	12/21/2021	12/21/2028		607,670	604,331	507,405	1.19
CHG Healthcare Services, Inc.	(9)	SOFR + 3.00%	6.66%	5/7/2026	9/29/2031		3,980	3,985	3,986	0.01
CNT Holdings I Corp.	(10)	SOFR + 2.50%	6.16%	4/3/2025	11/8/2032		5,431	5,373	5,442	0.01
Commander Buyer, Inc.	(4)(7)(10)	SOFR + 4.50%	8.14%	6/26/2025	6/25/2032		160,624	158,686	160,109	0.37
Compsych Investments Corp.	(4)(7)(10)	SOFR + 4.75%	8.41%	7/22/2024	7/22/2031		69,605	69,317	67,948	0.16

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.50%	9.24%	2/1/2022	2/1/2029		$157,947	$156,779	$157,947	0.37%
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.50%	9.23%	8/1/2022	2/1/2029		21,139	20,866	21,139	0.05
DCA Investment Holding, LLC	(4)(5)(10)	SOFR + 6.50%	10.16% (incl. 2.25% PIK)	6/2/2026	6/2/2031		18,588	18,588	18,588	0.04
DCA Investment Holding, LLC	(4)(5)(10)	SOFR + 5.00%	8.66%	6/2/2026	6/2/2031		3,204	3,013	3,204	0.01
Ensemble RCM, LLC	(8)	SOFR + 3.00%	6.66%	2/9/2026	2/9/2033		4,000	3,981	3,989	0.01
Global Medical Response, Inc.	(8)	SOFR + 3.25%	6.89%	10/14/2025	10/1/2032		3,640	3,638	3,654	0.01
Heartland Dental, LLC	(8)	SOFR + 3.50%	7.14%	8/7/2025	8/25/2032		5,866	5,870	5,877	0.01
Imagine 360, LLC	(4)(7)(10)	SOFR + 4.75%	8.48%	9/18/2024	10/2/2028		95,810	95,188	95,656	0.22
Inception Fertility Ventures, LLC	(4)(7)(10)	SOFR + 5.50%	9.16%	4/29/2024	4/29/2030		284,114	283,514	281,187	0.66
IVI America, LLC	(8)	SOFR + 3.25%	6.98%	6/4/2026	4/9/2031		203	203	203	0.00
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.25%	9.02%	5/26/2021	4/15/2028		223,779	222,650	217,625	0.51
Kwol Acquisition, Inc.	(4)(7)(10)	SOFR + 5.00%	8.73%	12/8/2023	12/6/2029		10,246	10,104	10,157	0.02
Kwol Acquisition, Inc.	(4)(5)(10)	SOFR + 5.00%	8.73%	2/17/2026	12/12/2029		3,577	3,553	3,551	0.01
MB2 Dental Solutions, LLC	(4)(10)	SOFR + 5.50%	9.14%	2/13/2024	2/13/2031		36,986	36,740	36,986	0.09
MB2 Dental Solutions, LLC	(4)(10)	SOFR + 5.50%	9.14%	2/13/2024	2/13/2031		7,801	7,801	7,801	0.02
MB2 Dental Solutions, LLC	(4)(10)	SOFR + 5.50%	9.14%	2/13/2024	2/13/2031		5,471	5,441	5,471	0.01
MB2 Dental Solutions, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.14%	2/13/2024	2/13/2031		336	321	336	0.00
MED ParentCo, LP	(8)	SOFR + 3.00%	6.64%	2/3/2026	4/15/2031		5,970	5,975	5,984	0.01
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	9.24% (incl. 4.00% PIK)	7/16/2021	7/16/2030		547,921	546,732	416,183	0.97
Onex TSG Intermediate Corp.	(6)(8)	SOFR + 3.25%	6.98%	2/9/2026	8/6/2032		4,489	4,469	4,521	0.01
ONS MSO, LLC	(4)(11)	SOFR + 5.75%	9.41%	12/13/2023	7/8/2028		68,241	68,231	58,517	0.14
ONS MSO, LLC	(4)(5)(7)(11)	SOFR + 6.25%	9.90%	12/13/2023	7/8/2028		6,247	6,201	5,302	0.01
ONS MSO, LLC	(4)(11)	SOFR + 5.75%	9.41%	4/26/2024	7/8/2028		9,800	9,755	8,404	0.02
Outcomes Group Holdings, Inc.	(8)	SOFR + 3.00%	6.64%	3/5/2026	5/6/2031		4,082	4,092	4,099	0.01
Pacific Dental Services, Inc.	(8)	SOFR + 2.25%	5.89%	4/3/2025	3/15/2031		4,888	4,854	4,895	0.01
Plasma Buyer, LLC	(4)(10)(17)	SOFR + 5.75%	9.48% PIK	5/12/2022	5/12/2029		98,212	88,365	51,561	0.12
Plasma Buyer, LLC	(4)(5)(10)(17)	SOFR + 5.75%	9.48% PIK	5/12/2022	5/12/2029		3,636	3,338	1,909	0.00
Plasma Buyer, LLC	(4)(5)(7)(10)(17)	SOFR + 5.75%	9.48% PIK	5/12/2022	5/12/2028		15,863	14,281	8,297	0.02
Plasma Buyer, LLC	(4)(5)(7)(10)(17)	SOFR + 6.25%	9.98% PIK	3/24/2026	3/31/2027		2,178	2,122	2,535	0.01
PPV Intermediate Holdings, LLC	(4)(10)	SOFR + 5.75%	9.42%	8/31/2022	8/31/2029		124,388	123,313	121,900	0.28
PPV Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.25%	8.92%	9/6/2023	8/31/2029		12,557	12,430	11,859	0.03
PPV Intermediate Holdings, LLC	(4)(5)(7)(10)	SOFR + 5.75%	9.42%	8/31/2022	8/31/2029		3,469	3,379	3,270	0.01
PSKW Intermediate, LLC	(4)(11)	SOFR + 5.50%	9.24%	12/11/2024	3/9/2028		11,890	11,890	11,771	0.03
Raven Acquisition Holdings, LLC	(6)(7)(8)	SOFR + 3.00%	6.64%	4/10/2025	11/19/2031		2,765	2,703	2,730	0.01
Smile Doctors, LLC	(4)(10)	SOFR + 5.90%	9.63%	6/9/2023	12/23/2028		510,219	506,472	494,913	1.16
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.90%	9.63%	6/9/2023	12/23/2028		121,914	119,864	116,438	0.27
Snoopy Bidco, Inc.	(4)(10)	SOFR + 6.50%	10.42% (incl. 5.50% PIK)	6/1/2021	6/1/2028		747,694	744,474	702,832	1.64
Southern Veterinary Partners, LLC	(8)	SOFR + 2.50%	6.16%	7/22/2025	12/4/2031		10,108	10,148	10,111	0.02
SpecialtyCare, Inc.	(4)(11)	SOFR + 4.75%	8.44%	8/26/2025	12/18/2029		69,158	68,494	68,293	0.16
SpecialtyCare, Inc.	(4)(5)(7)(11)	SOFR + 5.00%	8.66%	8/26/2025	12/18/2029		627	592	567	0.00
Stepping Stones Healthcare Services, LLC	(4)(7)(10)	SOFR + 4.75%	8.48%	1/5/2026	1/5/2033		205,213	202,666	203,460	0.48
The Fertility Partners, Inc.	(4)(6)(10)	CA + 5.75%	8.33%	3/16/2022	3/16/2028	CAD	133,444	104,209	91,738	0.21
The Fertility Partners, Inc.	(4)(5)(6)(7)(10)	CA + 5.75%	8.33%	3/16/2022	9/16/2027	CAD	6,757	5,057	4,594	0.01
The Fertility Partners, Inc.	(4)(6)(10)	SOFR + 5.75%	9.51%	3/16/2022	3/16/2028		44,853	44,539	43,732	0.10
UMP Holdings, LLC	(4)(10)	SOFR + 5.75%	9.43%	7/15/2022	7/15/2028		9,354	9,290	9,073	0.02
UMP Holdings, LLC	(4)(5)(10)	SOFR + 5.75%	9.48%	7/15/2022	7/15/2028		12,811	12,777	12,427	0.03
Unified Women’s Healthcare, LP	(4)(9)	SOFR + 5.00%	8.73%	6/16/2022	6/18/2029		864,952	864,952	864,952	2.02
Unified Women’s Healthcare, LP	(4)(5)(9)	SOFR + 5.00%	8.73%	3/22/2024	6/18/2029		4,916	4,895	4,916	0.01
Unified Women’s Healthcare, LP	(4)(5)(7)(9)	SOFR + 5.00%	8.64%	3/22/2024	6/18/2029		3,955	3,895	3,955	0.01
Unified Women’s Healthcare, LP	(4)(7)(9)	SOFR + 5.00%	8.73%	9/22/2025	6/18/2029		49,265	49,003	49,265	0.12

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 5.25%	9.02%	11/18/2021	11/20/2028	$	153,992	$153,282	$153,992	0.36%
US Oral Surgery Management Holdco, LLC	(4)(7)(10)	SOFR + 5.25%	9.63%	11/18/2021	11/20/2028		64,821	64,492	64,821	0.15
US Oral Surgery Management Holdco, LLC	(4)(5)(10)	SOFR + 5.25%	9.02%	8/16/2023	11/20/2028		6,191	6,142	6,191	0.01
US Oral Surgery Management Holdco, LLC	(4)(5)(10)	SOFR + 5.25%	9.08%	12/5/2022	11/20/2028		107	107	107	0.00
US Oral Surgery Management Holdco, LLC	(4)(5)(7)(10)	SOFR + 5.25%	9.08%	8/16/2023	11/20/2028		27,368	27,109	27,368	0.06
Veonet Lense, GmbH	(6)(8)	S + 4.75%	8.48%	2/26/2025	3/14/2029	GBP	253,448	322,841	313,215	0.73
WHCG Purchaser III, Inc.	(4)(5)(7)(10)	SOFR + 6.50%	10.23% (incl. 5.12% PIK)	8/2/2024	6/29/2029		49,740	49,740	49,740	0.12
WHCG Purchaser III, Inc.	(4)(5)(10)(17)	10.00%	10.00% PIK	8/2/2024	6/30/2030		43,157	14,654	27,621	0.06

								6,567,482	6,168,536	14.39
Health Care Technology
Accuity Delivery Systems, LLC	(4)(7)(9)	SOFR + 4.75%	8.42%	5/29/2025	5/29/2031		166,517	165,952	166,370	0.39
athenahealth Group, Inc.	(9)	SOFR + 2.75%	6.39%	2/15/2022	2/15/2029		5,586	5,576	5,581	0.01
athenahealth Group, Inc.	(9)	SOFR + 3.25%	6.89%	5/27/2026	2/16/2032		12,318	12,271	12,205	0.03
Brilliance Technologies, Inc.	(4)(7)(9)	SOFR + 5.00%	8.64% (incl. 2.50% PIK)	3/11/2025	3/11/2032		89,183	88,609	87,762	0.21
Brilliance Technologies, Inc.	(4)(5)(9)	SOFR + 5.00%	8.64% (incl. 2.50% PIK)	3/11/2025	3/11/2032		142,692	142,118	141,265	0.33
Brilliance Technologies, Inc.	(4)(9)	SOFR + 5.00%	8.64% (incl. 2.50% PIK)	5/16/2025	3/11/2032		196,027	195,218	194,067	0.45
Brilliance Technologies, Inc.	(4)(5)(7)(9)	SOFR + 5.00%	8.14% (incl. 2.50% PIK)	5/16/2025	3/11/2032		33,171	32,873	32,078	0.07
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	8.73%	5/25/2022	5/25/2029		435,564	431,955	422,497	0.99
Caerus US 1, Inc.	(4)(5)(6)(7)(10)	SOFR + 5.00%	8.65%	5/25/2022	5/25/2029		48,699	48,276	46,666	0.11
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	8.73%	10/28/2022	5/25/2029		35,571	35,410	34,503	0.08
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	8.73%	10/28/2022	5/25/2029		243,035	242,300	235,744	0.55
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	8.73%	3/27/2024	5/25/2029		68,768	68,768	66,705	0.16
Color Intermediate, LLC	(4)(10)	SOFR + 4.75%	8.58%	7/2/2024	10/4/2029		359,653	355,490	356,056	0.83
Continental Buyer, Inc.	(4)(7)(10)	SOFR + 4.75%	8.39%	2/14/2025	4/2/2031		58,017	57,458	57,966	0.14
Continental Buyer, Inc.	(4)(10)	SOFR + 4.75%	8.39%	10/21/2025	4/2/2031		34,476	34,325	34,476	0.08
Continental Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	10/21/2025	4/2/2031		1,970	1,956	1,970	0.00
Cotiviti, Inc.	(8)	SOFR + 2.75%	6.37%	5/1/2024	5/1/2031		1,936	1,929	1,776	0.00
Cronos Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	9.91%	3/1/2021	3/1/2028		71,173	70,665	70,462	0.16
Cronos Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	9.91%	3/1/2021	3/1/2028		14,758	14,697	14,610	0.03
CT Technologies Intermediate Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	8.64%	8/30/2024	9/2/2031		160,893	159,451	160,549	0.38
CT Technologies Intermediate Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.39%	8/5/2025	9/2/2031		159,920	158,559	158,321	0.37
CT Technologies Intermediate Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.39%	7/10/2025	9/2/2031		68,506	67,930	67,821	0.16
CT Technologies Intermediate Holdings, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	7/10/2025	9/2/2031		30,167	29,871	29,764	0.07
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 6.00%	9.88%	10/29/2021	10/30/2028		107,532	106,893	96,889	0.23
Healthcomp Holding Company, LLC	(4)(10)	SOFR + 5.75%	9.42%	11/8/2023	11/8/2029		187,521	186,535	171,582	0.40
Imprivata, Inc.	(9)	SOFR + 3.00%	6.73%	6/20/2025	12/1/2027		1,977	1,977	1,980	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Kona Buyer, LLC	(4)(7)(10)	SOFR + 4.50%	8.17%	7/23/2024	7/23/2031	$	212,401	$210,676	$210,885	0.49%
Kona Buyer, LLC	(4)(5)(10)	SOFR + 4.50%	8.16%	7/23/2024	7/23/2031		53,454	53,231	53,186	0.12
Kona Buyer, LLC	(4)(10)	SOFR + 4.50%	8.16%	7/23/2024	7/23/2031		60,022	59,772	59,722	0.14
Kona Buyer, LLC	(4)(5)(10)	SOFR + 4.50%	8.17%	7/23/2024	7/23/2031		15,971	16,172	15,892	0.04
Kona Buyer, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.16%	7/23/2024	7/23/2031		3,691	3,285	3,519	0.01
Magic Bidco, Inc.	(4)(5)(10)	SOFR + 5.75%	9.37%	7/1/2024	7/1/2030		8,299	8,161	7,677	0.02
Magic Bidco, Inc.	(4)(10)	SOFR + 5.75%	9.42%	7/1/2024	7/1/2030		57,095	56,255	52,813	0.12
Magic Bidco, Inc.	(4)(5)(10)	SOFR + 5.75%	9.42%	7/1/2024	7/1/2030		2,795	2,795	2,585	0.01
MEDX AMCP Holdings, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.14%	7/21/2025	7/21/2032		22,377	22,109	22,021	0.05
Modernizing Medicine, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.48% (incl. 2.25% PIK)	4/30/2025	4/30/2032		46,182	45,773	46,140	0.11
Neptune Holdings, Inc.	(4)(7)(10)	SOFR + 4.50%	8.23%	12/12/2024	8/31/2030		14,625	14,381	14,429	0.03
Netsmart Technologies, Inc.	(4)(7)(10)	SOFR + 5.20%	8.82% (incl. 2.70% PIK)	8/23/2024	8/25/2031		139,520	138,280	136,520	0.32
Octane Purchaser, Inc.	(4)(7)(9)	SOFR + 4.60%	8.24%	5/19/2025	5/19/2032		167,453	166,601	164,346	0.38
Octane Purchaser, Inc.	(4)(5)(9)	SOFR + 4.60%	8.24%	5/19/2025	5/19/2032		88,133	87,753	86,591	0.20
Project Ruby Ultimate Parent Corp.	(8)	SOFR + 2.75%	6.51%	7/18/2025	3/10/2028		8,997	8,997	8,996	0.02
QF Holdings, Inc.	(4)(7)(9)	SOFR + 4.50%	8.23%	12/29/2025	12/15/2032		116,279	115,682	115,635	0.27
QF Holdings, Inc.	(4)(5)(7)(9)	SOFR + 4.50%	8.24%	12/29/2025	12/15/2032		1,088	1,018	1,012	0.00
Rocky MRA Acquisition Corp.	(4)(9)	SOFR + 5.00%	8.77%	4/1/2022	4/2/2029		164,852	163,979	164,852	0.39
Signant Finance One, Ltd.	(4)(7)(10)	SOFR + 5.00%	8.73%	10/16/2025	10/16/2031		412,709	408,844	410,391	0.96
Signant Finance One, Ltd.	(4)(5)(7)(10)	SOFR + 5.00%	8.74%	10/16/2025	10/16/2031		11,746	11,395	11,548	0.03
Vizient, Inc.	(9)	SOFR + 1.75%	5.39%	8/1/2024	8/1/2031		3,384	3,403	3,391	0.01
Waystar Technologies, Inc.	(8)	SOFR + 2.00%	5.64%	8/6/2025	10/22/2029		6,305	6,305	6,297	0.01

								4,321,929	4,268,113	9.96
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.14%	7/23/2025	8/17/2028		7,258	7,258	7,278	0.02
Bulldog Purchaser, Inc.	(9)	SOFR + 3.25%	6.91%	2/5/2026	2/4/2033		3,491	3,500	3,500	0.01
Caesars Entertainment, Inc.	(6)(9)	SOFR + 2.25%	5.89%	2/6/2023	2/6/2030		5,858	5,870	5,684	0.01
Caesars Entertainment, Inc.	(6)(9)	SOFR + 2.25%	5.89%	6/16/2025	2/6/2031		3,681	3,678	3,551	0.01
FanDuel Group Financing, LLC	(6)(9)	SOFR + 1.75%	5.48%	4/3/2025	11/30/2030		5,211	5,148	5,173	0.01
Fertitta Entertainment, LLC	(9)	SOFR + 3.25%	6.89%	1/27/2022	1/27/2029		14,961	14,897	14,963	0.03
Flynn Restaurant Group, LP	(8)	SOFR + 3.75%	7.39%	4/3/2025	1/28/2032		7,429	7,356	7,366	0.02
IRB Holding Corp.	(9)	SOFR + 2.50%	6.14%	11/17/2025	12/16/2030		12,030	12,030	12,047	0.03
Life Time, Inc.	(8)	SOFR + 2.00%	5.61%	8/14/2025	11/5/2031		2,325	2,331	2,330	0.01
Light & Wonder International, Inc.	(6)(9)	SOFR + 2.00%	5.64%	1/22/2026	4/16/2029		639	642	641	0.00
Mic Glen, LLC	(9)	SOFR + 3.25%	6.89%	7/29/2025	7/21/2028		12,535	12,535	12,574	0.03
New Red Finance, Inc.	(6)(8)	SOFR + 1.75%	5.39%	6/16/2024	9/20/2030		12,877	12,762	12,872	0.03
Pioneer Opco, LLC	(8)	SOFR + 3.25%	6.89%	5/14/2026	5/15/2033		1,254	1,248	1,260	0.00
Raising Cane’s Restaurants, LLC	(8)	SOFR + 2.00%	5.62%	6/5/2026	6/6/2033		6,030	6,008	6,004	0.01
Scientific Games Holdings, LP	(9)	SOFR + 3.00%	6.67%	6/11/2024	4/4/2029		19,432	19,456	19,190	0.04
Tacala Investment Corp.	(10)	SOFR + 3.00%	6.64%	9/16/2025	1/31/2031		2,933	2,940	2,939	0.01
Voyager Parent, LLC	(6)(8)	SOFR + 4.25%	7.98%	7/18/2025	7/1/2032		3,970	3,834	3,977	0.01
Whatabrands, LLC	(9)	SOFR + 2.50%	6.14%	12/11/2024	8/3/2028		12,122	12,087	12,120	0.03

								133,580	133,469	0.31
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 2.50%	6.12%	2/4/2026	7/31/2028		21,989	21,989	21,994	0.05
Madison Safety & Flow, LLC	(8)	P + 1.50%	8.25%	9/25/2025	9/26/2031		5,371	5,371	5,385	0.01

								27,360	27,379	0.06
Independent Power and Renewable Electricity Producers
Cogentrix Finance Holdco I, LLC	(8)	SOFR + 2.25%	5.89%	8/7/2025	2/26/2032		1,903	1,908	1,903	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Industrial Conglomerates
CEP V Investment 11 S.à r.l.	(4)(6)(7)(8)	SA + 6.52%	7.20%	5/6/2022	2/11/2028	CHF	47,449	$48,151	$55,739	0.13%
CEP V Investment 11 S.à r.l.	(4)(6)(10)	E + 6.45%	8.59%	3/31/2023	2/23/2028	EUR	66,051	64,474	72,008	0.17
Engineered Machinery Holdings, Inc.	(8)	SOFR + 3.25%	6.98%	11/26/2025	11/26/2032	$	7,677	7,676	7,726	0.02
Excelitas Technologies Corp.	(4)(8)	E + 5.25%	7.43%	8/12/2022	8/13/2029	EUR	24,437	24,879	27,712	0.06
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.25%	8.89%	8/12/2022	8/13/2029		33,241	32,868	32,881	0.08

								178,048	196,066	0.46
Insurance
Alera Group, Inc.	(9)	SOFR + 2.75%	6.39%	1/23/2026	5/30/2032		11,168	11,121	10,641	0.02
Alliant Holdings Intermediate, LLC	(8)	SOFR + 2.50%	6.14%	7/31/2025	9/19/2031		6,068	6,023	5,994	0.01
Amerilife Holdings, LLC	(4)(10)	SOFR + 5.00%	8.66%	6/17/2024	8/31/2029		683,634	678,545	681,925	1.59
Amerilife Holdings, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.66%	6/17/2024	8/31/2028		17,905	17,234	16,687	0.04
Amerilife Holdings, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.66%	6/17/2024	8/31/2029		7,382	7,357	7,278	0.02
AmWINS Group, Inc.	(10)	SOFR + 2.00%	5.73%	1/14/2026	1/30/2032		2,965	2,940	2,907	0.01
Baldwin Insurance Group Holdings, LLC	(6)(8)	SOFR + 2.50%	6.13%	9/12/2025	5/26/2031		11,751	11,745	11,531	0.03
Beacon Dc, Ltd.	(4)(6)(10)	SOFR + 4.75%	8.48%	12/4/2025	12/4/2032		5,000	4,931	4,925	0.01
Beacon Dc, Ltd.	(4)(5)(6)(7)(10)	SOFR + 4.75%	8.48%	12/4/2025	12/4/2032		105	97	93	0.00
Beacon Dc, Ltd.	(4)(5)(6)(10)	SOFR + 4.75%	8.48%	12/4/2025	12/4/2032		998	984	983	0.00
BroadStreet Partners, Inc.	(8)	SOFR + 2.50%	6.14%	6/14/2024	6/13/2031		23,988	23,924	23,217	0.05
CRC Insurance Group, LLC	(8)	SOFR + 2.75%	6.48%	12/6/2024	5/6/2031		15,385	15,373	15,058	0.04
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.48%	10/29/2021	10/29/2030		31,585	31,373	31,585	0.07
Foundation Risk Partners Corp.	(4)(5)(10)	SOFR + 4.75%	8.48%	11/17/2023	10/29/2030		26,545	26,307	26,545	0.06
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.48%	4/14/2022	10/29/2030		33,997	33,749	33,997	0.08
Foundation Risk Partners Corp.	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	10/21/2024	10/29/2030		35,975	35,771	35,975	0.08
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.48%	9/24/2025	10/29/2030		6,745	6,745	6,745	0.02
Foundation Risk Partners Corp.	(4)(5)(10)	SOFR + 4.75%	8.48%	9/24/2025	10/29/2030		3,153	3,153	3,153	0.01
Foundation Risk Partners Corp.	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	10/29/2021	10/29/2029		5,592	5,492	5,592	0.01
Galway Borrower, LLC	(4)(10)	SOFR + 4.50%	8.23%	9/30/2021	9/29/2028		237,860	236,687	237,265	0.55
Galway Borrower, LLC	(4)(5)(10)	SOFR + 4.50%	8.23%	9/30/2021	9/29/2028		755	753	753	0.00
Galway Borrower, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.24%	4/28/2023	9/29/2028		6,463	6,310	6,316	0.01
Gimlet Bidco, GmbH	(4)(6)(8)	E + 5.00%	7.15%	4/15/2024	4/23/2031	EUR	110,003	115,214	125,690	0.29
Gimlet Bidco, GmbH	(4)(6)(8)	E + 5.00%	7.15%	4/15/2024	4/23/2031	EUR	44,816	46,958	51,207	0.12
Higginbotham Insurance Agency, Inc.	(4)(6)(11)	SOFR + 4.50%	8.14%	12/11/2025	6/11/2031		98,085	98,031	98,085	0.23
Higginbotham Insurance Agency, Inc.	(4)(5)(6)(7)(11)	SOFR + 4.50%	8.14%	12/11/2025	6/11/2031		14,433	14,306	14,433	0.03
High Street Buyer, Inc.	(4)(10)	SOFR + 4.25%	7.98%	4/16/2021	4/14/2028		18,891	18,828	18,891	0.04
High Street Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.25%	7.98%	4/16/2021	4/14/2028		81,048	80,557	80,964	0.19
High Street Buyer, Inc.	(4)(5)(11)	SOFR + 4.25%	7.98%	1/2/2025	4/14/2028		43,658	43,276	43,658	0.10
High Street Buyer, Inc.	(4)(10)	SOFR + 4.25%	7.98%	4/16/2021	4/14/2028		75,873	75,476	75,873	0.18
High Street Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.25%	7.98%	7/18/2025	4/14/2028		9,232	9,059	9,232	0.02
HUB International, Ltd.	(8)	SOFR + 2.25%	5.92%	4/4/2025	6/20/2030		844	830	844	0.00
Hyperion Refinance S.à r.l.	(6)(9)	SOFR + 2.75%	6.39%	8/4/2025	2/15/2031		14,783	14,662	13,918	0.03
Integrity Marketing Acquisition, LLC	(4)(7)(10)	SOFR + 5.00%	8.67%	8/27/2024	8/25/2028		264,926	263,829	264,454	0.62
Knight Acquireco, LLC	(4)(7)(9)	SOFR + 4.50%	8.15%	11/7/2025	11/7/2032		70,463	70,090	70,405	0.16
Koala Investment Holdings, Inc.	(4)(7)(10)	SOFR + 4.25%	7.99%	8/29/2025	8/29/2032		88,402	87,549	86,991	0.20
Koala Investment Holdings, Inc.	(4)(5)(7)(10)	SOFR + 4.25%	7.98%	8/29/2025	8/29/2032		4,015	3,948	3,901	0.01
Lockton, Inc.	(8)	SOFR + 2.00%	5.66%	5/7/2026	5/9/2033		647	643	646	0.00
MRH Trowe Beteiligungsgesellschaft mbH	(4)(6)(7)(8)	E + 5.00%	7.16%	5/15/2025	5/17/2032	EUR	417	462	464	0.00
OneDigital Borrower, LLC	(9)	SOFR + 3.00%	6.64%	1/28/2025	7/2/2031		9,800	9,800	9,521	0.02
Paisley Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 5.50%	9.23% (incl. 2.00% PIK)	4/17/2024	5/7/2031	GBP	15,137	18,822	18,163	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Insurance (continued)
Paisley Bidco, Ltd.	(4)(5)(6)(8)	E + 5.50%	7.65% (incl. 2.00% PIK)	4/17/2024	5/7/2031	EUR	8,027	$8,562	$8,301	0.02%
Paisley Bidco, Ltd.	(4)(5)(6)(8)	E + 5.50%	7.65% (incl. 2.00% PIK)	4/17/2024	5/7/2031	EUR	7,080	7,328	7,321	0.02
Paisley Bidco, Ltd.	(4)(5)(6)(8)	E + 5.50%	7.65% (incl. 2.00% PIK)	7/31/2025	5/7/2031	EUR	6,866	7,859	7,099	0.02
Patriot Growth Insurance Services, LLC	(4)(10)	SOFR + 5.00%	8.88%	10/14/2021	10/16/2028	$	23,604	23,494	22,896	0.05
Patriot Growth Insurance Services, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	11/17/2023	10/16/2028		26,350	26,170	25,896	0.06
Riser Merger Sub, Inc.	(4)(10)	SOFR + 4.75%	8.48%	4/15/2025	10/31/2029		19,815	19,815	19,518	0.05
Riser Merger Sub, Inc.	(4)(10)	S + 4.75%	8.48%	4/15/2025	10/31/2029	GBP	33,311	43,646	43,523	0.10
Riser Merger Sub, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.48%	4/15/2025	10/31/2029		6,820	6,457	6,339	0.01
SG Acquisition, Inc.	(4)(7)(10)	SOFR + 4.75%	8.43%	4/3/2024	4/3/2030		198,884	197,765	198,884	0.46
Shelf Bidco, Ltd.	(4)(6)(10)(18)	SOFR + 5.18%	8.66%	10/17/2024	10/17/2031		928,929	925,430	928,929	2.17
Simplicity Financial Marketing Group Holdings, Inc.	(4)(6)(7)(10)	SOFR + 5.00%	8.73%	12/31/2024	12/31/2031		55,961	55,359	55,781	0.13
Sparta UK Bidco, Ltd.	(4)(6)(8)	S + 6.00%	9.73%	9/25/2024	9/25/2031	GBP	44,570	58,913	58,528	0.14
Sparta UK Bidco, Ltd.	(4)(6)(8)	E + 5.25%	7.72%	9/25/2024	9/25/2031	EUR	1,177	1,317	1,332	0.00
SQ ABS Issuer, LLC	(4)(5)(6)(8)	7.80%	7.80%	10/11/2024	10/20/2039		15,179	15,087	15,065	0.04
Tennessee Bidco, Limited	(4)(5)(6)(8)	E + 5.50%	7.62% (incl. 2.00% PIK)	7/1/2024	7/1/2031	EUR	4,654	5,752	5,252	0.01
Tennessee Bidco, Limited	(4)(6)(8)	S + 5.50%	9.22% (incl. 2.00% PIK)	7/1/2024	7/1/2031	GBP	153,814	206,646	201,476	0.47
Tennessee Bidco, Limited	(4)(5)(6)(8)	S + 5.50%	9.23% (incl. 2.00% PIK)	7/1/2024	7/1/2031	GBP	18,292	23,037	23,959	0.06
Tennessee Bidco, Limited	(4)(6)(8)	SOFR + 5.50%	9.08% (incl. 2.00% PIK)	7/1/2024	7/1/2031		561,732	551,542	554,711	1.30
Tennessee Bidco, Limited	(4)(5)(6)(8)	SOFR + 5.50%	9.29% (incl. 2.00% PIK)	7/1/2024	7/1/2031		104,685	104,139	103,377	0.24
Tennessee Bidco, Limited	(4)(5)(6)(8)	E + 5.50%	8.11% (incl. 2.00% PIK)	7/1/2024	7/1/2031	EUR	49,864	57,319	56,263	0.13
Tennessee Bidco, Limited	(4)(5)(6)(7)(8)	S + 5.50%	9.23% (incl. 2.00% PIK)	5/9/2025	7/1/2031	GBP	1,951	3,224	1,707	0.00
Tennessee Bidco, Limited	(4)(5)(6)(8)	SOFR + 5.50%	9.11% (incl. 2.00% PIK)	5/9/2025	7/1/2031		34,464	34,307	34,033	0.08
Tennessee Bidco, Limited	(4)(5)(6)(8)	E + 5.50%	7.86% (incl. 2.00% PIK)	5/9/2025	7/1/2031	EUR	18,494	21,661	20,867	0.05
THG Acquisition, LLC	(4)(10)	SOFR + 4.75%	8.39%	10/31/2024	10/31/2031		66,143	65,639	66,143	0.15
THG Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	10/31/2024	10/31/2031		1,834	1,778	1,834	0.00
THG Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	10/31/2024	10/31/2031		11,026	10,927	11,026	0.03
USI, Inc.	(8)	SOFR + 2.25%	5.98%	12/23/2024	11/21/2029		6,760	6,760	6,746	0.02
USI, Inc.	(8)	SOFR + 2.25%	5.98%	12/23/2024	9/29/2030		7,379	7,303	7,359	0.02
World Insurance Associates, LLC	(4)(7)(11)	SOFR + 5.00%	8.73%	2/14/2025	4/3/2030		111,571	110,496	111,495	0.26

								4,746,686	4,762,165	11.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Interactive Media & Services
North Haven Ushc Acquisition, Inc.	(4)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027	$	12,305	$12,228	$11,444	0.03%
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027		7,206	7,160	6,701	0.02
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.02%	8/28/2024	10/29/2027		3,095	3,075	2,878	0.01
North Haven Ushc Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027		6,252	6,122	4,139	0.01
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027		3,566	3,543	3,316	0.01
North Haven Ushc Acquisition, Inc.	(4)(11)	SOFR + 5.25%	9.02%	8/28/2024	10/29/2027		21,955	21,817	20,418	0.05
North Haven Ushc Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 5.25%	9.08%	8/28/2024	10/29/2027		15,522	15,415	14,327	0.03
Project Boost Purchaser, LLC	(8)	SOFR + 2.75%	6.48%	7/16/2024	7/16/2031		23,869	23,806	23,286	0.05
Titan Acquisitionco New Zealand, Ltd.	(4)(6)(7)(8)	B + 4.00%	6.77%	5/29/2025	4/17/2031	NZD	128,591	79,528	70,951	0.17
WH Borrower, LLC	(9)	SOFR + 4.50%	8.14%	2/20/2025	2/20/2032		21,441	21,355	21,507	0.05

								194,049	178,967	0.43
IT Services
Allium Buyer, LLC	(4)(7)(11)	SOFR + 5.00%	8.66%	5/2/2023	5/2/2030		1,556	1,527	1,549	0.00
Anthracite Buyer, Inc.	(4)(7)(10)	SOFR + 4.50%	8.18%	12/3/2025	12/3/2032		79,838	79,380	78,141	0.18
Blackhawk Network Holdings, Inc.	(11)	SOFR + 3.50%	7.14%	2/6/2026	3/12/2029		2,488	2,490	2,480	0.01
Cassipoee, SASU	(4)(5)(6)(8)	E + 4.50%	6.79%	2/26/2025	2/26/2032	EUR	160	165	179	0.00
Denali TopCo, LLC	(4)(7)(10)	SOFR + 4.75%	8.41%	8/26/2025	8/26/2032		91,676	90,838	90,493	0.21
Fern Bidco, Ltd.	(4)(6)(8)	S + 5.00%	8.73%	7/1/2024	7/1/2031	GBP	40,356	50,308	52,861	0.12
Fern Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 5.00%	8.73%	7/1/2024	7/1/2031	GBP	4,414	5,507	5,520	0.01
Firmus Supercloud PTY, Ltd.	(4)(5)(6)(7)(11)	SOFR + 5.13%	8.77%	4/21/2026	3/15/2032		104,379	102,253	102,253	0.24
Infostretch Corporation	(4)(10)	SOFR + 5.75%	9.63%	4/1/2022	4/1/2028		175,680	174,654	155,477	0.36
Inovalon Holdings, Inc.	(4)(10)	SOFR + 5.50%	9.43% (incl. 2.75% PIK)	4/11/2025	11/24/2028		1,126,364	1,117,664	1,058,782	2.48
KEN Bidco, Ltd.	(4)(5)(6)(10)	S + 6.00%	10.00% (incl. 2.50% PIK)	5/3/2024	10/14/2028	GBP	14,468	17,946	14,489	0.03
Monterey Financing, S.à r.l.	(4)(6)(8)	CI + 6.00%	8.14%	9/28/2022	9/28/2029	DKK	560,750	73,100	83,577	0.20
Monterey Financing, S.à r.l.	(4)(6)(9)	N + 6.00%	10.37%	9/28/2022	9/28/2029	NOK	105,862	9,749	10,427	0.02
Monterey Financing, S.à r.l.	(4)(6)(8)	ST + 6.00%	8.18%	9/28/2022	9/28/2029	SEK	243,186	21,499	24,453	0.06
Monterey Financing, S.à r.l.	(4)(6)(8)	E + 6.00%	8.17%	9/28/2022	9/28/2029	EUR	156,764	152,771	174,641	0.41
Namecheap, Inc.	(4)(7)(10)	SOFR + 4.75%	8.39%	5/21/2026	5/21/2033		70,652	69,844	69,830	0.16
Nephele III, BV	(4)(5)(6)(7)(8)	E + 4.35%	6.64%	3/31/2025	1/14/2032	EUR	267	285	304	0.00
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 3.60%	7.21%	12/8/2025	4/30/2029		30,804	30,201	24,951	0.06
Newfold Digital Holdings Group, Inc.	(10)(17)	SOFR + 3.50%	7.21%	12/8/2025	4/30/2029		6,340	6,086	2,745	0.01
Newfold Digital Holdings Group, Inc.	(5)(10)	SOFR + 5.75%	9.36%	12/8/2025	4/30/2029		424	410	344	0.00
PPT Purchaser, LLC	(4)(7)(9)	SOFR + 4.50%	8.23%	12/9/2025	12/23/2032		577,449	576,010	575,894	1.35
PPT Purchaser, LLC	(4)(5)(7)(9)	SOFR + 4.50%	8.14%	12/22/2025	12/23/2032		8,273	7,880	8,061	0.02
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	9.52%	10/25/2021	10/25/2027		95,717	95,296	92,606	0.22
Red River Technology, LLC	(4)(5)(11)	SOFR + 6.00%	9.81%	5/26/2021	11/26/2028		144,018	143,640	129,976	0.30
Red River Technology, LLC	(4)(5)(11)	SOFR + 6.00%	9.81%	12/1/2025	11/26/2028		16,139	15,949	14,566	0.03
Redwood Services Group, LLC	(4)(10)	SOFR + 5.25%	8.99%	1/3/2025	6/15/2029		147,319	146,150	147,319	0.34
Redwood Services Group, LLC	(4)(10)	SOFR + 5.25%	8.99%	2/5/2024	6/15/2029		35,446	35,232	35,446	0.08
Redwood Services Group, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.49%	2/5/2024	6/15/2029		15,679	15,433	14,963	0.03
Smartronix, LLC	(8)	SOFR + 4.50%	8.14%	2/7/2025	2/6/2032		298,087	292,126	287,803	0.67
Smartronix, LLC	(4)(5)(7)(8)	SOFR + 3.50%	7.14%	2/7/2025	2/7/2030		1,368	1,146	468	0.00
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	8.50% (incl. 2.50% PIK)	10/14/2021	10/14/2028	EUR	17,743	20,295	15,306	0.04
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	8.50% (incl. 2.50% PIK)	10/14/2021	10/14/2028	EUR	6,618	7,542	5,709	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
IT Services (continued)
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	10.24% (incl. 2.50% PIK)	10/14/2021	10/14/2028	EUR	6,883	$7,066	$5,196	0.01%
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	10.23% (incl. 2.50% PIK)	10/14/2021	10/14/2028	$	13,755	13,633	10,385	0.02
Turing Holdco, Inc.	(4)(5)(6)(10)	S + 6.00%	10.00% (incl. 2.50% PIK)	5/3/2024	10/14/2028	GBP	24,293	30,129	24,329	0.06
Turing Holdco, Inc.	(4)(5)(6)(10)	SOFR + 6.00%	10.23% (incl. 2.50% PIK)	5/3/2024	10/14/2028		32,339	31,877	24,416	0.06
Virtusa Corp.	(10)	SOFR + 3.25%	6.89%	6/21/2024	2/15/2029		14,639	14,649	12,827	0.03

								3,460,730	3,358,766	7.83
Life Sciences Tools & Services
Bidco Jupiter, Ltd.	(4)(5)(6)(9)	E + 6.75%	8.75% (incl. 6.75% PIK)	8/5/2022	8/27/2029	EUR	6,126	6,119	5,582	0.01
Bidco Jupiter, Ltd.	(4)(6)(10)	SOFR + 6.75%	9.99% (incl. 6.75% PIK)	8/5/2022	8/27/2029		91,212	90,019	72,969	0.17
Cambrex Corp.	(4)(10)	SOFR + 4.75%	8.39%	3/5/2025	3/5/2032		114,099	113,174	111,817	0.26
Cambrex Corp.	(4)(5)(7)(10)	SOFR + 4.75%	8.40%	3/5/2025	3/5/2032		4,290	4,168	3,989	0.01
Cambrex Corp.	(4)(5)(10)	SOFR + 4.75%	8.39%	3/5/2025	3/5/2032		17,073	16,934	16,731	0.04
Creek Parent, Inc.	(4)(7)(10)	SOFR + 5.00%	8.64%	12/17/2024	12/18/2031		131,680	129,618	129,709	0.30
Falcon Parent Holdings, Inc.	(4)(7)(10)	SOFR + 5.50%	9.15% (incl. 2.75% PIK)	11/6/2024	11/6/2031		162,607	161,270	158,448	0.37
Falcon Parent Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	8.66%	11/6/2024	11/6/2031		4,218	4,042	3,835	0.01
Parexel International, Inc.	(9)	SOFR + 2.50%	6.14%	12/12/2025	12/12/2031		5,341	5,342	5,348	0.01
PAS Parent, Inc.	(4)(7)(10)	SOFR + 4.50%	8.14%	8/18/2025	8/18/2032		27,205	26,621	26,806	0.06

								557,307	535,234	1.24
Machinery
Bidco 76 S.p.A.	(4)(6)(8)	E + 4.75%	6.87%	12/11/2024	12/10/2031	EUR	138,245	143,304	157,959	0.37
Chart Industries, Inc.	(6)(9)	SOFR + 2.50%	6.18%	7/2/2024	3/15/2030		4,713	4,713	4,719	0.01
Cielo Bidco, Ltd.	(4)(5)(6)(8)	S + 4.75%	8.48%	6/30/2025	3/31/2032	GBP	241	328	319	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(8)	E + 4.75%	6.93%	6/30/2025	3/31/2032	EUR	86	101	99	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(8)	SOFR + 4.75%	8.37%	6/30/2025	3/31/2032		1,238	1,228	1,238	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(8)	SOFR + 4.75%	8.37%	6/30/2025	3/31/2032		595	589	595	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(7)(8)	E + 4.75%	6.93%	6/30/2025	3/31/2032	EUR	37	43	42	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(7)(8)	SOFR + 4.75%	8.37%	6/30/2025	3/31/2032		192	186	192	0.00
Hobbs & Associates, LLC	(8)	SOFR + 2.75%	6.39%	10/30/2025	7/23/2031		2,481	2,484	2,481	0.01
MHE Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.00%	9.81%	7/21/2021	7/21/2027		6,040	5,270	5,150	0.01
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.50%	10.31%	12/20/2022	7/21/2027		229	228	226	0.00
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	10.06%	8/30/2022	7/21/2027		228	227	226	0.00
Pro Mach Group, Inc.	(8)	SOFR + 2.50%	6.14%	6/3/2026	10/15/2032		5,970	5,979	5,982	0.01
TK Elevator U.S. Newco, Inc.	(6)(9)	SOFR + 2.75%	6.38%	3/14/2024	4/30/2030		17,234	17,234	17,329	0.04

								181,914	196,557	0.45
Marine Transportation
Armada Parent, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.41%	10/29/2021	10/29/2030		11,166	11,001	11,166	0.03
Armada Parent, Inc.	(4)(10)	SOFR + 4.75%	8.41%	6/9/2025	10/29/2030		225,798	224,379	225,798	0.53
Kattegat Project Bidco, AB	(4)(6)(7)(8)	E + 5.50%	7.79%	3/20/2024	4/7/2031	EUR	51,768	55,128	58,989	0.14
Kattegat Project Bidco, AB	(4)(5)(6)(8)	SOFR + 5.50%	9.23%	3/20/2024	4/7/2031		4,522	4,445	4,522	0.01

								294,953	300,475	0.71

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Media
ABG Intermediate Holdings 2, LLC	(8)	SOFR + 2.25%	5.89%	4/4/2025	2/13/2032	$	5,184	$5,070	$5,186	0.01%
Bimini Group Purchaser, Inc.	(4)(10)	SOFR + 4.75%	8.42%	4/26/2024	4/25/2031		280,033	277,987	277,233	0.65
Bimini Group Purchaser, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.36%	4/26/2024	4/25/2031		18,039	17,675	17,560	0.04
Bimini Group Purchaser, Inc.	(4)(10)	SOFR + 4.75%	8.40%	4/26/2024	4/26/2031		34,644	34,504	34,298	0.08
HMH Education, Inc.	(4)(5)(7)(8)	SOFR + 4.50%	8.25%	4/7/2022	4/7/2027		14,250	14,185	10,704	0.03
McGraw-Hill Education, Inc.	(9)	SOFR + 2.75%	6.39%	9/4/2025	8/6/2031		971	969	977	0.00

								350,390	345,958	0.81
Metals & Mining
SCIH Salt Holdings, Inc.	(10)	SOFR + 2.75%	6.35%	12/4/2025	1/31/2029		15,551	15,539	15,588	0.04
US Salt Investors, LLC	(4)(7)(10)	SOFR + 4.25%	7.98%	2/26/2026	2/26/2033		61,912	61,256	60,912	0.14

								76,795	76,500	0.18
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc.	(4)(6)(10)	SOFR + 5.25%	8.89%	8/30/2024	8/15/2028		28,676	28,562	28,676	0.07
Freeport LNG Investments, LLLP	(8)	SOFR + 3.25%	6.93%	1/29/2026	2/11/2033		4,000	3,986	4,013	0.01
KKR Alberta Midstream Finance, Inc.	(4)(6)(10)	SOFR + 5.25%	8.89%	8/30/2024	8/15/2028		15,599	15,514	15,599	0.04

								48,062	48,288	0.12
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.50%	9.28%	11/12/2021	11/12/2027		61,627	61,381	61,164	0.14
Profile Products, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.28%	11/12/2021	11/12/2027		3,295	3,251	3,221	0.01
Profile Products, LLC	(4)(5)(7)(10)	P + 4.50%	11.25%	11/12/2021	11/12/2027		2,613	2,590	2,560	0.01

								67,222	66,945	0.16
Pharmaceuticals
Animal Wellness Investments S.p.A	(4)(6)(7)(8)	E + 5.25%	7.39%	1/15/2026	1/15/2033	EUR	67,805	77,092	75,799	0.18
Apple SG Bidco Pte. Ltd.	(4)(5)(6)(9)	BB + 4.75%	9.24%	5/28/2026	5/27/2033	AUD	448	278	269	0.00
Apple AU Finco Pty, Ltd.	(4)(5)(6)(7)(9)	BB + 4.75%	9.24%	5/28/2026	5/27/2033	AUD	118,788	84,242	81,421	0.19
Dechra Finance US, LLC	(6)(8)	SOFR + 2.75%	6.39%	2/6/2026	1/27/2032		4,950	4,986	4,967	0.01
Eden Acquisitionco, Ltd.	(4)(6)(7)(10)	SOFR + 5.00%	8.73%	11/2/2023	11/18/2030		110,903	109,044	110,880	0.26
Eden Acquisitionco, Ltd.	(4)(5)(6)(8)	E + 5.00%	7.29%	9/23/2025	11/18/2030	EUR	746	804	853	0.00
Elanco Animal Health, Inc.	(6)(8)	SOFR + 1.75%	5.37%	1/30/2025	10/31/2032		718	718	718	0.00
Galileo Pharma Bidco S.p.A	(4)(5)(6)(8)	E + 5.00%	7.22%	10/7/2025	10/7/2032	EUR	17,886	20,467	20,283	0.05
Gusto Sing Bidco Pte, Ltd.	(4)(5)(6)(7)(10)	BB + 4.75%	9.12%	11/15/2024	11/15/2031	AUD	1,000	647	689	0.00
Opal US, LLC	(6)(8)	SOFR + 2.50%	6.23%	6/9/2026	4/28/2032		31,780	31,645	31,797	0.07
Prestige Brands, Inc.	(6)(7)(8)	SOFR + 2.00%	5.62%	5/20/2026	6/13/2033		2,894	2,886	2,901	0.01
Rhea Parent, Inc.	(4)(7)(10)	SOFR + 5.00%	8.73%	12/20/2024	12/20/2030		263,524	261,428	257,964	0.60

								594,237	588,541	1.37
Professional Services
Accordion Partners, LLC	(4)(7)(10)	SOFR + 5.00%	8.67%	12/17/2025	11/17/2031		54,786	54,618	54,601	0.13
Accordion Partners, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	12/17/2025	11/17/2031		10,784	10,657	10,671	0.02
AG Group Holdings, Inc.	(9)	SOFR + 4.25%	7.89%	12/29/2021	12/29/2028		5,565	5,553	5,052	0.01
ALKU, LLC	(4)(10)	SOFR + 6.25%	9.98%	5/23/2023	5/23/2029		54,020	53,383	52,940	0.12
ALKU, LLC	(4)(10)	SOFR + 5.50%	9.23%	2/21/2024	5/23/2029		4,888	4,834	4,704	0.01
Alpine Intel Intermediate 2, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.15%	8/28/2024	12/16/2027		3,145	3,034	2,933	0.01
Alpine Intel Intermediate 2, LLC	(4)(10)	SOFR + 4.50%	8.15%	12/16/2021	12/16/2027		43,771	43,558	43,552	0.10
Alpine Intel Intermediate 2, LLC	(4)(10)	SOFR + 4.50%	8.15%	12/16/2021	12/16/2027		67,322	66,994	66,985	0.16
Apex Companies, LLC	(4)(11)	SOFR + 5.00%	8.67%	1/31/2023	1/31/2030		1,950	1,923	1,950	0.00
Apex Companies, LLC	(4)(11)	SOFR + 5.00%	8.67%	8/28/2024	1/31/2030		10,786	10,676	10,786	0.03
Apex Companies, LLC	(4)(5)(11)	SOFR + 5.00%	8.67%	8/28/2024	1/31/2030		8,233	7,855	8,233	0.02
Apex Companies, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.66%	10/24/2025	1/31/2030		7,717	7,684	7,717	0.02
Artisan Acquisitionco, Ltd.	(4)(6)(8)	SOFR + 4.50%	8.23%	9/23/2024	9/30/2031		447,361	440,651	441,769	1.03
Ascensus Group Holdings, Inc.	(9)	SOFR + 3.00%	6.64%	12/13/2024	11/25/2032		13,175	13,161	12,890	0.03
Baker Tilly Advisory Group, LP	(4)(10)	SOFR + 4.75%	8.39%	6/3/2024	6/3/2031		199,987	197,880	199,987	0.47

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Professional Services (continued)
Baker Tilly Advisory Group, LP	(4)(7)(10)	SOFR + 4.25%	7.89%	6/3/2024	6/3/2031		$318,140	$315,016	$318,140	0.74%
Baker Tilly Advisory Group, LP	(4)(5)(10)	SOFR + 4.25%	7.90%	6/3/2024	6/3/2031		55,251	54,617	55,251	0.13
Cast & Crew Payroll, LLC	(9)(17)	SOFR + 3.75%	7.41%	12/30/2021	12/29/2028		11,392	11,151	4,471	0.01
CFGI Holdings, LLC	(4)(7)(10)	SOFR + 4.25%	7.89%	11/2/2021	11/2/2029		17,539	17,363	17,041	0.04
Chartwell Cumming Holding Corp.	(4)(7)(11)	SOFR + 4.75%	8.38%	6/16/2026	6/16/2033		354,010	351,617	353,313	0.83
Cisive Holdings Corp.	(4)(7)(11)	SOFR + 5.75%	9.48%	12/8/2021	12/6/2030		33,083	32,987	30,182	0.07
Clearview Buyer, Inc.	(4)(7)(10)	SOFR + 4.60%	8.33%	8/26/2021	8/31/2029		87,640	87,283	87,640	0.20
CRCI Longhorn Holdings, Inc.	(4)(7)(10)	SOFR + 4.75%	8.40%	8/27/2024	8/27/2031		63,183	62,636	63,036	0.15
CRCI Longhorn Holdings, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.38%	8/27/2024	8/27/2031		7,309	7,221	7,309	0.02
Denali Intermediate Holdings, Inc.	(6)(10)	SOFR + 5.50%	9.15%	8/26/2025	8/26/2032		19,127	18,923	17,740	0.04
Denali Intermediate Holdings, Inc.	(4)(5)(6)(7)(10)	SOFR + 5.50%	9.12%	8/26/2025	8/26/2032		357	336	218	0.00
DTI Holdco, Inc.	(10)	SOFR + 4.00%	7.64%	2/12/2025	4/26/2029		13,207	13,207	12,071	0.03
DTI Holdco, Inc.	(4)(5)(7)(10)	SOFR + 4.00%	7.64%	2/12/2025	1/25/2029		2,800	2,704	924	0.00
East River Bidco, GmbH	(4)(6)(7)(8)	E + 5.25%	7.54%	3/26/2025	3/29/2032	EUR	97	103	111	0.00
Eliassen Group, LLC	(4)(10)	SOFR + 5.75%	9.48%	4/14/2022	4/14/2028		66,015	65,726	63,044	0.15
EP Purchaser, LLC	(9)	SOFR + 3.50%	7.28%	11/4/2021	11/6/2028		9,303	9,225	6,057	0.01
First Advantage Holdings, LLC	(8)	SOFR + 2.75%	6.48%	7/24/2025	10/31/2031		5,197	5,215	5,140	0.01
G&A Partners Holding Company II, LLC	(4)(10)	SOFR + 5.00%	8.67%	3/1/2024	3/3/2031		66,544	65,692	66,544	0.16
G&A Partners Holding Company II, LLC	(4)(10)	SOFR + 5.00%	8.67%	5/6/2025	3/3/2031		40,915	40,751	40,915	0.10
G&A Partners Holding Company II, LLC	(4)(5)(10)	SOFR + 5.00%	8.67%	5/6/2025	3/3/2031		9,408	9,371	9,408	0.02
G&A Partners Holding Company II, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.74%	5/6/2025	3/3/2030		658	577	658	0.00
Genuine Financial Holdings, LLC	(8)	SOFR + 3.25%	6.89%	2/5/2025	9/27/2030		8,835	8,855	8,578	0.02
Grant Thornton Advisors, LLC	(8)	SOFR + 2.75%	6.39%	8/22/2025	6/2/2031		11,404	11,399	10,880	0.03
Guidehouse, Inc.	(4)(10)	SOFR + 4.75%	8.39%	10/15/2021	12/16/2030		1,248,837	1,242,393	1,208,250	2.82
IG Investments Holdings, LLC	(4)(7)(10)	SOFR + 5.00%	8.66%	11/1/2024	9/22/2028		574,417	571,298	574,417	1.34
Inmar, Inc.	(8)	SOFR + 4.50%	8.23%	6/26/2025	10/30/2031		24,564	24,596	21,632	0.05
King Bidco S.P.E.C.	(4)(5)(6)(8)	E + 5.25%	7.54%	6/26/2025	6/26/2032	EUR	175	200	196	0.00
King Bidco S.P.E.C.	(4)(5)(6)(8)	E + 5.25%	7.54%	6/26/2025	6/26/2032	EUR	75	87	84	0.00
KStone Buyer, Inc.	(4)(7)(10)	SOFR + 4.25%	7.93%	1/2/2026	1/2/2032		81,403	80,356	80,263	0.19
Kwor Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 6.25%	9.92% (incl. 5.25% PIK)	2/28/2025	2/28/2030		2,260	2,197	2,253	0.01
Lereta, LLC	(10)	SOFR + 5.25%	9.01%	7/30/2021	7/30/2028		28,411	28,327	26,849	0.06
Mantech International, CP	(4)(7)(10)	SOFR + 4.50%	8.16%	12/1/2025	9/14/2029		881,507	873,669	866,610	2.03
Mantech International, CP	(4)(5)(10)	SOFR + 4.50%	8.16%	12/1/2025	9/14/2029		12,335	12,228	12,150	0.03
Mercury Bidco Globe, Limited	(4)(6)(8)	S + 6.25%	9.99%	1/18/2024	1/31/2031	GBP	92,467	115,933	122,653	0.29
Mercury Bidco Globe, Limited	(4)(5)(6)(9)	SOFR + 6.25%	9.91%	1/30/2024	1/31/2031		7,655	7,238	7,655	0.02
Minotaur Acquisition, Inc.	(4)(7)(11)	SOFR + 5.00%	8.64%	5/10/2024	5/10/2030		112,558	110,957	111,946	0.26
Minotaur Acquisition, Inc.	(4)(5)(11)	SOFR + 5.00%	8.64%	5/10/2024	5/10/2030		16,475	16,260	16,393	0.04
MPG Parent Holdings, LLC	(4)(11)	SOFR + 5.00%	8.69%	1/8/2024	1/8/2030		17,846	17,635	17,846	0.04
MPG Parent Holdings, LLC	(4)(7)(11)	SOFR + 5.00%	8.72%	1/8/2024	1/8/2030		6,057	5,945	6,057	0.01
NDT Global Holding, Inc.	(4)(6)(7)(9)	SOFR + 4.50%	8.14%	6/3/2025	6/4/2032		54,235	53,642	53,477	0.13
Oxford Global Resources, Inc.	(4)(11)	SOFR + 6.00%	9.82%	8/17/2021	8/17/2027		91,437	91,093	91,437	0.21
Oxford Global Resources, Inc.	(4)(5)(7)(11)	SOFR + 6.00%	9.74%	8/17/2021	8/17/2027		8,594	8,535	8,594	0.02
Oxford Global Resources, Inc.	(4)(11)	SOFR + 6.00%	10.21%	6/6/2024	8/17/2027		9,775	9,706	9,775	0.02
Pavion Corp.	(4)(10)	SOFR + 6.00%	9.66%	10/30/2023	10/30/2030		114,402	113,000	114,402	0.27
Pavion Corp.	(4)(10)	SOFR + 5.75%	9.42%	10/30/2023	10/30/2030		24,120	23,847	24,120	0.06
Petrus Buyer, Inc.	(4)(10)	SOFR + 4.50%	8.18%	10/17/2022	10/17/2029		46,140	45,488	46,140	0.11
Petrus Buyer, Inc.	(4)(10)	SOFR + 4.50%	8.14%	2/26/2025	10/17/2029		12,128	12,090	12,128	0.03
Petrus Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	2/26/2025	10/17/2029		3,688	3,615	3,688	0.01
Plano HoldCo, Inc.	(8)	SOFR + 3.50%	7.23%	12/11/2024	10/1/2031		988	1,002	780	0.00
Ryan, LLC	(9)	SOFR + 3.50%	7.14%	1/29/2026	11/5/2032		6,983	6,963	6,939	0.02
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 2.50%	6.14%	2/24/2023	7/31/2031		9,561	9,536	9,457	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Professional Services (continued)
STV Group, Inc.	(4)(7)(10)	SOFR + 4.75%	8.39%	3/20/2024	3/20/2031	$	57,516	$56,595	$56,996	0.13%
Teneo Holdings, LLC	(4)(9)	SOFR + 4.75%	8.39%	7/31/2025	7/29/2032		635,821	630,297	635,821	1.49
Teneo Holdings, LLC	(4)(5)(7)(9)	SOFR + 4.75%	8.39%	7/31/2025	7/29/2032		23,554	22,693	23,554	0.06
The North Highland Co, LLC	(4)(10)	SOFR + 4.75%	8.39%	12/20/2024	12/22/2031		90,955	90,248	89,363	0.21
The North Highland Co, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.39%	12/20/2024	12/20/2030		3,043	2,715	2,422	0.01
Thevelia US, LLC	(6)(9)	SOFR + 3.00%	6.73%	7/29/2024	6/18/2029		18,055	18,055	17,581	0.04
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 4.25%	8.01%	6/29/2021	6/29/2029		43,025	42,889	43,025	0.10
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	SOFR + 4.25%	8.01%	6/29/2021	6/29/2029		77,735	76,919	77,414	0.18
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 4.25%	8.03%	10/17/2025	6/29/2029		188,629	187,099	188,629	0.44
Trinity Partners Holdings, LLC	(4)(7)(10)(18)	SOFR + 5.24%	8.98%	12/21/2021	12/31/2030		414,899	411,799	404,286	0.95
TTF Lower Intermediate, LLC	(7)(8)	SOFR + 3.75%	7.38%	7/18/2024	7/18/2031		28,070	26,419	20,336	0.05
Victors CCC Buyer, LLC	(4)(7)(10)	SOFR + 4.50%	8.17%	6/1/2022	6/1/2029		148,777	147,365	148,709	0.35
Victors CCC Buyer, LLC	(4)(10)	SOFR + 4.50%	8.17%	3/2/2026	6/1/2029		40,764	40,398	40,764	0.10
Victors CCC Buyer, LLC	(4)(10)	SOFR + 4.50%	8.17%	2/2/2026	6/1/2029		16,408	16,264	16,408	0.04
West Monroe Partners, LLC	(4)(10)	SOFR + 4.75%	8.42%	11/9/2021	11/8/2028		704,173	699,591	700,653	1.64
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 4.75%	8.42%	12/18/2024	11/8/2028		24,071	23,588	22,537	0.05
West Monroe Partners, LLC	(4)(5)(10)	SOFR + 4.75%	8.42%	9/15/2025	11/8/2028		990	983	985	0.00
Woolpert Holdings, Inc.	(4)(5)(7)(11)	SOFR + 5.00%	8.73%	6/30/2026	4/5/2032		11,250	11,138	11,250	0.03
YA Intermediate Holdings II, LLC	(4)(10)	SOFR + 5.00%	8.73%	10/1/2024	10/1/2031		43,640	43,357	43,312	0.10
YA Intermediate Holdings II, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.71%	10/1/2024	10/1/2031		11,041	10,886	10,830	0.03

								8,161,570	8,114,507	19.01
Real Estate Management & Development
Castle Management Borrower, LLC	(4)(7)(11)	SOFR + 5.50%	9.23%	11/3/2023	11/5/2029		32,500	32,055	32,298	0.08
Castle Management Borrower, LLC	(4)(5)(7)(11)	SOFR + 5.50%	9.15%	11/3/2023	11/5/2029		417	370	417	0.00
Community Management Holdings Midco 2, LLC	(4)(10)	SOFR + 5.00%	8.66%	11/1/2024	11/3/2031		54,777	54,151	54,504	0.13
Community Management Holdings Midco 2, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.68%	11/1/2024	11/3/2031		42,418	41,944	42,187	0.10
Community Management Holdings Midco 2, LLC	(4)(5)(10)	SOFR + 5.00%	8.74%	7/8/2025	11/3/2031		31,457	31,186	31,299	0.07
Cushman & Wakefield US Borrower, LLC	(6)(9)	SOFR + 2.50%	6.14%	9/26/2025	1/31/2030		6,299	6,299	6,311	0.01
Neptune BidCo, SAS	(4)(5)(6)(8)	E + 5.25%	7.40%	3/28/2024	4/1/2031	EUR	8,395	8,933	9,593	0.02
Odevo, AB	(4)(5)(6)(8)	ST + 5.25%	7.35%	10/31/2024	12/31/2030	SEK	573,028	51,795	59,097	0.14
Odevo, AB	(4)(5)(6)(8)	E + 5.25%	7.40%	10/31/2024	12/31/2030	EUR	1,177	1,228	1,345	0.00
Odevo, AB	(4)(5)(6)(8)	S + 5.25%	8.98%	10/31/2024	12/31/2030	GBP	26,751	33,767	35,484	0.08
Odevo, AB	(4)(6)(8)	SOFR + 5.25%	8.92%	10/31/2024	12/31/2030		136,798	136,289	136,798	0.32
Odevo, AB	(4)(6)(8)	E + 5.25%	7.40%	11/28/2024	12/31/2030	EUR	105,092	109,637	120,078	0.28
Odevo, AB	(4)(6)(8)	SOFR + 5.25%	8.92%	6/30/2025	12/31/2030		61,545	59,585	61,545	0.14
Odevo, AB	(4)(5)(6)(8)	S + 5.25%	8.98%	9/12/2025	12/31/2030	GBP	22,220	26,980	29,474	0.07
Phoenix Strategy S.à r.l.	(4)(6)(8)	S + 2.75%	6.48%	10/2/2024	10/2/2028	GBP	53,099	69,894	70,433	0.16
Phoenix Strategy S.à r.l.	(4)(6)(8)	E + 2.75%	4.98%	10/2/2024	10/2/2028	EUR	50,089	53,837	57,231	0.13
Phoenix Strategy S.à r.l.	(4)(6)(8)	E + 2.75%	4.98%	10/2/2024	10/2/2028	EUR	140,261	153,725	160,262	0.37

								871,675	908,356	2.10
Software
Abacus Holdco 2, Oy	(4)(5)(6)(7)(8)	E + 4.75%	6.95%	10/11/2024	10/10/2031	EUR	856	927	978	0.00
Acumatica Holdings, Inc.	(4)(7)(10)	SOFR + 4.50%	8.23%	7/28/2025	7/28/2032		63,387	62,745	61,855	0.14
AI Titan Parent, Inc.	(4)(7)(10)	SOFR + 4.50%	8.14%	8/29/2024	8/29/2031		115,237	114,222	113,776	0.27
Analytic Partners, LP	(4)(7)(10)	SOFR + 4.25%	7.89%	4/4/2022	4/4/2030		20,924	20,716	20,408	0.05
Analytic Partners, LP	(4)(10)	SOFR + 4.25%	7.89%	12/17/2024	4/4/2030		11,884	11,821	11,647	0.03
Anaplan, Inc.	(4)(7)(10)	SOFR + 4.50%	8.17%	5/20/2025	6/21/2029		623,900	619,092	613,582	1.43
Aptean, Inc.	(4)(10)	SOFR + 4.75%	8.42%	1/29/2024	1/30/2031		72,186	71,896	71,464	0.17
Aptean, Inc.	(4)(5)(7)(10)	SOFR + 3.75%	10.50%	1/29/2024	1/30/2031		1,073	1,030	1,026	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Armstrong Bidco, Limited	(4)(6)(8)	S + 5.25%	8.98%	6/2/2022	6/28/2029	GBP	478,945	$577,588	$616,237	1.44%
Arnhem BidCo, GmbH	(4)(6)(7)(8)	E + 4.50%	6.79%	9/18/2024	9/30/2031	EUR	243,252	267,673	277,940	0.65
Articulate Global, LLC	(4)(7)(9)	SOFR + 4.00%	7.73%	10/24/2025	10/24/2032		$52,457	52,193	52,296	0.12
AuditBoard, Inc.	(4)(10)	SOFR + 4.50%	8.23%	7/12/2024	7/14/2031		80,730	80,150	79,923	0.19
AuditBoard, Inc.	(4)(10)	SOFR + 4.50%	8.23%	7/12/2024	7/12/2031		38,443	38,166	38,058	0.09
AuditBoard, Inc.	(4)(7)(10)	SOFR + 4.50%	8.23%	12/10/2025	7/14/2031		15,377	15,163	15,070	0.04
Azurite Intermediate Holdings, Inc.	(4)(7)(10)	SOFR + 6.00%	9.64%	3/19/2024	3/19/2031		61,406	60,717	58,667	0.14
Banyan Software Holdings, LLC	(4)(11)	SOFR + 5.50%	9.14%	1/2/2025	1/2/2031		53,447	53,045	52,779	0.12
Banyan Software Holdings, LLC	(4)(5)(11)	SOFR + 5.50%	9.14%	1/2/2025	1/2/2031		28,669	28,454	28,311	0.07
Banyan Software Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.14%	10/7/2025	1/2/2031		23,363	23,263	21,870	0.05
Banyan Software Holdings, LLC	(4)(5)(11)	SOFR + 5.50%	9.14%	1/2/2025	1/2/2031		10,122	10,042	9,995	0.02
Banyan Software Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.50%	9.14%	10/7/2025	1/2/2031		1,067	1,023	995	0.00
Bayshore Intermediate #2, LP	(4)(10)	SOFR + 5.50%	9.17% (incl. 3.00% PIK)	9/19/2025	10/2/2028		331,511	331,266	323,223	0.76
Bayshore Intermediate #2, LP	(4)(5)(7)(10)	SOFR + 5.00%	8.70%	11/8/2024	10/1/2027		13,242	13,188	12,564	0.03
Bending Spoons US, Inc.	(6)(11)	SOFR + 5.88%	9.49%	2/19/2025	3/7/2031		4,791	4,688	4,729	0.01
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 5.50%	9.16%	8/8/2022	8/8/2028		69,466	68,996	69,466	0.16
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 5.50%	9.16%	8/8/2022	8/8/2028		12,260	12,178	12,260	0.03
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 5.50%	9.16%	8/8/2022	8/8/2028		8,430	8,381	8,430	0.02
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 5.50%	9.16%	10/25/2024	8/8/2028		56,404	55,939	56,404	0.13
Bluefin Holding, LLC	(4)(7)(11)	SOFR + 4.25%	7.91%	9/12/2023	9/12/2029		90,693	89,856	90,693	0.21
Boxer Parent Company, Inc.	(8)	SOFR + 2.75%	6.42%	1/24/2025	7/30/2031		7,124	7,124	6,439	0.02
Brave Parent Holdings, Inc.	(4)(7)(9)	SOFR + 4.50%	8.14%	10/17/2025	11/28/2030		492,682	489,232	481,596	1.13
Brave Parent Holdings, Inc.	(4)(9)	SOFR + 4.50%	8.14%	10/17/2025	11/28/2030		262,279	261,148	256,377	0.60
Businessolver.com, Inc.	(4)(7)(10)	SOFR + 4.50%	8.23%	12/3/2025	12/3/2032		28,986	28,586	28,634	0.07
Caribou Bidco, Ltd.	(4)(6)(8)	S + 5.00%	8.73%	7/2/2024	2/2/2029	GBP	221,441	282,103	286,387	0.67
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.98%	8/7/2025	3/21/2031		2,970	2,958	2,614	0.01
Cloudera, Inc.	(9)	SOFR + 3.75%	7.49%	10/8/2021	10/8/2028		21,440	21,378	16,735	0.04
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	9.37%	2/23/2022	2/23/2029		257,960	255,050	218,621	0.51
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	9.37%	3/11/2022	2/23/2029		6,159	6,086	5,219	0.01
Confluence Technologies, Inc.	(4)(5)(9)	SOFR + 5.00%	8.65%	2/14/2025	7/30/2028		19,938	19,565	19,340	0.05
Conga Corp.	(10)	SOFR + 3.50%	7.16%	8/8/2024	5/8/2028		11,307	11,307	9,649	0.02
Connatix Buyer, Inc.	(4)(10)	SOFR + 5.50%	9.44%	7/14/2021	7/14/2027		105,064	104,702	91,406	0.21
Connatix Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.44%	7/14/2021	7/14/2027		11,732	11,675	9,613	0.02
Connatix Buyer, Inc.	(4)(5)(10)	SOFR + 5.50%	9.44%	10/9/2024	7/14/2027		5,169	5,131	4,497	0.01
CJX Borrower, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.44%	10/9/2024	7/14/2027		3,865	3,747	3,261	0.01
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	7.51%	10/15/2021	10/16/2028		17,781	17,756	11,406	0.03
Cornerstone OnDemand, Inc.	(4)(11)	SOFR + 6.00%	9.64%	9/7/2023	10/16/2028		33,950	33,483	23,510	0.05
Coupa Software, Inc.	(4)(6)(10)	SOFR + 5.25%	8.91%	2/27/2023	2/27/2030		1,799	1,776	1,763	0.00
Coupa Software, Inc.	(4)(5)(6)(10)	SOFR + 5.25%	8.90%	2/27/2023	2/27/2030		164	162	161	0.00
Coupa Software, Inc.	(4)(5)(6)(7)(10)	SOFR + 5.25%	8.90%	2/27/2023	2/27/2029		84	82	81	0.00
Crewline Buyer, Inc.	(4)(7)(11)	SOFR + 6.75%	10.41%	11/8/2023	11/8/2030		122,658	120,548	118,608	0.28
Databricks, Inc.	(4)(7)(8)	SOFR + 4.50%	8.11%	1/3/2025	1/3/2031		460,000	458,226	460,000	1.08
Delta Topco, Inc.	(8)	SOFR + 2.75%	6.40%	5/1/2024	11/30/2029		31,636	31,623	30,010	0.07
Denali Bidco, Ltd.	(4)(6)(7)(8)	S + 4.75%	8.48%	9/5/2025	9/5/2031	GBP	19,440	24,597	25,524	0.06
Denali Bidco, Ltd.	(4)(5)(6)(8)	E + 4.75%	7.04%	9/5/2025	9/5/2031	EUR	21,288	23,851	24,080	0.06
Diligent Corp.	(4)(7)(10)	SOFR + 5.00%	8.67%	4/30/2024	8/2/2030		186,626	185,839	181,456	0.42
Diligent Corp.	(4)(10)	SOFR + 8.42%	12.09% PIK	4/30/2024	8/2/2030		29,736	29,628	28,993	0.07
Discovery Education, Inc.	(4)(10)	SOFR + 6.75%	10.49% (incl. 5.74% PIK)	4/7/2022	4/9/2029		630,601	626,989	474,527	1.11
Discovery Education, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.52%	4/7/2022	4/9/2029		46,313	45,897	33,309	0.08
Discovery Education, Inc.	(4)(10)	SOFR + 6.75%	10.39% (incl. 5.69% PIK)	10/3/2023	4/9/2029		70,929	70,489	53,374	0.12
Doit International, Ltd.	(4)(7)(11)	SOFR + 4.50%	8.14%	11/25/2024	11/26/2029		65,868	64,620	65,367	0.15

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Dropbox, Inc.	(4)(6)(10)(18)	SOFR + 4.92%	8.66%	12/11/2024	12/11/2029		$1,158,378	$1,149,903	$1,146,794	2.68%
Dropbox, Inc.	(4)(6)(10)(18)	SOFR + 4.92%	8.66%	9/9/2025	9/9/2030		452,914	449,917	448,385	1.05
Eagan Parent, Inc.	(4)(5)(7)(9)	SOFR + 4.25%	7.90%	9/6/2025	9/8/2032		21,244	21,126	20,845	0.05
Edison Bidco, AS	(4)(5)(6)(7)(8)	E + 4.75%	6.96%	12/18/2024	11/29/2031	EUR	245	251	280	0.00
Elements Finco, Ltd.	(4)(6)(8)	S + 5.50%	9.23% (incl. 2.50% PIK)	3/27/2024	4/29/2031	GBP	70,119	87,272	92,080	0.22
Elements Finco, Ltd.	(4)(5)(6)(8)	SOFR + 5.25%	8.89% (incl. 2.25% PIK)	3/27/2024	4/29/2031		21,876	21,704	21,602	0.05
Elements Finco, Ltd.	(4)(5)(6)(8)	SOFR + 5.00%	8.64%	4/30/2024	4/29/2031		17,609	17,537	17,389	0.04
Elements Finco, Ltd.	(4)(5)(6)(8)	S + 5.25%	8.98% (incl. 2.25% PIK)	11/29/2024	4/29/2031	GBP	12,886	16,029	16,878	0.04
Elements Finco, Ltd.	(4)(5)(6)(8)	S + 5.50%	9.23% (incl. 2.50% PIK)	3/27/2024	4/29/2031	GBP	31,433	39,122	41,277	0.10
Epicor Software Corp.	(10)	SOFR + 2.75%	6.39%	5/30/2024	5/30/2031		912	909	874	0.00
Everbridge Holdings, LLC	(4)(6)(10)	SOFR + 5.00%	8.68%	7/2/2024	7/2/2031		34,293	34,170	34,293	0.08
Everbridge Holdings, LLC	(4)(5)(6)(7)(10)	SOFR + 5.00%	8.68%	7/2/2024	7/2/2031		3,361	3,327	3,361	0.01
Experity, Inc.	(4)(10)	SOFR + 5.00%	8.73% (incl. 2.25% PIK)	7/21/2021	2/22/2030		111,323	110,403	109,653	0.26
Experity, Inc.	(4)(7)(10)	SOFR + 5.00%	8.73% (incl. 2.25% PIK)	2/24/2022	2/22/2030		35,903	35,441	35,097	0.08
Experity, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	8.49% (incl. 2.25% PIK)	2/24/2022	2/22/2030		7,706	7,572	7,104	0.02
Flash Charm, Inc.	(5)(10)	SOFR + 3.50%	7.16%	6/11/2024	3/2/2028		5,678	5,678	4,433	0.01
Flexera Software, LLC	(4)(7)(9)	SOFR + 4.50%	8.15%	8/15/2025	8/16/2032		187,380	186,941	181,725	0.42
Flexera Software, LLC	(4)(9)	E + 4.50%	6.71%	8/15/2025	8/16/2032	EUR	56,550	66,027	62,675	0.15
Forterro Group, AB	(4)(6)(8)	ST + 4.75%	6.83%	4/14/2022	7/9/2029	SEK	115,366	10,829	11,898	0.03
Forterro Group, AB	(4)(6)(8)	SA + 4.75%	4.75%	4/14/2022	7/9/2029	CHF	10,860	11,070	13,440	0.03
Forterro Group, AB	(4)(5)(6)(8)	SA + 4.75%	4.75%	7/28/2022	7/9/2029	CHF	3,544	3,598	4,386	0.01
Forterro Group, AB	(4)(6)(8)	E + 4.75%	6.86%	4/14/2022	7/9/2029	EUR	32,512	32,772	37,148	0.09
Forterro Group, AB	(4)(5)(6)(8)	E + 4.75%	6.86%	4/14/2022	7/9/2029	EUR	9,018	9,193	10,304	0.02
Forterro Group, AB	(4)(5)(6)(10)	S + 4.75%	8.47%	7/28/2022	7/9/2029	GBP	12,762	15,264	16,928	0.04
Forterro Group, AB	(4)(5)(6)(8)	E + 4.75%	6.86%	2/27/2025	7/9/2029	EUR	31,908	33,061	36,458	0.09
Gen Digital, Inc.	(6)(9)	SOFR + 1.75%	5.39%	6/5/2024	9/12/2029		3,299	3,290	3,265	0.01
Genesys Cloud Services, Inc.	(8)	SOFR + 2.50%	6.14%	4/3/2025	1/30/2032		2,772	2,726	2,661	0.01
Gigamon, Inc.	(4)(10)	SOFR + 5.75%	9.58%	3/11/2022	3/9/2029		416,185	412,985	405,781	0.95
Gigamon, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.58%	3/11/2022	3/10/2028		12,887	12,814	12,243	0.03
Granicus, Inc.	(4)(10)	SOFR + 5.75%	9.41% (incl. 2.25% PIK)	1/17/2024	1/17/2031		31,200	31,011	31,200	0.07
Granicus, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	8.91% (incl. 2.25% PIK)	1/17/2024	1/17/2031		9,149	9,114	9,074	0.02
Granicus, Inc.	(4)(5)(7)(10)	P + 5.25%	11.00%	1/17/2024	1/17/2031		343	315	343	0.00
GS Acquisitionco, Inc.	(4)(11)	SOFR + 5.25%	8.98%	3/26/2024	5/25/2028		11,807	11,783	10,479	0.02
GS Acquisitionco, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	8.98%	3/26/2024	5/25/2028		6,685	6,665	5,924	0.01
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.25%	8.89%	6/14/2024	6/16/2031		80,114	79,566	78,512	0.18
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.25%	8.89%	6/14/2024	6/16/2031		31,288	31,075	30,662	0.07
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.25%	8.89%	9/26/2024	6/16/2031		37,011	36,749	36,270	0.08
Icefall Parent, Inc.	(4)(7)(11)	SOFR + 4.50%	8.23%	1/26/2024	1/25/2030		87,841	86,886	87,841	0.21
INK BC Bidco S.p.A.	(4)(6)(8)	E + 5.00%	7.14%	7/17/2025	7/16/2032	EUR	110,134	125,444	123,952	0.29

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
INK BC Bidco S.p.A.	(4)(6)(7)(8)	E + 5.00%	7.14%	7/17/2025	7/16/2032	EUR	7,387	$8,348	$8,127	0.02%
IQN Holding Corp.	(4)(10)	SOFR + 5.25%	8.98%	5/2/2022	5/2/2029		$46,686	46,511	45,752	0.11
IQN Holding Corp.	(4)(5)(7)(10)	SOFR + 5.25%	8.99%	5/2/2022	5/2/2028		3,326	3,309	3,215	0.01
IQN Holding Corp.	(4)(10)	SOFR + 5.25%	8.98%	5/16/2025	5/2/2029		5,801	5,801	5,685	0.01
IRI Group Holdings, Inc.	(4)(7)(10)	SOFR + 4.25%	7.89%	4/9/2025	12/3/2029		1,588,162	1,572,662	1,588,162	3.71
Javelin Buyer, Inc.	(6)(8)	SOFR + 2.75%	6.41%	7/24/2025	12/5/2031		1,975	1,985	1,859	0.00
Jeppesen Holdings, LLC	(4)(7)(9)	SOFR + 4.75%	8.41%	10/31/2025	11/1/2032		327,865	325,479	324,459	0.76
JS Parent, Inc.	(4)(7)(10)	SOFR + 4.75%	8.41%	4/24/2024	4/24/2031		79,997	79,695	79,958	0.19
Kaseya, Inc.	(7)(8)	SOFR + 3.25%	6.91%	3/20/2025	3/22/2032		36,744	36,292	22,036	0.05
KnowBe4, Inc.	(8)	SOFR + 3.75%	7.41%	7/22/2025	7/23/2032		5,473	5,461	4,296	0.01
LD Lower Holdings, Inc.	(4)(5)(11)	SOFR + 7.50%	11.33%	2/8/2021	8/9/2027		105,590	105,590	92,391	0.22
Lobos Parent, Inc.	(4)(5)(7)(9)	SOFR + 4.25%	7.98%	9/26/2025	9/26/2032		45,743	45,398	45,001	0.11
Lobos Parent, Inc.	(4)(5)(7)(9)	SOFR + 4.25%	7.99%	9/26/2025	9/26/2031		777	743	699	0.00
LogicMonitor, Inc.	(4)(7)(10)	SOFR + 5.50%	9.16%	11/15/2024	11/19/2031		122,899	121,466	119,892	0.28
Magenta Security Holdings, LLC	(5)(10)(18)	SOFR + 6.75%	10.67%	8/14/2024	7/27/2028		17,298	16,844	11,692	0.03
Magnesium BorrowerCo, Inc.	(4)(10)	S + 4.50%	8.23%	5/19/2022	5/18/2029	GBP	99,533	123,134	132,026	0.31
Magnesium BorrowerCo, Inc.	(4)(10)	SOFR + 4.50%	8.14%	5/19/2022	5/18/2029		1,029,723	1,018,877	1,029,723	2.41
Magnesium BorrowerCo, Inc.	(4)(10)	SOFR + 4.50%	8.14%	3/21/2024	5/18/2029		28,823	28,625	28,823	0.07
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 3.75%	7.63%	7/30/2021	7/31/2028		74,776	74,442	63,186	0.15
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.25%	10.13%	6/9/2023	7/31/2028		61,110	60,360	54,999	0.13
Mandolin Technology Intermediate Holdings, Inc.	(4)(5)(7)(8)	SOFR + 3.75%	7.49%	2/14/2025	4/30/2028		1,767	1,751	1,227	0.00
Maverick Bidco, Inc.	(4)(7)(10)	SOFR + 4.75%	8.42%	12/2/2025	12/2/2031		339,214	337,992	336,585	0.79
Medallia, Inc.	(4)(5)(10)(17)	SOFR + 6.00%	9.97%	10/28/2021	10/29/2028		897,116	869,650	444,072	1.04
Medallia, Inc.	(4)(5)(10)(17)	SOFR + 6.00%	9.97%	8/16/2022	10/29/2028		221,271	214,379	109,529	0.26
Mitnick Purchaser, Inc.	(5)(9)(17)(18)	SOFR + 4.75%	8.51%	5/2/2022	5/2/2029		11,438	11,148	4,145	0.01
ML Holdco, LLC	(4)(7)(8)	SOFR + 4.25%	8.17%	10/24/2025	10/24/2032		67,867	67,521	67,823	0.16
MRI Software, LLC	(4)(11)	SOFR + 4.75%	8.48%	1/7/2021	2/10/2028		203,521	202,790	199,705	0.47
MRI Software, LLC	(4)(7)(11)	SOFR + 4.75%	8.48%	8/27/2024	2/10/2028		30,499	30,321	28,590	0.07
MRI Software, LLC	(4)(11)	SOFR + 4.75%	8.48%	1/7/2021	2/10/2028		34,185	34,189	33,544	0.08
MRI Software, LLC	(4)(5)(7)(11)	SOFR + 4.75%	8.48%	10/2/2025	2/10/2028		7,841	7,807	7,575	0.02
NAVEX TopCo, Inc.	(4)(7)(10)	SOFR + 5.00%	8.64%	10/14/2025	10/14/2032		221,611	219,321	219,039	0.51
Nintex Topco, Limited	(4)(6)(10)	SOFR + 6.00%	9.88%	11/12/2021	11/13/2028		677,707	673,250	532,000	1.24
Noble Midco 3, Ltd.	(4)(5)(6)(10)	SOFR + 5.25%	9.08% (incl. 2.97% PIK)	6/10/2024	6/7/2031		39,475	39,198	39,475	0.09
Noble Midco 3, Ltd.	(4)(5)(6)(7)(10)	SOFR + 5.25%	8.98%	6/10/2024	12/30/2030		904	831	859	0.00
OEConnection, LLC	(4)(7)(9)	SOFR + 4.50%	8.14%	12/23/2025	12/23/2032		31,437	31,227	31,210	0.07
OMEGA II AB	(4)(5)(6)(7)(8)	ST + 4.25%	6.27%	6/11/2025	6/17/2032	SEK	525,846	54,464	54,059	0.13
Onward Acquireco, Inc.	(4)(7)(10)	SOFR + 5.05%	8.69% (incl. 2.68% PIK)	3/31/2026	4/1/2033		132,196	130,872	129,165	0.30
Optimizely North America, Inc.	(4)(5)(10)	S + 6.00%	9.73% (incl. 2.50% PIK)	10/30/2024	10/30/2031	GBP	2,118	2,726	2,711	0.01
Optimizely North America, Inc.	(4)(5)(10)	E + 5.75%	7.96% (incl. 2.50% PIK)	10/30/2024	10/30/2031	EUR	7,059	7,610	7,783	0.02
Optimizely North America, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.12% (incl. 2.50% PIK)	10/30/2024	10/30/2031		20,117	19,942	19,383	0.05
Optus 1011, GmbH	(4)(5)(6)(8)	E + 4.50%	6.79%	3/7/2025	3/24/2032	EUR	89,943	95,661	101,741	0.24
Optus 1011, GmbH	(4)(5)(6)(8)	E + 4.50%	6.79%	10/24/2025	3/24/2032	EUR	13,798	16,078	15,608	0.04
Optus 1011, GmbH	(4)(5)(6)(7)(10)	E + 4.50%	6.79%	10/24/2025	3/24/2032	EUR	53,812	62,313	60,697	0.14
PDI TA Holdings, Inc.	(4)(10)	SOFR + 6.00%	9.66% (incl. 2.50% PIK)	2/1/2024	2/3/2031		87,177	86,432	81,510	0.19

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
PDI TA Holdings, Inc.	(4)(5)(10)	SOFR + 5.50%	9.24%	2/1/2024	2/3/2031		$6,996	$6,927	$6,541	0.02%
Peloton Computer Enterprises, Ltd.	(4)(6)(10)(18)	SOFR + 4.51%	8.18%	2/13/2026	2/13/2032		107,371	106,317	105,224	0.25
Perforce Software, Inc.	(9)	SOFR + 4.75%	8.39%	3/22/2024	3/25/2031		19,600	19,533	10,119	0.02
Perforce Software, Inc.	(8)	SOFR + 4.75%	8.39%	12/18/2024	7/2/2029		18,150	17,962	10,235	0.02
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	6.98%	5/14/2024	10/26/2030		35,977	35,977	26,281	0.06
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	9.01%	7/20/2022	7/20/2029		131,191	127,878	80,551	0.19
Project Leopard Holdings, Inc.	(4)(5)(7)(8)	SOFR + 3.65%	7.90%	7/20/2022	7/20/2027		15,405	15,408	8,411	0.02
Proofpoint, Inc.	(9)	SOFR + 3.00%	6.73%	5/28/2024	8/31/2028		2,537	2,533	2,454	0.01
QBS Parent, Inc.	(4)(7)(10)	SOFR + 4.50%	8.23%	6/3/2025	6/3/2032		76,898	76,547	75,937	0.18
QBS Parent, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.48%	6/3/2025	6/3/2032		1,195	1,189	945	0.00
Quartz Acquireco, LLC	(8)	SOFR + 2.25%	5.98%	4/11/2025	6/28/2030		919	911	771	0.00
Rally Buyer, Inc.	(4)(10)	SOFR + 6.25%	9.91% (incl. 3.50% PIK)	7/19/2022	7/19/2029		148,204	147,027	128,937	0.30
Rally Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.49%	7/19/2022	7/19/2029		14,986	14,831	12,679	0.03
Rocket Software, Inc.	(9)	SOFR + 3.75%	7.39%	10/5/2023	11/28/2028		10,252	10,189	9,766	0.02
Scorpio BidCo SAS	(4)(5)(6)(7)(8)	E + 5.75%	8.04%	4/3/2024	3/26/2031	EUR	37,234	39,751	42,461	0.10
Seven Bidco, SASU	(4)(6)(7)(8)	E + 4.40%	6.60%	8/29/2025	8/27/2032	EUR	210,485	244,627	237,888	0.56
Severin Acquisition, LLC	(4)(7)(9)	SOFR + 5.00%	8.64% (incl. 2.25% PIK)	10/1/2024	10/1/2031		353,794	351,071	341,639	0.80
Severin Acquisition, LLC	(4)(7)(10)	SOFR + 4.75%	8.40%	10/1/2024	10/1/2031		20,695	20,385	19,454	0.05
Skylark UK Debtco, Ltd.	(4)(6)(7)(8)	S + 4.41%	8.14%	11/25/2025	12/8/2032	GBP	12,751	16,990	16,744	0.04
Skylark UK Debtco, Ltd.	(4)(5)(6)(8)	E + 4.41%	6.70%	11/25/2025	12/8/2032	EUR	5,751	6,694	6,506	0.02
Skylark UK Debtco, Ltd.	(4)(5)(6)(8)	SOFR + 4.41%	8.14%	11/25/2025	12/8/2032		24,898	24,898	24,649	0.06
Solis Midco, SAS	(4)(5)(6)(7)(8)	E + 4.50%	6.58%	10/8/2025	10/8/2032	EUR	313	358	348	0.00
Sophos Holdings, LLC	(6)(8)	SOFR + 3.50%	7.26%	1/7/2021	3/5/2027		5,137	5,140	4,805	0.01
Spaceship Purchaser, Inc.	(4)(7)(10)(18)	SOFR + 4.67%	8.40%	9/5/2025	10/17/2031		621,275	620,550	614,106	1.44
Spitfire Parent, Inc.	(4)(11)	E + 5.50%	7.68%	3/8/2021	3/11/2027	EUR	18,525	22,309	21,167	0.05
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	9.24%	3/9/2021	3/11/2027		83,926	83,721	83,926	0.20
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	9.24%	3/9/2021	3/11/2027		30,990	30,984	30,990	0.07
Supernova Borrower Holdco, LLC	(4)(7)(9)	SOFR + 5.00%	8.64%	5/12/2026	5/12/2033		30,283	30,089	30,085	0.07
Tango Bidco, SAS	(4)(6)(8)	E + 5.25%	7.45%	10/17/2024	10/17/2031	EUR	69,197	74,128	77,879	0.18
Tango Bidco, SAS	(4)(5)(6)(7)(8)	E + 5.25%	7.45%	10/17/2024	10/17/2031	EUR	24,455	26,494	27,654	0.06
Themis Solutions, Inc.	(4)(6)(7)(10)	SOFR + 5.50%	9.14% (incl. 3.75% PIK)	10/29/2025	10/29/2032		133,165	131,068	131,147	0.31
Three Rivers Buyer, Inc	(4)(5)(7)(10)	SOFR + 4.75%	8.36%	10/31/2025	11/3/2031		15,124	14,905	15,067	0.04
Tricentis Operations Holdings, Inc.	(4)(7)(10)	SOFR + 6.00%	9.64% (incl. 3.25% PIK)	2/11/2025	2/11/2032		140,213	138,903	137,111	0.32
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	9.58%	5/6/2021	5/5/2028		42,834	42,533	35,693	0.08
Triple Lift, Inc.	(4)(10)	SOFR + 5.75%	9.58%	3/18/2022	5/5/2028		25,126	24,974	21,985	0.05
Varicent Parent Holdings Corp.	(4)(7)(10)	SOFR + 6.00%	9.73% (incl. 3.25% PIK)	8/23/2024	8/23/2031		109,685	108,510	106,918	0.25
Vision Solutions, Inc.	(10)	SOFR + 4.00%	7.93%	10/25/2021	4/24/2028		37,667	37,330	28,941	0.07
VS Buyer, LLC	(7)(8)	SOFR + 2.25%	5.91%	7/25/2025	4/12/2031		3,269	2,620	2,030	0.00
WPEngine, Inc.	(4)(7)(10)	SOFR + 5.75%	9.43%	8/14/2023	8/14/2029		81,400	80,003	79,528	0.19
XPLOR T1, LLC	(4)(8)	SOFR + 3.25%	6.91%	12/1/2025	12/1/2032		12,137	12,137	11,166	0.03
Zendesk, Inc.	(4)(7)(10)	SOFR + 5.00%	8.73%	7/23/2024	11/22/2028		1,055,950	1,043,995	1,032,878	2.41
Zendesk, Inc.	(4)(5)(10)	SOFR + 5.00%	8.73%	11/21/2025	11/22/2028		71,019	71,019	69,599	0.16
Zodiac Purchaser, LLC	(4)(8)	SOFR + 3.50%	7.14%	4/3/2025	2/14/2032		3,970	3,913	3,652	0.01
Zorro Bidco, Ltd.	(4)(6)(7)(8)	S + 4.65%	8.38%	8/13/2024	8/13/2031	GBP	73,631	92,669	96,604	0.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Zorro Bidco, Ltd.	(4)(6)(8)	S + 4.65%	8.38%	1/30/2025	8/13/2031	GBP	7,896	$9,746	$10,369	0.02%
Zorro Bidco, Ltd.	(4)(5)(6)(8)	ST + 4.65%	6.84%	2/6/2025	8/13/2031	SEK	108,262	9,867	11,054	0.03

								20,063,420	18,953,627	44.39
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 5.98%	9.65%	1/7/2021	5/3/2028	$	39,625	39,625	39,625	0.09
Great Outdoors Group, LLC	(10)	SOFR + 3.25%	6.89%	2/3/2026	1/23/2032		3,980	3,989	3,997	0.01
Hoya Midco, LLC	(6)(9)(17)	SOFR + 2.25%	5.91%	2/5/2025	2/3/2029		2,765	2,724	1,228	0.00
Mavis Tire Express Services Topco, Corp.	(7)(10)	SOFR + 3.00%	6.67%	1/17/2025	5/4/2028		15,130	15,068	15,050	0.04
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	8.39%	3/15/2024	3/15/2030		5,296	5,302	5,337	0.01

								66,708	65,237	0.15
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 5.00%	8.75%	6/13/2024	2/28/2028		75,139	75,164	75,139	0.18
Trading Companies & Distributors
BCPE Empire Holdings, Inc.	(9)	SOFR + 3.50%	7.14%	3/12/2026	12/29/2032		7,980	7,986	7,897	0.02
BCPE Empire Holdings, Inc.	(9)	SOFR + 3.25%	6.89%	2/18/2026	12/11/2030		3,731	3,721	3,687	0.01
Core & Main, LP	(6)(8)	SOFR + 2.00%	5.66%	6/25/2026	7/1/2033		515	514	515	0.00
FCG Acquisitions, Inc.	(8)	SOFR + 3.25%	6.89%	3/5/2026	3/4/2033		9,507	9,485	9,554	0.02
Hillman Group, Inc.	(6)(9)	SOFR + 2.00%	5.65%	7/14/2021	7/14/2028		6,295	6,301	6,297	0.01
Icebox Holdco III, Inc.	(9)	SOFR + 3.25%	6.98%	12/22/2021	12/22/2031		9,049	9,046	9,092	0.02
Paramount Global Surfaces, Inc.	(4)(11)(17)	SOFR + 6.00%	9.76% (incl. 3.21% PIK)	4/30/2021	12/31/2028		83,961	81,784	46,179	0.12
Red Fox CD Acquisition Corp.	(4)(11)	SOFR + 6.00%	9.73%	3/4/2024	3/4/2030		106,668	105,155	105,868	0.26
Red Fox CD Acquisition Corp.	(4)(5)(7)(11)	SOFR + 6.00%	9.73%	5/31/2024	3/4/2030		38,424	37,801	38,120	0.09
White Cap Buyer, LLC	(8)	SOFR + 3.25%	6.89%	6/13/2024	10/19/2029		12,752	12,732	12,748	0.03
Windsor Holdings III, LLC	(8)	SOFR + 2.75%	6.39%	3/21/2025	8/1/2030		13,169	13,110	13,186	0.03

								287,635	253,143	0.61
Transportation Infrastructure
Apple Bidco, LLC	(8)	SOFR + 2.50%	6.14%	2/21/2025	9/23/2031		494	486	495	0.00
Capstone Acquisition Holdings, Inc.	(4)(11)	SOFR + 4.50%	8.24%	8/29/2024	11/13/2029		94,452	94,118	94,452	0.22
Capstone Acquisition Holdings, Inc.	(4)(11)	SOFR + 4.50%	8.24%	8/29/2024	11/13/2029		8,196	8,153	8,196	0.02
Enstructure, LLC	(4)(7)(9)	SOFR + 4.50%	8.14%	8/15/2025	8/15/2032		452,038	448,485	451,413	1.07
Frontline Road Safety, LLC	(4)(5)(7)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	3/4/2025	3/4/2032		24,519	24,112	23,751	0.06
Frontline Road Safety, LLC	(4)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	3/4/2025	3/4/2032		83,558	82,900	81,887	0.20
Frontline Road Safety, LLC	(4)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	5/15/2025	3/4/2032		25,974	25,860	25,454	0.06
Frontline Road Safety, LLC	(4)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	12/31/2025	3/4/2032		15,383	15,243	15,075	0.04
Frontline Road Safety, LLC	(4)(5)(7)(8)	SOFR + 4.75%	8.39% (incl. 2.00% PIK)	9/26/2025	3/4/2032		29,112	28,983	28,524	0.07
Helix TS, LLC	(4)(10)	SOFR + 5.00%	8.73%	8/4/2021	8/5/2030		98,842	98,025	97,854	0.24
Helix TS, LLC	(4)(7)(10)	SOFR + 5.00%	8.73%	8/4/2021	8/5/2030		116,709	115,826	115,417	0.27
Helix TS, LLC	(4)(10)	SOFR + 5.00%	8.73%	12/22/2023	8/5/2030		13,552	13,385	13,416	0.03
Helix TS, LLC	(4)(5)(10)	SOFR + 5.00%	8.73%	12/14/2022	8/5/2030		5,261	5,251	5,208	0.01
Helix TS, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.73%	10/21/2025	8/5/2030		91,146	90,319	90,130	0.21

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.25%	9.05%	4/19/2021	10/18/2030	$	51,940	$51,681	$51,940	0.12%
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.25%	9.05%	1/31/2022	10/18/2030		55,386	55,203	55,386	0.13
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.25%	9.05%	4/19/2021	10/18/2030		39,678	39,655	39,678	0.09
Roadsafe Holdings, Inc.	(4)(5)(11)	P + 4.75%	11.50%	9/11/2024	10/18/2030		3,148	3,119	3,148	0.01
Safety Borrower Holdings, LP	(4)(11)	SOFR + 4.75%	8.39%	12/19/2025	12/19/2032		68,109	67,852	67,428	0.16
Safety Borrower Holdings, LP	(4)(5)(7)(11)	P + 3.75%	10.50%	9/1/2021	12/19/2032		333	284	254	0.00
Sam Holding Co, Inc.	(4)(7)(11)	SOFR + 5.00%	8.73%	6/30/2026	6/30/2033		169,849	168,893	168,788	0.39
Swissport Stratosphere USA, LLC	(6)(8)	SOFR + 2.75%	6.42%	1/14/2026	4/4/2031		2,993	3,013	2,993	0.01
TRP Infrastructure Services, LLC	(4)(11)	SOFR + 5.50%	9.31%	7/9/2021	7/9/2028		70,366	70,100	69,839	0.16
TRP Infrastructure Services, LLC	(4)(11)	SOFR + 5.50%	9.46%	12/2/2024	7/9/2028		43,889	43,752	43,559	0.10
TRP Infrastructure Services, LLC	(4)(5)(7)(11)	SOFR + 5.50%	9.46%	9/9/2025	7/9/2028		65,931	65,550	65,421	0.15

								1,620,248	1,619,706	3.82
Wireless Telecommunication Services
CCI Buyer, Inc.	(4)(7)(10)	SOFR + 5.00%	8.73%	5/13/2025	5/13/2032		115,023	114,002	114,955	0.27
CyrusOne Revolving Warehouse	(4)(6)(7)(8)	SOFR + 2.95%	6.60%	7/12/2024	7/2/2027		159,318	158,954	159,318	0.37
SBA Senior Finance II, LLC	(6)(8)	SOFR + 1.75%	5.40%	6/16/2025	1/25/2031		2,768	2,773	2,774	0.01

								275,729	277,047	0.65

Total First Lien Debt—non-controlled/non-affiliated								72,014,619	70,065,175	163.79

First Lien Debt—non-controlled/affiliated
Aerospace & Defense
Align Precision Group, LLC	(4)(11)(16)	SOFR + 6.75%	10.45% PIK	7/3/2025	7/3/2030		23,924	23,924	22,490	0.05
Align Precision Group, LLC	(4)(5)(7)(11)(16)	SOFR + 6.75%	10.45% PIK	7/3/2025	7/3/2030		4,866	4,851	4,866	0.01

								28,775	27,356	0.06
Media
DMS Purchaser, LLC	(4)(5)(6)(14)(16)	SOFR + 7.50%	11.23% (incl. 6.50% PIK)	2/24/2025	2/28/2030		6,697	6,697	6,697	0.02

Total First Lien Debt—non-controlled/affiliated								35,472	34,053	0.08

First Lien Debt—controlled/affiliated
Chemicals
Pigments Services, Inc.	(4)(6)(14)(16)(17)	SOFR + 8.25%	11.99% PIK	4/14/2023	4/16/2029		27,545	15,191	0	0.00
Pigments Services, Inc.	(4)(6)(14)(16)(17)	SOFR + 8.25%	11.99% PIK	4/14/2023	4/16/2029		13,450	11,573	6,075	0.02

								26,764	6,075	0.02
Health Care Providers & Services
New ACI Buyer, LLC	(4)(5)(10)(16)	SOFR + 6.25%	9.99% (incl. 3.13% PIK)	6/29/2026	6/30/2031		25,158	25,158	25,159	0.06
New ACI Buyer, LLC	(4)(5)(10)(16)	SOFR + 5.50%	9.24%	6/29/2026	6/30/2031		9,652	9,224	9,653	0.03

								34,382	34,812	0.09
Insurance
CFCo, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	0.00%	0.00%	9/11/2023	9/13/2038		86,098	12,571	0	0.00
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	10.00%	10.00% PIK	9/11/2023	9/12/2033		63,644	49,530	5,225	0.01

								62,101	5,225	0.01
Media
Prodege International Holdings, LLC	(4)(5)(10)(16)	SOFR + 5.25%	9.04% (incl. 3.25% PIK)	2/12/2026	12/31/2030		203,173	203,173	203,173	0.47
Prodege International Holdings, LLC	(4)(5)(10)(16)	SOFR + 5.75%	9.54% PIK	2/12/2026	12/31/2030		100,932	100,932	100,932	0.24

								304,105	304,105	0.71

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Oil, Gas & Consumable Fuels
Pibb Member, LLC	(4)(5)(6)(8)(16)	6.41%	6.41%	11/22/2024	12/20/2049	$	2,057	$2,057	$2,093	0.00%
Professional Services
Material Holdings, LLC	(4)(5)(10)(16)	SOFR + 6.00%	9.83% (incl. 4.72% PIK)	6/14/2024	8/19/2027		235,253	234,513	213,704	0.50
Material Holdings, LLC	(4)(5)(10)(16)(17)	SOFR + 6.00%	9.83% PIK	6/14/2024	8/19/2027		66,966	57,075	0	0.00
Material Holdings, LLC	(4)(5)(7)(10)(16)	SOFR + 6.00%	9.83% PIK	6/14/2024	8/19/2027		18,400	18,388	18,026	0.04

								309,976	231,730	0.54

Total First Lien Debt—controlled/affiliated								739,385	584,040	1.37

Total First Lien Debt								72,789,476	70,683,268	165.24

Second Lien Debt
Second Lien Debt—non-controlled/non-affiliated
Commercial Services & Supplies
OMNIA Partners, LLC	(4)(8)	SOFR + 5.00%	8.67%	5/31/2024	5/31/2032		165,000	164,390	165,000	0.39
OMNIA Partners, LLC	(4)(8)	SOFR + 5.00%	8.67%	10/29/2025	5/31/2032		87,500	87,304	87,500	0.20

								251,694	252,500	0.59
Construction & Engineering
Thermostat Purchaser III, Inc.	(4)(10)	SOFR + 7.25%	11.07%	8/31/2021	8/31/2029		32,725	32,531	32,234	0.08
Health Care Providers & Services
Canadian Hospital Specialties, Ltd.	(4)(6)(8)	8.75%	8.75%	4/15/2021	4/15/2029	CAD	3,800	3,012	2,572	0.01
Hunter UK Bidco, Ltd.	(4)(6)(8)	S + 7.50%	11.34%	8/19/2021	8/19/2029	GBP	65,340	88,344	79,520	0.19
Inizio Group, Ltd.	(4)(6)(8)	SOFR + 7.35%	11.08%	12/31/2021	8/19/2029		15,000	14,846	13,613	0.03
Inizio Group, Ltd.	(4)(5)(6)(8)	SOFR + 7.35%	11.08%	3/31/2022	8/19/2029		10,000	9,894	9,075	0.02
Jayhawk Buyer, LLC	(4)(5)(11)	SOFR + 9.00%	12.76%	5/26/2021	7/16/2028		6,537	6,506	6,193	0.01

								122,602	110,973	0.26
Health Care Technology
Project Ruby Ultimate Parent Corp.	(4)(10)	SOFR + 5.25%	9.01%	10/15/2024	3/12/2029		100,934	100,625	100,430	0.23
Insurance
SQ ABS Issuer, LLC	(4)(5)(6)(8)	9.65%	9.65%	10/11/2024	10/20/2039		10,119	10,002	10,018	0.02
Interactive Media & Services
Speedster Bidco, GmbH	(4)(6)(8)	CA + 5.50%	7.79%	12/10/2024	11/13/2032	CAD	674,965	474,532	468,775	1.10
IT Services
Dcert Buyer, Inc.	(8)	SOFR + 7.00%	10.64%	2/19/2021	2/19/2029		60,975	61,054	51,314	0.12
Inovalon Holdings, Inc.	(4)(10)	SOFR + 8.50%	12.43% PIK	4/11/2025	11/24/2033		154,834	153,316	131,609	0.31
OT Luxco 2 S.à r.l.	(4)(5)(6)(8)	E + 8.75%	11.28% PIK	10/10/2024	9/30/2029	EUR	24,934	27,219	27,991	0.07

								241,589	210,914	0.50
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)(17)	SOFR + 10.50%	14.43% PIK	9/1/2021	3/7/2030		55,105	52,742	4,959	0.01
Machinery
Victory Buyer, LLC	(4)(8)	SOFR + 6.00%	9.66%	2/13/2026	2/13/2034		21,379	21,181	21,379	0.05
Media
HMH Education, Inc.	(4)(9)	SOFR + 8.50%	12.16%	4/7/2022	4/8/2030		80,500	79,727	61,180	0.14
Pharmaceuticals
Rossini, S.à r.l.	(4)(5)(6)(8)	E + 7.00%	9.50% PIK	4/6/2025	3/30/2030	EUR	27,222	31,001	31,104	0.07
Professional Services
CoreLogic, Inc.	(9)	SOFR + 6.50%	10.26%	6/4/2021	6/4/2029		65,488	65,248	64,833	0.15
Kwor Acquisition, Inc.	(4)(5)(11)	SOFR + 8.00%	11.67% PIK	2/28/2025	2/28/2030		2,405	2,405	2,405	0.01
Sedgwick Claims Management Services, Inc.	(4)(8)	SOFR + 5.00%	8.67%	7/31/2024	7/30/2032		230,000	228,251	230,000	0.54
Thevelia US, LLC	(4)(6)(9)	SOFR + 5.00%	8.73%	6/17/2022	6/17/2032		182,046	179,255	182,046	0.43

								475,159	479,284	1.13
Real Estate Management & Development
Progress Residential PM Holdings, LLC	(4)(8)	SOFR + 4.75%	8.37%	9/11/2025	9/11/2028		101,340	100,601	100,074	0.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt—non-controlled/non-affiliated (continued)
Software
Boxer Parent Company, Inc.	(8)	SOFR + 5.75%	9.41%	7/30/2024	7/30/2032		$55,594	$55,155	$47,834	0.11%
CB Nike Holdco, LLC	(4)(11)	SOFR + 7.35%	10.99% PIK	11/25/2024	11/26/2029		243,051	239,758	243,050	0.57
Cloudera, Inc.	(9)	SOFR + 6.00%	9.74%	10/8/2021	10/8/2029		66,697	66,469	45,954	0.11
Delta Topco, Inc.	(8)	SOFR + 5.25%	8.90%	5/1/2024	12/1/2030		129,605	128,935	119,398	0.28
Denali Holdco, Ltd.	(4)(5)(6)(8)	9.80%	9.80% PIK	9/5/2025	9/5/2032	EUR	5,396	6,266	6,073	0.01
Denali Holdco, Ltd.	(4)(5)(6)(8)	11.20%	11.20% PIK	9/5/2025	9/5/2032	GBP	3,142	4,204	4,105	0.01
Flash Charm, Inc.	(8)	SOFR + 6.75%	10.56%	3/2/2021	3/2/2029		27,051	26,936	16,571	0.04
IGT Holding II, AB	(4)(6)(8)	SOFR + 6.15%	9.78% PIK	8/13/2024	8/29/2033		142,952	141,012	142,952	0.33
INK BC Bidco S.p.A.	(4)(6)(8)	E + 8.25%	10.39% PIK	7/17/2025	7/16/2033	EUR	15,049	17,159	16,937	0.04
INK BC Bidco S.p.A.	(4)(6)(8)	E + 8.25%	10.41% PIK	11/12/2025	7/17/2033	EUR	11,234	12,783	12,644	0.03
Kaseya, Inc.	(8)	SOFR + 5.00%	8.66%	3/20/2025	3/20/2033		125,000	124,056	76,446	0.18
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.50%	10.30% (incl. 6.50% PIK)	7/30/2021	7/30/2029		34,662	34,491	26,690	0.06
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 5.00%	8.73%	11/21/2024	11/21/2032		29,492	29,365	16,638	0.04
Proofpoint, Inc.	(4)(5)(8)	E + 5.75%	9.48%	12/8/2025	12/8/2033	EUR	26,552	30,689	28,670	0.07
Proofpoint, Inc.	(4)(5)(8)	SOFR + 5.75%	9.48%	12/8/2025	12/8/2033		41,706	41,319	39,412	0.09
Solis Midco, SAS	(4)(5)(6)(8)	E + 7.75%	10.60% PIK	10/8/2025	10/8/2033	EUR	109	125	122	0.00
Teamsystem Holdco 3 S.p.A.	(4)(5)(6)(8)	E + 5.75%	7.90% (incl. 6.50% PIK)	7/7/2025	7/7/2033	EUR	41,546	48,267	46,403	0.11
Vision Solutions, Inc.	(10)	SOFR + 7.25%	11.18%	4/23/2021	4/23/2029		41,439	41,327	26,918	0.06

								1,048,316	916,817	2.14
Trading Companies & Distributors
BCPE Empire Holdings, Inc.	(4)(11)	SOFR + 5.25%	8.86%	4/4/2025	12/31/2031		72,514	71,626	71,970	0.17

Total Second Lien Debt—non-controlled/non-affiliated								3,113,928	2,872,611	6.72

Second Lien Debt—controlled/affiliated
Health Care Providers & Services
New ACI Intermediate I, LLC	(4)(5)(8)(16)	10.00%	10.00% PIK	6/29/2026	6/28/2032		22,363	22,363	22,362	0.05

Total Second Lien Debt—controlled/affiliated								22,363	22,362	0.05

Total Second Lien Debt								3,136,291	2,894,973	6.77

Unsecured Debt
Unsecured Debt—non-controlled/non-affiliated
Biotechnology
AbbVie, Inc.	(6)(8)	4.80%	4.80%	9/10/2024	3/15/2029		1,000	1,019	1,008	0.00
Amgen, Inc.	(6)(8)	5.15%	5.15%	9/10/2024	3/2/2028		1,000	1,015	1,010	0.00
Biogen, Inc.	(6)(8)	2.25%	2.25%	9/10/2024	5/1/2030		1,000	929	913	0.00
Gilead Sciences, Inc.	(6)(8)	1.65%	1.65%	9/10/2024	10/1/2030		1,000	905	887	0.00
Regeneron Pharmaceuticals, Inc.	(6)(8)	1.75%	1.75%	9/10/2024	9/15/2030		1,000	907	885	0.00

								4,775	4,703	0.00
Health Care Equipment & Supplies
Abbott Laboratories	(6)(8)	1.40%	1.40%	9/10/2024	6/30/2030		1,000	917	889	0.00
Alcon Finance Corp.	(6)(8)	2.60%	2.60%	9/10/2024	5/27/2030		1,000	941	924	0.00
Boston Scientific Corp.	(6)(8)	2.65%	2.65%	9/10/2024	6/1/2030		1,000	948	929	0.00

								2,806	2,742	0.00
Health Care Technology
Healthcomp Holding Company, LLC	(4)(5)(8)	13.75%	13.75% PIK	11/8/2023	11/7/2031		26,916	26,539	22,609	0.06
IT Services
Evergreen Services Group PIK Holdco, LLC	(4)(5)(8)	12.75%	12.75% PIK	9/19/2025	4/5/2031		32,277	31,756	31,470	0.08
Evergreen Services Group PIK Holdco, LLC	(4)(5)(8)	12.75%	12.75% PIK	9/19/2025	4/5/2031		6,293	6,191	6,135	0.02

								37,947	37,605	0.10

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Unsecured Debt—non-controlled/non-affiliated (continued)
Life Sciences Tools & Services
Thermo Fisher Scientific, Inc.	(6)(8)	5.00%	5.00%	9/10/2024	1/31/2029		$1,000	$1,023	$1,013	0.01%
Pharmaceuticals
Astrazeneca Finance, LLC	(6)(8)	4.85%	4.85%	9/10/2024	2/26/2029		1,000	1,020	1,010	0.00
Bristol-Myers Squibb, Co.	(6)(8)	4.90%	4.90%	9/10/2024	2/22/2029		1,000	1,021	1,014	0.01
Eli Lilly & Co.	(6)(8)	4.20%	4.20%	9/10/2024	8/14/2029		1,000	1,008	995	0.00
GlaxoSmithKline Capital PLC	(6)(8)	3.38%	3.38%	9/10/2024	6/1/2029		1,000	984	974	0.00
Johnson & Johnson	(6)(8)	4.80%	4.80%	9/10/2024	6/1/2029		1,000	1,028	1,018	0.01
Merck & Co, Inc.	(6)(8)	4.30%	4.30%	9/10/2024	5/17/2030		1,000	1,012	994	0.00
Novartis Capital Corp.	(6)(8)	2.20%	2.20%	9/10/2024	8/14/2030		1,000	938	916	0.00
Pfizer, Inc.	(6)(8)	1.70%	1.70%	9/10/2024	5/28/2030		1,000	920	900	0.00
Roche Holdings, Inc.	(6)(8)	4.20%	4.20%	9/10/2024	9/9/2029		1,000	1,006	994	0.00
Takeda Pharmaceutical Co, Ltd.	(5)(6)(8)	2.05%	2.05%	9/10/2024	3/31/2030		1,000	926	909	0.00
Teva Pharmaceutical Finance Netherlands III, BV	(6)(8)	3.15%	3.15%	9/10/2024	10/1/2026		1,000	995	996	0.00

								10,858	10,720	0.02

Total Unsecured Debt—non-controlled/non-affiliated								83,948	79,392	0.19

Total Unsecured Debt								83,948	79,392	0.19

Structured Finance Obligations
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated
Capital Markets
Lloyds Bank PLC	(4)(6)(8)	S + 5.25%	8.98%	12/10/2025	2/18/2035	GBP	21,205	28,385	28,130	0.07
Financial Services
1988 CLO 3, Ltd. - Class ER	(4)(6)(8)	SOFR + 6.25%	9.92%	10/7/2025	10/15/2040		2,000	2,000	2,000	0.00
522 Funding CLO 2020-6, Ltd. -Class ER	(4)(6)(8)	SOFR + 6.50%	10.43%	11/9/2021	10/23/2034		3,000	3,000	2,659	0.00
Allegro CLO VIII-S Ltd - Class E2	(4)(6)(8)	SOFR + 8.00%	11.67%	10/3/2024	10/15/2037		2,000	2,000	2,009	0.00
Allegro CLO XVIII Ltd - Class E2	(4)(6)(8)	SOFR + 7.50%	11.17%	10/30/2024	1/25/2038		2,225	2,225	2,138	0.00
Bain Capital Credit CLO 2022-1, Ltd - Class ER	(4)(6)(8)	SOFR + 6.35%	10.03%	10/9/2025	10/18/2038		2,500	2,500	2,407	0.01
Balboa Bay Loan Funding 2021-2, Ltd. - Class E	(4)(6)(8)	SOFR + 6.60%	10.54%	10/20/2021	1/20/2035		7,000	6,954	6,826	0.02
Barings CLO Ltd 2018-II - Class ER	(4)(6)(8)	SOFR + 6.90%	10.57%	8/9/2024	7/15/2036		4,000	4,000	3,725	0.01
Barings CLO Ltd 2021-III - Class E	(4)(6)(8)	SOFR + 6.65%	10.59%	11/17/2021	1/18/2035		4,000	4,000	3,116	0.01
BlueMountain CLO XXIX Ltd -Class ER	(4)(6)(8)	SOFR + 6.86%	10.79%	7/15/2021	7/25/2034		2,750	2,706	2,588	0.01
Carlyle US CLO 2021-7, LTD. -Class ER	(4)(6)(8)	SOFR + 5.50%	9.17%	3/26/2025	4/15/2040		4,650	4,650	4,557	0.01
Carlyle US CLO 2022-4 Ltd -Class ER	(4)(6)(8)	SOFR + 6.75%	10.42%	7/12/2024	7/25/2036		4,000	4,000	3,973	0.01
Carval CLO VIII-C Ltd - Class E2R	(4)(6)(8)	SOFR + 7.60%	11.26%	9/13/2024	10/22/2037		2,000	2,000	1,920	0.00
CarVal CLO XI C Ltd - Class E	(4)(6)(8)	SOFR + 6.35%	10.03%	8/14/2024	10/20/2037		3,000	3,000	2,969	0.01
CBAM 2017-1 Ltd - Class ER2	(4)(6)(8)	SOFR + 6.93%	10.61%	11/5/2024	1/20/2038		7,000	6,876	6,940	0.01
CBAM 2018-8 Ltd - Class E2R	(4)(6)(8)	SOFR + 6.37%	10.04%	5/10/2024	7/15/2037		1,000	967	963	0.00
Dryden 78 CLO Ltd - Class E1R	(4)(6)(8)	SOFR + 7.70%	11.38%	4/4/2024	4/17/2037		4,000	4,000	3,990	0.01
Dryden 78 CLO Ltd - Class E2R	(4)(6)(8)	SOFR + 6.63%	10.31%	4/4/2024	4/17/2037		1,000	981	945	0.00
Dryden 95 CLO, Ltd. - Class E	(4)(6)(8)	SOFR + 6.15%	10.05%	7/29/2021	8/20/2034		3,500	3,500	3,273	0.01
Eaton Vance CLO 2019-1 Ltd -Class ER2	(4)(6)(8)	SOFR + 6.40%	10.07%	5/9/2024	7/15/2037		5,000	5,000	4,650	0.01
Elmwood CLO 30 Ltd - Class F	(4)(6)(8)	SOFR + 7.25%	10.93%	5/22/2024	7/17/2037		4,500	4,502	4,272	0.01
Elmwood CLO XII, Ltd. - Class FR	(4)(6)(8)	SOFR + 8.75%	12.42%	11/18/2025	10/15/2037		5,000	4,699	4,335	0.01
Galaxy 30 CLO Ltd - Class ER	(4)(6)(8)	SOFR + 5.90%	9.57%	12/9/2024	1/15/2038		2,500	2,500	2,467	0.01
Galaxy 35 CLO, Ltd. - Class E	(4)(6)(8)	SOFR + 5.00%	8.68%	3/11/2025	4/20/2038		3,001	3,001	2,977	0.01
Goldentree Loan Management US CLO 17, Ltd. - Class FR	(4)(6)(8)	SOFR + 8.00%	11.68%	6/27/2025	1/20/2039		2,500	2,457	2,367	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
GoldenTree Loan Management US CLO 23 Ltd - Class F	(4)(6)(8)	SOFR + 7.75%	11.43%	11/26/2024	1/20/2039		$3,500	$3,475	$3,453	0.01%
Goldentree Loan Management US CLO 26, Ltd. - Class F	(4)(6)(8)	SOFR + 7.83%	11.51%	7/9/2025	7/20/2038		3,000	2,972	2,841	0.01
Halseypoint CLO 5, Ltd. - Class E	(4)(6)(8)	SOFR + 6.94%	10.87%	11/19/2021	1/30/2035		9,500	9,375	7,481	0.01
Halseypoint CLO 7, Ltd. - Class ER	(4)(6)(8)	SOFR + 6.59%	10.27%	6/6/2025	7/20/2038		6,900	6,835	6,303	0.01
HPS Loan Management 2024-20 Ltd - Class E	(4)(6)(8)	SOFR + 6.20%	9.87%	5/15/2024	7/25/2037		2,921	2,928	2,921	0.01
Invesco CLO 2022-3 Ltd - Class ER	(4)(6)(8)	SOFR + 6.75%	10.41%	9/30/2024	10/22/2037		3,500	3,487	3,351	0.01
Jamestown CLO XV, Ltd. - Class ER	(4)(6)(8)	SOFR + 7.06%	10.73%	5/28/2024	7/15/2035		3,000	2,976	2,793	0.01
Morgan Stanley Eaton Vance CLO 2023-19A Ltd - Class ER	(4)(6)(8)	SOFR + 6.10%	9.78%	10/16/2024	10/20/2037		2,200	2,200	2,072	0.00
Neuberger Berman Loan Advisers CLO 30, Ltd. - Class ER2	(4)(6)(8)	SOFR + 5.15%	8.83%	12/23/2024	1/20/2039		3,500	3,500	3,432	0.01
Oaktree CLO 2022-2, Ltd. -Class ER2	(4)(6)(8)	SOFR + 6.40%	10.07%	8/7/2025	10/15/2037		2,500	2,534	2,439	0.01
OCP CLO 2020-18 Ltd - Class ER2	(4)(6)(8)	SOFR + 6.25%	9.93%	7/30/2024	7/20/2037		1,000	1,000	1,000	0.00
Octagon Investment Partners 41, Ltd. - Class ER	(4)(6)(8)	SOFR + 7.13%	11.06%	9/24/2021	10/15/2033		2,500	2,493	2,228	0.01
Orion CLO 2024-4 LTD - Class E	(4)(6)(8)	SOFR + 6.00%	9.68%	10/25/2024	10/20/2037		5,000	5,000	4,953	0.01
Pikes Peak CLO 15 2023, Ltd. -Class ER	(4)(6)(8)	SOFR + 5.75%	9.43%	10/10/2025	10/20/2038		5,000	5,000	4,975	0.01
Rad CLO 14, Ltd. - Class E	(4)(6)(8)	SOFR + 6.50%	10.43%	11/2/2021	1/15/2035		6,750	6,750	6,030	0.01
Rad CLO 16 Ltd - Class ER	(4)(6)(8)	SOFR + 6.50%	10.17%	5/3/2024	7/15/2037		5,000	5,000	4,682	0.01
Rad CLO 17 Ltd - Class ER	(4)(6)(8)	SOFR + 6.25%	9.93%	11/5/2024	1/20/2038		5,000	5,000	4,763	0.01
Rad CLO 3 Ltd - Class E1R2	(4)(6)(8)	SOFR + 5.88%	9.55%	6/18/2024	7/15/2037		2,715	2,669	2,415	0.00
Rad CLO 3 Ltd - Class E2R2	(4)(6)(8)	SOFR + 7.00%	10.67%	6/18/2024	7/15/2037		2,715	2,715	2,577	0.00
Rad CLO 9 Ltd - Class ER	(4)(6)(8)	SOFR + 5.75%	9.42%	12/19/2024	1/15/2038		3,000	3,000	2,838	0.01
RAD CLO 27 Ltd - Class E	(4)(6)(8)	SOFR + 5.30%	8.98%	1/22/2025	1/15/2038		6,000	6,000	5,697	0.01
Regatta IX Funding Ltd. - Class ER	(4)(6)(8)	SOFR + 6.83%	10.51%	4/10/2024	4/17/2037		3,820	3,895	3,689	0.01
Sagard-Halseypoint Clo 9, Ltd. -Class E	(4)(6)(8)	SOFR + 5.85%	9.53%	3/31/2025	4/20/2038		5,250	5,202	5,163	0.01
Sound Point CLO XXVII, Ltd. -Class ER	(4)(6)(8)	SOFR + 6.56%	10.49%	10/1/2021	10/25/2034		5,000	4,936	3,861	0.01
Symphony CLO 44 Ltd - Class E	(4)(6)(8)	SOFR + 6.15%	9.82%	5/20/2024	7/14/2037		2,500	2,500	2,508	0.01
Tikehau US CLO VII, Ltd. - Class E	(4)(6)(8)	SOFR + 5.50%	9.82%	8/13/2025	2/25/2038		3,000	3,015	2,964	0.01
Trinitas CLO XVI Ltd - Class E	(4)(6)(8)	SOFR + 7.00%	9.82%	6/14/2021	7/20/2034		3,000	2,921	2,677	0.01
Vibrant CLO IV-R Ltd - Class E	(4)(6)(8)	SOFR + 7.90%	9.82%	9/19/2024	10/20/2037		1,000	974	939	0.00
Vibrant CLO XIII, Ltd - Class ER	(4)(6)(8)	SOFR + 7.59%	9.82%	11/1/2024	1/15/2038		3,250	3,221	3,079	0.01

								193,091	182,190	0.42

Total Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated								221,476	210,320	0.49

Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated
Financial Services
Aimco CLO 20, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.12%	11/7/2025	10/16/2038		5,659	4,992	4,400	0.01
Avoca CLO 41 DAC - Units	(4)(6)(7)			5/18/2026	2/16/2029	EUR	1,125	1,324	1,066	0.00
Balboa Bay Loan Funding 2025-3, Ltd. - Units	(4)(6)(7)			5/11/2026	11/27/2028		779	779	853	0.00
Ballyrock CLO 20, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	10.52%	2/24/2025	10/15/2036		6,000	4,083	2,802	0.01
Ballyrock CLO 23, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	10.88%	6/26/2025	4/25/2038		5,000	3,251	2,472	0.01
Ballyrock CLO 27, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	11.20%	5/28/2025	10/25/2037		12,500	8,726	7,194	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
Barings CLO, Ltd. Tango - Units	(4)(6)(7)			11/21/2025	11/21/2026		$713	$713	$874	0.00%
Birch Grove CLO 11, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	5.89%	11/15/2024	1/22/2038		11,000	10,695	7,051	0.02
Carlyle Euro CLO 2022-5 DAC -Subordinated Notes	(4)(6)	Estimated Yield:	11.94%	5/16/2025	4/25/2037	EUR	3,736	2,244	1,927	0.00
Carlyle Global Market Strategies Euro CLO 2014-1 DAC - Subordinated Notes	(4)(6)	Estimated Yield:	11.67%	5/2/2025	4/15/2038	EUR	11,473	8,077	8,245	0.02
Carval CLO XIII-C Ltd - Units	(4)(6)(7)			7/22/2025	6/24/2027		4,781	4,781	5,496	0.01
Elmwood CLO 14, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	14.41%	9/10/2025	4/20/2035		17,381	8,209	7,151	0.02
Elmwood CLO 18, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	4.95%	3/4/2025	7/17/2037		4,000	1,876	1,220	0.00
Elmwood CLO II, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	3.75%	11/21/2024	4/20/2034		8,650	5,273	3,073	0.01
Flatiron CLO 21, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.19%	5/5/2025	7/19/2034		3,000	1,885	1,379	0.00
Flatiron CLO 34, Ltd. - Units	(4)(6)(7)			10/23/2025	10/8/2026		1,000	1,000	1,139	0.00
Flatiron RR CLO 30, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.92%	3/24/2025	4/15/2038		7,000	5,565	5,257	0.01
Galaxy 34 CLO, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	8.77%	9/26/2024	10/20/2037		20,000	16,354	10,588	0.02
Galaxy 35 CLO, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.22%	3/11/2025	4/20/2038		17,490	15,137	11,348	0.03
Galaxy CLO Warehouse 2025-1, Ltd. -Units	(4)(6)(7)			7/11/2025	10/8/2026		13,875	13,875	16,078	0.04
HPS Freshwater Warehouse Parent, Ltd. -Units	(4)(6)(7)			8/8/2025	10/8/2026		6,298	6,298	7,139	0.02
HPS Loan Management 2025-24, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	10.65%	3/11/2025	4/25/2038		10,000	8,243	6,427	0.02
Kennedy Lewis CLO 7, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	8.97%	1/31/2025	4/22/2037		10,000	4,804	3,675	0.01
Kennedy Lewis CLO 15, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	10.22%	5/20/2025	7/20/2037		6,000	3,580	2,507	0.01
MidOcean Credit CLO XIX -Subordinated Notes	(4)(6)	Estimated Yield:	13.70%	6/24/2025	7/20/2039		9,000	5,919	5,478	0.01
MidOcean Credit CLO XV, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	9.60%	5/10/2024	7/21/2037		5,000	3,272	2,190	0.01
New Mountain CLO 6, Ltd. - Class M	(4)(6)			8/23/2024	10/15/2037		1,875	0	163	0.00
New Mountain CLO 6, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	7.96%	8/23/2024	10/15/2037		18,750	14,722	10,632	0.02
New Mountain CLO 7, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	12.46%	8/23/2024	3/31/2038		19,368	15,960	12,656	0.03
New Mountain CLO 8, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	10.31%	10/29/2025	10/20/2038		5,000	4,058	3,425	0.01
New Mountain CLO 8, Ltd. - Class M	(4)(6)			10/29/2025	10/20/2038		500	0	0	0.00
OCP CLO 2022-25, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.41%	9/11/2025	7/20/2037		10	5,453	4,714	0.01
OCP CLO 2020-8R, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.88%	11/3/2025	10/17/2038		11,360	3,790	3,458	0.01
Penta CLO Beacon DAC - Units	(4)(6)(7)			1/8/2026	1/8/2027	EUR	2,750	3,214	3,384	0.01
Pikes Peak Bravo - Units	(4)(6)(7)			9/15/2025	9/5/2027		4,960	4,960	5,588	0.01
Pikes Peak CLO 10 - Subordinated Notes	(4)(6)	Estimated Yield:	9.61%	12/10/2024	1/22/2038		5,200	3,013	2,093	0.00
Rad CLO 25, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	4.36%	5/16/2024	7/20/2037		5,000	3,783	2,019	0.00
RAD CLO 26, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	8.05%	8/7/2024	10/20/2037		7,180	5,654	3,681	0.01
RAD CLO 27, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	8.17%	12/11/2024	1/15/2038		29,325	24,886	15,098	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
Regatta Kilo - Units	(4)(6)(7)			6/13/2025	12/27/2026	$7,208	$7,208	$8,104	0.02%
Regatta XXIX Funding, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	10.30%	7/28/2025	9/6/2037	7,500	5,908	4,688	0.01
Signal Peak CLO 11, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.55%	6/5/2024	7/18/2037	5,000	3,991	3,459	0.01
Signal Peak CLO 14, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.15%	12/20/2024	1/22/2038	26,000	19,120	16,021	0.04
Sixth Street CLO 27, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	8.63%	11/1/2024	1/17/2038	16,500	12,741	9,472	0.02
Sixth Street CLO XXI, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	9.44%	9/12/2024	10/21/2037	8,000	5,335	3,622	0.01
Sixth Street CLO XXII, Ltd. -Subordinated Notes	(4)(6)	Estimated Yield:	11.15%	8/1/2025	4/22/2125	6,500	4,404	3,488	0.01
Vibrant CLO XVI, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.96%	7/26/2024	7/15/2036	12,000	8,033	6,338	0.01
Whitebox CLO V, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	7.55%	4/3/2025	7/20/2038	20,500	17,632	13,986	0.03

							324,820	263,118	0.62

Total Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated							324,820	263,118	0.62

Total Structured Finance Obligations—non-controlled/non-affiliated							546,296	473,438	1.11

Total Structured Finance Obligations							546,296	473,438	1.11

Equity and other
Equity and other—non-controlled/non-affiliated
Aerospace & Defense
Micross Topco, Inc. - Common Equity	(4)			3/28/2022		116	125	192	0.00
Air Freight & Logistics
Mode Holdings, LP - Class A-2 Common Units	(4)			1/7/2021		1,076,923	1,077	43	0.00
Red Griffin ParentCo, LLC - Class A Common Units	(4)			11/27/2024		13,857	58,837	10,214	0.02

							59,914	10,257	0.02
Commercial Services & Supplies
Genstar Neptune Blocker, LLC - Blocker Note	(4)			12/2/2024		159,782	160	160	0.00
Genstar Neptune Blocker, LLC - Blocker Units	(4)			12/2/2024		3,982	6,272	7,652	0.02
Genstar Neptune Blocker, LLC - Class Z Units	(4)			12/2/2024		1,041	1,480	1,833	0.00
GTCR Investors, LP - Class A-1 Common Units	(4)			9/29/2023		893,584	894	1,226	0.00
GTCR/Jupiter Blocker, LLC - Blocker Note	(4)			12/2/2024		115,036	115	115	0.00
GTCR/Jupiter Blocker, LLC - Class Z Units	(4)			12/2/2024		749	1,065	1,319	0.00
Jupiter Ultimate Holdings, LLC - Class A Common Units	(4)			11/8/2024		3	2	2	0.00
Jupiter Ultimate Holdings, LLC - Class B Common Units	(4)			11/8/2024		5,082	3,978	4,305	0.01
Jupiter Ultimate Holdings, LLC - Class C Common Units	(4)			11/8/2024		5,084,731	4,035	5,441	0.01
RC VI Buckeye Holdings, LLC - LLC Units	(4)			1/2/2025		5,767,571	5,768	7,209	0.02

							23,769	29,262	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other—non-controlled/non-affiliated (continued)
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class A Units	(4)			12/10/2021		3	$3,308	$0	0.00%
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class C Preferred Units	(4)			7/12/2023		1	390	0	0.00

							3,698	0	0.00
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interest	(4)		11.50%	8/3/2021		29,194,330	28,734	33,509	0.08
DTA, LP - Class A Common Units	(4)			3/25/2024		3,028,272	3,284	5,239	0.01

							32,018	38,748	0.09
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Common Units	(4)			10/1/2021		12,870	10,915	14,435	0.03
Point Broadband Holdings, LLC - Class B Common Units	(4)			10/1/2021		685,760	1,955	1,783	0.00
Point Broadband Holdings, LLC -Class Additional A Common Units	(4)			3/24/2022		2,766	2,346	3,102	0.01
Point Broadband Holdings, LLC -Class Additional B Common Units	(4)			3/24/2022		147,380	420	383	0.00

							15,636	19,703	0.04
Electrical Equipment
Griffon Aggregator, Ltd. - LP Interest	(4)			7/31/2025		3,272,887	3,273	3,895	0.01
Electronic Equipment, Instruments & Components
Spectrum Safety Solutions Purchaser, LLC -Common Equity	(4)(6)			7/1/2024		22,774,695	22,775	29,152	0.07
Financial Services
Muzinich Enhanced Loan Origination Fund I, LP - LP Interest	(4)(6)(7)(21)			12/8/2025		23,498,224	27,527	29,233	0.08
THL Fund IX Investors (Plymouth II), LP -LP Interest	(4)			8/31/2023		530,344	529	1,005	0.00

							28,056	30,238	0.08
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. -Class A-2 Units	(4)			9/10/2021		4,853	4,853	1,650	0.00
Health Care Providers & Services
AVE Holdings I Corp. - Series A-1 Preferred Shares	(4)			2/25/2022		12,237,213	11,870	0	0.00
CD&R Artemis Holdco 2, Limited - Preferred Shares	(4)(6)		10.00%	8/19/2021		33,000,000	43,661	58,473	0.15
CD&R Ulysses Equity Holdings, LP -Common Shares	(4)(6)			8/19/2021		5,317,524	5,438	3,137	0.01
DCA TopCo, LP - Common Units	(4)			6/2/2026		1,196,804	10,612	10,616	0.02
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			5/26/2021		12,472	2,220	274	0.00
Jayhawk Holdings, LP - Class A-2 Common Units	(4)			5/26/2021		6,716	1,195	148	0.00
Maia Aggregator, LP - Class A Units	(4)			2/1/2022		19,700,000	19,700	19,700	0.05
NC Eve, LP - LP Interest	(4)(6)			2/22/2022		2,500,000	3,398	0	0.00
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		10,966,377	0	0	0.00

							98,094	92,348	0.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other—non-controlled/non-affiliated (continued)
Health Care Technology
Caerus Midco 2 S.à r.l. - Additional Vehicle Units	(4)(6)			10/28/2022		9,210,035	$988	$645	0.00%
Caerus Midco 2 S.à r.l. - Vehicle Units	(4)(6)			5/25/2022		4,941,452	4,941	3,113	0.01
Healthcomp Holding Company, LLC - Preferred Interest	(4)			11/8/2023		18,035	1,804	36	0.00

							7,733	3,794	0.01
Insurance
Beacon HC, Ltd. - Class A Shares	(4)(6)			12/4/2025		4,233	360	380	0.00
Beacon HC, Ltd. - Class C Shares	(4)(6)			12/4/2025		42	3	4	0.00
SelectQuote, Inc. - Warrants	(4)(6)			10/11/2024		2,204,746	0	617	0.00
Shelf Holdco, Ltd. - Common Equity	(4)(6)			12/30/2022		1,300,000	1,300	4,940	0.01

							1,663	5,941	0.01
IT Services
NC Ocala Co-Invest Beta, LP - LP Interest	(4)			11/12/2021		25,687,196	25,687	10,275	0.02
Life Sciences Tools & Services
Falcon Top Parent, LLC - Class A Common Units	(4)			11/6/2024		4,440,995	4,441	4,441	0.01
Metals & Mining
ContextLogic Holdings, LLC - Class A Convertible Preferred Units	(4)			4/1/2026		77,391	619	689	0.00
Pharmaceuticals
Elanco Animal Health, Inc. - Royalty Equity	(4)(6)			5/5/2025		75,000,000	68,875	94,294	0.23
Professional Services
Kwor Intermediate I, Inc. - Class A Common Shares	(4)			2/28/2025		1,289	1,175	219	0.00
Kwor Intermediate I, Inc. - Preferred Equity	(4)			2/28/2025		1,378	1,378	1,498	0.00
OHCP V TC COI, LP - LP Interest	(4)			6/29/2021		6,500,000	6,503	19,630	0.05
Tricor Horizon - LP Interest	(4)(6)			6/13/2022		15,009,079	15,009	15,309	0.04
Trinity Air Consultants Holdings Corp. - Common Units	(4)			6/12/2024		4,797	5	14	0.00
Victors CCC Topco, LP - Common Equity	(4)			6/1/2022		9,600,000	9,600	17,088	0.05

							33,670	53,758	0.14
Real Estate Management & Development
Community Management Holdings Parent, LP - Series A Preferred Units	(4)(7)		8.00%	11/1/2024		2,062,256	2,062	2,330	0.01
Software
AI Titan Group Holdings, LP - Class A-2 Common Units	(4)			8/28/2024		1,103	1,103	1,123	0.00
Connatix Parent, LLC - Class L Common Units	(4)			7/14/2021		126,136	1,388	120	0.00
Descartes Holdings, Inc. - Class A Common Stock	(4)			10/9/2023		93,758	4,060	0	0.00
Expedition Holdco, LLC - Class B Common Units	(4)			2/24/2022		810,810	810	558	0.00
Knockout Intermediate Holdings I, Inc. - Perpetual Preferred Stock	(4)	SOFR + 10.75%	14.48%	6/23/2022		26,899	26,226	27,178	0.06
Mandolin Technology Holdings, Inc. - Series A Preferred Shares	(4)		10.50%	7/30/2021		31,950,000	30,992	31,429	0.07
Mimecast Limited - LP Interest	(4)			5/3/2022		75,088,584	75,089	82,597	0.19
Noble Aggregator GP, LLC - GP Units	(4)			10/14/2025		1,732	0	0	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other—non-controlled/non-affiliated (continued)
Software (continued)
Noble Aggregator, LP - Common Equity Class A Units	(4)			10/14/2025		1,732	$1,732	$1,704	0.00%
TPG IX Newark CI, LP - LP Interest	(4)			10/26/2023		3,891,673	3,892	3,293	0.01
TravelPerk, Inc. - Warrants	(4)(6)			5/2/2024		244,818	2,101	4,181	0.01
Zoro - Common Equity	(4)			11/22/2022		1,195,880	11,959	12,640	0.03
Zoro - Series A Preferred Shares	(4)	SOFR + 9.50%	13.23%	11/22/2022		10,720	10,345	16,723	0.04

							169,697	181,546	0.41
Transportation Infrastructure
Enstructure, LLC - Series A-1 Units	(4)			9/27/2022		6,948,125	2,153	3,960	0.01
Enstructure, LLC - Preferred Equity	(4)	SOFR + 7.00%	10.73 PIK %	8/15/2025		1,463,344	1,444	1,463	0.00
Ncp Helix Holdings, LLC - Preferred Shares	(4)		8.00%	8/3/2021		1,128,694	877	1,500	0.00

							4,474	6,923	0.01

Total Equity and other—non-controlled/non-affiliated							611,132	619,436	1.45

Equity and other—non-controlled/affiliated
Aerospace & Defense
Align Precision Group, LLC - Class A-3 Units	(4)(16)			7/3/2025		11,137	996	1,301	0.00
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)(6)(16)			11/1/2021		265,556	558	1,266	0.00
Media
DMS Topco, LLC - Class A Common Units	(4)(6)(16)			3/11/2025		133,433	5,432	3,896	0.02

Total Equity and other—non-controlled/affiliated							6,986	6,463	0.02
Equity and other—controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments Holdings, LP - LP Interest	(4)(6)(16)			4/14/2023		3,943	0	0	0.00
Financial Services
Blackstone Private Real Estate Credit and Income Fund - Common Shares	(4)(6)(16)(21)			6/1/2025		18,628,295	477,500	486,944	1.14
Specialty Lending Company, LLC - LLC Interest	(4)(6)(16)			10/19/2021		333,279,000	333,279	331,546	0.78

							810,779	818,490	1.92
Health Care Providers & Services
New ACI Holdings, LLC - Class A Common Units	(4)(16)			6/29/2026		107,899	63,028	63,092	0.14
Insurance
CFCo, LLC (Benefytt Technologies, Inc.) - Class B Units	(4)(16)			9/28/2023		134,166,603	0	0	0.00
Media
Prodege International Holdings, LLC - Class A Units	(4)(16)			2/12/2026		76,634	129,944	123,096	0.29
Oil, Gas & Consumable Fuels
Pibb Member Holdings, LLC - LLC Interest	(4)(6)(16)			11/22/2024		225,000,000	214,844	225,338	0.53
Professional Services
Material+ Holding Company, LLC - Class C Units	(4)(16)			6/14/2024		63,589	0	0	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other—controlled/affiliated (excluding Investments in Joint Ventures) (continued)
Professional Services (continued)
Material+ Holding Company, LLC - Class A Preferred Units	(4)(16)			3/6/2026		52	$0	$0	0.00%
Material+ Holding Company, LLC - Class A Units	(4)(16)			3/6/2026		233	0	0	0.00
Material+ Holding Company, LLC - Class B Preferred Units	(4)(16)			3/6/2026		34	0	0	0.00

							0	0	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)(6)(16)			1/7/2021		1,500,000	1,421	1,796	0.00

Total Equity and other—controlled/affiliated (excluding Investments in Joint Ventures)							1,220,016	1,231,812	2.88

Total Equity and other							1,838,134	1,857,711	4.35

Investments in Joint Ventures
BCRED Emerald JV LP - LP Interest	(6)(16)			1/19/2022			1,836,000	1,560,656	3.65
BCRED Verdelite JV LP - LP Interest	(6)(16)			10/21/2022			117,706	99,669	0.23

							1,953,706	1,660,325	3.88

Total Investments in Joint Ventures							1,953,706	1,660,325	3.88

Total Investments—non-controlled/non-affiliated							76,369,923	74,110,052	173.26
Total Investments—non-controlled/affiliated							42,458	40,516	0.10
Total Investments—controlled/affiliated (excluding Investments in Joint Ventures)							1,981,764	1,838,214	4.30
Total Investments—Investments in Joint Ventures							1,953,706	1,660,325	3.88

Total Investment Portfolio							80,347,851	77,649,107	181.54

Cash and Cash Equivalents
Fidelity Investments Money Market Treasury Portfolio - Class I			3.55%				230	230	0.00
State Street Institutional U.S. Government Money Market Fund - Investor Class			3.50%				11,966	11,966	0.03
State Street Institutional U.S. Government Money Market Fund - Premier Class			3.58%				2,648	2,648	0.01
Other Cash and Cash Equivalents							2,001,162	2,001,162	4.68

Total Cash and Cash Equivalents							2,016,006	2,016,006	4.72

Total Portfolio Investments, Cash and Cash Equivalents							$82,363,857	$79,665,113	186.26%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Condensed Consolidated Schedule of Investments) are denominated in U.S. Dollars. As of June 30, 2026, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments and structured finance obligations, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), Canadian Overnight Repo Rate Average (“CORRA” or

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

“CA”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of June 30, 2026. Variable rate loans typically include an interest reference rate floor feature.
(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities, CLOs and short-term borrowings and are not available to satisfy the creditors of the Company.

(6)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70.0% of the Company’s total assets. As of June 30, 2026, non-qualifying assets represented 25.8% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Abacus Holdco 2, Oy	Delayed Draw Term Loan	8/13/2027	$160	$—
Accordion Partners, LLC	Revolver	11/15/2031	9,612	(48)
Accordion Partners, LLC	Delayed Draw Term Loan	12/17/2027	34,528	—
Accuity Delivery Systems, LLC	Revolver	5/29/2031	29,497	(147)
Acumatica Holdings, Inc.	Revolver	7/28/2032	10,565	(106)
ADCS Clinics Intermediate Holdings, LLC	Revolver	8/7/2026	1,338	—
AI Titan Parent, Inc.	Delayed Draw Term Loan	9/30/2026	17,093	—
AI Titan Parent, Inc.	Revolver	8/29/2031	13,784	(138)
Albireo Energy, LLC	Delayed Draw Term Loan	8/5/2027	7,071	—
Align Precision Group, LLC	Delayed Draw Term Loan	4/3/2030	350	—
Allium Buyer, LLC	Revolver	5/2/2029	249	(7)
Alpine Intel Intermediate 2, LLC	Delayed Draw Term Loan	12/20/2026	39,281	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	2/19/2027	26,416	—
Amerilife Holdings, LLC	Revolver	8/31/2028	51,995	—
Amerilife Holdings, LLC	Delayed Draw Term Loan	2/28/2027	33,911	—
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	(993)
Ampirical Solutions, LLC	Delayed Draw Term Loan	9/30/2027	43,992	(220)
Ampirical Solutions, LLC	Revolver	9/30/2032	11,731	(117)
Analytic Partners, LP	Revolver	4/4/2030	4,891	(98)
Anaplan, Inc.	Revolver	6/21/2028	47,983	(960)
Animal Wellness Investments S.p.A	Delayed Draw Term Loan	1/15/2029	12,690	—
Anthracite Buyer, Inc.	Revolver	12/3/2032	19,960	(100)
Apex Companies, LLC	Delayed Draw Term Loan	10/24/2027	20,497	—
Apple AU Finco Pty, Ltd.	Delayed Draw Term Loan	5/28/2029	7,889	(38)
Apple SG Bidco Pte. Ltd.	Delayed Draw Term Loan	5/28/2029	40	—
Aptean, Inc.	Revolver	1/29/2031	3,622	—
Aptean, Inc.	Delayed Draw Term Loan	2/14/2027	8,058	—
Armada Parent, Inc.	Revolver	10/29/2030	27,000	—
Arnhem BidCo, GmbH	Delayed Draw Term Loan	10/1/2027	42,221	—
Articulate Global, LLC	Revolver	10/24/2032	5,997	(30)
Aryeh Bidco Investment, Ltd.	Delayed Draw Term Loan	1/14/2028	4,905	—
Aryeh Bidco Investment, Ltd.	Revolver	1/14/2033	3,597	—
Ascend Buyer, LLC	Revolver	9/30/2028	7,443	—
Astra Service Partners, LLC	Delayed Draw Term Loan	11/26/2027	25,959	—
Atlas CC Acquisition Corp.	Letter of Credit	5/25/2029	14,403	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
AuditBoard, Inc.	Revolver	7/12/2031	$15,377	$(154)
Avoca CLO 41 DAC	Structured Finance Obligations - Equity Instruments	2/16/2029	9,268	—
Axsome Therapeutics, Inc.	Delayed Draw Term Loan	5/31/2027	45,195	—
Axsome Therapeutics, Inc.	Revolver	5/8/2030	10,043	—
Azurite Intermediate Holdings, Inc.	Revolver	3/19/2031	6,840	(590)
Baker Tilly Advisory Group, LP	Revolver	6/3/2030	74,077	—
Balboa Bay Loan Funding 2025-3, Ltd.	Structured Finance Obligations - Equity Instruments	11/27/2028	2,421	—
Bamboo US BidCo, LLC	Revolver	9/29/2029	4,205	—
Banyan Software Holdings, LLC	Revolver	1/2/2031	4,732	—
Banyan Software Holdings, LLC	Delayed Draw Term Loan	10/8/2027	43,031	—
Barings CLO, Ltd. Tango	Structured Finance Obligations - Equity Instruments	11/21/2026	3,088	—
Bayshore Intermediate #2, LP	Revolver	10/1/2027	13,893	—
Bazaarvoice, Inc.	Revolver	5/7/2029	60,787	(456)
Beacon Dc, Ltd.	Revolver	12/4/2032	680	—
Bimini Group Purchaser, Inc.	Revolver	4/25/2031	29,847	—
Biotouch Global Solutions, Inc.	Delayed Draw Term Loan	8/27/2027	29,503	(221)
Biotouch Global Solutions, Inc.	Revolver	8/27/2032	4,721	—
Blue Sky Buyer, LLC	Revolver	2/28/2033	17,986	—
Bluefin Holding, LLC	Revolver	9/12/2029	7,533	—
Brave Parent Holdings, Inc.	Revolver	11/28/2030	57,580	—
Brilliance Technologies, Inc.	Revolver	3/11/2032	52,952	(530)
Brilliance Technologies, Inc.	Delayed Draw Term Loan	9/11/2027	76,123	—
Businessolver.com, Inc.	Delayed Draw Term Loan	12/3/2027	28,315	(71)
Businessolver.com, Inc.	Revolver	12/3/2032	12,611	(63)
Caerus US 1, Inc.	Revolver	5/25/2029	19,056	—
Cambium Learning Group, Inc.	Revolver	7/20/2027	101,715	—
Cambrex Corp.	Revolver	3/5/2032	10,724	—
Canadian Hospital Specialties, Ltd.	Revolver	4/15/2027	2,570	—
Carr Riggs & Ingram Capital, LLC	Revolver	11/18/2031	8,646	—
Carr Riggs & Ingram Capital, LLC	Delayed Draw Term Loan	11/18/2026	14,570	—
Carval CLO XIII-C, Ltd.	Structured Finance Obligations - Equity Instruments	6/24/2027	4,594	—
Castle Management Borrower, LLC	Revolver	11/3/2029	3,750	—
Castle Management Borrower, LLC	Delayed Draw Term Loan	12/9/2027	20,234	—
CCI Buyer, Inc.	Revolver	5/13/2032	6,767	(68)
CEP V Investment 11 S.à r.l.	Delayed Draw Term Loan	9/1/2026	43,967	(489)
CFGI Holdings, LLC	Revolver	11/2/2029	19,950	(499)
CFS Brands, LLC	Revolver	10/2/2029	13,372	—
Channelside AcquisitionCo, Inc.	Revolver	3/31/2028	18,758	(469)
Chartwell Cumming Holding Corp.	Revolver	6/16/2033	44,716	(697)
Cielo Bidco, Ltd.	Delayed Draw Term Loan	3/31/2030	509	—
Cielo Bidco, Ltd.	Delayed Draw Term Loan	3/31/2030	15	—
Cisive Holdings Corp.	Revolver	12/7/2029	4,445	(89)
CJX Borrower, LLC	Delayed Draw Term Loan	7/14/2027	784	—
Clearview Buyer, Inc.	Revolver	2/26/2029	11,857	—
Commander Buyer, Inc.	Delayed Draw Term Loan	6/26/2027	44,138	(221)
Commander Buyer, Inc.	Revolver	6/25/2032	29,425	(294)
Community Management Holdings Midco 2, LLC	Revolver	11/1/2031	2,773	—
Community Management Holdings Midco 2, LLC	Delayed Draw Term Loan	7/8/2027	1,018	—
Community Management Holdings Parent, LP	Equity		911	—
Compsych Investments Corp.	Delayed Draw Term Loan	7/22/2027	20,230	(961)
Connatix Buyer, Inc.	Revolver	7/14/2027	4,562	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Conservice Midco, LLC	Revolver	2/25/2033	$11,272	$(205)
Consor Intermediate II, LLC	Delayed Draw Term Loan	11/10/2026	24,145	(48)
Consor Intermediate II, LLC	Revolver	5/10/2031	8,888	—
Continental Buyer, Inc.	Revolver	4/2/2031	4,282	—
Continental Buyer, Inc.	Revolver	4/2/2031	6,862	(34)
Continental Buyer, Inc.	Revolver	4/2/2031	3,283	(16)
Continental Buyer, Inc.	Delayed Draw Term Loan	4/21/2028	4,597	—
Coupa Software, Inc.	Revolver	2/27/2029	42	—
CRC Insurance Group, LLC	Revolver	5/6/2029	19,321	(472)
CRCI Longhorn Holdings, Inc.	Revolver	8/27/2031	11,110	(147)
CRCI Longhorn Holdings, Inc.	Delayed Draw Term Loan	8/27/2026	9,351	—
Creek Parent, Inc.	Revolver	12/18/2031	19,175	(983)
Crewline Buyer, Inc.	Revolver	11/8/2030	12,745	(371)
Crimson FLS Acquisition, Inc.	Revolver	2/18/2033	28,658	—
Crimson FLS Acquisition, Inc.	Delayed Draw Term Loan	2/18/2028	44,573	—
Crumbl Enterprises, LLC	Revolver	4/30/2032	6,881	(172)
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/30/2026	11,634	—
CT Technologies Intermediate Holdings, Inc.	Revolver	8/30/2031	34,417	(344)
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	5/23/2027	10,132	—
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/5/2027	10,080	—
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	5/23/2027	6,774	—
CyrusOne Revolving Warehouse	Revolver	7/2/2027	108,682	—
Databricks, Inc.	Delayed Draw Term Loan	1/5/2028	235,000	—
DCG Acquisition Corp.	Revolver	6/13/2031	36,470	(365)
Denali Bidco, Ltd.	Delayed Draw Term Loan	9/5/2027	300	(3)
Denali Intermediate Holdings, Inc.	Revolver	8/26/2032	1,628	—
Denali TopCo, LLC	Delayed Draw Term Loan	8/26/2028	27,099	(135)
Denali TopCo, LLC	Revolver	8/26/2032	13,007	(130)
Diligent Corp.	Revolver	8/2/2030	20,167	—
Discovery Education, Inc.	Revolver	4/9/2029	6,227	—
Divisions Holding Corp.	Revolver	4/17/2032	6,469	—
DM Intermediate Parent, LLC	Revolver	9/30/2030	30,960	—
DM Intermediate Parent, LLC	Delayed Draw Term Loan	9/30/2026	1,115	—
DM Intermediate Parent, LLC	Delayed Draw Term Loan	12/19/2027	11,891	—
Doit International, Ltd.	Delayed Draw Term Loan	11/25/2026	66,711	(500)
Doit International, Ltd.	Revolver	11/26/2029	33,356	—
DTA Intermediate II, Ltd.	Revolver	3/27/2030	12,961	—
DTI Holdco, Inc.	Revolver	1/25/2029	13,200	—
Dwyer Instruments, LLC	Revolver	7/20/2029	1,106	—
Eagan Parent, Inc.	Delayed Draw Term Loan	9/8/2027	5,311	(13)
Eagan Parent, Inc.	Revolver	9/8/2032	2,833	(14)
East River Bidco, GmbH	Delayed Draw Term Loan	3/26/2028	31	—
Eden Acquisitionco, Ltd.	Delayed Draw Term Loan	11/17/2026	1,802	(23)
Edison Bidco, AS	Delayed Draw Term Loan	12/18/2026	679	—
Electro Switch Business Trust, LLC	Revolver	9/2/2032	20,501	—
ELK Bidco, Inc.	Revolver	6/13/2032	13,471	(67)
ELK Bidco, Inc.	Delayed Draw Term Loan	12/13/2027	14,968	(32)
EMB Purchaser, Inc.	Delayed Draw Term Loan	2/12/2029	139,253	(522)
EMB Purchaser, Inc.	Delayed Draw Term Loan	3/13/2028	22,356	—
EMB Purchaser, Inc.	Revolver	3/12/2032	12,206	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2027	12,036	(17)
Endeavor Schools Holdings, LLC	Delayed Draw Term Loan	1/3/2027	20,926	—
Enstructure, LLC	Delayed Draw Term Loan	2/15/2027	83,228	(624)
ENV Bidco, AB	Delayed Draw Term Loan	7/29/2026	31,622	(391)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Essential Services Holding Corp.	Revolver	6/17/2030	$5,071	$—
Everbridge Holdings, LLC	Delayed Draw Term Loan	7/2/2026	5,292	—
Everbridge Holdings, LLC	Revolver	7/2/2031	3,481	—
Excelitas Technologies Corp.	Revolver	8/12/2028	14,780	(111)
Experity, Inc.	Revolver	2/22/2030	17,835	(268)
Experity, Inc.	Delayed Draw Term Loan	9/13/2026	32,405	—
Falcon Parent Holdings, Inc.	Delayed Draw Term Loan	8/15/2027	12,467	(94)
Falcon Parent Holdings, Inc.	Revolver	11/6/2031	11,121	—
Fastener Distribution Holdings, LLC	Delayed Draw Term Loan	10/31/2026	41,834	—
Fern Bidco, Ltd.	Delayed Draw Term Loan	7/3/2027	19,787	—
Firmus Supercloud Pty, Ltd.	Delayed Draw Term Loan	3/15/2027	320,538	—
Flatiron CLO 34, Ltd.	Structured Finance Obligations - Equity Instruments	10/8/2026	3,000	—
Flexera Software, LLC	Revolver	8/15/2032	13,582	(34)
Foundation Risk Partners Corp.	Revolver	10/29/2029	10,677	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	2/26/2027	7,854	—
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	387	—
Frontline Road Safety, LLC	Revolver	3/4/2032	13,878	(278)
Frontline Road Safety, LLC	Delayed Draw Term Loan	3/4/2028	255	—
FusionSite Midco, LLC	Revolver	11/16/2029	7,152	—
FusionSite Midco, LLC	Delayed Draw Term Loan	11/16/2029	8,810	—
G&A Partners Holding Company II, LLC	Revolver	3/1/2030	5,918	—
Galaxy CLO Warehouse 2025-1, Ltd.	Structured Finance Obligations - Equity Instruments	10/8/2026	13,875	—
Galway Borrower, LLC	Revolver	9/29/2028	13,893	—
Galway Borrower, LLC	Delayed Draw Term Loan	2/7/2028	10,913	(95)
Gatekeeper Systems, Inc.	Delayed Draw Term Loan	8/27/2026	42,075	—
Gatekeeper Systems, Inc.	Revolver	8/28/2030	18,477	(878)
GFT Infrastructure, Inc.	Revolver	8/5/2030	14,930	—
GGG Midco, LLC	Delayed Draw Term Loan	4/1/2028	20,242	—
GGG Midco, LLC	Revolver	4/1/2033	11,567	(116)
GI Ranger Intermediate, LLC	Revolver	10/29/2027	4,500	—
Gigamon, Inc.	Revolver	3/10/2028	12,887	—
Granicus, Inc.	Revolver	1/17/2031	3,941	—
Granicus, Inc.	Delayed Draw Term Loan	7/31/2026	679	(7)
Great Day Improvements, LLC	Revolver	6/13/2030	2,366	—
Grid Alliance Partners, LLC	Delayed Draw Term Loan	7/1/2027	3,688	(111)
Grid Alliance Partners, LLC	Revolver	7/1/2030	13,039	—
Griffon Bidco, Inc.	Delayed Draw Term Loan	9/30/2027	21,819	(109)
Griffon Bidco, Inc.	Revolver	7/31/2031	21,819	(218)
Ground Penetrating Radar Systems, LLC	Delayed Draw Term Loan	7/2/2027	20,297	—
Ground Penetrating Radar Systems, LLC	Revolver	1/2/2032	11,776	—
GS Acquisitionco, Inc.	Revolver	5/25/2028	3	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	5/16/2027	3,214	(8)
GTCR Everest Borrower, LLC	Revolver	9/5/2029	3,125	(108)
Guardian Bidco, Inc.	Delayed Draw Term Loan	8/14/2028	3,881	(39)
Gusto Sing Bidco Pte, Ltd.	Delayed Draw Term Loan	11/15/2027	102	—
Helix TS, LLC	Delayed Draw Term Loan	10/22/2027	10,478	—
Helix TS, LLC	Delayed Draw Term Loan	6/30/2028	25,000	(125)
Higginbotham Insurance Agency, Inc.	Delayed Draw Term Loan	12/11/2027	27,471	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
High Street Buyer, Inc.	Delayed Draw Term Loan	7/18/2027	52,310	—
HMH Education, Inc.	Revolver	4/7/2027	4,500	—
Horizon CTS Buyer, LLC	Delayed Draw Term Loan	10/25/2027	20,213	—
Horizon CTS Buyer, LLC	Revolver	3/28/2032	14,843	—
HPS Freshwater Warehouse Parent, Ltd.	Structured Finance Obligations - Equity Instruments	10/8/2026	4,703	—
Icefall Parent, Inc.	Revolver	1/25/2030	8,637	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
IEM New Sub 2, LLC	Delayed Draw Term Loan	12/3/2027	$62,860	$(157)
IEM New Sub 2, LLC	Delayed Draw Term Loan	12/3/2027	76,076	(571)
IG Investments Holdings, LLC	Revolver	9/22/2028	55,717	—
Imagine 360, LLC	Delayed Draw Term Loan	9/18/2026	13,684	(68)
Imagine 360, LLC	Revolver	9/30/2028	8,582	(86)
Inception Fertility Ventures, LLC	Revolver	4/29/2030	8,591	—
INK BC Bidco S.p.A.	Delayed Draw Term Loan	7/16/2028	12,638	—
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2026	8,074	(283)
Integrity Marketing Acquisition, LLC	Revolver	8/25/2028	2,861	(190)
IQN Holding Corp.	Revolver	5/2/2028	2,217	—
IRI Group Holdings, Inc.	Revolver	12/1/2028	110,034	—
Iris Buyer, LLC	Revolver	10/2/2029	7,870	—
Iris Buyer, LLC	Delayed Draw Term Loan	8/4/2026	3,617	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/20/2026	1,355	(10)
ISQ Hawkeye Holdco, Inc.	Revolver	8/20/2030	476	—
Java Buyer, Inc.	Revolver	12/15/2030	56,623	—
Java Buyer, Inc.	Delayed Draw Term Loan	2/6/2028	115,453	—
Java Buyer, Inc.	Delayed Draw Term Loan	2/6/2028	29,343	—
Jeppesen Holdings, LLC	Revolver	11/1/2032	17,000	(128)
Jones Fish Hatcheries & Distributors, LLC	Revolver	11/19/2032	4,116	(72)
Jones Fish Hatcheries & Distributors, LLC	Delayed Draw Term Loan	11/19/2027	14,882	—
JS Parent, Inc.	Revolver	4/24/2031	7,880	(39)
JSG II, Inc.	Delayed Draw Term Loan	9/30/2027	97,949	(245)
JSG II, Inc.	Revolver	9/30/2032	41,978	(210)
JSS Holdings, Inc.	Delayed Draw Term Loan	11/8/2026	136,995	(685)
June Purchaser, LLC	Delayed Draw Term Loan	11/29/2026	575	—
Jupiter Purchaser, LLC	Delayed Draw Term Loan	6/5/2029	79,988	—
Kaseya, Inc.	Revolver	3/20/2030	25,000	(6,564)
Kattegat Project Bidco, AB	Delayed Draw Term Loan	10/5/2026	12,225	(161)
Knight Acquireco, LLC	Delayed Draw Term Loan	11/6/2027	23,547	(59)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	4,594	(46)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2029	3,384	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	6/11/2027	4,249	—
Koala Investment Holdings, Inc.	Delayed Draw Term Loan	2/29/2028	17,044	(85)
Koala Investment Holdings, Inc.	Revolver	8/29/2032	3,560	—
Kona Buyer, LLC	Revolver	7/23/2031	30,760	—
Kona Buyer, LLC	Delayed Draw Term Loan	2/5/2028	90,826	(454)
KStone Buyer, Inc.	Delayed Draw Term Loan	1/2/2028	23,316	—
KStone Buyer, Inc.	Revolver	1/2/2032	20,985	(210)
Kwol Acquisition, Inc.	Revolver	12/6/2029	1,659	(12)
Kwor Acquisition, Inc.	Revolver	2/28/2030	1,093	—
Kwor Acquisition, Inc.	Delayed Draw Term Loan	2/28/2027	1,379	(7)
Loar Group, Inc.	Delayed Draw Term Loan	9/30/2026	35,000	—
Lobos Parent, Inc.	Delayed Draw Term Loan	9/26/2028	7,356	(38)
Lobos Parent, Inc.	Revolver	9/26/2031	4,403	—
Lobos Parent, Inc.	Revolver	9/26/2031	2,331	(17)
LogicMonitor, Inc.	Revolver	11/19/2031	11,450	(143)
LogicMonitor, Inc.	Delayed Draw Term Loan	9/1/2027	15,648	(98)
LPW Group Holdings, Inc.	Revolver	3/15/2030	6,566	—
Lsf12 Crown US Commercial Bidco, LLC	Revolver	12/2/2029	24,405	(111)
LSF12 Helix Parent, LLC	Revolver	2/10/2031	36,000	(810)
LSF12 Phoenix Holdco, LLC	Revolver	3/25/2033	17,500	(224)
Magneto Components BuyCo, LLC	Revolver	12/5/2029	8,983	—
Mandolin Technology Intermediate Holdings, Inc.	Revolver	4/30/2028	9,033	—
MannKind Corp.	Delayed Draw Term Loan	8/6/2027	29,592	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Mantech International, CP	Revolver	9/14/2028	$111,612	$(1,674)
Material Holdings, LLC	Revolver	8/19/2027	3,179	—
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2027	13,394	—
Maverick Bidco, Inc.	Revolver	12/2/2031	17,099	(64)
Maverick Bidco, Inc.	Delayed Draw Term Loan	12/2/2027	17,351	(20)
Mavis Tire Express Services Topco, Corp.	Revolver	5/4/2028	9,000	(75)
MB2 Dental Solutions, LLC	Revolver	2/13/2031	1,905	—
Medline Borrower, LP	Revolver	10/21/2026	17,850	(239)
MEDX AMCP Holdings, LLC	Revolver	7/21/2032	3,952	(40)
MEDX AMCP Holdings, LLC	Delayed Draw Term Loan	7/21/2027	9,237	(43)
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	321	—
Minerva Bidco, Ltd.	Delayed Draw Term Loan	12/2/2028	53,627	(405)
Minotaur Acquisition, Inc.	Revolver	5/10/2030	9,910	(50)
ML Holdco, LLC	Delayed Draw Term Loan	10/24/2027	17,655	(44)
Modernizing Medicine, Inc.	Revolver	4/30/2032	4,208	(42)
More Cowbell II, LLC	Delayed Draw Term Loan	9/3/2027	5,872	(27)
More Cowbell II, LLC	Revolver	9/1/2029	12,971	—
MPG Parent Holdings, LLC	Revolver	1/8/2030	2,232	—
MPG Parent Holdings, LLC	Delayed Draw Term Loan	1/8/2027	3,460	—
MRH Trowe Beteiligungsgesellschaft mbH	Delayed Draw Term Loan	5/15/2028	58	—
MRH Trowe Beteiligungsgesellschaft mbH	Revolver	11/15/2031	35	—
MRI Software, LLC	Revolver	2/10/2028	20,436	—
MRI Software, LLC	Delayed Draw Term Loan	10/2/2027	6,344	—
Muzinich Enhanced Loan Origination Fund I, LP	Equity		43,197	—
Namecheap, Inc.	Revolver	5/21/2032	11,567	(116)
Natus Medical, Inc.	Revolver	7/21/2027	6,000	—
NAVEX TopCo, Inc.	Revolver	10/14/2031	11,668	(213)
NAVEX TopCo, Inc.	Delayed Draw Term Loan	10/14/2027	57,143	(143)
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	15,767	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	15,767	—
NDC Acquisition Corp.	Revolver	3/9/2028	1,284	—
NDT Global Holding, Inc.	Revolver	6/4/2032	10,153	(102)
NDT Global Holding, Inc.	Delayed Draw Term Loan	6/4/2027	11,371	—
Nephele III, BV	Delayed Draw Term Loan	12/17/2027	28	—
Neptune Holdings, Inc.	Revolver	8/31/2029	2,000	(50)
Netsmart Technologies, Inc.	Delayed Draw Term Loan	11/17/2027	18,756	(94)
Netsmart Technologies, Inc.	Revolver	8/23/2031	26,555	(465)
Noble Midco 3, Ltd.	Delayed Draw Term Loan	6/10/2027	9,042	(45)
Noble Midco 3, Ltd.	Revolver	12/10/2030	5,124	—
North Haven Ushc Acquisition, Inc.	Revolver	10/29/2027	1,549	—
North Haven Ushc Acquisition, Inc.	Delayed Draw Term Loan	8/28/2026	23,938	—
Oak Funding, LLC	Delayed Draw Term Loan	12/2/2027	13,774	(69)
Octane Purchaser, Inc.	Revolver	5/19/2032	35,253	(176)
OEConnection, LLC	Delayed Draw Term Loan	12/23/2028	18,447	—
OEConnection, LLC	Revolver	12/18/2032	4,858	(24)
OEI, Inc.	Revolver	12/29/2031	7,889	(59)
OEI, Inc.	Delayed Draw Term Loan	12/29/2027	19,722	(74)
OMEGA II AB	Delayed Draw Term Loan	6/17/2028	14,833	(37)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	4/29/2028	24,019	—
ONS MSO, LLC	Revolver	7/8/2028	753	—
Onward Acquireco, Inc.	Revolver	4/1/2033	23,449	(176)
Onward Acquireco, Inc.	Delayed Draw Term Loan	4/1/2028	56,282	(211)
Optimizely North America, Inc.	Revolver	10/30/2031	3,007	(30)
Optus 1011, GmbH	Delayed Draw Term Loan	11/30/2028	17,651	—
Oxford Global Resources, Inc.	Revolver	8/17/2027	9,254	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Paisley Bidco, Ltd.	Delayed Draw Term Loan	5/7/2027	$2,102	$(8)
PAS Parent, Inc.	Delayed Draw Term Loan	8/18/2028	41,432	(207)
PAS Parent, Inc.	Revolver	8/18/2031	19,250	(193)
Patriot Growth Insurance Services, LLC	Revolver	10/16/2028	7,135	(143)
Pave America Holding, LLC	Revolver	8/27/2032	10,140	—
Pave America Holding, LLC	Delayed Draw Term Loan	8/29/2027	13,520	—
Penta CLO Beacon DAC	Structured Finance Obligations - Equity Instruments	1/8/2027	8,473	—
Petrus Buyer, Inc.	Revolver	10/17/2029	1,475	—
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	8,349	—
Pike Electric Corp.	Revolver	12/18/2032	39,994	(200)
Pike Electric Corp.	Delayed Draw Term Loan	12/19/2028	59,991	(150)
Pikes Peak Bravo	Structured Finance Obligations - Equity Instruments	9/5/2027	7,540	—
PKF O’Connor Davies Advisory, LLC	Delayed Draw Term Loan	11/18/2026	29,837	—
PKF O’Connor Davies Advisory, LLC	Revolver	11/15/2031	11,413	—
Plasma Buyer, LLC	Delayed Draw Term Loan	3/31/2027	4,951	—
Plasma Buyer, LLC	Revolver	5/12/2028	65	—
Polyphase Elevator Holding, Co.	Delayed Draw Term Loan	11/24/2027	1,801	—
Polyphase Elevator Holding, Co.	Revolver	11/24/2032	6,000	(45)
PPT Purchaser, LLC	Revolver	12/23/2032	76,523	—
PPT Purchaser, LLC	Delayed Draw Term Loan	12/23/2027	44,586	(111)
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	6,442	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/7/2026	11,927	—
Prestige Brands, Inc.	Delayed Draw Term Loan	6/13/2033	263	—
Profile Products, LLC	Revolver	11/12/2027	4,474	—
Profile Products, LLC	Revolver	11/12/2027	6,591	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	2,370	—
QBS Parent, Inc.	Revolver	6/3/2032	10,967	—
QBS Parent, Inc.	Delayed Draw Term Loan	6/3/2027	18,761	—
QF Holdings, Inc.	Delayed Draw Term Loan	12/29/2027	25,096	(63)
QF Holdings, Inc.	Revolver	12/15/2032	13,970	—
R1 Holdings, LLC	Revolver	12/29/2028	31	—
RailPros Parent, LLC	Delayed Draw Term Loan	5/24/2027	5,024	—
RailPros Parent, LLC	Revolver	5/24/2032	3,589	(36)
Rally Buyer, Inc.	Revolver	7/19/2029	2,759	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	200	(2)
Red Fox CD Acquisition Corp.	Delayed Draw Term Loan	11/21/2026	2,141	—
Redwood Services Group, LLC	Delayed Draw Term Loan	2/11/2028	79,786	—
Regatta Kilo	Structured Finance Obligations - Equity Instruments	12/27/2026	1,542	—
Rhea Parent, Inc.	Revolver	12/20/2030	28,910	(289)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	6/4/2028	20,947	—
Riser Merger Sub, Inc.	Revolver	10/31/2029	15,180	—
Riser Merger Sub, Inc.	Delayed Draw Term Loan	4/15/2027	30,262	(151)
Rocket Buyer, LLC	Delayed Draw Term Loan	2/21/2028	55,253	—
Rocket Buyer, LLC	Revolver	2/18/2033	17,784	—
Saber Parent Holdings Corp.	Revolver	12/16/2032	41,487	—
Saber Parent Holdings Corp.	Delayed Draw Term Loan	12/16/2028	113,124	—
Saber Parent Holdings Corp.	Letter of Credit	3/16/2027	9,053	—
Saber Power Services, LLC	Revolver	10/21/2031	24,892	—
SAFEbuilt, LLC	Delayed Draw Term Loan	1/8/2028	21,418	(107)
SAFEbuilt, LLC	Revolver	1/8/2032	8,032	(80)
Safety Borrower Holdings, LP	Revolver	12/19/2032	5,499	—
Safety Borrower Holdings, LP	Delayed Draw Term Loan	12/19/2027	8,254	(21)
Sam Holding Co, Inc.	Delayed Draw Term Loan	6/30/2028	42,462	—
Scorpio BidCo SAS	Delayed Draw Term Loan	10/4/2026	7,858	(83)
Seahawk Bidco, LLC	Revolver	12/19/2030	18,461	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/24/2027	$109,427	$—
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	5/10/2027	300	—
Seven Bidco, SASU	Delayed Draw Term Loan	8/29/2028	42,456	(207)
Severin Acquisition, LLC	Delayed Draw Term Loan	10/1/2027	51,366	—
Severin Acquisition, LLC	Revolver	10/1/2031	20,695	—
SG Acquisition, Inc.	Revolver	4/3/2030	13,537	—
Signant Finance One, Ltd.	Revolver	10/16/2031	27,937	—
Signant Finance One, Ltd.	Delayed Draw Term Loan	10/16/2027	50,795	(254)
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	12/31/2026	788	—
Simplicity Financial Marketing Group Holdings, Inc.	Revolver	12/31/2031	6,041	(60)
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	6/10/2028	15,881	(119)
SIQ Holdings III Corp.	Revolver	12/19/2030	28,723	(359)
SIQ Holdings III Corp.	Delayed Draw Term Loan	12/19/2027	31,595	—
Skylark UK Debtco, Ltd.	Delayed Draw Term Loan	12/8/2028	5,759	—
Smartronix, LLC	Revolver	2/7/2030	12,316	—
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,818)
Solis Midco, SAS	Delayed Draw Term Loan	4/8/2029	145	—
Spaceship Purchaser, Inc.	Revolver	10/17/2031	74,961	(598)
Spaceship Purchaser, Inc.	Delayed Draw Term Loan	10/17/2027	149,081	(359)
SpecialtyCare, Inc.	Delayed Draw Term Loan	8/26/2027	1,794	—
SpecialtyCare, Inc.	Revolver	12/18/2029	5,935	(30)
Spectrum Safety Solutions Purchaser, LLC	Delayed Draw Term Loan	7/1/2026	55,574	—
Spectrum Safety Solutions Purchaser, LLC	Revolver	7/1/2030	28,354	—
Speedster Bidco, GmbH	Revolver	6/10/2031	23,253	(1,534)
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	1/5/2028	48,022	(120)
Stepping Stones Healthcare Services, LLC	Revolver	1/5/2033	29,560	(607)
STV Group, Inc.	Revolver	3/20/2030	11,767	(88)
Summit Buyer, LLC	Delayed Draw Term Loan	5/9/2027	30,287	(76)
Summit Buyer, LLC	Revolver	5/31/2030	4,550	—
Sunshine Cadence Holdco, LLC	Revolver	5/1/2030	32,000	(320)
Supernova Borrower Holdco, LLC	Delayed Draw Term Loan	5/12/2029	11,012	—
Supernova Borrower Holdco, LLC	Revolver	5/12/2033	3,854	(19)
Tango Bidco, SAS	Delayed Draw Term Loan	10/17/2027	3,232	—
Tango Bidco, SAS	Delayed Draw Term Loan	10/17/2027	5,258	(89)
TEI Intermediate, LLC	Revolver	12/13/2031	18,035	—
TEI Intermediate, LLC	Delayed Draw Term Loan	12/13/2026	13,771	—
Teneo Holdings, LLC	Delayed Draw Term Loan	7/31/2027	29,443	—
Teneo Holdings, LLC	Revolver	7/31/2030	64,785	—
Tennessee Bidco, Limited	Delayed Draw Term Loan	7/1/2026	67,244	—
The Fertility Partners, Inc.	Revolver	9/16/2027	2,490	—
The North Highland Co, LLC	Revolver	12/20/2030	22,317	—
The North Highland Co, LLC	Delayed Draw Term Loan	12/20/2026	35,521	(178)
Themis Solutions, Inc.	Delayed Draw Term Loan	10/29/2027	55,641	(556)
Themis Solutions, Inc.	Revolver	10/29/2032	46,367	(464)
Thermostat Purchaser III, Inc.	Revolver	8/31/2028	7,000	—
THG Acquisition, LLC	Delayed Draw Term Loan	10/31/2026	3,846	—
THG Acquisition, LLC	Revolver	10/31/2031	5,631	—
Three Rivers Buyer, Inc	Revolver	11/3/2031	4,560	(57)
Tricentis Operations Holdings, Inc.	Revolver	2/11/2032	16,551	(166)
Tricentis Operations Holdings, Inc.	Delayed Draw Term Loan	2/11/2027	26,482	(132)
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	10/17/2027	42,018	(210)
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2029	26,249	(112)
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	6/30/2027	115,743	—
Triple Lift, Inc.	Revolver	5/5/2028	14,295	(1,787)
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	7/9/2027	2,077	—
TTF Lower Intermediate, LLC	Revolver	7/18/2029	20,000	(450)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Unified Women’s Healthcare, LP	Revolver	6/18/2029	$101,845	$—
Unified Women’s Healthcare, LP	Delayed Draw Term Loan	9/22/2027	3,225	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	12/13/2026	21,906	—
US Oral Surgery Management Holdco, LLC	Revolver	11/20/2028	15,496	—
US Salt Investors, LLC	Revolver	2/26/2033	7,199	(72)
Varicent Parent Holdings Corp.	Delayed Draw Term Loan	10/15/2027	6,177	(31)
Varicent Parent Holdings Corp.	Delayed Draw Term Loan	10/15/2027	7,655	(96)
Varicent Parent Holdings Corp.	Revolver	8/23/2031	12,463	(172)
Veregy Consolidated, Inc.	Revolver	4/16/2031	29,755	(223)
Victors CCC Buyer, LLC	Delayed Draw Term Loan	9/2/2027	13,656	—
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
VS Buyer, LLC	Revolver	10/12/2030	17,045	(1,125)
Watlow Electric Manufacturing Co.	Delayed Draw Term Loan	6/17/2028	240	—
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	(1,414)
West Star Aviation Acquisition, LLC	Revolver	5/20/2032	18,358	—
West Star Aviation Acquisition, LLC	Delayed Draw Term Loan	5/20/2027	7,559	—
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	8/2/2027	17,234	—
Woolpert Holdings, Inc.	Delayed Draw Term Loan	6/30/2028	13,750	—
World Insurance Associates, LLC	Delayed Draw Term Loan	8/14/2026	14,481	—
World Insurance Associates, LLC	Revolver	4/3/2030	5,073	(75)
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
YA Intermediate Holdings II, LLC	Delayed Draw Term Loan	10/1/2026	12,984	—
YA Intermediate Holdings II, LLC	Revolver	10/1/2031	4,146	—
Zendesk, Inc.	Revolver	11/22/2028	97,650	(1,953)
Zenith AcquisitionCo, LLC	Revolver	1/13/2033	16,962	(85)
Zenith AcquisitionCo, LLC	Delayed Draw Term Loan	1/12/2029	43,314	—
Zeus, LLC	Revolver	2/8/2030	5,709	—
Zorro Bidco, Ltd.	Delayed Draw Term Loan	8/13/2027	8,243	—

Total Unfunded Commitments			$9,571,446	$(51,923)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of June 30, 2026 was 0.50%.
(10)	The interest rate floor on these investments as of June 30, 2026 was 0.75%.
(11)	The interest rate floor on these investments as of June 30, 2026 was 1.00%.
(12)	The interest rate floor on these investments as of June 30, 2026 was 1.25%.
(13)	The interest rate floor on these investments as of June 30, 2026 was 1.50%.
(14)	The interest rate floor on these investments as of June 30, 2026 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)

Under the 1940 Act, the Company is generally deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is generally deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of June 30, 2026, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair Value as of December 31, 2025	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of June 30, 2026	Total Investment Income
Non-Controlled/Affiliated Investments
Align Precision Group, LLC - First Lien Debt	$22,717	$1,208	$—	$(1,435)	$—	$22,490	$1,206
Align Precision Group, LLC - First Lien Debt	3,552	1,335	(19)	(2)	—	4,866	234
Align Precision Group, LLC - Equity and other - Class A-3 Units	4,018	—	—	(2,717)	—	1,301	—
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Equity and other - Class A Common Units)	1,218	—	—	48	—	1,266	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

	Fair Value as of December 31, 2025	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of June 30, 2026	Total Investment Income
Non-Controlled/Affiliated Investments (Continued)
DMS Purchaser, LLC - First Lien Debt	$6,449	$248	$—	$—	$—	$6,697	$441
DMS Topco, LLC - Equity and other - Class A Common Units	4,844	—	—	(948)	—	3,896	—
Port Arthur LNG Phase II Intermediate Company, LLC - Equity and other - Class B Units	1,079,456	148	(1,079,785)	20	161	—	18,480

Total Non-Controlled/Affiliated Investments	1,122,254	2,939	(1,079,804)	(5,034)	161	40,516	20,361

Controlled/Affiliated Investments
Pigments Services, Inc. - First Lien Debt	—	—	—	—	—	—	—
Pigments Services, Inc. - First Lien Debt	7,100	—	—	(1,025)	—	6,075	—
Pigments Holdings, LP - Equity and other - LP Interest	—	—	—	—	—	—	—
New ACI Buyer, LLC - First Lien Debt	—	25,159	—	—	—	25,159	14
New ACI Buyer, LLC - First Lien Debt	—	9,225	—	428	—	9,653	5
New ACI Intermediate I, LLC - Second Lien Debt	—	22,362	—	—	—	22,362	12
New ACI Holdings, LLC - Equity and other - Class A Common Units	—	63,028	—	64	—	63,092	—
CFCo, LLC (Benefytt Technologies, Inc.) - First Lien Debt	—	—	—	—	—	—	—
CFCo, LLC (Benefytt Technologies, Inc.) - Equity and other - Class B Units	—	—	—	—	—	—	—
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.) - First Lien Debt	8,285	—	—	(3,060)	—	5,225	—
Prodege International Holdings, LLC - First Lien Debt	—	203,173	—	—	—	203,173	7,056
Prodege International Holdings, LLC - First Lien Debt	—	100,932	—	—	—	100,932	3,663
Prodege International Holdings, LLC - Equity and other - Class A Units	—	129,944	—	(6,848)	—	123,096	—
Pibb Member Holdings, LLC - Equity and other - LLC Interest	227,678	—	—	(2,340)	—	225,338	12,375
Pibb Member, LLC - First Lien Debt	2,193	—	(93)	(7)	—	2,093	68
Material Holdings, LLC - First Lien Debt	237,977	717	(3,136)	(21,854)	—	213,704	11,693
Material Holdings, LLC - First Lien Debt	—	—	—	—	—	—	—
Material Holdings, LLC - First Lien Debt	7,895	9,763	—	368	—	18,026	539
Material+ Holding Company, LLC - Equity and other - Class C Units	—	—	—	—	—	—	—
Material+ Holding Company, LLC - Equity and other - Class A Preferred Units	—	—	—	—	—	—	—
Material+ Holding Company, LLC - Equity and other - Class A Units	—	—	—	—	—	—	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

	Fair Value as of December 31, 2025	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of March 31, 2026	Total Investment Income
Controlled/Affiliated Investments (continued)
Material+ Holding Company, LLC - Equity and other - Class B Preferred Units	$—	$—	$—	$—	$—	$—	$—
Blackstone Private Real Estate Credit and Income Fund - Equity and other - Common Shares	430,975	55,000	—	969	—	486,944	19,940
Specialty Lending Company, LLC - Equity and other - LLC Interest	381,241	35,100	(73,800)	(10,995)	—	331,546	—
GSO DL CoInvest CI LP (CustomInk, LLC - Equity and other - Series A Preferred Units)	1,681	—	—	115	—	1,796	—
BCRED Emerald JV LP - Investments in Joint Ventures - LP Interest	1,678,745	21,000	—	(139,089)	—	1,560,656	60,450
BCRED Verdelite JV LP - Investments in Joint Ventures - LP Interest	113,068	—	—	(13,399)	—	99,669	3,042

Total Controlled/Affiliated Investments	3,096,838	675,403	(77,029)	(196,673)	—	3,498,539	118,857

Total	$4,219,092	$678,342	$(1,156,833)	$(201,707)	$161	$3,539,055	$139,218

(17)	Loan was on non-accrual status as of June 30, 2026.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), including investments in joint ventures, and may be deemed to be “restricted securities.” As of June 30, 2026, the aggregate fair value of these securities is $77,649.1 million, or 181.54% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(20)	The interest rate floor on these investments as of June 30, 2026 was 3.00%.
(21)

These investments represent investments in investment funds (“Investee Funds”). As of June 30, 2026, details of these Investee Funds by investment strategy, the Company’s unfunded commitment, and redemption restrictions put in place by the Investee Fund were as follows:

Investee Funds	Investee Fund Strategy	Unfunded Commitment	Redemption Frequency	Redemption Lock-up Period	Fund Term	Fair Value
Blackstone Private Real Estate Credit and Income Fund	Real estate credit and income	$—	Quarterly	None	Perpetual	$486,944
Muzinich Enhanced Loan Origination Fund I, LP	Corporate direct lending	43,197	None	None	Nine years	29,233

		$43,197				$516,177

Blackstone Private Real Estate Credit and Income Fund may, at the request of its shareholders, repurchase up to 5% of common shares outstanding based on aggregate net asset value as of the close of the previous calendar quarter, subject to approval by the Investee Fund’s board of trustees and in accordance with policies as may be adopted by the Investee Fund’s board of trustees in its sole discretion.

(22)	The interest rate floor on these investments as of June 30, 2026 was 1.75%.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts

Counterparty	Currency Purchased		Currency Sold		Settlement Date	Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD	614,478	CAD	866,500	9/25/2026	$2,193
Deutsche Bank AG	USD	84,712	CHF	67,820	9/25/2026	25
Goldman Sachs Bank USA	USD	87,092	DKK	557,791	9/17/2026	1,549
BNP Paribas	USD	128,567	EUR	110,200	8/24/2026	2,482
Deutsche Bank AG	USD	1,205,690	EUR	1,050,500	9/25/2026	2,137
BNP Paribas	USD	115,422	GBP	85,900	8/24/2026	1,542
Deutsche Bank AG	USD	780,382	GBP	588,790	9/25/2026	(210)
Goldman Sachs Bank USA	USD	58,995	NOK	562,273	9/17/2026	2,315
BNP Paribas	USD	1,076	NOK	10,000	8/24/2026	68
Goldman Sachs Bank USA	USD	23,009	NZD	39,280	9/17/2026	662
Goldman Sachs Bank USA	USD	178,853	SEK	1,668,034	9/17/2026	6,203

Total Foreign Currency Forward Contracts						$18,966

Interest Rate Swaps

Counterparty	Hedged Item	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Appreciation (Depreciation) (1)
Goldman Sachs Bank USA (2)	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	$625,000	$(4,392)	$—	$2,091
Deutsche Bank AG (2)	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(4,354)	—	2,052
Sumitomo Mitsui Banking Corporation (2)	May 2027 Notes	5.61%	SOFR + 2.79%	5/3/2027	625,000	(6,314)	—	(1,466)
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.72%	10/11/2027	350,000	(1,679)	—	(3,721)
Sumitomo Mitsui Banking Corporation	November 2028 Notes	7.30%	SOFR + 3.06%	11/27/2028	500,000	1,797	—	(9,341)
Goldman Sachs Bank USA (2)	January 2031 Notes	6.25%	SOFR + 2.46%	1/25/2031	250,000	(2,221)	—	(5,105)
BNP Paribas US	January 2031 Notes	6.25%	SOFR + 2.47%	1/25/2031	250,000	(2,311)	—	(5,095)
Deutsche Bank AG (2)	July 2029 Notes	5.95%	SOFR + 1.74%	7/16/2029	500,000	2,871	—	(10,309)
BNP Paribas US	September 2027 Notes	4.95%	SOFR + 1.69%	9/26/2027	400,000	(4,107)	—	(3,209)
Sumitomo Mitsui Banking Corporation	April 2030 Notes	5.25%	SOFR + 2.01%	4/1/2030	400,000	(10,484)	—	(6,879)
Morgan Stanley (2)	November 2029 Notes	5.60%	SOFR + 1.64%	11/22/2029	400,000	(554)	—	(8,091)
Deutsche Bank AG (2)	November 2034 Notes	6.00%	SOFR + 2.04%	11/22/2034	600,000	(3,908)	—	(11,824)
Wells Fargo	November 2034 Notes	6.00%	SOFR + 2.26%	11/22/2034	200,000	(4,397)	—	(3,655)
Deutsche Bank AG (2)	January 2032 Notes	6.00%	SOFR + 1.83%	1/29/2032	500,000	4,388	—	(11,268)
Goldman Sachs Bank USA (2)	January 2032 Notes	6.00%	SOFR + 1.83%	1/29/2032	500,000	4,255	—	(11,255)
Wells Fargo	November 2028 Notes	7.30%	SOFR + 3.20%	11/27/2028	150,000	104	—	(2,701)
Goldman Sachs Bank USA (2)	March 2031 5.54% Notes	5.54%	SOFR + 1.67%	3/25/2031	500,000	(2,255)	—	(10,455)
Deutsche Bank AG (2)	March 2033 Notes	5.79%	SOFR + 1.89%	3/25/2033	500,000	(3,021)	—	(10,352)
Morgan Stanley (2)	September 2030 Notes	5.05%	SOFR + 1.68%	9/10/2030	250,000	(6,028)	—	(4,589)
BNP Paribas US (2)	September 2030 Notes	5.05%	SOFR + 1.68%	9/10/2030	250,000	(6,062)	—	(4,585)
Deutsche Bank AG (2)	July 2029 Notes	5.95%	SOFR + 2.44%	7/16/2029	400,000	(5,742)	—	(6,913)
Wells Fargo	January 2031 Notes	6.25%	SOFR + 2.70%	1/25/2031	100,000	(1,866)	—	(1,931)
Deutsche Bank AG (2)	January 2032 Series 2026A Notes	5.94%	SOFR + 2.41%	1/8/2032	210,000	(4,787)	—	(4,149)
BNP Paribas US (2)	March 2031 5.350% Notes	5.35%	SOFR + 1.86%	3/12/2031	350,000	(7,249)	—	(7,249)
Sumitomo Mitsui Banking Corporation (2)	March 2031 5.350% Notes	5.35%	SOFR + 1.86%	3/12/2031	350,000	(7,219)	—	(7,219)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Counterparty	Hedged Item	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Appreciation (Depreciation) (1)
Sumitomo Mitsui Banking Corporation	April 2031 Series 2026B Notes	6.58%	SOFR + 2.84%	4/9/2031	$500,000	$(5,851)	$—	$(5,851)
Wells Fargo	July 2031 Series 2026B Notes	6.61%	SOFR + 2.85%	7/9/2031	500,000	(5,562)	—	(5,562)
Goldman Sachs Bank USA (2)	May 2031 Notes	5.95%	SOFR + 2.29%	5/15/2031	425,000	(6,110)	—	(6,110)
BNP Paribas US (2)	May 2031 Notes	5.95%	SOFR + 2.30%	5/15/2031	425,000	(6,186)	—	(6,186)
Morgan Stanley (2)	June 2032 Series 2026C Notes	6.54%	SOFR + 2.47%	6/11/2032	688,000	2,376	—	2,376

Total Interest Rate Swaps						$(96,868)	$—	$(168,551)

(1)	For interest rate swaps designated in qualifying hedge relationships, the change in fair value is recorded in Interest expense in the Condensed Consolidated Statements of Operations.
(2)	Centrally cleared interest rate swap. All other interest rate swaps are bilateral.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt - non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.25%	8.37%	7/25/2025	5/25/2029	$41,085	$29,763	$21,285	0.04%
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.25%	8.37%	7/25/2025	5/25/2029	5,963	4,310	3,089	0.01
Atlas CC Acquisition Corp.	(4)(10)(17)	SOFR + 4.25%	8.37%	7/25/2025	5/25/2029	36,437	24,865	16,579	0.03
Atlas CC Acquisition Corp.	(4)(5)(7)(10)	P + 3.00%	9.75%	7/25/2025	5/25/2029	13,086	7,787	12,762	0.03
Corfin Holdings, Inc.	(4)(10)	SOFR + 5.25%	9.07%	1/7/2021	12/27/2027	32,134	32,115	32,134	0.07
Corfin Holdings, Inc.	(4)(10)	SOFR + 5.25%	9.07%	1/10/2025	12/27/2027	138,318	137,386	138,318	0.29
Fastener Distribution Holdings, LLC	(4)(10)	SOFR + 4.75%	8.42%	10/31/2024	11/4/2031	173,694	172,245	173,694	0.36
Fastener Distribution Holdings, LLC	(4)(7)(10)	SOFR + 4.75%	8.42%	10/31/2024	11/4/2031	26,178	25,785	26,178	0.05
Frontgrade Technologies Holdings, Inc.	(4)(7)(10)	SOFR + 5.25%	9.13% (incl. 1.50% PIK)	1/9/2023	1/9/2030	2,405	2,361	2,355	0.00
Frontgrade Technologies Holdings, Inc.	(4)(5)(10)	SOFR + 5.25%	9.12% (incl. 1.50% PIK)	3/18/2025	1/9/2030	354	351	347	0.00
Frontgrade Technologies Holdings, Inc.	(4)(5)(10)	SOFR + 5.00%	8.94%	7/7/2025	1/9/2030	92	92	90	0.00
Horizon CTS Buyer, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	3/28/2025	3/29/2032	67,307	66,463	66,758	0.14
Horizon CTS Buyer, LLC	(4)(5)(10)	SOFR + 4.75%	8.42%	10/25/2025	3/29/2032	80,000	79,610	79,600	0.17
Horizon CTS Buyer, LLC	(4)(5)(10)	SOFR + 4.75%	8.42%	3/28/2025	3/29/2032	11,689	11,585	11,630	0.02
Karman Holdings, Inc.	(6)(8)	SOFR + 3.50%	7.17%	4/1/2025	4/1/2032	24,875	24,653	25,139	0.05
Loar Group, Inc.	(4)(6)(7)(11)	SOFR + 4.25%	7.97%	7/28/2022	5/10/2030	280,968	278,450	280,968	0.59
Loar Group, Inc.	(4)(6)(11)	SOFR + 4.25%	7.97%	12/23/2025	5/10/2030	445,000	436,146	445,000	0.93
Magneto Components BuyCo, LLC	(4)(7)(10)	SOFR + 6.00%	9.67%	12/5/2023	12/5/2030	54,797	53,710	54,319	0.11
Peraton Corp.	(10)	SOFR + 3.75%	7.69%	2/1/2021	2/1/2028	14,171	14,184	13,182	0.03
TransDigm, Inc.	(6)(8)	SOFR + 2.50%	6.22%	11/28/2023	2/28/2031	8,867	8,889	8,911	0.02
TransDigm, Inc.	(6)(8)	SOFR + 2.50%	6.22%	8/22/2025	8/19/2032	2,993	2,996	3,008	0.01
Vertex Aerospace Services Corp.	(6)(10)	SOFR + 2.25%	5.97%	12/6/2021	12/6/2030	11,556	11,524	11,637	0.02
West Star Aviation Acquisition, LLC	(4)(10)	SOFR + 4.50%	8.22%	5/20/2025	5/20/2032	154,099	153,046	154,099	0.32
West Star Aviation Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.22%	5/20/2025	5/20/2032	3,240	3,092	3,240	0.01
West Star Aviation Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.22%	5/20/2025	5/20/2032	15,081	14,918	15,081	0.03

							1,596,326	1,599,403	3.33

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.57%	6/11/2021	6/11/2027		$227,048	$225,993	$227,048	0.48%
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.57%	12/21/2021	6/11/2027		50,918	50,650	50,918	0.11
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.57%	7/25/2022	6/11/2027		92,784	92,236	92,784	0.19
AGI-CFI Holdings, Inc.	(4)(5)(10)	SOFR + 4.75%	8.57%	3/19/2025	6/11/2027		24,157	24,079	24,157	0.05
ENV Bidco, AB	(4)(6)(7)(8)	E + 5.00%	7.02%	12/12/2024	7/27/2029	EUR	114,257	114,418	133,873	0.28
ENV Bidco, AB	(4)(6)(10)	SOFR + 5.00%	8.69%	12/12/2024	7/27/2029		114,097	112,756	114,097	0.24
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.24%	1/7/2021	12/9/2027		27,119	26,937	24,678	0.05
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.24%	2/4/2022	12/9/2027		134,638	133,447	122,520	0.26
R1 Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	9.95%	12/30/2022	12/29/2028		1,320	1,301	1,260	0.00
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	9.57%	12/13/2021	12/31/2028		267,372	265,098	248,656	0.52
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 10.00%	13.82% PIK	11/27/2024	11/27/2029		10,327	10,195	10,327	0.02
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 7.00%	10.82% PIK	11/27/2024	5/27/2030		31,081	31,081	31,081	0.07
SEKO Global Logistics Network, LLC	(4)(5)(7)(11)	SOFR + 10.50%	14.36% (incl. 9.50% PIK)	11/10/2025	11/27/2029		2,400	2,394	2,400	0.01
The Kenan Advantage Group, Inc.	(8)	SOFR + 3.25%	6.97%	8/6/2024	1/25/2029		7,470	7,470	7,418	0.02
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	7.67%	11/8/2024	7/26/2028		19,442	19,396	19,555	0.04
Wwex Uni Topco Holdings, LLC	(4)(10)	SOFR + 4.75%	8.42%	3/21/2025	7/26/2028		83,882	82,753	84,197	0.18

								1,200,204	1,194,969	2.52
Airlines
Air Canada	(6)(8)	SOFR + 2.00%	5.72%	3/21/2024	3/14/2031		6,228	6,217	6,277	0.01
American Airlines, Inc.	(6)(8)	SOFR + 2.25%	6.13%	4/4/2025	4/20/2028		8,458	8,277	8,488	0.02
Vista Management Holding, Inc.	(6)(8)	SOFR + 3.75%	7.74%	4/1/2025	4/1/2031		17,769	17,652	17,965	0.04

								32,146	32,730	0.07
Auto Components
Clarios Global, LP	(6)(8)	SOFR + 2.50%	6.22%	7/16/2024	5/6/2030		4,834	4,805	4,846	0.01
Clarios Global, LP	(6)(8)	SOFR + 2.75%	6.47%	4/10/2025	1/28/2032		8,615	8,412	8,670	0.02
Dellner Couplers Group, AB	(5)(6)(8)	E + 5.43%	7.32%	6/20/2024	6/18/2029	EUR	23,500	25,043	27,712	0.06

								38,260	41,228	0.09
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 2.25%	5.92%	1/31/2025	3/31/2028		43,866	43,866	44,042	0.09

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Biotechnology
Axsome Therapeutics, Inc.	(4)(5)(6)(10)	SOFR + 4.75%	8.42%	5/6/2025	5/8/2030		$60,260	$59,736	$60,260	0.13%
Axsome Therapeutics, Inc.	(4)(5)(6)(7)(10)	SOFR + 4.00%	7.69%	5/6/2025	5/8/2030		35,152	34,999	35,152	0.07
Grifols Worldwide Operations USA, Inc.	(8)	SOFR + 2.00%	5.97%	1/7/2021	11/15/2027		37	37	37	0.00
MannKind Corp.	(4)(5)(6)(7)(14)	SOFR + 4.75%	8.53%	8/6/2025	8/6/2030		88,776	87,347	87,593	0.18

								182,119	183,042	0.38
Broadline Retail
Peer Holding III, BV	(6)(8)	SOFR + 2.50%	6.17%	6/26/2024	7/1/2031		6,930	6,930	6,968	0.01
Building Products
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 5.63%	9.38%	7/25/2022	8/1/2028		25,220	25,036	20,050	0.04
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 3.25%	7.10%	4/15/2021	4/12/2028		4,767	4,753	3,759	0.01
ES Group Holdings III, Ltd.	(4)(6)(8)	E + 5.75%	7.77%	11/22/2021	4/23/2028	EUR	30,879	33,812	29,032	0.06
ES Group Holdings III, Ltd.	(4)(6)(10)	SOFR + 5.75%	9.67%	11/22/2021	4/23/2028		64,562	63,909	51,649	0.11
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	9.82%	2/26/2021	2/26/2027		108,443	108,072	104,376	0.22
Great Day Improvements, LLC	(4)(13)	SOFR + 5.50%	9.33%	6/13/2024	6/13/2030		35,783	35,252	34,351	0.07
Great Day Improvements, LLC	(4)(5)(7)(13)	SOFR + 5.50%	9.35%	6/13/2024	6/13/2030		1,183	1,095	946	0.00
Griffon Corp.	(6)(8)	SOFR + 2.00%	5.67%	6/16/2025	1/24/2029		916	918	921	0.00
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	9.82%	1/7/2021	2/25/2027		43,474	43,378	40,214	0.08
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	9.82%	4/20/2022	2/25/2027		187,540	186,986	173,474	0.36
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	9.82%	1/7/2021	2/25/2027		6,319	6,304	5,845	0.01
Janus International Group, LLC	(6)(8)	SOFR + 2.50%	6.32%	6/16/2025	8/3/2030		1,297	1,292	1,301	0.00
L&S Mechanical Acquisition, LLC	(4)(10)	SOFR + 6.25%	10.09%	9/1/2021	9/1/2027		134,120	133,194	128,755	0.27
LBM Acquisition, LLC	(10)	SOFR + 3.75%	7.58%	6/6/2024	6/6/2031		40,346	40,037	37,955	0.08
MIWD Holdco II, LLC	(8)	SOFR + 2.75%	6.47%	3/28/2024	3/28/2031		4,444	4,462	4,454	0.01
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	7.92%	4/29/2022	4/29/2029		2,947	2,955	2,130	0.00
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	10.32%	1/7/2021	12/29/2026		59,362	59,179	48,826	0.10

								750,634	688,038	1.42

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Capital Markets
Apex Group Treasury, LLC	(6)(8)	SOFR + 3.50%	7.39%	2/27/2025	2/27/2032		$92,247	$92,089	$87,174	0.18%
Aretec Group, Inc.	(6)(8)	SOFR + 3.00%	6.72%	11/20/2025	8/9/2030		11,273	11,262	11,330	0.02
FFML Holdco, Ltd.	(4)(6)(10)	B + 4.50%	7.03%	11/11/2022	11/30/2028	NZD	36,150	21,936	20,761	0.04
Focus Financial Partners, LLC	(8)	SOFR + 2.50%	6.22%	1/31/2025	9/15/2031		16,819	16,787	16,866	0.04
GTCR Everest Borrower, LLC	(6)(7)(8)	SOFR + 2.75%	6.42%	7/25/2025	9/5/2031		16,244	15,994	16,313	0.03
Jane Street Group, LLC	(6)(8)	SOFR + 2.00%	5.82%	5/29/2025	12/15/2031		992	981	989	0.00
Osaic Holdings, Inc.	(6)(8)	SOFR + 3.00%	6.60%	8/22/2025	7/30/2032		5,000	4,998	5,027	0.01
Resolute Investment Managers, Inc.	(5)(11)	SOFR + 6.50%	10.43%	12/29/2023	10/30/2028		3,883	3,860	3,155	0.01
Situs-AMC Holdings Corporation	(4)(10)	SOFR + 5.50%	9.17%	5/14/2025	5/14/2031		43,972	43,829	43,972	0.09
Superannuation & Investments US, LLC	(6)(9)	SOFR + 3.00%	6.72%	7/18/2025	12/1/2028		12,894	12,857	12,991	0.03
The Edelman Financial Engines Center, LLC	(6)(8)	SOFR + 3.00%	6.72%	6/5/2024	4/7/2028		19,679	19,683	19,805	0.04

								244,276	238,383	0.49
Chemicals
Charter Next Generation, Inc.	(8)	SOFR + 2.75%	6.20%	11/5/2025	11/29/2030		6,905	6,921	6,928	0.01
CI Maroon Holdings, LLC	(6)(8)	SOFR + 3.25%	7.02%	8/22/2025	3/3/2031		2,985	2,985	2,940	0.01
DCG Acquisition Corp.	(4)(7)(10)	SOFR + 5.00%	8.67%	6/13/2024	6/13/2031		236,778	234,696	233,940	0.49
Derby Buyer, LLC	(6)(9)	SOFR + 3.00%	6.75%	12/13/2024	11/1/2030		6,387	6,387	6,414	0.01
Formulations Parent Corp.	(8)	SOFR + 4.00%	7.93%	4/10/2025	4/9/2032		13,965	13,840	13,974	0.03
Nouryon USA, LLC	(6)(8)	SOFR + 3.25%	7.04%	10/30/2025	4/3/2028		3,491	3,495	3,498	0.01

								268,324	267,694	0.56
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 4.00%	7.72%	8/15/2025	8/19/2030		42,976	42,654	41,579	0.09
Anticimex, Inc.	(6)(8)	SOFR + 2.90%	6.56%	11/21/2025	11/17/2031		5,571	5,572	5,606	0.01
Armor Holdco, Inc.	(6)(9)	SOFR + 3.75%	7.55%	11/20/2025	12/10/2031		6,299	6,299	6,334	0.01
Astra Service Partners, LLC	(4)(7)(10)	SOFR + 4.50%	8.34%	11/26/2025	11/26/2032		164,406	162,990	162,970	0.34
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 4.50%	8.09%	5/7/2021	5/7/2029		403,329	403,329	403,329	0.85
CFS Brands, LLC	(4)(11)	SOFR + 5.00%	8.72%	12/20/2024	10/2/2030		217,892	214,937	217,892	0.46
CFS Brands, LLC	(4)(5)(7)(11)	P + 5.00%	8.87%	10/2/2023	10/2/2029		16,458	16,058	16,458	0.03
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 3.75%	7.47%	7/2/2025	7/9/2032		14,499	14,422	14,554	0.03
Divisions Holding Corp.	(4)(7)(10)	SOFR + 4.50%	8.17%	4/17/2025	4/17/2032		92,759	91,856	92,678	0.19

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
EAB Global, Inc.	(9)	SOFR + 3.00%	6.72%	8/16/2021	8/16/2030	$13,206	$13,192	$11,775	0.02%
ELK Bidco, Inc.	(4)(5)(7)(9)	SOFR + 4.50%	8.50%	6/13/2025	6/14/2032	71,665	71,238	71,381	0.15
EMB Purchaser, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.34%	3/13/2025	3/12/2032	54,280	53,479	54,097	0.11
EMB Purchaser, Inc.	(4)(10)	SOFR + 4.50%	8.23%	3/13/2025	3/12/2032	147,777	146,472	147,777	0.31
Foundational Education Group, Inc.	(9)	SOFR + 3.75%	7.85%	8/31/2021	8/31/2028	8,777	8,744	8,114	0.02
FusionSite Midco, LLC	(4)(11)	SOFR + 5.25%	9.18%	4/30/2025	11/17/2029	100,689	99,667	100,689	0.21
FusionSite Midco, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.37%	4/30/2025	11/17/2029	32,710	32,074	32,434	0.07
Garda World Security, Corp.	(6)(8)	SOFR + 3.00%	6.75%	2/7/2025	2/1/2029	20,706	20,706	20,820	0.04
Gatekeeper Systems, Inc.	(4)(10)	SOFR + 5.00%	8.72%	8/27/2024	8/28/2030	249,507	246,603	242,645	0.51
Gatekeeper Systems, Inc.	(4)(7)(10)	SOFR + 5.00%	8.72%	8/27/2024	8/28/2030	20,087	19,171	17,887	0.04
GBT US III, LLC	(6)(8)	SOFR + 2.50%	6.36%	2/4/2025	7/25/2031	3,960	3,960	3,978	0.01
GFL Environmental Services USA, Inc.	(6)(8)	SOFR + 2.50%	6.27%	4/11/2025	3/3/2032	2,187	2,165	2,199	0.00
Gorilla Investor, LLC	(4)(10)	SOFR + 5.00%	8.67%	9/26/2024	9/30/2031	165,152	162,441	163,501	0.34
Ground Penetrating Radar Systems, LLC	(4)(10)	SOFR + 4.50%	8.17%	1/2/2025	1/2/2032	120,250	119,219	120,250	0.25
Ground Penetrating Radar Systems, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.19%	1/2/2025	1/2/2032	3,552	3,333	3,552	0.01
Iris Buyer, LLC	(4)(11)	SOFR + 5.25%	9.09%	10/2/2023	10/2/2030	53,991	52,983	53,991	0.11
Iris Buyer, LLC	(4)(5)(11)	SOFR + 5.25%	8.92%	10/2/2023	10/2/2030	5,091	5,012	5,091	0.01
Iris Buyer, LLC	(4)(5)(7)(11)	SOFR + 5.25%	8.92%	2/4/2025	10/2/2030	7,858	7,605	7,858	0.02
Iris Buyer, LLC	(4)(5)(11)	SOFR + 5.25%	8.92%	7/16/2025	10/2/2030	2,190	2,169	2,190	0.00
ISQ Hawkeye Holdco, Inc.	(4)(5)(10)	SOFR + 4.68%	8.43%	8/20/2024	8/20/2031	8,721	8,587	8,721	0.02
ISQ Hawkeye Holdco, Inc.	(4)(5)(7)(10)	SOFR + 4.68%	8.43%	8/20/2024	8/20/2030	567	548	567	0.00
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	8.94%	12/15/2021	12/15/2027	136,616	135,764	136,616	0.29
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	8.94%	11/9/2023	12/15/2027	53,406	52,734	53,406	0.11
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	8.94%	12/15/2021	12/15/2027	94,823	94,279	94,823	0.20
Java Buyer, Inc.	(4)(7)(10)	SOFR + 5.00%	8.67%	6/28/2024	12/15/2027	80,195	79,858	80,195	0.17
Java Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	8.82%	5/9/2025	12/15/2027	49,367	48,726	49,367	0.10
Jones Fish Hatcheries & Distributors, LLC	(4)(5)(7)(10)	SOFR + 4.25%	8.13%	11/19/2025	11/19/2032	16,464	16,181	16,176	0.03
JSG II, Inc.	(4)(7)(10)	SOFR + 4.50%	8.23%	9/30/2025	9/30/2032	353,737	351,594	351,513	0.74
JSS Holdings, Inc.	(4)(10)	SOFR + 5.00%	8.69% (incl. 2.75% PIK)	12/29/2021	11/8/2031	244,420	242,815	244,420	0.51
JSS Holdings, Inc.	(4)(10)	SOFR + 5.00%	8.69% (incl. 2.75% PIK)	1/7/2021	11/8/2031	46,790	46,431	46,790	0.10
JSS Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	8.67% (incl. 2.75% PIK)	11/8/2024	11/8/2031	584,376	578,957	583,691	1.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Knowledge Pro Buyer, Inc.	(4)(7)(10)	SOFR + 4.50%	8.32%	12/10/2021	12/10/2029		$110,483	$109,733	$110,437	0.23%
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	9.44%	10/19/2021	10/19/2028		46,001	45,633	40,021	0.08
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	9.53%	10/19/2021	10/19/2028		20,523	20,360	17,855	0.04
Lsf12 Crown US Commercial Bidco, LLC	(7)(8)	SOFR + 3.50%	7.37%	7/14/2025	12/2/2031		94,463	91,422	95,136	0.20
Minerva Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 4.25%	8.22%	7/29/2025	11/7/2030	GBP	46,904	61,036	62,339	0.13
OMNIA Partners, LLC	(8)	SOFR + 2.75%	6.45%	1/26/2024	12/31/2032		7,933	7,973	7,974	0.02
Onex Baltimore Buyer, Inc.	(4)(10)(18)	SOFR + 5.27%	8.99%	12/1/2021	12/1/2027		187,232	186,026	187,232	0.39
Onex Baltimore Buyer, Inc.	(4)(7)(10)(18)	SOFR + 4.75%	8.47%	12/1/2021	12/1/2027		216,950	215,167	216,950	0.46
Polyphase Elevator Holding, Co.	(4)(5)(10)	SOFR + 5.00%	8.67%	11/24/2025	11/24/2032		15,922	15,796	15,802	0.03
Polyphase Elevator Holding, Co.	(4)(5)(7)(10)	SOFR + 5.00%	8.67%	11/24/2025	11/24/2032		3,037	2,954	2,938	0.01
Prime Security Services Borrower, LLC	(6)(8)	SOFR + 2.00%	6.13%	11/20/2024	10/13/2030		1,330	1,330	1,334	0.00
Prime Security Services Borrower, LLC	(6)(8)	SOFR + 1.75%	5.58%	4/4/2025	3/7/2032		6,451	6,340	6,443	0.01
RailPros Parent, LLC	(4)(5)(7)(10)	SOFR + 4.25%	8.13%	5/22/2025	5/24/2032		23,268	22,991	23,080	0.05
Saber Parent Holdings Corp.	(4)(7)(8)	SOFR + 4.50%	8.21%	12/16/2025	12/16/2032		501,723	498,542	498,522	1.05
SIQ Holdings III Corp.	(4)(10)	SOFR + 4.75%	9.20%	12/19/2025	12/19/2032		129,254	127,966	127,961	0.27
SIQ Holdings III Corp.	(4)(5)(7)(10)	SOFR + 4.75%	9.23%	12/19/2025	12/19/2030		1,953	1,382	1,379	0.00
TEI Intermediate, LLC	(4)(10)	SOFR + 5.25%	8.85% (incl. 2.88% PIK)	12/13/2024	12/15/2031		147,377	146,134	147,377	0.31
TEI Intermediate, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.63%	12/13/2024	12/15/2031		11,871	11,464	11,871	0.02
The Hiller Companies, LLC	(4)(10)	SOFR + 5.00%	8.72%	6/20/2024	6/20/2030		74,619	74,063	74,619	0.16
The Hiller Companies, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.72%	6/20/2024	6/20/2030		20,401	20,143	20,401	0.04
The Hiller Companies, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.49%	7/17/2025	6/20/2030		8,764	8,666	8,721	0.02
TRC Cos, LLC	(8)	SOFR + 3.00%	6.72%	1/14/2025	12/8/2028		26,525	26,525	26,641	0.06
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	8.82%	1/21/2022	1/22/2029		8,848	8,829	7,241	0.02
Veregy Consolidated, Inc.	(4)(7)(10)	SOFR + 4.25%	8.14%	4/16/2025	4/16/2031		140,628	139,461	140,405	0.29
Water Holdings Acquisition, LLC	(4)(10)	SOFR + 5.25%	9.07% (incl. 2.75% PIK)	7/31/2024	7/31/2031		192,865	191,348	192,865	0.41

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Water Holdings Acquisition, LLC	(4)(5)(7)(10)	SOFR + 5.25%	9.07% (incl. 2.75% PIK)	7/31/2024	7/31/2031	$24,294	$24,206	$24,294	0.05%

							5,750,314	5,767,752	12.09
Construction & Engineering
Amentum Holdings, Inc.	(8)	SOFR + 2.00%	5.72%	4/4/2025	9/29/2031	7,212	7,020	7,242	0.02
Ampirical Solutions, LLC	(4)(5)(7)(10)	SOFR + 4.25%	7.92%	9/30/2025	9/30/2032	29,328	28,720	28,697	0.06
Azuria Water Solutions, Inc.	(10)	SOFR + 3.00%	6.72%	1/27/2025	5/17/2028	34,092	34,092	34,311	0.07
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.00%	5.87%	1/25/2024	1/27/2031	6,430	6,392	6,448	0.01
Consor Intermediate II, LLC	(4)(7)(10)	SOFR + 4.50%	8.17%	5/10/2024	5/10/2031	68,728	68,099	68,728	0.14
Gannett Fleming, Inc.	(4)(7)(10)	SOFR + 4.75%	8.69%	8/5/2024	8/5/2030	373,801	369,131	371,372	0.78
Home Service TopCo IV, Inc.	(4)(7)(11)	SOFR + 4.50%	8.10%	6/9/2023	12/31/2027	206,841	204,805	206,627	0.43
Home Service TopCo IV, Inc.	(4)(5)(11)	SOFR + 4.50%	8.10%	2/28/2025	12/31/2027	16,190	16,092	16,190	0.03
Home Service TopCo IV, Inc.	(4)(11)	SOFR + 4.50%	8.10%	11/19/2025	12/31/2027	20,274	20,178	20,173	0.04
OEI, Inc.	(4)(6)(7)(9)	SOFR + 4.50%	8.19%	12/29/2025	12/29/2032	43,389	42,931	42,931	0.09
Pave America Holding, LLC	(4)(10)	SOFR + 5.25%	8.92% (incl. 2.88% PIK)	8/29/2025	8/27/2032	78,319	77,585	77,927	0.16
Pave America Holding, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	8/29/2025	8/27/2032	6,084	5,864	5,983	0.01
Pave America Holding, LLC	(4)(5)(7)(10)	SOFR + 5.25%	9.19% (incl. 2.88% PIK)	8/29/2025	8/27/2032	7,943	7,803	7,808	0.02
Peak Utility Services Group, Inc.	(4)(11)	SOFR + 4.50%	8.32%	3/2/2021	3/2/2028	15,170	15,123	15,095	0.03
Peak Utility Services Group, Inc.	(4)(5)(11)	SOFR + 4.50%	8.32%	3/2/2021	3/2/2028	2,023	2,019	2,013	0.00
Pike Electric Corp.	(4)(7)(10)	SOFR + 4.50%	8.20%	12/19/2025	12/19/2032	275,960	274,239	274,230	0.58
Saber Power Services, LLC	(4)(5)(10)	SOFR + 5.50%	9.27%	10/21/2025	10/21/2031	290,000	289,579	290,000	0.61
Saber Power Services, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.27%	10/21/2025	10/21/2031	4,978	4,978	4,978	0.01
Thermostat Purchaser III, Inc.	(7)(10)	SOFR + 4.25%	7.92%	6/20/2024	8/31/2028	9,850	9,779	9,754	0.02
Touchdown Acquirer, Inc.	(6)(8)	SOFR + 2.75%	6.57%	6/2/2025	2/21/2031	993	972	997	0.00

							1,485,401	1,491,504	3.11
Construction Materials
Quikrete Holdings, Inc.	(8)	SOFR + 2.25%	5.97%	2/18/2025	2/10/2032	14,887	14,797	14,950	0.03
Tamko Building Products, LLC	(8)	SOFR + 2.75%	6.95%	10/23/2024	9/20/2030	2,955	2,955	2,978	0.01

							17,752	17,928	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Consumer Staples Distribution & Retail
Crumbl Enterprises, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	4/30/2025	5/5/2032	$85,579	$84,742	$85,117	0.18%
Containers & Packaging
Ascend Buyer, LLC	(4)(10)	SOFR + 5.25%	9.25%	10/18/2022	9/30/2028	11,184	11,029	11,184	0.02
Ascend Buyer, LLC	(4)(5)(10)	SOFR + 5.25%	8.92%	3/20/2025	9/30/2028	1,360	1,348	1,360	0.00
Ascend Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.25%	8.94%	9/30/2021	9/30/2028	1,212	1,160	1,212	0.00
Berlin Packaging, LLC	(8)	SOFR + 3.25%	7.24%	7/25/2025	6/7/2031	18,720	18,747	18,784	0.04
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	6.89%	4/13/2022	4/13/2029	13,989	13,806	14,017	0.03
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.25%	6.97%	4/1/2025	4/1/2032	9,811	9,719	9,814	0.02
Graham Packaging Co., Inc.	(8)	SOFR + 2.50%	6.22%	7/31/2024	8/4/2027	7,708	7,708	7,747	0.02
MAR Bidco S.à r.l.	(5)(6)(9)	SOFR + 4.20%	8.12%	6/28/2021	7/6/2028	3,780	3,773	3,387	0.01
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	7.88%	4/9/2024	9/15/2028	16,029	16,029	16,082	0.03
Ring Container Technologies Group, LLC	(9)	SOFR + 2.50%	6.22%	10/30/2025	9/15/2032	3,491	3,502	3,505	0.01
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	6.97%	3/3/2021	3/3/2031	23,930	23,719	23,233	0.05
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	7.42%	10/18/2024	9/15/2028	11,964	11,964	11,521	0.02

							122,504	121,846	0.25
Distributors
BP Purchaser, LLC	(4)(5)(10)	SOFR + 5.50%	9.48%	12/10/2021	12/11/2028	8,134	8,069	6,243	0.01
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	9.57%	11/1/2021	11/2/2026	29,343	29,218	28,609	0.06
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 7.25%	11.38% (incl. 3.25% PIK)	11/1/2022	6/23/2028	16,051	15,846	14,446	0.03
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 7.00%	11.13% (incl. 3.25% PIK)	12/31/2021	6/23/2028	27,060	26,875	24,219	0.05
NDC Acquisition Corp.	(4)(11)	SOFR + 5.00%	8.84%	3/9/2021	3/9/2028	21,431	21,315	21,431	0.05
NDC Acquisition Corp.	(4)(5)(7)(11)	SOFR + 5.00%	8.84%	3/9/2021	3/9/2028	343	324	343	0.00
PT Intermediate Holdings III, LLC	(4)(7)(10)	SOFR + 5.00%	9.00% (incl. 1.75% PIK)	4/9/2024	4/9/2030	174,995	174,661	174,995	0.37
S&S Holdings, LLC	(9)	SOFR + 5.00%	8.83%	3/11/2021	3/11/2028	7,711	7,721	7,727	0.02
S&S Holdings, LLC	(9)	SOFR + 5.00%	8.73%	4/3/2025	10/1/2031	3,930	3,780	3,874	0.01
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	10.44%	1/7/2021	11/13/2026	80,969	80,886	78,742	0.17

							368,695	360,629	0.77

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Diversified Consumer Services
American Restoration Holdings, LLC	(4)(11)	SOFR + 5.00%	8.97%	7/19/2024	7/24/2030		$27,197	$26,784	$27,061	0.06%
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	8.92%	7/19/2024	7/24/2030		8,098	7,975	8,058	0.02
American Restoration Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.83%	7/19/2024	7/24/2030		6,841	6,697	6,789	0.01
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	8.97%	7/19/2024	7/24/2030		20,978	20,659	20,873	0.04
American Restoration Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.77%	2/19/2025	7/24/2030		18,151	17,861	17,905	0.04
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	8.77%	10/15/2025	7/24/2030		3,504	3,470	3,486	0.01
Ascend Learning, LLC	(9)	SOFR + 3.00%	6.72%	10/15/2025	12/11/2028		1,496	1,498	1,503	0.00
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.00%	8.69%	12/20/2024	4/30/2030		173,659	172,406	173,659	0.36
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	9.46%	7/20/2021	7/20/2028		929,302	925,918	903,746	1.90
Cengage Learning, Inc.	(6)(11)	SOFR + 3.50%	7.23%	11/22/2024	3/24/2031		10,922	10,882	10,980	0.02
Charger Debt Merger Sub, LLC	(4)(10)	SOFR + 5.00%	8.67%	5/31/2024	5/31/2031		54,312	53,893	54,041	0.11
Charger Debt Merger Sub, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.89%	5/31/2024	5/31/2031		24,473	24,195	24,248	0.05
Charger Debt Merger Sub, LLC	(4)(5)(7)(10)	P + 4.00%	10.75%	5/31/2024	5/31/2030		1,700	1,649	1,665	0.00
DTA Intermediate II, Ltd.	(4)(11)	SOFR + 5.50%	9.19%	3/27/2024	3/27/2030		51,066	50,345	51,066	0.11
DTA Intermediate II, Ltd.	(4)(5)(7)(11)	SOFR + 5.50%	9.44%	3/27/2024	3/27/2030		12,893	12,557	12,893	0.03
DTA Intermediate II, Ltd.	(4)(5)(11)	S + 5.50%	9.22%	9/18/2025	3/27/2030	GBP	20,744	27,579	27,963	0.06
Element Materials Technology Group US Holdings, Inc.	(6)(9)	SOFR + 3.68%	7.35%	6/24/2022	7/6/2029		7,309	7,268	7,382	0.02
Endeavor Schools Holdings, LLC	(4)(11)	SOFR + 6.25%	10.12%	7/18/2023	7/18/2029		46,466	45,780	43,097	0.09
Endeavor Schools Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	10.16%	7/18/2023	7/18/2029		8,553	8,446	7,933	0.02
Essential Services Holding Corp.	(4)(10)	SOFR + 5.00%	8.88%	6/17/2024	6/17/2031		69,595	69,053	68,899	0.14
Essential Services Holding Corp.	(4)(5)(7)(10)	SOFR + 5.00%	8.88%	6/17/2024	6/17/2031		3,622	3,499	3,459	0.01
Go Car Wash Management Corp.	(4)(11)	SOFR + 5.75%	9.57%	10/12/2021	6/30/2028		88,180	87,763	85,975	0.18
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.22%	2/1/2024	12/21/2029		64,059	63,842	61,966	0.13

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.05%	3/10/2022	3/12/2029		$9,646	$9,602	$9,079	0.02%
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	8.87%	11/20/2023	3/12/2029		26,950	26,543	25,367	0.05
Metrodora S.L.	(4)(5)(6)(8)	E + 4.25%	6.32%	8/7/2025	7/15/2032	EUR	1,367	1,579	1,591	0.00
Metrodora S.L.	(4)(5)(6)(8)	E + 4.25%	6.32%	8/7/2025	7/15/2032	EUR	558	645	650	0.00
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.25%	6.97%	12/15/2021	12/15/2028		17,385	17,327	16,847	0.04
Scientian 2 Spain, S.L.	(4)(5)(6)(8)	E + 4.25%	6.39%	8/7/2025	7/15/2032	EUR	1,599	1,847	1,861	0.00
Scientian France, SAS	(4)(5)(6)(8)	E + 4.25%	6.33%	8/7/2025	7/15/2032	EUR	3,525	4,070	4,101	0.01
Seahawk Bidco, LLC	(4)(7)(11)	SOFR + 4.75%	8.44%	12/19/2024	12/19/2031		287,585	285,037	285,188	0.60
Spring Education Group, Inc.	(8)	SOFR + 3.25%	6.92%	9/29/2023	10/4/2030		13,509	13,394	13,603	0.03
Sunshine Cadence Holdco, LLC	(4)(10)	SOFR + 5.00%	8.96%	5/1/2024	5/1/2031		197,500	195,996	195,525	0.41
Sunshine Cadence Holdco, LLC	(4)(7)(10)	SOFR + 5.00%	9.30%	5/1/2024	5/1/2031		37,147	36,633	36,310	0.08
University Support Services, LLC	(9)	SOFR + 2.75%	6.47%	2/10/2022	2/10/2029		8,997	8,952	8,718	0.02

								2,251,644	2,223,487	4.67
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	5.72%	12/28/2023	1/31/2031		5,895	5,912	5,902	0.01
Diversified Telecommunication Services
Radiate Holdco, LLC	(10)	SOFR + 5.00%	8.83% (incl. 1.50% PIK)	6/30/2025	9/25/2029		23,219	23,209	17,983	0.04
Zacapa, LLC	(6)(9)	SOFR + 3.75%	7.42%	10/29/2024	3/22/2029		10,336	10,336	10,356	0.02

								33,545	28,339	0.06
Electric Utilities
Cogentrix Finance Holdco I, LLC	(8)	SOFR + 2.25%	5.97%	8/7/2025	2/26/2032		2,154	2,160	2,170	0.00
Grid Alliance Partners, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	7/1/2025	7/1/2032		79,562	78,581	78,896	0.17
Qualus Power Services Corp.	(4)(11)	SOFR + 4.25%	8.07%	3/26/2021	3/27/2028		60,406	60,120	60,406	0.13
Qualus Power Services Corp.	(4)(11)	SOFR + 4.25%	8.07%	7/27/2023	3/27/2028		53,450	52,971	53,450	0.11
Qualus Power Services Corp.	(4)(11)	SOFR + 4.25%	8.02%	5/9/2024	3/27/2028		86,315	85,356	86,315	0.18
Qualus Power Services Corp.	(4)(5)(11)	SOFR + 4.25%	8.02%	10/10/2025	3/27/2028		27,491	27,358	27,491	0.06
Qualus Power Services Corp.	(4)(5)(7)(11)	SOFR + 4.25%	8.04%	10/10/2025	3/27/2028		16,330	16,079	16,180	0.03

								322,625	324,908	0.68
Electrical Equipment
Emergency Power Holdings, LLC	(4)(7)(11)	SOFR + 4.75%	8.59%	8/17/2021	8/17/2031		253,234	251,751	253,217	0.53
Griffon Bidco, Inc.	(4)(7)(10)	SOFR + 5.00%	8.67%	7/31/2025	7/31/2031		120,006	118,581	119,679	0.25

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Electrical Equipment (continued)
IEM New Sub 2, LLC	(4)(7)(9)	SOFR + 4.50%	8.27%	12/3/2025	12/3/2031		$646,542	$640,388	$642,582	1.35%
Madison IAQ, LLC	(9)	SOFR + 2.50%	6.70%	6/21/2021	6/21/2028		35,027	34,863	35,236	0.07

								1,045,583	1,050,714	2.20
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	9.79%	1/7/2021	12/23/2026		24,734	24,653	24,734	0.05
Albireo Energy, LLC	(4)(5)(11)	SOFR + 6.00%	10.04%	1/7/2021	12/23/2026		7,424	7,409	7,424	0.02
Albireo Energy, LLC	(4)(5)(11)	SOFR + 6.00%	9.99%	1/7/2021	12/23/2026		1,904	1,901	1,904	0.00
Duro Dyne National Corp.	(4)(7)(10)	SOFR + 4.50%	8.32%	11/15/2024	11/17/2031		160,574	158,793	160,402	0.34
Dwyer Instruments, LLC	(4)(10)	SOFR + 4.75%	8.42%	11/15/2024	7/20/2029		46,212	45,860	46,212	0.10
Dwyer Instruments, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.69%	11/15/2024	7/30/2029		2,606	2,551	2,606	0.01
Dwyer Instruments, LLC	(4)(5)(10)	SOFR + 4.75%	8.42%	11/15/2024	7/30/2029		6,047	6,001	6,047	0.01
Electro Switch Business Trust, LLC	(4)(7)(10)	SOFR + 4.75%	8.42%	9/2/2025	9/2/2032		169,865	168,428	167,932	0.35
Guardian Bidco, Inc.	(4)(5)(7)(8)	SOFR + 5.50%	9.52%	9/2/2025	8/30/2032		28,965	28,671	28,637	0.06
Infinite Bidco, LLC	(9)	SOFR + 3.75%	7.85%	3/2/2021	3/2/2028		19,663	19,604	19,474	0.04
Modena Buyer, LLC	(8)	SOFR + 4.25%	8.09%	7/1/2024	7/1/2031		35,497	34,938	35,383	0.07
Phoenix 1 Buyer Corp.	(4)(7)(10)	SOFR + 4.75%	8.62%	11/20/2023	11/20/2030		42,382	42,030	42,382	0.09
Spectrum Safety Solutions Purchaser, LLC	(4)(5)(6)(9)	E + 4.50%	6.55%	7/1/2024	7/1/2030	EUR	4,787	5,151	5,626	0.01
Spectrum Safety Solutions Purchaser, LLC	(4)(5)(6)(9)	E + 4.50%	6.52%	7/1/2024	7/1/2031	EUR	63,637	67,543	74,786	0.16
Spectrum Safety Solutions Purchaser, LLC	(4)(6)(7)(9)	SOFR + 4.50%	8.17%	7/1/2024	7/1/2031		288,540	284,243	288,540	0.61

								897,776	912,089	1.92
Energy Equipment & Services
LPW Group Holdings, Inc.	(4)(7)(11)	SOFR + 6.00%	9.79%	3/15/2024	3/15/2031		32,340	31,624	31,951	0.07
Entertainment
OEG Borrower, LLC	(8)	SOFR + 3.50%	7.20%	4/22/2025	6/30/2031		8,108	8,004	8,164	0.02
Renaissance Holdings Corp.	(9)	SOFR + 4.00%	7.72%	12/6/2024	4/5/2030		2,486	2,486	2,178	0.00

								10,490	10,342	0.02
Financial Services
Atlas Securitized Products Funding 2, LP	(4)(5)(6)(7)(8)	SOFR + 1.50%	5.48%	3/28/2024	5/25/2063		146,690	143,006	146,150	0.31

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Financial Services (continued)
Carr Riggs & Ingram Capital, LLC	(4)(9)	SOFR + 4.25%	7.92%	11/18/2024	11/18/2031		$43,061	$42,700	$43,061	0.09%
Carr Riggs & Ingram Capital, LLC	(4)(5)(7)(9)	SOFR + 4.25%	7.92%	11/18/2024	11/18/2031		6,057	5,870	6,006	0.01
Citrin Cooperman Advisors, LLC	(8)	SOFR + 3.00%	6.67%	8/22/2025	4/1/2032		4,489	4,497	4,507	0.01
DM Intermediate Parent, LLC	(4)(10)	SOFR + 4.75%	8.47%	9/30/2024	9/30/2030		103,788	102,556	103,788	0.22
DM Intermediate Parent, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.47%	9/30/2024	9/30/2030		28,124	27,530	27,736	0.06
DM Intermediate Parent, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.47%	9/30/2024	9/30/2030		2,477	2,110	2,477	0.01
Harp Finco, Ltd.	(4)(5)(6)(8)	S + 5.00%	8.72%	3/27/2025	3/27/2032	GBP	84,561	107,561	112,274	0.24
Mitchell International, Inc.	(9)	SOFR + 3.25%	6.97%	6/17/2024	6/17/2031		64,413	64,161	64,703	0.14
More Cowbell II, LLC	(4)(7)(10)	SOFR + 4.50%	7.99%	9/3/2025	9/1/2030		93,097	92,778	93,070	0.20
Nexus Buyer, LLC	(8)	SOFR + 3.50%	7.22%	11/4/2025	7/31/2031		4,392	4,377	4,337	0.01
PKF O’Connor Davies Advisory, LLC	(4)(7)(10)	SOFR + 4.50%	8.24%	11/15/2024	11/18/2031		93,442	92,529	93,442	0.20
RFS Opco, LLC	(4)(7)(9)	SOFR + 4.50%	8.29%	12/2/2025	12/2/2032		141,180	139,717	139,699	0.29
Solera, LLC	(9)(18)	SOFR + 3.75%	7.85%	6/4/2021	6/2/2028		32,160	32,030	31,087	0.07

								861,422	872,337	1.86
Food Products
Dreyers Grand Ice Cream, Inc.	(6)(8)	SOFR + 2.25%	6.45%	4/4/2025	9/30/2031		3,970	3,903	3,973	0.01
Froneri US, Inc.	(6)(8)	SOFR + 2.25%	6.12%	8/22/2025	9/30/2032		3,000	3,000	3,004	0.01

								6,903	6,977	0.02
Gas Utilities
CQP Holdco, LP	(9)	SOFR + 2.00%	5.67%	4/4/2025	12/31/2030		1,489	1,474	1,496	0.00
Ground Transportation
Channelside AcquisitionCo, Inc.	(4)(10)	SOFR + 4.75%	8.59%	5/15/2024	6/30/2028		154,877	154,533	154,877	0.33
Channelside AcquisitionCo, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.47%	5/15/2024	3/31/2028		1,563	1,535	1,563	0.00

								156,068	156,440	0.33
Health Care Equipment & Supplies
AEC Parent Holdings, Inc.	(9)(17)	SOFR + 5.75%	9.90%	6/13/2022	6/13/2029		24,555	22,307	16,403	0.03
Bamboo US BidCo, LLC	(4)(7)(11)	SOFR + 5.00%	8.84%	9/29/2023	9/30/2030		48,566	47,745	48,566	0.10
Bamboo US BidCo, LLC	(4)(11)	E + 5.00%	7.07%	9/29/2023	9/30/2030	EUR	75,127	78,490	88,289	0.19
Bamboo US BidCo, LLC	(4)(5)(11)	SOFR + 5.00%	8.84%	11/20/2024	9/30/2030		5,473	5,374	5,473	0.01
Bamboo US BidCo, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.98%	11/20/2024	9/30/2030		10,669	10,626	10,669	0.02
CSHC Buyerco, LLC	(4)(5)(11)	SOFR + 4.75%	8.57%	7/30/2025	9/8/2026		1,692	1,681	1,687	0.00
Ergotron Acquisition, LLC	(4)(10)	SOFR + 5.25%	8.97%	7/6/2022	7/6/2028		62,011	61,507	61,856	0.13

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Health Care Equipment & Supplies (continued)
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	9.32%	9/13/2021	9/13/2027		$189,585	$188,506	$184,845	0.39%
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	9.56%	9/13/2021	9/13/2027		48,015	47,771	46,815	0.10
Natus Medical, Inc.	(4)(9)	SOFR + 5.25%	9.07%	7/21/2022	7/20/2029		42,332	40,821	42,332	0.09
Natus Medical, Inc.	(4)(5)(7)(9)	SOFR + 4.25%	8.07%	7/21/2022	7/21/2027		1,150	1,106	1,099	0.00
WS Audiology A/S	(6)(8)	SOFR + 3.50%	7.20%	6/27/2025	2/28/2029		11,752	11,752	11,841	0.02
Zeus, LLC	(4)(10)	SOFR + 6.00%	9.67% (incl. 3.00% PIK)	2/28/2024	2/28/2031		49,112	48,577	46,043	0.10
Zeus, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.17%	2/28/2024	2/28/2031		4,540	4,393	3,937	0.01

								570,656	569,855	1.19
Health Care Providers & Services
123Dentist, Inc.	(4)(6)(10)	CA + 5.00%	7.27%	8/10/2022	8/10/2029	CAD	258,226	199,099	188,136	0.40
123Dentist, Inc.	(4)(5)(6)(10)	CA + 5.00%	7.27%	8/9/2024	8/10/2029	CAD	34,682	25,114	25,268	0.05
ACI Group Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.27%	8/2/2021	8/2/2027		21,267	21,153	16,970	0.04
ACI Group Holdings, Inc.	(4)(10)	SOFR + 6.00%	9.77% (incl. 3.25% PIK)	7/7/2023	8/2/2028		138,187	136,725	110,550	0.23
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.05%	5/7/2021	5/7/2027		10,300	10,254	10,300	0.02
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	9.95%	5/7/2021	5/7/2027		8,471	8,438	8,471	0.02
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	9.95%	5/7/2021	5/7/2026		557	552	557	0.00
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	10.05%	4/14/2022	5/7/2027		248	247	248	0.00
Amerivet Partners Management, Inc.	(4)(7)(10)	SOFR + 5.50%	9.62%	2/25/2022	2/25/2028		20,785	20,493	19,901	0.04
Biotouch Global Solutions, Inc.	(4)(7)(11)	SOFR + 5.50%	9.32%	8/27/2025	8/27/2032		129,814	127,627	128,487	0.27
Canadian Hospital Specialties, Ltd.	(4)(6)(11)	CA + 4.50%	7.12%	4/15/2021	4/14/2028	CAD	14,518	11,541	10,578	0.02
Canadian Hospital Specialties, Ltd.	(4)(6)(7)(10)	CA + 4.50%	7.12%	4/15/2021	4/15/2027	CAD	2,880	1,893	2,098	0.00
Caramel Bidco, Limited	(4)(6)(8)	S + 6.00%	9.97%	2/11/2022	2/24/2029	GBP	60,000	79,155	66,724	0.14
Caramel Bidco, Limited	(4)(5)(6)(8)	S + 6.00%	9.97%	2/24/2022	2/24/2029	GBP	2,265	3,024	2,519	0.01
Caramel Bidco, Limited	(4)(6)(8)	E + 6.00%	8.12%	2/24/2022	2/24/2029	EUR	14,000	15,601	13,574	0.03
Caramel Bidco, Limited	(4)(6)(8)	SOFR + 6.00%	9.91%	2/24/2022	2/24/2029		6,125	6,308	5,114	0.01
CCBlue Bidco, Inc.	(4)(5)(10)	SOFR + 6.50%	10.27% (incl. 4.00% PIK)	12/21/2021	12/21/2028		595,631	591,623	479,483	1.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
CNT Holdings I Corp.	(10)	SOFR + 2.25%	6.09%	4/3/2025	11/8/2032	$5,459	$5,396	$5,478	0.01%
Commander Buyer, Inc.	(4)(7)(10)	SOFR + 4.75%	8.42%	6/26/2025	6/26/2032	161,433	159,327	160,111	0.34
Compsych Investments Corp.	(4)(7)(10)	SOFR + 4.75%	8.61%	7/22/2024	7/22/2031	69,961	69,643	69,076	0.15
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.50%	9.32%	2/1/2022	2/1/2029	158,770	157,371	158,770	0.33
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.50%	9.37%	8/1/2022	2/1/2029	21,249	20,922	21,249	0.04
DCA Investment Holdings, LLC	(4)(5)(10)(17)	SOFR + 6.41%	12.08%	3/12/2021	4/3/2028	12,855	12,804	10,861	0.02
DCA Investment Holdings, LLC	(4)(5)(10)(17)	SOFR + 6.50%	12.17%	12/28/2022	4/3/2028	9,795	9,665	8,276	0.02
DCA Investment Holdings, LLC	(4)(10)(17)	SOFR + 6.41%	12.08%	2/25/2022	4/3/2028	12,021	11,999	10,158	0.02
Ensemble RCM, LLC	(8)	SOFR +3.00%	6.84%	10/14/2025	8/1/2029	1,995	1,990	2,007	0.00
Examworks Bidco, Inc.	(9)	SOFR + 2.50%	6.22%	11/1/2021	11/1/2028	993	995	999	0.00
Global Medical Response, Inc.	(8)	SOFR + 3.50%	7.38%	10/14/2025	10/1/2032	4,500	4,497	4,533	0.01
Heartland Dental, LLC	(10)	SOFR + 3.75%	7.47%	8/7/2025	8/25/2032	5,895	5,900	5,927	0.01
Imagine 360, LLC	(4)(7)(10)	SOFR + 4.75%	8.42%	9/18/2024	9/30/2028	96,299	95,536	96,144	0.20
Inception Fertility Ventures, LLC	(4)(7)(10)	SOFR + 5.50%	9.34%	4/29/2024	4/29/2030	278,079	277,692	273,371	0.57
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.25%	9.07%	5/26/2021	4/15/2028	223,779	222,404	218,185	0.46
Kwol Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	8.72%	12/8/2023	12/6/2029	10,214	10,054	10,214	0.02
MB2 Dental Solutions, LLC	(4)(10)	SOFR + 5.50%	9.22%	2/13/2024	2/13/2031	37,176	36,902	37,176	0.08
MB2 Dental Solutions, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.27%	2/13/2024	2/13/2031	6,924	6,854	6,924	0.01
MB2 Dental Solutions, LLC	(4)(5)(10)	SOFR + 5.50%	9.22%	2/13/2024	2/13/2031	5,498	5,465	5,498	0.01
MB2 Dental Solutions, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.83%	2/13/2024	2/13/2031	403	387	403	0.00
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	9.32% (incl. 4.00% PIK)	7/16/2021	7/16/2030	539,588	538,218	458,413	0.96
Onex TSG Intermediate Corp.	(6)(8)	SOFR + 3.75%	7.59%	7/24/2025	8/6/2032	10,954	10,902	11,041	0.02
ONS MSO, LLC	(4)(5)(11)	SOFR + 5.75%	9.59%	12/13/2023	7/8/2028	68,587	68,575	66,803	0.14
ONS MSO, LLC	(4)(5)(7)(11)	P + 5.25%	12.00%	12/13/2023	7/8/2028	2,500	2,442	2,360	0.00
ONS MSO, LLC	(4)(11)	SOFR + 5.75%	9.59%	4/26/2024	7/8/2028	9,850	9,797	9,604	0.02
Pacific Dental Services, Inc.	(8)	SOFR + 2.50%	6.24%	4/3/2025	3/15/2031	4,913	4,875	4,938	0.01
Plasma Buyer, LLC	(4)(10)(17)	SOFR + 5.75%	9.42% (incl. 5.75% PIK)	5/12/2022	5/12/2029	97,080	91,600	67,956	0.14

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Plasma Buyer, LLC	(4)(5)(7)(10)(17)	SOFR + 5.75%	9.44% (incl. 5.75% PIK)	5/12/2022	5/12/2028		$14,402	$14,282	$10,062	0.02%
PPV Intermediate Holdings, LLC	(4)(10)	SOFR + 5.75%	9.57%	8/31/2022	8/31/2029		125,022	123,773	125,022	0.26
PPV Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.07%	9/6/2023	8/31/2029		12,621	12,473	12,424	0.03
PPV Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.75%	9.63%	8/31/2022	8/31/2029		1,239	1,135	1,239	0.00
PSKW Intermediate, LLC	(4)(11)	SOFR + 5.50%	9.32%	12/11/2024	3/9/2028		11,950	11,950	11,950	0.03
Raven Acquisition Holdings, LLC	(6)(7)(8)	SOFR + 3.00%	6.72%	4/10/2025	11/19/2031		2,779	2,711	2,792	0.01
Smile Doctors, LLC	(4)(10)	SOFR + 5.90%	9.84%	6/9/2023	12/23/2028		512,849	508,327	497,464	1.04
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.90%	9.84%	6/9/2023	12/23/2028		122,535	120,030	117,040	0.25
Snoopy Bidco, Inc.	(4)(10)	SOFR + 6.50%	10.53% (incl. 5.50% PIK)	6/1/2021	6/1/2028		727,181	723,131	696,276	1.46
Southern Veterinary Partners, LLC	(8)	SOFR + 2.50%	6.37%	7/22/2025	12/4/2031		10,159	10,202	10,158	0.02
SpecialtyCare, Inc.	(4)(11)	SOFR + 5.00%	8.99%	8/26/2025	12/18/2029		69,506	68,743	68,811	0.14
SpecialtyCare, Inc.	(4)(5)(7)(11)	SOFR + 5.00%	8.84%	8/26/2025	12/18/2029		630	590	606	0.00
Stepping Stones Healthcare Services, LLC	(4)(10)	SOFR + 5.00%	8.67%	12/30/2021	1/2/2029		176,809	175,613	176,809	0.37
Stepping Stones Healthcare Services, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.67%	4/25/2024	1/2/2029		13,385	13,084	13,385	0.03
Stepping Stones Healthcare Services, LLC	(4)(5)(7)(10)	P + 4.00%	10.75%	12/30/2021	12/30/2026		14,588	14,495	14,588	0.03
The Fertility Partners, Inc.	(4)(6)(7)(10)	CA + 5.75%	8.31%	3/16/2022	3/16/2028	CAD	134,135	103,822	92,751	0.19
The Fertility Partners, Inc.	(4)(6)(10)	SOFR + 5.75%	9.58%	3/16/2022	3/16/2028		45,087	44,691	42,945	0.09
UMP Holdings, LLC	(4)(10)	SOFR + 5.75%	9.63%	7/15/2022	7/15/2028		9,402	9,323	9,120	0.02
UMP Holdings, LLC	(4)(5)(10)	SOFR + 5.75%	9.60%	7/15/2022	7/15/2028		12,899	12,857	12,512	0.03
Unified Women’s Healthcare, LP	(4)(9)	SOFR + 5.00%	8.67%	6/16/2022	6/18/2029		869,445	869,445	869,445	1.83
Unified Women’s Healthcare, LP	(4)(5)(9)	SOFR + 5.00%	8.73%	3/22/2024	6/18/2029		4,941	4,916	4,941	0.01
Unified Women’s Healthcare, LP	(4)(5)(7)(9)	SOFR + 5.00%	8.74%	3/22/2024	6/18/2029		3,975	3,953	3,975	0.01
Unified Women’s Healthcare, LP	(4)(5)(9)	SOFR + 5.00%	8.67%	9/22/2025	6/18/2029		10,198	10,128	10,198	0.02
Unified Women’s Healthcare, LP	(4)(5)(7)(9)	SOFR + 5.00%	8.67%	9/22/2025	6/18/2029		15,541	15,339	15,541	0.03
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 5.25%	9.17%	11/18/2021	11/20/2028		153,992	153,139	153,992	0.32

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 5.25%	9.31%	11/18/2021	11/20/2028		$64,821	$64,496	$64,821	0.14%
US Oral Surgery Management Holdco, LLC	(4)(5)(10)	SOFR + 5.25%	9.17%	8/16/2023	11/20/2028		6,191	6,132	6,191	0.01
US Oral Surgery Management Holdco, LLC	(4)(5)(10)	SOFR + 5.25%	9.02%	12/5/2022	11/20/2028		107	107	107	0.00
US Oral Surgery Management Holdco, LLC	(4)(5)(7)(10)	SOFR + 5.25%	9.17%	8/16/2023	11/20/2028		23,736	23,356	23,736	0.05
Veonet Lense, GmbH	(6)(8)	S + 4.75%	8.47%	2/26/2025	3/14/2029	GBP	253,448	322,516	306,335	0.64
WHCG Purchaser III, Inc.	(4)(5)(7)(10)	SOFR + 6.50%	10.17% (incl. 5.09% PIK)	8/2/2024	6/30/2029		48,490	48,490	48,490	0.10
WHCG Purchaser III, Inc.	(4)(5)(10)(17)	10.00%	10.00% PIK	8/2/2024	6/30/2030		41,094	14,654	17,260	0.04

								6,608,962	6,256,439	13.10
Health Care Technology
Accuity Delivery Systems, LLC	(4)(7)(9)	SOFR + 4.75%	8.57%	5/29/2025	5/29/2031		167,360	166,335	166,769	0.35
athenahealth, Inc.	(9)	SOFR + 2.75%	6.47%	2/15/2022	2/15/2029		35,917	35,741	36,030	0.08
Brilliance Technologies, Inc.	(4)(5)(7)(9)	SOFR + 4.50%	8.22%	3/11/2025	3/11/2032		88,253	87,379	88,185	0.19
Brilliance Technologies, Inc.	(4)(5)(9)	SOFR + 4.50%	8.22%	3/11/2025	3/11/2032		141,205	140,579	141,205	0.30
Brilliance Technologies, Inc.	(4)(5)(9)	SOFR + 4.50%	8.22%	5/16/2025	3/11/2032		193,997	193,117	193,997	0.41
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	8.67%	5/25/2022	5/25/2029		437,821	433,573	437,821	0.92
Caerus US 1, Inc.	(4)(5)(6)(7)(10)	SOFR + 5.00%	8.73%	5/25/2022	5/25/2029		53,357	52,862	53,357	0.11
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	8.67%	10/28/2022	5/25/2029		35,752	35,562	35,752	0.08
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	8.67%	10/28/2022	5/25/2029		244,291	243,423	244,291	0.51
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	8.67%	3/27/2024	5/25/2029		69,119	69,119	69,119	0.15
Color Intermediate, LLC	(4)(10)	SOFR + 4.75%	8.52%	7/2/2024	10/4/2029		361,488	356,668	361,488	0.76
Continental Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.22%	2/14/2025	4/2/2031		58,353	57,718	58,286	0.12
Continental Buyer, Inc.	(4)(5)(10)	SOFR + 4.50%	8.22%	10/21/2025	4/2/2031		34,476	34,310	34,476	0.07
Cotiviti, Inc.	(8)	SOFR + 2.75%	6.62%	5/1/2024	5/1/2031		29,611	29,498	28,525	0.06
Cronos Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	10.20%	3/1/2021	3/1/2028		71,173	70,514	71,173	0.15
Cronos Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	9.94%	3/1/2021	3/1/2028		14,758	14,679	14,758	0.03
CT Technologies Intermediate Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	8.72%	8/30/2024	8/30/2031		161,735	160,148	161,391	0.34
CT Technologies Intermediate Holdings, Inc.	(4)(5)(10)	SOFR + 4.75%	8.47%	8/5/2025	8/30/2031		160,724	159,224	160,724	0.34

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Health Care Technology (continued)
CT Technologies Intermediate Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.47%	7/10/2025	8/30/2031	$68,851	$68,216	$68,851	0.14%
CT Technologies Intermediate Holdings, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.47%	7/10/2025	8/30/2031	30,319	29,993	30,319	0.06
eResearchTechnology, Inc.	(4)(10)	SOFR + 4.75%	8.47%	1/15/2025	1/19/2032	825,410	818,281	825,410	1.73
eResearchTechnology, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.47%	1/15/2025	1/19/2032	160,350	157,699	159,565	0.34
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 6.00%	9.82%	10/29/2021	10/30/2028	103,200	102,414	103,200	0.22
Healthcomp Holding Company, LLC	(4)(10)	SOFR + 5.75%	9.66%	11/8/2023	11/8/2029	188,030	186,893	177,688	0.37
Imprivata, Inc.	(8)	SOFR + 3.00%	6.67%	6/20/2025	12/1/2027	1,987	1,987	1,999	0.00
Kona Buyer, LLC	(4)(7)(10)	SOFR + 4.50%	8.36%	7/23/2024	7/23/2031	213,479	211,375	211,444	0.44
Kona Buyer, LLC	(4)(5)(10)	SOFR + 4.50%	8.36%	7/23/2024	7/23/2031	16,052	16,270	15,971	0.03
Magic Bidco, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.47%	7/1/2024	7/1/2030	7,469	7,314	7,428	0.02
Magic Bidco, Inc.	(4)(10)	SOFR + 5.75%	9.47%	7/1/2024	7/1/2030	57,385	56,436	57,099	0.12
Magic Bidco, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.47%	7/1/2024	7/1/2030	2,884	2,820	2,796	0.01
MEDX AMCP Holdings, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.47%	7/21/2025	7/21/2032	22,327	22,038	22,018	0.05
Modernizing Medicine, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.42% (incl. 2.25% PIK)	4/30/2025	4/30/2032	45,664	45,221	45,622	0.10
Neptune Holdings, Inc.	(4)(7)(10)	SOFR + 4.50%	8.17%	12/12/2024	8/31/2030	14,700	14,425	14,650	0.03
Netsmart Technologies, Inc.	(4)(7)(10)	SOFR + 5.20%	8.92% (incl. 2.70% PIK)	8/23/2024	8/23/2031	137,641	136,281	137,548	0.29
Octane Purchaser, Inc.	(4)(7)(9)	SOFR + 4.25%	7.97%	5/19/2025	5/19/2032	167,453	166,529	167,277	0.35
Project Ruby Ultimate Parent Corp.	(8)	SOFR + 2.75%	6.58%	7/18/2025	3/10/2028	9,042	9,042	9,077	0.02
QF Holdings, Inc.	(4)(7)(9)	SOFR + 4.50%	8.19%	12/29/2025	12/15/2032	116,279	115,560	115,560	0.24
Rocky MRA Acquisition Corp.	(4)(9)	SOFR + 5.00%	9.04%	4/1/2022	4/2/2029	165,691	164,566	165,691	0.35
Signant Finance One, Ltd.	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	10/16/2025	10/16/2031	412,709	407,878	407,709	0.86
Vizient, Inc.	(9)	SOFR + 1.75%	5.47%	8/1/2024	8/1/2031	4,407	4,433	4,426	0.01
Waystar Technologies, Inc.	(8)	SOFR + 2.00%	5.72%	8/6/2025	10/22/2029	6,430	6,430	6,478	0.01

							5,092,550	5,115,173	10.76
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.22%	7/23/2025	8/17/2028	7,294	7,294	7,331	0.02
Bally’s Corp.	(6)(9)	SOFR + 3.25%	7.37%	10/1/2021	10/2/2028	5,603	5,590	5,535	0.01
Caesars Entertainment, Inc.	(6)(9)	SOFR + 2.25%	5.97%	2/6/2023	2/6/2030	5,895	5,908	5,864	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Hotels, Restaurants & Leisure (continued)
Caesars Entertainment, Inc.	(6)(9)	SOFR + 2.25%	5.97%	6/16/2025	2/6/2031		$3,700	$3,697	$3,672	0.01%
Cedar Fair, LP	(6)(8)	SOFR + 2.00%	5.72%	6/18/2025	5/1/2031		1,191	1,188	1,179	0.00
Century Casinos, Inc.	(6)(10)	SOFR + 6.00%	9.85%	4/1/2022	4/2/2029		30,803	30,515	24,274	0.05
DK Crown Holdings, Inc.	(6)(8)	SOFR + 1.75%	5.53%	6/16/2025	3/4/2032		1,402	1,400	1,404	0.00
FanDuel Group Financing, LLC	(6)(9)	SOFR + 1.75%	5.42%	4/3/2025	11/30/2030		5,238	5,167	5,240	0.01
Fertitta Entertainment, LLC	(9)	SOFR + 3.25%	6.97%	1/27/2022	1/27/2029		21,406	21,134	21,426	0.05
Flynn Restaurant Group, LP	(8)	SOFR + 3.75%	7.47%	4/3/2025	1/28/2032		7,466	7,387	7,506	0.02
IRB Holding Corp.	(9)	SOFR + 2.50%	6.22%	11/17/2025	12/15/2030		24,739	24,710	24,825	0.05
Life Time, Inc.	(8)	SOFR + 2.00%	5.78%	8/14/2025	11/5/2031		2,336	2,344	2,348	0.00
Light & Wonder International, Inc.	(6)(9)	SOFR + 2.25%	5.99%	6/16/2025	4/14/2029		641	644	644	0.00
Mic Glen, LLC	(9)	SOFR + 3.25%	6.97%	7/29/2025	7/21/2028		12,598	12,598	12,711	0.03
New Red Finance, Inc.	(6)(8)	SOFR + 1.75%	5.47%	6/16/2024	9/20/2030		12,946	12,816	12,978	0.03
Penn Entertainment, Inc.	(6)(9)	SOFR + 2.50%	6.22%	6/16/2025	5/3/2029		3,756	3,759	3,783	0.01
Scientific Games Holdings, LP	(9)	SOFR + 3.00%	6.93%	6/11/2024	4/4/2029		19,531	19,559	19,214	0.04
Tacala Investment Corp.	(10)	SOFR + 3.00%	6.72%	9/16/2025	1/31/2031		2,948	2,956	2,972	0.01
Voyager Parent, LLC	(6)(8)	SOFR + 4.75%	8.42%	7/18/2025	7/1/2032		103,541	99,683	103,744	0.22
Voyager Parent, LLC	(6)(8)	SOFR + 4.25%	7.95%	7/18/2025	7/1/2032		3,990	3,842	3,998	0.01
Whatabrands, LLC	(9)	SOFR + 2.50%	6.22%	12/11/2024	8/3/2028		12,183	12,140	12,229	0.03

								284,331	282,877	0.61
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.00%	6.85%	12/5/2024	7/31/2028		36,615	36,545	36,737	0.08
Madison Safety & Flow, LLC	(8)	SOFR + 2.50%	6.23%	9/25/2025	9/26/2031		5,787	5,787	5,835	0.01

								42,332	42,572	0.09
Independent Power and Renewable Electricity Producers
Calpine, Corp.	(8)	SOFR + 1.75%	5.47%	6/16/2025	2/15/2032		2,025	2,026	2,026	0.00
Calpine, Corp.	(8)	SOFR + 1.75%	5.47%	6/16/2025	1/31/2031		1,099	1,100	1,100	0.00

								3,126	3,126	0.00
Industrial Conglomerates
Bettcher Industries, Inc.	(9)	SOFR + 4.00%	7.67%	12/14/2021	12/14/2028		6,865	6,836	6,939	0.01
CEP V Investment 11 S.à r.l.	(4)(6)(7)(10)	SA + 6.52%	7.20%	5/6/2022	2/11/2028	CHF	47,449	48,088	57,756	0.12
CEP V Investment 11 S.à r.l.	(4)(6)(10)	E + 6.45%	8.51%	3/31/2023	2/23/2028	EUR	66,051	64,226	75,161	0.16

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Industrial Conglomerates (continued)
Engineered Machinery Holdings, Inc.	(8)	SOFR + 3.25%	6.92%	11/26/2025	11/26/2032		$7,716	$7,715	$7,774	0.02%
Excelitas Technologies Corp.	(4)(8)	E + 5.25%	7.15%	8/12/2022	8/13/2029	EUR	24,564	24,968	28,507	0.06
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.25%	8.97%	8/12/2022	8/13/2029		33,241	32,800	32,641	0.07

								184,633	208,778	0.44
Insurance
Alera Group, Inc.	(9)	SOFR + 3.25%	6.97%	5/30/2025	5/30/2032		37,828	37,656	38,053	0.08
Alliant Holdings Intermediate, LLC	(8)	SOFR + 2.50%	6.22%	7/31/2025	9/19/2031		6,098	6,049	6,119	0.01
Amerilife Holdings, LLC	(4)(10)	SOFR + 5.00%	8.79%	6/17/2024	8/31/2029		572,669	567,142	569,805	1.20
Amerilife Holdings, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.79%	6/17/2024	8/31/2029		120,989	120,083	119,966	0.25
AmWINS Group, Inc.	(10)	SOFR + 2.25%	5.97%	4/3/2025	1/30/2032		2,980	2,952	2,992	0.01
Baldwin Insurance Group Holdings, LLC	(6)(8)	SOFR + 2.50%	6.25%	9/12/2025	5/26/2031		11,810	11,804	11,810	0.02
Beacon Dc, Ltd.	(4)(5)(6)(10)	SOFR + 4.75%	8.52%	12/4/2025	12/4/2032		5,000	4,926	4,925	0.01
Beacon Dc, Ltd.	(4)(5)(6)(7)(10)	SOFR + 4.75%	8.52%	12/4/2025	12/4/2032		105	93	93	0.00
BroadStreet Partners, Inc.	(8)	SOFR + 2.75%	6.47%	6/14/2024	6/13/2031		19,718	19,646	19,806	0.04
CRC Insurance Group, LLC	(7)(8)	SOFR + 2.75%	6.42%	12/6/2024	5/6/2031		19,652	19,335	19,604	0.04
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.42%	10/29/2021	10/29/2030		27,631	27,402	27,631	0.06
Foundation Risk Partners Corp.	(4)(5)(10)	SOFR + 4.75%	8.42%	11/17/2023	10/29/2030		26,680	26,391	26,680	0.06
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.42%	4/14/2022	10/29/2030		38,298	38,012	38,298	0.08
Foundation Risk Partners Corp.	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	10/21/2024	10/29/2030		33,095	32,873	33,095	0.07
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.42%	9/24/2025	10/29/2030		6,780	6,780	6,780	0.01
Foundation Risk Partners Corp.	(4)(5)(10)	SOFR + 4.75%	8.42%	9/24/2025	10/29/2030		3,169	3,169	3,169	0.01
Foundation Risk Partners Corp.	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	10/29/2021	10/29/2029		4,067	3,952	3,823	0.01
Galway Borrower, LLC	(4)(10)	SOFR + 4.50%	8.17%	9/30/2021	9/29/2028		239,061	237,622	239,061	0.50
Galway Borrower, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	9/30/2021	9/29/2028		668	662	668	0.00
Galway Borrower, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	4/28/2023	9/29/2028		3,560	3,402	3,560	0.01
Gimlet Bidco, GmbH	(4)(6)(8)	E + 5.75%	7.82%	4/15/2024	4/23/2031	EUR	110,003	114,987	129,276	0.27
Gimlet Bidco, GmbH	(4)(6)(7)(8)	E + 5.75%	7.82%	4/15/2024	4/23/2031	EUR	42,921	44,800	50,441	0.11
Higginbotham Insurance Agency, Inc.	(4)(6)(7)(11)	SOFR + 4.50%	8.26%	12/11/2025	6/11/2031		98,579	98,416	98,474	0.21

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Insurance (continued)
High Street Buyer, Inc.	(4)(10)	SOFR + 4.50%	8.17%	4/16/2021	4/14/2028		$18,991	$18,910	$18,991	0.04%
High Street Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	4/16/2021	4/14/2028		81,464	80,844	81,380	0.17
High Street Buyer, Inc.	(4)(5)(10)	SOFR + 4.50%	8.17%	1/2/2025	4/14/2028		43,919	43,429	43,919	0.09
High Street Buyer, Inc.	(4)(10)	SOFR + 4.50%	8.17%	4/16/2021	4/14/2028		76,271	75,761	76,271	0.16
High Street Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	7/18/2025	4/14/2028		6,169	5,958	6,169	0.01
HUB International, Ltd.	(8)	SOFR + 2.25%	6.12%	4/4/2025	6/20/2030		849	834	854	0.00
Hyperion Refinance S.à r.l.	(6)(9)	SOFR + 2.75%	6.47%	8/4/2025	2/15/2031		18,802	18,594	18,871	0.04
Integrity Marketing Acquisition, LLC	(4)(7)(10)	SOFR + 5.00%	8.82%	8/27/2024	8/25/2028		266,274	264,917	266,260	0.56
Knight Acquireco, LLC	(4)(5)(7)(9)	SOFR + 4.50%	8.37%	11/7/2025	11/7/2032		70,640	70,237	70,228	0.15
Koala Investment Holdings, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	8/29/2025	8/29/2032		88,402	87,408	87,799	0.18
MRH Trowe Beteiligungsgesellschaft mbH	(4)(6)(7)(8)	E + 5.00%	7.11%	5/15/2025	5/17/2032	EUR	406	450	474	0.00
OneDigital Borrower, LLC	(9)	SOFR + 3.00%	6.72%	1/28/2025	7/2/2031		9,850	9,850	9,887	0.02
Paisley Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 5.50%	9.40% (incl. 2.00% PIK)	4/17/2024	5/7/2031	GBP	14,988	18,597	19,539	0.04
Paisley Bidco, Ltd.	(4)(5)(6)(8)	E + 5.50%	7.57% (incl. 2.00% PIK)	4/17/2024	5/7/2031	EUR	7,947	8,458	9,036	0.02
Paisley Bidco, Ltd.	(4)(5)(6)(8)	E + 5.50%	7.57% (incl. 2.00% PIK)	4/17/2024	5/7/2031	EUR	7,010	7,236	7,970	0.02
Paisley Bidco, Ltd.	(4)(5)(6)(8)	E + 5.50%	7.57% (incl. 2.00% PIK)	7/31/2025	5/7/2031	EUR	6,797	7,767	7,728	0.02
Patriot Growth Insurance Services, LLC	(4)(10)	SOFR + 5.00%	8.82%	10/14/2021	10/16/2028		23,727	23,593	23,727	0.05
Patriot Growth Insurance Services, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.67%	11/17/2023	10/16/2028		26,476	26,257	26,035	0.05
Riser Merger Sub, Inc.	(4)(5)(10)	SOFR + 4.75%	8.42%	4/15/2025	10/31/2029		19,969	19,969	19,969	0.04
Riser Merger Sub, Inc.	(4)(5)(10)	S +4.75%	8.47%	4/15/2025	10/31/2029	GBP	33,570	43,963	45,251	0.10
Riser Merger Sub, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.44%	4/15/2025	10/31/2029		1,027	610	875	0.00
SelectQuote, Inc.	(4)(5)(6)(20)	SOFR + 6.50%	10.32%	10/15/2024	9/30/2027		120,559	120,546	120,559	0.25
SG Acquisition, Inc.	(4)(7)(10)	SOFR +4.75%	8.71%	4/3/2024	4/3/2030		206,109	204,760	206,109	0.43
Shelf Bidco, Ltd.	(4)(6)(10)(18)	SOFR + 5.18%	9.06%	10/17/2024	10/17/2031		933,645	929,782	933,645	1.96
Simplicity Financial Marketing Group Holdings, Inc.	(4)(6)(7)(10)	SOFR + 4.75%	8.42%	12/31/2024	12/31/2031		50,723	50,212	50,662	0.11
Sparta UK Bidco, Ltd.	(4)(5)(6)(8)	S + 6.00%	9.72%	9/25/2024	9/25/2031	GBP	44,570	58,830	60,078	0.13
Sparta UK Bidco, Ltd.	(4)(5)(6)(8)	E + 6.00%	7.85%	9/25/2024	9/25/2031	EUR	1,177	1,318	1,384	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Insurance (continued)
SQ ABS Issuer, LLC	(4)(6)(8)	7.80%	7.80%	10/11/2024	10/20/2039		$17,430	$17,321	$17,430	0.04%
Tennessee Bidco, Limited	(4)(5)(6)(8)	E + 5.25%	7.30% (incl. 2.00% PIK)	7/1/2024	7/1/2031	EUR	4,607	5,719	5,415	0.01
Tennessee Bidco, Limited	(4)(6)(8)	S + 5.25%	9.47% (incl. 2.00% PIK)	7/1/2024	7/1/2031	GBP	152,279	204,434	205,264	0.43
Tennessee Bidco, Limited	(4)(5)(6)(8)	S + 5.25%	9.47% (incl. 2.00% PIK)	7/1/2024	7/1/2031	GBP	18,129	22,808	24,436	0.05
Tennessee Bidco, Limited	(4)(6)(8)	SOFR + 5.25%	9.65% (incl. 2.00% PIK)	7/1/2024	7/1/2031		556,048	544,846	556,048	1.17
Tennessee Bidco, Limited	(4)(5)(6)(8)	SOFR + 5.25%	8.85% (incl. 2.00% PIK)	7/1/2024	7/1/2031		103,637	103,037	103,637	0.22
Tennessee Bidco, Limited	(4)(5)(6)(8)	E + 5.25%	7.39% (incl. 2.00% PIK)	7/1/2024	7/1/2031	EUR	49,365	56,722	58,014	0.12
Tennessee Bidco, Limited	(4)(5)(6)(7)(8)	S + 5.25%	9.47%	5/9/2025	7/1/2031	GBP	1,951	3,198	2,630	0.01
Tennessee Bidco, Limited	(4)(5)(6)(8)	SOFR + 5.25%	8.85%	5/9/2025	7/1/2031		34,119	33,948	34,119	0.07
Tennessee Bidco, Limited	(4)(5)(6)(8)	E + 5.25%	7.30%	5/9/2025	7/1/2031	EUR	18,309	21,441	21,517	0.05
THG Acquisition, LLC	(4)(10)	SOFR + 4.75%	8.47%	10/31/2024	10/31/2031		66,478	65,924	66,478	0.14
THG Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.47%	10/31/2024	10/31/2031		981	919	981	0.00
THG Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.47%	10/31/2024	10/31/2031		4,331	4,251	4,331	0.01
USI, Inc.	(8)	SOFR + 2.25%	5.92%	12/23/2024	11/21/2029		6,795	6,795	6,818	0.01
USI, Inc.	(8)	SOFR + 2.25%	5.92%	12/23/2024	9/29/2030		7,416	7,331	7,438	0.02
World Insurance Associates, LLC	(4)(7)(11)	SOFR + 5.00%	8.67%	2/14/2025	4/3/2030		106,483	105,270	106,407	0.22

								4,831,208	4,888,762	10.27
Interactive Media & Services
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.02%	8/28/2024	10/29/2027		12,371	12,264	11,938	0.03
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.02%	8/28/2024	10/29/2027		7,243	7,181	6,990	0.01
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.28%	8/28/2024	10/29/2027		3,082	3,056	2,974	0.01
North Haven Ushc Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 5.25%	9.02%	8/28/2024	10/29/2027		4,453	4,303	3,395	0.01
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.02%	8/28/2024	10/29/2027		3,585	3,554	3,459	0.01
North Haven Ushc Acquisition, Inc.	(4)(11)	SOFR + 5.25%	9.21%	8/28/2024	10/29/2027		22,069	21,878	21,297	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Interactive Media & Services (continued)
North Haven Ushc Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 5.25%	9.02%	8/28/2024	10/29/2027		$15,035	$14,887	$14,437	0.03%
Project Boost Purchaser, LLC	(8)	SOFR + 2.75%	6.42%	7/16/2024	7/16/2031		35,066	34,983	35,193	0.07
Speedster Bidco, GmbH	(4)(6)(7)(8)	E + 2.50%	4.56%	10/17/2024	6/10/2031	EUR	1,521	4,625	1,740	0.00
Titan Acquisitionco New Zealand, Ltd.	(4)(6)(9)	B + 4.00%	6.57%	5/29/2025	4/17/2031	NZD	129,239	76,575	74,037	0.16
WH Borrower, LLC	(9)	SOFR + 4.50%	8.39%	2/20/2025	2/20/2032		39,800	39,625	40,039	0.08

								222,931	215,499	0.45
IT Services
AI Altius Luxembourg S.à r.l.	(4)(5)(8)	9.75%	9.75% PIK	12/21/2021	12/21/2029		31,233	30,966	31,077	0.07
AI Altius US Bidco, Inc.	(4)(7)(10)	SOFR + 4.75%	8.36%	5/21/2024	12/21/2028		245,269	243,473	245,269	0.52
Allium Buyer, LLC	(4)(7)(11)	SOFR + 5.00%	8.84%	5/2/2023	5/2/2030		1,564	1,531	1,557	0.00
Anthracite Buyer Inc	(4)(7)(10)	SOFR + 4.50%	8.34%	12/3/2025	12/3/2032		79,838	79,345	79,339	0.17
Cassipoee, SASU	(4)(5)(6)(8)	E + 4.50%	6.52%	2/26/2025	2/26/2032	EUR	160	165	184	0.00
Denali TopCo, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.59%	8/26/2025	8/26/2032		92,136	91,228	91,475	0.19
Fern Bidco, Ltd.	(4)(5)(6)(8)	S + 5.25%	9.09%	7/1/2024	7/1/2031	GBP	40,356	50,231	53,446	0.11
Fern Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 5.25%	8.97%	7/1/2024	7/1/2031	GBP	4,414	5,484	5,474	0.01
Idemia America Corp.	(6)(10)	SOFR + 4.25%	7.92%	2/2/2024	9/30/2028		985	989	994	0.00
Infostretch Corporation	(4)(10)	SOFR + 5.75%	9.57%	4/1/2022	4/1/2028		176,595	175,272	156,287	0.33
Inovalon Holdings, Inc.	(4)(10)	SOFR + 5.50%	9.67% (incl. 2.75% PIK)	4/11/2025	11/24/2028		1,110,866	1,100,371	1,110,866	2.33
KEN Bidco, Ltd.	(4)(5)(6)(10)	S + 6.00%	10.09% (incl. 2.50% PIK)	5/3/2024	10/14/2028	GBP	14,393	17,779	15,667	0.03
Monterey Financing, S.à r.l.	(4)(6)(8)	CI + 6.00%	7.98%	9/28/2022	9/28/2029	DKK	560,750	72,945	86,023	0.18
Monterey Financing, S.à r.l.	(4)(6)(9)	N + 6.00%	10.14%	9/28/2022	9/28/2029	NOK	599,094	55,059	57,948	0.12
Monterey Financing, S.à r.l.	(4)(6)(8)	ST + 6.00%	7.85%	9/28/2022	9/28/2029	SEK	243,186	21,453	25,754	0.05
Monterey Financing, S.à r.l.	(4)(6)(8)	E + 6.00%	8.03%	9/28/2022	9/28/2029	EUR	110,819	107,062	126,978	0.27
Nephele III, BV	(4)(5)(6)(7)(8)	E + 5.00%	7.00%	3/31/2025	1/14/2032	EUR	267	287	309	0.00
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 3.50%	7.38%	12/8/2025	4/30/2029		36,109	35,063	30,286	0.06
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 3.50%	7.38%	12/8/2025	4/30/2029		6,372	6,188	4,062	0.01
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 5.75%	9.53%	12/8/2025	4/30/2029		2,449	2,357	2,310	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
IT Services (continued)
Orion US Finco, Inc.	(6)(8)	SOFR + 3.50%	7.43%	10/10/2025	10/8/2032		$39,535	$39,341	$39,767	0.08%
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	9.67%	10/25/2021	10/25/2027		95,717	95,138	95,717	0.20
Red River Technology, LLC	(4)(5)(11)	SOFR + 6.00%	9.99%	5/26/2021	5/26/2027		144,774	144,184	135,726	0.29
Red River Technology, LLC	(4)(5)(11)	SOFR + 6.00%	9.94%	12/1/2025	11/26/2028		16,220	15,915	15,206	0.03
Redwood Services Group, LLC	(4)(10)	SOFR + 5.25%	8.93%	1/3/2025	6/15/2029		148,075	146,711	148,075	0.31
Redwood Services Group, LLC	(4)(5)(7)(10)	SOFR + 5.25%	8.93%	2/5/2024	6/15/2029		30,094	29,864	30,094	0.06
Smartronix, LLC	(8)	SOFR + 4.50%	8.22%	2/7/2025	2/6/2032		339,715	332,278	336,600	0.71
Smartronix, LLC	(4)(5)(7)(8)	SOFR + 3.50%	7.22%	2/7/2025	2/7/2030		1,368	1,116	1,131	0.00
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	8.00% (incl. 2.50% PIK)	10/14/2021	10/14/2028	EUR	17,658	20,154	16,757	0.04
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	8.00% (incl. 2.50% PIK)	10/14/2021	10/14/2028	EUR	6,584	7,518	6,248	0.01
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	10.10% (incl. 2.50% PIK)	10/14/2021	10/14/2028		6,797	7,024	5,489	0.01
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	9.94% (incl. 2.50% PIK)	10/14/2021	10/14/2028		13,669	13,520	11,038	0.02
Turing Holdco, Inc.	(4)(5)(6)(10)	S + 6.00%	10.09% (incl. 2.50% PIK)	5/3/2024	10/14/2028	GBP	24,142	29,816	26,278	0.06
Turing Holdco, Inc.	(4)(5)(6)(10)	SOFR + 6.00%	10.10% (incl. 2.50% PIK)	5/3/2024	10/14/2028		32,136	31,564	25,950	0.05
Victors Purchaser, LLC	(4)(9)	SOFR + 4.50%	8.19%	12/9/2025	12/23/2032		721,584	719,786	719,780	1.51
Victors Purchaser, LLC	(4)(5)(7)(9)	SOFR + 4.50%	8.19%	12/9/2025	12/23/2032		9,072	8,401	8,401	0.02
Virtusa Corp.	(10)	SOFR + 3.25%	6.97%	6/21/2024	2/15/2029		14,713	14,726	14,767	0.03

								3,754,304	3,762,329	7.88
Life Sciences Tools & Services
Bidco Jupiter, Ltd.	(4)(6)(9)	E + 6.25%	8.27% (incl. 6.75% PIK)	8/5/2022	8/27/2029	EUR	6,024	5,986	5,788	0.01
Bidco Jupiter, Ltd.	(4)(6)(10)	SOFR + 6.25%	10.75% (incl. 6.75% PIK)	8/5/2022	8/27/2029		89,698	88,318	74,001	0.16
Cambrex Corp.	(4)(10)	SOFR + 4.50%	8.22%	3/5/2025	3/5/2032		114,674	113,663	113,527	0.24
Cambrex Corp.	(4)(5)(7)(10)	SOFR + 4.50%	8.33%	3/5/2025	3/5/2032		858	650	622	0.00
Creek Parent, Inc.	(4)(7)(10)	SOFR + 5.00%	8.73%	12/17/2024	12/18/2031		132,351	130,092	131,022	0.28
Falcon Parent Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	8.89%	11/6/2024	11/6/2031		162,151	160,487	160,733	0.34
Parexel International, Inc.	(9)	SOFR + 2.75%	6.47%	12/12/2025	12/12/2031		7,353	7,361	7,387	0.02
PAS Parent, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.42%	8/18/2025	8/18/2032		27,343	26,707	26,669	0.06

								533,264	519,749	1.11

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Machinery
Bidco 76 S.p.A.	(4)(6)(8)	E + 4.75%	6.87%	12/11/2024	12/10/2031	EUR	138,245	$143,056	$162,466	0.34%
Chart Industries, Inc.	(6)(9)	SOFR + 2.50%	6.48%	7/2/2024	3/15/2030		$4,713	4,713	4,741	0.01
Cielo Bidco, Ltd.	(4)(5)(6)(8)	S + 4.75%	8.47%	6/30/2025	3/31/2032	GBP	241	327	325	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(8)	E + 4.75%	6.68%	6/30/2025	3/31/2032	EUR	86	101	101	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(8)	SOFR + 4.75%	8.41%	6/30/2025	3/31/2032		1,238	1,227	1,238	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(8)	SOFR + 4.75%	8.62%	6/30/2025	3/31/2032		595	589	595	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(7)(8)	E + 4.75%	6.68%	6/30/2025	3/31/2032	EUR	25	28	29	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(7)(8)	SOFR + 4.75%	8.41%	6/30/2025	3/31/2032		47	41	47	0.00
Crosby US Acquisition Corp.	(9)	SOFR + 3.50%	7.22%	9/16/2024	8/16/2029		308	312	310	0.00
Hobbs & Associates, LLC	(8)	SOFR + 2.75%	6.47%	10/30/2025	7/23/2031		2,494	2,497	2,496	0.01
LSF11 Trinity Bidco, Inc.	(4)(8)	SOFR + 2.50%	6.23%	9/11/2025	6/14/2030		1,050	1,050	1,055	0.00
MHE Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.00%	9.99%	7/21/2021	7/21/2027		5,891	5,857	5,780	0.01
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.50%	10.49%	12/20/2022	7/21/2027		229	227	225	0.00
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	10.24%	8/30/2022	7/21/2027		228	226	224	0.00
Pro Mach Group, Inc.	(8)	SOFR + 2.75%	6.47%	10/16/2025	10/16/2032		6,000	6,020	6,045	0.01
SPX Flow, Inc.	(9)	SOFR + 2.75%	6.47%	8/1/2025	4/5/2029		8,651	8,651	8,686	0.02
TK Elevator U.S. Newco, Inc.	(6)(9)	SOFR + 2.75%	6.95%	3/14/2024	4/30/2030		17,320	17,320	17,448	0.04
Victory Buyer, LLC	(9)	SOFR + 3.75%	7.58%	11/19/2021	11/19/2028		25,874	25,775	26,044	0.05

								218,017	237,855	0.49
Marine
Armada Parent, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	9.12%	10/29/2021	10/29/2030		11,222	11,007	11,222	0.02
Armada Parent, Inc.	(4)(10)	SOFR + 5.25%	9.07%	6/9/2025	10/29/2030		226,941	225,352	226,941	0.48
Kattegat Project Bidco, AB	(4)(5)(6)(7)(8)	E + 5.50%	7.52%	3/20/2024	4/7/2031	EUR	51,768	55,004	60,672	0.13
Kattegat Project Bidco, AB	(4)(5)(6)(8)	SOFR + 5.50%	9.19%	3/20/2024	4/7/2031		4,522	4,437	4,522	0.01

								295,800	303,357	0.64
Media
ABG Intermediate Holdings 2, LLC	(8)	SOFR + 2.25%	5.97%	4/4/2025	2/13/2032		5,211	5,085	5,222	0.01
Bimini Group Purchaser, Inc.	(4)(10)	SOFR + 4.75%	8.57%	4/26/2024	4/26/2031		281,459	279,191	281,459	0.59
Bimini Group Purchaser, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.49%	4/26/2024	4/26/2031		18,039	17,531	15,966	0.03
Bimini Group Purchaser, Inc.	(4)(5)(10)	SOFR + 4.75%	8.62%	4/26/2024	4/26/2031		34,819	34,663	34,819	0.07
McGraw-Hill Education, Inc.	(9)	SOFR + 2.75%	6.47%	9/4/2025	8/6/2031		5,426	5,413	5,478	0.01
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	9.60% PIK	12/17/2025	12/15/2027		198,534	198,534	198,534	0.42

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Media (continued)
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	9.60% PIK	12/17/2025	12/15/2027		$93,114	$93,114	$93,114	0.20%
Prodege International Holdings, LLC	(4)(10)(17)	SOFR + 5.75%	9.60% PIK	12/17/2025	12/15/2027		268,040	134,020	134,020	0.28

								767,551	768,612	1.61
Metals & Mining
SCIH Salt Holdings, Inc.	(10)	SOFR + 2.75%	6.52%	12/4/2025	1/31/2029		15,629	15,614	15,679	0.03
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc.	(4)(6)(10)	SOFR + 5.25%	9.14%	8/30/2024	8/15/2028		28,676	28,536	28,676	0.06
Freeport LNG Investments, LLLP	(9)	SOFR + 3.25%	7.12%	1/15/2025	12/21/2028		33,047	33,047	33,223	0.07
KKR Alberta Midstream Finance, Inc.	(4)(6)(10)	SOFR + 5.25%	9.14%	8/30/2024	8/15/2028		15,599	15,506	15,599	0.03

								77,089	77,498	0.16
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.50%	9.49%	11/12/2021	11/12/2027		61,948	61,611	61,329	0.13
Profile Products, LLC	(4)(5)(7)(10)	P + 4.50%	11.25%	11/12/2021	11/12/2027		6,550	6,458	6,380	0.01

								68,069	67,709	0.14
Pharmaceuticals
Dechra Finance US, LLC	(6)(8)	SOFR + 3.25%	7.20%	12/3/2024	12/3/2031		4,963	5,001	5,005	0.01
Eden Acquisitionco, Ltd.	(4)(5)(6)(7)(10)	SOFR + 5.00%	8.60%	11/2/2023	11/18/2030		110,539	108,497	110,510	0.23
Eden Acquisitionco, Ltd.	(4)(5)(6)(8)	E + 5.00%	7.12%	9/23/2025	11/18/2030	EUR	746	795	877	0.00
Elanco Animal Health, Inc.	(6)(8)	SOFR + 1.75%	5.62%	1/30/2025	10/31/2032		721	722	723	0.00
Galileo Pharma Bidco S.p.A	(4)(5)(6)(7)(8)	E + 5.00%	7.10%	10/7/2025	10/7/2032	EUR	17,886	20,436	20,599	0.04
Gusto Sing Bidco Pte, Ltd.	(4)(5)(6)(7)(10)	BB + 4.75%	8.39%	11/15/2024	11/15/2031	AUD	1,000	645	664	0.00
Opal Bidco, SAS	(6)(8)	SOFR + 3.00%	6.69%	10/29/2025	4/28/2032		50,023	49,748	50,398	0.11
Padagis, LLC	(4)(6)(9)	SOFR + 4.75%	8.95%	7/6/2021	7/6/2028		5,357	5,355	5,075	0.01
Rhea Parent, Inc.	(4)(7)(10)	SOFR + 5.00%	8.67%	12/20/2024	12/20/2030		264,860	262,521	263,247	0.55

								453,720	457,098	0.95
Professional Services
Accordion Partners, LLC	(4)(7)(10)	SOFR + 5.00%	8.70%	12/17/2025	11/15/2031		54,923	54,627	54,625	0.11
AG Group Holdings, Inc.	(9)	SOFR + 4.25%	8.07%	12/29/2021	12/29/2028		5,596	5,583	5,072	0.01
ALKU, LLC	(4)(10)	SOFR + 6.25%	9.92%	5/23/2023	5/23/2029		54,298	53,548	53,755	0.11
ALKU, LLC	(4)(10)	SOFR + 5.50%	9.17%	2/21/2024	5/23/2029		4,913	4,849	4,777	0.01
Alpine Intel Intermediate 2, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.64%	8/28/2024	1/31/2028		3,161	3,012	3,161	0.01
Apex Companies, LLC	(4)(11)	SOFR + 5.00%	8.84%	1/31/2023	1/31/2030		1,958	1,927	1,958	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Professional Services (continued)
Apex Companies, LLC	(4)(11)	SOFR + 5.00%	8.82%	8/28/2024	1/31/2030		$10,841	$10,720	$10,841	0.02%
Apex Companies, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.82%	8/28/2024	1/31/2030		7,242	6,786	7,101	0.01
Artisan Acquisitionco, Ltd.	(4)(6)(8)	SOFR + 4.75%	8.42%	9/23/2024	9/30/2031		447,361	440,017	446,243	0.94
Ascensus Group Holdings, Inc.	(9)	SOFR + 3.00%	6.72%	12/13/2024	11/24/2032		40,493	40,416	40,502	0.09
Baker Tilly Advisory Group, LP	(4)(10)	SOFR + 4.75%	8.47%	6/3/2024	6/3/2031		201,004	198,671	201,004	0.42
Baker Tilly Advisory Group, LP	(4)(7)(10)	SOFR + 4.25%	7.97%	6/3/2024	6/3/2031		279,531	275,850	278,577	0.59
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	7.47%	12/30/2021	12/29/2028		11,452	11,392	6,916	0.01
CFGI Holdings, LLC	(4)(7)(10)	SOFR + 4.50%	8.22%	11/2/2021	11/2/2027		18,076	17,844	17,677	0.04
Chartwell Cumming Holding, Corp.	(4)(11)	SOFR + 4.75%	8.47%	5/26/2021	11/16/2029		251,371	249,815	251,371	0.53
Chartwell Cumming Holding, Corp.	(4)(5)(7)(11)	SOFR + 4.75%	8.47%	11/18/2022	11/16/2029		20,632	20,187	20,632	0.04
Chartwell Cumming Holding, Corp.	(4)(11)	SOFR + 4.75%	8.47%	2/14/2025	11/16/2029		33,240	32,968	33,240	0.07
Chartwell Cumming Holding, Corp.	(4)(5)(11)	SOFR + 4.75%	8.47%	10/7/2025	11/16/2029		19,359	19,268	19,359	0.04
Cisive Holdings Corp.	(4)(7)(11)	SOFR + 5.75%	9.42%	12/8/2021	12/8/2030		33,259	33,150	32,505	0.07
Claims Automation Intermediate 2, LLC	(4)(10)	SOFR + 4.50%	8.23%	12/16/2021	12/16/2027		43,998	43,712	43,998	0.09
Claims Automation Intermediate 2, LLC	(4)(10)	SOFR + 4.50%	8.64%	12/16/2021	12/16/2027		67,664	67,223	67,664	0.14
Clearview Buyer, Inc.	(4)(7)(10)	SOFR + 4.50%	8.27%	8/26/2021	8/31/2029		116,975	116,289	116,975	0.25
CohnReznick Advisory, LLC	(7)(8)	SOFR + 3.50%	7.17%	3/26/2025	3/31/2032		15,619	15,538	15,744	0.03
CRCI Longhorn Holdings, Inc.	(4)(7)(10)	SOFR + 4.75%	8.47%	8/27/2024	8/27/2031		63,506	62,836	63,415	0.13
Denali Intermediate Holdings, Inc.	(4)(5)(6)(7)(10)	SOFR + 5.50%	9.23%	8/26/2025	8/26/2032		49,718	49,200	49,171	0.10
DTI Holdco, Inc.	(7)(10)	SOFR + 4.00%	7.72%	2/12/2025	4/26/2029		22,071	21,916	19,150	0.04
East River Bidco, GmbH	(4)(6)(7)(8)	E + 5.25%	7.27%	3/26/2025	3/26/2032	EUR	97	103	112	0.00
Eisner Advisory Group, LLC	(9)	SOFR + 4.00%	7.72%	2/28/2024	2/28/2031		3,800	3,794	3,831	0.01
Eliassen Group, LLC	(4)(10)	SOFR + 5.75%	9.42%	4/14/2022	4/14/2028		66,370	65,999	64,711	0.14
EP Purchaser, LLC	(9)	SOFR + 3.50%	7.44%	11/4/2021	11/6/2028		9,352	9,257	6,729	0.01
First Advantage Holdings, LLC	(8)	SOFR + 2.75%	6.47%	7/24/2025	10/31/2031		5,323	5,343	5,277	0.01
G&A Partners Holding Company II, LLC	(4)(10)	SOFR + 5.00%	8.82%	3/1/2024	3/3/2031		66,887	65,939	66,887	0.14

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Professional Services (continued)
G&A Partners Holding Company II, LLC	(4)(10)	SOFR + 5.00%	8.82%	5/6/2025	3/3/2031		$41,122	$40,940	$41,122	0.09%
G&A Partners Holding Company II, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.67%	5/6/2025	3/3/2031		9,456	9,280	9,324	0.02
Genuine Financial Holdings, LLC	(8)	SOFR + 3.25%	6.97%	2/5/2025	9/27/2030		8,880	8,902	7,566	0.02
Grant Thornton Advisors, LLC	(8)	SOFR + 3.00%	6.72%	5/22/2025	6/2/2031		3,990	3,990	4,011	0.01
Grant Thornton Advisors, LLC	(8)	SOFR + 2.75%	6.47%	8/22/2025	6/2/2031		7,471	7,466	7,495	0.02
Guidehouse, Inc.	(4)(10)	SOFR + 4.75%	8.47%	10/15/2021	12/16/2030		1,254,937	1,247,730	1,254,937	2.64
IG Investments Holdings, LLC	(4)(7)(10)	SOFR + 5.00%	8.84%	11/1/2024	9/22/2028		577,367	573,536	577,367	1.21
Inmar, Inc.	(8)	SOFR + 4.50%	8.34%	6/26/2025	10/30/2031		24,688	24,723	24,442	0.05
King Bidco S.P.E.C.	(4)(5)(6)(7)(8)	E +5.25%	7.25%	6/26/2025	6/26/2032	EUR	175	201	201	0.00
Kwor Acquisition, Inc.	(4)(5)(11)	SOFR + 6.25%	11.07% (incl. 5.25% PIK)	2/28/2025	2/28/2030		6,453	6,452	6,452	0.01
Kwor Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 5.25%	9.07%	2/28/2025	2/28/2030		87	15	87	0.00
Lereta, LLC	(10)	SOFR + 5.25%	9.08%	7/30/2021	7/30/2028		28,560	28,455	26,395	0.06
Mantech International, CP	(4)(7)(10)	SOFR + 4.50%	8.29%	12/1/2025	9/14/2029		885,948	876,597	885,575	1.86
Mercury Bidco Globe, Limited	(4)(5)(6)(7)(8)	S +6.00%	9.97%	1/18/2024	1/31/2031	GBP	92,467	115,887	124,641	0.26
Mercury Bidco Globe, Limited	(4)(5)(6)(9)	SOFR + 6.00%	9.84%	1/30/2024	1/31/2031		7,655	7,192	7,655	0.02
Minotaur Acquisition, Inc.	(4)(7)(11)	SOFR + 5.00%	8.72%	5/10/2024	5/10/2030		113,384	111,568	113,384	0.24
Minotaur Acquisition, Inc.	(4)(5)(11)	SOFR + 5.00%	8.82%	5/10/2024	5/10/2030		16,516	16,273	16,516	0.03
MPG Parent Holdings, LLC	(4)(11)	SOFR + 5.00%	8.99%	1/8/2024	1/8/2030		17,938	17,696	17,938	0.04
MPG Parent Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	8.87%	1/8/2024	1/8/2030		5,482	5,357	5,482	0.01
NDT Global Holding, Inc.	(4)(6)(7)(9)	SOFR + 4.50%	8.22%	6/3/2025	6/4/2032		54,508	53,863	54,407	0.11
Oxford Global Resources, Inc.	(4)(11)	SOFR + 6.00%	9.84%	8/17/2021	8/17/2027		91,917	91,419	91,917	0.19
Oxford Global Resources, Inc.	(4)(5)(7)(11)	SOFR + 6.00%	9.82%	8/17/2021	8/17/2027		8,639	8,554	8,639	0.02
Oxford Global Resources, Inc.	(4)(5)(9)	SOFR + 6.00%	10.21%	6/6/2024	8/17/2027		9,824	9,679	9,824	0.02
Pavion Corp.	(4)(10)	SOFR + 6.00%	9.84%	10/30/2023	10/30/2030		114,402	112,840	114,402	0.24
Pavion Corp.	(4)(5)(10)	SOFR + 5.75%	9.47%	10/30/2023	10/30/2030		24,120	23,816	24,120	0.05
Petrus Buyer, Inc.	(4)(10)	SOFR + 4.75%	8.64%	10/17/2022	10/17/2029		46,377	45,624	46,377	0.10
Petrus Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.59%	2/26/2025	10/17/2029		12,190	12,059	12,190	0.03
Plano HoldCo, Inc.	(8)	SOFR + 3.50%	7.17%	12/11/2024	10/1/2031		993	1,008	965	0.00
Polyconcept Investments, BV	(10)	SOFR + 5.50%	9.17%	5/20/2022	5/18/2029		24,041	23,808	22,719	0.05

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Professional Services (continued)
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 2.50%	6.22%	2/24/2023	7/31/2031	$9,609	$9,582	$9,650	0.02%
STV Group, Inc.	(4)(7)(10)	SOFR + 4.75%	8.47%	3/20/2024	3/20/2031	57,807	56,656	57,639	0.12
Teneo Holdings, LLC	(4)(7)(9)	SOFR + 4.75%	8.47%	7/31/2025	7/31/2032	635,821	628,994	634,909	1.33
The North Highland Co, LLC	(4)(10)	SOFR + 4.75%	8.47%	12/20/2024	12/20/2031	91,417	90,656	89,817	0.19
The North Highland Co, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.47%	12/20/2024	12/20/2030	3,550	3,193	2,929	0.01
Thevelia US, LLC	(6)(9)	SOFR + 3.00%	6.67%	7/29/2024	6/18/2029	33,435	33,435	33,606	0.07
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 4.50%	8.44%	6/29/2021	6/29/2029	43,242	43,083	43,242	0.09
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	SOFR + 4.50%	8.50%	6/29/2021	6/29/2029	78,128	77,182	77,806	0.16
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 4.50%	8.48%	10/17/2025	6/29/2029	189,552	187,764	189,552	0.40
Trinity Partners Holdings, LLC	(4)(7)(11)(18)	SOFR + 5.24%	9.06%	12/21/2021	12/31/2030	416,995	413,257	416,995	0.88
TTF Lower Intermediate, LLC	(7)(8)	SOFR + 3.75%	7.79%	7/18/2024	7/18/2031	28,070	26,239	22,427	0.05
Victors CCC Buyer, LLC	(4)(7)(10)	SOFR + 4.75%	8.48%	6/1/2022	6/1/2029	149,569	147,979	149,569	0.31
West Monroe Partners, LLC	(4)(10)	SOFR + 4.75%	8.48%	11/9/2021	11/8/2028	707,851	702,276	700,772	1.47
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 4.75%	8.48%	12/18/2024	11/8/2028	24,194	23,556	22,538	0.05
West Monroe Partners, LLC	(4)(5)(10)	SOFR + 4.75%	8.48%	9/15/2025	11/8/2028	995	986	985	0.00
YA Intermediate Holdings II, LLC	(4)(10)	SOFR + 5.00%	8.85%	10/1/2024	10/1/2031	43,861	43,551	43,642	0.09
YA Intermediate Holdings II, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.69%	10/1/2024	10/1/2031	5,239	5,082	5,098	0.01

							7,986,180	8,030,306	16.86
Real Estate Management & Development
Castle Management Borrower, LLC	(4)(7)(11)	SOFR + 5.50%	9.17%	11/3/2023	11/5/2029	32,667	32,100	32,464	0.07
Community Management Holdings Midco 2, LLC	(4)(10)	SOFR + 4.75%	8.60%	11/1/2024	11/1/2031	55,052	54,364	55,052	0.12
Community Management Holdings Midco 2, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.60%	11/1/2024	11/1/2031	14,739	14,347	14,739	0.03
Community Management Holdings Midco 2, LLC	(4)(5)(10)	SOFR + 4.75%	8.44%	7/8/2025	11/1/2031	31,615	31,321	31,615	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Real Estate Management & Development (continued)
Cushman & Wakefield US Borrower, LLC	(6)(9)	SOFR + 2.50%	6.22%	9/26/2025	1/31/2030		$6,315	$6,315	$6,386	0.01%
Cushman & Wakefield US Borrower, LLC	(6)(9)	SOFR + 2.75%	6.47%	7/16/2025	1/31/2030		1,359	1,359	1,369	0.00
Neptune BidCo, SAS	(4)(5)(6)(7)(8)	E + 5.00%	7.07%	3/28/2024	4/1/2031	EUR	8,205	8,715	9,661	0.02
Odevo, AB	(4)(5)(6)(8)	ST + 5.25%	7.21%	10/31/2024	12/31/2030	SEK	573,028	51,770	62,242	0.13
Odevo, AB	(4)(5)(6)(8)	E + 5.25%	7.36%	10/31/2024	12/31/2030	EUR	1,177	1,227	1,384	0.00
Odevo, AB	(4)(5)(6)(8)	S + 5.25%	9.22%	10/31/2024	12/31/2030	GBP	26,751	33,753	36,060	0.08
Odevo, AB	(4)(6)(8)	SOFR + 5.25%	8.96%	10/31/2024	12/31/2030		136,798	136,233	136,798	0.29
Odevo, AB	(4)(5)(6)(7)(8)	E + 5.25%	7.36%	11/28/2024	12/31/2030	EUR	73,816	77,579	86,749	0.18
Odevo, AB	(4)(5)(6)(8)	SOFR + 5.25%	8.96%	6/30/2025	12/31/2030		61,545	59,369	61,545	0.13
Odevo, AB	(4)(5)(6)(8)	S + 5.25%	9.22%	9/12/2025	12/31/2030	GBP	22,220	26,842	29,952	0.06
Phoenix Strategy S.à r.l.	(4)(6)(8)	S + 2.75%	6.74%	10/2/2024	10/2/2028	GBP	53,099	69,767	71,575	0.15
Phoenix Strategy S.à r.l.	(4)(6)(8)	E + 2.75%	4.80%	10/2/2024	10/2/2028	EUR	50,089	53,756	58,864	0.12
Phoenix Strategy S.à r.l.	(4)(6)(8)	E + 2.75%	4.80%	10/2/2024	10/2/2028	EUR	140,261	153,543	164,834	0.35

								812,360	861,289	1.81
Semiconductors & Semiconductor Equipment
Altar Bidco, Inc.	(9)	SOFR + 3.10%	6.78%	4/7/2025	2/1/2029		11,428	11,291	11,327	0.02
Software
Abacus Holdco 2, Oy	(4)(5)(6)(7)(8)	E + 4.50%	6.51%	10/11/2024	10/10/2031	EUR	838	906	985	0.00
Accelya US, Inc.	(6)(8)	SOFR + 5.25%	8.92%	9/29/2025	9/29/2032		26,667	26,149	26,583	0.06
Acumatica Holdings, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.42%	7/28/2025	7/28/2032		63,387	62,693	62,648	0.13
AI Titan Parent, Inc.	(4)(7)(10)	SOFR + 4.50%	8.22%	8/29/2024	8/29/2031		115,237	114,125	115,099	0.24
Analytic Partners, LP	(4)(7)(10)	SOFR + 4.50%	8.23%	4/4/2022	4/4/2030		21,033	20,835	21,033	0.04
Analytic Partners, LP	(4)(10)	SOFR + 4.50%	8.23%	12/17/2024	4/4/2030		11,945	11,873	11,945	0.03
Anaplan, Inc.	(4)(7)(10)	SOFR + 4.50%	8.32%	5/20/2025	6/21/2029		627,051	621,384	626,092	1.31
Aptean, Inc.	(4)(10)	SOFR + 4.75%	8.57%	1/29/2024	1/30/2031		71,552	71,231	71,552	0.15
Aptean, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.57%	1/29/2024	1/30/2031		1,341	1,291	1,341	0.00
Armstrong Bidco, Limited	(4)(6)(8)	S + 5.25%	8.97%	6/2/2022	6/28/2029	GBP	478,945	576,429	632,682	1.33
Arnhem BidCo, GmbH	(4)(6)(7)(8)	E + 4.50%	6.52%	9/18/2024	9/30/2031	EUR	243,252	267,434	285,870	0.60
Articulate Global, LLC	(4)(5)(7)(9)	SOFR + 4.25%	8.12%	10/24/2025	10/24/2032		52,720	52,435	52,427	0.11
Auctane, Inc.	(4)(10)	SOFR + 5.75%	9.58%	10/5/2021	10/5/2028		834,891	828,309	822,368	1.73
Auctane, Inc.	(4)(5)(10)	SOFR + 5.75%	9.58%	12/14/2021	10/5/2028		9,819	9,740	9,672	0.02
AuditBoard, Inc.	(4)(10)	SOFR + 4.50%	8.24%	7/12/2024	7/12/2031		80,730	80,092	80,730	0.17
AuditBoard, Inc.	(4)(10)	SOFR + 4.50%	8.24%	7/12/2024	7/12/2031		38,443	38,139	38,443	0.08
AuditBoard, Inc.	(4)(7)(10)	SOFR + 4.50%	8.24%	12/10/2025	7/12/2031		15,377	15,142	15,262	0.03
Avalara, Inc.	(8)	SOFR + 2.75%	6.42%	9/12/2025	3/26/2032		1,990	1,990	2,001	0.00
Azurite Intermediate Holdings, Inc.	(4)(7)(10)	SOFR + 6.00%	9.72%	3/19/2024	3/19/2031		61,560	60,796	61,532	0.13
Banyan Software Holdings, LLC	(4)(11)	SOFR + 5.50%	9.22%	1/2/2025	1/2/2031		53,717	53,269	53,583	0.11
Banyan Software Holdings, LLC	(4)(5)(11)	SOFR + 5.50%	9.22%	1/2/2025	1/2/2031		28,814	28,574	28,742	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Software (continued)
Banyan Software Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.25%	8.98%	10/7/2025	1/2/2031		$7,873	$7,787	$7,526	0.02%
Banyan Software Holdings, LLC	(4)(5)(11)	SOFR + 5.50%	9.22%	1/2/2025	1/2/2031		10,173	10,084	10,148	0.02
Bayshore Intermediate #2, LP	(4)(10)	SOFR + 5.50%	9.19% (incl. 3.00% PIK)	9/19/2025	10/2/2028		326,677	326,377	326,677	0.69
Bayshore Intermediate #2, LP	(4)(5)(7)(10)	SOFR + 5.00%	8.69%	11/8/2024	10/1/2027		6,730	6,654	6,730	0.01
Bending Spoons US, Inc.	(6)(11)	SOFR + 5.25%	9.03%	2/19/2025	3/7/2031		91,360	90,310	89,190	0.19
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 5.75%	9.48%	8/8/2022	8/8/2028		69,846	69,262	69,147	0.15
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 5.75%	9.48%	8/8/2022	8/8/2028		12,321	12,219	12,198	0.03
BlueCat Networks USA, Inc.	(4)(5)(10)	SOFR + 5.75%	9.48%	8/8/2022	8/8/2028		8,473	8,412	8,388	0.02
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 5.75%	9.48%	10/25/2024	8/8/2028		56,687	56,109	56,120	0.12
Bluefin Holding, LLC	(4)(7)(11)	SOFR + 4.25%	7.98%	9/12/2023	9/12/2029		90,693	89,726	90,693	0.19
Boxer Parent Company, Inc.	(8)	SOFR + 3.00%	6.82%	1/24/2025	7/30/2031		21,767	21,566	21,736	0.05
Brave Parent Holdings, Inc.	(4)(7)(10)	SOFR + 4.25%	7.97%	10/17/2025	11/28/2030		495,227	491,544	495,227	1.04
Businessolver.com, Inc.	(4)(7)(10)	SOFR + 4.50%	8.17%	12/3/2025	12/3/2032		28,986	28,556	28,707	0.06
Caribou Bidco, Ltd.	(4)(5)(6)(8)	S + 5.00%	9.22%	7/2/2024	2/1/2029	GBP	221,441	281,780	298,491	0.63
CDK Global, Inc.	(8)	SOFR + 3.25%	6.92%	5/16/2024	7/6/2029		4,923	4,923	4,186	0.01
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.92%	8/7/2025	3/21/2031		7,058	6,971	7,075	0.01
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.92%	8/7/2025	8/13/2032		13,931	13,931	13,965	0.03
Cloudera, Inc.	(9)	SOFR + 3.75%	7.57%	10/8/2021	10/8/2028		34,711	34,517	33,349	0.07
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	9.43%	2/23/2022	2/23/2029		257,960	254,506	206,368	0.43
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	9.43%	3/11/2022	2/23/2029		6,159	6,073	4,927	0.01
Confluence Technologies, Inc.	(4)(5)(9)	SOFR + 5.00%	8.85%	2/14/2025	7/30/2028		19,938	19,476	19,639	0.04
Conga Corp.	(10)	SOFR + 3.50%	7.34%	8/8/2024	5/8/2028		11,365	11,365	11,365	0.02
Connatix Buyer, Inc.	(4)(10)	SOFR + 5.50%	9.70%	7/14/2021	7/14/2027		105,629	105,090	104,045	0.22
Connatix Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.70%	7/14/2021	7/14/2027		7,169	7,086	6,925	0.01
Connatix Buyer, Inc.	(4)(5)(10)	SOFR + 5.50%	9.70%	10/9/2024	7/14/2027		5,196	5,138	5,118	0.01
Connatix Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.70%	10/9/2024	7/14/2027		2,318	2,229	2,248	0.00
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	7.58%	10/15/2021	10/16/2028		26,589	26,544	24,508	0.05
Cornerstone OnDemand, Inc.	(4)(11)	SOFR + 6.00%	9.72%	9/7/2023	10/16/2028		34,125	33,554	33,272	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Software (continued)
Coupa Software, Inc.	(4)(6)(7)(10)	SOFR + 5.25%	9.09%	2/27/2023	2/27/2030		$1,809	$1,779	$1,810	0.00%
Crewline Buyer, Inc.	(4)(7)(11)	SOFR + 6.75%	10.59%	11/8/2023	11/8/2030		122,658	120,308	122,658	0.26
Databricks, Inc.	(4)(7)(8)	SOFR + 4.50%	8.27%	1/3/2025	1/3/2031		525,000	522,800	525,000	1.10
Dawn Bidco, LLC	(8)	SOFR + 3.00%	7.00%	10/14/2025	10/7/2032		5,000	4,975	4,991	0.01
Delta Topco, Inc.	(8)	SOFR + 2.75%	6.58%	5/1/2024	11/30/2029		103,348	103,135	102,985	0.22
Denali Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 5.00%	8.72%	9/5/2025	9/5/2031	GBP	19,440	24,564	26,069	0.05
Denali Bidco, Ltd.	(4)(5)(6)(8)	E + 5.00%	7.02%	9/5/2025	9/5/2031	EUR	15,443	17,519	18,058	0.04
Denali Bidco, Ltd.	(4)(5)(6)(8)	E + 5.00%	7.02%	9/5/2025	9/5/2031	EUR	5,845	6,317	6,835	0.01
Diligent Corp.	(4)(7)(10)	SOFR + 5.00%	8.82%	4/30/2024	8/2/2030		181,293	180,146	181,043	0.38
Diligent Corp.	(4)(10)	SOFR + 5.00%	8.82%	4/30/2024	8/2/2030		29,736	29,615	29,736	0.06
Discovery Education, Inc.	(4)(10)	SOFR + 6.75%	10.71% (incl. 5.85% PIK)	4/7/2022	4/9/2029		612,424	608,138	509,843	1.07
Discovery Education, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.71%	4/7/2022	4/9/2029		35,027	34,536	26,226	0.06
Discovery Education, Inc.	(4)(5)(10)	SOFR + 6.75%	10.61% (incl. 5.80% PIK)	10/3/2023	4/9/2029		68,902	68,399	57,361	0.12
Doit International, Ltd.	(4)(7)(11)	SOFR + 4.50%	8.32%	11/25/2024	11/26/2029		66,211	64,729	65,711	0.14
Dropbox, Inc.	(4)(6)(7)(10)(18)	SOFR + 4.91%	8.65%	12/11/2024	12/11/2029		746,785	738,040	736,804	1.55
Eagan Parent, Inc.	(4)(5)(7)(9)	SOFR + 4.50%	8.24%	9/6/2025	9/8/2032		21,244	21,116	21,163	0.04
ECI Macola Max Holding, LLC	(6)(10)	SOFR + 2.75%	6.42%	7/10/2025	5/9/2030		5,369	5,369	5,403	0.01
Edison Bidco, AS	(4)(5)(6)(7)(8)	E + 5.25%	7.41%	12/18/2024	12/18/2031	EUR	345	353	406	0.00
Elements Finco, Ltd.	(4)(5)(6)(8)	S + 5.50%	9.23% (incl. 2.50% PIK)	3/27/2024	4/29/2031	GBP	69,256	86,047	93,354	0.20
Elements Finco, Ltd.	(4)(5)(6)(8)	SOFR + 5.25%	8.97% (incl. 2.25% PIK)	3/27/2024	4/29/2031		21,630	21,440	21,630	0.05
Elements Finco, Ltd.	(4)(5)(6)(8)	SOFR + 5.00%	8.72%	4/30/2024	4/29/2031		17,609	17,530	17,609	0.04
Elements Finco, Ltd.	(4)(5)(6)(8)	S + 5.50%	9.23% (incl. 2.50% PIK)	11/29/2024	4/29/2031	GBP	12,746	15,827	17,180	0.04
Elements Finco, Ltd.	(4)(5)(6)(8)	S + 5.50%	9.23% (incl. 2.50% PIK)	3/27/2024	4/29/2031	GBP	31,046	38,572	41,848	0.09
Epicor Software Corp.	(10)	SOFR + 2.50%	6.22%	5/30/2024	5/30/2031		5,036	5,024	5,058	0.01
Everbridge Holdings, LLC	(4)(6)(10)	SOFR + 5.00%	8.98%	7/2/2024	7/2/2031		34,467	34,331	34,467	0.07
Everbridge Holdings, LLC	(4)(5)(6)(7)(10)	SOFR + 5.00%	8.98%	7/2/2024	7/2/2031		3,378	3,340	3,378	0.01
EverCommerce Solutions, Inc.	(9)	SOFR + 2.25%	5.97%	10/14/2025	7/7/2031		1,496	1,492	1,502	0.00
Experity, Inc.	(4)(10)	SOFR + 5.00%	8.67% (incl. 2.25% PIK)	7/21/2021	2/24/2030		110,039	109,079	110,039	0.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Software (continued)
Experity, Inc.	(4)(7)(10)	SOFR + 5.00%	8.67% (incl. 2.25% PIK)	2/24/2022	2/24/2030		$35,496	$34,821	$35,295	0.07%
Finastra USA, Inc.	(6)(8)	SOFR + 4.00%	7.72%	7/31/2025	9/15/2032		38,396	38,029	37,660	0.08
Flash Charm, Inc.	(10)	SOFR + 3.50%	7.35%	6/11/2024	3/2/2028		42,798	42,798	40,046	0.08
Flexera Software, LLC	(4)(7)(9)	SOFR + 4.75%	8.60%	8/15/2025	8/16/2032		187,380	186,905	187,346	0.39
Flexera Software, LLC	(4)(5)(9)	E + 4.75%	6.68%	8/15/2025	8/16/2032	EUR	56,550	66,015	66,457	0.14
Forterro Group, AB	(4)(6)(8)	ST + 4.75%	6.85%	4/14/2022	7/9/2029	SEK	115,366	10,807	12,531	0.03
Forterro Group, AB	(4)(6)(8)	SA +4.75%	4.75%	4/14/2022	7/9/2029	CHF	10,860	11,046	13,710	0.03
Forterro Group, AB	(4)(5)(6)(9)	SA + 4.75%	4.75%	7/28/2022	7/9/2029	CHF	3,544	3,587	4,475	0.01
Forterro Group, AB	(4)(6)(8)	E + 4.75%	6.82%	4/14/2022	7/9/2029	EUR	32,512	32,706	38,208	0.08
Forterro Group, AB	(4)(5)(6)(8)	E + 4.75%	6.82%	4/14/2022	7/9/2029	EUR	9,018	9,150	10,598	0.02
Forterro Group, AB	(4)(5)(6)(10)	S + 4.75%	8.48%	7/28/2022	7/9/2029	GBP	12,762	15,233	17,203	0.04
Forterro Group, AB	(4)(5)(6)(7)(8)	E + 4.75%	6.82%	2/27/2025	7/9/2029	EUR	26,703	27,646	31,382	0.07
Gen Digital, Inc.	(6)(9)	SOFR + 1.75%	5.47%	6/5/2024	9/12/2029		10,854	10,774	10,883	0.02
Genesys Cloud Services, Inc.	(8)	SOFR + 2.50%	6.22%	4/3/2025	1/30/2032		3,970	3,905	3,967	0.01
Gigamon, Inc.	(4)(10)	SOFR + 5.75%	9.78%	3/11/2022	3/9/2029		418,408	414,599	407,948	0.86
Gigamon, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.81%	3/11/2022	3/10/2028		10,310	10,216	9,665	0.02
Granicus, Inc.	(4)(10)	SOFR + 5.50%	9.09% (incl. 2.00% PIK)	1/17/2024	1/17/2031		30,963	30,752	30,963	0.07
Granicus, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.09% (incl. 2.00% PIK)	1/17/2024	1/17/2031		9,101	9,031	9,101	0.02
GS Acquisitionco, Inc.	(4)(5)(11)	SOFR + 5.25%	8.92%	3/26/2024	5/25/2028		11,870	11,840	11,751	0.02
GS Acquisitionco, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	8.92%	3/26/2024	5/25/2028		3,866	3,830	3,753	0.01
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.55%	9.28% (incl. 2.93% PIK)	6/14/2024	6/16/2031		79,518	78,914	79,120	0.17
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.55%	9.28% (incl. 2.93% PIK)	6/14/2024	6/16/2031		31,056	30,821	30,900	0.06
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.55%	9.28% (incl. 2.93% PIK)	9/26/2024	6/16/2031		36,735	36,447	36,552	0.08
HS Purchaser, LLC	(10)	SOFR + 6.00%	9.97%	6/23/2021	5/19/2029		14,036	13,248	12,751	0.03
Icefall Parent, Inc.	(4)(7)(11)	SOFR + 4.50%	8.17%	1/26/2024	1/25/2030		87,841	86,754	87,841	0.18
INK BC Bidco S.p.A.	(4)(6)(7)(8)	E + 5.00%	7.08%	7/17/2025	7/16/2032	EUR	110,134	125,060	127,274	0.27
IQN Holding Corp.	(4)(10)	SOFR + 5.75%	9.42% (incl. 3.13% PIK)	5/2/2022	5/2/2029		46,277	46,072	46,277	0.10

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Software (continued)
IQN Holding Corp.	(4)(5)(7)(10)	SOFR + 5.25%	8.94%	5/2/2022	5/2/2028		$3,603	$3,581	$3,603	0.01%
IQN Holding Corp.	(4)(5)(10)	SOFR + 5.75%	9.42% (incl. 3.13% PIK)	5/16/2025	5/2/2029		5,726	5,726	5,726	0.01
IRI Group Holdings, Inc.	(4)(7)(10)	SOFR + 4.25%	7.97%	4/9/2025	12/1/2029		1,588,161	1,570,390	1,588,161	3.34
Javelin Buyer, Inc.	(6)(8)	SOFR + 2.75%	6.59%	7/24/2025	12/5/2031		2,978	2,994	2,991	0.01
Jeppesen Holdings, LLC	(4)(7)(9)	SOFR + 4.75%	8.59%	10/31/2025	11/1/2032		327,865	325,293	325,279	0.68
JS Parent, Inc.	(4)(7)(10)	SOFR + 4.75%	8.59%	4/24/2024	4/24/2031		80,404	80,069	80,365	0.17
Kaseya, Inc.	(7)(8)	SOFR + 3.00%	6.72%	3/20/2025	3/22/2032		127,443	126,049	127,552	0.27
KnowBe4, Inc.	(8)	SOFR + 3.75%	7.59%	7/22/2025	7/23/2032		30,000	29,929	30,056	0.06
LD Lower Holdings, Inc.	(4)(11)	SOFR + 7.50%	11.27%	2/8/2021	8/9/2027		106,203	106,137	95,052	0.20
Lobos Parent, Inc.	(4)(5)(7)(9)	SOFR + 4.50%	8.17%	9/26/2025	9/26/2032		42,739	42,339	42,366	0.09
LogicMonitor, Inc.	(4)(7)(10)	SOFR + 5.50%	9.34%	11/15/2024	11/19/2031		122,899	121,334	122,043	0.26
Magenta Security Holdings, LLC	(5)(11)	SOFR + 6.25%	10.09%	8/14/2024	7/27/2028		9,724	9,467	9,761	0.02
Magenta Security Holdings, LLC	(5)(10)(18)	SOFR + 6.75%	10.85%	8/14/2024	7/27/2028		27,581	26,684	21,030	0.04
Magnesium BorrowerCo, Inc.	(4)(10)	S + 4.50%	8.22%	5/19/2022	5/18/2029	GBP	100,050	123,533	134,863	0.28
Magnesium BorrowerCo, Inc.	(4)(10)	SOFR + 4.50%	8.22%	5/19/2022	5/18/2029		1,035,065	1,022,289	1,035,065	2.17
Magnesium BorrowerCo, Inc.	(4)(10)	SOFR + 4.50%	8.22%	3/21/2024	5/18/2029		28,970	28,737	28,970	0.06
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 3.75%	7.57%	7/30/2021	7/31/2028		75,168	74,751	65,772	0.14
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.25%	10.07%	6/9/2023	7/31/2028		61,425	60,255	57,740	0.12
Mandolin Technology Intermediate Holdings, Inc.	(4)(5)(7)(8)	SOFR + 3.75%	7.44%	2/14/2025	4/30/2028		3,535	3,513	3,157	0.01
Maverick Bidco, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.54%	12/2/2025	12/2/2031		352,976	351,684	351,563	0.74
McAfee Corp.	(6)(9)	SOFR + 3.00%	6.72%	5/31/2024	3/1/2029		31,409	31,314	29,089	0.06
Medallia, Inc.	(4)(10)	SOFR + 6.00%	9.70%	10/28/2021	10/29/2028		898,944	892,583	698,929	1.47
Medallia, Inc.	(4)(10)	SOFR + 6.00%	9.70%	8/16/2022	10/29/2028		221,763	219,910	172,421	0.36
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.75%	8.69%	5/2/2022	5/2/2029		11,497	11,470	7,515	0.02
ML Holdco, LLC	(4)(5)(7)(11)	SOFR + 4.50%	8.37%	10/24/2025	10/24/2032		67,867	67,494	67,483	0.14
MRI Software, LLC	(4)(11)	SOFR + 4.75%	8.42%	1/7/2021	2/10/2028		204,606	203,651	204,606	0.43
MRI Software, LLC	(4)(7)(11)	SOFR + 4.75%	8.42%	8/27/2024	2/10/2028		29,257	29,025	28,441	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Software (continued)
MRI Software, LLC	(4)(11)	SOFR + 4.75%	8.42%	1/7/2021	2/10/2028		$34,363	$34,369	$34,363	0.07%
MRI Software, LLC	(4)(5)(7)(9)	SOFR + 4.75%	8.42%	10/2/2025	2/10/2028		1,704	1,669	1,704	0.00
NAVEX TopCo, Inc.	(4)(7)(10)	SOFR + 5.00%	8.91%	10/14/2025	10/14/2032		221,611	219,260	221,318	0.46
Nintex Topco, Limited	(4)(6)(8)	SOFR + 6.00%	9.83% (incl. 1.50% PIK)	11/12/2021	11/13/2028		681,242	675,829	606,306	1.27
Noble Midco 3, Ltd.	(4)(5)(6)(7)(10)	SOFR + 4.75%	8.42%	6/10/2024	6/24/2031		39,181	38,876	39,181	0.08
Noble Midco 3, Ltd.	(4)(5)(6)(7)(10)	SOFR + 4.75%	8.42%	6/10/2024	12/10/2030		452	371	407	0.00
OEConnection, LLC	(4)(7)(9)	SOFR + 4.50%	8.19%	12/23/2025	12/23/2032		31,437	31,210	31,210	0.07
OMEGA II AB	(4)(5)(6)(7)(8)	ST + 4.75%	6.62%	6/11/2025	6/17/2032	SEK	635,618	65,641	68,648	0.14
Optimizely North America, Inc.	(4)(5)(10)	S + 5.50%	9.22%	10/30/2024	10/30/2031	GBP	2,119	2,726	2,771	0.01
Optimizely North America, Inc.	(4)(5)(10)	E + 5.25%	7.15%	10/30/2024	10/30/2031	EUR	7,064	7,608	8,053	0.02
Optimizely North America, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	8.92%	10/30/2024	10/30/2031		20,134	19,941	19,499	0.04
Optus 1011, GmbH	(4)(5)(6)(8)	E + 5.00%	7.02%	3/7/2025	3/24/2032	EUR	89,943	95,521	104,644	0.22
Optus 1011, GmbH	(4)(5)(6)(7)(8)	E + 5.00%	7.02%	10/24/2025	3/24/2032	EUR	13,798	16,078	15,242	0.03
PDI TA Holdings, Inc.	(4)(10)	SOFR + 5.50%	9.34%	2/1/2024	2/3/2031		87,074	86,245	87,074	0.18
PDI TA Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.34%	2/1/2024	2/3/2031		5,130	5,054	5,130	0.01
Perforce Software, Inc.	(9)	SOFR + 4.75%	8.47%	3/22/2024	3/25/2031		19,700	19,626	16,725	0.04
Perforce Software, Inc.	(8)	SOFR + 4.75%	8.47%	12/18/2024	7/2/2029		18,242	18,022	16,418	0.03
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	6.92%	5/14/2024	10/26/2030		70,143	70,143	70,113	0.15
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	9.19%	7/20/2022	7/20/2029		131,871	128,002	114,110	0.24
Project Leopard Holdings, Inc.	(4)(5)(7)(8)	SOFR + 4.25%	8.14%	7/20/2022	7/20/2027		13,509	13,514	10,389	0.02
Proofpoint, Inc.	(9)	SOFR + 3.00%	6.67%	5/28/2024	8/31/2028		5,484	5,479	5,521	0.01
QBS Parent, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.17%	6/3/2025	6/3/2032		77,286	76,953	77,286	0.16
QBS Parent, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.22%	11/7/2024	6/3/2032		997	949	997	0.00
Quartz Acquireco, LLC	(4)(8)	SOFR + 2.25%	5.92%	4/11/2025	6/28/2030		3,101	3,068	3,101	0.01
Rally Buyer, Inc.	(4)(10)	SOFR + 6.25%	9.97% (incl. 3.50% PIK)	7/19/2022	7/19/2029		145,308	143,951	131,504	0.28
Rally Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.42%	7/19/2022	7/19/2029		10,372	10,192	8,686	0.02
Relativity ODA, LLC	(4)(7)(11)	SOFR + 4.50%	8.22%	5/12/2021	5/12/2029		37,640	37,602	37,524	0.08
Rocket Software, Inc.	(9)	SOFR + 3.75%	7.47%	10/5/2023	11/28/2028		44,664	44,317	44,710	0.09
Scorpio BidCo SAS	(4)(5)(6)(7)(8)	E + 5.75%	7.77%	4/3/2024	4/30/2031	EUR	37,234	39,683	43,672	0.09
Seven Bidco, SASU	(4)(5)(6)(7)(8)	E + 4.50%	6.57%	8/29/2025	8/27/2032	EUR	210,485	244,619	245,912	0.52

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Software (continued)
Severin Acquisition, LLC	(4)(7)(10)	SOFR + 4.75%	8.47% (incl. 2.25% PIK)	10/1/2024	10/1/2031		$348,366	$345,042	$348,366	0.73%
Skopima Consilio Parent, LLC	(9)	SOFR + 3.75%	7.47%	12/18/2024	5/12/2028		25,268	25,036	23,152	0.05
Skylark UK Debtco, Ltd.	(4)(5)(6)(7)(8)	S + 4.50%	6.57%	11/25/2025	12/8/2032	GBP	12,751	16,990	17,187	0.04
Skylark UK Debtco, Ltd.	(4)(5)(6)(8)	E + 4.50%	6.57%	11/25/2025	12/8/2032	EUR	5,751	6,694	6,759	0.01
Skylark UK Debtco, Ltd.	(4)(5)(6)(8)	SOFR + 4.50%	8.38%	11/25/2025	12/8/2032		24,898	24,898	24,898	0.05
Solis Midco, SAS	(4)(5)(6)(7)(8)	E + 4.75%	6.85%	10/8/2025	10/8/2032	EUR	313	357	361	0.00
Sophos Holdings, LLC	(6)(8)	SOFR + 3.50%	7.33%	1/7/2021	3/5/2027		12,450	12,458	12,473	0.03
Sovos Compliance, LLC	(8)	SOFR + 3.25%	6.97%	7/24/2025	8/13/2029		13,653	13,616	13,709	0.03
Spaceship Purchaser, Inc.	(4)(7)(10)(18)	SOFR + 4.67%	8.34%	9/5/2025	10/17/2031		624,424	623,634	623,467	1.31
Spitfire Parent, Inc.	(4)(11)	E + 5.50%	7.40%	3/8/2021	3/11/2027	EUR	18,623	22,390	21,666	0.05
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	9.32%	3/9/2021	3/11/2027		84,366	84,013	83,523	0.18
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	9.32%	3/9/2021	3/11/2027		31,152	31,143	30,840	0.06
Starlight Parent, LLC	(8)	SOFR + 4.00%	7.70%	7/2/2025	4/16/2032		49,875	49,145	49,906	0.10
Tango Bidco, SAS	(4)(5)(6)(8)	E + 5.25%	7.28%	10/17/2024	10/17/2031	EUR	69,197	74,046	80,914	0.17
Tango Bidco, SAS	(4)(5)(6)(7)(8)	E + 5.25%	7.28%	10/17/2024	10/17/2031	EUR	18,953	20,812	22,073	0.05
Tegra118 Wealth Solutions, Inc.	(8)	SOFR + 4.00%	7.89%	1/7/2021	2/18/2027		6,722	6,714	6,661	0.01
Themis Solutions, Inc.	(4)(5)(6)(7)(10)	SOFR + 5.50%	9.22% (incl. 3.75% PIK)	10/29/2025	10/29/2032		130,682	128,422	127,984	0.27
Three Rivers Buyer, Inc	(4)(5)(7)(10)	SOFR + 4.75%	8.59%	10/31/2025	11/3/2031		15,200	14,959	14,953	0.03
TravelPerk, Inc.	(4)(6)(8)	11.50%	11.50% PIK	5/2/2024	5/2/2029		50,792	48,830	49,903	0.10
Tricentis Operations Holdings, Inc.	(4)(7)(11)	SOFR + 6.25%	10.09% (incl. 4.88% PIK)	2/11/2025	2/11/2032		137,384	135,958	137,086	0.29
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	9.59%	5/6/2021	5/5/2028		43,058	42,675	38,183	0.08
Triple Lift, Inc.	(4)(10)	SOFR + 5.75%	9.59%	3/18/2022	5/5/2028		25,258	25,065	23,111	0.05
UKG, Inc.	(8)	SOFR + 2.50%	6.34%	10/14/2025	2/9/2031		1,995	1,990	1,999	0.00
Varicent Parent Holdings Corp.	(4)(7)(10)	SOFR + 6.25%	9.92% (incl. 3.38% PIK)	8/23/2024	8/23/2031		104,346	103,041	102,987	0.22
Vision Solutions, Inc.	(10)	SOFR + 4.00%	8.10%	10/25/2021	4/24/2028		53,180	52,462	49,630	0.10
VS Buyer, LLC	(7)(8)	SOFR + 2.25%	6.09%	7/25/2025	4/12/2031		6,271	5,547	6,258	0.01
WPEngine, Inc.	(4)(7)(10)	SOFR + 5.75%	9.45%	8/14/2023	8/14/2029		81,400	79,781	81,156	0.17
XPLOR T1, LLC	(4)(8)	SOFR + 3.50%	7.29%	12/1/2025	12/1/2032		34,563	34,563	34,650	0.07
Zendesk, Inc.	(4)(7)(10)	SOFR + 5.00%	8.69%	7/23/2024	11/22/2028		1,061,197	1,046,704	1,061,196	2.24
Zodiac Purchaser, LLC	(8)	SOFR + 3.50%	7.22%	4/3/2025	2/14/2032		7,980	7,857	7,964	0.02
Zorro Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 4.65%	8.62%	8/13/2024	8/13/2031	GBP	72,147	90,677	96,170	0.20
Zorro Bidco, Ltd.	(4)(5)(6)(8)	S + 4.65%	8.62%	1/30/2025	8/13/2031	GBP	7,896	9,738	10,537	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Software (continued)
Zorro Bidco, Ltd.	(4)(5)(6)(8)	ST + 4.65%	6.66%	2/6/2025	8/13/2031	SEK	108,262	$ 9,858	$11,642	0.02%

								20,171,985	19,843,563	41.67
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 5.98%	9.83%	1/7/2021	5/3/2028		$39,625	39,576	39,625	0.08
EG America, LLC	(6)(8)	SOFR + 3.50%	7.32%	7/18/2025	2/7/2028		11,973	11,973	12,034	0.03
Hoya Midco, LLC	(6)(9)	SOFR + 2.25%	6.09%	2/5/2025	2/3/2029		8,712	8,712	5,053	0.01
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.00%	6.72%	1/17/2025	5/4/2028		27,419	27,419	27,550	0.06
Mavis Tire Express Services Topco, Corp.	(4)(7)(10)	SOFR + 3.25%	7.09%	1/17/2025	5/4/2028		3,600	3,573	3,569	0.01
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	8.47%	3/15/2024	3/15/2030		5,882	5,886	5,841	0.01

								97,139	93,672	0.20
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 5.00%	8.83%	6/13/2024	2/28/2028		75,139	75,171	75,139	0.16
Trading Companies & Distributors
FCG Acquisitions, Inc.	(9)	SOFR + 3.25%	6.97%	2/11/2025	3/31/2028		22,466	22,466	22,583	0.05
Hillman Group, Inc.	(6)(9)	SOFR + 2.00%	5.73%	7/14/2021	7/14/2028		6,338	6,345	6,371	0.01
Icebox Holdco III, Inc.	(9)	SOFR + 3.25%	6.92%	12/22/2021	12/22/2031		15,462	15,437	15,622	0.03
Paramount Global Surfaces, Inc.	(4)(11)	SOFR + 6.00%	9.82% (incl. 4.98% PIK)	4/30/2021	12/31/2028		83,340	82,899	62,088	0.13
Red Fox CD Acquisition Corp.	(4)(11)	SOFR + 6.00%	9.67%	3/4/2024	3/4/2030		107,214	105,491	107,214	0.23
Red Fox CD Acquisition Corp.	(4)(5)(7)(11)	SOFR + 6.00%	9.67%	5/31/2024	3/4/2030		16,949	16,240	16,949	0.04
White Cap Buyer, LLC	(8)	SOFR + 3.25%	6.97%	6/13/2024	10/19/2029		14,347	14,322	14,422	0.03
Windsor Holdings III, LLC	(8)	SOFR + 2.75%	6.47%	3/21/2025	8/1/2030		13,236	13,169	13,284	0.03

								276,369	258,533	0.55
Transportation Infrastructure
Apple Bidco, LLC	(8)	SOFR + 2.50%	6.22%	2/21/2025	9/23/2031		496	488	499	0.00
Capstone Acquisition Holdings, Inc.	(4)(11)	SOFR + 4.50%	8.32%	8/29/2024	11/13/2029		94,929	94,545	94,929	0.20
Capstone Acquisition Holdings, Inc.	(4)(5)(11)	SOFR + 4.50%	8.32%	8/29/2024	11/13/2029		8,261	8,212	8,261	0.02
Enstructure, LLC	(4)(7)(9)	SOFR + 4.50%	8.24%	8/15/2025	8/15/2032		452,038	448,200	451,412	0.95
Frontline Road Safety, LLC	(4)(5)(7)(8)	SOFR + 4.75%	8.47% (incl. 2.00% PIK)	3/4/2025	3/4/2032		24,243	23,801	24,053	0.05
Frontline Road Safety, LLC	(4)(8)	SOFR + 4.75%	8.47% (incl. 2.00% PIK)	3/4/2025	3/4/2032		82,641	81,927	82,228	0.17

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
Frontline Road Safety, LLC	(4)(5)(8)	SOFR + 4.75%	8.47% (incl. 2.00% PIK)	5/15/2025	3/4/2032		$25,682	$ 25,564	$25,553	0.05%
Frontline Road Safety, LLC	(4)(8)	SOFR + 4.75%	8.47% (incl. 2.00% PIK)	12/31/2025	3/4/2032		15,213	15,061	15,137	0.03
Frontline Road Safety, LLC	(4)(5)(7)(8)	SOFR + 4.75%	8.47% (incl. 2.00% PIK)	9/26/2025	3/4/2032		11,348	11,293	11,202	0.02
Helix TS, LLC	(4)(10)	SOFR + 5.00%	8.67%	8/4/2021	8/4/2030		99,361	98,474	98,368	0.21
Helix TS, LLC	(4)(10)	SOFR + 5.00%	8.67%	8/4/2021	8/4/2030		117,282	116,306	116,109	0.24
Helix TS, LLC	(4)(10)	SOFR + 5.00%	8.67%	12/22/2023	8/4/2030		13,621	13,435	13,485	0.03
Helix TS, LLC	(4)(5)(10)	SOFR + 5.00%	8.67%	12/14/2022	8/4/2030		5,288	5,276	5,235	0.01
Helix TS, LLC	(4)(5)(7)(10)	SOFR + 5.00%	8.67%	10/21/2025	8/4/2030		66,103	65,296	65,083	0.14
Italian Motorway Holdings S.à r.l	(4)(6)(8)	E + 5.25%	7.38%	4/28/2022	4/28/2029	EUR	236,429	245,511	277,850	0.58
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	9.63%	4/19/2021	10/19/2027		70,775	70,333	68,298	0.14
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	9.65%	1/31/2022	10/19/2027		75,355	75,028	72,718	0.15
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	9.65%	4/19/2021	10/19/2027		54,074	54,031	52,182	0.11
Roadsafe Holdings, Inc.	(4)(5)(11)	P + 4.75%	11.50%	9/11/2024	10/19/2027		4,290	4,243	4,140	0.01
Safety Borrower Holdings, LP	(4)(11)	SOFR + 4.75%	8.47%	12/19/2025	12/19/2032		68,451	68,174	68,451	0.14
Safety Borrower Holdings, LP	(4)(5)(7)(11)	P + 3.75%	10.50%	9/1/2021	12/19/2032		333	291	267	0.00
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	9.42%	9/24/2021	9/24/2027		145,540	144,703	145,540	0.31
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	9.46%	9/19/2023	9/24/2027		62,560	62,021	62,560	0.13
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	9.54%	9/19/2023	9/24/2027		39,394	39,050	39,394	0.08
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	9.54%	9/24/2021	9/24/2027		45,165	44,920	45,165	0.09
Sam Holding Co, Inc.	(4)(7)(11)	SOFR + 5.50%	9.46%	9/5/2024	9/24/2027		47,637	47,254	47,637	0.10
Sam Holding Co, Inc.	(4)(5)(7)(11)	SOFR + 5.50%	9.29%	11/5/2025	9/24/2027		8,800	8,540	8,800	0.02
TRP Infrastructure Services, LLC	(4)(11)	SOFR + 5.50%	9.49%	7/9/2021	7/9/2027		70,737	70,379	70,560	0.15
TRP Infrastructure Services, LLC	(4)(7)(11)	SOFR + 5.50%	9.44%	12/2/2024	7/9/2027		41,612	41,385	41,502	0.09
TRP Infrastructure Services, LLC	(4)(5)(7)(11)	SOFR + 5.50%	9.53%	9/9/2025	7/9/2027		20,568	20,200	20,398	0.04

								2,003,941	2,037,016	4.26
Wireless Telecommunication Services
CCI Buyer, Inc.	(4)(7)(10)	SOFR + 5.00%	8.67%	5/13/2025	5/13/2032		115,602	114,490	114,957	0.24
CyrusOne Revolving Warehouse	(4)(5)(6)(7)(8)	SOFR + 2.95%	6.67%	7/12/2024	7/2/2027		161,381	160,839	161,381	0.34
SBA Senior Finance II, LLC	(6)(8)	SOFR + 1.75%	5.47%	6/16/2025	1/25/2031		2,782	2,788	2,796	0.01

								278,117	279,134	0.59

Total First Lien Debt - non-controlled/non-affiliated								73,554,269	73,049,201	153.28

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt - non-controlled/affiliated
Aerospace & Defense
Align Precision Group, LLC	(4)(5)(11)(16)	SOFR + 6.75%	10.42% PIK	7/3/2025	7/3/2030	$22,716	$22,717	$22,717	0.05%
Align Precision Group, LLC	(4)(5)(7)(11)(16)	SOFR + 6.75%	10.42% PIK	7/3/2025	7/3/2030	3,552	3,535	3,552	0.01

							26,252	26,269	0.06
Media
DMS Purchaser, LLC	(4)(5)(6)(14)(16)	SOFR + 7.50%	11.42% (incl. 6.50% PIK)	2/24/2025	2/28/2030	6,449	6,449	6,449	0.01

Total First Lien Debt - non-controlled/affiliated							32,701	32,718	0.07

First Lien Debt - controlled/affiliated
Chemicals
Pigments Services, Inc.	(4)(6)(14)(16)(17)	SOFR + 8.25%	12.07% PIK	4/14/2023	4/14/2029	26,214	15,191	0	0.00
Pigments Services, Inc.	(4)(6)(14)(16)(17)	SOFR + 8.25%	12.07% PIK	4/14/2023	4/14/2029	12,800	11,573	7,100	0.01

							26,764	7,100	0.01
Insurance
CFCo, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	0.00%	0.00%	9/11/2023	9/13/2038	86,098	12,571	0	0.00
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	10.00%	10.00% PIK	9/11/2023	9/12/2033	60,561	49,530	8,285	0.02

							62,101	8,285	0.02
Oil, Gas & Consumable Fuels
Pibb Member, LLC	(4)(5)(6)(8)(16)	6.41%	6.41%	11/22/2024	12/20/2049	2,150	2,150	2,193	0.00
Professional Services
Material Holdings, LLC	(4)(5)(10)(16)	SOFR + 6.00%	9.77% (incl. 2.25% PIK)	6/14/2024	8/19/2027	238,430	237,306	237,977	0.50
Material Holdings, LLC	(4)(5)(10)(16)(17)	SOFR + 6.00%	9.77% PIK	6/14/2024	8/19/2027	63,789	57,075	0	0.00
Material Holdings, LLC	(4)(5)(7)(10)(16)	SOFR + 6.00%	9.77% PIK	6/14/2024	8/19/2027	8,268	8,251	7,895	0.02

							302,632	245,872	0.52

Total First Lien Debt - controlled/affiliated							393,647	263,450	0.55

Total First Lien Debt							73,980,617	73,345,369	153.90

Second Lien Debt
Second Lien Debt - non-controlled/non-affiliated
Aerospace & Defense
Peraton Corp.	(10)	SOFR + 7.75%	11.67%	5/6/2021	2/1/2029	43,259	43,009	34,292	0.07
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 5.50%	9.22%	7/23/2025	7/31/2033	26,000	25,877	26,098	0.05

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt - non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
OMNIA Partners, LLC	(4)(8)	SOFR + 5.00%	8.86%	5/31/2024	5/31/2032		$165,000	$164,339	$ 165,000	0.35%
OMNIA Partners, LLC	(4)(8)	SOFR + 5.00%	8.86%	10/29/2025	5/31/2032		87,500	87,287	87,500	0.18

								277,503	278,598	0.58
Construction & Engineering
Thermostat Purchaser III, Inc.	(4)(10)	SOFR + 7.25%	11.22%	8/31/2021	8/31/2029		32,725	32,501	32,725	0.07
Health Care Providers & Services
Canadian Hospital Specialties, Ltd.	(4)(6)(8)	8.75%	8.75%	4/15/2021	4/15/2029	CAD	3,800	3,009	2,623	0.01
Hunter UK Bidco, Ltd.	(4)(6)(8)	S + 7.50%	11.47%	8/19/2021	8/19/2029	GBP	65,340	88,208	85,653	0.18
Inizio Group, Ltd.	(4)(6)(8)	SOFR + 7.25%	11.02%	12/31/2021	8/19/2029		15,000	14,822	14,363	0.03
Inizio Group, Ltd.	(4)(5)(6)(8)	SOFR + 7.25%	11.35%	3/31/2022	8/19/2029		10,000	9,877	9,575	0.02
Jayhawk Buyer, LLC	(4)(5)(11)	SOFR + 8.75%	12.69%	5/26/2021	7/16/2028		6,537	6,500	6,161	0.01

								122,416	118,375	0.25
Health Care Technology
Project Ruby Ultimate Parent Corp.	(4)(10)	SOFR + 5.25%	9.08%	10/15/2024	3/10/2029		100,934	100,569	100,682	0.21
Insurance
Alera Group, Inc.	(5)(9)	SOFR + 5.50%	9.22%	5/21/2025	5/30/2033		94,271	93,833	96,392	0.20
SQ ABS Issuer, LLC	(4)(6)(8)	9.65%	9.65%	10/11/2024	10/20/2039		11,620	11,481	11,562	0.02

								105,314	107,954	0.22
Interactive Media & Services
Speedster Bidco, GmbH	(4)(6)(8)	CA + 5.50%	7.76%	12/10/2024	2/13/2032	CAD	681,018	478,150	491,208	1.03
IT Services
Asurion, LLC	(8)	SOFR + 5.25%	9.08%	4/4/2025	1/31/2028		4,167	3,830	4,160	0.01
Dcert Buyer, Inc.	(8)	SOFR + 7.00%	10.72%	2/19/2021	2/19/2029		60,975	61,069	55,182	0.12
Inovalon Holdings, Inc.	(4)(10)	SOFR + 8.50%	12.60% PIK	4/11/2025	11/24/2033		145,532	143,913	141,166	0.30
Orion US Finco, Inc.	(6)(8)	SOFR + 5.50%	9.43%	10/10/2025	10/10/2033		6,000	5,940	6,060	0.01
OT Luxco 2 S.à r.l.	(4)(5)(6)(8)	E + 8.75%	10.85% PIK	10/10/2024	9/30/2029	EUR	23,637	25,661	27,361	0.06

								240,413	233,929	0.50
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 10.50%	14.58% PIK	9/1/2021	3/7/2030		51,275	50,854	40,636	0.09
Machinery
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	10.83%	11/19/2021	11/19/2029		24,677	24,550	24,677	0.05
Media
HMH Education, Inc.	(4)(9)	SOFR + 8.50%	12.22%	4/7/2022	4/8/2030		80,500	79,626	68,828	0.14

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt - non-controlled/non-affiliated (continued)
Pharmaceuticals
Rossini, S.à r.l.	(4)(5)(6)(8)	E + 7.00%	9.19% PIK	4/6/2025	3/30/2030	EUR	26,028	$ 29,573	$ 30,359	0.06%
Professional Services
CoreLogic, Inc.	(9)	SOFR + 6.50%	10.33%	6/4/2021	6/4/2029		$67,488	67,199	68,219	0.14
Kwor Acquisition, Inc.	(4)(5)(11)	SOFR + 8.00%	11.82% PIK	2/28/2025	2/28/2030		2,268	2,268	2,268	0.00
Sedgwick Claims Management Services, Inc.	(4)(8)	SOFR + 5.00%	8.82%	7/31/2024	7/31/2031		230,000	228,109	230,000	0.48
Thevelia US, LLC	(4)(6)(9)	SOFR + 5.00%	8.67%	6/17/2022	6/17/2032		182,046	178,992	182,046	0.38

								476,568	482,533	1.00
Real Estate Management & Development
Progress Residential PM Holdings, LLC	(4)(8)	SOFR + 4.75%	8.66%	9/11/2025	9/11/2028		101,340	100,432	100,327	0.21
Software
Boxer Parent Company, Inc.	(8)	SOFR + 5.75%	9.47%	7/30/2024	7/30/2032		58,594	58,113	56,639	0.12
CB Nike Holdco, LLC	(4)(11)	SOFR + 7.35%	11.17% PIK	11/25/2024	11/26/2029		230,177	226,627	227,875	0.48
Cloudera, Inc.	(9)	SOFR + 6.00%	9.82%	10/8/2021	10/8/2029		66,697	66,435	58,460	0.12
Delta Topco, Inc.	(8)	SOFR + 5.25%	9.09%	5/1/2024	12/1/2030		131,602	130,846	130,053	0.27
Denali Holdco, Ltd.	(4)(5)(6)(8)	9.80%	9.80% PIK	9/5/2025	9/5/2032	EUR	5,140	5,967	5,980	0.01
Denali Holdco, Ltd.	(4)(5)(6)(8)	11.20%	11.20% PIK	9/5/2025	9/5/2032	GBP	2,972	3,976	3,966	0.01
Flash Charm, Inc.	(8)	SOFR + 6.75%	10.75%	3/2/2021	3/2/2029		27,051	26,915	23,805	0.05
IGT Holding II, AB	(4)(6)(8)	SOFR + 6.15%	10.19% PIK	8/13/2024	8/29/2033		135,874	133,798	135,874	0.29
INK BC Bidco S.p.A.	(4)(6)(8)	E + 8.25%	10.33% PIK	7/17/2025	7/16/2033	EUR	14,283	16,250	16,533	0.03
INK BC Bidco S.p.A.	(4)(6)(8)	E + 8.25%	10.33% PIK	11/12/2025	7/17/2033	EUR	11,234	12,766	13,004	0.03
Kaseya, Inc.	(8)	SOFR + 5.00%	8.72%	3/20/2025	3/20/2033		125,000	123,986	122,656	0.26
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.50%	10.50% (incl. 6.50% PIK)	7/30/2021	7/30/2029		33,551	33,352	28,518	0.06
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 5.00%	8.67%	11/21/2024	11/21/2032		49,542	49,315	47,638	0.10
Proofpoint, Inc.	(4)(5)(8)	E +5.75%	7.77%	12/8/2025	12/8/2033	EUR	26,552	30,666	30,892	0.06
Proofpoint, Inc.	(4)(5)(8)	SOFR + 5.75%	9.52%	12/8/2025	12/8/2033		41,706	41,293	41,289	0.09
Solis Midco, SAS	(4)(5)(6)(8)	E + 7.75%	9.85% PIK	10/8/2025	10/8/2033	EUR	104	119	120	0.00
Teamsystem Holdco 3 SpA	(4)(5)(6)(8)	E + 5.75%	7.78%	7/7/2025	7/7/2033	EUR	41,546	48,237	48,337	0.10
Vision Solutions, Inc.	(10)	SOFR + 7.25%	11.35%	4/23/2021	4/23/2029		41,439	41,307	39,367	0.08

								1,049,968	1,031,006	2.16
Trading Companies & Distributors
BCPE Empire Holdings, Inc.	(4)(5)(11)	SOFR + 5.25%	9.07%	4/4/2025	12/31/2031		72,514	71,546	72,151	0.15

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt - non-controlled/non-affiliated (continued)
Trading Companies & Distributors (continued)
Icebox Holdco III, Inc.	(9)	SOFR + 6.50%	10.17%	12/22/2021	12/21/2029	$14,000	$ 13,890	$ 14,257	0.03%

							85,436	86,408	0.18

Total Second Lien Debt - non-controlled/non-affiliated							3,296,882	3,262,537	6.82

Total Second Lien Debt							3,296,882	3,262,537	6.82

Unsecured Debt
Unsecured Debt - non-controlled/non-affiliated
Biotechnology
AbbVie, Inc.	(6)(8)	4.80%	4.80%	9/10/2024	3/15/2029	1,000	1,023	1,025	0.00
Amgen, Inc.	(6)(8)	5.15%	5.15%	9/10/2024	3/2/2028	1,000	1,019	1,024	0.00
Biogen, Inc.	(5)(6)(8)	2.25%	2.25%	9/10/2024	5/1/2030	1,000	919	919	0.00
Gilead Sciences, Inc.	(5)(6)(8)	1.65%	1.65%	9/10/2024	10/1/2030	1,000	894	896	0.00
Regeneron Pharmaceuticals, Inc.	(5)(6)(8)	1.75%	1.75%	9/10/2024	9/15/2030	1,000	896	893	0.00

							4,751	4,757	0.00
Health Care Equipment & Supplies
Abbott Laboratories	(5)(6)(8)	1.40%	1.40%	9/10/2024	6/30/2030	1,000	906	895	0.00
Alcon Finance Corp.	(5)(6)(8)	2.60%	2.60%	9/10/2024	5/27/2030	1,000	934	931	0.00
Becton Dickinson & Co.	(6)(8)	5.08%	5.08%	9/10/2024	6/7/2029	1,000	1,026	1,028	0.00
Boston Scientific Corp.	(5)(6)(8)	2.65%	2.65%	9/10/2024	6/1/2030	1,000	941	942	0.00

							3,807	3,796	0.00
Health Care Technology
Healthcomp Holding Company, LLC	(4)(5)(8)	13.75%	13.75% PIK	11/8/2023	11/7/2031	24,303	23,892	22,480	0.05
IT Services
Evergreen Services Group PIK Holdco, LLC	(4)(5)(8)	12.75%	12.75% PIK	9/19/2025	4/5/2031	30,330	29,767	29,721	0.07
Evergreen Services Group PIK Holdco, LLC	(4)(5)(8)	12.75%	12.75% PIK	9/19/2025	4/5/2031	5,727	5,617	5,613	0.01

							35,384	35,334	0.08
Life Sciences Tools & Services
Thermo Fisher Scientific, Inc.	(6)(8)	5.00%	5.00%	9/10/2024	1/31/2029	1,000	1,027	1,030	0.00
Pharmaceuticals
Astrazeneca Finance, LLC	(6)(8)	4.85%	4.85%	9/10/2024	2/26/2029	1,000	1,024	1,027	0.00
Bristol-Myers Squibb, Co.	(6)(8)	4.90%	4.90%	9/10/2024	2/22/2029	1,000	1,025	1,029	0.00
Eli Lilly & Co.	(6)(8)	4.20%	4.20%	9/10/2024	8/14/2029	1,000	1,009	1,011	0.00
GlaxoSmithKline Capital PLC	(6)(8)	3.38%	3.38%	9/10/2024	6/1/2029	1,000	981	983	0.00
Johnson & Johnson	(6)(8)	4.80%	4.80%	9/10/2024	6/1/2029	1,000	1,032	1,033	0.00
Merck & Co, Inc.	(6)(8)	4.30%	4.30%	9/10/2024	5/17/2030	1,000	1,013	1,011	0.00
Novartis Capital Corp.	(5)(6)(8)	2.20%	2.20%	9/10/2024	8/14/2030	1,000	931	925	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Unsecured Debt - non-controlled/non-affiliated (continued)
Pharmaceuticals (continued)
Novo Nordisk Finance Netherlands, BV	(6)(8)	3.13%	3.13%	9/10/2024	1/21/2029	EUR	1,000	$1,114	$1,192	0.00%
Pfizer, Inc.	(5)(6)(8)	1.70%	1.70%	9/10/2024	5/28/2030		$1,000	910	907	0.00
Roche Holdings, Inc.	(6)(8)	4.20%	4.20%	9/10/2024	9/9/2029		1,000	1,007	1,007	0.00
Takeda Pharmaceutical Co, Ltd.	(6)(8)	2.05%	2.05%	9/10/2024	3/31/2030		1,000	916	914	0.00
Teva Pharmaceutical Finance Netherlands III, BV	(6)(8)	3.15%	3.15%	9/10/2024	10/1/2026		1,000	985	991	0.00

								11,947	12,030	0.00

Total Unsecured Debt - non-controlled/non-affiliated								80,808	79,427	0.13

Total Unsecured Debt								80,808	79,427	0.13

Structured Finance Obligations
Structured Finance Obligations - Debt Instruments - non-controlled/non-affiliated
Capital Markets
Lloyds Bank PLC	(4)(6)(8)	S + 5.25%	9.22%	12/10/2025	2/18/2035	GBP	22,000	29,449	29,655	0.06
Financial Services
1988 CLO 3, Ltd. - Class ER	(4)(6)(8)	SOFR + 6.25%	10.15%	10/7/2025	10/15/2040		2,000	2,000	2,015	0.00
522 Funding CLO 2020-6, Ltd. - Class ER	(4)(6)(8)	SOFR + 6.50%	11.08%	11/9/2021	10/23/2034		3,000	3,000	2,856	0.01
Allegro CLO VIII-S Ltd - Class E2	(4)(6)(8)	SOFR + 8.00%	12.32%	10/3/2024	10/15/2037		2,000	2,000	2,030	0.00
Allegro CLO XVIII Ltd - Class E2	(4)(6)(8)	SOFR + 7.50%	11.82%	10/30/2024	1/25/2038		2,225	2,225	2,228	0.00
Apidos CLO XXV - Class E1R3	(4)(6)(8)	SOFR + 5.35%	9.68%	12/17/2024	1/20/2037		4,000	4,000	4,010	0.01
ARES LI CLO Ltd - Class ER2	(4)(6)(8)	SOFR + 6.25%	10.57%	11/1/2024	10/15/2037		4,000	4,000	4,030	0.01
Ares Loan Funding VIII Ltd - Class E	(4)(6)(8)	SOFR + 5.25%	9.57%	12/19/2024	1/24/2038		3,000	3,000	3,009	0.01
Ares LVI CLO Ltd - Class ER2	(4)(6)(8)	SOFR + 5.35%	9.67%	12/27/2024	1/25/2038		9,000	9,000	9,004	0.02
Ares LX CLO Ltd - Class E	(4)(6)(8)	SOFR + 6.25%	10.84%	5/6/2021	7/18/2034		5,000	4,981	4,974	0.01
Bain Capital Credit CLO 2022-6 Ltd - Class ER	(4)(6)(8)	SOFR + 6.25%	10.58%	10/25/2024	1/22/2038		2,000	2,000	2,010	0.00
Bain Capital Credit CLO 2024-3 Ltd - Class E	(4)(6)(8)	SOFR + 6.25%	10.57%	5/16/2024	7/16/2037		2,500	2,500	2,512	0.01
Bain Capital Credit CLO 2022-1, Ltd - Class E	(4)(6)(8)	SOFR + 7.59%	11.92%	10/9/2025	10/18/2038		5,000	5,000	5,044	0.01
Balboa Bay Loan Funding 2021-2, Ltd. - Class E	(4)(6)(8)	SOFR + 6.60%	11.19%	10/20/2021	1/20/2035		7,000	6,952	6,902	0.01
Balboa Bay Loan Funding 2024-1 Ltd - Class E	(4)(6)(8)	SOFR + 6.25%	10.58%	5/17/2024	7/20/2037		2,300	2,300	2,326	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations - Debt Instruments - non-controlled/non-affiliated (continued)
Financial Services (continued)
Barings CLO Ltd 2018-II - Class ER	(4)(6)(8)	SOFR + 6.90%	11.22%	8/9/2024	7/15/2036	$4,000	$4,000	$3,999	0.01%
Barings CLO Ltd 2019-IV - Class ER	(4)(6)(8)	SOFR + 6.40%	10.72%	5/13/2024	7/15/2037	5,000	5,000	5,031	0.01
Barings CLO Ltd 2021-III - Class E	(4)(6)(8)	SOFR + 6.65%	11.24%	11/17/2021	1/18/2035	7,200	7,200	6,999	0.02
Barings CLO Ltd 2022-II - Class ER	(4)(6)(8)	SOFR + 6.90%	11.22%	7/2/2024	7/15/2039	5,000	5,000	4,966	0.01
Barings CLO Ltd 2023-IV - Class E	(4)(6)(8)	SOFR + 7.59%	11.92%	12/6/2023	1/20/2037	3,000	2,975	3,011	0.01
Benefit Street Partners CLO XXVI Ltd - Class ER	(4)(6)(8)	SOFR + 6.00%	10.33%	7/3/2024	7/20/2037	3,000	3,000	3,013	0.01
BlueMountain CLO XXIX Ltd - Class ER	(4)(6)(8)	SOFR + 6.86%	11.44%	7/15/2021	7/25/2034	2,750	2,703	2,691	0.01
Broad River Ltd 2020-1 - Class ER	(4)(6)(8)	SOFR + 6.50%	11.09%	5/17/2021	7/20/2034	7,000	6,960	7,028	0.02
Carlyle US CLO 2018-4, Ltd. - Class E1R	(4)(6)(8)	SOFR + 6.43%	10.75%	7/23/2024	10/17/2037	1,000	973	1,011	0.00
Carlyle US CLO 2018-4, Ltd. - Class E2R	(4)(6)(8)	SOFR + 7.86%	12.18%	7/23/2024	10/17/2037	5,000	5,022	5,120	0.01
Carlyle US CLO 2021-7, LTD. - Class ER	(4)(6)(8)	SOFR + 5.50%	9.82%	3/26/2025	4/15/2040	4,650	4,650	4,685	0.01
Carlyle US CLO 2022-4 Ltd - Class ER	(4)(6)(8)	SOFR + 6.75%	11.07%	7/12/2024	7/25/2036	4,000	4,000	4,019	0.01
Carlyle US CLO 2023-4, Ltd. - Class ER	(4)(6)(8)	SOFR + 5.40%	11.92%	10/20/2025	10/25/2038	6,500	6,500	6,527	0.01
Carlyle US CLO 2023-5 Ltd - Class E	(4)(6)(8)	SOFR + 7.90%	12.21%	11/10/2023	1/27/2036	7,000	6,884	7,030	0.02
Carlyle US CLO 2024-8 Ltd - Class E	(4)(6)(8)	SOFR + 5.50%	9.82%	11/22/2024	1/25/2037	4,000	4,000	4,055	0.01
Carlyle US CLO 2025-1, Ltd. - Class E	(4)(6)(8)	SOFR + 5.70%	10.02%	4/1/2025	4/25/2038	4,000	4,000	4,035	0.01
Carval CLO V-C, Ltd. - Class E	(4)(6)(8)	SOFR + 6.75%	11.33%	11/24/2021	10/15/2034	8,000	7,945	7,915	0.02
Carval CLO VI-C, Ltd. - Class E	(4)(6)(8)	SOFR + 7.33%	11.66%	4/22/2022	4/21/2034	8,750	8,689	8,798	0.02
Carval CLO VIII-C Ltd - Class E2R	(4)(6)(8)	SOFR + 7.60%	11.93%	9/13/2024	10/22/2037	2,000	2,000	2,017	0.00
Carval CLO X-C Ltd - Class E	(4)(6)(8)	SOFR + 6.15%	10.48%	6/13/2024	7/20/2037	3,000	3,000	3,041	0.01
CarVal CLO XI C Ltd - Class E	(4)(6)(8)	SOFR + 6.35%	10.68%	8/14/2024	10/20/2037	3,000	3,000	3,037	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations - Debt Instruments - non-controlled/non-affiliated (continued)
Financial Services (continued)
CBAM 2017-1 Ltd - Class ER2	(4)(6)(8)	SOFR + 6.93%	11.26%	11/5/2024	1/20/2038	$10,000	$9,816	$10,152	0.03%
CBAM 2018-8 Ltd - Class E1R	(4)(6)(8)	SOFR + 7.40%	11.72%	5/10/2024	7/15/2037	4,000	4,000	4,069	0.01
CBAM 2018-8 Ltd - Class E2R	(4)(6)(8)	SOFR + 6.37%	10.69%	5/10/2024	7/15/2037	1,000	966	1,009	0.00
Dryden 78 CLO Ltd - Class E1R	(4)(6)(8)	SOFR + 7.70%	12.02%	4/4/2024	4/17/2037	4,000	4,000	4,030	0.01
Dryden 78 CLO Ltd - Class E2R	(4)(6)(8)	SOFR + 6.63%	10.95%	4/4/2024	4/17/2037	1,000	980	995	0.00
Dryden 95 CLO, Ltd. - Class E	(4)(6)(8)	SOFR + 6.15%	10.62%	7/29/2021	8/20/2034	7,000	7,000	6,760	0.01
Eaton Vance CLO 2019-1 Ltd - Class ER2	(4)(6)(8)	SOFR + 6.40%	10.72%	5/9/2024	7/15/2037	5,000	5,000	4,962	0.01
Elmwood CLO 30 Ltd - Class F	(4)(6)(8)	SOFR + 7.25%	11.57%	5/22/2024	7/17/2037	4,500	4,502	4,415	0.01
Elmwood CLO XII, Ltd. - Class FR	(4)(6)(8)	SOFR + 8.75%	13.07%	11/18/2025	10/15/2037	5,000	4,686	4,739	0.01
Fort Washington CLO 2021-2, Ltd. - Class E	(4)(6)(8)	SOFR + 6.61%	11.20%	8/4/2021	10/20/2034	13,000	12,897	12,937	0.04
Galaxy 30 CLO Ltd - Class ER	(4)(6)(8)	SOFR + 5.90%	10.22%	12/9/2024	1/15/2038	5,000	5,000	4,917	0.01
Galaxy 32 CLO Ltd - Class E	(4)(6)(8)	SOFR + 7.33%	11.66%	9/22/2023	10/20/2036	2,140	2,122	2,157	0.00
Galaxy 35 CLO, Ltd. - Class E	(4)(6)(8)	SOFR + 5.00%	9.30%	3/11/2025	4/20/2038	6,001	6,001	5,991	0.01
Galaxy 36 CLO, Ltd. - Class E	(4)(6)(8)	SOFR + 4.90%	8.68%	10/27/2025	10/15/2038	6,500	6,500	6,519	0.01
Goldentree Loan Management US CLO 17, Ltd. - Class FR	(4)(6)(8)	SOFR + 8.00%	12.33%	6/27/2025	1/20/2039	2,500	2,455	2,434	0.01
GoldenTree Loan Management US CLO 23 Ltd - Class F	(4)(6)(8)	SOFR + 7.75%	12.08%	11/26/2024	1/20/2039	3,500	3,474	3,427	0.01
Goldentree Loan Management US CLO 26, Ltd. - Class F	(4)(6)(8)	SOFR + 7.83%	12.10%	7/9/2025	7/20/2038	3,000	2,971	2,965	0.01
Goldentree Loan Management US CLO 15, Ltd.	(4)(6)(8)	SOFR + 5.00%	8.86%	10/14/2025	10/20/2038	7,000	7,000	6,983	0.01
Halseypoint CLO 5, Ltd. - Class E	(4)(6)(8)	SOFR + 6.94%	11.51%	11/19/2021	1/30/2035	9,500	9,368	9,216	0.02
Halseypoint CLO 7, Ltd. - Class ER	(4)(6)(8)	SOFR + 6.59%	10.92%	6/6/2025	7/20/2038	6,900	6,834	6,845	0.01
Harvest US CLO 2025-1, Ltd. - Class E	(4)(6)(8)	SOFR + 5.35%	9.66%	8/13/2025	4/18/2038	3,000	3,016	2,984	0.01
HPS Loan Management 2024-20 Ltd - Class E	(4)(6)(8)	SOFR + 6.20%	10.52%	5/15/2024	7/25/2037	2,921	2,928	2,966	0.01
HPS Loan Management 2025-24 Ltd - Class E	(4)(6)(8)	SOFR + 4.65%	8.97%	3/11/2025	4/25/2038	4,000	4,000	3,946	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations - Debt Instruments - non-controlled/non-affiliated (continued)
Financial Services (continued)
Invesco CLO 2022-3 Ltd - Class ER	(4)(6)(8)	SOFR + 6.75%	11.08%	9/30/2024	10/22/2037	$3,500	$3,486	$3,451	0.01%
Jamestown CLO XV, Ltd. - Class ER	(4)(6)(8)	SOFR + 7.06%	11.38%	5/28/2024	7/15/2035	3,000	2,974	2,913	0.01
MidOcean Credit CLO XIII Ltd - Class E	(4)(6)(8)	SOFR + 7.80%	12.13%	11/16/2023	1/21/2037	9,500	9,179	9,532	0.02
MidOcean Credit CLO XIV Ltd - Class E2	(4)(6)(8)	SOFR + 7.40%	11.72%	2/15/2024	4/15/2037	3,500	3,500	3,530	0.01
MidOcean Credit CLO XI Ltd - Class ER2	(4)(6)(8)	SOFR + 6.00%	10.33%	11/25/2024	1/18/2036	2,000	2,000	1,970	0.00
Morgan Stanley Eaton Vance CLO 2023-19A Ltd - Class ER	(4)(6)(8)	SOFR + 6.10%	10.43%	10/16/2024	10/20/2037	2,200	2,200	2,149	0.00
Morgan Stanley Eaton Vance CLO 2023-19, Ltd. - Class ER	(4)(6)(8)	SOFR + 5.50%	9.82%	11/21/2025	7/15/2038	3,000	2,835	2,896	0.01
Neuberger Berman Loan Advisers CLO 30, Ltd. - Class ER2	(4)(6)(8)	SOFR + 5.15%	9.48%	12/23/2024	1/20/2039	3,500	3,500	3,525	0.01
New Mountain CLO 1 Ltd - Class ERR	(4)(6)(8)	SOFR + 5.25%	9.57%	2/7/2025	1/15/2038	2,000	2,000	1,977	0.00
Northwoods Capital XI-B Ltd - Class ER	(4)(6)(8)	SOFR + 7.35%	11.68%	7/3/2024	7/19/2037	3,412	3,360	3,374	0.01
Oaktree CLO 2019-3 Ltd - Class ER2	(4)(6)(8)	SOFR + 6.75%	11.08%	10/24/2024	1/20/2038	5,000	5,000	5,024	0.01
Oaktree CLO 2022-2, Ltd. - Class ER2	(4)(6)(8)	SOFR + 6.40%	10.72%	8/7/2025	10/15/2037	2,500	2,535	2,517	0.01
OCP CLO 2021-22, Ltd. - Class ER	(4)(6)(8)	SOFR + 5.75%	10.08%	10/18/2024	10/20/2037	2,000	2,000	2,013	0.00
OCP CLO 2020-18 Ltd - Class ER2	(4)(6)(8)	SOFR + 6.25%	10.58%	7/30/2024	7/20/2037	1,000	1,000	1,014	0.00
OCP CLO 2017-13 Ltd - Class ER2	(4)(6)(8)	SOFR + 5.90%	10.23%	11/5/2024	11/26/2037	5,000	5,000	5,019	0.01
Octagon 75, Ltd - Class E	(4)(6)(8)	SOFR + 4.95%	9.28%	1/31/2025	1/22/2038	3,000	3,000	2,955	0.01
Octagon Investment Partners 41, Ltd. - Class ER	(4)(6)(8)	SOFR + 7.13%	11.71%	9/24/2021	10/15/2033	2,500	2,492	2,338	0.00
Orion CLO 2024-4 LTD - Class E	(4)(6)(8)	SOFR + 6.00%	10.33%	10/25/2024	10/20/2037	5,000	5,000	5,100	0.01
Palmer Square CLO 2015-1, Ltd. - Class DR4	(4)(6)(8)	SOFR + 6.76%	10.98%	5/25/2021	5/21/2034	2,000	1,934	1,974	0.00
Palmer Square CLO 2023-3 Ltd - Class E	(4)(6)(8)	SOFR + 7.83%	12.16%	11/17/2023	1/20/2037	10,000	9,916	10,002	0.03
Parallel 2020-1 Ltd - Class DR	(4)(6)(8)	SOFR + 6.50%	11.09%	6/14/2021	7/20/2034	3,500	3,445	3,394	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations - Debt Instruments - non-controlled/non-affiliated (continued)
Financial Services (continued)
Park Avenue Institutional Advisers CLO Ltd 2022-1 - Class D	(4)(6)(8)	SOFR + 7.29%	11.62%	2/11/2022	4/20/2035	$6,000	$5,872	$5,943	0.01%
Pikes Peak CLO 10 - Class ER	(4)(6)(8)	SOFR + 5.90%	10.23%	11/22/2024	1/22/2038	5,000	5,000	5,006	0.01
Pikes Peak CLO 17 Ltd - Class E	(4)(6)(8)	SOFR + 5.75%	10.07%	11/1/2024	1/15/2038	4,000	4,000	4,038	0.01
Pikes Peak CLO 3 - Class ERR	(4)(6)(8)	SOFR + 6.61%	11.19%	8/13/2021	10/25/2034	3,000	3,009	2,977	0.01
Pikes Peak CLO 8 - Class ER	(4)(6)(8)	SOFR + 5.75%	10.08%	12/19/2024	1/20/2038	1,000	1,000	985	0.00
Pikes Peak CLO 15 2023, Ltd. - Class ER	(4)(6)(8)	SOFR + 5.75%	9.63%	10/10/2025	10/20/2038	5,000	5,000	5,008	0.01
Post CLO 2022-1, Ltd. - Class E	(4)(6)(8)	SOFR + 6.75%	11.08%	2/15/2022	4/20/2035	5,000	4,983	4,946	0.01
Post CLO 2024-1, Ltd. - Class E	(4)(6)(8)	SOFR + 6.80%	11.13%	2/6/2024	4/20/2037	2,500	2,500	2,523	0.01
Post CLO VII, Ltd. - Class E	(4)(6)(8)	SOFR + 5.40%	9.11%	10/30/2025	1/20/2039	4,000	4,000	4,026	0.01
PPM CLO 5, Ltd. - Class E	(4)(6)(8)	SOFR + 6.50%	11.09%	9/17/2021	10/18/2034	4,800	4,800	4,365	0.01
Rad CLO 14, Ltd. - Class E	(4)(6)(8)	SOFR + 6.50%	11.08%	11/2/2021	1/15/2035	6,750	6,750	6,573	0.01
Rad CLO 16 Ltd - Class ER	(4)(6)(8)	SOFR + 6.50%	10.82%	5/3/2024	7/15/2037	5,000	5,000	4,864	0.01
Rad CLO 17 Ltd - Class ER	(4)(6)(8)	SOFR + 6.25%	10.58%	11/5/2024	1/20/2038	5,000	5,000	5,025	0.01
Rad CLO 25 Ltd - Class E	(4)(6)(8)	SOFR + 6.00%	10.33%	5/16/2024	7/20/2037	3,000	3,000	2,973	0.01
Rad CLO 3 Ltd - Class E1R2	(4)(6)(8)	SOFR + 5.88%	10.20%	6/18/2024	7/15/2037	2,715	2,667	2,540	0.01
Rad CLO 3 Ltd - Class E2R2	(4)(6)(8)	SOFR + 7.00%	11.32%	6/18/2024	7/15/2037	2,715	2,715	2,703	0.01
Rad CLO 9 Ltd - Class ER	(4)(6)(8)	SOFR + 5.75%	10.07%	12/19/2024	1/15/2038	3,000	3,000	2,887	0.01
RAD CLO 27 Ltd - Class E	(4)(6)(8)	SOFR + 5.30%	9.62%	1/22/2025	1/15/2038	10,000	10,000	9,898	0.02
RAD CLO 30, Ltd. - Class D	(4)(6)(8)	SOFR + 5.10%	8.77%	8/14/2025	10/15/2038	3,000	3,000	2,973	0.01
Regatta IX Funding Ltd. - Class ER	(4)(6)(8)	SOFR + 6.83%	11.15%	4/10/2024	4/17/2037	3,820	3,898	3,845	0.01
Regatta XXI Funding Ltd - Class ER	(4)(6)(8)	SOFR + 6.25%	10.57%	11/5/2024	10/15/2037	4,000	4,000	4,050	0.01
Sagard-Halseypoint Clo 9, Ltd. - Class E	(4)(6)(8)	SOFR + 5.85%	10.15%	3/31/2025	4/20/2038	5,250	5,200	5,329	0.01
Sound Point CLO XXVII, Ltd. - Class ER	(4)(6)(8)	SOFR + 6.56%	11.14%	10/1/2021	10/25/2034	5,000	4,932	4,450	0.01
Symphony CLO 44 Ltd - Class E	(4)(6)(8)	SOFR + 6.15%	10.47%	5/20/2024	7/14/2037	2,500	2,500	2,529	0.01
Tikehau US CLO VII, Ltd. - Class E	(4)(6)(8)	SOFR + 5.50%	9.77%	8/13/2025	2/25/2038	3,000	3,016	2,962	0.01
Trinitas CLO XVI Ltd - Class E	(4)(6)(8)	SOFR + 7.00%	11.59%	6/14/2021	7/20/2034	5,000	4,853	4,862	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations - Debt Instruments - non-controlled/non-affiliated (continued)
Financial Services (continued)
Vibrant CLO IV-R Ltd - Class E	(4)(6)(8)	SOFR + 7.90%	12.23%	9/19/2024	10/20/2037		$1,000	$973	$1,008	0.00%
Vibrant CLO XIII, Ltd - Class ER	(4)(6)(8)	SOFR + 7.59%	11.91%	11/1/2024	1/15/2038		3,250	3,220	3,245	0.01
Voya CLO 2019-4, Ltd. - Class ER	(4)(6)(8)	SOFR + 6.71%	11.29%	12/14/2021	1/15/2035		8,250	8,136	8,208	0.02
Warwick Capital CLO 7, Ltd. - Class E	(4)(6)(8)	SOFR + 5.25%	9.20%	8/15/2025	10/21/2038		5,000	5,000	4,918	0.01
Wellington Management CLO 1, Ltd. - Class ER	(4)(6)(8)	SOFR + 5.50%	9.35%	10/17/2025	10/20/2038		3,000	3,000	2,956	0.01

								472,355	471,678	1.08

Total Structured Finance Obligations - Debt Instruments - non-controlled/non-affiliated								501,804	501,333	1.14

Structured Finance Obligations - Equity Instruments - non-controlled/non-affiliated
Financial Services
Aimco CLO 20, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.88%	11/7/2025	10/16/2038		5,659	5,121	4,788	0.01
Ballyrock CLO 20, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.55%	2/24/2025	10/15/2036		6,000	4,271	3,705	0.01
Ballyrock CLO 23, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.66%	6/26/2025	4/25/2038		5,000	3,388	3,098	0.01
Ballyrock CLO 27, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.08%	5/28/2025	10/25/2037		12,500	9,134	8,192	0.02
Barings CLO, Ltd. Tango - Units	(4)(6)(7)			11/21/2025	11/21/2026		475	475	475	0.00
Birch Grove CLO 11, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	6.84%	11/15/2024	1/22/2038		11,000	10,847	8,315	0.03
Carlyle Euro CLO 2022-5 DAC - Subordinated Notes	(4)(6)	Estimated Yield:	13.89%	5/16/2025	4/25/2037	EUR	3,736	2,355	2,369	0.00
Carlyle Global Market Strategies Euro CLO 2014-1 DAC - Subordinated Notes	(4)(6)	Estimated Yield:	12.62%	5/2/2025	4/15/2038	EUR	11,473	8,213	8,689	0.02
Carval CLO XIII-C Ltd - Units	(4)(6)(7)			7/22/2025	6/24/2027		3,844	3,844	3,844	0.01
CVC Cordatus Loan Fund XXXIV DAC - Subordinated Notes	(4)(6)	Estimated Yield:	10.55%	2/14/2025	4/20/2038	EUR	3,250	3,130	3,507	0.01
Elmwood CLO 14, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.15%	9/10/2025	4/20/2035		17,381	8,531	8,260	0.02
Elmwood CLO 18, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	5.63%	3/4/2025	7/17/2037		4,000	2,037	1,637	0.00
Elmwood CLO II, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	3.67%	11/21/2024	4/20/2034		8,650	5,577	3,747	0.01
Flatiron CLO 21, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.54%	5/5/2025	7/19/2034		3,000	1,923	1,679	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations - Equity Instruments - non-controlled/non-affiliated (continued)
Financial Services (continued)
Flatiron CLO 34, Ltd. - Units	(4)(6)(7)			10/23/2025	10/8/2026	$500	$500	$524	0.00%
Flatiron RR CLO 30, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.08%	3/24/2025	4/15/2038	7,000	5,725	5,694	0.01
Galaxy 34 CLO, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.35%	9/26/2024	10/20/2037	20,000	17,036	14,037	0.03
Galaxy 35 CLO, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.79%	3/11/2025	4/20/2038	17,490	15,755	14,082	0.03
Galaxy CLO Warehouse 2025-1, Ltd. - Units	(4)(6)(7)			7/11/2025	10/8/2026	12,061	12,061	12,811	0.03
HPS Freshwater Warehouse Parent, Ltd. - Units	(4)(6)(7)			8/8/2025	10/8/2026	5,610	5,610	6,171	0.01
HPS Loan Management 2025-24, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.01%	3/11/2025	4/25/2038	10,000	8,565	7,980	0.02
Kennedy Lewis CLO 7, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.72%	1/31/2025	4/22/2037	10,000	5,099	3,358	0.01
Kennedy Lewis CLO 15, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.05%	5/20/2025	7/20/2037	6,000	3,713	2,956	0.01
MidOcean Credit CLO XIX - Subordinated Notes	(4)(6)	Estimated Yield:	7.14%	6/24/2025	7/20/2036	9,000	6,878	6,729	0.01
MidOcean Credit CLO XV, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	8.61%	5/10/2024	7/21/2037	5,000	3,376	2,706	0.01
New Mountain CLO 6, Ltd. - Class M	(4)(6)			8/23/2024	10/15/2037	1,875	0	288	0.00
New Mountain CLO 6, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	7.75%	8/23/2024	10/15/2037	18,750	15,325	12,812	0.03
New Mountain CLO 7, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.34%	8/23/2024	3/31/2038	19,368	16,426	14,466	0.03
New Mountain CLO 8, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.26%	10/29/2025	10/20/2038	5,000	4,134	3,732	0.01
New Mountain CLO 8, Ltd. - Class M	(4)(6)			10/29/2025	10/20/2038	500	0	0	0.00
OCP CLO 2022-25, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.97%	9/11/2025	7/20/2037	10	5,552	5,570	0.01
OCP CLO 2020-8R, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.65%	11/3/2025	10/17/2038	11,360	3,891	3,911	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations - Equity Instruments - non-controlled/non-affiliated (continued)
Financial Services (continued)
Pikes Peak Bravo - Units	(4)(6)(7)			9/15/2025	9/5/2027	$1,406	$1,406	$1,426	0.00%
Pikes Peak CLO 10 - Subordinated Notes	(4)(6)	Estimated Yield:	10.60%	12/10/2024	1/22/2038	5,200	3,129	2,765	0.01
Rad CLO 25, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	7.27%	5/16/2024	7/20/2037	5,000	3,985	3,109	0.01
RAD CLO 26, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.57%	8/7/2024	10/20/2037	7,180	5,968	4,864	0.01
RAD CLO 27, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.55%	12/11/2024	1/15/2038	29,325	26,136	22,063	0.05
Regatta Kilo - Units	(4)(6)(7)			6/13/2025	12/27/2026	4,867	4,867	4,867	0.01
Regatta XXIX Funding, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.44%	7/28/2025	9/6/2037	7,500	6,089	5,205	0.01
Signal Peak CLO 11, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.99%	6/5/2024	7/18/2037	5,000	4,127	4,009	0.01
Signal Peak CLO 14, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.62%	12/20/2024	1/22/2038	26,000	19,877	19,445	0.04
Sixth Street CLO 27, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.32%	11/1/2024	1/17/2038	16,500	13,140	11,630	0.02
Sixth Street CLO XXI, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.12%	9/12/2024	10/21/2037	8,000	5,490	4,768	0.01
Sixth Street CLO XXII, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.78%	8/1/2025	4/22/2125	6,500	4,546	4,406	0.01
Vibrant CLO XVI, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.12%	7/26/2024	7/15/2036	12,000	8,175	7,406	0.02
Wellfleet CLO 2025-1, Ltd. - Units	(4)(6)(7)			4/8/2025	4/4/2027	8,220	8,220	8,904	0.02
Whitebox CLO V, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	7.13%	4/3/2025	7/20/2038	20,500	17,632	16,611	0.03

							331,279	301,610	0.67

Total Structured Finance Obligations - Equity Instruments - non-controlled/non-affiliated							331,279	301,610	0.67

Total Structured Finance Obligations - non-controlled/non-affiliated							833,083	802,943	1.81

Total Structured Finance Obligations							833,083	802,943	1.81

Equity and other
Equity and other - non-controlled/non-affiliated
Aerospace & Defense
Loar Holdings, Inc. - Common Equity	(6)			4/25/2024		252,279	3,495	17,155	0.04
Micross Topco, Inc. - Common Equity	(4)			3/28/2022		116	125	176	0.00

							3,620	17,331	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other - non-controlled/non-affiliated (continued)
Air Freight & Logistics
AGI Group Holdings, LP - Class A-2 Common Units	(4)			6/11/2021		1,674	$1,674	$2,806	0.01%
Mode Holdings, LP - Class A-2 Common Units	(4)			1/7/2021		1,076,923	1,077	323	0.00
Red Griffin ParentCo, LLC - Class A Common Units	(4)			11/27/2024		13,857	58,837	15,867	0.04

							61,588	18,996	0.05
Biotechnology
Axsome Therapeutics, Inc. - Common Stock	(6)			5/6/2025		12,303	1,318	2,247	0.00
Moderna, Inc. - Common Stock	(6)			9/12/2024		12,613	983	372	0.00

							2,301	2,619	0.00
Capital Markets
Resolute Investment Managers, Inc. - Common Equity				12/29/2023		48,476	1,211	132	0.00
Commercial Services & Supplies
Genstar Neptune Blocker, LLC - Blocker Note	(4)			12/2/2024		159,782	160	160	0.00
Genstar Neptune Blocker, LLC - Blocker Units	(4)			12/2/2024		3,982	6,280	7,365	0.03
Genstar Neptune Blocker, LLC - Class Z Units	(4)			12/2/2024		1,041	1,482	1,758	0.00
GTCR Investors, LP - Class A-1 Common Units	(4)			9/29/2023		893,584	894	1,226	0.00
GTCR/Jupiter Blocker, LLC - Blocker Note	(4)			12/2/2024		115,036	115	115	0.00
GTCR/Jupiter Blocker, LLC - Class Z Units	(4)			12/2/2024		749	1,067	1,266	0.00
Jupiter Ultimate Holdings, LLC - Class A Common Units	(4)			11/8/2024		3	2	2	0.00
Jupiter Ultimate Holdings, LLC - Class B Common Units	(4)			11/8/2024		5,082	3,981	4,153	0.02
Jupiter Ultimate Holdings, LLC - Class C Common Units	(4)			11/8/2024		5,084,731	4,037	5,288	0.02
RC VI Buckeye Holdings, LLC - LLC Units	(4)			1/2/2025		6,589,068	6,589	7,643	0.02

							24,607	28,976	0.09

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other - non-controlled/non-affiliated (continued)
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class A Units	(4)			12/10/2021		3	$3,308	$0	0.00%
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class C Preferred Units	(4)			7/12/2023		1	390	0	0.00

							3,698	0	0.00
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interest	(4)		11.50%	8/3/2021		29,194,330	28,735	36,496	0.09
DTA, LP - Class A Common Units	(4)			3/25/2024		3,028,272	3,284	4,891	0.01

							32,019	41,387	0.10
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Common Units	(4)			10/1/2021		12,870	10,915	14,027	0.03
Point Broadband Holdings, LLC - Class B Common Units	(4)			10/1/2021		685,760	1,955	2,222	0.00
Point Broadband Holdings, LLC - Class Additional A Common Units	(4)			3/24/2022		2,766	2,346	3,015	0.01
Point Broadband Holdings, LLC - Class Additional B Common Units	(4)			3/24/2022		147,380	420	478	0.00

							15,636	19,742	0.04
Electrical Equipment
Griffon Aggregator, Ltd. - LP Interest	(4)			7/31/2025		3,272,887	3,273	3,535	0.01
Electronic Equipment, Instruments & Components
NSI Parent, LP - Class A Common Units	(4)			12/23/2024		3,272,884	2,634	2,978	0.01
Spectrum Safety Solutions Purchaser, LLC - Common Equity	(4)(6)			7/1/2024		22,774,695	22,775	26,646	0.06

							25,409	29,624	0.07
Financial Services
Muzinich Enhanced Loan Origination Fund I, LP - LP Interest	(4)(6)(7)(21)			12/8/2025		12,748,800	14,825	14,939	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other - non-controlled/non-affiliated (continued)
Financial Services (continued)
THL Fund IX Investors (Plymouth II), LP - LP Interest	(4)			8/31/2023		530,344	$530	$973	0.00%

							15,355	15,912	0.03
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units	(4)			9/10/2021		4,853	4,853	2,184	0.00
Health Care Providers & Services
AVE Holdings I Corp. - Series A-1 Preferred Shares	(4)		11.50%	2/25/2022		12,237,213	11,870	7,465	0.02
CD&R Artemis Holdco 2, Limited - Preferred Shares	(4)(6)		10.00%	8/19/2021		33,000,000	43,662	62,315	0.13
CD&R Ulysses Equity Holdings, LP - Common Shares	(4)(6)			8/19/2021		5,317,524	5,438	3,669	0.01
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			5/26/2021		12,472	2,220	302	0.00
Jayhawk Holdings, LP - Class A-2 Common Units	(4)			5/26/2021		6,716	1,195	162	0.00
Maia Aggregator, LP - Class A Units	(4)			2/1/2022		19,700,000	19,700	18,321	0.04
NC Eve, LP - LP Interest	(4)(6)			2/22/2022		2,500,000	3,398	0	0.00
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		10,966,377	0	0	0.00

							87,483	92,234	0.20
Health Care Technology
Azalea Parent Corp. - Series A-1 Preferred Shares	(4)		12.75% PIK	4/30/2024		91,500	89,213	116,297	0.24
Caerus Midco 2 S.à r.l. - Additional Vehicle Units	(4)(6)			10/28/2022		988,290	988	109	0.00
Caerus Midco 2 S.à r.l. - Vehicle Units	(4)(6)			5/25/2022		4,941,452	4,941	4,596	0.01
Healthcomp Holding Company, LLC - Preferred Interest	(4)		6.00%	11/8/2023		18,035	1,804	487	0.00

							96,946	121,489	0.25
Insurance
Beacon HC, Ltd. - Class A Shares	(4)(6)			12/4/2025		750	47	47	0.00
Beacon HC, Ltd. - Class C Shares	(4)(6)			12/4/2025		42	3	3	0.00
SelectQuote, Inc. - Warrants	(4)(6)			10/11/2024		2,204,746	0	265	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other - non-controlled/non-affiliated (continued)
Insurance (contibued)
Shelf Holdco, Ltd. - Common Equity	(4)(6)			12/30/2022		1,300,000	$1,300	$4,940	0.01%

							1,350	5,255	0.01
IT Services
NC Ocala Co-Invest Beta, LP - LP Interest	(4)			11/12/2021		25,687,196	25,687	28,513	0.06
Life Sciences Tools & Services
Falcon Top Parent, LLC - Class A Common Units	(4)			11/6/2024		4,440,995	4,441	4,441	0.01
Pharmaceuticals
Elanco Animal Health, Inc. - Royalty Equity	(4)(6)			5/5/2025		75,000,000	72,177	79,547	0.17
Professional Services
Kwor Intermediate I, Inc. - Class A Common Shares	(4)			2/28/2025		1,289	1,175	703	0.00
Kwor Intermediate I, Inc. - Preferred Equity	(4)			2/28/2025		1,378	1,378	1,520	0.00
OHCP V TC COI, LP - LP Interest	(4)			6/29/2021		6,500,000	6,503	16,055	0.03
Tricor Horizon - LP Interest	(4)(6)			6/13/2022		14,886,548	14,887	14,589	0.03
Trinity Air Consultants Holdings Corp. - Common Units	(4)			6/12/2024		4,797	5	12	0.00
Victors CCC Topco, LP - Common Equity	(4)			6/1/2022		9,600,000	9,600	18,144	0.04

							33,548	51,023	0.10
Real Estate Management & Development
Community Management Holdings Parent, LP - Series A Preferred Units	(4)		8.00%	11/1/2024		1,783,823	1,784	1,962	0.00
Software
AI Titan Group Holdings, LP - Class A-2 Common Units	(4)			8/28/2024		1,103	1,103	1,250	0.00
Connatix Parent, LLC - Class L Common Units	(4)			7/14/2021		126,136	1,388	581	0.00
Descartes Holdings, Inc. - Class A Common Stock	(4)			10/9/2023		93,758	4,060	0	0.00
Expedition Holdco, LLC - Common Units	(4)			2/24/2022		810,810	810	646	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other - non-controlled/non-affiliated (continued)
Software (contibued)
Knockout Intermediate Holdings I, Inc. - Perpetual Preferred Stock	(4)	SOFR + 10.75%	14.35%	6/23/2022		26,899	$26,226	$43,172	0.09%
Mandolin Technology Holdings, Inc. - Series A Preferred Shares	(4)		10.50%	7/30/2021		31,950,000	30,992	37,098	0.08
Mimecast Limited - LP Interest	(4)			5/3/2022		75,088,584	75,089	82,597	0.17
Noble Aggregator GP, LLC - GP Units	(4)			10/14/2025		1,732	0	0	0.00
Noble Aggregator, LP - Common Equity Class A Units	(4)			10/14/2025		1,732	1,732	1,789	0.00
TPG IX Newark CI, LP - LP Interest	(4)			10/26/2023		3,891,673	3,892	3,892	0.01
TravelPerk, Inc. - Warrants	(4)(6)			5/2/2024		244,818	2,101	6,551	0.01
Zoro - Common Equity	(4)			11/22/2022		1,195,880	11,959	14,829	0.03
Zoro - Series A Preferred Shares	(4)	SOFR + 9.50%	13.17%	11/22/2022		14,717	14,202	22,002	0.05

							173,554	214,407	0.44
Transportation Infrastructure
Enstructure, LLC - Series A-1 Units	(4)			9/27/2022		6,948,125	2,153	3,960	0.01
Enstructure, LLC - Preferred Equity	(4)	SOFR + 7.00%	10.67% PIK	8/15/2025		1,387,451	1,368	1,377	0.00
Ncp Helix Holdings, LLC -Preferred Shares	(4)		8.00%	8/3/2021		1,128,694	877	1,500	0.00

							4,398	6,837	0.01

Total Equity and other - non-controlled/non-affiliated							694,938	786,146	1.68

Equity and other - non-controlled/affiliated
Aerospace & Defense
Align Precision Group, LLC - Class A-3 Units	(4)(16)			7/3/2025		11,137	996	4,018	0.01
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)(6)(16)			11/1/2021		265,556	558	1,218	0.00
Media
DMS Topco, LLC - Class A Common Units	(4)(6)(16)			3/11/2025		133,433	5,432	4,844	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other - non-controlled/affiliated (contibued)
Oil, Gas & Consumable Fuels
Port Arthur LNG Phase II Intermediate Company, LLC - Class B Units	(4)(7)(16)		7.60% PIK	9/22/2025		69,729,468	$1,079,477	$1,079,456	2.27%

Total Equity and other - non-controlled/affiliated							1,086,463	1,089,536	2.29

Equity and other - controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments Holdings, LP - LP Interest	(4)(6)(16)			4/14/2023		3,943	0	0	0.00
Financial Services
Blackstone Private Real Estate Credit and Income Fund - Common Shares	(4)(6)(16)(21)			6/1/2025		16,525,117	422,500	430,975	0.91
Specialty Lending Company, LLC - LLC Interest	(4)(6)(16)			10/19/2021		371,979,000	371,979	381,241	0.80

							794,479	812,216	1.71
Insurance
CFCo, LLC (Benefytt Technologies, Inc.) - Class B Units	(4)(16)			9/28/2023		134,166,603	0	0	0.00
Oil, Gas & Consumable Fuels
Pibb Member Holdings, LLC - LP Interest	(4)(6)(16)			11/22/2024		225,000,000	214,844	227,678	0.48
Professional Services
Material+ Holding Company, LLC - Class C Units	(4)(16)			6/14/2024		63,589	0	0	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)(6)(16)			1/7/2021		1,500,000	1,421	1,681	0.00

Total Equity and other - controlled/affiliated (excluding Investments in Joint Ventures)							1,010,744	1,041,575	2.19

Total Equity and other							2,792,145	2,917,257	6.16

Investments in Joint Ventures
BCRED Emerald JV LP - LP Interest	(6)(16)			1/19/2022			1,815,000	1,678,745	3.53
BCRED Verdelite JV LP - LP Interest	(6)(16)			10/21/2022			117,706	113,068	0.25

Total Investments in Joint Ventures							1,932,706	1,791,813	3.78

Total Investments - non-controlled/non-affiliated							78,459,980	77,980,254	163.72
Total Investments - non-controlled/affiliated							1,119,164	1,122,254	2.36
Total Investments - controlled/affiliated (excluding Investments in Joint Ventures)							1,404,391	1,305,025	2.74
Total Investments - Investments in Joint Ventures							1,932,706	1,791,813	3.78

Total Investment Portfolio							82,916,241	82,199,346	172.60

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Cash and Cash Equivalents
BlackRock Select Treasury Based Liquidity Fund			3.61%				$28,155	$28,155	0.06%
Dreyfus Treasury Obligations Cash Management			3.54%				16,594	16,594	0.03
Fidelity Investments Money Market Treasury Portfolio - Class I			3.66%				67,858	67,858	0.14
State Street Institutional U.S. Government Money Market Fund - Investor Class			3.66%				185	185	0.00
State Street Institutional U.S. Government Money Market Fund - Premier Class			3.74%				305,986	305,986	0.64
Other Cash and Cash Equivalents							1,929,933	1,929,933	4.05

Total Cash and Cash Equivalents							2,348,711	2,348,711	4.92

Total Portfolio Investments, Cash and Cash Equivalents							$85,264,952	$84,548,057	177.52%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Condensed Consolidated Schedule of Investments) are denominated in U.S. Dollars. As of December 31, 2025, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments and structured finance obligations, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), Canadian Overnight Repo Rate Average (“CORRA” or “CA”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2025. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities, CLOs and short-term borrowings and are not available to satisfy the creditors of the Company.

(6)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70.0% of the Company’s total assets. As of December 31, 2025, non-qualifying assets represented 24.3% of total assets as calculated in accordance with regulatory requirements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Abacus Holdco 2, Oy	Delayed Draw Term Loan	10/14/2027	$181	$—
Accordion Partners, LLC	Revolver	11/15/2031	9,612	(48)
Accordion Partners, LLC	Delayed Draw Term Loan	12/17/2027	45,312	(113)
Accuity Delivery Systems, LLC	Revolver	5/29/2031	29,497	(147)
Accuity Delivery Systems, LLC	Delayed Draw Term Loan	5/29/2026	88,690	(443)
ACI Group Holdings, Inc.	Revolver	8/2/2027	215	—
Acumatica Holdings, Inc.	Revolver	7/28/2032	10,565	(106)
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	3,344	—
AI Altius US Bidco, Inc.	Delayed Draw Term Loan	5/21/2026	39,500	—
AI Titan Parent, Inc.	Delayed Draw Term Loan	9/30/2026	17,093	—
AI Titan Parent, Inc.	Revolver	8/29/2031	13,784	(138)
Align Precision Group, LLC	Delayed Draw Term Loan	4/3/2030	1,451	—
Allium Buyer, LLC	Revolver	5/2/2029	249	(7)
Alpine Intel Intermediate 2, LLC	Delayed Draw Term Loan	12/20/2026	39,281	—
American Restoration Holdings, LLC	Revolver	7/24/2030	3,569	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	2/19/2027	30,945	—
Amerilife Holdings, LLC	Revolver	8/31/2028	57,772	—
Amerilife Holdings, LLC	Delayed Draw Term Loan	6/17/2026	5,009	—
Amerilife Holdings, LLC	Delayed Draw Term Loan	2/28/2027	41,321	(103)
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	—
Ampirical Solutions, LLC	Delayed Draw Term Loan	9/30/2027	43,992	(220)
Ampirical Solutions, LLC	Revolver	9/30/2032	11,731	(117)
Analytic Partners, LP	Revolver	4/4/2030	4,891	—
Anaplan, Inc.	Revolver	6/21/2028	47,983	(960)
Animal Wellness Investments S.p.A	Term Loan	1/15/2033	78,090	—
Animal Wellness Investments S.p.A	Delayed Draw Term Loan	1/15/2029	12,595	—
Anthracite Buyer Inc	Revolver	12/3/2032	19,960	(100)
Apex Companies, LLC	Delayed Draw Term Loan	8/28/2026	1,030	—
Apex Companies, LLC	Delayed Draw Term Loan	10/24/2027	28,233	(141)
Aptean, Inc.	Revolver	1/29/2031	3,354	—
Aptean, Inc.	Delayed Draw Term Loan	2/14/2027	9,045	—
Armada Parent, Inc.	Revolver	10/29/2030	27,000	—
Arnhem BidCo, GmbH	Delayed Draw Term Loan	10/1/2027	42,221	—
Articulate Global, LLC	Revolver	10/24/2032	5,997	(30)
Aryeh Bidco Investment, Ltd.	Term Loan	1/14/2033	30,784	—
Aryeh Bidco Investment, Ltd.	Delayed Draw Term Loan	1/14/2028	5,731	—
Aryeh Bidco Investment, Ltd.	Revolver	1/14/2033	4,094	—
Ascend Buyer, LLC	Revolver	9/30/2028	7,443	—
Astra Service Partners, LLC	Delayed Draw Term Loan	11/26/2027	54,081	—
Atlas CC Acquisition Corp.	Revolver	5/25/2029	5,432	—
Atlas CC Acquisition Corp.	Letter of Credit	5/25/2029	14,403	(324)
Atlas Securitized Products Funding 2, LP	Revolver	4/10/2026	3,310	—
AuditBoard, Inc.	Revolver	7/12/2031	15,377	—
Axsome Therapeutics, Inc.	Delayed Draw Term Loan	5/31/2027	45,195	—
Axsome Therapeutics, Inc.	Delayed Draw Term Loan	5/31/2026	45,195	—
Azurite Intermediate Holdings, Inc.	Revolver	3/19/2031	6,840	(28)
Baker Tilly Advisory Group, LP	Delayed Draw Term Loan	6/3/2027	95,459	(955)
Baker Tilly Advisory Group, LP	Revolver	6/3/2030	74,077	—
Bamboo US BidCo, LLC	Delayed Draw Term Loan	11/20/2026	2,154	—
Bamboo US BidCo, LLC	Revolver	9/29/2029	6,470	—
Banyan Software Holdings, LLC	Revolver	1/2/2031	5,799	(14)
Banyan Software Holdings, LLC	Delayed Draw Term Loan	10/8/2027	58,607	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Barings CLO, Ltd. Tango	Structured Finance Obligations - Equity Instruments	11/21/2026	$3,525	$—
Bayshore Intermediate #2, LP	Revolver	10/1/2027	20,406	—
Bazaarvoice, Inc.	Revolver	5/7/2029	60,787	—
Beacon Dc, Ltd.	Delayed Draw Term Loan	12/4/2027	1,000	—
Beacon Dc, Ltd.	Revolver	12/4/2032	680	—
Bimini Group Purchaser, Inc.	Revolver	4/26/2031	29,847	—
Bimini Group Purchaser, Inc.	Revolver	4/7/2027	18,750	(2,073)
BioCryst Pharmaceuticals, Inc.	Term Loan	1/23/2031	107,996	—
Biotouch Global Solutions, Inc.	Delayed Draw Term Loan	8/27/2027	29,503	(221)
Biotouch Global Solutions, Inc.	Revolver	8/27/2032	8,851	(133)
Blue Sky Buyer, LLC	Term Loan	2/28/2033	207,767	—
Blue Sky Buyer, LLC	Revolver	2/28/2033	35,415	—
Bluefin Holding, LLC	Revolver	9/12/2029	7,533	—
Brave Parent Holdings, Inc.	Revolver	11/28/2030	26,868	—
Brave Parent Holdings, Inc.	Delayed Draw Term Loan	10/17/2026	262,936	—
Brilliance Technologies, Inc.	Revolver	3/11/2032	52,952	—
Brilliance Technologies, Inc.	Delayed Draw Term Loan	9/11/2027	109,294	(68)
Businessolver.com, Inc.	Delayed Draw Term Loan	12/3/2027	28,315	(71)
Businessolver.com, Inc.	Revolver	12/3/2032	12,611	(63)
Caerus US 1, Inc.	Revolver	5/25/2029	14,398	—
Cambium Learning Group, Inc.	Revolver	7/20/2027	101,715	—
Cambrex Corp.	Revolver	3/5/2032	14,156	—
Cambrex Corp.	Delayed Draw Term Loan	3/5/2027	17,158	(86)
Cambrex Corp.	Delayed Draw Term Loan	3/24/2026	39,942	—
Canadian Hospital Specialties, Ltd.	Revolver	4/15/2027	2,399	—
Carr Riggs & Ingram Capital, LLC	Revolver	11/18/2031	10,323	(52)
Carr Riggs & Ingram Capital, LLC	Delayed Draw Term Loan	11/18/2026	16,507	—
Carval CLO XIII-C Ltd	Structured Finance Obligations - Equity Instruments	10/8/2028	5,531	—
Castle Management Borrower, LLC	Revolver	11/3/2029	4,167	—
Castle Management Borrower, LLC	Delayed Draw Term Loan	12/9/2027	20,234	—
CCI Buyer, Inc.	Revolver	5/13/2032	6,767	(68)
CEP V Investment 11 S.à r.l.	Delayed Draw Term Loan	9/1/2026	43,967	(499)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
CFS Brands, LLC	Revolver	10/2/2029	14,401	—
Channelside AcquisitionCo, Inc.	Revolver	3/31/2028	17,194	—
Charger Debt Merger Sub, LLC	Delayed Draw Term Loan	5/9/2027	30,287	(76)
Charger Debt Merger Sub, LLC	Revolver	5/31/2030	5,300	—
Charger Debt Merger Sub, LLC	Delayed Draw Term Loan	5/31/2026	5,300	—
Chartwell Cumming Holding, Corp.	Revolver	11/16/2029	44,716	—
Cielo Bidco, Ltd.	Delayed Draw Term Loan	3/31/2030	653	—
Cielo Bidco, Ltd.	Delayed Draw Term Loan	3/31/2030	30	—
Cisive Holdings Corp.	Revolver	12/7/2029	4,445	(89)
Clearview Buyer, Inc.	Revolver	2/26/2029	11,857	—
CohnReznick Advisory, LLC	Delayed Draw Term Loan	3/31/2027	2,488	—
Commander Buyer, Inc.	Delayed Draw Term Loan	6/26/2027	44,138	(221)
Commander Buyer, Inc.	Revolver	6/26/2032	29,425	(294)
Community Management Holdings Midco 2, LLC	Revolver	11/1/2031	5,547	—
Community Management Holdings Midco 2, LLC	Delayed Draw Term Loan	7/8/2027	26,042	—
Compsych Investments Corp.	Delayed Draw Term Loan	7/22/2027	20,230	(885)
Connatix Buyer, Inc.	Revolver	7/14/2027	9,125	—
Connatix Buyer, Inc.	Delayed Draw Term Loan	4/9/2026	2,344	—
Consor Intermediate II, LLC	Delayed Draw Term Loan	5/10/2026	26,219	—
Consor Intermediate II, LLC	Revolver	5/10/2031	9,480	—
Continental Buyer, Inc.	Revolver	4/2/2031	4,282	—
Continental Buyer, Inc.	Revolver	4/2/2031	6,862	(34)
Continental Buyer, Inc.	Revolver	4/2/2031	3,283	(16)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Continental Buyer, Inc.	Delayed Draw Term Loan	4/21/2028	$6,567	$(16)
Coupa Software, Inc.	Delayed Draw Term Loan	6/3/2027	164	—
Coupa Software, Inc.	Revolver	2/27/2029	126	(1)
CRC Insurance Group, LLC	Revolver	5/6/2029	19,894	(105)
CRCI Longhorn Holdings, Inc.	Revolver	8/27/2031	11,110	(91)
CRCI Longhorn Holdings, Inc.	Delayed Draw Term Loan	8/27/2026	16,678	—
Creek Parent, Inc.	Revolver	12/18/2031	19,175	(336)
Crewline Buyer, Inc.	Revolver	11/8/2030	12,745	—
Crumbl Enterprises, LLC	Revolver	4/30/2032	6,881	(34)
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/30/2026	11,130	—
CT Technologies Intermediate Holdings, Inc.	Revolver	8/30/2031	34,417	(344)
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/30/2026	10,132	—
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	7/10/2027	504	—
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/5/2027	10,080	—
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/5/2027	6,774	—
CyrusOne Revolving Warehouse	Revolver	7/2/2027	106,619	—
Databricks, Inc.	Delayed Draw Term Loan	1/5/2028	235,000	—
DCG Acquisition Corp.	Revolver	6/13/2031	36,470	(365)
DCG Acquisition Corp.	Delayed Draw Term Loan	6/13/2026	10,587	—
Denali Bidco, Ltd.	Delayed Draw Term Loan	9/5/2027	300	(3)
Denali Intermediate Holdings, Inc.	Revolver	8/26/2032	4,972	(50)
Denali TopCo, LLC	Delayed Draw Term Loan	8/26/2028	27,099	(135)
Denali TopCo, LLC	Revolver	8/26/2032	13,007	(65)
Diligent Corp.	Delayed Draw Term Loan	4/30/2026	50,000	(250)
Diligent Corp.	Revolver	8/2/2030	25,500	—
Discovery Education, Inc.	Revolver	4/9/2029	17,513	—
Divisions Holding Corp.	Revolver	4/17/2032	8,086	(81)
DM Intermediate Parent, LLC	Revolver	9/30/2030	28,484	—
DM Intermediate Parent, LLC	Delayed Draw Term Loan	9/30/2026	18,336	—
DM Intermediate Parent, LLC	Delayed Draw Term Loan	12/19/2027	77,717	(389)
Doit International, Ltd.	Delayed Draw Term Loan	11/25/2026	66,711	(500)
Doit International, Ltd.	Revolver	11/26/2029	33,356	—
Dropbox, Inc.	Delayed Draw Term Loan	12/10/2026	417,495	(2,087)
Dropbox, Inc.	Delayed Draw Term Loan	3/15/2026	455,182	(426)
DTA Intermediate II, Ltd.	Revolver	3/27/2030	12,961	—
DTI Holdco, Inc.	Revolver	1/25/2029	16,000	(1,517)
Duro Dyne National Corp.	Delayed Draw Term Loan	11/15/2026	34,499	(172)
Duro Dyne National Corp.	Revolver	11/15/2031	34,499	—
Dwyer Instruments, LLC	Revolver	7/20/2029	4,668	—
Eagan Parent, Inc.	Delayed Draw Term Loan	9/8/2027	5,311	—
Eagan Parent, Inc.	Revolver	9/8/2032	2,833	(14)
East River Bidco, GmbH	Delayed Draw Term Loan	3/26/2028	31	—
Eden Acquisitionco, Ltd.	Delayed Draw Term Loan	11/17/2026	2,146	(29)
Edison Bidco, AS	Delayed Draw Term Loan	12/5/2026	679	—
Electro Switch Business Trust, LLC	Revolver	9/2/2032	23,430	(234)
ELK Bidco, Inc.	Revolver	6/13/2032	13,471	(67)
ELK Bidco, Inc.	Delayed Draw Term Loan	12/13/2027	14,968	(37)
EMB Purchaser, Inc.	Delayed Draw Term Loan	3/13/2028	37,202	—
EMB Purchaser, Inc.	Revolver	3/12/2032	18,308	(183)
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2027	12,036	—
Endeavor Schools Holdings, LLC	Delayed Draw Term Loan	1/3/2027	20,926	—
Enstructure, LLC	Delayed Draw Term Loan	6/10/2026	83,228	(624)
ENV Bidco, AB	Delayed Draw Term Loan	7/29/2026	31,618	(403)
eResearchTechnology, Inc.	Delayed Draw Term Loan	1/17/2027	135,205	—
eResearchTechnology, Inc.	Revolver	10/17/2031	78,568	(786)
Essential Services Holding Corp.	Delayed Draw Term Loan	6/17/2026	14,519	(73)
Essential Services Holding Corp.	Revolver	6/17/2030	5,434	—
Everbridge Holdings, LLC	Delayed Draw Term Loan	7/2/2026	5,292	—
Everbridge Holdings, LLC	Revolver	7/2/2031	3,481	—
Excelitas Technologies Corp.	Revolver	8/12/2028	14,780	(185)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Experity, Inc.	Revolver	2/22/2030	$17,835	$—
Experity, Inc.	Delayed Draw Term Loan	9/13/2026	40,111	(201)
Falcon Parent Holdings, Inc.	Delayed Draw Term Loan	8/15/2027	12,467	(94)
Falcon Parent Holdings, Inc.	Revolver	11/6/2031	14,380	—
Fastener Distribution Holdings, LLC	Delayed Draw Term Loan	10/31/2026	41,834	—
Fern Bidco, Ltd.	Delayed Draw Term Loan	7/3/2027	19,787	—
Flatiron CLO 34, Ltd.	Structured Finance Obligations - Equity Instruments	10/8/2026	3,500	—
Flexera Software, LLC	Revolver	8/15/2032	13,582	(34)
Forterro Group, AB	Delayed Draw Term Loan	6/28/2027	5,415	—
Foundation Risk Partners Corp.	Revolver	10/29/2029	12,202	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	2/26/2027	10,908	—
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	439	—
Frontline Road Safety, LLC	Revolver	3/4/2032	13,878	(69)
Frontline Road Safety, LLC	Delayed Draw Term Loan	3/4/2028	17,792	—
FusionSite Midco, LLC	Revolver	11/17/2029	12,260	(276)
FusionSite Midco, LLC	Delayed Draw Term Loan	4/30/2026	8,810	—
G&A Partners Holding Company II, LLC	Revolver	3/1/2030	6,575	(132)
G&A Partners Holding Company II, LLC	Delayed Draw Term Loan	3/1/2026	9,468	—
Galaxy CLO Warehouse 2025-1, Ltd.	Structured Finance Obligations - Equity Instruments	10/8/2026	15,689	—
Galileo Pharma Bidco S.p.A	Delayed Draw Term Loan	10/7/2028	4,168	—
Galway Borrower, LLC	Revolver	9/29/2028	16,795	—
Galway Borrower, LLC	Delayed Draw Term Loan	2/7/2026	1,559	—
Gannett Fleming, Inc.	Revolver	8/5/2030	37,324	(560)
Gatekeeper Systems, Inc.	Delayed Draw Term Loan	8/27/2026	42,075	—
Gatekeeper Systems, Inc.	Revolver	8/28/2030	17,861	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	9,360	—
Gigamon, Inc.	Revolver	3/10/2028	15,465	—
Gimlet Bidco, GmbH	Delayed Draw Term Loan	4/23/2027	2,084	—
Granicus, Inc.	Revolver	1/17/2031	4,284	—
Granicus, Inc.	Delayed Draw Term Loan	1/17/2026	679	—
Great Day Improvements, LLC	Revolver	6/13/2030	4,731	—
Grid Alliance Partners, LLC	Delayed Draw Term Loan	7/1/2027	23,338	(117)
Grid Alliance Partners, LLC	Revolver	7/1/2030	15,162	(152)
Griffon Bidco, Inc.	Delayed Draw Term Loan	9/30/2027	21,819	—
Griffon Bidco, Inc.	Revolver	7/31/2031	21,819	(218)
Ground Penetrating Radar Systems, LLC	Delayed Draw Term Loan	7/2/2027	20,297	—
Ground Penetrating Radar Systems, LLC	Revolver	1/2/2032	11,776	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	3/26/2026	3,720	—
GS Acquisitionco, Inc.	Revolver	5/25/2028	2,833	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	5/16/2027	3,214	(8)
GTCR Everest Borrower, LLC	Revolver	9/5/2029	3,125	(10)
Guardian Bidco, Inc.	Delayed Draw Term Loan	8/14/2028	3,881	(39)
Gusto Sing Bidco Pte, Ltd.	Delayed Draw Term Loan	11/15/2027	102	—
Helix TS, LLC	Delayed Draw Term Loan	10/22/2027	35,919	—
Higginbotham Insurance Agency, Inc.	Delayed Draw Term Loan	12/11/2027	41,940	(105)
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
High Street Buyer, Inc.	Delayed Draw Term Loan	7/18/2027	55,411	—
Home Service TopCo IV, Inc.	Revolver	12/30/2027	19,964	(214)
Home Service TopCo IV, Inc.	Delayed Draw Term Loan	2/19/2026	19,055	—
Horizon CTS Buyer, LLC	Revolver	3/28/2032	25,803	—
Horizon CTS Buyer, LLC	Delayed Draw Term Loan	11/4/2027	33,333	—
HPS Freshwater Warehouse Parent, Ltd.	Structured Finance Obligations - Equity Instruments	10/8/2026	5,390	—
Icefall Parent, Inc.	Revolver	1/17/2030	8,637	—
IEM New Sub 2, LLC	Delayed Draw Term Loan	12/3/2027	62,860	—
IEM New Sub 2, LLC	Delayed Draw Term Loan	12/3/2027	76,076	(571)
IG Investments Holdings, LLC	Revolver	9/22/2028	55,717	—
Imagine 360, LLC	Delayed Draw Term Loan	9/18/2026	13,684	(68)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Imagine 360, LLC	Revolver	9/30/2028	$8,582	$(86)
Inception Fertility Ventures, LLC	Revolver	4/29/2030	4,278	—
Inception Fertility Ventures, LLC	Delayed Draw Term Loan	4/29/2026	61,644	—
INK BC Bidco S.p.A.	Delayed Draw Term Loan	7/16/2028	21,206	(215)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/23/2026	8,074	(14)
Integrity Marketing Acquisition, LLC	Revolver	8/25/2028	2,861	—
IQN Holding Corp.	Revolver	5/2/2028	1,940	—
IRI Group Holdings, Inc.	Revolver	12/1/2028	110,034	—
Iris Buyer, LLC	Revolver	10/2/2029	7,870	—
Iris Buyer, LLC	Delayed Draw Term Loan	8/4/2026	3,617	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/20/2030	476	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/20/2026	1,355	—
Java Buyer, Inc.	Revolver	12/15/2027	12,142	—
Java Buyer, Inc.	Revolver	12/15/2027	24,284	—
Java Buyer, Inc.	Delayed Draw Term Loan	5/9/2027	71,827	—
Jeppesen Holdings, LLC	Revolver	10/31/2032	17,000	(128)
Jones Fish Hatcheries & Distributors, LLC	Revolver	11/19/2032	4,116	(41)
Jones Fish Hatcheries & Distributors, LLC	Delayed Draw Term Loan	11/19/2027	16,464	—
JS Parent, Inc.	Revolver	4/24/2031	7,880	(39)
JSG II, Inc.	Delayed Draw Term Loan	9/30/2027	97,949	(245)
JSG II, Inc.	Revolver	9/30/2032	41,978	(210)
JSS Holdings, Inc.	Delayed Draw Term Loan	11/8/2026	136,995	(685)
Kaseya, Inc.	Revolver	3/20/2030	25,000	(154)
Kattegat Project Bidco, AB	Delayed Draw Term Loan	10/5/2026	12,225	(166)
King Bidco S.P.E.C.	Delayed Draw Term Loan	6/26/2028	87	—
Knight Acquireco, LLC	Delayed Draw Term Loan	11/6/2027	23,547	(59)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2029	10,918	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	6/11/2027	8,384	—
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	4,594	(46)
Koala Investment Holdings, Inc.	Delayed Draw Term Loan	2/29/2028	17,044	(85)
Koala Investment Holdings, Inc.	Revolver	8/29/2032	7,575	(76)
Kona Buyer, LLC	Revolver	7/23/2031	34,452	(172)
Kona Buyer, LLC	Delayed Draw Term Loan	6/27/2027	90,826	(227)
Kona Buyer, LLC	Delayed Draw Term Loan	7/23/2026	60,173	(301)
Kona Buyer, LLC	Delayed Draw Term Loan	7/23/2026	53,588	(268)
KStone Buyer, Inc.	Term Loan	1/2/2033	80,791	—
KStone Buyer, Inc.	Revolver	1/2/2033	20,775	—
KStone Buyer, Inc.	Delayed Draw Term Loan	1/2/2027	23,083	—
Kwol Acquisition, Inc.	Revolver	12/6/2029	1,345	—
Kwol Acquisition, Inc.	Delayed Draw Term Loan	8/25/2027	84	—
Kwor Acquisition, Inc.	Revolver	2/28/2030	1,041	—
Kwor Acquisition, Inc.	Delayed Draw Term Loan	2/28/2027	1,379	—
Loar Group, Inc.	Delayed Draw Term Loan	9/30/2026	275,000	—
Lobos Parent, Inc.	Delayed Draw Term Loan	9/26/2028	10,361	(39)
Lobos Parent, Inc.	Revolver	9/26/2031	5,180	(39)
Lobos Parent, Inc.	Revolver	9/26/2031	2,331	(17)
LogicMonitor, Inc.	Revolver	11/15/2031	11,450	(143)
LogicMonitor, Inc.	Delayed Draw Term Loan	9/1/2027	15,648	(98)
LPW Group Holdings, Inc.	Revolver	3/15/2030	6,566	(66)
Lsf12 Crown US Commercial Bidco, LLC	Revolver	12/2/2029	24,405	(35)
Magic Bidco, Inc.	Delayed Draw Term Loan	7/1/2026	14,677	—
Magic Bidco, Inc.	Revolver	7/1/2030	830	—
Magneto Components BuyCo, LLC	Revolver	12/5/2029	8,983	(67)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	4/30/2028	7,265	—
MannKind Corp.	Delayed Draw Term Loan	8/6/2027	29,592	—
Mantech International, CP	Delayed Draw Term Loan	2/14/2026	24,794	(373)
Mantech International, CP	Revolver	9/14/2028	111,612	—
Material Holdings, LLC	Revolver	8/19/2027	3,179	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2027	$23,525	$—
Maverick Bidco, Inc.	Revolver	12/2/2031	17,583	(1)
Maverick Bidco, Inc.	Delayed Draw Term Loan	12/2/2027	18,018	—
Mavis Tire Express Services Topco, Corp.	Revolver	5/4/2028	5,400	—
MB2 Dental Solutions, LLC	Delayed Draw Term Loan	2/13/2026	6,423	—
MB2 Dental Solutions, LLC	Revolver	2/13/2031	1,837	—
MEDX AMCP Holdings, LLC	Revolver	7/21/2032	3,952	(40)
MEDX AMCP Holdings, LLC	Delayed Draw Term Loan	7/21/2027	9,287	(46)
Mercury Bidco Globe, Limited	Delayed Draw Term Loan	1/18/2026	3,083	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	482	—
Minerva Bidco, Ltd.	Delayed Draw Term Loan	12/2/2028	53,627	(412)
Minotaur Acquisition, Inc.	Revolver	5/10/2030	9,910	—
ML Holdco, LLC	Delayed Draw Term Loan	10/24/2027	17,655	—
Modernizing Medicine, Inc.	Revolver	4/30/2032	4,208	(42)
More Cowbell II, LLC	Delayed Draw Term Loan	9/3/2027	5,872	(27)
More Cowbell II, LLC	Revolver	9/1/2029	12,971	—
MPG Parent Holdings, LLC	Revolver	1/8/2030	2,232	—
MPG Parent Holdings, LLC	Delayed Draw Term Loan	1/8/2027	4,065	—
MRH Trowe Beteiligungsgesellschaft mbH	Delayed Draw Term Loan	5/15/2028	70	—
MRH Trowe Beteiligungsgesellschaft mbH	Revolver	11/15/2031	35	—
MRI Software, LLC	Revolver	10/21/2026	17,850	(67)
MRI Software, LLC	Revolver	2/10/2028	21,799	—
MRI Software, LLC	Delayed Draw Term Loan	10/2/2027	12,498	—
Muzinich Enhanced Loan Origination Fund I, LP	Equity		31,851	—
Natus Medical, Inc.	Revolver	7/21/2027	5,100	—
NAVEX TopCo, Inc.	Revolver	10/14/2031	11,668	(150)
NAVEX TopCo, Inc.	Delayed Draw Term Loan	10/14/2027	57,143	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	15,767	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	15,767	—
NDC Acquisition Corp.	Revolver	3/9/2028	3,083	—
NDT Global Holding, Inc.	Revolver	6/4/2032	10,153	(102)
NDT Global Holding, Inc.	Delayed Draw Term Loan	6/4/2027	11,371	—
Nephele III, BV	Delayed Draw Term Loan	1/14/2028	25	—
Neptune BidCo, SAS	Delayed Draw Term Loan	3/31/2027	205	—
Neptune Holdings, Inc.	Revolver	8/31/2029	2,000	(50)
Netsmart Technologies, Inc.	Delayed Draw Term Loan	8/23/2026	18,756	(94)
Netsmart Technologies, Inc.	Revolver	8/23/2031	26,555	—
Noble Midco 3, Ltd.	Delayed Draw Term Loan	6/10/2027	9,042	(45)
Noble Midco 3, Ltd.	Revolver	12/10/2030	5,576	—
North Haven Ushc Acquisition, Inc.	Revolver	10/29/2027	2,036	—
North Haven Ushc Acquisition, Inc.	Delayed Draw Term Loan	8/28/2026	25,764	—
Octane Purchaser, Inc.	Delayed Draw Term Loan	11/19/2027	88,133	—
Octane Purchaser, Inc.	Revolver	5/19/2032	35,253	(176)
Odevo, AB	Delayed Draw Term Loan	12/12/2027	32,079	—
OEConnection, LLC	Delayed Draw Term Loan	12/23/2028	18,447	—
OEConnection, LLC	Revolver	12/18/2032	4,858	(24)
OEI, Inc.	Revolver	12/29/2031	7,889	(59)
OEI, Inc.	Delayed Draw Term Loan	12/29/2027	19,722	(74)
OMEGA II AB	Delayed Draw Term Loan	6/17/2028	17,930	(47)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	3/19/2026	68,025	—
ONS MSO, LLC	Revolver	7/8/2028	4,500	—
Optimizely North America, Inc.	Revolver	10/30/2031	3,007	(30)
Optus 1011, GmbH	Delayed Draw Term Loan	11/30/2028	80,234	—
Oxford Global Resources, Inc.	Revolver	8/17/2027	9,254	—
Paisley Bidco, Ltd.	Delayed Draw Term Loan	5/7/2027	2,102	(8)
PAS Parent, Inc.	Delayed Draw Term Loan	8/18/2028	41,432	(207)
PAS Parent, Inc.	Revolver	8/18/2031	19,250	(192)
Patriot Growth Insurance Services, LLC	Revolver	10/16/2028	7,135	(143)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Pave America Holding, LLC	Revolver	8/27/2032	$14,196	$—
Pave America Holding, LLC	Delayed Draw Term Loan	8/29/2027	19,064	—
PDI TA Holdings, Inc.	Revolver	2/3/2031	1,866	—
Peloton Computer Enterprises, Ltd.	Term Loan	12/31/2032	112,080	—
Petrus Buyer, Inc.	Revolver	10/17/2029	5,163	—
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	8,349	—
Pike Electric Corp.	Revolver	12/18/2032	39,994	(200)
Pike Electric Corp.	Delayed Draw Term Loan	12/19/2028	59,991	—
Pikes Peak Bravo	Structured Finance Obligations - Equity Instruments	9/5/2027	11,094	—
PKF O’Connor Davies Advisory, LLC	Delayed Draw Term Loan	11/18/2026	31,468	—
PKF O’Connor Davies Advisory, LLC	Revolver	11/15/2031	11,413	—
Plasma Buyer, LLC	Revolver	5/12/2028	65	—
Polyphase Elevator Holding, Co.	Delayed Draw Term Loan	11/24/2027	4,195	—
Polyphase Elevator Holding, Co.	Revolver	11/24/2032	6,000	(45)
Port Arthur LNG Phase II Intermediate Company, LLC	Equity	12/30/2026	299,028	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	8,671	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/7/2026	11,927	—
Profile Products, LLC	Revolver	11/12/2027	7,087	(71)
Profile Products, LLC	Revolver	11/12/2027	3,337	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	4,266	—
PT Intermediate Holdings III, LLC	Delayed Draw Term Loan	4/9/2026	10,213	—
QBS Parent, Inc.	Revolver	6/3/2032	9,970	—
QBS Parent, Inc.	Delayed Draw Term Loan	6/3/2027	19,959	—
QF Holdings, Inc.	Delayed Draw Term Loan	12/29/2027	25,096	—
QF Holdings, Inc.	Revolver	12/15/2032	15,058	(75)
Qualus Power Services Corp.	Delayed Draw Term Loan	3/27/2028	11,162	—
Qualus Power Services Corp.	Delayed Draw Term Loan	3/27/2028	60,000	(150)
R1 Holdings, LLC	Revolver	12/29/2028	31	—
RailPros Parent, LLC	Delayed Draw Term Loan	5/24/2027	7,177	(36)
RailPros Parent, LLC	Revolver	5/24/2032	3,589	(36)
Rally Buyer, Inc.	Revolver	7/19/2029	7,373	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	200	—
Red Fox CD Acquisition Corp.	Delayed Draw Term Loan	11/21/2026	23,757	—
Redwood Services Group, LLC	Delayed Draw Term Loan	1/3/2027	5,467	—
Regatta Kilo	Structured Finance Obligations - Equity Instruments	10/8/2028	3,883	—
Relativity ODA, LLC	Revolver	5/12/2029	4,813	(116)
RFS Opco, LLC	Delayed Draw Term Loan	12/2/2027	13,774	—
Rhea Parent, Inc.	Revolver	12/20/2030	28,910	(289)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	6/4/2026	20,947	—
Riser Merger Sub, Inc.	Revolver	10/31/2029	20,973	—
Riser Merger Sub, Inc.	Delayed Draw Term Loan	4/15/2027	30,262	(151)
Rocket Buyer, LLC	Term Loan	1/14/2033	102,207	—
Rocket Buyer, LLC	Delayed Draw Term Loan	1/14/2033	58,966	—
Rocket Buyer, LLC	Revolver	1/14/2031	23,586	—
Saber Parent Holdings Corp.	Delayed Draw Term Loan	12/16/2028	138,406	(346)
Saber Parent Holdings Corp.	Revolver	12/16/2032	69,203	(346)
Saber Power Services, LLC	Revolver	10/21/2031	19,913	—
Safety Borrower Holdings, LP	Revolver	12/19/2032	5,499	—
Safety Borrower Holdings, LP	Delayed Draw Term Loan	12/19/2027	8,254	—
Sam Holding Co, Inc.	Revolver	3/24/2027	24,000	—
Sam Holding Co, Inc.	Delayed Draw Term Loan	11/5/2026	39,200	—
Scorpio BidCo SAS	Delayed Draw Term Loan	3/10/2026	7,858	(85)
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/19/2026	15,877	—
Seahawk Bidco, LLC	Revolver	12/19/2030	22,377	(205)
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/24/2027	121,231	—
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	5/10/2027	1,350	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Seven Bidco, SASU	Delayed Draw Term Loan	8/29/2028	$42,456	$(213)
Severin Acquisition, LLC	Delayed Draw Term Loan	10/1/2027	54,539	—
Severin Acquisition, LLC	Revolver	10/1/2031	41,391	—
SG Acquisition, Inc.	Revolver	4/3/2030	13,537	—
Signant Finance One, Ltd.	Revolver	10/16/2031	39,684	(397)
Signant Finance One, Ltd.	Delayed Draw Term Loan	10/16/2027	95,241	—
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	12/31/2026	6,304	—
Simplicity Financial Marketing Group Holdings, Inc.	Revolver	12/31/2031	6,041	(60)
SIQ Holdings III Corp.	Revolver	12/19/2030	26,770	—
SIQ Holdings III Corp.	Delayed Draw Term Loan	12/19/2027	57,446	—
Skylark UK Debtco, Ltd.	Delayed Draw Term Loan	12/8/2028	5,759	—
Smartronix, LLC	Revolver	2/7/2030	12,316	—
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,818)
Solis Midco, SAS	Delayed Draw Term Loan	4/8/2029	145	—
Spaceship Purchaser, Inc.	Revolver	10/17/2031	74,961	(598)
Spaceship Purchaser, Inc.	Delayed Draw Term Loan	10/17/2027	149,081	(359)
SpecialtyCare, Inc.	Delayed Draw Term Loan	8/26/2027	1,794	—
SpecialtyCare, Inc.	Revolver	12/18/2029	5,935	—
Spectrum Safety Solutions Purchaser, LLC	Delayed Draw Term Loan	7/1/2026	55,574	—
Spectrum Safety Solutions Purchaser, LLC	Revolver	7/1/2030	48,365	—
Speedster Bidco, GmbH	Revolver	6/10/2031	21,862	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	9,725	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	4/24/2026	35,710	—
STV Group, Inc.	Delayed Draw Term Loan	3/20/2026	16,811	(168)
STV Group, Inc.	Revolver	3/20/2030	11,767	—
Sunshine Cadence Holdco, LLC	Delayed Draw Term Loan	5/1/2026	14,560	—
Sunshine Cadence Holdco, LLC	Revolver	5/1/2030	32,000	(320)
Tango Bidco, SAS	Delayed Draw Term Loan	10/17/2027	5,573	(39)
Tango Bidco, SAS	Delayed Draw Term Loan	10/17/2027	8,635	—
TEI Intermediate, LLC	Revolver	12/13/2031	14,888	—
TEI Intermediate, LLC	Delayed Draw Term Loan	12/13/2026	42,307	—
Teneo Holdings, LLC	Delayed Draw Term Loan	7/31/2027	52,998	(265)
Teneo Holdings, LLC	Revolver	7/31/2030	64,785	(648)
Tennessee Bidco, Limited	Delayed Draw Term Loan	7/1/2026	67,244	—
The Fertility Partners, Inc.	Revolver	9/16/2027	8,300	(334)
The Hiller Companies, LLC	Delayed Draw Term Loan	6/20/2026	1,155	—
The Hiller Companies, LLC	Revolver	6/20/2030	13,713	—
The Hiller Companies, LLC	Delayed Draw Term Loan	7/16/2027	4,178	—
The North Highland Co, LLC	Revolver	12/20/2030	21,810	—
The North Highland Co, LLC	Delayed Draw Term Loan	12/20/2026	35,521	(178)
Themis Solutions, Inc.	Delayed Draw Term Loan	10/29/2027	55,641	(742)
Themis Solutions, Inc.	Revolver	10/29/2032	46,367	(649)
Thermostat Purchaser III, Inc.	Revolver	8/31/2028	8,125	(80)
THG Acquisition, LLC	Delayed Draw Term Loan	10/31/2026	10,582	—
THG Acquisition, LLC	Revolver	10/31/2031	6,485	—
Three Rivers Buyer, Inc	Revolver	11/3/2031	4,560	(57)
Tricentis Operations Holdings, Inc.	Revolver	2/11/2032	16,551	(166)
Tricentis Operations Holdings, Inc.	Delayed Draw Term Loan	2/11/2027	26,482	(132)
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2029	26,249	(112)
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	10/17/2027	42,018	(210)
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	6/30/2027	115,743	—
Triple Lift, Inc.	Revolver	5/5/2028	14,295	(1,215)
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	7/9/2027	47,630	—
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	12/2/2026	2,499	—
TTF Lower Intermediate, LLC	Revolver	7/18/2029	20,000	(450)
Unified Women’s Healthcare, LP	Revolver	6/18/2029	101,845	—
Unified Women’s Healthcare, LP	Delayed Draw Term Loan	9/22/2027	26,977	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	12/13/2026	25,538	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
US Oral Surgery Management Holdco, LLC	Revolver	11/20/2028	$15,496	$—
US Salt Investors, LLC	Revolver	2/26/2033	7,127	—
US Salt Investors LLC	Term Loan	2/26/2033	61,293	—
Varicent Parent Holdings Corp.	Delayed Draw Term Loan	10/15/2027	11,258	(113)
Varicent Parent Holdings Corp.	Revolver	8/23/2031	9,550	(143)
Varicent Parent Holdings Corp.	Delayed Draw Term Loan	10/15/2027	6,177	—
Varicent Parent Holdings Corp.	Revolver	8/23/2031	2,913	(29)
Veregy Consolidated, Inc.	Delayed Draw Term Loan	4/16/2027	12,398	—
Veregy Consolidated, Inc.	Revolver	4/16/2031	29,755	(223)
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
Victors Purchaser, LLC	Delayed Draw Term Loan	12/23/2027	55,876	—
Victors Purchaser, LLC	Revolver	12/23/2032	97,196	—
VS Buyer, LLC	Revolver	10/12/2030	17,045	(49)
Water Holdings Acquisition, LLC	Delayed Draw Term Loan	7/31/2026	13,067	—
Wellfleet CLO 2025-1, Ltd.	Structured Finance Obligations - Equity Instruments	4/4/2027	3,780	—
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	(1,414)
West Star Aviation Acquisition, LLC	Revolver	5/20/2032	18,358	—
West Star Aviation Acquisition, LLC	Delayed Draw Term Loan	5/20/2027	17,278	—
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	8/2/2027	17,234	—
World Insurance Associates, LLC	Delayed Draw Term Loan	8/14/2026	20,065	—
World Insurance Associates, LLC	Revolver	4/3/2030	5,073	(75)
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
YA Intermediate Holdings II, LLC	Delayed Draw Term Loan	10/1/2026	16,173	—
YA Intermediate Holdings II, LLC	Revolver	10/1/2031	6,783	—
Zendesk, Inc.	Revolver	11/22/2028	97,650	—
Zendesk, Inc.	Delayed Draw Term Loan	5/15/2026	71,376	—
Zenith AcquisitionCo, LLC	Term Loan	1/13/2033	90,012	—
Zenith AcquisitionCo, LLC	Revolver	1/13/2033	16,877	—
Zenith AcquisitionCo, LLC	Delayed Draw Term Loan	1/13/2029	45,188	—
Zeus, LLC	Revolver	2/8/2030	6,851	(34)
Zeus, LLC	Delayed Draw Term Loan	2/27/2026	4,568	—
Zorro Bidco, Ltd.	Delayed Draw Term Loan	8/13/2027	10,119	—

Total Unfunded Commitments			$13,438,317	$(41,711)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2025 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2025 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2025 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2025 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2025 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2025 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)

Under the 1940 Act, the Company is generally deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is generally deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of December 31, 2025, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair Value as of December 31, 2024	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of December 31, 2025	Dividend and Interest Income
Non-Controlled/Affiliated Investments
Align Precision Group, LLC	$—	$22,717	$—	$—	$—	$22,717	$1,204
Align Precision Group, LLC	—	3,543	(7)	16	—	3,552	275
Align Precision Group, LLC - Class A-3 Units	—	996	—	3,022	—	4,018	—
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	1,394	—	—	(176)	—	1,218	—
DMS Purchaser, LLC	—	6,462	(13)	—	—	6,449	624

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

	Fair Value as of December 31, 2024	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of December 31, 2025	Dividend and Interest Income
Non-Controlled/Affiliated Investments (Continued)
DMS Topco, LLC - Class A Common Units	$—	$5,432	$—	$(588)	$—	$4,844	$—
Port Arthur LNG Phase II Intermediate Company, LLC - Class B Units	—	1,079,477	—	(21)	—	1,079,456	13,834
Controlled/Affiliated Investments
CFCo, LLC (Benefytt Technologies, Inc.)	—	—	—	—	—	—	—
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	12,744	—	—	(4,459)	—	8,285	—
CFCo, LLC (Benefytt Technologies, Inc.) - Class B Units	—	—	—	—	—	—	—
Pibb Member Holdings, LLC - LP Interest	214,906	—	—	12,772	—	227,678	20,122
Pibb Member, LLC	2,250	—	(100)	43	—	2,193	134
Pigments Services, Inc.	7,699	—	—	(7,699)	—	—	—
Pigments Services, Inc.	11,317	257	—	(4,474)	—	7,100	233
Pigments Holdings, LP - LP Interest	—	—	—	—	—	—	—
Material Holdings, LLC	232,369	10,050	(3,272)	(1,170)	—	237,977	24,949
Material Holdings, LLC	15,566	—	—	(15,566)	—	—	—
Material Holdings, LLC	—	7,906	—	(11)	—	7,895	136
Material+ Holding Company, LLC - Class C Units	—	—	—	—	—	—	—
Blackstone Private Real Estate Credit and Income Fund - Common Shares	—	422,500	—	8,475	—	430,975	11,959
Specialty Lending Company, LLC - LLC Interest	314,967	39,420	—	26,854	—	381,241	11,700
BCRED Emerald JV LP - LP Interest	1,778,800	—	—	(100,055)	—	1,678,745	238,956
BCRED Verdelite JV LP - LP Interest	135,611	—	—	(22,543)	—	113,068	26,842
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	2,167	—	—	(486)	—	1,681	—

Total	$2,729,790	$1,598,760	$(3,392)	$(106,066)	$—	$4,219,092	$350,968

(17)	Loan was on non-accrual status as of December 31, 2025.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), including investments in joint ventures but excluding Loar Holdings Inc. - Common Equity, Moderna Inc - Common Stock, and Axsome Therapeutics, Inc. - Common Stock and may be deemed to be “restricted securities.” As of December 31, 2025, the aggregate fair value of these securities is $82,179.6 million, or 172.6% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(20)	The interest rate floor on these investments as of December 31, 2025 was 3.00%.
(21)

These investments represent investments in investment funds (“Investee Funds”). As of December 31, 2025, details of these Investee Funds by investment strategy, the Company’s unfunded commitment, and redemption restrictions put in place by the Investee Fund were as follows:

Investee Funds	Investee Fund Strategy	Unfunded Commitment	Redemption Frequency	Redemption Lock-up Period	Fund Term	Fair Value
Blackstone Private Real Estate Credit and Income Fund	Real estate credit and income	$—	Quarterly	None	Perpetual	$430,975
Muzinich Enhanced Loan Origination Fund I, LP	Corporate direct lending	31,851	None	None	Nine years	14,939

		$31,851				$445,914

The quarterly redemption frequency as it relates to Blackstone Private Real Estate Credit and Income Fund represents up to 5% of common shares outstanding (either by number of shares or aggregate net asset value) as of the close of the previous calendar quarter, subject to approval by the Investee Fund’s board of trustees.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts

Counterparty	Currency Purchased		Currency Sold		Settlement Date	Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD	588,180	CAD	806,500	3/25/2026	$(1,961)
Deutsche Bank AG	USD	84,951	CHF	66,820	3/25/2026	73
Goldman Sachs Bank USA	USD	88,237	DKK	557,791	3/17/2026	239
BNP Paribas	USD	104,506	EUR	90,200	2/23/2026	(1,581)
Deutsche Bank AG	USD	1,229,268	EUR	1,040,500	3/25/2026	3,818
Deutsche Bank AG	USD	480,194	GBP	358,790	3/25/2026	(2,097)
BNP Paribas	USD	53,583	GBP	40,900	2/23/2026	(1,401)
Goldman Sachs Bank USA	USD	55,426	NOK	562,273	3/17/2026	(322)
BNP Paribas	USD	981	NOK	10,000	2/23/2026	(11)
Goldman Sachs Bank USA	USD	22,850	NZD	39,280	3/17/2026	190
Goldman Sachs Bank USA	USD	180,488	SEK	1,668,034	3/17/2026	(999)

Total Foreign Currency Forward Contracts						$(4,052)

Interest Rate Swaps

Counterparty	Hedged Item	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Appreciation (Depreciation)(1)
Goldman Sachs Bank USA (2)	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	$625,000	$(6,483)	$—	$13,756
Deutsche Bank AG (2)	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(6,406)	—	13,678
Deutsche Bank AG (2)	April 2026 UK Bonds	4.87%	SONIA + 2.78%	4/14/2026	GBP 250,000	(1,588)	—	7,193
Sumitomo Mitsui Banking Corporation (2)	May 2027 Notes	5.61%	SOFR + 2.79%	5/3/2027	625,000	(4,848)	—	13,082
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.72%	10/11/2027	350,000	2,042	—	5,568
Sumitomo Mitsui Banking Corporation	November 2028 Notes	7.30%	SOFR + 3.06%	11/27/2028	500,000	11,138	—	9,188
Goldman Sachs Bank USA (2)	January 2031 Notes	6.25%	SOFR + 2.46%	1/25/2031	250,000	2,884	—	7,164
BNP Paribas US	January 2031 Notes	6.25%	SOFR + 2.47%	1/25/2031	250,000	2,784	—	7,179
Deutsche Bank AG (2)	July 2029 Notes	5.95%	SOFR + 1.74%	7/16/2029	500,000	13,180	—	10,448
BNP Paribas US	September 2027 Notes	4.95%	SOFR + 1.69%	9/26/2027	400,000	(897)	—	7,893
Sumitomo Mitsui Banking Corporation	April 2030 Notes	5.25%	SOFR + 2.01%	4/1/2030	400,000	(3,604)	—	12,365
Morgan Stanley (2)	November 2029 Notes	5.60%	SOFR + 1.64%	11/22/2029	400,000	7,537	—	9,688
Deutsche Bank AG (2)	November 2034 Notes	6.00%	SOFR + 2.04%	11/22/2034	600,000	7,915	—	15,743
Wells Fargo	November 2034 Notes	6.00%	SOFR + 2.26%	11/22/2034	200,000	(742)	—	5,470
Deutsche Bank AG (2)	January 2032 Notes	6.00%	SOFR + 1.83%	1/29/2032	500,000	15,656	—	15,656
Goldman Sachs Bank USA (2)	January 2032 Notes	6.00%	SOFR + 1.83%	1/29/2032	500,000	15,511	—	15,511
Wells Fargo	November 2028 Notes	7.30%	SOFR + 3.20%	11/27/2028	150,000	2,805	—	2,805
Goldman Sachs Bank USA (2)	March 2031 Notes	5.54%	SOFR + 1.67%	3/25/2031	500,000	8,200	—	8,200
Deutsche Bank AG (2)	March 2033 Notes	5.79%	SOFR + 1.89%	3/25/2033	500,000	7,331	—	7,331

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Counterparty	Hedged Item	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Appreciation (Depreciation)(1)
Morgan Stanley (2)	September 2030 Notes	5.05%	SOFR + 1.68%	9/10/2030	$250,000	$(1,439)	$—	$(1,439)
BNP Paribas US (2)	September 2030 Notes	5.05%	SOFR + 1.68%	9/10/2030	250,000	(1,477)	—	(1,477)
Deutsche Bank AG (2)	July 2029 Notes	5.95%	SOFR + 2.44%	7/16/2029	400,000	1,172	—	1,172
Wells Fargo	January 2031 Notes	6.25%	SOFR + 2.70%	1/25/2031	100,000	64	—	64
Deutsche Bank AG (2)	January 2032 Notes	5.94%	SOFR + 2.41%	1/8/2032	210,000	(640)	—	(640)

Total Interest Rate Swaps						$70,095	$—	$185,598

(1)	For interest rate swaps designated in qualifying hedge relationships, the change in fair value is recorded in Interest expense in the Condensed Consolidated Statements of Operations.
(2)	Centrally cleared interest rate swap. All other interest rate swaps are bilateral.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands, except share amounts, per share data, percentages and as otherwise noted)

Note 1. Organization

Blackstone Private Credit Fund (together with its consolidated subsidiaries “BCRED” or the “Company”), is a Delaware statutory trust formed on February 11, 2020, and structured as an externally managed, non-diversified, closed-end management investment company. The Company has elected to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). In addition, the Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

The Company is externally managed by Blackstone Private Credit Strategies LLC (the “Adviser”) and Blackstone Credit BDC Advisors LLC (the “Sub-Adviser” and, together with the Adviser, the “Advisers”). The Advisers are affiliates of Blackstone Alternative Credit Advisors LP (the “Sub-Administrator” and, collectively with its affiliates in the credit, asset based finance and insurance asset management business unit of Blackstone Inc. (“Blackstone”), “Blackstone Credit & Insurance,” or “BXCI”). Additionally, Blackstone Private Credit Strategies LLC, in its capacity as the administrator to the Company (in such capacity, the “Administrator” and, together with the Sub-Administrator, the “Administrators”), and the Sub-Administrator provide certain administrative and other services necessary for the Company to operate pursuant to an administration agreement between the Administrator and the Company (the “Administration Agreement”) and a sub-administration agreement between the Administrator and the Sub-Administrator (the “Sub-Administration Agreement,” and together with the Administration Agreement, the “Administration Agreements”), respectively. From commencement through December 31, 2024, Blackstone Credit BDC Advisors LLC served as the Company’s investment adviser (in such capacity, the “Prior Adviser”) and Blackstone Alternative Credit Advisors LP served as the Company’s administrator (in such capacity, the “Prior Administrator”).

The Company was formed to invest primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies. The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, the Company will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, the Company expects that the majority of its portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which the Company may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, the Company may also invest in publicly traded securities of large corporate issuers. The Company expects that such investments will generally be liquid, and may be used for the purposes of maintaining liquidity for the Company’s share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

The Company offers on a continuous basis up to $45.0 billion of common shares of beneficial interest (“Common Shares”) pursuant to an offering registered with the Securities and Exchange Commission (“SEC”). The Company offers to sell any combination of three classes of Common Shares, Class I shares, Class S shares and Class D shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The purchase price per share for each class of Common

Shares equals the net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date. Blackstone Securities Partners L.P. (the “Intermediary Manager”) will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in the offering. The Company also engages in private offerings of its Common Shares, including to affiliates that are registered under the 1940 Act or regulated as BDCs under the 1940 Act.

Note 2. Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the requirements for reporting on Form 10-Q and Article 6 and 10 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with GAAP are omitted. As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”).

In the opinion of management, all adjustments considered necessary for the fair presentation of the condensed consolidated financial statements for the interim period presented have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2026.

All intercompany balances and transactions have been eliminated.

Certain prior period information has been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. Such amounts could differ from those estimates and such differences could be material. Assumptions and estimates regarding the valuation of investments involve a higher degree of judgment and complexity and these assumptions and estimates may be significant to the condensed consolidated financial statements. Actual results may ultimately differ from those estimates.

Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company.

As of June 30, 2026, the Company’s consolidated subsidiaries were BCRED Baker Peak Funding GP LLC, BCRED Baker Peak Funding LP, BCRED Bard Peak Funding LP (“Bard Peak Funding”), BCRED Bard Peak Funding GP LLC, BCRED Bear Peak Funding LLC (“Bear Peak Funding”), BCRED Bison Peak Funding LLC (“Bison Peak Funding”), BCRED Blanca Peak Funding LLC (“Blanca Peak Funding”), BCRED Borah Peak Funding LLC, BCRED Bushnell Peak Funding LLC (“Bushnell Peak Funding”), BCRED Castle Peak Funding LLC (“Castle Peak Funding”), BCRED Crystal Peak Funding GP LLC, BCRED Crystal Peak Funding LP (“Crystal Peak Funding”), BCRED Denali Peak Funding LLC (“Denali Peak Funding”), BCRED Granite Peak Funding LLC (“Granite Peak Funding”), BCRED Haydon Peak Funding LLC (“Haydon Peak Funding”), BCRED Jacque Peak Funding LLC, BCRED Maroon Peak Funding LLC, BCRED Meadow Pass

WH Funding LLC (“Meadow Pass WH Funding”), BCRED Meridian Peak Funding LLC, BCRED Middle Peak Funding GP LLC, BCRED Middle Peak Funding LP (“Middle Peak Funding”), BCRED Monarch Peak Funding LLC (“Monarch Peak Funding”), BCRED Naomi Peak Funding LLC, BCRED Phoenix Peak Funding LLC (“Phoenix Peak Funding”), BCRED Ramsey Peak Funding GP LLC, BCRED Ramsey Peak Funding LP (“Ramsey Peak Funding”), BCRED Shawnee Peak Funding GP LLC, BCRED Shawnee Peak Funding LP, BCRED Sonora Peak Funding GP LLC, BCRED Sonora Peak Funding LP (“Sonora Peak Funding”), BCRED Stanton Peak Funding GP LLC, BCRED Stanton Peak Funding LP, BCRED Summit Peak Funding LLC (“Summit Peak Funding”), BCRED Twin Peaks LLC (“Twin Peaks”), BCRED Weller Peak Funding PE LLC, BCRED Weller Peak Funding LP (“Weller Peak Funding”), BCRED Windom Peak Funding GP LLC, BCRED Windom Peak Funding LP (“Windom Peak Funding”), BCRED BSL WH 2022-1 Funding LLC, BCRED Investments LLC, BCRED X Holdings LLC, BCRED BSL CLO 2021-2, Ltd. (“2021-2 Issuer”), BCRED BSL CLO 2021-2 LLC, BCRED BSL CLO 2022-1, Ltd. (“2022-1 BSL Issuer”), BCRED BSL CLO 2022-1 LLC (“2022-1 BSL Co-Issuer”), BCRED MML CLO 2021-1 LLC (“MML 2021-1 Issuer”), BCRED MML CLO 2022-1 LLC (“MML 2022-1 Issuer”), BCRED MML CLO 2022-2 LLC (“MML 2022-2 Issuer”) , BCRED CLO 2023-1 Depositor LLC (“2023-1 Depositor”), BCRED CLO 2023-1 LLC (“2023-1 Issuer”), BCRED CLO 2024-1 Depositor LLC (“2024-1 Depositor”), BCRED CLO 2024-1 LLC (“2024-1 Issuer”), BCRED CLO 2024-2 Depositor LLC (“2024-2 Depositor”), BCRED CLO 2024-2 LLC (“2024-2 Issuer”), BCRED CLO 2025-1 LLC (“2025-1 Issuer”), BCRED CLO 2025-1 Depositor LLC (“2025-1 Depositor”), BCRED Lender Finance 2025-1 LLC (“2025-1 Lender Finance”), BCRED Lender Finance 2025-1 Depositor LLC (“2025-1 Lender Finance Depositor”), BCRED BSL Static CLO 2025-1, Ltd. (“2025-1 BSL Issuer”), BCRED BSL Static CLO 2025-1, LLC, BCRED Associates GP (Lux) S.à r.l, BCRED Direct Lending I (Lux) SCSp, BCRED C-1 LLC, BCRED C-2 Funding LLC, BCRED C-3 Funding LLC, BCRED Lender Finance 2025-2 Depositor LLC (“2025-2 Lender Finance Depositor”), BCRED Lender Finance 2025-2 LLC (“2025-2 Lender Finance”), BCRED CLO 2026-1 Depositor LLC (“2026-1 Depositor”), BCRED CLO 2026-1 LLC (“2026-1 Issuer”), BCRED PC Static 2026-1 LLC (“2026-1 PC Issuer”), BCRED PC Static 2026-1 Depositor LLC (“2026-1 PC Depositor”), BCRED PC Static 2026-2 LLC (“2026-2 PC Issuer”), BCRED PC Static 2026-2 Depositor LLC (“2026-2 PC Depositor”), BCRED CLO 2026-2 LLC (“2026-2 Issuer”), BCRED CLO 2026-2 Depositor LLC (“2026-2 Depositor”).

The Company does not consolidate its equity investment in Specialty Lending Company LLC (“SLC”). For further description of the Company’s investment in SLC, see “Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

The Company does not consolidate its investments in the BCRED Emerald JV LP (“Emerald JV”) or BCRED Verdelite JV LP (“Verdelite JV”) joint ventures. For further description of the Company’s joint ventures, see “Note 11. Joint Ventures.”

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of demand deposits and highly liquid investments, such as money market funds, with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Company deposits its cash and cash equivalents with financial institutions which, at times, may exceed the Federal Deposit Insurance Corporation insured limit. Restricted cash and cash equivalents include amounts that are collected and are held by trustees who have been appointed as custodians of the assets securing certain of the Company’s financing transactions. Restricted cash and cash equivalents are held by the trustees for payment of interest expense and principal on the outstanding borrowings or reinvestment into new assets.

Investments

Investment transactions are recorded on a trade date basis.

Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries, and is recorded within Net realized gain (loss) on the Condensed Consolidated Statements of Operations.

The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period, and is recorded within Net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations.

Valuation of Investments

The Company is required to report its investments, including those for which current market values are not readily available, at fair value.

The Company values its investments in accordance with ASC 820, Fair Value Measurements (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date, and Rule 2a-5 under the 1940 Act.

Under ASC 820, fair value is based on observable market prices or parameters or derived from such prices or parameters when such quotations are readily available. In accordance with Rule 2a-5 under the 1940 Act, fair value means the value of a portfolio investment for which market quotations are not readily available. A market quotation is “readily available” only when it is a quoted price (unadjusted) in active markets for identical instruments that a fund can access at the measurement date, provided that such a quotation is not considered to be readily available if it is not reliable.

Where prices or inputs are not available or, in the judgment of the Board of Trustees (the “Board” or the “Board of Trustees”), with assistance of the Advisers, the Audit Committee and independent valuation firm(s), determined to be not reliable, valuation techniques based on the facts and circumstances of the particular investment will be utilized. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. In the absence of observable, reliable market prices, the Company values its investments using various valuation methodologies applied on a consistent basis.

An enterprise value (“EV”) analysis is generally performed to determine the value of equity investments, control debt investments and non-control debt investments that are credit-impaired, and to determine if debt investments are credit-impaired. The Advisers will generally utilize approaches including the market approach, the income approach or both approaches, as appropriate, when calculating EV. The primary method for determining EV for non-control investments, and control investments without reliable projections, uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) or another key financial metric (e.g., such as revenues, cash flows or net income) (“Performance Multiple”). Performance Multiples are typically determined based upon a review of publicly traded comparable companies and market comparable transactions, if any. The second method for determining EV (and primary method for control investments with reliable projections) uses a discounted cash flow analysis whereby future expected cash flows and the anticipated terminal value of the portfolio company are discounted to determine a present value using estimated discount rates. The income approach is generally used when the Advisers have visibility into the long-term projected cash flows of a portfolio company.

If debt investments are credit-impaired, which occurs when there is insufficient coverage under the enterprise value analysis through the respective investment’s position in the capital structure, the Advisers generally use the enterprise value “waterfall” approach or a recovery method (if a liquidation or restructuring is deemed likely) to determine fair value. For debt investments that are not determined to be credit-impaired, the Advisers generally use a market interest rate yield analysis to determine fair value. To determine fair value using a yield analysis, the expected cash flows are projected based on the contractual terms of the debt security and discounted back to the measurement date based on a market yield. A market yield is determined based upon an assessment of current and expected market yields for similar investments and risk profiles. The Company considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the enterprise value of the portfolio company. As debt investments held by the Company are substantially illiquid with no active transaction market, the Company depends on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable. The fair value of loans with call protection is generally capped at par plus applicable prepayment premium in effect at the measurement date.

ASC 820 prioritizes the use of observable market prices derived from such prices. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three levels of the fair value hierarchy are as follows:

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Level 1: Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 may include unrestricted securities, including equities and derivatives, listed in active markets.

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Level 2: Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category may include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

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Level 3: Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category may include debt and equity investments in privately held entities, collateralized loan obligations (“CLOs”) and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Board’s assessment, with the assistance of the Advisers, the Audit Committee and independent valuation firm(s), of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. Transfers between levels, if any, are recognized at the beginning of the quarter and year in which the transfer occurs.

The Company evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Company subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period, and these differences could be material. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates.”

Receivables/Payables From Investments Sold/Purchased

Receivables/payables from investments sold/purchased consist of amounts receivable to or payable by the Company for transactions that have not settled at the reporting date.

Derivative Instruments

The Company recognizes all derivative instruments as assets or liabilities at fair value in its Condensed Consolidated Statements of Assets and Liabilities as Derivative assets at fair value and Derivative liabilities at fair value, respectively.

In the normal course of business, the Company has commitments and risks resulting from its investment transactions, which may include those involving derivative instruments. Derivative instruments are measured in terms of the notional contract amount and derive their value based upon one or more underlying instruments. While the notional amount gives some indication of the Company’s derivative activity, it generally is not exchanged, but is only used as the basis on which interest and other payments are exchanged. Derivative instruments are subject to various risks similar to non-derivative instruments including market, credit, liquidity, and operational risks. The Company manages these risks on an aggregate basis as part of its risk management process.

From time to time, the Company may enter into forward currency contracts which is an obligation between two parties to purchase or sell a specific currency for an agreed-upon price at a future date. The Company utilizes forward currency contracts to economically hedge the currency exposure associated with certain foreign currency denominated assets and liabilities of the Company. The use of forward currency contracts does not eliminate fluctuations in the price of the underlying debt the Company has, but establishes a rate of exchange in advance. Fluctuations in the value of these contracts are measured by the difference in the exchange rates on the contract date and reporting date and are recorded as net change in unrealized appreciation (depreciation). The fair value of the foreign currency forwards is included as Derivative assets at fair value or Derivative liabilities at fair value on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Changes in the fair value of the foreign currency forwards are presented in Net change in unrealized appreciation (depreciation): Derivative instruments and Net realized gains (losses): Derivative instruments in the Condensed Consolidated Statements of Operations.

Additionally, the Company uses interest rate swaps to mitigate interest rate risk associated with the Company’s fixed rate liabilities. The fair value of the interest rate swaps is included as Derivative assets at fair value or Derivative liabilities at fair value on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Changes in fair value of interest rate swaps entered into by the Company and not designated as hedging instruments are presented in Net realized gains (losses) and Net change in unrealized appreciation (depreciation) in the Condensed Consolidated Statements of Operations. The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship, and therefore the change in fair value of the hedging instrument and hedged item are recorded in Interest expense and recognized as components of Interest expense in the Condensed Consolidated Statements of Operations. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt.

The Company has elected to not offset derivative assets and derivative liabilities in its Condensed Consolidated Statements of Assets and Liabilities including for the cash collateral, that may be received or paid as part of collateral arrangements, even when an enforceable master netting agreement is in place that provides the Company, in the event of counterparty default, the right to liquidate collateral and the right to offset a counterparty’s rights and obligations.

Forward Purchase Agreement

Forward purchase agreements are recognized at fair value through current period gains or losses on the date on which the contract is entered into and are subsequently re-measured at fair value. All forward purchase agreements are carried as assets when fair value is positive and as liabilities when fair value is negative. A forward purchase agreement is derecognized when the obligation specified in the contract is discharged, canceled or expired.

Foreign Currency Transactions

Amounts denominated in foreign currencies are translated into U.S. dollars (“USD”) on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into USD based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into USD based upon currency exchange rates prevailing on the transaction dates.

The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations in Foreign currency and other transactions in the Condensed Consolidated Statements of Operations, if any. Foreign security and currency transactions may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Revenue Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period. For the three and six months ended June 30, 2026, the Company recorded $19.2 million and $37.0 million, respectively, in non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts). For the three and six months ended June 30, 2025, the Company recorded $6.1 million and $51.9 million, respectively, in non-recurring interest income.

PIK Income

The Company has investments in its portfolio that contain payment-in-kind (“PIK”) provisions. PIK represents interest or non-cash dividends that are accrued and recorded as interest or dividend income at the contractual rates, increases the principal on the respective capitalization dates, and is generally due at maturity. Such income is included in Payment-in-kind interest income or Non-cash dividend income in the Condensed Consolidated Statements of Operations. If at any point the Company expects that PIK will not be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through Payment-in-kind interest income or Non-cash dividend income. To satisfy the Company’s annual RIC distribution requirements, this non-cash source of income must be included in determining the amounts to be paid out to shareholders in the form of dividends, even though the Company has not yet collected cash.

Dividend Income

Dividend income on preferred equity securities is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities and on the Company’s equity interests in its joint ventures is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies.

Other Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication and other miscellaneous fees, as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current.

For further information regarding the non-accrual status of investments, refer to “Note 4. Investments.”

Offering Expenses

Costs associated with the offering of the Company’s shares are capitalized as Deferred offering costs in the Condensed Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s continuous offering.

Deferred Financing Costs and Debt Issuance Costs

Deferred financing and debt issuance costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings and debt issuance costs include premiums and discounts to the par value of the respective instruments. These expenses and adjustments are deferred and amortized into interest expense over the life of the related debt instrument. Deferred financing costs related to revolving credit facilities are presented separately as an asset on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Debt issuance costs, including premiums and discounts to par, related to any issuance of installment debt or notes are presented net against the outstanding debt balance of the related security.

Income Taxes

The Company has elected to be treated as a BDC under the 1940 Act. The Company also has elected to be treated as a RIC under the Code. So long as the Company maintains its tax treatment as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the condensed consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its condensed consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. Management has analyzed the Company’s tax positions taken, or to be taken, on federal income tax returns for all open tax years, and has concluded that there are no material uncertain tax positions through June 30, 2026. As applicable, the Company’s federal tax returns are subject to examination by the Internal Revenue Service for a period of three fiscal years after they are filed.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on certain undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

For the three and six months ended June 30, 2026, the Company accrued $1.3 million and $1.3 million, respectively, of U.S. federal excise tax. For the three and six months ended June 30, 2025, the Company accrued $1.8 million and $9.5 million, respectively, of U.S. federal excise tax.

Certain of the Company’s consolidated subsidiaries are subject to certain U.S. federal and state income taxes. Income tax expense, if any, is included under the income category for which it applies in the Condensed Consolidated Statements of Operations.

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of the Company’s tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Segment Reporting

The Company operates as a single reportable segment and as a result, the Company’s segment accounting policies are consistent with those described herein and the Company does not have any intra-segment sales and transfers of assets. See “Note 12. Segment Reporting” for further information.

Recent Accounting Pronouncements

In December 2025, the FASB issued Accounting Standards Update (“ASU”) 2025-09, “Derivatives and Hedging (Topic 815): Hedge Accounting Improvements,” (“ASU 2025-09”). ASU 2025-09 amends the guidance in ASU 815, Derivatives and Hedging and refines certain hedge accounting requirements, including clarifications to the designation and documentation criteria for hedge relationships, improvements to the assessment of hedge effectiveness, and enhanced disclosures intended to provide greater transparency into an entity’s risk management activities involving derivatives. ASU 2025-09 is effective for annual reporting periods beginning after December 15, 2026, including interim reporting periods within those annual reporting periods, and early adoption is permitted. The Company has not early adopted and does not expect the adoption of ASU 2025-09 to have a material impact on its condensed consolidated financial statements.

Note 3. Fees, Expenses, Agreements and Related Party Transactions

Advisory Agreements

On October 5, 2020, the Company entered into the original investment advisory agreement with the Prior Adviser (the “Original Investment Advisory Agreement”), pursuant to which the Prior Adviser was responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.

On August 2, 2022, the Company and the Prior Adviser entered into an amended and restated investment advisory agreement (the “Original A&R Investment Advisory Agreement”), which was approved by the Board, including a majority of the trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”). The Original A&R Investment Advisory Agreement altered the Original Investment Advisory Agreement by removing certain “sunset” provisions that previously stated that certain requirements of the North American Securities Administrators Association (“NASAA”) Omnibus Guidelines would no longer apply if the Company’s shares become “covered securities” within the meaning of Section 18 of the Securities Act of 1933, as amended (the “Securities Act”), and amending certain undertakings provisions, including to clarify compliance with NASAA Omnibus Guidelines. No other changes were made to the Original Investment Advisory Agreement.

On November 7, 2024, the Board approved the Prior Adviser’s assignment of the Original A&R Investment Advisory Agreement to the Adviser pursuant to Rule 2a-6 under the 1940 Act, effective January 1, 2025. The Board, including a majority of the Independent Trustees, also approved the second amended and restated investment advisory agreement (the “Investment Advisory Agreement”) to acknowledge such assignment. Accordingly, effective January 1, 2025, the Adviser became the Company’s investment adviser pursuant to the Investment Advisory Agreement. Further, on November 7, 2024, the Board approved the sub-advisory agreement (the “Sub-Advisory Agreement,” and together with the Investment Advisory Agreement, the “Advisory Agreements”) between the Company, the Adviser and the Sub-Adviser. Accordingly, effective January 1, 2025, the Sub-Adviser became the Company’s investment sub-adviser pursuant to the Sub-Advisory Agreement. These changes were the result of a reorganization of certain subsidiaries of Blackstone and did not result in any change in the aggregate fees paid by the Company. Further, the nature and level of services provided to the Company remain the same, as well as the personnel that provide investment management services to the Company on behalf of the Advisers.

The Advisory Agreements were most recently renewed and approved by the Board, including a majority of the Independent Trustees, on April 29, 2026, for an additional annual period, and, unless terminated earlier, will renew from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the Independent Trustees. The Company may terminate the Advisory Agreements, without payment of any penalty, upon 60 days’ written notice. The Advisory Agreements will automatically terminate in the event of their assignment within the meaning of the 1940 Act and related SEC guidance and interpretations.

The Company pays the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee is borne by the shareholders. The sub-advisory fees payable to the Sub-Adviser under the Sub-Advisory Agreement will be paid by the Adviser out of its own advisory fees rather than paid separately by the Company. Substantial additional fees and expenses may also be charged by the Administrators to the Company.

Base Management Fees

The management fee is payable monthly and is settled and paid quarterly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, net assets means the Company’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. The management fee calculation will be prorated for any partial months, including the first calendar month in which the Company commenced operations.

For the three and six months ended June 30, 2026, base management fees were $142.1 million and $294.1 million, respectively. For the three and six months ended June 30, 2025, base management fees were $138.8 million and $267.9 million, respectively. As of June 30, 2026 and December 31, 2025, $142.1 million and $153.1 million, respectively, was payable to the Adviser relating to management fees.

Incentive Fees

The incentive fees consist of two components that are determined independently of each other, with the result that one component may be payable even if the other is not. One component is based on income and the other component is based on capital gains, each as described below:

(i) Income Based Incentive Fee

The first component of the incentive fee, an income based incentive fee, is based on the Company’s Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on, the value of the Company’s net assets at the end of the immediately preceding quarter from interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).

Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns excludes any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The Company excludes the impact of expense support payments and recoupments from Pre-Incentive Fee Net Investment Income Returns. Shareholders may be charged a fee on an income amount that is higher than the income shareholders may ultimately receive.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Company pays the Adviser an income based incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

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no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

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100% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). The Company refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” This “catch-up” is meant to provide the Adviser with approximately 12.5% of Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

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12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

These calculations are prorated for any period of less than three months, including the first quarter the Company commenced operations, and are adjusted for any share issuances or repurchases during the relevant quarter.

For the three and six months ended June 30, 2026, the Company accrued income based incentive fees of $143.1 million and $294.2 million, respectively. For the three and six months ended June 30, 2025, the Company accrued income based incentive fees of $151.8 million and $303.6 million, respectively. As of June 30, 2026 and December 31, 2025, there was $143.1 million and $162.5 million, respectively, payable to the Adviser for income based incentive fees.

(ii) Capital Gains Based Incentive Fee

The second component of the incentive fee, a capital gains based incentive fee, is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains based incentive fees as calculated in accordance with GAAP.

For the three and six months ended June 30, 2026 and 2025, the Company accrued no capital gains based incentive fees. As of June 30, 2026 and December 31, 2025, no amount was payable to the Adviser for capital gains based incentive fees.

Administration Agreements

On October 5, 2020, the Company entered into the original administration agreement with the Prior Administrator (the “Prior Administration Agreement”). On November 7, 2024, the Board approved the termination of the Prior Administration Agreement, effective December 31, 2024, and the entry into the Administration Agreement between the Company and the Administrator, effective January 1, 2025. Accordingly, effective January 1, 2025, the Administrator became the Company’s administrator pursuant to the Administration Agreement. Further, on November 7, 2024, the Board approved the Sub-Administration Agreement between the Administrator, on behalf of the Company, and the Sub-Administrator. Accordingly, effective January 1, 2025, the Sub-Administrator became one of the Company’s sub-administrators pursuant to the Sub-Administration Agreement. To acknowledge the change of the administrator, the Board also approved the assignment of the third party sub-administration agreement (the “State Street Sub-Administration Agreement”) with State Street Bank and Trust Company (the “State Street Sub-Administrator”) from the Prior Administrator to the Administrator, effective January 1, 2025. These changes did not result in any change in the aggregate fees paid by the Company. Further, the nature and level of services provided to the Company remain the same, as well as the personnel that provide administrative services to the Company on behalf of the Administrators.

Under the terms of the Administration Agreements, the Administrators provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of the Company’s other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of the Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the Administrator for certain costs and expenses incurred by the Administrators in performing their obligations under the Administration Agreements. Such reimbursement will include the Company’s allocable portion of compensation and other expenses incurred by the Administrators in performing their administrative obligations under the Administration Agreements, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrators that perform duties for the Company; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in the Advisory Agreements and the Administration Agreements.

In addition, pursuant to the terms of the Administration Agreements, the Administrators may delegate their obligations under the Administration Agreements to an affiliate or to a third party and we will reimburse the Administrator, and the Administrator will reimburse the Sub-Administrator, for any services performed for the Company by such affiliate or third party. Under the Sub-Administration Agreement, the Administrator will reimburse the Sub-Administrator for certain costs and expenses incurred by the Sub-Administrator in performing its obligations under the Sub-Administration Agreement. The costs and expenses of the Sub-Administrator that are eligible for reimbursement by the Administrator will be reasonably allocated to the Company on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator. The Administrator has outsourced, and may continue to outsource, certain administrative duties provided to the Company to third parties, and the Administrator will pay the third parties accordingly. State Street Bank and Trust Company serves as the Company’s third-party sub-administrator. The Administrator has utilized, and in the future will continue to utilize, the State Street Sub-Administrator to assist in the provision of administrative services. The State Street Sub-Administrator receives compensation from the Administrator for its sub-administrative services under the State Street Sub-Administration Agreement.

The Administration Agreements were most recently renewed and approved by the Board, including a majority of the Independent Trustees, on April 29, 2026 for an additional annual period, and, unless terminated earlier, will renew automatically from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the

Independent Trustees. The Company may terminate the Administration Agreements, without payment of any penalty, upon 60 days’ written notice.

For the three and six months ended June 30, 2026, the Company incurred $4.0 million and $8.2 million, respectively, in expenses under the Administration Agreement which were recorded in Administrative service expenses in the Company’s Condensed Consolidated Statements of Operations. For the three and six months ended June 30, 2025, the Company incurred $2.0 million and $4.3 million, respectively, in expenses under the Administration Agreement which were recorded in Administrative service expenses in the Company’s Condensed Consolidated Statements of Operations.

As of June 30, 2026 and December 31, 2025, $2.8 million and $3.6 million, respectively, was unpaid and included in Due to affiliates in the Condensed Consolidated Statements of Assets and Liabilities.

State Street Sub-Administration Agreement and Custody Agreement

On October 5, 2020, the Prior Administrator entered into the State Street Sub-Administration Agreement with the State Street Sub-Administrator under which the State Street Sub-Administrator provides various accounting and administrative services to the Company. The State Street Sub-Administrator also serves as the Company’s custodian. On November 7, 2024, the Board approved the assignment of the State Street Sub-Administration Agreement from the Prior Administrator to the Administrator, effective January 1, 2025. The initial term of the State Street Sub-Administration Agreement was two years from the effective date and after expiration of the initial term and the State Street Sub-Administration Agreement shall automatically renew for successive one-year periods, unless a written notice of non-renewal is delivered no later than 120 days prior to the expiration of the initial term or renewal term.

Intermediary Manager Agreement

On October 5, 2020, the Company entered into an intermediary manager agreement (the “Intermediary Manager Agreement”) with Blackstone Securities Partners L.P., an affiliate of the Advisers. Pursuant to the Intermediary Manager Agreement, no upfront transaction fee will be paid with respect to Class I shares, Class S shares or Class D shares, however, if shareholders purchase Class S shares or Class D shares through certain financial intermediaries, they may directly charge shareholders transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Under the terms of the Intermediary Manager Agreement, the Intermediary Manager will serve as the intermediary manager for the Company’s public offering of its Common Shares. The Intermediary Manager will be entitled to receive shareholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.85% and 0.25% of the value of the Company’s net assets attributable to Class S and Class D shares, respectively, as of the beginning of the first calendar day of the month. No shareholder servicing and/or distribution fees will be paid with respect to Class I shares. The shareholder servicing and/or distribution fees will be payable to the Intermediary Manager, but the Intermediary Manager anticipates that all of the shareholder servicing fees and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers.

The Company will cease paying the shareholder servicing and/or distribution fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the offering on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including the shareholder servicing and/or distribution fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary offering. In addition, consistent with the exemptive relief allowing the Company to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), the Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. The Company may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.

The Intermediary Manager is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”).

The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees and a majority of the trustees who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Intermediary Manager Agreement or by vote of a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Distribution and Servicing Plan

The Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays the Intermediary Manager with respect to Class I, Class S and Class D shares on an annualized basis as a percentage of the Company’s NAV for such class. The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class I shares	—%
Class S shares	0.85%
Class D shares	0.25%

Subject to FINRA and other limitations on underwriting compensation, the Company will pay a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly.

The shareholder servicing and/or distribution fees will be paid monthly in arrears. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/or distribution fees charged.

The Intermediary Manager will reallow (pay) all of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. All or a portion of the shareholder servicing and/or distribution fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services. The Company also may pay for these sub-transfer agency, sub-accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees and its Distribution and Servicing Plan. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the shareholder servicing and/or distribution fee that the broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

For the three and six months ended June 30, 2026, the Company accrued shareholder servicing and/or distribution fees of $29.0 million and $60.1 million, respectively, which were attributable to Class S shares. For the three and six months ended June 30, 2026, the Company accrued shareholder servicing and/or distribution fees of $0.3 million and $0.7 million, respectively, which were attributable to Class D shares.

For the three and six months ended June 30, 2025, the Company accrued shareholder servicing and/or distribution fees of $29.6 million and $57.7 million, respectively, which were attributable to Class S shares. For the three and six months ended June 30, 2025, the Company accrued shareholder servicing and/or distribution fees of $0.4 million and $0.8 million, respectively, which were attributable to Class D shares.

Expense Support and Conditional Reimbursement Agreement

On October 5, 2020, the Company entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Sub-Adviser. The Sub-Adviser may elect to pay certain expenses of the Company on the Company’s behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. Any Expense Payment that the Sub-Adviser has committed to pay must be paid by the Sub-Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, or offset against amounts due from the Company to the Sub-Adviser or its affiliates.

Pursuant to the Expense Support Agreement, following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Sub-Adviser until such time as all Expense Payments made by the Sub-Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Sub-Adviser has waived its right to receive such payment for the applicable month.

For the three and six months ended June 30, 2026 and 2025, the Sub-Adviser made no Expense Payments and there were no Reimbursement Payments made to the Sub-Adviser.

Controlled/Affiliated Portfolio Companies

Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying condensed consolidated financial statements, including the Condensed Consolidated Schedule of Investments.

On October 11, 2021, a wholly-owned subsidiary of the Company and a third-party investor entered into a limited liability company agreement with SLC. SLC is a specialty finance company focused on investing in consumer credit and is led by a management team with deep expertise in the consumer finance industry. The investment in SLC allows the Company to gain exposure to a different asset class than its core investing focus of senior secured lending to U.S. private companies. As of June 30, 2026 and December 31, 2025, the wholly-owned subsidiary of the Company had committed $405.0 million. As of June 30, 2026 and December 31, 2025, $71.7 million and $33.0 million of capital remained uncalled from the Company, respectively. The Company does not consolidate its equity interest in SLC.

In addition, the Company has made investments in joint ventures that have been considered controlled/affiliated companies, including Emerald JV and Verdelite JV. From time to time, the Company may purchase investments from or sell investments to Emerald JV and Verdelite JV. For further description of the Emerald JV and Verdelite JV, see “Note 11. Joint Ventures.”

On June 1, 2025, the Company made an initial investment into Blackstone Private Real Estate Credit and Income Fund (“BREC”), a business development company advised by Blackstone Real Estate Special Situations Advisors L.L.C., an affiliate of Blackstone.

Note 4. Investments

The composition of the Company’s investment portfolio at cost and fair value was as follows:

	June 30, 2026			December 31, 2025
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$72,789,476	$70,683,268	91.0%	$73,980,617	$73,345,369	89.2%
Second lien debt	3,136,291	2,894,973	3.7	3,296,882	3,262,537	4.0
Unsecured debt	83,948	79,392	0.1	80,808	79,427	0.1
Structured finance obligations - debt instruments	221,476	210,320	0.3	501,804	501,333	0.6
Structured finance obligations - equity instruments	324,820	263,118	0.4	331,279	301,610	0.4
Investments in joint ventures	1,953,706	1,660,325	2.1	1,932,706	1,791,813	2.2
Equity and other (1)	1,838,134	1,857,711	2.4	2,792,145	2,917,257	3.5

Total	$80,347,851	$77,649,107	100.0%	$82,916,241	$82,199,346	100.0%

(1)	Includes equity investment in SLC.

The Company utilizes the Global Industry Classification Standard for categorizing the industry classification of its investments. The industry composition of investments at fair value was as follows:

	June 30, 2026	December 31, 2025
Aerospace & Defense	2.5%	2.0%
Air Freight & Logistics	2.0	1.5
Airlines (Passenger Airlines) (2)(3)	0.0	0.0
Automobile Components (2)	0.0	0.1
Beverages	—	0.1
Biotechnology	0.4	0.2
Broadline Retail (2)(3)	0.0	0.0
Building Products	0.8	0.8
Capital Markets	0.5	0.3
Chemicals	0.3	0.3
Commercial Services & Supplies	8.3	7.4
Construction & Engineering	1.8	1.9
Construction Materials (2)(3)	0.0	0.0
Consumer Staples Distribution & Retail	0.1	0.1
Containers & Packaging	0.1	0.1
Distributors	0.4	0.5
Diversified Consumer Services	2.9	2.8
Diversified REITs (2)(3)	0.0	0.0
Diversified Telecommunication Services (2)	0.0	0.1
Electric Utilities	0.1	0.4
Electrical Equipment	1.3	1.3

	June 30, 2026	December 31, 2025
Electronic Equipment, Instruments & Components	1.0	1.1
Energy Equipment & Services (2)(3)	0.0	0.0
Entertainment (2)(3)	0.0	0.0
Financial Services (1)	2.6	3.0
Food Products (2)(3)	0.0	0.0
Gas Utilities (3)	—	0.0
Ground Transportation	0.2	0.2
Health Care Equipment & Supplies	0.7	0.7
Health Care Providers & Services	8.4	7.9
Health Care Technology	5.7	6.5
Hotels, Restaurants & Leisure	0.2	0.3
Household Durables (2)	0.0	0.1
Independent Power and Renewable Electricity Producers (2)(3)	0.0	0.0
Industrial Conglomerates	0.3	0.3
Insurance	6.2	6.1
Interactive Media & Services	0.8	0.9
Investments in Joint Ventures	2.1	2.2
IT Services	4.7	4.9
Life Sciences Tools & Services	0.7	0.7
Machinery	0.3	0.3
Marine Transportation	0.4	0.4
Media	1.1	1.0
Metals & Mining (3)	0.1	0.0
Oil, Gas & Consumable Fuels	0.4	1.7
Paper & Forest Products	0.1	0.1
Pharmaceuticals	0.9	0.7
Professional Services	11.4	10.7
Real Estate Management & Development	1.3	1.2
Semiconductors & Semiconductor Equipment (3)	—	0.0
Software	25.8	25.7
Specialty Retail	0.1	0.1
Technology Hardware, Storage & Peripherals	0.1	0.1
Trading Companies & Distributors	0.4	0.4
Transportation Infrastructure	2.1	2.5
Wireless Telecommunication Services	0.4	0.3

Total	100.0%	100.0%

(1)	Includes equity investment in SLC.
(2)	Amount rounds to less than 0.1% as of June 30, 2026.
(3)	Amount rounds to less than 0.1% as of December 31, 2025.

The geographic composition of investments at cost and fair value was as follows:

	June 30, 2026
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$67,999,855	$65,458,220	84.3%	153.0%
Europe	9,753,174	9,698,643	12.5	22.7
Bermuda/Cayman Islands	1,397,208	1,335,652	1.7	3.1
Canada	846,415	812,719	1.0	1.9
Australia/New Zealand	284,689	276,601	0.4	0.6
Asia	66,510	67,272	0.1	0.2

Total	$80,347,851	$77,649,107	100.0%	181.5%

	December 31, 2025
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$70,395,937	$69,480,163	84.5%	145.9%
Europe	9,986,806	10,235,985	12.5	21.5
Bermuda/Cayman Islands	1,651,012	1,626,419	2.0	3.4
Canada	717,684	694,692	0.8	1.5
Australia/New Zealand	98,511	94,798	0.1	0.2
Asia	66,291	67,289	0.1	0.1

Total	$82,916,241	$82,199,346	100.0%	172.6%

As of June 30, 2026 and December 31, 2025, fifteen issuers (across twenty-five loans) and nine issuers (across sixteen loans) in the portfolio were on non-accrual status, respectively.

As of June 30, 2026 and December 31, 2025, on a fair value basis, 99.8% and 99.7%, respectively, of performing debt investments bore interest at a floating rate and 0.2% and 0.3%, respectively, of performing debt investments bore interest at a fixed rate.

Note 5. Fair Value Measurements

The following tables present the fair value hierarchy of financial instruments:

	June 30, 2026
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$2,555,615	$68,127,653	$70,683,268
Second lien debt	—	465,907	2,429,066	2,894,973
Unsecured debt	—	19,176	60,216	79,392
Structured finance obligations - debt instruments	—	—	210,320	210,320
Structured finance obligations - equity instruments	—	—	263,118	263,118
Equity and other (1)	—	—	1,857,711	1,857,711

Total	—	3,040,698	72,948,084	75,988,782
Investments Measured at NAV (2)	—	—	—	1,660,325

Total investments	$—	$3,040,698	$72,948,084	$77,649,107

	December 31, 2025
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$4,559,314	$68,786,055	$73,345,369
Second lien debt	—	783,278	2,479,259	3,262,537
Unsecured debt	—	21,611	57,816	79,427
Structured finance obligations - debt instruments	—	—	501,333	501,333
Structured finance obligations - equity instruments	—	—	301,610	301,610
Equity and other (1)	19,774	133	2,897,350	2,917,257

Total	19,774	5,364,336	75,023,423	80,407,533
Investments Measured at NAV (2)	—	—	—	1,791,813

Total investments	$19,774	$5,364,336	$75,023,423	$82,199,346

(1)	Includes equity investment in SLC.
(2)

Includes investments in the Emerald JV and Verdelite JV (refer to Note 11). Certain investments that are measured at fair value using the NAV practical expedient have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Condensed Consolidated Statements of Assets and Liabilities.

Within Investments at fair value, substantially all Equity investments are illiquid and privately negotiated in nature and are subject to contractual sale constraints or other restrictions pursuant to their respective governing or similar agreements. Approximately $143.1 million of such Equity investments have a sale constraint or other restriction that will lapse after a predetermined date; the weighted average remaining duration of such restrictions is 0.8 years. For information regarding restrictions on investment in joint ventures, see “Note 11. Joint Ventures.”

The following tables present changes in the fair value of financial instruments for which Level 3 inputs were used to determine the fair value:

	Three Months Ended June 30, 2026
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Structured Finance Obligations - Equity Instruments	Equity and other	Total
Fair value, beginning of period	$69,646,881	$2,430,811	$59,715	$412,348	$256,137	$1,995,982	$74,801,874
Purchases of investments	1,805,300	36,154	2,090	—	5,089	103,942	1,952,575
Proceeds from principal repayments and sales of investments	(2,726,339)	(30,267)	—	(210,582)	(8,825)	(179,916)	(3,155,929)
Accretion of discount (amortization of premium)	62,974	1,294	42	34	—	—	64,344
Net realized gain (loss)	(23,233)	(849)	—	(5,424)	(473)	10,144	(19,835)
Net change in unrealized appreciation (depreciation)	(833,329)	(8,077)	(1,631)	13,944	11,190	(72,441)	(890,344)
Transfers into Level 3 (1)	278,571	—	—	—	—	—	278,571
Transfers out of Level 3 (1)	(83,172)	—	—	—	—	—	(83,172)

Fair value, end of period	$68,127,653	$2,429,066	$60,216	$210,320	$263,118	$1,857,711	$72,948,084

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of June 30, 2026 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$(846,677)	$(8,779)	$(1,631)	$5,519	$11,117	$(41,535)	$(881,986)

	Six Months Ended June 30, 2026
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Structured Finance Obligations - Equity Instruments	Equity and other	Total
Fair value, beginning of period	$68,786,055	$2,479,259	$57,816	$501,333	$301,610	$2,897,350	$75,023,423
Purchases of investments	5,942,026	59,058	5,127	—	19,168	307,839	6,333,218
Proceeds from principal repayments and sales of investments	(5,299,247)	(40,269)	—	(275,077)	(25,160)	(1,266,950)	(6,906,703)
Accretion of discount (amortization of premium)	121,502	2,718	84	201	—	86	124,591
Net realized gain (loss)	(33,238)	(893)	—	(5,452)	(467)	12,023	(28,027)
Net change in unrealized appreciation (depreciation)	(1,338,009)	(102,965)	(2,811)	(10,685)	(32,033)	(92,637)	(1,579,140)
Transfers into Level 3 (1)	47,842	32,158	—	—	—	—	80,000
Transfers out of Level 3 (1)	(99,278)	—	—	—	—	—	(99,278)

Fair value, end of period	$68,127,653	$2,429,066	$60,216	$210,320	$263,118	$1,857,711	$72,948,084

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of June 30, 2026 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$(1,323,745)	$(102,623)	$(2,811)	$(9,819)	$(30,972)	$(64,451)	$(1,534,421)

(1)	For the three and six months ended June 30, 2026, transfers into or out of Level 3 were primarily due to decreased or increased price transparency.

	Three Months Ended June 30, 2025
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Structured Finance Obligations - Equity Instruments	Equity and other	Total
Fair value, beginning of period	$57,423,521	$2,258,941	$30,453	$536,456	$191,459	$1,355,977	$61,796,807
Purchases of investments	3,877,956	117,751	1,039	21,205	69,275	165,260	4,252,486
Proceeds from principal repayments and sales of investments	(1,041,306)	(4,880)	—	(10,043)	(5,504)	(12,731)	(1,074,464)
Accretion of discount (amortization of premium)	52,701	1,346	22	77	—	—	54,146
Net realized gain (loss)	917	—	—	159	—	—	1,076
Net change in unrealized appreciation (depreciation)	234,352	36,383	(771)	3,056	2,146	28,922	304,088
Transfers into Level 3 (1)	69,747	—	—	—	—	—	69,747
Transfers out of Level 3 (1)	(23,268)	—	—	—	—	—	(23,268)

Fair value, end of period	$60,594,620	$2,409,541	$30,743	$550,910	$257,376	$1,537,428	$65,380,618

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of June 30, 2025 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$235,548	$36,383	$(771)	$3,083	$2,146	$28,922	$305,311

	Six Months Ended June 30, 2025
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Structured Finance Obligations - Equity Instruments	Equity and other	Total
Fair value, beginning of period	$57,154,971	$2,088,319	$157,115	$590,509	$141,139	$1,350,757	$61,482,810
Purchases of investments	8,072,012	296,948	2,065	50,051	138,202	192,557	8,751,835
Proceeds from principal repayments and sales of investments	(4,977,747)	(17,892)	(129,371)	(85,364)	(20,804)	(52,623)	(5,283,801)
Accretion of discount (amortization of premium)	124,771	2,623	44	160	(8)	453	128,043
Net realized gain (loss)	(3,265)	1	—	691	—	15,577	13,004
Net change in unrealized appreciation (depreciation)	272,114	39,542	890	(5,137)	(1,153)	30,707	336,963
Transfers into Level 3 (1)	46,319	—	—	—	—	—	46,319
Transfers out of Level 3 (1)	(94,555)	—	—	—	—	—	(94,555)

Fair value, end of period	$60,594,620	$2,409,541	$30,743	$550,910	$257,376	$1,537,428	$65,380,618

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of June 30, 2025 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$297,439	$39,542	$(804)	$(4,200)	$(1,153)	$40,403	$371,227

(1)	For the three and six months ended June 30, 2025, transfers into or out of Level 3 were primarily due to decreased or increased price transparency.

The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 financial instruments. These tables are not intended to be all-inclusive but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	June 30, 2026
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$65,593,802	Yield Analysis	Discount Rate	2.68%	294.67%	10.49%
	1,675,426	Asset Recoverability	Market Multiple	0.80x	26.50x	9.11x
	852,350	Market Quotations	Broker Quoted Price	60.65	100.13	96.20
	6,075	Asset Recoverability	Discount to Expected Proceeds			25.00%

	68,127,653
Investments in second lien debt	2,399,339	Yield Analysis	Discount Rate	8.72%	21.82%	10.62%
	29,727	Asset Recoverability	Market Multiple	9.15x	11.68x	10.40x

	2,429,066
Investments in unsecured debt	60,216	Yield Analysis	Discount Rate	13.27%	17.05%	14.69%
Investments in structured finance obligations - debt instruments	182,190	Market Quotations	Broker Quoted Price	77.22	100.43	94.25
	28,130	Yield Analysis	Discount Rate			5.10%

	210,320
Investments in structured finance obligations - equity instruments	213,397	Market Quotations	Broker Quoted Price	0.02	77.75	57.10
	49,721	Distribution Waterfall	Liquidation Discount	2.50%	2.50%	2.50%

	263,118
Investments in equity and other	516,177	Estimated Net Asset Value	Net Asset Value	1.05	26.14	24.72
	483,374	Market Approach	Performance Multiple	5.00x	26.50x	13.19x
	428,625	Yield Analysis	Discount Rate	7.96%	28.36%	12.41%
	407,869	Asset Recoverability	Market Multiple	1.00x	12.00x	2.77x
	21,666	Option Pricing Model	Expected Volatility	32.00%	75.50%	34.37%

	1,857,711

Total	$72,948,084

(1)	Weighted averages are calculated based on fair value of investments.

	December 31, 2025
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$66,420,844	Yield Analysis	Discount Rate	2.81%	32.47%	9.06%
	1,886,879	Asset Recoverability	Market Multiple	5.50x	12.47x	10.76x
	471,232	Market Quotations	Broker Quoted Price	82.44	101.00	99.65
	7,100	Asset Recoverability	N/A

	68,786,055
Investments in second lien debt	2,476,991	Yield Analysis	Discount Rate	8.45%	21.42%	10.19%
	2,268	Asset Recoverability	Market Multiple	11.84x	11.84x	11.84x

	2,479,259
Investments in unsecured debt	57,816	Yield Analysis	Discount Rate	13.47%	15.10%	14.14%
Investments in structured finance obligations - debt instruments	471,678	Market Quotations	Broker Quoted Price	89.01	101.99	99.31
	29,655	Yield Analysis	Discount Rate	8.42%	8.42%	8.42%

	501,333
Investments in structured finance obligations - equity instruments	296,743	Market Quotations	Broker Quoted Price	0.02	105.70	73.29
	4,867	Transaction Price	N/A

	301,610
Investments in equity and other (2)	1,642,499	Yield Analysis	Discount Rate	7.76%	19.50%	8.91%
	430,975	Estimated Net Asset Value	Net Asset Value	26.08	26.08	26.08
	387,101	Market Approach	Performance Multiple	6.40x	33.63x	16.80x
	381,241	Asset Recoverability	N/A
	34,418	Asset Recoverability	Market Multiple	5.50x	16.00x	11.65x
	21,116	Option Pricing Model	Expected Volatility	32.00%	70.50%	33.66%

	2,897,350

Total	$75,023,423

(1)	Weighted averages are calculated based on fair value of investments.
(2)	“Other” includes warrants.

The significant unobservable input used in the yield analysis is the discount rate based on comparable market yields. The significant input used in the distribution waterfall is the liquidation discount. Significant increases in discount rates or liquidation discounts would result in a significantly lower fair value measurement. The significant unobservable input used for market quotations are broker quoted prices provided by independent pricing services. The significant unobservable input used under the market approach is the Performance Multiple. The significant unobservable inputs used under the asset recoverability approach are the market multiple and discount rate. The significant unobservable input used in the estimate of net asset value is the prior month end net asset value per share. Significant decreases in quoted prices, Performance Multiples, market multiples or net asset value per share would result in a significantly lower fair value measurement. The significant input used in the option pricing model is expected volatility. Significant increases or decreases in expected volatility could result in a significantly higher or significantly lower fair market value measurement, respectively.

Financial Instruments Not Carried at Fair Value

Debt

The following table presents the fair value measurements of the Company’s debt obligations as of June 30, 2026 and December 31, 2025 had they been accounted for at fair value:

	June 30, 2026	December 31, 2025
	Fair Value	Fair Value
Bard Peak Funding Facility	$725,830	$1,549,670
Castle Peak Funding Facility	866,931	1,760,209
Summit Peak Funding Facility	828,644	1,257,548
Denali Peak Funding Facility	714,593	584,800
Bushnell Peak Funding Facility	350,300	554,300
Granite Peak Funding Facility	750,000	500,000
Middle Peak Funding Facility	730,000	890,000
Bison Peak Funding Facility	930,200	1,437,200
Blanca Peak Funding Facility	825,000	951,000
Windom Peak Funding Facility	957,919	2,150,076
Monarch Peak Funding Facility	1,050,000	1,500,000
Haydon Peak Funding Facility	114,000	212,000
Bear Peak Funding Facility	—	587,017
Phoenix Peak Funding Facility	215,945	221,455
2025-2 Lender Finance Warehouse Facility	—	—
Sonora Peak Funding Facility	100,000	—
Ramsey Peak Funding Facility	200,000	—
Crystal Peak Funding Facility	75,000	—
Weller Peak Funding Facility	—	—
Meadow Pass WH Funding Facility	303,000	—
Revolving Credit Facility	2,304,440	2,259,240
2026 Notes	399,000	395,800
May 2027 Notes	626,938	630,625
October 2027 Notes	352,450	358,505
March 2031 5.54% Notes	489,200	497,950
March 2033 Notes	478,700	497,800
January 2032 Series 2026A Notes	206,514	—
April 2031 Series 2026B Notes	481,400	—
July 2031 Series 2026B Notes	481,100	—
June 2032 Series 2026C Notes	676,510	—
December 2026 Notes	1,236,500	1,228,375
November 2026 Eurobonds	566,901	582,958
March 2027 Notes	987,800	983,300
January 2029 Notes	621,335	631,800
April 2026 UK Bonds	—	337,224
November 2028 Notes	670,800	689,715

	June 30, 2026	December 31, 2025
	Fair Value	Fair Value
January 2031 Notes	600,780	620,460
July 2029 Notes	900,630	918,430
September 2027 Notes	398,400	402,480
April 2030 Notes	388,560	397,160
November 2029 Notes	394,760	404,360
November 2034 Notes	770,400	808,320
January 2032 Notes	985,900	1,015,700
September 2030 Notes	478,700	492,600
March 2031 5.350% Notes	673,330	—
May 2031 Notes	837,165	—
2021-2 Notes	—	505,988
MML 2021-1 Debt	690,393	690,751
MML 2022-1 Debt	759,111	759,106
2022-1 BSL Debt	—	419,790
MML 2022-2 Debt	300,105	301,089
2023-1 Notes	305,246	305,824
2024-1 Notes	244,033	244,031
2024-2 Notes	305,041	305,041
2025-1 Notes	884,470	884,354
2025-1 Lender Finance Facility	874,977	901,820
2025-1 BSL Notes	427,619	661,802
2025-2 Lender Finance Facility	855,712	—
2026-1 Notes	735,864	—
2026-1 Static Notes	306,036	—
2026-2 Static Notes	678,445	—
2026-2 Notes	272,065	—
Short-Term Borrowings	604,371	856,829

Total	$34,989,063	$35,144,502

The following table presents the categorization of the Company’s debt obligations as of June 30, 2026 and December 31, 2025 had they been accounted for at fair value within the hierarchy:

	June 30, 2026	December 31, 2025
Level 1	$—	$—
Level 2	—	—
Level 3	34,989,063	35,144,502

Total debt	$34,989,063	$35,144,502

Other Assets and Liabilities

As of June 30, 2026 and December 31, 2025, the carrying amounts of the Company’s other assets and liabilities, other than investments at fair value and debt obligations listed above, approximate fair value due to their short maturities. These financial instruments, with the exception of cash and cash equivalents (including money market funds classified within Cash and Cash Equivalents in the Condensed Consolidated Statements of Assets and Liabilities) which would be categorized as Level 1, would be categorized as Level 3 within the fair value hierarchy.

Note 6. Derivatives

The Company enters into derivative financial instruments in the normal course of business to achieve certain risk management objectives, including managing its interest rate and foreign currency risk exposures.

The fair value of foreign currency and interest rate derivative contracts are included within Derivative assets at fair value and Derivative liabilities at fair value, respectively, in the Condensed Consolidated Statements of Assets and Liabilities.

The following tables present the aggregate notional amount and fair value hierarchy of the Company’s derivative financial instruments as of June 30, 2026 and December 31, 2025:

	June 30, 2026
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contracts	$—	$19,176	$—	$19,176	$2,497,894
Interest rate swaps	—	15,791	—	15,791	2,838,000

Total Derivative assets at fair value	$—	$34,967	$—	$34,967	$5,335,894

Cash collateral received				$—
Derivative Liabilities
Foreign currency forward contracts	$—	$(210)	$—	$(210)	$780,382
Interest rate swaps	—	(112,659)	—	(112,659)	9,485,000

Total Derivative liabilities at fair value	$—	$(112,869)	$—	$(112,869)	$10,265,382

Cash collateral posted				$437,279

	December 31, 2025
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contracts	$—	$4,320	$—	$4,320	$1,425,306
Interest rate swaps	—	98,219	—	98,219	5,500,000

Total Derivative assets at fair value	$—	$102,539	$—	$102,539	$6,925,306

Cash collateral received				$—
Derivative Liabilities
Foreign currency forward contracts	$—	$(8,372)	$—	$(8,372)	$1,463,358
Interest rate swaps	—	(28,124)	—	(28,124)	3,921,988

Total Derivative liabilities at fair value	$—	$(36,496)	$—	$(36,496)	$5,385,346

Cash collateral posted				$277,152

In the tables above:

•	The fair value of derivative assets and derivative liabilities is presented on a gross basis.

•	The notional amount represents the absolute value amount of all outstanding derivative contracts.

•	All foreign currency derivatives are not designated in hedge relationships.

•	All interest rate swaps are designated in fair value hedge relationships.

•

The Company has not applied counterparty netting or collateral netting; as such, the amounts of cash collateral received and posted are not offset against the derivative assets and derivative liabilities in the

Condensed Consolidated Statements of Assets and Liabilities. Such amounts are included as Receivable from broker and Payable to broker in the Condensed Consolidated Statements of Assets and Liabilities.

The table below presents the impact to the Condensed Consolidated Statements of Operations from derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship for the three and six months ended June 30, 2026 and June 30, 2025, respectively. The net change in unrealized gains and losses on the derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship are included within Net change in unrealized appreciation (depreciation) on derivative instruments in the Condensed Consolidated Statements of Operations. The net realized gains and losses on the derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship are included within Net realized gain (loss) on derivative instruments in the Condensed Consolidated Statements of Operations.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Unrealized appreciation (depreciation)
Foreign currency forward contracts	$(21,754)	$(48,560)	$23,018	$(61,350)

Net change in unrealized appreciation (depreciation)	$(21,754)	$(48,560)	$23,018	$(61,350)

Realized gain (loss)
Foreign currency forward contracts	$59,611	$(139,450)	$79,216	$(158,862)

Net realized gain (loss)	$59,611	$(139,450)	$79,216	$(158,862)

Hedging

The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship.

The table below presents the impact to the Condensed Consolidated Statements of Operations from derivative assets and liabilities designated in a qualifying hedge accounting relationship for the three and six months ended June 30, 2026 and June 30, 2025, respectively.

For derivative instruments designated in qualifying hedge relationships, the change in fair value of the hedging instrument and hedged item is recorded in Interest expense and recognized as components of Interest expense in the Condensed Consolidated Statements of Operations.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Interest rate swaps	$(112,538)	$62,716	$(166,963)	$189,808
Hedged items	111,347	(61,414)	165,802	(186,589)

The table below presents the carrying value of unsecured borrowings as of June 30, 2026 and December 31, 2025 that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/(decrease)) from current and prior hedging relationships included in such carrying values:

	June 30, 2026		December 31, 2025
Description	Carrying Value	Cumulative Hedging Adjustments	Carrying Value	Cumulative Hedging Adjustments
Unsecured notes	$12,058,302	$(96,789)	$9,165,585	$69,653

Note 7. Borrowings

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. On August 26, 2020, the Company’s sole initial shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. As of June 30, 2026 and December 31, 2025, the Company’s asset coverage was 221.3% and 235.7%, respectively.

SPV Financing Facilities

The following wholly-owned subsidiaries of the Company have entered into secured financing facilities as described below: Bard Peak Funding, Castle Peak Funding, Summit Peak Funding, Denali Peak Funding, Bushnell Peak Funding, Granite Peak Funding, Middle Peak Funding, Bison Peak Funding, Blanca Peak Funding, Windom Peak Funding, Monarch Peak Funding, Haydon Peak Funding, Bear Peak Funding, Phoenix Peak Funding, 2025-2 Lender Finance, Sonora Peak Funding, Ramsey Peak Funding, Crystal Peak Funding, Weller Peak Funding, 2026-1 PC Issuer and Meadow Pass WH Funding (collectively, the “SPVs,” and such secured financing facilities described below, are collectively the “SPV Financing Facilities”).

The obligations of each SPV to the lenders under the applicable SPV Financing Facility are secured by a first priority security interest in all of the applicable SPV’s portfolio investments and cash. The obligations of each SPV under the applicable SPV Financing Facility are non-recourse to the Company, and the Company’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the SPV Financing Facilities, the applicable SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Each SPV Financing Facility contains customary events of default for similar financing transactions, including if a change of control of the applicable SPV occurs. Upon the occurrence and during the continuation of an event of default, the lenders under the applicable SPV Financing Facility may declare the outstanding advances and all other obligations under the applicable SPV Financing Facility immediately due and payable. The occurrence of an event of default triggers a requirement that the applicable SPV obtain the consent of the lenders under the applicable SPV Financing Facility prior to entering into any sale or disposition with respect to portfolio investments.

As of June 30, 2026, and December 31, 2025, the Company was in compliance with all covenants and other requirements of each of the SPV Financing Facilities.

Bard Peak Funding Facility

On March 15, 2021, Bard Peak Funding entered into a senior secured revolving credit facility (the “Bard Peak Funding Facility”) with BNP Paribas (“BNPP”). BNPP serves as administrative agent, Computershare Trust Company, National Association, serves as collateral agent, and the Company serves as servicer under the Bard Peak Funding Facility.

Advances under the Bard Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which, until May 14, 2024, was three month term SOFR plus a 0.26% spread adjustment, and from and after May 15, 2024, is one month term SOFR), plus an applicable margin of, prior to May 15, 2024, 1.55% to 2.15% per annum depending on the nature of the advances being requested under the credit facility, subject to a floor of 1.85%. From May 15, 2024 until October 7, 2024, the applicable margin on all outstanding advances was 2.15% per annum. From October 8, 2024 until December 16, 2024, the applicable margin on all outstanding advances was 2.00% per annum. From December 17, 2024 to March 11, 2026, the applicable margin on all advances was 1.90% per annum. From March 12, 2026 to March 11, 2029, the applicable margin on all advances is 1.80% per annum. From and after March 12, 2029, the applicable margin on all outstanding advances will be 2.30% per annum. Until June 15, 2024, Bard Peak Funding paid a commitment fee of 0.90% per annum if the unused facility amount was greater than 50% or 0.35% per annum if the unused facility amount was less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments. From June 15, 2024 to March 11, 2026, Bard Peak Funding paid a commitment fee ranging from 0.70% to 2.15% per annum based on the daily unused amount of the financing commitments to the extent in excess of 25%, in addition to certain other fees as agreed between Bard Peak Funding and BNPP. From and after March 12, 2026, Bard Peak Funding pays a commitment fee ranging from 0.70% to 2.05% per annum based on the daily unused amount of the financing commitments to the extent in excess of 25%.

Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bard Peak Funding and to make advances under delayed draw term loans and revolving loans where Bard Peak Funding is a lender.

The period during which Bard Peak Funding may make borrowings under the Bard Peak Funding Facility expires on March 12, 2029, and the Bard Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by March 12, 2031.

Castle Peak Funding Facility

On January 8, 2021, Castle Peak Funding entered into a senior secured revolving credit facility (the “Castle Peak Funding Facility”) with Citibank, N.A. (“Citi”). Citi serves as administrative agent, Wilmington Trust, National Association (“Wilmington Trust”), serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Castle Peak Funding Facility.

Prior to January 4, 2024, advances under the Castle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.70% to 2.20% per annum depending on the nature of the advances being requested. Effective January 4, 2024, advances under the Castle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.85% to 2.35% per annum depending on the nature of the advances being requested. From September 25, 2024 to December 23, 2025, advances under the Castle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.60% to 2.50% per annum depending on the nature of the advances being requested. Effective December 23, 2025, advances under the Castle Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.70% per annum. Prior to September 25, 2024, Castle Peak Funding paid a commitment fee of 1.85% per annum if the unused facility amount was greater than 30% or 0.50% per annum if the unused facility amount was less than or equal to 30% and greater than 10%, based on the average daily unused amount of the financing commitments. From September 25, 2024 to December 23, 2025, Castle Peak Funding paid a commitment fee of 1.90% per annum if the unused facility amount was greater than 35%, 0.90% per annum if the unused facility amount was less than or equal to 35% and greater than 15%, 0.25% per annum if the unused facility amount was less than or equal to 15% and greater than 5%, and 0.00% per annum if the unused facility amount was less than or equal to 5%, in each case based on the average daily unused amount of the financing commitments until the expiration of the reinvestment period. Effective December 23, 2025, Castle Peak Funding pays a commitment fee of 0.40% per annum from December 23, 2025 to September 23, 2026. From and after September 24, 2026, Castle Peak Funding will pay a commitment fee of 1.50% per annum if the unused facility amount is greater than 35%, 0.75% per annum if the unused facility amount is less than or equal to 35% and greater than 15%, 0.25% per annum if the unused facility amount is less than or equal to 15% and greater than 5%, and 0.00% per annum if the unused facility amount is less than or equal to 5%, in each case based on the average daily unused amount of the financing commitments until the expiration of the reinvestment period, in addition to certain other fees as agreed between Castle Peak Funding and Citi.

Proceeds from borrowings under the Castle Peak Funding Facility may be used to fund portfolio investments by Castle Peak Funding and to make advances under revolving loans or delayed draw term loans where Castle Peak Funding is a lender.

The period during which Castle Peak Funding may make borrowings under the Castle Peak Funding Facility expires on January 6, 2028, and the Castle Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by January 7, 2030.

Summit Peak Funding Facility

On March 3, 2021, Summit Peak Funding entered into a senior secured revolving credit facility (the “Summit Peak Funding Facility”) with Société Générale (“SG”). SG serves as agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator and the Company serves as servicer under the Summit Peak Funding Facility.

Prior to March 12, 2024, advances under the Summit Peak Funding Facility bore interest at a blended per annum rate equal to the benchmark for the currency of the applicable advance (which was the three-month term SOFR rate for dollar advances), plus an applicable margin of 1.50% to 2.30% per annum depending on the nature of the advances being requested with such blended rate subject to a floor of 2.00% per annum for certain foreign currency advances and 2.15% per annum for USD advances. From March 12, 2024 to May 6, 2025, advances under the Summit Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is three-month term SOFR rate for dollar advances) plus an applicable margin of 2.20% per annum. Effective May 6, 2025, advances under the Summit Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is three-month term SOFR rate for dollar advances) plus an applicable margin of 1.80% per annum. Prior to May 6, 2025, Summit Peak Funding paid a commitment fee ranging from 0.25% per annum to 2.20% based on the daily unused amount of the financing commitments. Effective May 6, 2025, Summit Peak Funding pays a commitment fee ranging from 0.25% per annum to 1.80% per annum based on the daily unused amount of the financing commitments. Summit Peak Funding also pays an administrative agency fee to SG, in addition to certain other fees as agreed between Summit Peak Funding and SG.

Proceeds from borrowings under the Summit Peak Funding Facility may be used to fund portfolio investments by Summit Peak Funding and to make advances under revolving loans or delayed draw term loans where Summit Peak Funding is a lender.

The period during which Summit Peak Funding may make borrowings under the Summit Peak Funding Facility expires on March 12, 2028, and the Summit Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by March 12, 2030.

Denali Peak Funding Facility

Denali Peak Funding is party to a senior secured revolving credit facility (the “Denali Peak Funding Facility”), dated as of October 11, 2018, with Deutsche Bank AG, New York Branch (“DB”). DB serves as agent, Wilmington Trust serves as collateral agent and collateral custodian and Twin Peaks serves as servicer under the Denali Peak Funding Facility. BCRED acquired Twin Peaks and Denali Peak Funding (inclusive of their respective obligations under the Denali Peak Funding Facility) on March 5, 2021.

Prior to March 6, 2026, advances under the Denali Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR plus, prior to September 26, 2024, a spread adjustment of 0.15% per annum), plus an applicable margin of 1.95% per annum. From March 6, 2026, advances under the Denali Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR), plus an applicable margin of 1.70% per annum. After March 6, 2029, the applicable margin on outstanding advances will increase by 0.10% per annum. Denali Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to the applicable margin described above. In addition, prior to September 26, 2024, Denali Peak Funding paid an unused commitment fee of 0.25% per annum on the unused facility amount in excess of such minimum utilization amount. Effective December 26, 2024, Denali Peak Funding pays an unused commitment fee of 0.25% per annum on the unused facility amount in excess of such minimum utilization amount. Denali Peak Funding also pays an administrative agency fee to DB, in addition to certain other fees, each as agreed between Denali Peak Funding and DB.

Proceeds from borrowings under the Denali Peak Funding Facility may be used to fund portfolio investments by Denali Peak Funding and to make advances under revolving loans where Denali Peak Funding is a lender.

The period during which Denali Peak Funding may make borrowings under the Denali Peak Funding Facility expires on March 6, 2029, and the Denali Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by March 6, 2031.

Bushnell Peak Funding Facility

On May 12, 2021, Bushnell Peak Funding entered into a senior secured revolving credit facility (the “Bushnell Peak Funding Facility”) with Bank of America, N.A. (“Bank of America”). Bank of America serves as administrative agent, Wells Fargo Bank, National Association (“Wells Fargo”) serves as collateral administrator and the Company serves as investment adviser under the Bushnell Peak Funding Facility.

Prior to November 21, 2024, advances under the Bushnell Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the one-month term SOFR rate for dollar advances) plus an applicable margin of 1.60% to 1.85% per annum depending on the nature of the advances being requested. From November 22, 2024 to December 23, 2025, advances under the Bushnell Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the one-month term SOFR rate for dollar advances) plus an applicable margin of 1.50% to 1.95% per annum depending on the nature of the advances being requested, subject to a floor of 1.70% per annum. From and after December 23, 2025, advances under the Bushnell Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the one-month term SOFR rate for dollar advances) plus an applicable margin of 1.45% to 1.80% per annum depending on the nature of the advances being requested, subject to a floor of 1.70% per annum. Bushnell Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of, prior to December 23, 2025, 1.60% per annum, and from and after December 23, 2025, 1.25% per annum. Bushnell Peak Funding also pays an unused fee of, prior to December 23, 2025, 0.50% per annum, and from and after December 23, 2025, 0.40% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to certain other fees agreed between Bushnell Peak Funding and Bank of America.

Proceeds from borrowings under the Bushnell Peak Funding Facility may be used to fund portfolio investments by Bushnell Peak Funding and to make advances under revolving loans or delayed draw term loans where Bushnell Peak Funding is a lender.

The period during which Bushnell Peak Funding may make borrowings under the Bushnell Peak Funding Facility expires on December 26, 2028, and the Bushnell Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by June 25, 2029.

Granite Peak Funding Facility

On June 17, 2021, Granite Peak Funding entered into a senior secured revolving credit facility (the “Granite Peak Funding Facility”) with Goldman Sachs Bank USA (“GS”). GS serves as administrative agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator, and the Company serves as servicer under the Granite Peak Funding Facility.

Prior to October 3, 2024, advances under the Granite Peak Funding Facility bore interest at a per annum rate equal to three-month term SOFR, plus an applicable margin of 2.35% per annum. From October 3, 2024 to March 20, 2026, advances under the Granite Peak Funding Facility bore interest at a per annum rate equal to three-month term SOFR, plus an applicable margin of 2.05% per annum. From March 20, 2026, advances under the Granite Peak Funding Facility bear interest at a per annum rate equal to three-month term SOFR, plus an applicable margin of 1.70% per annum. From July 3, 2025, Granite Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to the applicable margin for advances as described above. In addition, Granite Peak Funding pays an unused commitment fee of 0.50% per annum on the average daily unused commitments under the Granite Peak Funding Facility in excess of such minimum utilization amount. The unused commitment fee is payable only when more than 10% of the total commitments under the Granite Peak Funding Facility are unused. Granite Peak Funding also pays to GS an administrative agency fee, in addition to certain other fees, each as agreed between Granite Peak Funding and GS.

Proceeds from borrowings under the Granite Peak Funding Facility may be used to fund portfolio investments by Granite Peak Funding and to make advances under delayed draw term loans and revolving loans where Granite Peak Funding is a lender.

The period during which Granite Peak Funding may make borrowings under the Granite Peak Funding Facility expires on March 20, 2029, and the Granite Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by March 20, 2031.

Middle Peak Funding Facility

On June 30, 2021, Middle Peak Funding entered into a senior secured revolving credit facility (the “Middle Peak Funding Facility”) with Morgan Stanley Bank, N.A. (“MS”). MS serves as agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator, and the Company serves as collateral manager under the Middle Peak Funding Facility.

Prior to October 22, 2024, advances under the Middle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR plus, prior to October 23, 2024, a spread adjustment of 0.15% per annum) plus an applicable margin of 2.07% per annum. From October 23, 2024 to March 6, 2026, advances under the Middle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR) plus an applicable margin of 1.97% per annum. From March 6, 2026, advances under the Middle Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR) plus an applicable margin of 1.70% per annum, which will increase to 1.80% per annum effective on March 6, 2029. Middle Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to, prior to March 6, 2026, the applicable margin for dollar advances as described above, and from and after March 6, 2026, 1.40% per annum. Prior to May 7, 2024, Middle Peak Funding paid a commitment fee of 0.30% per annum on the average daily unused amount of the financing commitments in excess of such minimum utilization amount. From and after May 7, 2024 to March 6, 2026, Middle Peak Funding paid a commitment fee ranging from 0.15% per annum to 0.25% per annum on the average daily unused amount of the financing commitments, depending on the amount of the unused commitments outstanding in excess of such minimum utilization amount. From and after March 6, 2026, Middle Peak Funding pays a commitment fee of 0.25% per annum on the average daily unused amount of the financing commitments in excess of such minimum utilization amount. Middle Peak Funding also pays interest on an interest-only loan in the notional amount of the aggregate commitments under the Middle Peak Funding Facility, in addition to certain other fees as agreed between Middle Peak Funding and MS.

Proceeds from borrowings under the Middle Peak Funding Facility may be used to fund portfolio investments by Middle Peak Funding and to make advances under revolving loans or delayed draw term loans where Middle Peak Funding is a lender.

The period during which Middle Peak Funding may make borrowings under the Middle Peak Funding Facility expires on March 6, 2029, and the Middle Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by September 8, 2031.

Bison Peak Funding Facility

On July 23, 2021, Bison Peak Funding entered into a senior secured revolving credit facility (the “Bison Peak Funding Facility”) with Bank of America. Bank of America serves as administrative agent, Wilmington Trust serves as collateral administrator and the Company serves as manager under the Bison Peak Funding Facility.

Prior to July 24, 2024, advances under the Bison Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.60% to 2.10% per annum depending on the nature of the advances being requested. From July 25, 2024 until November 18, 2024, advances under the Bison Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.95% per annum.

From November 19, 2024 until February 19, 2026, advances under the Bison Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.85% per annum. From February 19, 2026 until February 19, 2029, advances under the Bison Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.70% per annum. The applicable margin for all advances will increase by 0.10% per annum effective February 20, 2029. Prior to February 19, 2026, Bison Peak Funding was required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.50% per annum. From and after February 19, 2026, Bison Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.40% per annum. Bison Peak Funding also pays an unused fee of 0.20% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to an administrative agent servicing fee and certain other fees as agreed between Bison Peak Funding and Bank of America.

Proceeds from borrowings under the Bison Peak Funding Facility may be used to fund portfolio investments by Bison Peak Funding and to make advances under revolving loans or delayed draw term loans where Bison Peak Funding is a lender.

The period during which Bison Peak Funding may make borrowings under the Bison Peak Funding Facility expires on February 19, 2029, and the Bison Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by February 19, 2031.

Blanca Peak Funding Facility

On August 16, 2021, Blanca Peak Funding, entered into a senior secured revolving credit facility (the “Blanca Peak Funding Facility”) with Barclays Bank PLC (“Barclays”). Barclays serves as administrative agent, Wilmington Trust serves as collateral administrator, collateral agent and securities intermediary and the Company serves as servicer under the Blanca Peak Funding Facility.

Prior to December 19, 2024, advances under the Blanca Peak Funding Facility bore interest at a per annum rate equal to in the case of dollar advances, three-month term SOFR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.096% per annum. From and after December 19, 2024, advances under the Blanca Peak Funding Facility bear interest at a per annum rate equal to in the case of dollar advances, three-month term SOFR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 1.85% per annum. Blanca Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization percentage accruing a fee at a rate equal to the applicable margin described above. Blanca Peak Funding pays an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount. Blanca Peak Funding also pays to Barclays an administrative agency fee, in addition to certain other fees, each as agreed between Blanca Peak Funding and Barclays.

Proceeds from borrowings under the Blanca Peak Funding Facility may be used to fund portfolio investments by Blanca Peak Funding and to make advances under revolving loans or delayed draw term loans where Blanca Peak Funding is a lender.

The period during which Blanca Peak Funding may make borrowings under the Blanca Peak Funding Facility expires on July 25, 2028, and the Blanca Peak Funding Facility matures and all amounts outstanding under the facility must be repaid by July 25, 2036; provided that Barclays may require repayment of all amounts outstanding under the facility from and after July 25, 2030.

Windom Peak Funding Facility

On September 2, 2021, Windom Peak Funding entered into a senior secured revolving credit facility (the “Windom Peak Funding Facility”) with Wells Fargo. Wells Fargo serves as administrative agent and collateral administrator and the Company serves as investment adviser under the Windom Peak Funding Facility.

Advances under the Windom Peak Funding Facility will bear interest, payable on a monthly basis in arrears, at a per annum rate equal to the “benchmark” rate for the currency of the applicable advance (which is, daily simple SOFR with respect to dollar advances) plus the “applicable margin” (which, prior to August 29, 2024, was a blended spread equal to the sum of 1.65% per annum with respect to any advances backed by broadly-syndicated loans and 2.15% per annum with respect to any advances backed by recurring revenue loans, middle market loans, first-lien last out loans or second lien loans, and from August 29, 2024 to December 23, 2025 was 1.95% per annum for all advances). From and after December 23, 2025, the applicable margin for advances under the Windom Peak Funding Facility is 1.80% per annum. Windom Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of prior to December 23, 2025, 1.50% per annum, and from and after December 23, 2025, 1.25% per annum. Windom Peak Funding also pays an unused fee of 0.50% on the daily unused amount of the financing commitments, in addition to certain other fees, each as agreed between Windom Peak Funding and Wells Fargo.

Proceeds from borrowings under the Windom Peak Funding Facility may be used to fund portfolio investments by Windom Peak Funding and to make advances under revolving loans or delayed draw term loans where Windom Peak Funding is a lender.

The period during which Windom Peak Funding may make borrowings under the Windom Peak Funding Facility expires on December 22, 2028, and the Windom Peak Funding Facility matures and all amounts outstanding under the facility must be repaid by December 23, 2030.

On July 31, 2026, the Windom Peak Funding Facility was amended. For further detail on the amendment, see “Note 13. Subsequent Events.”

Monarch Peak Funding Facility

On November 3, 2021, Monarch Peak Funding entered into a senior secured revolving credit facility (the “Monarch Peak Funding Facility”) with MUFG Bank, Ltd. (“MUFG”). MUFG serves as administrative agent, The Bank of New York Mellon Trust Company, National Association, serves as collateral agent, collateral custodian and collateral administrator and the Company serves as collateral manager under the Monarch Peak Funding Facility.

Prior to November 3, 2024, advances under the Monarch Peak Funding Facility bore interest at a per annum rate equal to one-month term SOFR, plus the applicable margin of 1.65% per annum to 2.05% per annum depending on the nature of the advances being requested. From and after November 3, 2024, advances under the Monarch Peak Funding Facility bear interest at a per annum rate equal to one-month term SOFR, plus an applicable margin of 1.45% per annum to 1.90% per annum depending on the nature of the advances being requested. Monarch Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization percentage accruing a fee at a rate of, prior to November 3, 2024, 1.99% per annum, and from and after February 3, 2025, 1.75% per annum. Prior to November 3, 2024, Monarch Peak Funding also paid an unused commitment fee of 0.35% per annum on a portion of the daily unused commitments under the Monarch Peak Funding Facility in excess of such minimum utilization amounts. From April 3, 2025 until September 2, 2025, Monarch Peak Funding paid an unused commitment fee of 0.50% per annum on a portion of the daily unused commitments under the Monarch Peak Funding Facility in excess of such minimum utilization amounts, and from and after September 3, 2025, Monarch Peak Funding pays an unused commitment fee of 0.35% per annum on a portion of the daily unused commitments under the Monarch Peak Funding Facility in excess of such minimum utilization amounts, in addition to certain other fees as agreed between Monarch Peak Funding and MUFG.

Proceeds from borrowings under the Monarch Peak Funding Facility may be used to fund portfolio investments by Monarch Peak Funding and to make advances under revolving loans or delayed draw term loans where Monarch Peak Funding is a lender.

The period during which Monarch Peak Funding may make borrowings under the Monarch Peak Funding Facility expires on December 20, 2027, and the Monarch Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by December 20, 2029.

Haydon Peak Funding Facility

On October 7, 2022, Haydon Peak Funding entered into a senior secured revolving credit facility (the “Haydon Peak Funding Facility”) with HSBC Bank USA, National Association (“HSBC”). HSBC serves as administrative agent, Wilmington Trust serves as collateral agent, account bank and collateral custodian, and the Company serves as servicer and transferor under the Haydon Peak Funding Facility.

Prior to November 19, 2024, advances under the Haydon Peak Funding Facility bore interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is one- or three-month term SOFR or daily simple SOFR, at the election of Haydon Peak Funding, in the case of dollar advances), plus an applicable margin of 2.35% per annum. From November 20, 2024 to January 30, 2026, advances under the Haydon Peak Funding Facility bore interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is one- or three-month term SOFR or daily simple SOFR, at the election of Haydon Peak Funding, in the case of dollar advances), plus an applicable margin of 1.90% per annum. From and after January 30, 2026, advances under the Haydon Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is one- or three-month term SOFR or daily simple SOFR, at the election of Haydon Peak Funding, in the case of dollar advances), plus an applicable margin of 1.75% per annum. Prior to November 19, 2024, Haydon Peak Funding paid an unused commitment fee of 0.50% per annum if the unused facility amount is greater than 25%, based on the average daily unused amount of the financing commitments. From November 20, 2024 to January 30, 2026, Haydon Peak Funding paid an unused commitment fee ranging from 0.75% per annum to 2.00% per annum if the unused facility amount is greater than 25%, based on the average daily unused amount of the financing commitments. From and after January 30, 2026, Haydon Peak Funding pays an unused commitment fee ranging from 0.20% per annum to 1.25% per annum, based on the average daily unused amount of the financing commitments, in addition to certain other fees as agreed between Haydon Peak Funding and HSBC.

Proceeds from borrowings under the Haydon Peak Funding Facility may be used to fund portfolio investments by Haydon Peak Funding and to make advances under revolving loans or delayed draw term loans where Haydon Peak Funding is a lender.

The period during which Haydon Peak Funding may make borrowings under the Haydon Peak Funding Facility expires on January 30, 2029, and the Haydon Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by January 30, 2031.

Bear Peak Funding Facility

On October 10, 2022, Bear Peak Funding entered into a senior secured revolving credit facility (the “Bear Peak Funding Facility”) with BNPP. GLAS USA LLC served as administrative agent, GLAS Trust Corporation Limited served as collateral agent, and the Company served as servicer under the Bear Peak Funding Facility.

Prior to December 19, 2024, advances under the Bear Peak Funding Facility bore interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 2.45% per annum. From and after December 19, 2024, advances under the Bear Peak Funding Facility bore interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 1.95% per annum. Bear Peak Funding paid a commitment fee of 0.90% per annum if the unused facility amount was greater than 50% or 0.35% per annum if the unused facility amount was less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments. Bear Peak Funding also paid BNPP an arranger fee, in addition to certain other fees, each as agreed between Bear Peak Funding and BNPP.

Proceeds from borrowings under the credit facility were used to fund portfolio investments by Bear Peak Funding and to make advances under delayed draw term loans and revolving loans where Bear Peak Funding is a lender.

On March 27, 2026, the Bear Peak Funding Facility was terminated and all amounts outstanding under the facility were repaid in full.

Phoenix Peak Funding Facility

On September 25, 2024, Phoenix Peak Funding entered into a secured credit facility (the “Phoenix Peak Funding Facility”) with HSBC Bank Plc (“HSBC Plc”). Trimont Europe Limited serves as agent and security agent under the Phoenix Peak Funding Facility and Trimont Europe Limited is also appointed as servicer pursuant to a separate servicing agreement.

Advances under the Phoenix Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 1.75% per annum. Effective October 25, 2024 through December 2, 2024, Phoenix Peak Funding was obliged to pay a commitment fee of 0.78% per annum of the unused Term Facility A amount. Phoenix Peak Funding also paid HSBC Plc an arranger fee, in addition to certain other fees, each as agreed between Phoenix Peak Funding and HSBC Plc.

The committed principal amount as of June 30, 2026 is €142.8 million (Term Facility A) and £39.8 million (Term Facility B). Proceeds from borrowings under the Phoenix Peak Funding Facility must be used to finance or refinance advances under a facility agreement financing a portfolio of European real estate assets (the “Asset Level Facility”) where Phoenix Peak Funding is a lender.

The period during which Phoenix Peak Funding may make borrowings under the Phoenix Peak Funding Facility has expired and the Phoenix Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid five business days following the termination date under the Asset Level Facility, which expires on October 4, 2028 with an option to extend to October 4, 2029.

2025-2 Lender Finance Warehouse Facility

On December 22, 2025, 2025-2 Lender Finance, the Company’s wholly-owned subsidiary created to hold primarily private credit loan investments, entered into a senior secured credit facility with Citi (the “2025-2 Lender Finance Warehouse Facility”). Citi served as administrative agent, Wilmington Trust served as collateral custodian and the Company served as a collateral manager under the 2025-2 Lender Finance Warehouse Facility.

Advances under the 2025-2 Lender Finance Warehouse Facility bore interest at a rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.50% per annum.

Proceeds from borrowings under the 2025-2 Lender Finance Warehouse Facility were used to fund portfolio investments by 2025-2 Lender Finance Warehouse Facility and to make advances under corporate loans where 2025-2 Lender Finance was a lender.

On January 15, 2026, the 2025-2 Lender Finance Warehouse Facility was terminated using the proceeds from the funding of the 2025-2 Lender Finance Facility.

Sonora Peak Funding Facility

On March 24, 2026, Sonora Peak Funding entered into a secured credit facility (the “Sonora Peak Funding Facility”) with Société Générale (“SG”). SG serves as administrative agent and swingline lender, Wilmington Trust serves as collateral agent, collateral administrator, custodian and collateral custodian and the Company serves as collateral manager under the Sonora Peak Funding Facility.

Advances under the Sonora Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is term SOFR for dollar advances), plus an applicable margin of 1.70% per annum. Sonora Peak Funding pays a commitment fee ranging from 0.25% or 0.50% per annum, subject to a ramp up period, based on the average daily unused amount of the financing commitments, with a 1.00% per annum fee applying to the extent drawn amounts are below the minimum commitment usage. Sonora Peak Funding also paid SG certain other fees, each as agreed between Sonora Peak Funding and SG.

Proceeds from borrowings under the Sonora Peak Funding Facility may be used to fund portfolio investments by Sonora Peak Funding and to make advances under revolving loans or delayed draw term loans where Sonora Peak Funding is a lender.

The period during which Sonora Peak Funding may make borrowings under the Sonora Peak Funding Facility expires on March 26, 2029, and the Sonora Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by March 24, 2036.

Ramsey Peak Funding Facility

On March 27, 2026, Ramsey Peak Funding entered into a secured credit facility (the “Ramsey Peak Funding Facility”) with Royal Bank of Canada (“RBC”). RBC serves as administrative agent, Wilmington Trust serves as collateral agent, collateral administrator and custodian and the Company serves as equity holder and collateral manager under the Ramsey Peak Funding Facility.

Advances under the Ramsey Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances), plus an applicable margin of 1.40% per annum to 1.70% per annum depending on the nature of the advances being requested. Ramsey Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.40% per annum. Ramsey Peak Funding also paid RBC certain other fees, each as agreed between Ramsey Peak Funding and RBC.

Proceeds from borrowings under the Ramsey Peak Funding Facility may be used to fund portfolio investments by Ramsey Peak Funding and to make advances under revolving loans or delayed draw term loans where Ramsey Peak Funding is a lender.

The period during which Ramsey Peak Funding may make borrowings under the Ramsey Peak Funding Facility expires on March 27, 2029, and the Ramsey Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by March 27, 2031.

Crystal Peak Funding Facility

On March 30, 2026, Crystal Peak Funding entered into a secured credit facility (the “Crystal Peak Funding Facility”) with Canadian Imperial Bank of Commerce (“CIBC”). CIBC serves as administrative agent, sole lead arranger and sole book manager under the Crystal Peak Funding Facility.

Advances under the Crystal Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is the one-month term SOFR rate for dollar advances), plus an applicable margin of 1.50% per annum. Crystal Peak Funding pays a commitment fee of 0.50% per annum, subject to a ramp up period, based on the average daily unused amount of the financing commitments. Crystal Peak Funding also paid CIBC certain other fees, each as agreed between Crystal Peak Funding and CIBC.

Proceeds from borrowings under the Crystal Peak Funding Facility may be used to fund portfolio investments by Crystal Peak Funding and to make advances under revolving loans or delayed draw term loans where Crystal Peak Funding is a lender.

The period during which Crystal Peak Funding may make borrowings under the Crystal Peak Funding Facility expires on June 30, 2027, and the Crystal Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by March 30, 2028.

Weller Peak Funding Facility

On March 31, 2026, BCRED Weller Peak Funding entered into a secured credit facility (the “Weller Peak Funding Facility”) with Wells Fargo. Wells Fargo serves as administrative agent and Alter Domus (US) LLC serves as paying agent under the Weller Peak Funding Facility.

Advances under the Weller Peak Funding Facility bear interest at a per annum rate equal to Term SOFR (for a one-month interest period), plus an applicable margin of 1.75% per annum for SOFR Loans, or at the Base Rate plus an applicable margin of 0.75% per annum for Base Rate Loans (which are only available during any period in which Term SOFR is unavailable or unascertainable). Weller Peak Funding is required to pay a commitment fee on the average daily unused portion of the revolving credit commitments at a rate per annum equal to 0.25% if such average daily unused portion is less than 50% of the aggregate revolving credit commitments, or 0.35% if such average daily unused portion is greater than or equal to 50% of the aggregate revolving credit commitments. Weller Peak Funding also paid Wells Fargo certain other fees, each as agreed between Weller Peak Funding and Wells Fargo.

Proceeds from borrowings under the Weller Peak Funding Facility may be used to fund advances required under that certain Warehouse Facility Credit Agreement, dated as of July 3, 2024, (the “Weller Peak Loan”) by Weller Peak Funding to make advances as required by Weller Peak Funding as a lender under the Weller Peak Loan.

The period during which Weller Peak Funding may make borrowings under the Weller Peak Funding Facility expires on July 3, 2027, subject to two one-year extension options (to July 3, 2028 and July 3, 2029, respectively) and upon such expiration all amounts outstanding under the Weller Peak Funding Facility must be repaid.

2026-1 PC Static Warehouse

On March 25, 2026, the 2026-1 PC Issuer, a special purpose vehicle with its membership interests owned by the Company, entered into a $360 million warehouse facility (the “2026-1 PC Static Warehouse”) with BNPP. BNPP served as administrative agent, Wilmington Trust served as collateral custodian and the Company served as a collateral manager under the 2026-1 PC Static Warehouse.

Advances under the 2026-1 PC Static Warehouse bore interest at a rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of (i) prior to the conversion date, 1.35% per annum and (ii) on or after the conversion date, 1.85%.

Proceeds from borrowings under the 2026-1 PC Static Warehouse were used to fund portfolio investments by 2026-1 PC Issuer and to make advances under corporate loans where 2026-1 PC Issuer is a lender. The 2026-1 PC Static Warehouse is scheduled to mature on November 5, 2026.

On April 22, 2026, the 2026-1 PC Static Warehouse was terminated with the proceeds of the 2026-1 PC Static Debt Securitization.

Meadow Pass WH Funding Facility

On April 3, 2026, Meadow Pass WH Funding entered into a secured credit facility (the “Meadow Pass WH Funding Facility”) with MUFG Bank, Ltd. (“MUFG”). MUFG serves as administrative agent, MUFG Securities Americas Inc. serves as structuring agent, Computershare Trust Company, N.A., serves as custodian and collateral administrator and the Company serves as collateral manager under the Meadow Pass WH Facility.

Advances under the Meadow Pass WH Funding Facility bear interest at a per annum rate equal to Term SOFR (for a one-month interest period), plus from April 3, 2026 to April 2, 2028, an applicable margin of 1.10% per annum and thereafter an applicable margin of 1.35% per annum.

Proceeds from borrowings under the Meadow Pass WH Funding Facility may be used to acquire assets and provide equity capitalization to designated subsidiaries to allow such designated subsidiaries to acquire assets pursuant to the Meadow Pass WH Funding Facility.

The period during which Meadow Pass WH Funding may make borrowings under the Meadow Pass WH Funding Facility expires on April 3, 2028, and the Meadow Pass WH Funding Facility will mature and all amounts outstanding under the facility must be repaid by April 3, 2029.

Revolving Credit Facility

On May 18, 2021, the Company entered into a senior secured credit facility (which was most recently amended and restated on August 8, 2025, and as further amended from time to time, the “Revolving Credit Facility”) with Citi. Citi serves as administrative agent and collateral agent.

The Revolving Credit Facility provides for borrowings in USD and certain agreed upon foreign currencies. Borrowings under the Revolving Credit Facility are subject to compliance with a borrowing base. As of June 30, 2026, a portion of the Revolving Credit Facility consists of (A) funded term loans in the aggregate principal amount of $405.0 million, and (B) revolving commitments in the aggregate principal amount of $5.5 billion, and the Revolving Credit Facility provides for the issuance of letters of credit on behalf of the Company in an aggregate face amount not to exceed $175.0 million. Proceeds from the borrowings under the Revolving Credit Facility may be used for general corporate purposes of the Company and its subsidiaries. As of June 30, 2026, the period during which the Company may make borrowings on the Revolving Credit Facility expires on August 8, 2029 (other than with respect to (a) the revolving commitments of certain lenders in the amount of $90.0 million, which expire on June 6, 2027 and (b) the revolving commitments of certain lenders in the aggregate amount of $90.0 million, which expire on August 12, 2028), and the Revolving Credit Facility will mature and all amounts outstanding under the credit facility must be repaid by August 8, 2030 (other than with respect to (a) the revolving commitments of certain lenders in the amount of $90.0 million and term loans of certain lenders in the amount of $10.0 million, which mature on June 9, 2028 and (b) the revolving commitments of certain lenders in the amount of $90.0 million and term loans of certain lenders in the amount of $10.0 million, which mature on August 13, 2029), pursuant to an amortization schedule.

Borrowings under the Revolving Credit Facility with respect to revolving commitments of certain lenders in the amount of $90.0 million and term loans of certain lenders in the amount of $10.0 million bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by Citi, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (ii) 0.5%, and (c) one month adjusted term SOFR plus 1% per annum) plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 0.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 0.875%, and (y) for all other loans, the applicable benchmark rate for the related interest period for such borrowing plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 1.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.875%. All other borrowings under the Revolving Credit Facility bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by Citi, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (ii) 0.5%, and (c) one month adjusted term SOFR plus 1.0% per annum) plus (A) if the gross borrowing base is equal to or greater than 2.0 times the combined revolving debt amount, 0.525%, (B) if the gross borrowing base is less than 2.0 times and is equal to or greater than 1.6 times the combined revolving debt amount, 0.650%, or (C) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 0.775%, and (y) for all other loans, the applicable benchmark rate for the related interest period for such borrowing plus (A) if the gross borrowing base is equal to or greater than 2.0 times the combined revolving debt amount, 1.525%, (B) if the gross borrowing base is less than 2.0 times and is equal to or greater than 1.6 times the combined revolving debt amount, 1.650%, or (C) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.775%. The Company pays an unused fee of 0.325% per annum on the daily unused amount of the revolver commitments (other than with respect to the revolving commitments of certain lenders in the amount of $90.0 million, for which the Company pays an unused fee of 0.375%). The Company will pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Revolving Credit Facility.

The Company’s obligations to the lenders under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets.

In connection with the Revolving Credit Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter-end; and (b) the Company must maintain at all times a 150% asset coverage ratio.

The Revolving Credit Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, Citi may terminate the commitments and declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable.

As of June 30, 2026 and December 31, 2025, the Company was in compliance with all covenants and other requirements of the Revolving Credit Facility.

On August 10, 2026, the Revolving Credit Facility was amended. For further detail on the amendment, see “Note 13. Subsequent Events.”

Letter of Credit Facility

On March 13, 2026, the Company and Deutsche Bank AG New York Branch (the “Issuer”) entered into an uncommitted continuing agreement for standby letters of credit (the “Letter of Credit Facility”), which provides for the issuance by the Issuer, in its sole discretion and upon request by the Company, of letters of credit on behalf of certain portfolio companies. The Company is required to make payments to the Issuer if the portfolio companies were to default on their related reimbursement obligations. The Letter of Credit Facility is secured on a pari passu basis with the Revolving Credit Facility and pursuant to substantially the same collateral documentation that secures the Revolving Credit Facility. As of June 30, 2026, $9.1 million of letters of credit were issued under the Letter of Credit Facility.

Private Placement Bonds

The Company issued unsecured notes, as further described below: 2026 Notes, May 2027 Notes, October 2027 Notes, March 2031 5.54% Notes, March 2033 Notes, January 2032 Series 2026A Notes, April 2031 Series 2026B Notes, July 2031 Series 2026B Notes and June 2032 Series 2026C Notes (each as defined below), which are collectively referred to herein as the “Private Placement Bonds.”

As of June 30, 2026 and December 31, 2025, the Company was in compliance with all covenants and other requirements of each of the Private Placement Bonds.

2026 Notes

On August 17, 2021, the Company entered into the first supplement to the 2021 Note Purchase Agreement (the “2021 Note Purchase Agreement Supplement”), governing the issuance of $400.0 million in aggregate principal amount of its 3.27% Series B Senior Notes (the “2026 Notes”) to qualified institutional investors in a private placement. The 2026 Notes were issued on August 17, 2021 and will mature on August 17, 2026 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the 2026 Notes will be due semiannually on February 17 and August 17. In addition, the Company is obligated to offer to repay the 2026 Notes at par if certain change in control events occur. The 2026 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event (as defined in 2021 Note Purchase Agreement Supplement) occurs, the 2026 Notes will bear interest at a fixed rate of 4.27% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

May 2027 Notes

On May 3, 2022, the Company entered into a Note Purchase Agreement (the “2022 Note Purchase Agreement”) governing the issuance of $625.0 million in aggregate principal amount 5.61% Series A Senior Notes (the “May 2027 Notes”) to qualified institutional investors in a private placement. The May 2027 Notes were issued on May 3, 2022 and will mature on May 3, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the May 2027 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the May 2027 Notes at par if certain change in control events occur. The May 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event (as defined in the 2022 Note Purchase Agreement) occurs, the May 2027 Notes will bear interest at a fixed rate of 6.61% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the May 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the May 2027 Notes in a qualifying hedge accounting relationship.

October 2027 Notes

On October 11, 2022, the Company entered into a Master Note Purchase Agreement (the “October 2022 Note Purchase Agreement”) governing the issuance of $350.0 million in aggregate principal amount of its 7.49% Series D Senior Notes (the “October 2027 Notes”) to qualified institutional investors in a private placement. The October 2027 Notes were issued on October 11, 2022 for an aggregate issue price of $345.6 million, or $987.57 per $1,000 principal amount of the October 2027 Notes, and will mature on October 11, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the October 2027 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the October 2027 Notes at par if certain change in control events occur. The October 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event (as defined in the October 2022 Note Purchase Agreement) occurs, the October 2027 Notes will bear interest at a fixed rate of 8.49% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the October 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the October 2027 Notes in a qualifying hedge accounting relationship.

March 2031 5.54% Notes

On March 25, 2025, the Company entered into a Master Note Purchase Agreement (with respect to the March 2031 5.54% Notes, the “March 2031 5.54% Note Purchase Agreement”) governing the issuance of

$500.0 million in aggregate principal amount of its 5.54% Series 2025A Senior Notes (the “March 2031 5.54% Notes”) to qualified institutional investors in a private placement. The March 2031 5.54% Notes were issued on March 25, 2025, and will mature on March 25, 2031 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the March 2031 5.54% Notes will be due semiannually. In addition, the Company is obligated to offer to repay the March 2031 5.54% Notes at par if certain change in control events occur. The March 2031 5.54% Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event (as defined in the March 2031 5.54% Note Purchase Agreement) occurs, the March 2031 5.54% Notes will bear interest at a fixed rate of 6.54% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the March 2031 5.54% Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the March 2031 5.54% Notes in a qualifying hedge accounting relationship.

March 2033 Notes

On March 25, 2025, the Company entered into a Master Note Purchase Agreement (with respect to the March 2033 Notes, the “March 2033 Note Purchase Agreement”) governing the issuance of $500.0 million in aggregate principal amount of its 5.79% Series 2025A Senior Notes (the “March 2033 Notes”) to qualified institutional investors in a private placement. The March 2033 Notes were issued on March 25, 2025, and will mature on March 25, 2033 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the March 2033 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the March 2033 Notes at par if certain change in control events occur. The March 2033 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event (as defined in the March 2033 Note Purchase Agreement) occurs, the March 2033 Notes will bear interest at a fixed rate of 6.79% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the March 2033 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the March 2033 Notes in a qualifying hedge accounting relationship.

January 2032 Series 2026A Notes

On January 8, 2026, the Company entered into a First Supplement (the “First Supplement”) to the Master Note Purchase Agreement, dated as of March 25, 2025 (as supplemented by the First Supplement, the “January 2032 Series 2026A Note Purchase Agreement”) governing the issuance of $210.0 million in aggregate principal amount of its 5.94% Series 2026A Senior Notes (the “January 2032 Series 2026A Notes”) to qualified institutional investors in a private placement. The January 2032 Series 2026A Notes were issued on January 8, 2026, and will mature on January 8, 2032, unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the January 2032 Series 2026A Notes will be due semiannually. In addition, the Company is obligated to offer to repay the January 2032 Series 2026A Notes at par if certain change in control events occur. The January 2032 Series 2026A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event (as defined in the January 2032 Series 2026A Note Purchase Agreement) occurs, the January 2032 Series 2026A Notes will bear interest at a fixed rate of 6.94% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the January 2032 Series 2026A Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the January 2032 Series 2026A Notes in a qualifying hedge accounting relationship.

April 2031 Series 2026B Notes

On April 9, 2026, the Company entered into a Second Supplement (the “Second Supplement”) to the Master Note Purchase Agreement, dated as of March 25, 2025, governing the issuance of $500.0 million in aggregate principal amount of its 6.58% Series 2026B Senior Notes, Tranche A due April 9, 2031 (the “April 2031 Series 2026B Notes”), to qualified institutional investors in a private placement. The April 2031 Series 2026B Notes were issued on April 9, 2026 and will mature on April 9, 2031 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the April 2031 Series 2026B Notes will be due semiannually. In addition, the Company is obligated to offer to repay the April 2031 Series 2026B Notes at par if certain change in control events occur. The April 2031 Series 2026B Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, subject to certain events, including a ratings downgrade, the April 2031 Series 2026B Notes will bear interest at a fixed rate of 7.58% per year until the date such event is no longer occurring.

In connection with the April 2031 Series 2026B Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the April 2031 Series 2026B Notes in a qualifying hedge accounting relationship.

July 2031 Series 2026B Notes

On April 9, 2026, the Company entered into the Second Supplement governing the issuance of $500.0 million in aggregate principal amount of its 6.61% Series 2026B Senior Notes, Tranche B due July 9, 2031 (the “July 2031 Series 2026B Notes”), to qualified institutional investors in a private placement. The July 2031 Series 2026B Notes were issued on April 9, 2026 and will mature on July 9, 2031 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the July 2031 Series 2026B Notes will be due semiannually. In addition, the Company is obligated to offer to repay the July 2031 Series 2026B Notes at par if certain change in control events occur. The July 2031 Series 2026B Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, subject to certain events including a ratings downgrade, the July 2031 Series 2026B Notes will bear interest at a fixed rate of 7.61% per year until the date such event is no longer occurring.

In connection with the July 2031 Series 2026B Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the July 2031 Series 2026B Notes in a qualifying hedge accounting relationship.

June 2032 Series 2026C Notes

On June 11, 2026, the Company entered into a Third Supplement (the “Third Supplement”) to the Master Note Purchase Agreement, dated as of March 25, 2025 governing the issuance of $688.0 million in aggregate principal amount of its 6.54% Series 2026C Senior Notes (the “June 2032 Series 2026C Notes”), to qualified institutional investors in a private placement. The June 2032 Series 2026C Notes were issued on June 11, 2026, and will mature on June 11, 2032, unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the June 2032 Series 2026C Notes will be due semiannually. In addition, the Company is obligated to offer to repay the June 2032 Series 2026C Notes at par if certain change in control events occur. The June 2032 Series 2026C Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, subject to certain events, including a ratings downgrade, the June 2032 Series 2026C Notes will bear interest at a fixed rate of 7.54% per year until the date such event is no longer continuing.

In connection with the June 2032 Series 2026C Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the June 2032 Series 2026C Notes in a qualifying hedge accounting relationship.

Unsecured Notes

The Company issued unsecured notes, as further described below: December 2026 Notes, November 2026 Eurobonds, March 2027 Notes, January 2029 Notes, April 2026 UK Bonds, November 2028 Notes, January 2031 Notes, July 2029 Notes, September 2027 Notes, April 2030 Notes, November 2029 Notes, November 2034 Notes, January 2032 Notes, September 2030 Notes, March 2031 5.350% Notes and May 2031 Notes (each as defined below), which are collectively referred to herein as the “Unsecured Notes.”

The Unsecured Notes contain certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the 1940 Act, whether or not it is subject to those requirements, and to provide financial information to the holders of the Unsecured Notes and the U.S. Bank Trust Company, National Association (the “Trustee”) if the Company is no longer subject to the reporting requirements under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). These covenants are subject to important limitations and exceptions that are described in each respective indenture governing the Unsecured Notes (the “Unsecured Notes Indentures”).

In addition, on the occurrence of a “change of control repurchase event,” as defined in each respective Unsecured Notes Indenture, the Company will generally be required to make an offer to purchase the outstanding Unsecured Notes at a price equal to 100% of the principal amount of such Unsecured Notes plus accrued and unpaid interest to the repurchase date.

As of June 30, 2026 and December 31, 2025, the Company was in compliance with all covenants and other requirements of each of the Unsecured Notes.

December 2026 Notes

On September 15, 2021, the Company issued $900.0 million aggregate principal amount of 2.625% notes due 2026 (the “December 2026 Notes”) pursuant to a supplemental indenture, dated as of September 15, 2021 (and together with the Base Indenture, the “December 2026 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The December 2026 Notes will mature on December 15, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the December 2026 Notes Indenture. The December 2026 Notes bear interest at a rate of 2.625% per year payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2022. The December 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the December 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On October 13, 2021, the Company issued $350.0 million aggregate principal amount of 2.625% notes due 2026 (the “December 2026 Notes Upsize”) under the Company’s Base Indenture and December 2026 Notes Indenture. The December 2026 Notes Upsize were issued as “Additional Notes” under the December 2026 Notes Indenture and have identical terms to the Company’s $900.0 million December 2026 Notes that were issued on September 15, 2021, other than the issue date and the issue price. The December 2026 Notes Upsize will be treated as a single class of notes with the December 2026 Notes for all purposes under the December 2026 Notes Indenture.

In connection with the December 2026 Notes and the December 2026 Notes Upsize, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated each interest rate swap and the corresponding December 2026 Notes or December 2026 Notes Upsize, as applicable, in a qualifying hedge accounting relationship.

November 2026 Eurobonds

On November 2, 2021, the Company issued €500.0 million aggregate principal amount of 1.750% notes due 2026 (the “November 2026 Eurobonds”) pursuant to a supplemental indenture, dated as of November 2, 2021 (and together with the Base Indenture, the “November 2026 Eurobonds Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2026 Eurobonds will mature on November 30, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2026 Eurobonds Indenture. The November 2026 Eurobonds bear interest at a rate of 1.750% per year payable annually on November 30 of each year, commencing on November 30, 2021. The November 2026 Eurobonds are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2026 Eurobonds, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

March 2027 Notes

On November 22, 2021, the Company issued $1.0 billion aggregate principal amount of 3.250% notes due 2027 (the “March 2027 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “March 2027 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The March 2027 Notes will mature on March 15, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2027 Notes Indenture. The March 2027 Notes bear interest at a rate of 3.250% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The March 2027 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2027 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

January 2029 Notes

On January 18, 2022, the Company issued $650.0 million aggregate principal amount of 4.000% notes due 2029 (the “January 2029 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2029 Notes will mature on January 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2029 Notes Indenture. The January 2029 Notes bear interest at a rate of 4.000% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2022. The January 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

April 2026 UK Bonds

On April 14, 2022, the Company issued £250.0 million in aggregate principal amount of its 4.875% notes due 2026 (the “April 2026 UK Bonds”) pursuant to a supplemental indenture, dated as of April 14, 2022 (and together with the Base Indenture, the “April 2026 UK Bonds Indenture”), to the Base Indenture between the Company and the Trustee.

The April 2026 UK Bonds matured on April 14, 2026, and were paid off consistent with the terms of the April 2026 UK Bonds Indenture.

In connection with the April 2026 UK Bonds, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the April 2026 UK Bonds in a qualifying hedge accounting relationship. The interest rate swap designated in the qualifying hedge accounting of the April 2026 UK Bonds matured on April 14, 2026.

November 2028 Notes

On November 27, 2023, the Company issued $500.0 million aggregate principal amount of 7.300% notes due 2028 (the “November 2028 Notes”) pursuant to a supplemental indenture, dated as of November 27, 2023 (and together with the Base Indenture, the “November 2028 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2028 Notes will mature on November 27, 2028 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2028 Notes Indenture. The November 2028 Notes bear interest at a rate of 7.300% per year payable semi-annually on May 27 and November 27 of each year, commencing on May 27, 2024. The November 2028 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2028 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On February 6, 2025, the Company issued $150.0 million aggregate principal amount of 7.300% notes due 2028 (the “November 2028 Notes Upsize”) under the Company’s Base Indenture and November 2028 Notes Indenture. The November 2028 Notes Upsize were issued as “Additional Notes” under the November 2028 Notes Indenture and have identical terms to the Company’s $500.0 million November 2028 Notes that were issued on November 27, 2023, other than the issue date, issue price and initial interest payment date. The November 2028 Notes Upsize will be treated as a single class of notes with the November 2028 Notes for all purposes under the November 2028 Notes Indenture.

In connection with the November 2028 Notes and the November 2028 Notes Upsize, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated each interest rate swap and the corresponding November 2028 Notes or November 2028 Notes Upsize, as applicable, in a qualifying hedge accounting relationship.

January 2031 Notes

On January 25, 2024, the Company issued $500.0 million aggregate principal amount of 6.250% notes due 2031 (the “January 2031 Notes”) pursuant to a supplemental indenture, dated as of January 25, 2024 (and together with the Base Indenture, the “January 2031 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2031 Notes will mature on January 25, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2031 Notes Indenture. The January 2031 Notes bear interest at a rate of 6.250% per year payable semi-annually on January 25 and July 25 of each year, commencing on July 25, 2024. The January 2031 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2031 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On December 23, 2025, the Company issued $100.0 million aggregate principal amount of 6.250% notes due 2031 (the “January 2031 Notes Upsize”) under the Company’s Base Indenture and January 2031 Notes Indenture. The January 2031 Notes Upsize were issued as “Additional Notes” under the January 2031 Notes Indenture and have identical terms to the Company’s $500.0 million January 2031 Notes that were issued on January 25, 2024, other than the issue date, issue price and initial interest payment date. The January 2031 Notes Upsize will be treated as a single class of notes with the January 2031 Notes for all purposes under the January 2031 Notes Indenture.

In connection with the January 2031 Notes and the January 2031 Notes Upsize, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated each interest rate swap and the corresponding January 2031 Notes or January 2031 Notes Upsize, as applicable, in a qualifying hedge accounting relationship.

July 2029 Notes

On May 29, 2024, the Company issued $500.0 million aggregate principal amount of 5.950% notes due 2029 (the “July 2029 Notes”) pursuant to a supplemental indenture, dated as of May 29, 2024 (and together with the Base Indenture, the “July 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The July 2029 Notes will mature on July 16, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the July 2029 Notes Indenture. The July 2029 Notes bear interest at a rate of 5.950% per year payable semi-annually on January 16 and July 16 of each year, commencing on January 16, 2025. The July 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the July 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On December 16, 2025, the Company issued $400.0 million aggregate principal amount of 5.950% notes due 2029 (the “July 2029 Notes Upsize”) under the Company’s Base Indenture and July 2029 Notes Indenture. The July 2029 Notes Upsize were issued as “Additional Notes” under the July 2029 Notes Indenture and have identical terms to the Company’s $500.0 million July 2029 Notes that were issued on May 29, 2024, other than the issue date, issue price and initial interest payment date. The July 2029 Notes Upsize will be treated as a single class of notes with the July 2029 Notes for all purposes under the July 2029 Notes Indenture.

In connection with the July 2029 Notes and the July 2029 Notes Upsize, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated each interest rate swap and the corresponding July 2029 Notes or July 2029 Notes Upsize, as applicable, in a qualifying hedge accounting relationship.

September 2027 Notes

On September 26, 2024, the Company issued $400.0 million aggregate principal amount of 4.950% notes due 2027 (the “September 2027 Notes”) pursuant to a supplemental indenture, dated as of September 26, 2024 (and together with the Base Indenture, the “September 2027 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The September 2027 Notes will mature on September 26, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2027 Notes Indenture. The September 2027 Notes bear interest at a rate of 4.950% per year payable semi-annually on March 26 and September 26 of each year, commencing on March 26, 2025. The September 2027 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2027 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the September 2027 Notes in a qualifying hedge accounting relationship.

April 2030 Notes

On September 26, 2024, the Company issued $400.0 million aggregate principal amount of 5.250% notes due 2030 (the “April 2030 Notes”) pursuant to a supplemental indenture, dated as of September 26, 2024 (and together with the Base Indenture, the “April 2030 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The April 2030 Notes will mature on April 1, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the April 2030 Notes Indenture. The April 2030 Notes bear interest at a rate of 5.250% per year payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2025. The April 2030 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the April 2030 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the April 2030 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the April 2030 Notes in a qualifying hedge accounting relationship.

November 2029 Notes

On November 22, 2024, the Company issued $400.0 million aggregate principal amount of 5.600% notes due 2029 (the “November 2029 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2024 (and together with the Base Indenture, the “November 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2029 Notes will mature on November 22, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2029 Notes Indenture. The November 2029 Notes bear interest at a rate of 5.600% per year payable semi-annually on May 22 and November 22 of each year, commencing on May 22, 2025. The November 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the November 2029 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the November 2029 Notes in a qualifying hedge accounting relationship.

November 2034 Notes

On November 22, 2024, the Company issued $600.0 million aggregate principal amount of 6.000% notes due 2034 (the “November 2034 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2024 (and together with the Base Indenture, the “November 2034 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2034 Notes will mature on November 22, 2034 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2034

Notes Indenture. The November 2034 Notes bear interest at a rate of 6.000% per year payable semi-annually on May 22 and November 22 of each year, commencing on May 22, 2025. The November 2034 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2034 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On December 11, 2024, the Company issued $200.0 million aggregate principal amount of 6.000% notes due 2034 (the “November 2034 Notes Upsize”) under the Company’s Base Indenture and November 2034 Notes Indenture. The November 2034 Notes Upsize were issued as “Additional Notes” under the November 2034 Notes Indenture and have identical terms to the Company’s $600.0 million November 2034 Notes that were issued on November 22, 2024, other than the issue date and the issue price. The November 2034 Notes Upsize will be treated as a single class of notes with the November 2034 Notes for all purposes under the November 2034 Notes Indenture.

In connection with the November 2034 Notes and the November 2034 Notes Upsize, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated each interest rate swap and the corresponding November 2034 Notes or November 2034 Notes Upsize, as applicable, in a qualifying hedge accounting relationship.

January 2032 Notes

On January 29, 2025, the Company issued $1.0 billion aggregate principal amount of 6.000% notes due 2032 (the “January 2032 Notes”) pursuant to a supplemental indenture, dated as of January 30, 2025 (and together with the Base Indenture, the “January 2032 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2032 Notes will mature on January 29, 2032 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2032 Notes Indenture. The January 2032 Notes bear interest at a rate of 6.000% per year payable semi-annually on January 29 and July 29 of each year, commencing on July 29, 2025. The January 2032 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2032 Notes, rank pari passu with all existing and future unsecured indebtedness issued by the Company that are not so subordinated, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the January 2032 Notes, the Company entered into two interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated these interest rate swaps and the January 2032 Notes in qualifying hedge accounting relationships.

September 2030 Notes

On September 10, 2025, the Company issued $500.0 million aggregate principal amount of 5.050% notes due 2030 (the “September 2030 Notes”) pursuant to a supplemental indenture, dated as of September 10, 2025

(and together with the Base Indenture, the “September 2030 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The September 2030 Notes will mature on September 10, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2030 Notes Indenture. The September 2030 Notes bear interest at a rate of 5.050% per year payable semi-annually on March 10 and September 10 of each year, commencing on March 10, 2026. The September 2030 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2030 Notes, rank pari passu with all existing and future unsecured indebtedness issued by the Company that are not so subordinated, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2030 Notes, the Company entered into two interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated these interest rate swaps and the September 2030 Notes in qualifying hedge accounting relationships.

March 2031 5.350% Notes

On January 12, 2026, the Company issued $700.0 million aggregate principal amount of 5.350% notes due 2031 (the “March 2031 5.350% Notes”) pursuant to a supplemental indenture, dated as of January 12, 2026 (and together with the Base Indenture, the “March 2031 5.350% Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The March 2031 5.350% Notes will mature on March 12, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2031 5.350% Notes Indenture. The March 2031 5.350% Notes bear interest at a rate of 5.350% per year payable semi-annually on March 12 and September 12 of each year, commencing on September 12, 2026. The March 2031 5.350% Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2031 5.350% Notes, rank pari passu with all existing and future unsecured indebtedness issued by the Company that are not so subordinated, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the March 2031 5.350% Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the March 2031 5.350% Notes in a qualifying hedge accounting relationship.

May 2031 Notes Issuance

On April 27, 2026, the Company issued $850.0 million aggregate principal amount of 5.950% notes due 2031 (the “May 2031 Notes”) pursuant to a supplemental indenture, dated as of April 27, 2026 (and together with the Base Indenture, the “May 2031 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The May 2031 Notes will mature on May 15, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the May 2031 Notes

Indenture. The May 2031 Notes bear interest at a rate of 5.950%, payable semi-annually on November 15 and May 15 of each year, beginning on November 15, 2026. The May 2031 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the May 2031 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the May 2031 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the May 2031 Notes in a qualifying hedge accounting relationship.

Debt Securitizations

The Company has determined that the securitization vehicles noted below operate as an extension of the Company and therefore, will be consolidated by the Company.

2021-2 Debt Securitization

On November 1, 2021, the Company completed a $603.7 million term debt securitization (the “2021-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-2 Debt Securitization (collectively, the “2021-2 Notes”) were issued by the 2021-2 Issuer, a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-2, LLC, a wholly-owned subsidiary of the 2021-2 Issuer, and were secured by a diversified portfolio of senior secured loans and participation interests therein.

On May 6, 2026, the Company redeemed all of the secured debt issued or incurred, in whole, pursuant to the terms of the indenture governing the 2021-2 Debt Securitization.

MML 2021-1 Debt Securitization

On December 15, 2021, the Company completed a $1.0 billion term debt securitization (the “MML 2021-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2021-1 Debt Securitization (collectively, the “MML 2021-1 Notes”) were issued by the MML 2021-1 Issuer, a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2021-1 Debt Securitization:

	Type	June 30, 2026
Description		Principal Outstanding	Interest Rate (2)	Credit Rating
Class A Loans (3)	Senior Secured Floating Rate	$50,000	SOFR + 1.48%	Aaa
Class A Notes (3)	Senior Secured Floating Rate	480,000	SOFR + 1.48%	Aaa
Class B Notes	Senior Secured Floating Rate	80,000	SOFR + 1.90%	Aaa
Class C Notes	Mezzanine Secured Deferrable Floating Rate	80,000	SOFR + 2.60%	Aa3

Total Secured Notes		690,000
Subordinated Notes (1)		311,000	None	Not rated

Total MML 2021-1 Notes		$1,001,000

(1)	The Company retained all of the Subordinated Notes issued in the MML 2021-1 Debt Securitization which are eliminated in consolidation.
(2)	The floating rate notes include a spread adjustment to SOFR of 0.26161% included within the base rate.
(3)

Upon a conversion of the Class A Loans in accordance with this Indenture, the Aggregate Outstanding Amount of the Class A Notes may be increased by up to $50.0 million and the Aggregate Outstanding Amount of the Class A Loans reduced by a corresponding amount.

The Company retained all of the Subordinated Notes issued in the MML 2021-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2021-1 Issuer of the initial closing date portfolio. The Debt is scheduled to mature on January 15, 2035; however, the Debt may be redeemed by the MML 2021-1 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after December 15, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the MML 2021-1 Issuer. The Class A Notes, the Class A Loans, Class B Notes and Class C Notes are secured obligations of the MML 2021-1 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2021-1 Issuer, and the indenture governing the Notes and the credit agreement governing the Class A Loans, each include customary covenants and events of default.

The MML 2021-1 Debt has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2021-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

MML 2022-1 Debt Securitization

On March 15, 2022, the Company completed a $1.1 billion term debt securitization (the “MML 2022-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2022-1 Debt

Securitization (collectively, the “MML 2022-1 Notes”) were issued by the MML 2022-1 Issuer, a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2022-1 Debt Securitization:

	Type	June 30, 2026
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A-1 Notes	Senior Secured Floating Rate	$525,000	SOFR + 1.65%	Aaa
Class A-2 Notes	Senior Secured Fixed	80,000	3.41%	Aaa
Class B Notes	Senior Secured Floating Rate	66,000	SOFR + 2.00%	Aaa
Class C Notes	Mezzanine Secured Deferrable Floating Rate	88,000	SOFR + 2.75%	Aa3

Total Secured Notes		759,000
Subordinated Notes (1)		331,360	None	Not rated

Total MML 2022-1 Notes		$1,090,360

(1)	The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-1 Issuer of the initial closing date portfolio. The MML 2022-1 Notes are scheduled to mature on April 20, 2035; however, the MML 2022-1 Notes may be redeemed by the MML 2022-1 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after April 20, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the MML 2022-1 Issuer. The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes are secured obligations of the MML 2022-1 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-1 Issuer, and the indenture governing the MML 2022-1 Notes includes customary covenants and events of default.

The MML 2022-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-1 BSL Debt Securitization

On June 9, 2022, the Company completed a $589.8 million term debt securitization (the “2022-1 BSL Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2022-1 BSL Debt Securitization (collectively, the “2022-1 BSL Notes”) were issued by the 2022-1 BSL Issuer, a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and the 2022-1 BSL Co-Issuer, and were primarily secured by a diversified portfolio of broadly syndicated loans and participation interests therein.

On May 6, 2026, the Company redeemed all of the secured debt issued or incurred, in whole, pursuant to the terms of the indenture governing the 2022-1 BSL Debt Securitization.

MML 2022-2 Debt Securitization

On August 12, 2022, the Company completed a $498.1 million term debt securitization (the “MML 2022-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes and loans offered in the MML 2022-2 Debt Securitization (collectively, the “MML 2022-2 Notes”) were issued (or incurred, as applicable) by the MML 2022-2 Issuer, a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the MML 2022-2 Debt Securitization:

	Type	June 30, 2026
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A-L Loans	Senior Secured Floating Rate	$275,000	SOFR + 2.10%	Aaa
Class B-1 Notes	Senior Secured Floating Rate	14,000	SOFR + 3.35%	Aaa
Class B-2 Notes	Senior Secured Fixed Rate	11,500	5.88%	Aaa
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	40,500	SOFR + 2.50%	Aa3

Total Secured Notes		341,000
Subordinated Notes (1)	Subordinated	157,105	None	Not rated

Total MML 2022-2 Notes		$498,105

(1)	The Company retained all of the Class C Notes and the Subordinated Notes issued in the MML 2022-2 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Class C Notes and the Subordinated Notes issued in the MML 2022-2 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-2 Issuer of the initial closing date portfolio. The MML 2022-2 Notes is scheduled to mature on July 18, 2034; however, the MML 2022-2 Notes may be redeemed by the MML 2022-2 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after August 12, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the MML 2022-2 Issuer. The Class A-L Loans, Class B-1 Notes, Class B-2 Notes and Class C Notes are secured obligations of the MML 2022-2 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-2 Issuer, and the indenture governing the MML 2022-2 Notes includes customary covenants and events of default.

The MML 2022-2 Notes has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

On July 22, 2026, the Company, as the sole holder of the Subordinated Notes, directed the redemption of all of the secured debt issued or incurred, in whole. For further detail, see “Note 13. Subsequent Events.”

2023-1 Debt Securitization

On December 13, 2023, the Company completed a $492.7 million term debt securitization (the “2023-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2023-1 Debt Securitization (collectively, the “2023-1 Notes”) were issued by the 2023-1 Issuer, an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the 2023-1 Debt Securitization:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$272,500	SOFR + 2.30%	Aaa
Class B Notes	Senior Secured Floating Rate	32,500	SOFR + 3.00%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	34,000	SOFR + 4.00%	A2

Total Secured Notes		339,000
Subordinated Notes (1)	Subordinated	153,665	None	Not Rated

Total 2023-1 Notes		$492,665

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2023-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2023-1 Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2023-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2023-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2023-1 Issuer of the initial closing date portfolio. The 2023-1 Notes are scheduled to mature on January 20, 2036; however, the 2023-1 Notes may be redeemed by the 2023-1 Issuer, at the direction of the Company as holder of the Subordinated Notes (through 2023-1 Depositor), on any business day after December 13, 2025. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2023-1 Issuer. The Class A Notes, Class B Notes and Class C Notes are secured obligations of the 2023-1 Issuer, the Subordinated Notes are the unsecured obligations of the 2023-1 Issuer, and the indenture governing the 2023-1 Notes includes customary covenants and events of default.

The 2023-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2023-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

On July 22, 2026, the Company, as the sole holder of the Subordinated Notes, directed the redemption of all of the secured debt issued or incurred, in whole. For further detail, see “Note 13. Subsequent Events.”

2024-1 Debt Securitization

On March 13, 2024, the Company completed a $402.2 million term debt securitization (the “2024-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2024-1 Debt Securitization (collectively, the “2024-1 Notes”) were issued by the 2024-1 Issuer, an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the 2024-1 Debt Securitization:

	Type	June 30, 2026
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A Notes (2)	Senior Secured Floating Rate	$180,000	SOFR + 1.83%	Aaa
Class A-L Loans (2)	Senior Secured Floating Rate	40,000	SOFR + 1.83%	Aaa
Class B Notes	Senior Secured Floating Rate	24,000	SOFR + 2.35%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	28,000	SOFR + 2.80%	A2

Total Secured Notes		272,000
Subordinated Notes (1)	Subordinated	130,161	None	Not Rated

Total 2024-1 Notes		$402,161

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2024-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-1 Debt Securitization which are eliminated in consolidation.

(2)

Upon a conversion of the Class A-L Loans in accordance with this Indenture and the Class A-L Loan Agreement, the Aggregate Outstanding Amount of the Class A Notes may be increased by up to $220.0 million and the Aggregate Outstanding Amount of the Class A-L Loans reduced by a corresponding amount.

The Company (through its wholly-owned and consolidated subsidiary, 2024-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2024-1 Issuer of the initial closing date portfolio. The 2024-1 Notes are scheduled to mature on April 20, 2036; however, the 2024-1 Notes may be redeemed by the 2024-1 Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2024-1 Depositor), on any business day after March 13, 2026. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2024-1 Issuer. The Class A Notes, Class B Notes and Class C Notes are secured obligations of the 2024-1 Issuer, the Subordinated Notes are the unsecured obligations of the 2024-1 Issuer, and the indenture governing the 2024-1 Notes includes customary covenants and events of default.

The 2024-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2024-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2024-2 Debt Securitization

On December 11, 2024, the Company completed a $500.5 million term debt securitization (the “2024-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2024-2 Debt Securitization (collectively, the “2024-2 Notes”) were issued by the 2024-2 Issuer, an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the 2024-2 Debt Securitization:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes (2)(3)(4)	Senior Secured Floating Rate	$60,000	SOFR + 1.50%	Aaa
Class A-L1 Loans (2)	Senior Secured Floating Rate	145,000	SOFR + 1.50%	Aaa
Class A-L2 Loans (3)	Senior Secured Floating Rate	50,000	SOFR + 1.50%	Aaa
Class A-L3 Loans (4)	Senior Secured Floating Rate	20,000	SOFR + 1.50%	Aaa
Class B Notes	Senior Secured Floating Rate	30,000	SOFR + 1.80%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	35,000	SOFR + 2.00%	A2

Total Secured Notes		340,000
Subordinated Notes (1)	Subordinated	160,500	None	Not Rated

Total 2024-2 Notes		$500,500

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2024-2 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-2 Debt Securitization which are eliminated in consolidation.

(2)

Upon a conversion of the Class A-L1 Loans in accordance with this Indenture and the Class A-L1 Loan Agreement, the Aggregate Outstanding Amount of the Class A Notes may be increased by up to $145.0 million and the Aggregate Outstanding Amount of the Class A-L1 Loans reduced by a corresponding amount.

(3)	Class A-L2 Loans may not be converted into Class A Notes at any time. For the avoidance of doubt, the Class A Notes shall not be exchangeable or convertible into Class A-L2 Loans at any time.
(4)

Upon a conversion of the Class A-L3 Loans in accordance with this Indenture and the Class A-L3 Loan Agreement, the Aggregate Outstanding Amount of the Class A Notes may be increased by up to $20.0 million and the Aggregate Outstanding Amount of the Class A-L3 Loans reduced by a corresponding amount.

The Company (through its wholly-owned and consolidated subsidiary, 2024-2 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-2 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2024-2 Issuer of the initial closing date portfolio. The 2024-2 Notes are scheduled to mature on January 20, 2037; however, the 2024-2 Notes may be redeemed by the 2024-2 Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2024-2 Depositor), on any business day after December 11, 2026. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2024-2 Issuer. The Class A Notes, Class A-L1 Loans, Class A-L2 Loans, Class A-L3 Loans, Class B Notes and Class C Notes are secured obligations of the 2024-2 Issuer, the Subordinated Notes are the unsecured obligations of the 2024-2 Issuer, and the indenture governing the 2024-2 Notes includes customary covenants and events of default.

The 2024-2 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2024-2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2025-1 Debt Securitization

On March 21, 2025, the Company completed a $1.3 billion term debt securitization (the “2025-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2025-1 Debt Securitization (collectively, the “2025-1 Notes”) were issued by the 2025-1 Issuer, an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the 2025-1 Debt Securitization:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$715,000	SOFR + 1.38%	Aaa
Class B Notes	Senior Secured Floating Rate	78,000	SOFR + 1.70%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	91,000	SOFR + 2.00%	A2

Total Secured Notes		884,000
Subordinated Notes (1)	Subordinated	413,000	None	Not Rated

Total 2025-1 Notes		$1,297,000

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2025-1 Depositor) retained all of the Subordinated Notes issued in the 2025-1 Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2025-1 Depositor) retained all of the Subordinated Notes issued in the 2025-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2025-1 Issuer of the initial closing date portfolio. The 2025-1 Notes are scheduled to mature on April 20, 2037; however, the 2025-1 Notes may be redeemed by the 2025-1 Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2025-1 Depositor), on any business day after April 20, 2027. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2025-1 Issuer. The Class A Notes, Class B Notes and Class C Notes are secured obligations of the 2025-1 Issuer, the Subordinated Notes are the unsecured obligations of the 2025-1 Issuer, and the indenture governing the 2025-1 Notes includes customary covenants and events of default.

The 2025-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2025-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2025-1 Lender Finance Facility

On March 26, 2025, the Company entered into a $915.0 million secured term loan credit facility (the “2025-1 Lender Finance Facility”). 2025-1 Lender Finance is the borrower under the 2025-1 Lender Finance Facility and is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The loans incurred under the 2025-1 Lender Finance Facility (collectively, the “2025-1 Loans”) are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the loans incurred in the 2025-1 Lender Finance Facility:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Term Loans	Senior Secured Floating Rate	$802,500	SOFR + 1.47%	Aaa
Class B Term Loans	Senior Secured Floating Rate	87,500	SOFR + 1.77%	Aa2
Class C Term Loans (1)	Senior Secured Deferrable Floating Rate	25,000	SOFR + 2.00%	A1

Total Term Loans		$915,000

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2025-1 Lender Finance Depositor) retained all of the Class C Term Loans incurred in the 2025-1 Lender Finance Facility which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2025-1 Lender Finance Depositor) retained all of the Class C Term Loans incurred in the 2025-1 Lender Finance Facility in part in exchange for the Company’s sale and contribution to 2025-1 Lender Finance of the initial closing date portfolio. The funding date for the 2025-1 Loans was March 31, 2025. The 2025-1 Loans are scheduled to mature on April 20, 2037; however, the 2025-1 Loans may be prepaid by 2025-1 Lender Finance, at the direction of the Company, on any business day after March 31, 2027. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to 2025-1 Lender Finance. The Class A Term Loans, Class B Term Loans and Class C Term Loans are secured obligations of 2025-1 Lender Finance, and the loan and security governing the 2025-1 Loans includes customary covenants and events of default.

The Company serves as collateral manager to 2025-1 Lender Finance under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2025-1 BSL Static Debt Securitization

On May 29, 2025, the Company completed a $851.7 million static term debt securitization (the “2025-1 BSL Static Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2025-1 BSL Static Debt Securitization (collectively, the “2025-1 BSL Notes”) were issued by the 2025-1 BSL Issuer, a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL Static CLO 2025-1, LLC, a wholly-owned subsidiary of the 2025-1 BSL Issuer (collectively, the “2025-1 BSL Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests.

The following table presents information on the secured and unsecured notes issued in the 2025-1 BSL Static Debt Securitization:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$277,684	SOFR + 1.25%	AAA
Class B Notes	Senior Secured Floating Rate	96,380	SOFR + 1.85%	AA
Class C Notes	Mezzanine Secured Deferrable Floating Rate	53,325	SOFR + 2.10%	A
Class D Notes (1)	Mezzanine Secured Deferrable Floating Rate	33,575	SOFR + 2.77%	BBB

Total Secured Notes		460,964
Subordinated Notes (1)		156,500	None	Not rated

Total 2025-1 BSL Notes		$617,464

(1)	The Company retained all of the Class D Notes and the Subordinated Notes issued in the 2025-1 BSL Debt Securitization which are eliminated in consolidation.

The 2025-1 BSL Notes mature on July 24, 2035, unless redeemed by the 2025-1 BSL Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after February 28, 2026. The Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2025-1 BSL Issuers and the Subordinated Notes are the unsecured obligations of 2025-1 BSL Issuer.

The 2025-1 BSL Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2025-1 BSL Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2025-2 Lender Finance Facility

On January 15, 2026, the Company funded a $1,020.0 million secured term loan credit facility (the “2025-2 Lender Finance Facility”). 2025-2 Lender Finance is the borrower under the 2025-2 Lender Finance Facility and is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The loans incurred under the 2025-2 Lender Finance Facility (collectively, the “2025-2 Loans”) are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the loans incurred in the 2025-2 Lender Finance Facility:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Term Loans	Senior Secured Floating Rate	$802,500	SOFR + 1.50%	Aaa
Class B Term Loans	Senior Secured Floating Rate	80,000	SOFR + 1.80%	Aa2
Class C Term Loans (1)	Senior Deferrable Floating Rate	137,500	SOFR + 2.10%	A2

Total Term Loans		$1,020,000

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2025-2 Lender Finance Depositor) retained all of the Class C Term Loans incurred in the 2025-2 Lender Finance Facility which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2025-2 Lender Finance Depositor) retained all of the Class C Term Loans incurred in the 2025-2 Lender Finance Facility in part in exchange for the Company’s sale and contribution to 2025-2 Lender Finance of the initial closing date portfolio. The 2025-2 Loans are scheduled to mature on January 20, 2038; however, the 2025-2 Loans may be prepaid by 2025-2 Lender Finance, at the direction of the Company, on any business day after January 15, 2028. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to 2025-2 Lender Finance. The Class A Term Loans, Class B Term Loans and Class C Term Loans are secured obligations of 2025-2 Lender Finance, and the loan and security governing the 2025-2 Loans includes customary covenants and events of default.

The Company serves as collateral manager to 2025-2 Lender Finance under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2026-1 Debt Securitization

On March 9, 2026, the Company completed a $994.3 million term debt securitization (the “2026-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2026-1 Debt Securitization (collectively, the “2026-1 Notes”) were issued by the 2026-1 Issuer, an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the 2026-1 Debt Securitization:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$540,000	SOFR + 1.37%	AAA
Class B Notes	Senior Secured Floating Rate	140,000	SOFR + 1.70%	AA
Class C Notes	Mezzanine Secured Deferrable Floating Rate	55,000	SOFR + 1.95%	A

Total Secured Notes		735,000
Subordinated Notes (1)	Subordinated	259,340	None	Not Rated

Total 2026-1 Notes		$994,340

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2026-1 Depositor) retained all of the Subordinated Notes issued in the 2026-1 Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2026-1 Depositor) retained all of the Subordinated Notes issued in the 2026-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2026-1 Issuer of the initial closing date portfolio. The 2026-1 Notes are scheduled to mature on April 24, 2039; however, the 2026-1 Notes may be redeemed by the 2026-1 Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2026-1 Depositor), on any business day after March 9, 2028. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2026-1 Issuer. The Class A Notes, Class B Notes and Class C Notes are secured obligations of the 2026-1 Issuer, the Subordinated Notes are the unsecured obligations of the 2026-1 Issuer, and the indenture governing the 2026-1 Notes includes customary covenants and events of default.

The 2026-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2026-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2026-1 Static Debt Securitization

On April 22, 2026, the Company completed a $449.8 million term debt securitization (the “2026-1 Static Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered and loans incurred in the 2026-1 Static Debt Securitization (collectively, the “2026-1 Static Notes”) were issued by the 2026-1 PC Issuer, an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the 2026-1 Static Debt Securitization:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$165,500	SOFR + 1.28%	AAA
Class A-L-B Loans	Senior Secured Floating Rate	100,000	SOFR + 1.28%	AAA
Class B Notes	Senior Secured Floating Rate	40,500	SOFR + 2.05%	AA
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	27,000	SOFR + 2.40%	A
Class D Notes (1)	Mezzanine Secured Deferrable Floating Rate	20,250	SOFR + 3.90%	BBB-

Total Secured Notes		353,250
Subordinated Notes (1)	Subordinated	96,550	None	Not Rated

Total 2026-1 Static Notes		449,800

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2026-1 PC Depositor) retained all of the Class C Notes, the Class D Notes and the Subordinated Notes issued in the 2026-1 PC Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2026-1 PC Depositor) retained all of the Class C Notes, the Class D Notes and the Subordinated Notes issued in the 2026-1 Static Debt Securitization in part in exchange for the Company’s sale and contribution to the 2026-1 PC Issuer of the initial closing date portfolio. The 2026-1 Static Notes are scheduled to mature on April 22, 2036; however, the 2026-1 Static Notes may be redeemed by the 2026-1 PC Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2026-1 PC Depositor), on any business day after October 22, 2026. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2026-1 PC Issuer. The Class A Notes, Class A-L-A Loans, Class A-L-B Loans, Class B Notes, Class C Notes and Class D Notes are secured obligations of the 2026-1 PC Issuer, the Subordinated Notes are the unsecured obligations of the 2026-1 PC Issuer, and the indenture governing the 2026-1 PC Notes includes customary covenants and events of default.

The 2026-1 Static Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2026-1 PC Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2026-2 Static Debt Securitization

On June 11, 2026, the Company completed a $1.0 billion term debt securitization (the “2026-2 Static Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2026-2 Static Debt Securitization (collectively, the “2026-2 Static Notes”) were issued by the 2026-2 PC Issuer, an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the 2026-2 Static Debt Securitization:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A-1 Notes	Senior Secured Floating Rate	$530,000	SOFR + 1.34%	AAA
Class A-2 Notes	Senior Secured Floating Rate	60,000	SOFR + 1.70%	AAA
Class B Notes	Senior Secured Floating Rate	90,000	SOFR + 1.90%	AA
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	40,000	SOFR + 2.20%	A
Class D Notes (1)	Mezzanine Secured Deferrable Floating Rate	45,000	SOFR + 3.50%	BBB-

Total Secured Notes		765,000
Subordinated Notes (1)	Subordinated	236,860	None	Not Rated

Total 2026-2 Static Notes		1,001,860

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2026-2 PC Depositor) retained all of the Class C Notes, the Class D Notes and the Subordinated Notes issued in the 2026-2 PC Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2026-2 PC Depositor) retained all of the Class C Notes, the Class D Notes and the Subordinated Notes issued in the 2026-2 Static Debt Securitization in part in exchange for the Company’s sale and contribution to the 2026-2 PC Issuer of the initial closing date portfolio. The 2026-2 Static Notes are scheduled to mature on April 27, 2036; however, the 2026-2 Static Notes may be redeemed by the 2026-2 PC Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2026-2 PC Depositor), on any business day after June 11, 2027. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2026-2 PC Issuer. The Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes are secured obligations of the 2026-2 PC Issuer, the Subordinated Notes are the unsecured obligations of the 2026-2 PC Issuer, and the indenture governing the 2026-2 PC Notes includes customary covenants and events of default.

The 2026-2 Static Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2026-2 PC Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2026-2 Debt Securitization

On June 18, 2026, the Company completed a $401.0 million term debt securitization (the “2026-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered and loans incurred in the 2026-2 Debt Securitization (collectively, the “2026-2 Notes”) were issued by the 2026-2 Issuer, an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the 2026-2 Debt Securitization:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$145,000	SOFR + 1.48%	AAA
Class A-L Loans	Senior Secured Floating Rate	79,000	SOFR + 1.48%	AAA
Class B Notes	Senior Secured Floating Rate	48,000	SOFR + 1.90%	AA
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	24,000	SOFR + 2.25%	A
Class D Notes (1)	Mezzanine Secured Deferrable Floating Rate	27,000	SOFR + 3.60%	BBB-

Total Secured Notes		323,000
Subordinated Notes (1)	Subordinated	77,980	None	Not Rated

Total 2026-2 Notes		400,980

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2026-2 Depositor) retained all of the Class C Notes, the Class D Notes and the Subordinated Notes issued in the 2026-2 Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2026-2 Depositor) retained all of the Subordinated Notes issued in the 2026-2 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2026-2 Issuer of the initial closing date portfolio. The 2026-2 Notes are scheduled to mature on July 20, 2038; however, the 2026-2 Notes may be redeemed by the 2026-2 Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2026-2 Depositor), on any business day after June 18, 2028. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2026-2 Issuer. The Class A Notes, Class A-L Loans, Class B Notes, Class C Notes and Class D Notes are secured obligations of the 2026-2 Issuer, the Subordinated Notes are the unsecured obligations of the 2026-2 Issuer, and the indenture governing the 2026-2 Notes includes customary covenants and events of default.

The 2026-2 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2026-2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

The following presents the assets and liabilities of the MML 2021-1 Issuer, MML 2022-1 Issuer, MML 2022-2 Issuer, 2023-1 Issuer, 2024-1 Issuer, 2024-2 Issuer, 2025-1 Issuer, 2025-1 Lender Finance, 2025-1 BSL Issuer, 2025-2 Lender Finance, 2026-1 Issuer, 2026-1 PC Issuer, 2026-2 PC Issuer and 2026-2 Issuer (collectively referred to as, the “CLO Issuers”), after giving effect to the elimination of intercompany balances. The assets of the CLO Issuers are restricted to be used to settle the obligations of the CLO Issuers. The liabilities of the CLO Issuers are only the obligations of the CLO Issuers and the creditors (or beneficial interest holders) do not have recourse to the Company.

	June 30, 2026	December 31, 2025
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments	$11,062,930	$8,435,694

Total investments at fair value	11,062,930	8,435,694
Cash and cash equivalents (restricted cash of $879,204 and $802,310, respectively)	879,204	802,310
Interest receivable from non-controlled/non-affiliated investments	88,243	79,801

Total assets	$12,030,377	$9,317,805

LIABILITIES
Debt (net of unamortized debt issuance costs of $35,545 and $25,356, respectively)	$7,644,844	$5,939,567
Interest payable	90,490	82,713

Total liabilities	$7,735,334	$6,022,280

Short-Term Borrowings

Master Repurchase Agreements

On June 15, 2021 and June 16, 2021, the Company entered into Master Repurchase Agreements (the “Repurchase Agreements”) with certain banks to provide short-term borrowings which the Company utilizes from time-to-time to manage its working capital needs. As part of the Repurchase Agreements, the Company can sell a security to the lender for cash with an agreement to buy it back in the future at a pre-determined price. The Company’s ability to draw down borrowings under the agreement is subject to 1940 Act leverage limitations and dependent on the Company pledging eligible assets to the banks as collateral. No commitment fees were paid in connection with execution of these agreements.

As of June 30, 2026, and December 31, 2025, respectively, the Company had $104.4 million and $406.8 million of short-term borrowings under the Repurchase Agreements.

Short-term borrowings under the Repurchase Agreements bore interest at a weighted average applicable margin of 4.39% and 4.75% per annum as of June 30, 2026, and December 31, 2025, respectively.

Certain of the Company’s investments serve as collateral for the Company’s obligations under the Repurchase Agreements and the carrying value of pledged investments were $85.7 million and $486.8 million as of June 30, 2026, and December 31, 2025, respectively.

Other Short-Term Borrowings

In order to finance certain investment transactions, the Company may, from time to time, enter into financing agreements whereby the Company transfers to a third party an investment that it holds in exchange for cash for a period of time, generally not to exceed 180-days from the date it was sold (each, a “Short Term Financing Transaction”). At the expiration of the agreement, the Company returns the cash and interest to the third party and receives the original investment transferred.

As of June 30, 2026 and December 31, 2025, the Company had $500.0 million and $450.0 million, respectively, of borrowings under Short Term Financing Transactions with third parties. Certain of the Company’s investments serve as collateral for the Company’s obligations under the Short Term Financing Transactions and the carrying value of pledged investments was $524.2 million and $450.0 million, respectively, as of June 30, 2026 and December 31, 2025.

Short-term borrowings under Short Term Financing Transactions bore interest at an applicable margin of 6.39% and 4.52%, respectively, per annum as of June 30, 2026 and December 31, 2025.

In accordance with ASC 860, Transfers and Servicing, the Master Repurchase Agreements and the Short Term Financing Transactions meet the criteria for secured borrowings. Accordingly, the investment financed by these agreements remains on the Company’s Condensed Consolidated Statements of Assets and Liabilities as an asset, and the Company records a liability to reflect its obligation to a third party which is reported as Debt on the Company’s Statements of Assets and Liabilities. The obligation is secured by the respective investment that is the subject of the agreement. Interest expense associated with the Master Repurchase Agreements and the Short Term Financing Transactions is reported on the Company’s Condensed Consolidated Statements of Operations within Interest expense.

The Company’s outstanding debt obligations were as follows:

	June 30, 2026
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs, premiums and discounts)	Unamortized Debt Issuance Costs (including premiums and discounts)	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$2,138,000	$725,830	$725,830	$—	$1,412,170	$1,411,814
Castle Peak Funding Facility (3)	2,600,000	866,931	866,931	—	1,733,069	1,703,441
Summit Peak Funding Facility (3)	1,375,000	828,644	828,644	—	546,356	546,356
Denali Peak Funding Facility (3)	1,425,000	714,593	714,593	—	710,407	710,383
Bushnell Peak Funding Facility	1,000,000	350,300	350,300	—	649,700	649,700
Granite Peak Funding Facility	1,000,000	750,000	750,000	—	250,000	250,000
Middle Peak Funding Facility	1,500,000	730,000	730,000	—	770,000	770,000
Bison Peak Funding Facility	2,100,000	930,200	930,200	—	1,169,800	1,169,800
Blanca Peak Funding Facility	1,100,000	825,000	825,000	—	275,000	275,000
Windom Peak Funding Facility (3)	2,150,000	957,919	957,919	—	1,192,081	1,191,274
Monarch Peak Funding Facility	1,500,000	1,050,000	1,050,000	—	450,000	450,000
Haydon Peak Funding Facility	500,000	114,000	114,000	—	386,000	386,000
Phoenix Peak Funding Facility (3)	215,945	215,945	215,034	911	—	—
Sonora Peak Funding Facility	1,100,000	100,000	100,000	—	1,000,000	1,000,000
Ramsey Peak Funding Facility	1,000,000	200,000	200,000	—	800,000	800,000
Crystal Peak Funding Facility	750,000	75,000	75,000	—	675,000	675,000
Weller Peak Funding Facility	214,400	—	—	—	214,400	127,454
Meadow Pass WH Funding Facility	1,000,000	303,000	303,000	—	697,000	465,912

	June 30, 2026
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs, premiums and discounts)	Unamortized Debt Issuance Costs (including premiums and discounts)	Unused Portion (1)	Amount Available (2)
Revolving Credit Facility (4)	$5,950,000	$2,304,440	$2,304,440	$—	$3,645,560	$3,644,405
2026 Notes	400,000	400,000	399,914	86	—	—
May 2027 Notes (5)	625,000	625,000	619,081	464	—	—
October 2027 Notes (5)	350,000	350,000	346,985	1,764	—	—
March 2031 5.54% Notes (5)	500,000	500,000	488,499	9,347	—	—
March 2033 Notes (5)	500,000	500,000	485,198	12,031	—	—
January 2032 Series 2026A Notes (5)	210,000	210,000	204,749	463	—	—
April 2031 Series 2026B Notes (5)	500,000	500,000	482,302	12,152	—	—
July 2031 Series 2026B Notes (5)	500,000	500,000	482,232	12,174	—	—
June 2032 Series 2026C Notes (5)	688,000	688,000	679,528	10,848	—	—
December 2026 Notes (5)	1,250,000	1,250,000	1,239,775	2,209	—	—
November 2026 Eurobonds	571,300	571,300	570,649	651	—	—
March 2027 Notes	1,000,000	1,000,000	998,088	1,912	—	—
January 2029 Notes	650,000	650,000	645,472	4,528	—	—
November 2028 Notes (5)	650,000	650,000	649,857	1,347	—	—
January 2031 Notes (5)	600,000	600,000	585,307	7,909	—	—
July 2029 Notes (5)	900,000	900,000	893,463	2,725	—	—
September 2027 Notes (5)	400,000	400,000	393,151	2,774	—	—
April 2030 Notes (5)	400,000	400,000	382,796	6,506	—	—
November 2029 Notes (5)	400,000	400,000	393,248	6,198	—	—
November 2034 Notes (5)	800,000	800,000	771,080	20,258	—	—
January 2032 Notes (5)	1,000,000	1,000,000	988,538	20,106	—	—
September 2030 Notes (5)	500,000	500,000	479,492	8,418	—	—
March 2031 5.350% Notes (5)	700,000	700,000	672,278	13,254	—	—
May 2031 Notes (5)	850,000	850,000	820,743	16,961	—	—
MML 2021-1 Debt	690,000	690,000	686,998	3,002	—	—
MML 2022-1 Debt	759,000	759,000	755,123	3,877	—	—
MML 2022-2 Debt	300,500	300,500	298,628	1,872	—	—
2023-1 Notes	305,000	305,000	303,449	1,551	—	—
2024-1 Notes	244,000	244,000	242,557	1,443	—	—
2024-2 Notes	305,000	305,000	302,308	2,692	—	—
2025-1 Notes	884,000	884,000	880,940	3,060	—	—
2025-1 Lender Finance Facility	890,000	890,000	887,538	2,462	—	—
2025-1 BSL Notes	427,389	427,389	426,164	1,225	—	—
2025-2 Lender Finance Facility	882,500	882,500	879,664	2,836	—	—
2026-1 Notes	735,000	735,000	731,231	3,769	—	—
2026-1 Static Notes	306,000	306,000	303,674	2,326	—	—
2026-2 Static Notes	680,000	680,000	676,814	3,186	—	—
2026-2 Notes	272,000	272,000	269,756	2,244	—	—
Short-Term Borrowings	604,371	604,371	604,371	—	—	—

Total	$51,847,405	$35,270,862	$34,962,531	$211,541	$16,576,543	$16,226,539

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)	Under certain SPV Financing Facilities, the company is permitted to borrow in USD and other currencies.

Under the Bard Peak Funding Facility, as of June 30, 2026, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 94.1 million
•	EUR 251.4 million
•	GBP 113.5 million
•	NZD 125.4 million

Under the Castle Peak Funding Facility, as of June 30, 2026, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 102.9 million
•	EUR 46.4 million
•	GBP 38.9 million

Under the Summit Peak Funding Facility, as of June 30, 2026, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 64.7 million
•	EUR 26.9 million
•	GBP 104.7 million

Under the Denali Peak Funding Facility, as of June 30, 2026, the Company had non-USD borrowings denominated in the following currencies:

•	GBP 30.0 million

Under the Windom Peak Funding Facility, as of June 30, 2026, the Company had non-USD borrowings denominated in the following currencies:

•	GBP 100.4 million

Under the Phoenix Peak Funding Facility, as of June 30, 2026, the Company had non-USD borrowings denominated in the following currencies:

•	EUR 142.8 million
•	GBP 39.8 million

(4)

Under the Revolving Credit Facility, the Company is permitted to borrow in USD or certain other currencies. As of June 30, 2026, the Company had non-USD borrowings denominated in the following currencies:

•	EUR 435.9 million
•	GBP 994.3 million
•	AUD 119.0 million

(5)	Carrying value is inclusive of adjustment for the change in fair value of effective hedge relationship.

	December 31, 2025
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs, premiums and discounts)	Unamortized Debt Issuance Costs (including premiums and discounts)	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$1,549,670	$1,549,670	$—	$100,330	$100,330
Castle Peak Funding Facility (3)	2,550,000	1,760,209	1,760,209	—	789,791	789,638
Summit Peak Funding Facility (3)	1,375,000	1,257,548	1,257,548	—	117,452	105,732
Denali Peak Funding Facility	750,000	584,800	584,800	—	165,200	136,379
Bushnell Peak Funding Facility	1,000,000	554,300	554,300	—	445,700	445,700

	December 31, 2025
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs, premiums and discounts)	Unamortized Debt Issuance Costs (including premiums and discounts)	Unused Portion (1)	Amount Available (2)
Granite Peak Funding Facility	$1,000,000	$500,000	$500,000	$—	$500,000	$486,953
Middle Peak Funding Facility	1,000,000	890,000	890,000	—	110,000	110,000
Bison Peak Funding Facility	1,500,000	1,437,200	1,437,200	—	62,800	62,800
Blanca Peak Funding Facility	1,100,000	951,000	951,000	—	149,000	149,000
Windom Peak Funding Facility (3)	2,150,000	2,150,076	2,150,076	—	—	—
Monarch Peak Funding Facility	1,500,000	1,500,000	1,500,000	—	—	—
Haydon Peak Funding Facility	250,000	212,000	212,000	—	38,000	38,000
Bear Peak Funding Facility (3)	587,600	587,017	587,017	—	583	583
Phoenix Peak Funding Facility (3)	221,455	221,455	220,354	1,101	—	—
2025-2 Lender Finance Warehouse Facility	882,500	—	—	—	882,500	882,500
Revolving Credit Facility (4)	5,800,000	2,259,240	2,259,240	—	3,540,760	3,540,760
2026 Notes	400,000	400,000	399,584	416	—	—
May 2027 Notes (5)	625,000	625,000	620,163	739	—	—
October 2027 Notes (5)	350,000	350,000	349,354	2,448	—	—
March 2031 5.54% Notes (5)	500,000	500,000	498,066	10,326	—	—
March 2033 Notes (5)	500,000	500,000	494,769	12,916	—	—
December 2026 Notes (5)	1,250,000	1,250,000	1,233,234	4,565	—	—
November 2026 Eurobonds	587,600	587,600	586,175	1,425	—	—
March 2027 Notes	1,000,000	1,000,000	996,741	3,259	—	—
January 2029 Notes	650,000	650,000	644,590	5,410	—	—
April 2026 UK Bonds (5)	336,988	336,988	335,202	250	—	—
November 2028 Notes (5)	650,000	650,000	661,542	1,624	—	—
January 2031 Notes (5)	600,000	600,000	596,471	8,843	—	—
July 2029 Notes (5)	900,000	900,000	910,031	3,213	—	—
September 2027 Notes (5)	400,000	400,000	395,183	3,885	—	—
April 2030 Notes (5)	400,000	400,000	388,785	7,365	—	—
November 2029 Notes (5)	400,000	400,000	400,465	7,071	—	—
November 2034 Notes (5)	800,000	800,000	785,348	21,529	—	—
January 2032 Notes (5)	1,000,000	1,000,000	1,009,275	21,892	—	—
September 2030 Notes (5)	500,000	500,000	487,697	9,388	—	—
2021-2 Notes	505,800	505,800	504,647	1,153	—	—
MML 2021-1 Debt	690,000	690,000	686,824	3,176	—	—
MML 2022-1 Debt	759,000	759,000	754,904	4,096	—	—
2022-1 BSL Debt	420,000	420,000	418,788	1,212	—	—
MML 2022-2 Debt	300,500	300,500	298,513	1,987	—	—
2023-1 Notes	305,000	305,000	303,368	1,632	—	—
2024-1 Notes	244,000	244,000	242,484	1,516	—	—
2024-2 Notes	305,000	305,000	302,181	2,819	—	—
2025-1 Notes	884,000	884,000	880,799	3,201	—	—
2025-1 Lender Finance	890,000	890,000	887,425	2,575	—	—
2025-1 BSL Notes	661,625	661,625	659,634	1,991	—	—
Short-Term Borrowings	856,829	856,829	856,829	—	—	—

Total	$41,987,897	$35,085,857	$35,002,485	$153,023	$6,902,116	$6,848,375

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)	Under certain SPV Financing Facilities, the company is permitted to borrow in USD and other currencies.

Under the Bard Peak Funding Facility, as of December 31, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 94.1 million
•	EUR 69.0 million
•	GBP 74.6 million

Under the Castle Peak Funding Facility, as of December 31, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 78.9 million
•	EUR 46.4 million
•	GBP 38.9 million

Under the Summit Peak Funding Facility, as of December 31, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 64.7 million
•	EUR 26.9 million
•	GBP 99.7 million

Under the Windom Peak Funding Facility, as of December 31, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	GBP 100.4 million

Under the Bear Peak Funding Facility, as of December 31, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	EUR 390.8 million
•	GBP 40.0 million
•	NZD 128.3 million

Under the Phoenix Peak Funding Facility, as of December 31, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	EUR 142.8 million
•	GBP 39.8 million

(4)

Under the Revolving Credit Facility, the Company is permitted to borrow in USD or certain other currencies. As of December 31, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 24.5 million
•	EUR 369.9 million
•	GBP 1,039.3 million
•	AUD 1.0 million

(5)	Carrying value is inclusive of adjustment for the change in fair value of effective hedge relationship.

The following tables summarize the contractual maturities of the Company’s outstanding principal as of June 30, 2026 and December 31, 2025:

	June 30, 2026
	Less than 1 Year	1 - 3 Years	3 - 5 Years	Greater than 5 Years	Total
SPV Financing Facilities	$—	$944,245	$7,963,117	$830,000	$9,737,362
Revolving Credit Facility	—	48,016	2,256,424	—	2,304,440
Private Placement Bonds	1,025,000	350,000	1,000,000	1,898,000	4,273,000
Unsecured Notes	2,821,300	1,700,000	4,350,000	1,800,000	10,671,300
Debt Securitizations	—	—	—	7,680,389	7,680,389
Short-Term Borrowings	604,371	—	—	—	604,371

Total outstanding principal	$4,450,671	$3,042,261	$15,569,541	$12,208,389	$35,270,862

	December 31, 2025
	Less than 1 Year	1 - 3 Years	3 - 5 Years	Greater than 5 Years	Total
SPV Financing Facilities	$—	$2,105,272	$11,160,003	$890,000	$14,155,275
Revolving Credit Facility	—	—	2,259,240	—	2,259,240
Private Placement Bonds	400,000	975,000	—	1,000,000	2,375,000
Unsecured Notes	2,174,588	2,050,000	2,850,000	2,400,000	9,474,588
Debt Securitizations	—	—	—	5,964,925	5,964,925
Short-Term Borrowings	856,829	—	—	—	856,829

Total outstanding principal	$3,431,417	$5,130,272	$16,269,243	$10,254,925	$35,085,857

As of June 30, 2026 and December 31, 2025, interest payable included $508.2 million and $424.2 million, respectively, of interest expense and $5.7 million and $3.9 million, respectively, of unused commitment fees.

For the three and six months ended June 30, 2026, the weighted average interest rate on all borrowings outstanding (including unused fees, amortization of debt issuance costs (including premiums and discounts), and the impact of the application of hedge accounting) was 5.54% and 5.53%, respectively. For the three and six months ended June 30, 2025, the weighted average interest rate on all borrowings outstanding (including unused fees, amortization of debt issuance costs (including premiums and discounts), and the impact of the application of hedge accounting) was 6.20% and 6.15%, respectively.

For the three and six months ended June 30, 2026, the weighted average all-in cost of debt (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of the application of hedge accounting) was 5.66% and 5.66%, respectively, including $0.5 million and $5.7 million, respectively, of deferred financing costs written off as a result of the termination or reduction of the borrowing capacity of SPV Financing Facilities. For the three and six months ended June 30, 2025, the weighted average all-in cost of debt (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of the application of hedge accounting) was 6.31% and 6.26%, respectively, including nil and nil, respectively, of deferred financing costs written off as a result of the termination or reduction of the borrowing capacity of SPV Financing Facilities.

For the three and six months ended June 30, 2026, the average principal debt outstanding was $35,890.4 million and $35,988.8 million, respectively. For the three and six months ended June 30, 2025, the average principal debt outstanding was $29,973.3 million and $30,444.0 million, respectively.

The components of interest expense were as follows:

	Three Months Ended June 30,
	2026	2025
Borrowing interest expense	$476,576	$448,888
Facility unused fees	12,596	11,852
Amortization of deferred financing costs	10,882	8,829
Amortization of original issue discount and debt issuance costs (including premiums and discounts)	12,031	9,742
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	112,538	(62,716)
Hedged items	(111,347)	61,414

Total interest expense	$513,276	$478,009

Cash paid for interest expense	$647,196	$575,793

	Six Months Ended June 30,
	2026	2025
Borrowing interest expense	$956,731	$904,892
Facility unused fees	20,185	19,482
Amortization of deferred financing costs	24,852	17,327
Amortization of original issue discount and debt issuance costs (including premiums and discounts)	22,115	19,162
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	166,963	(189,808)
Hedged items	(165,802)	186,589

Total interest expense	$1,025,044	$957,644

Cash paid for interest expense	$1,200,225	$1,165,146

Note 8. Commitments and Contingencies

Portfolio Company Commitments

The Company’s investment portfolio contains debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of June 30, 2026 and December 31, 2025, the Company had unfunded commitments, including delayed draw term loans and revolvers, with an aggregate amount of $9.6 billion and $13.4 billion, respectively.

Additionally, from time to time, the Advisers and their affiliates may commit to an investment or commit to backstop the commitment of another lender on behalf of the investment vehicles they manage, including the Company. Certain terms of these investments or backstop arrangements are not finalized at the time of the commitment and each respective investment vehicle’s allocation may change prior to the date of funding. In this regard, as of June 30, 2026 and December 31, 2025, the Company estimates that $1,364.7 million and $1,271.1 million, respectively, of investments and backstop arrangements were committed but not yet funded.

As of June 30, 2026 and December 31, 2025, $515.0 million and $497.3 million, respectively, of capital committed remained uncalled from the Company in relation to capital commitments to Emerald JV, Verdelite JV and SLC.

Other Commitments and Contingencies

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of June 30, 2026 and December 31, 2025, management is not aware of any material pending legal proceedings.

Note 9. Net Assets

The following table presents transactions in Common Shares for the three months ended June 30, 2026:

	For the three months ended June 30, 2026
	Shares	Amount
CLASS I
Subscriptions	13,893,712	$335,039
Share transfers between classes	8,786,920	210,611
Distributions reinvested	13,906,090	334,638
Share repurchases	(79,162,113)	(1,872,204)
Early repurchase deduction	—	274

Net increase (decrease)	(42,575,391)	(991,642)

CLASS S
Subscriptions	3,753,204	90,375
Share transfers between classes	(2,346,581)	(56,429)
Distributions reinvested	6,730,320	161,951
Share repurchases	(13,174,718)	(311,627)
Early repurchase deduction	—	119

Net increase (decrease)	(5,037,775)	(115,611)

CLASS D
Subscriptions	1,299,612	31,226
Share transfers between classes	(6,440,339)	(154,182)
Distributions reinvested	58,166	1,400
Share repurchases	(883,176)	(20,888)
Early repurchase deduction	—	4

Net increase (decrease)	(5,965,737)	(142,440)

Total net increase (decrease)	(53,578,903)	$(1,249,693)

The following table presents transactions in Common Shares for the six months ended June 30, 2026:

	For the six months ended June 30, 2026
	Shares	Amount
CLASS I
Subscriptions	55,685,570	$1,366,966
Share transfers between classes	13,341,031	322,410
Distributions reinvested	28,585,613	696,023
Share repurchases	(173,351,086)	(4,150,612)
Early repurchase deduction	—	1,079

Net increase (decrease)	(75,738,872)	(1,764,134)

CLASS S
Subscriptions	15,493,323	379,507
Share transfers between classes	(6,774,720)	(165,098)
Distributions reinvested	13,638,833	332,006
Share repurchases	(50,392,979)	(1,211,943)
Early repurchase deduction	—	470

Net increase (decrease)	(28,035,543)	(665,058)

CLASS D
Subscriptions	1,494,138	36,029
Share transfers between classes	(6,566,311)	(157,312)
Distributions reinvested	130,781	3,188
Share repurchases	(3,126,154)	(75,145)
Early repurchase deduction	—	18

Net increase (decrease)	(8,067,546)	(193,222)

Total net increase (decrease)	(111,841,961)	$(2,622,414)

The following table presents transactions in Common Shares for the three months ended June 30, 2025:

	For the three months ended June 30, 2025
	Shares	Amount
CLASS I
Subscriptions	96,388,768	$2,431,232
Share transfers between classes	1,646,393	41,514
Distributions reinvested	14,104,486	355,663
Share repurchases	(37,224,199)	(936,933)
Early repurchase deduction	—	551

Net increase (decrease)	74,915,448	1,892,027

CLASS S
Subscriptions	28,750,386	725,144
Share transfers between classes	(1,377,218)	(34,723)
Distributions reinvested	6,781,888	171,014
Share repurchases	(5,897,406)	(148,438)
Early repurchase deduction	—	256

Net increase (decrease)	28,257,650	713,253

	For the three months ended June 30, 2025
	Shares	Amount
CLASS D
Subscriptions	2,263,871	$57,076
Share transfers between classes	(269,175)	(6,791)
Distributions reinvested	136,047	3,431
Share repurchases	(454,553)	(11,441)
Early repurchase deduction	—	12

Net increase (decrease)	1,676,190	42,287

Total net increase (decrease)	104,849,288	$2,647,567

The following table presents transactions in Common Shares for the six months ended June 30, 2025:

	For the six months ended June 30, 2025
	Shares	Amount
CLASS I
Subscriptions	192,123,807	$4,862,984
Share transfers between classes	3,347,623	84,735
Distributions reinvested	27,025,144	683,840
Share repurchases	(55,553,366)	(1,399,743)
Early repurchase deduction	—	766

Net increase (decrease)	166,943,208	4,232,582

CLASS S
Subscriptions	61,565,254	1,558,561
Share transfers between classes	(2,989,714)	(75,689)
Distributions reinvested	13,050,420	330,231
Share repurchases	(10,518,196)	(265,113)
Early repurchase deduction	—	358

Net increase (decrease)	61,107,764	1,548,348

CLASS D
Subscriptions	4,655,055	117,847
Share transfers between classes	(357,909)	(9,046)
Distributions reinvested	259,516	6,567
Share repurchases	(517,808)	(13,038)
Early repurchase deduction	—	17

Net increase (decrease)	4,038,854	102,347

Total net increase (decrease)	232,089,826	$5,883,277

Net Asset Value per Share and Offering Price

The Company determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e., the prior month-end NAV). The following table presents each month-end NAV per share for Class I, Class S and Class D Common Shares for the six months ended June 30, 2026:

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2026	$24.68	$24.68	$24.68
February 28, 2026	24.38	24.38	24.38
March 31, 2026	24.19	24.19	24.19
April 30, 2026	24.06	24.06	24.06
May 31, 2026	23.94	23.94	23.94
June 30, 2026	23.65	23.65	23.65

The following table presents each month-end NAV per share for Class I, Class S and Class D Common Shares for the six months ended June 30, 2025:

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2025	$25.42	$25.42	$25.42
February 28, 2025	25.36	25.36	25.36
March 31, 2025	25.25	25.25	25.25
April 30, 2025	25.19	25.19	25.19
May 31, 2025	25.21	25.21	25.21
June 30, 2025	25.17	25.17	25.17

Distributions

The Board authorizes and declares monthly distribution amounts per share of Class I, Class S and Class D Common Shares. The following tables present distributions that were declared and payable for the six months ended June 30, 2026:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2026	January 31, 2026	February 26, 2026	$0.2000	$267,765
February 19, 2026	February 28, 2026	March 26, 2026	0.2000	271,817
March 19, 2026	March 31, 2026	April 28, 2026	0.2000	274,504
April 20, 2026	April 30, 2026	May 28, 2026	0.2000	258,268
May 20, 2026	May 31, 2026	June 25, 2026	0.2000	260,124
June 22, 2026	June 30, 2026	July 28, 2026	0.2000	262,968

			$1.2000	$1,595,446

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2026	January 31, 2026	February 26, 2026	$0.1824	$107,734
February 19, 2026	February 28, 2026	March 26, 2026	0.1825	108,650
March 19, 2026	March 31, 2026	April 28, 2026	0.1827	109,426
April 20, 2026	April 30, 2026	May 28, 2026	0.1829	103,322
May 20, 2026	May 31, 2026	June 25, 2026	0.1830	103,813
June 22, 2026	June 30, 2026	July 28, 2026	0.1830	104,271

			$1.0965	$637,216

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2026	January 31, 2026	February 26, 2026	$0.1948	$4,701
February 19, 2026	February 28, 2026	March 26, 2026	0.1949	4,709
March 19, 2026	March 31, 2026	April 28, 2026	0.1949	4,722
April 20, 2026	April 30, 2026	May 28, 2026	0.1950	4,331
May 20, 2026	May 31, 2026	June 25, 2026	0.1950	4,466
June 22, 2026	June 30, 2026	July 28, 2026	0.1950	3,296

			$1.1696	$26,225

The following tables present distributions that were declared and payable for the six months ended June 30, 2025:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2025	January 31, 2025	February 27, 2025	$0.2200	$228,819
February 20, 2025	February 28, 2025	March 26, 2025	0.2200	238,587
March 19, 2025	March 31, 2025	April 24, 2025	0.2200	246,375
April 16, 2025	April 30, 2025	May 27, 2025	0.2200	253,182
May 19, 2025	May 31, 2025	June 26, 2025	0.2200	259,757
June 19, 2025	June 30, 2025	July 24, 2025	0.2200	267,011

			$1.3200	$1,493,731

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2025	January 31, 2025	February 27, 2025	$0.2020	$102,691
February 20, 2025	February 28, 2025	March 26, 2025	0.2020	104,955
March 19, 2025	March 31, 2025	April 24, 2025	0.2020	107,789
April 16, 2025	April 30, 2025	May 27, 2025	0.2021	109,761
May 19, 2025	May 31, 2025	June 26, 2025	0.2022	111,623
June 19, 2025	June 30, 2025	July 24, 2025	0.2021	113,811

			$1.2124	$650,630

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2025	January 31, 2025	February 27, 2025	$0.2147	$5,018
February 20, 2025	February 28, 2025	March 26, 2025	0.2147	5,387
March 19, 2025	March 31, 2025	April 24, 2025	0.2147	5,442
April 16, 2025	April 30, 2025	May 27, 2025	0.2147	5,530
May 19, 2025	May 31, 2025	June 26, 2025	0.2148	5,743
June 19, 2025	June 30, 2025	July 24, 2025	0.2147	5,885

			$1.2883	$33,005

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan (the “DRIP”), pursuant to which it reinvests all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of the DRIP will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places. No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our Common Shares, except shareholders in certain states. Investors and clients of certain participating brokers in states that do not permit automatic enrollment in the DRIP will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Advisers, which is subject to recoupment.

Through June 30, 2026, a portion of the Company’s distributions resulted from expense support from the Sub-Adviser, and future distributions may result from expense support from the Sub-Adviser, each of which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement avoids distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods or the Sub-Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a GAAP basis, include required adjustments to GAAP net investment income in the current period to determine taxable income available for distributions. The following table presents the sources of cash distributions on a GAAP basis that the Company has declared on its Common Shares for the six months ended June 30, 2026:

	For the six months ended June 30, 2026
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.2000	$1,595,446	$1.0965	$637,216	$1.1696	$26,225
Net realized gains	—	—	—	—	—	—

Total	$1.2000	$1,595,446	$1.0965	$637,216	$1.1696	$26,225

The following table presents the sources of cash distributions on a GAAP basis that the Company has declared on its Common Shares for the six months ended June 30, 2025:

	For the six months ended June 30, 2025
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.3200	$1,493,731	$1.2124	$650,630	$1.2883	$33,005
Net realized gains	—	—	—	—	—	—

Total	$1.3200	$1,493,731	$1.2124	$650,630	$1.2883	$33,005

Share Repurchase Program

The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. Additionally, pursuant to Rule 23c-1(a)(10) under the 1940 Act, the Company may also repurchase its outstanding Common Shares outside of the share repurchase program. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the valuation date used in the repurchase of such Common Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; or due to trade or operational error. In addition, the Company’s Common Shares are sold to certain investment vehicles (including feeder vehicles, registered investment companies or other investment funds), discretionary model portfolios and other similar arrangements. The Company, in its discretion, may waive the Early Repurchase Deduction for such investment vehicles, discretionary model portfolios and other similar arrangements in appropriate circumstances, including, but not limited to, for administrative, operational, rebalancing, regulatory or other purposes. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

Share Repurchases

For the three months ended June 30, 2026 and 2025, approximately 93,220,007 and 43,576,158 Common Shares were repurchased, respectively. For the six months ended June 30, 2026 and 2025, approximately 226,909,559 and 66,600,528 Common Shares were repurchased, respectively.

The following table presents the repurchases of Common Shares pursuant to the Company’s share repurchase program for the six months ended June 30, 2026:

Commencement Date	Repurchase Request Deadline	Total Number of Shares Repurchased (all classes) (1)	Percentage of Outstanding Shares Repurchased (2)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (1)(3)	Maximum number of shares that may yet be purchased under the repurchase program (4)
February 2, 2026	March 2, 2026	133,689,552	7.0%	$24.19	March 31, 2026	$3,232,786	—
May 1, 2026	May 29, 2026	93,220,007	5.0%	$23.65	June 30, 2026	$2,204,322	—

(1)

For the three months ended March 31, 2026, repurchases include 10,247 Common Shares repurchased at a price equal to the Company’s net asset value per share as of December 31, 2025 pursuant to the Company’s tender offer that expired on December 2, 2025. For the three months ended June 30, 2026, repurchases include 119,735 Common Shares repurchased at a price equal to the Company’s net asset value per share as of March 31, 2026 pursuant to the Company’s tender offer that expired on March 2, 2026.

(2)	Percentage is based on total shares as of the close of the previous calendar quarter.
(3)	Amounts shown net of Early Repurchase Deduction.
(4)

For the three months ended June 30, 2026, the Company received repurchase requests that exceeded its quarterly limits and accepted requests on a pro-rata basis in accordance with the terms of the Company’s share repurchase program.

The following table presents the repurchases of Common Shares pursuant to the Company’s share repurchase program for the six months ended June 30, 2025:

Commencement Date	Repurchase Request Deadline	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (2)	Maximum number of shares that may yet be purchased under the repurchase program (3)
February 3, 2025	March 3, 2025	23,024,370	1.5%	$25.25	March 31, 2025	$581,043	—
May 2, 2025	May 30, 2025	43,576,158	2.6%	$25.17	June 30, 2025	$1,095,993	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction.
(3)	All repurchase requests were satisfied in full.

Note 10. Financial Highlights and Senior Securities

The following are the financial highlights for the six months ended June 30, 2026:

	For the six months ended June 30, 2026
	Class I	Class S	Class D
Per Share Data (1):
Net asset value, beginning of period	$24.79	$24.79	$24.79
Net investment income	1.07	0.97	1.04
Net change in unrealized and realized gain (loss)	(1.01)	(1.01)	(1.01)

Net increase (decrease) in net assets resulting from operations	0.06	(0.04)	0.03
Distributions from net investment income (2)	(1.20)	(1.10)	(1.17)
Distributions from net realized gains (2)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.20)	(1.10)	(1.17)

Early repurchase deduction fees (3)	0.00	0.00	0.00

Total increase (decrease) in net assets	(1.14)	(1.14)	(1.14)

Net asset value, end of period	$23.65	$23.65	$23.65

Shares outstanding, end of period	1,235,712,896	556,694,241	16,019,473
Total return based on NAV (4)	0.2%	(0.2)%	0.1%
Ratios:
Ratio of net expenses to average net assets (5)	7.1%	8.0%	7.4%
Ratio of net investment income to average net assets (5)	8.9%	8.0%	8.6%
Portfolio turnover rate	7.6%	7.6%	7.6%
Supplemental Data:
Net assets, end of period	$29,228,916	$13,167,767	$378,917
Asset coverage ratio	221.3%	221.3%	221.3%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(3)	The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the DRIP) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

Amounts are annualized except for amounts relating to excise and other tax expense. For the six months ended June 30, 2026, the ratio of total operating expenses to average net assets was 7.1%, 8.0%, and 7.4% on Class I, Class S and Class D. Ratio does not include the expenses of investment companies which the Company has invested in, including joint ventures.

The following are the financial highlights for the six months ended June 30, 2025:

	For the six months ended June 30, 2025
	Class I	Class S	Class D
Per Share Data (1):
Net asset value, beginning of period	$25.42	$25.42	$25.42
Net investment income	1.26	1.15	1.23
Net change in unrealized and realized gain (loss)	(0.19)	(0.19)	(0.19)

Net increase (decrease) in net assets resulting from operations	1.07	0.96	1.04
Distributions from net investment income (2)	(1.32)	(1.21)	(1.29)
Distributions from net realized gains (2)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.32)	(1.21)	(1.29)

Early repurchase deduction fees (3)	0.00	0.00	0.00

Total increase (decrease) in net assets	(0.25)	(0.25)	(0.25)

Net asset value, end of period	$25.17	$25.17	$25.17

Shares outstanding, end of period	1,176,461,579	557,244,608	26,957,960
Total return based on NAV (4)	4.3%	3.9%	4.2%
Ratios:
Ratio of net expenses to average net assets (5)	7.3%	8.2%	7.5%
Ratio of net investment income to average net assets (5)	10.0%	9.1%	9.7%
Portfolio turnover rate	8.0%	8.0%	8.0%
Supplemental Data:
Net assets, end of period	$29,613,339	$14,026,765	$678,594
Asset coverage ratio	247.8%	247.8%	247.8%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(3)	The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the DRIP) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

Amounts are annualized except for amounts relating to excise and other tax expense. For the six months ended June 30, 2025, the ratio of total operating expenses to average net assets was 7.3%, 8.2% and 7.5%, on Class I, Class S and Class D, respectively.

The following is information about the Company’s senior securities as of the dates indicated in the table below:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Bard Peak Funding Facility
June 30, 2026	$725,830	$2,213	—	N/A
December 31, 2025	1,549,670	2,357	—	N/A
December 31, 2024	1,000,298	2,265	—	N/A
December 31, 2023	242,243	2,219	—	N/A
December 31, 2022	1,235,414	1,845	—	N/A
December 31, 2021	879,000	1,702	—	N/A
Castle Peak Funding Facility
June 30, 2026	866,931	2,213	—	N/A
December 31, 2025	1,760,209	2,357	—	N/A
December 31, 2024	1,194,401	2,265	—	N/A
December 31, 2023	1,121,681	2,219	—	N/A
December 31, 2022	1,146,600	1,845	—	N/A
December 31, 2021	1,171,809	1,702	—	N/A
Maroon Peak Funding Facility
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	300,000	1,845	—	N/A
December 31, 2021	483,952	1,702	—	N/A
Summit Peak Funding Facility
June 30, 2026	828,644	2,213	—	N/A
December 31, 2025	1,257,548	2,357	—	N/A
December 31, 2024	952,105	2,265	—	N/A
December 31, 2023	286,046	2,219	—	N/A
December 31, 2022	1,691,844	1,845	—	N/A
December 31, 2021	1,643,154	1,702	—	N/A
Denali Peak Funding Facility
June 30, 2026	714,593	2,213	—	N/A
December 31, 2025	584,800	2,357	—	N/A
December 31, 2024	562,800	2,265	—	N/A
December 31, 2023	562,800	2,219	—	N/A
December 31, 2022	749,800	1,845	—	N/A
December 31, 2021	668,400	1,702	—	N/A
Bushnell Peak Funding Facility
June 30, 2026	350,300	2,213	—	N/A
December 31, 2025	554,300	2,357	—	N/A
December 31, 2024	480,300	2,265	—	N/A
December 31, 2023	465,300	2,219	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	395,500	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Granite Peak Funding Facility
June 30, 2026	$750,000	$2,213	—	N/A
December 31, 2025	500,000	2,357	—	N/A
December 31, 2024	493,554	2,265	—	N/A
December 31, 2023	563,600	2,219	—	N/A
December 31, 2022	647,600	1,845	—	N/A
December 31, 2021	248,000	1,702	—	N/A
Middle Peak Funding Facility
June 30, 2026	730,000	2,213	—	N/A
December 31, 2025	890,000	2,357	—	N/A
December 31, 2024	750,000	2,265	—	N/A
December 31, 2023	600,950	2,219	—	N/A
December 31, 2022	596,950	1,845	—	N/A
December 31, 2021	799,550	1,702	—	N/A
Bison Peak Funding Facility
June 30, 2026	930,200	2,213	—	N/A
December 31, 2025	1,437,200	2,357	—	N/A
December 31, 2024	1,203,200	2,265	—	N/A
December 31, 2023	703,200	2,219	—	N/A
December 31, 2022	1,182,000	1,845	—	N/A
December 31, 2021	1,320,800	1,702	—	N/A
Blanca Peak Funding Facility
June 30, 2026	825,000	2,213	—	N/A
December 31, 2025	951,000	2,357	—	N/A
December 31, 2024	1,375,090	2,265	—	N/A
December 31, 2023	1,375,090	2,219	—	N/A
December 31, 2022	1,081,000	1,845	—	N/A
December 31, 2021	892,800	1,702	—	N/A
Windom Peak Funding Facility
June 30, 2026	957,919	2,213	—	N/A
December 31, 2025	2,150,076	2,357	—	N/A
December 31, 2024	1,029,841	2,265	—	N/A
December 31, 2023	967,477	2,219	—	N/A
December 31, 2022	1,741,465	1,845	—	N/A
December 31, 2021	989,759	1,702	—	N/A
Monarch Peak Funding Facility
June 30, 2026	1,050,000	2,213	—	N/A
December 31, 2025	1,500,000	2,357	—	N/A
December 31, 2024	750,000	2,265	—	N/A
December 31, 2023	1,400,400	2,219	—	N/A
December 31, 2022	873,400	1,845	—	N/A
December 31, 2021	567,400	1,702	—	N/A
Borah Peak Funding Facility
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	130,000	2,219	—	N/A
December 31, 2022	223,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
2022-1 BSL WH
June 30, 2026	$—	$—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	148,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Naomi Peak Funding Facility
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	385,000	2,219	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Meridian Peak Funding Facility
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	246,000	2,265	—	N/A
December 31, 2023	246,000	2,219	—	N/A
December 31, 2022	170,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Haydon Peak Funding Facility
June 30, 2026	114,000	2,213	—	N/A
December 31, 2025	212,000	2,357	—	N/A
December 31, 2024	250,000	2,265	—	N/A
December 31, 2023	49,000	2,219	—	N/A
December 31, 2022	49,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Bear Peak Funding Facility
June 30, 2026	—	—	—	N/A
December 31, 2025	587,017	2,357	—	N/A
December 31, 2024	164,816	2,265	—	N/A
December 31, 2023	360,531	2,219	—	N/A
December 31, 2022	166,031	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Phoenix Peak Funding Facility
June 30, 2026	215,945	2,213	—	N/A
December 31, 2025	221,455	2,357	—	N/A
December 31, 2024	197,736	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
2025-2 Lender Finance Warehouse Facility
June 30, 2026	$—	$—	—	N/A
December 31, 2025	—	2,357	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Sonora Peak Funding Facility
June 30, 2026	100,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Ramsey Peak Funding Facility
June 30, 2026	200,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Crystal Peak Funding Facility
June 30, 2026	75,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Weller Peak Funding Facility
June 30, 2026	—	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
PC Static 2026-1 Funding Facility
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Meadow Pass WH Funding Facility
June 30, 2026	$303,000	$2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Revolving Credit Facility
June 30, 2026	2,304,440	2,213	—	N/A
December 31, 2025	2,259,240	2,357	—	N/A
December 31, 2024	4,639,587	2,265	—	N/A
December 31, 2023	1,131,025	2,219	—	N/A
December 31, 2022	1,470,758	1,845	—	N/A
December 31, 2021	1,144,422	1,702	—	N/A
June 2024 Notes
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	435,000	2,219	—	N/A
December 31, 2022	435,000	1,845	—	N/A
December 31, 2021	435,000	1,702	—	N/A
2026 Notes
June 30, 2026	400,000	2,213	—	N/A
December 31, 2025	400,000	2,357	—	N/A
December 31, 2024	400,000	2,265	—	N/A
December 31, 2023	400,000	2,219	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	400,000	1,702	—	N/A
May 2027 Notes
June 30, 2026	625,000	2,213	—	N/A
December 31, 2025	625,000	2,357	—	N/A
December 31, 2024	625,000	2,265	—	N/A
December 31, 2023	625,000	2,219	—	N/A
December 31, 2022	625,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
October 2027 Notes
June 30, 2026	350,000	2,213	—	N/A
December 31, 2025	350,000	2,357	—	N/A
December 31, 2024	350,000	2,265	—	N/A
December 31, 2023	350,000	2,219	—	N/A
December 31, 2022	350,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
March 2031 5.54% Notes
June 30, 2026	$500,000	$2,213	—	N/A
December 31, 2025	500,000	2,357	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
March 2033 Notes
June 30, 2026	500,000	2,213	—	N/A
December 31, 2025	500,000	2,357	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
January 2032 Series 2026A Notes
June 30, 2026	210,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
April 2031 Series 2026B Notes
June 30, 2026	500,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
July 2031 Series 2026B Notes
June 30, 2026	500,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
June 2032 Series 2026C Notes
June 30, 2026	688,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
September 2024 Notes
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	365,000	2,219	—	N/A
December 31, 2022	365,000	1,845	—	N/A
December 31, 2021	365,000	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
December 2026 Notes
June 30, 2026	$1,250,000	$2,213	—	N/A
December 31, 2025	1,250,000	2,357	—	N/A
December 31, 2024	1,250,000	2,265	—	N/A
December 31, 2023	1,250,000	2,219	—	N/A
December 31, 2022	1,250,000	1,845	—	N/A
December 31, 2021	1,250,000	1,702	—	N/A
November 2026 Eurobonds
June 30, 2026	571,300	2,213	—	N/A
December 31, 2025	587,600	2,357	—	N/A
December 31, 2024	517,925	2,265	—	N/A
December 31, 2023	551,975	2,219	—	N/A
December 31, 2022	534,975	1,845	—	N/A
December 31, 2021	569,958	1,702	—	N/A
November 2024 Notes
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	500,000	2,219	—	N/A
December 31, 2022	500,000	1,845	—	N/A
December 31, 2021	500,000	1,702	—	N/A
March 2027 Notes
June 30, 2026	1,000,000	2,213	—	N/A
December 31, 2025	1,000,000	2,357	—	N/A
December 31, 2024	1,000,000	2,265	—	N/A
December 31, 2023	1,000,000	2,219	—	N/A
December 31, 2022	1,000,000	1,845	—	N/A
December 31, 2021	1,000,000	1,702	—	N/A
January 2025 Notes
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	500,000	2,265	—	N/A
December 31, 2023	500,000	2,219	—	N/A
December 31, 2022	500,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
January 2029 Notes
June 30, 2026	650,000	2,213	—	N/A
December 31, 2025	650,000	2,357	—	N/A
December 31, 2024	650,000	2,265	—	N/A
December 31, 2023	650,000	2,219	—	N/A
December 31, 2022	650,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
March 2025 Notes
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	900,000	2,265	—	N/A
December 31, 2023	900,000	2,219	—	N/A
December 31, 2022	900,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
April 2026 UK Bonds
June 30, 2026	$—	$—	—	N/A
December 31, 2025	336,988	2,357	—	N/A
December 31, 2024	312,975	2,265	—	N/A
December 31, 2023	318,663	2,219	—	N/A
December 31, 2022	301,725	1,845	—	N/A
December 31, 2021	—	—	—	N/A
September 2025 Notes
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	800,000	2,265	—	N/A
December 31, 2023	800,000	2,219	—	N/A
December 31, 2022	800,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
November 2028 Notes
June 30, 2026	650,000	2,213	—	N/A
December 31, 2025	650,000	2,357	—	N/A
December 31, 2024	500,000	2,265	—	N/A
December 31, 2023	500,000	2,219	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
January 2031 Notes
June 30, 2026	600,000	2,213	—	N/A
December 31, 2025	600,000	2,357	—	N/A
December 31, 2024	500,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
July 2029 Notes
June 30, 2026	900,000	2,213	—	N/A
December 31, 2025	900,000	2,357	—	N/A
December 31, 2024	500,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
September 2027 Notes
June 30, 2026	400,000	2,213	—	N/A
December 31, 2025	400,000	2,357	—	N/A
December 31, 2024	400,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
April 2030 Notes
June 30, 2026	400,000	2,213	—	N/A
December 31, 2025	400,000	2,357	—	N/A
December 31, 2024	400,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
November 2029 Notes
June 30, 2026	$400,000	$2,213	—	N/A
December 31, 2025	400,000	2,357	—	N/A
December 31, 2024	400,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
November 2034 Notes
June 30, 2026	800,000	2,213	—	N/A
December 31, 2025	800,000	2,357	—	N/A
December 31, 2024	800,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
January 2032 Notes
June 30, 2026	1,000,000	2,213	—	N/A
December 31, 2025	1,000,000	2,357	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
September 2030 Notes
June 30, 2026	500,000	2,213	—	N/A
December 31, 2025	500,000	2,357	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
March 2031 5.350% Notes
June 30, 2026	700,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
May 2031 Notes
June 30, 2026	850,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2021-1 BSL Notes
June 30, 2026	—	—	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	663,000	2,265	—	N/A
December 31, 2023	663,000	2,219	—	N/A
December 31, 2022	663,000	1,845	—	N/A
December 31, 2021	663,000	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
2021-2 Notes
June 30, 2026	$—	$—	—	N/A
December 31, 2025	505,800	2,357	—	N/A
December 31, 2024	505,800	2,265	—	N/A
December 31, 2023	505,800	2,219	—	N/A
December 31, 2022	505,800	1,845	—	N/A
December 31, 2021	505,800	1,702	—	N/A
MML 2021-1 Debt
June 30, 2026	690,000	2,213	—	N/A
December 31, 2025	690,000	2,357	—	N/A
December 31, 2024	690,000	2,265	—	N/A
December 31, 2023	690,000	2,219	—	N/A
December 31, 2022	690,000	1,845	—	N/A
December 31, 2021	690,000	1,702	—	N/A
MML 2022-1 Debt
June 30, 2026	759,000	2,213	—	N/A
December 31, 2025	759,000	2,357	—	N/A
December 31, 2024	759,000	2,265	—	N/A
December 31, 2023	759,000	2,219	—	N/A
December 31, 2022	759,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
2022-1 BSL Debt
June 30, 2026	—	—	—	N/A
December 31, 2025	420,000	2,357	—	N/A
December 31, 2024	420,000	2,265	—	N/A
December 31, 2023	420,000	2,219	—	N/A
December 31, 2022	420,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
MML 2022-2 Debt
June 30, 2026	300,500	2,213	—	N/A
December 31, 2025	300,500	2,357	—	N/A
December 31, 2024	300,500	2,265	—	N/A
December 31, 2023	300,500	2,219	—	N/A
December 31, 2022	300,500	1,845	—	N/A
December 31, 2021	—	—	—	N/A
2023-1 Notes
June 30, 2026	305,000	2,213	—	N/A
December 31, 2025	305,000	2,357	—	N/A
December 31, 2024	305,000	2,265	—	N/A
December 31, 2023	305,000	2,219	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2024-1 Notes
June 30, 2026	244,000	2,213	—	N/A
December 31, 2025	244,000	2,357	—	N/A
December 31, 2024	244,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
2024-2 Notes
June 30, 2026	$305,000	$2,213	—	N/A
December 31, 2025	305,000	2,357	—	N/A
December 31, 2024	305,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2025-1 Notes
June 30, 2026	884,000	2,213	—	N/A
December 31, 2025	884,000	2,357	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2025-1 Lender Finance Facility
June 30, 2026	890,000	2,213	—	N/A
December 31, 2025	890,000	2,357	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2025-1 BSL Notes
June 30, 2026	427,389	2,213	—	N/A
December 31, 2025	661,625	2,357	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2025-2 Lender Finance Facility
June 30, 2026	882,500	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2026-1 Notes
June 30, 2026	735,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2026-1 Static Notes
June 30, 2026	306,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
2026-2 Static Notes
June 30, 2026	$680,000	$2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2026-2 Notes
June 30, 2026	272,000	2,213	—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Short-Term Borrowings
June 30, 2026	604,371	2,213	—	N/A
December 31, 2025	856,829	2,357	—	N/A
December 31, 2024	420,829	2,265	—	N/A
December 31, 2023	28,546	2,219	—	N/A
December 31, 2022	619,377	1,845	—	N/A
December 31, 2021	718,156	1,702	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of the Company’s total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon the Company’s involuntary liquidation in preference to any security junior to it. The “-” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

As of June 30, 2026 and December 31, 2025, the aggregate principal amount of indebtedness outstanding was $35.3 billion and $35.1 billion, respectively.

Note 11. Joint Ventures

BCRED Emerald JV

Emerald JV was formed as a joint venture between the Company and a large North American pension fund, commenced operations on January 19, 2022 and operates under a limited partnership agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans and, to a lesser extent, make other debt and equity investments.

As of June 30, 2026 and December 31, 2025, a wholly-owned subsidiary of the Company and entities affiliated with, and controlled by, a North American pension fund (collectively, the “Emerald JV Partner”) had commitments to contribute up to $2,250.0 million and $750.0 million of capital, respectively, to the Emerald JV.

As of June 30, 2026, the Company and the Emerald JV Partner had made capital contributions (net of returns of capital) of $1,836.0 million and $612.0 million, respectively. As of December 31, 2025, the Company and the Emerald JV Partner had made capital contributions (net of returns of capital) of $1,815.0 million and $605.0 million, respectively. As of June 30, 2026, the Company and the Emerald JV Partner had $414.0 million and $138.0 million, respectively, of capital remained uncalled. As of December 31, 2025, the Company and the Emerald JV Partner had $435.0 million and $145.0 million of capital remained uncalled. The Company and the Emerald JV Partner may, from time-to-time, make additional contributions of capital or may receive returns of capital from the Emerald JV.

As of June 30, 2026 and December 31, 2025, the Company’s and the Emerald JV Partner’s equity ownership interests in the Emerald JV were 75% and 25%, respectively.

From time to time, the Company may purchase investments from, or sell investments to, the Emerald JV. Any such purchases and sales require the approval of the Emerald JV’s general partner, which is jointly controlled by the Company and the Emerald JV Partner. For the six months ended June 30, 2026, the Company sold an investment to Emerald JV with a par value of $1.1 billion, for a total cash purchase price based on then-current fair value (at the time of purchase) of $1.1 billion. The Company recognized $0.2 million of net realized gains as a result of sales of investments to the Emerald JV and are included in net realized gain (loss) on investments in the Condensed Consolidated Statements of Operations.

The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s general partner, have equal control of the Emerald JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Emerald JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner. The initial term of the Emerald JV was three years from the commencement of operations, and will continue for successive six-month periods thereafter upon the approval of the Emerald JV’s general partner, except in the case of a dissolution event. The Company’s investment in the Emerald JV cannot be transferred without the consent of the Emerald JV Partner. Effective July 18, 2026, the Emerald JV’s general partner approved the extension of the Emerald JV to January 18, 2027.

The Company has determined that the Emerald JV is an investment company under ASC 946, and in accordance with ASC 946, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company subsidiary. Further, the Company has a variable interest in the Emerald JV and has determined that the Emerald JV is a variable interest entity under ASC 810—Consolidation (“ASC 810”). However, the Company is not deemed to be the primary beneficiary of the Emerald JV as there is equal power between the Company and the Emerald JV Partner. Accordingly, the Company does not consolidate the Emerald JV.

The Company’s investment in the Emerald JV is disclosed on the Company’s Condensed Consolidated Schedules of Investments as of June 30, 2026 and December 31, 2025.

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

The following table presents the consolidated schedule of investments of the Emerald JV as of June 30, 2026:

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt
Aerospace & Defense
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.50%	8.43%	7/25/2025	5/25/2029	$8,316	$5,791	$762	0.04%
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.50%	8.43% (incl. 3.25% PIK)	7/25/2025	5/25/2029	1,211	783	111	0.01
Dynasty Acquisition Co, Inc.	(8)	SOFR + 2.00%	5.64%	10/14/2025	10/31/2031	7,190	7,200	7,215	0.35
Dynasty Acquisition Co, Inc.	(8)	SOFR + 2.00%	5.64%	10/14/2025	10/31/2031	2,735	2,739	2,744	0.13
Peraton Corp.	(10)	SOFR + 3.75%	7.51%	8/4/2022	2/1/2028	19,915	19,895	18,023	0.87
Propulsion BC Newco, LLC	(9)	SOFR + 2.50%	6.23%	12/1/2025	12/1/2032	3,154	3,147	3,167	0.15
LSF11 Trinity Bidco, Inc.	(8)	SOFR + 2.50%	6.15%	9/11/2025	6/14/2030	1,166	1,166	1,168	0.06
Sanders Industries Holdings, Inc.	(7)(9)	SOFR + 2.00%	5.67%	6/11/2026	2/26/2032	15,022	14,956	15,014	0.72
Signia Aerospace, LLC	(7)(8)	SOFR + 2.50%	6.20%	5/13/2026	12/11/2031	20,965	21,030	21,006	1.01
TransDigm, Inc.	(8)	SOFR + 2.50%	6.14%	11/19/2024	1/19/2032	9,825	9,859	9,837	0.47
TransDigm, Inc.	(8)	SOFR + 2.50%	6.14%	11/19/2024	2/28/2031	3,940	3,922	3,945	0.19
TransDigm, Inc.	(8)	SOFR + 2.50%	6.14%	8/13/2025	8/19/2032	6,730	6,715	6,738	0.32
TransDigm, Inc.	(8)	SOFR + 2.25%	5.89%	9/11/2025	3/22/2030	10,854	10,892	10,867	0.52
Vertex Aerospace Services, LLC	(10)	SOFR + 2.00%	5.64%	1/19/2022	12/6/2030	12,475	12,446	12,477	0.60

							120,541	113,074	5.44
Air Freight & Logistics
Auctane, Inc.	(4)(10)	SOFR + 5.75%	9.42%	6/1/2026	6/1/2033	58,200	56,925	57,327	2.75
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.04%	1/19/2022	12/9/2027	30,993	30,993	27,739	1.33
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	9.63%	1/19/2022	12/31/2028	25,964	25,777	25,185	1.21
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 10.00%	13.67% PIK	11/27/2024	11/27/2029	3,063	3,030	3,063	0.15
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 7.00%	10.67% PIK	11/27/2024	5/27/2030	9,083	9,083	9,083	0.44
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 10.50%	14.17% (incl. 9.50% PIK)	11/10/2025	11/27/2029	700	699	700	0.03
SEKO Global Logistics Network, LLC	(4)(7)(11)	SOFR + 10.50%	14.21% (incl. 9.50% PIK)	11/10/2025	11/27/2029	291	291	291	0.01
Stonepeak Nile Parent, LLC	(8)	SOFR + 2.00%	5.66%	5/18/2026	4/9/2032	23,259	23,230	23,230	1.12

							150,028	146,618	7.04
Airlines (Passenger Airlines)
Air Canada	(8)	SOFR + 1.75%	5.41%	1/9/2026	3/21/2031	1,380	1,380	1,379	0.07
American Airlines, Inc.	(8)	SOFR + 2.25%	5.93%	1/19/2022	4/20/2028	2,455	2,455	2,456	0.12

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Airlines (Passenger Airlines) (continued)
American Airlines, Inc.	(8)	SOFR + 2.25%	5.94%	12/12/2024	2/15/2028	$14,694	$14,731	$14,580	0.70%
American Airlines, Inc.	(8)	SOFR + 2.75%	6.43%	5/28/2025	5/28/2032	2,837	2,813	2,841	0.14
JetBlue Airways Corp.	(9)	SOFR + 4.75%	8.43%	11/7/2024	8/27/2029	4,913	4,927	4,389	0.21
OneSky Flight, LLC	(8)	SOFR + 2.75%	6.39%	2/17/2026	2/17/2033	2,415	2,404	2,428	0.12

							28,710	28,073	1.36
Automobile Components
Belron Finance 2019, LLC	(9)	SOFR + 2.00%	5.66%	2/9/2026	10/16/2031	9,826	9,914	9,831	0.47
Clarios Global, LP	(8)	SOFR + 2.50%	6.14%	3/5/2025	5/6/2030	7,267	7,270	7,283	0.35
Clarios Global, LP	(8)	SOFR + 2.50%	6.14%	5/21/2026	1/28/2032	23,365	23,301	23,416	1.13

							40,485	40,530	1.95
Biotechnology
Alkermes, Inc.	(8)	SOFR + 2.75%	6.48%	2/12/2026	8/12/2031	2,131	2,126	2,142	0.10
Broadline Retail
Peer Holding III, BV	(8)	SOFR + 2.25%	5.98%	9/29/2025	9/29/2032	4,117	4,117	4,125	0.20
Building Products
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	9.74%	1/19/2022	2/26/2029	19,657	19,638	18,625	0.90
LBM Acquisition, LLC	(10)	SOFR + 3.75%	7.50%	6/6/2024	6/6/2031	9,271	9,197	7,801	0.37
MIWD Holdco II, LLC	(8)	SOFR + 2.75%	6.39%	10/3/2024	3/28/2031	8,973	9,043	8,875	0.43
Resideo Funding, Inc.	(8)	SOFR + 2.00%	5.67%	8/8/2025	8/13/2032	6,663	6,665	6,674	0.32
TCP Sunbelt Acquisition, Co.	(8)	SOFR + 4.25%	7.92%	10/15/2024	10/24/2031	10,499	10,419	10,503	0.50
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	10.38%	1/19/2022	12/29/2026	10,473	10,473	8,169	0.39

							65,435	60,647	2.91
Capital Markets
Apex Group Treasury, LLC	(8)	SOFR + 3.50%	7.15%	2/27/2025	2/27/2032	70,936	70,890	67,378	3.24
Aretec Group, Inc.	(8)	SOFR + 3.00%	6.64%	11/20/2025	8/9/2030	19,168	19,031	19,149	0.92
Chrysaor Bidco S.à r.l.	(9)	SOFR + 3.00%	6.67%	10/14/2025	10/30/2031	1,579	1,575	1,584	0.08
Citco Funding, LLC	(9)	SOFR + 2.00%	5.66%	1/30/2026	1/30/2033	7,146	7,129	7,133	0.34
EP Wealth Advisors, LLC	(8)	SOFR + 2.50%	6.17%	5/18/2026	10/18/2032	2,409	2,404	2,414	0.12
Focus Financial Partners, LLC	(8)	SOFR + 2.50%	6.14%	3/13/2025	9/15/2031	25,828	25,732	25,258	1.21
GTCR Everest Borrower, LLC	(8)	SOFR + 2.50%	6.23%	2/3/2026	9/5/2031	24,501	24,388	24,434	1.17

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Capital Markets (continued)
Hudson River Trading, LLC	(8)	SOFR + 2.50%	6.14%	1/21/2026	3/18/2030	$2,638	$2,628	$2,623	0.13%
ITG Communications, LLC	(8)	SOFR + 4.75%	8.39%	7/1/2025	7/9/2031	9,052	8,763	8,939	0.43
Jane Street Group, LLC	(8)	SOFR + 2.00%	5.67%	7/23/2025	12/15/2031	8,206	8,170	8,142	0.39
Jump Financial, LLC	(8)	SOFR + 3.50%	7.23%	7/31/2025	2/26/2032	694	694	695	0.03
Kestra Advisor Services Holdings A, Inc.	(8)	SOFR + 2.75%	6.39%	5/13/2026	3/22/2031	1,570	1,570	1,559	0.07
Osaic Holdings, Inc.	(8)	SOFR + 2.50%	6.23%	2/2/2026	7/30/2032	25,658	25,627	25,360	1.22
Resolute Investment Managers, Inc.	(11)	SOFR + 6.50%	10.49%	12/29/2023	10/30/2028	937	931	638	0.03
Saphilux S.à r.l.	(8)	S + 4.25%	7.98%	7/27/2023	7/18/2028	GBP 20,000	25,578	26,684	1.28
Saphilux S.à r.l.	(9)	SOFR + 3.00%	6.73%	7/17/2025	7/18/2028	1,320	1,320	1,328	0.06
Situs-AMC Holdings Corporation	(4)(10)	SOFR + 5.50%	9.23%	9/26/2022	5/14/2031	89,412	88,909	87,847	4.22
Superannuation & Investments US, LLC	(9)	SOFR + 2.50%	6.14%	1/30/2026	12/1/2028	3,056	3,061	3,055	0.15

							318,400	314,220	15.09
Chemicals
Derby Buyer, LLC	(9)	SOFR + 2.75%	6.39%	6/17/2026	11/1/2030	12,979	13,031	13,006	0.63
Discovery Purchaser Corp.	(9)	SOFR + 3.75%	7.41%	12/2/2024	10/4/2029	9,902	9,959	9,876	0.47
Fortis 333, Inc.	(8)	SOFR + 3.25%	6.98%	2/6/2025	3/27/2032	3,236	3,230	3,231	0.16
Qnity Electronics, Inc.	(7)(8)	SOFR + 2.00%	5.67%	5/11/2026	11/1/2032	13,552	13,521	13,503	0.65
Olympus Water US Holding Corp.	(8)	SOFR + 3.25%	6.98%	11/3/2025	11/3/2032	2,674	2,668	2,675	0.13
Pigments Services, Inc.	(4)(14)(17)	SOFR + 8.25%	11.99% PIK	4/14/2023	4/16/2029	8,468	4,670	0	0.00
Pigments Services, Inc.	(4)(14)(17)	SOFR + 8.25%	11.99% PIK	4/14/2023	4/16/2029	4,135	3,558	1,868	0.09
Solstice Advanced Materials, Inc.	(8)	SOFR + 1.75%	5.41%	10/29/2025	10/29/2032	2,908	2,904	2,924	0.14

							53,541	47,083	2.27
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 4.00%	7.64%	8/15/2025	8/19/2030	21,389	21,143	19,083	0.92
Allied Universal Holdco, LLC	(8)	SOFR + 3.25%	6.89%	8/6/2025	8/20/2032	33,064	33,028	33,119	1.59
Armor Holdco, Inc.	(9)	SOFR + 3.75%	7.60%	11/20/2025	12/10/2031	13,950	13,924	13,962	0.67
Belfor Holdings, Inc.	(9)	SOFR + 2.75%	6.39%	8/8/2025	11/1/2030	93	93	93	0.00
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 3.25%	6.89%	7/2/2025	7/9/2032	13,346	13,295	13,388	0.64
EAB Global, Inc.	(9)	SOFR + 3.00%	6.64%	1/19/2022	8/16/2030	12,967	12,963	11,719	0.56

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Commercial Services & Supplies (continued)
Foundational Education Group, Inc.	(9)	SOFR + 4.25%	8.18%	6/7/2022	8/31/2028	$3,830	$3,781	$3,475	0.17%
GFL Environmental Services USA, Inc.	(8)	SOFR + 2.50%	6.16%	3/3/2025	3/3/2032	17,989	17,980	18,013	0.87
International SOS (The Americas), LP	(4)(9)	SOFR + 2.75%	6.48%	6/28/2024	9/7/2028	1,911	1,911	1,916	0.09
JSS Holdings, Inc.	(4)(10)	SOFR + 5.00%	8.73%	1/19/2022	11/8/2031	37,948	37,800	37,948	1.82
Jupiter Purchaser, LLC	(4)(7)(10)	SOFR + 5.00%	8.73%	6/5/2026	11/8/2031	130	130	130	0.01
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	9.26%	9/26/2022	10/19/2028	131,527	128,945	115,415	5.55
Lsf12 Crown US Commercial Bidco, LLC	(8)	SOFR + 3.00%	6.62%	1/20/2026	12/2/2031	5,978	5,978	6,000	0.29
OMNIA Partners, LLC	(8)	SOFR + 2.75%	6.42%	1/26/2024	12/31/2032	32,456	32,608	32,559	1.56
Pinnacle Buyer, LLC	(7)(8)	SOFR + 2.50%	6.18%	9/11/2025	10/1/2032	10,086	10,085	10,124	0.49
Polyphase Elevator Holding, Co.	(4)(10)	SOFR + 5.00%	8.73%	11/24/2025	11/24/2032	29,206	28,806	29,206	1.40
Prime Security Services Borrower, LLC	(8)	SOFR + 2.00%	5.62%	11/20/2024	10/13/2030	15,031	15,002	14,954	0.72
Prime Security Services Borrower, LLC	(8)	SOFR + 1.75%	5.37%	10/1/2025	3/7/2032	3,835	3,801	3,783	0.18
Pye-Barker Fire & Safety, LLC	(7)(8)	SOFR + 2.50%	6.23%	12/16/2025	12/16/2032	11,534	11,480	11,568	0.56
The Action Environmental Group, Inc.	(9)	SOFR + 3.00%	6.73%	1/15/2026	10/24/2030	151	151	150	0.01
TMF Sapphire Bidco, BV	(8)	SOFR + 3.25%	6.98%	5/21/2026	5/30/2033	270	270	271	0.01

							393,174	376,876	18.11
Construction & Engineering
Azuria Water Solutions, Inc.	(7)(8)	SOFR + 2.75%	6.48%	4/30/2026	4/25/2033	20,225	20,171	20,209	0.97
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.00%	5.62%	1/25/2024	1/27/2031	33,382	33,394	33,393	1.60
Centuri Group, Inc.	(8)	SOFR + 2.00%	5.62%	1/12/2026	7/9/2032	3,135	3,128	3,140	0.15
Dycom Industries, Inc.	(8)	SOFR + 1.75%	5.40%	1/27/2026	1/27/2033	2,863	2,857	2,871	0.14
Green Infrastructure Partners US, LLC	(4)(8)	SOFR + 2.75%	6.48%	9/19/2025	9/24/2032	9,340	9,341	9,351	0.45
Socotec US Holding, Inc.	(10)	SOFR + 2.75%	6.37%	2/6/2026	6/2/2031	1,358	1,356	1,362	0.07
Tecta America Corp.	(8)	SOFR + 2.50%	6.14%	5/18/2026	2/18/2032	2,454	2,449	2,459	0.12
Touchdown Acquirer, Inc.	(8)	SOFR + 2.50%	6.16%	2/5/2026	2/21/2031	11,767	11,736	11,677	0.56

							84,432	84,462	4.06

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Construction Materials
MSOF Beacon, LLC	(8)	SOFR + 2.50%	6.17%	12/23/2025	12/23/2032	$1,806	$1,802	$1,812	0.09%
Quikrete Holdings, Inc.	(8)	SOFR + 2.25%	5.89%	4/8/2025	2/10/2032	9,900	9,791	9,904	0.48
Tamko Building Products, LLC	(8)	SOFR + 2.75%	6.60%	10/23/2024	9/20/2030	7,813	7,855	7,818	0.38

							19,448	19,534	0.95
Consumer Finance
CPI Holdco B, LLC	(8)	SOFR + 2.00%	5.64%	12/11/2025	5/17/2031	10,324	10,315	10,296	0.49
Containers & Packaging
Ascend Buyer, LLC	(4)(10)	SOFR + 5.25%	8.98%	9/26/2022	9/30/2028	72,874	72,599	72,509	3.48
Berlin Packaging, LLC	(8)	SOFR + 3.25%	6.98%	7/25/2025	6/7/2031	23,791	23,902	23,702	1.14
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	6.82%	4/13/2022	4/13/2029	21,338	21,346	20,995	1.01
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.25%	6.89%	8/22/2025	4/1/2032	10,830	10,795	10,428	0.50
ProAmpac PG Borrower, LLC	(8)	SOFR + 4.00%	7.67%	3/6/2026	3/7/2033	12,071	11,859	11,890	0.57
Ring Container Technologies Group, LLC	(9)	SOFR + 2.50%	6.14%	9/11/2025	9/15/2032	21,644	21,672	21,696	1.04
SupplyOne, Inc.	(8)	SOFR + 3.50%	7.14%	4/19/2024	4/19/2031	19,359	19,479	19,413	0.93
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	6.89%	1/19/2022	3/3/2031	27,982	27,782	26,251	1.26
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	7.48%	10/18/2024	9/15/2028	37,857	37,432	36,406	1.75

							246,866	243,290	11.68
Distributors
Boots Group Finco, LP	(8)	SOFR + 3.25%	6.92%	7/18/2025	8/30/2032	3,362	3,355	3,378	0.16
BP Purchaser, LLC	(4)(10)	SOFR + 7.50%	11.43% (incl. 1.00% PIK)	9/26/2022	12/11/2028	51,845	51,446	40,957	1.97
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.25%	8.99%	1/19/2022	5/3/2027	31,003	30,949	30,770	1.48
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 7.00%	10.83% (incl. 3.25% PIK)	9/26/2022	6/23/2028	85,444	84,739	72,627	3.49

							170,489	147,732	7.10
Diversified Consumer Services
Barbri Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.45%	1/19/2022	4/30/2030	68,863	68,495	67,486	3.24
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	9.26%	1/19/2022	7/20/2028	33,731	33,731	31,369	1.51
Cengage Learning, Inc.	(11)	SOFR + 3.00%	6.65%	1/22/2026	3/24/2031	12,013	12,027	11,904	0.57
Covista, Inc.	(10)	SOFR + 2.25%	5.98%	3/2/2026	3/2/2033	4,318	4,298	4,336	0.21
Element Materials Technology Group US Holdings, Inc.	(9)	SOFR + 3.50%	7.23%	4/12/2022	7/6/2029	4,826	4,818	4,858	0.23

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Diversified Consumer Services (continued)
Express Wash Concepts, LLC	(4)(11)	SOFR + 5.00%	8.74%	1/19/2022	4/30/2027	$34,647	$34,453	$34,647	1.67%
Express Wash Concepts, LLC	(4)(11)	SOFR + 5.00%	8.64%	1/19/2022	4/30/2027	10,054	10,037	10,054	0.48
Express Wash Concepts, LLC	(4)(11)	SOFR + 5.00%	8.74%	1/19/2022	4/30/2027	17,904	17,845	17,904	0.86
Fugue Finance, LLC	(9)	SOFR + 2.25%	5.92%	2/4/2026	1/9/2032	7,085	7,108	7,077	0.34
GBT US III, LLC	(8)	SOFR + 2.00%	5.67%	1/21/2026	7/25/2031	1,832	1,832	1,833	0.09
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.14%	2/1/2024	12/21/2029	20,617	20,611	19,430	0.93
KUEHG Corp.	(9)	SOFR + 2.75%	6.48%	10/21/2024	6/12/2030	20,344	20,373	19,639	0.94
Learning Care Group US No 2, Inc.	(9)	SOFR + 4.00%	7.68%	3/26/2025	8/11/2028	3,673	3,656	2,894	0.14
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	8.90%	3/10/2022	3/12/2029	3,830	3,815	3,283	0.16
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.25%	6.89%	1/19/2022	12/15/2028	27,311	27,264	25,026	1.20
Spring Education Group, Inc.	(8)	SOFR + 3.25%	6.98%	9/10/2025	10/4/2030	313	313	312	0.02
University Support Services, LLC	(9)	SOFR + 2.75%	6.39%	2/10/2022	2/10/2029	15,128	15,111	14,928	0.72

							285,787	276,980	13.31
Diversified Telecommunication Services
Zacapa, LLC	(9)	SOFR + 3.75%	7.48%	10/29/2024	3/22/2029	15,563	15,629	15,561	0.75
Electric Utilities
Alpha Generation, LLC	(8)	SOFR + 1.75%	5.39%	7/23/2025	9/30/2031	5,271	5,273	5,232	0.25
NRG Energy, Inc.	(8)	SOFR + 1.75%	5.42%	7/23/2025	4/16/2031	4,949	4,957	4,951	0.24

							10,230	10,183	0.49
Electrical Equipment
Aggreko Holdings, Inc.	(9)	SOFR + 3.00%	6.63%	1/8/2026	5/21/2031	1,389	1,389	1,394	0.07
Arcline FM Holdings, LLC	(10)	SOFR + 2.75%	6.60%	3/27/2025	6/23/2030	2,924	2,923	2,937	0.14
Forgent Power, LLC	(8)	SOFR + 2.25%	5.95%	5/21/2026	12/20/2032	4,818	4,774	4,841	0.23

							9,086	9,172	0.44
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 5.75%	9.51%	2/5/2026	12/23/2029	3,911	3,902	3,911	0.19
Albireo Energy, LLC	(4)(11)	SOFR + 5.75%	9.51%	2/5/2026	12/23/2029	10,367	10,343	10,367	0.50
Infinite Bidco, LLC	(9)	SOFR + 3.75%	7.68%	1/19/2022	3/2/2028	2,324	2,327	2,313	0.11
Project Aurora US Finco, Inc.	(8)	SOFR + 2.75%	6.48%	1/7/2026	9/27/2032	2,884	2,877	2,901	0.14
Sanmina Corp.	(4)(8)	SOFR + 1.75%	5.39%	5/18/2026	10/27/2032	5,096	5,085	5,112	0.25

							24,534	24,604	1.19
Energy Equipment & Services
Covia Holdings, LLC	(8)	SOFR + 2.75%	6.43%	7/31/2025	2/26/2032	1,465	1,462	1,460	0.07

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Energy Equipment & Services (continued)
Ursa Minor US Bidco, LLC	(8)	SOFR + 2.00%	5.73%	11/13/2025	3/26/2031	$4,938	$4,987	$4,942	0.24%

							6,449	6,402	0.31
Entertainment
EOC Borrower, LLC	(8)	SOFR + 2.75%	6.39%	3/31/2025	3/24/2032	14,519	14,448	14,553	0.70
TKO Worldwide Holdings, LLC	(8)	SOFR + 1.75%	5.41%	5/18/2026	11/21/2031	7,469	7,469	7,454	0.36

							21,917	22,007	1.06
Financial Services
Bcpe Pequod Buyer, Inc.	(8)	SOFR + 2.75%	6.39%	12/5/2025	11/25/2031	1,986	1,977	1,934	0.09
Chicago US Midco III, LP	(7)(8)	SOFR + 2.50%	6.14%	10/30/2025	11/1/2032	8,199	8,181	8,201	0.39
Corpay Technologies Operating Co, LLC	(8)	SOFR + 1.75%	5.39%	11/5/2025	11/5/2032	4,369	4,349	4,362	0.21
Mitchell International, Inc.	(9)	SOFR + 3.00%	6.64%	1/16/2026	6/17/2031	14,585	14,580	13,926	0.67
Planet US Buyer, LLC	(8)	SOFR + 3.00%	6.66%	11/25/2024	2/7/2031	10,627	10,707	10,679	0.51
Shift4 Payments, LLC	(8)	SOFR + 2.00%	5.73%	1/5/2026	7/3/2032	2,633	2,627	2,627	0.13
Synechron, Inc.	(8)	SOFR + 3.75%	7.48%	10/3/2024	10/3/2031	3,970	3,927	3,725	0.18

							46,348	45,454	2.18
Food Products
CHG PPC Parent, LLC	(9)	SOFR + 3.00%	6.76%	11/7/2024	12/8/2028	15,709	15,759	15,768	0.76
Froneri US, Inc.	(8)	SOFR + 2.25%	5.88%	11/7/2024	9/30/2031	21,737	21,663	21,608	1.04
Froneri US, Inc.	(8)	SOFR + 2.25%	5.88%	7/16/2025	9/30/2032	18,168	18,143	18,064	0.87
PFI Lower Midco, LLC	(8)	SOFR + 4.00%	7.64%	12/1/2025	12/1/2032	1,990	1,972	2,006	0.10
Red SPV, LLC	(8)	SOFR + 2.25%	5.90%	3/13/2025	3/15/2032	7,111	7,082	7,126	0.34

							64,619	64,572	3.11
Health Care Equipment & Supplies
Embecta Corp.	(9)	SOFR + 3.00%	6.73%	12/11/2024	3/30/2029	6,491	6,486	5,169	0.25
Natus Medical, Inc.	(9)	SOFR + 5.25%	9.13%	8/18/2022	7/20/2029	3,149	3,059	3,148	0.15
Resonetics, LLC	(10)	SOFR + 2.75%	6.42%	7/24/2025	6/18/2031	7,288	7,329	7,288	0.35
WS Audiology USA II, LLC	(8)	SOFR + 3.25%	6.92%	6/18/2026	2/28/2029	18,731	18,731	18,784	0.90

							35,605	34,389	1.65
Health Care Providers & Services
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.50%	10.45%	1/19/2022	5/7/2027	1,670	1,666	1,420	0.07
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.50%	10.02%	1/19/2022	5/7/2027	28,255	28,186	24,017	1.15
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.50%	10.45%	1/19/2022	8/7/2026	514	514	396	0.02

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Health Care Providers & Services (continued)
Amerivet Partners Management, Inc.	(4)(10)	SOFR + 5.50%	9.60%	9/26/2022	2/25/2028	$81,154	$80,466	$74,256	3.57%
Canadian Hospital Specialties, Ltd.	(4)(11)	CA + 4.50%	7.12%	12/20/2022	4/14/2028	CAD 28,864	21,079	20,352	0.98
CCBlue Bidco, Inc.	(4)(10)	SOFR + 6.50%	10.34% (incl. 4.00% PIK)	1/19/2022	12/21/2028	25,445	25,305	21,247	1.02
CHG Healthcare Services, Inc.	(9)	SOFR + 3.00%	6.66%	5/7/2026	9/29/2031	20,327	20,341	20,358	0.98
CNT Holdings I Corp.	(10)	SOFR + 2.50%	6.16%	4/8/2025	11/8/2032	10,418	10,336	10,439	0.50
DCA Investment Holding, LLC	(4)(10)	SOFR + 5.00%	8.66%	6/2/2026	6/2/2031	2,708	2,544	2,708	0.13
DCA Investment Holding, LLC	(4)(10)	SOFR + 6.50%	10.16% (incl. 2.25% PIK)	6/2/2026	6/2/2031	15,709	15,709	15,709	0.75
Ensemble RCM, LLC	(8)	SOFR + 3.00%	6.66%	2/9/2026	2/9/2033	27,955	27,922	27,878	1.34
Global Medical Response, Inc.	(8)	SOFR + 3.25%	6.89%	9/10/2025	10/1/2032	30,937	30,868	31,053	1.49
Heartland Dental, LLC	(8)	SOFR + 3.50%	7.14%	8/7/2025	8/25/2032	22,714	22,674	22,756	1.09
ICS US Holdings, Inc.	(4)(9)(17)	SOFR + 5.25%	9.15%	12/20/2022	6/8/2028	35,000	34,049	13,213	0.63
IVI America, LLC	(8)	SOFR + 3.25%	6.98%	6/4/2026	4/9/2031	490	490	491	0.02
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.25%	9.02%	1/19/2022	4/15/2028	25,464	25,434	24,763	1.19
MED ParentCo, LP	(8)	SOFR + 3.00%	6.64%	12/31/2025	4/15/2031	25,527	25,527	25,586	1.23
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	9.24% (incl. 4.00% PIK)	1/19/2022	7/16/2030	22,044	22,007	16,744	0.80
New ACI Buyer, LLC	(4)(10)	SOFR + 6.25%	9.99% (incl. 3.13% PIK)	6/29/2026	6/30/2031	20,952	20,952	20,952	1.01
New ACI Buyer, LLC	(4)(10)	SOFR + 5.50%	9.24%	6/29/2026	6/30/2031	8,038	7,682	8,038	0.39
Onex TSG Intermediate Corp.	(8)	SOFR + 3.25%	6.98%	2/9/2026	8/6/2032	3,071	3,075	3,093	0.15
PSKW Intermediate, LLC	(4)(11)	SOFR + 5.50%	9.24%	12/11/2024	3/9/2028	30,553	30,553	30,247	1.45
Radiology Partners, Inc.	(8)	SOFR + 4.50%	8.23%	3/6/2025	6/30/2032	5,299	5,281	5,304	0.25
Raven Acquisition Holdings, LLC	(7)(8)	SOFR + 3.00%	6.64%	10/15/2024	11/19/2031	9,217	9,215	9,098	0.44
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.75%	9.60%	1/19/2022	12/23/2028	139,699	138,586	134,644	6.47
Southern Veterinary Partners, LLC	(8)	SOFR + 2.50%	6.16%	7/22/2025	12/4/2031	36,069	36,169	36,077	1.73
US Fertility Enterprises, LLC	(7)(8)	SOFR + 3.25%	6.98%	12/30/2025	12/30/2032	3,835	3,816	3,853	0.19

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Health Care Providers & Services (continued)
WHCG Purchaser III, Inc.	(4)(10)	SOFR + 6.50%	10.23% (incl. 5.12% PIK)	8/2/2024	6/29/2029	$3,028	$3,028	$3,028	0.15%
WHCG Purchaser III, Inc.	(4)(10)(17)	10.00%	10.00% PIK	8/2/2024	6/30/2030	2,564	892	1,641	0.08

							654,366	609,361	29.27
Health Care Technology
athenahealth Group, Inc.	(9)	SOFR + 3.25%	6.89%	5/27/2026	2/16/2032	19,317	19,067	19,141	0.92
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	7.83%	12/18/2024	10/1/2027	49,180	48,269	48,525	2.33
GI Ranger Intermediate, LLC	(4)(10)	SOFR + 6.00%	9.88%	9/26/2022	10/30/2028	43,217	42,966	39,111	1.88
Project Ruby Ultimate Parent Corp.	(8)	SOFR + 2.75%	6.51%	7/18/2025	3/10/2028	317	317	317	0.02
Waystar Technologies, Inc.	(8)	SOFR + 2.00%	5.64%	8/6/2025	10/22/2029	6,486	6,468	6,478	0.31

							117,087	113,572	5.46
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.14%	7/23/2025	8/17/2028	5,438	5,438	5,454	0.26
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.14%	7/18/2025	5/31/2030	1,445	1,445	1,446	0.07
Bulldog Purchaser, Inc.	(9)	SOFR + 3.25%	6.91%	2/5/2026	2/4/2033	8,673	8,632	8,694	0.42
Flynn Restaurant Group, LP	(8)	SOFR + 3.75%	7.39%	3/11/2025	1/28/2032	24,747	24,363	24,537	1.18
IRB Holding Corp.	(9)	SOFR + 2.50%	6.14%	11/17/2025	12/16/2030	21,475	21,516	21,505	1.03
Life Time, Inc.	(8)	SOFR + 2.00%	5.61%	8/14/2025	11/5/2031	19,751	19,840	19,795	0.95
Mic Glen, LLC	(9)	SOFR + 3.25%	6.89%	7/29/2025	7/21/2028	590	590	592	0.03
Motion Finco, LLC	(8)	SOFR + 3.50%	7.23%	3/13/2025	11/12/2029	4,925	4,871	4,213	0.20
New Red Finance, Inc.	(8)	SOFR + 1.75%	5.39%	3/13/2025	9/20/2030	13,387	13,298	13,382	0.64
Raising Cane’s Restaurants, LLC	(8)	SOFR + 2.00%	5.64%	11/3/2025	11/3/2032	6,653	6,638	6,633	0.32
Tacala Investment Corp.	(10)	SOFR + 3.00%	6.64%	9/16/2025	1/31/2031	4,913	4,943	4,923	0.24
TRQ Sales, LLC	(8)	SOFR + 3.25%	6.98%	12/30/2025	12/30/2032	12,941	12,881	12,715	0.61
Whatabrands, LLC	(9)	SOFR + 2.50%	6.14%	12/11/2024	8/3/2028	33,641	33,667	33,636	1.62

							158,122	157,525	7.57
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 2.50%	6.12%	2/4/2026	7/31/2028	34,089	34,062	34,098	1.64
Madison Safety & Flow, LLC	(8)	P + 1.50%	8.25%	9/25/2025	9/26/2031	12,428	12,438	12,459	0.60
Weber-Stephen Products, LLC	(8)	SOFR + 3.75%	7.44%	9/17/2025	10/1/2032	3,855	3,820	3,813	0.18

							50,320	50,370	2.42

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Independent Power and Renewable Electricity Producers
Cogentrix Finance Holdco I, LLC	(8)	SOFR + 2.25%	5.89%	8/7/2025	2/26/2032	$6,558	$6,561	$6,559	0.32%
Talen Energy Supply, LLC	(8)	SOFR + 2.00%	5.64%	11/25/2025	11/25/2032	4,752	4,731	4,726	0.23

							11,292	11,285	0.55
Industrial Conglomerates
Engineered Machinery Holdings, Inc.	(8)	SOFR + 3.25%	6.98%	11/26/2025	11/26/2032	6,400	6,335	6,441	0.31
Insurance
Alliant Holdings Intermediate, LLC	(8)	SOFR + 2.50%	6.14%	7/31/2025	9/19/2031	9,274	9,168	9,161	0.44
AmWINS Group, Inc.	(10)	SOFR + 2.00%	5.73%	1/14/2026	1/30/2032	26,345	26,232	25,832	1.24
Baldwin Insurance Group Holdings, LLC	(8)	SOFR + 2.50%	6.13%	9/12/2025	5/26/2031	15,733	15,696	15,439	0.74
BroadStreet Partners, Inc.	(8)	SOFR + 2.50%	6.14%	6/14/2024	6/13/2031	42,172	42,271	40,818	1.96
CRC Insurance Group, LLC	(8)	SOFR + 2.75%	6.48%	12/6/2024	5/6/2031	10,000	10,063	9,788	0.47
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.48%	9/26/2022	10/29/2030	74,091	73,692	74,091	3.56
HUB International, Ltd.	(8)	SOFR + 2.25%	5.92%	11/25/2024	6/20/2030	23,636	23,749	23,638	1.14
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.39%	12/11/2025	4/18/2030	14,610	14,671	13,810	0.66
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.39%	8/4/2025	2/15/2031	13,357	13,437	12,575	0.60
Patriot Growth Insurance Services, LLC	(4)(10)	SOFR + 5.00%	8.88%	9/26/2022	10/16/2028	61,407	60,644	59,565	2.86
Trucordia Insurance Holdings, LLC	(8)	SOFR + 3.25%	6.98%	6/17/2025	6/17/2032	6,486	6,472	5,805	0.28
USI, Inc.	(8)	SOFR + 2.25%	5.98%	12/23/2024	11/21/2029	23,356	23,389	23,306	1.12
USI, Inc.	(8)	SOFR + 2.25%	5.98%	12/23/2024	9/29/2030	24,612	24,663	24,544	1.18

							344,147	338,372	16.25
Interactive Media & Services
Project Boost Purchaser, LLC	(8)	SOFR + 2.75%	6.48%	7/16/2024	7/16/2031	26,449	26,532	25,802	1.24
TripAdvisor, Inc.	(8)	SOFR + 2.75%	6.39%	3/27/2025	7/8/2031	4,242	4,193	4,067	0.20
WH Borrower, LLC	(9)	SOFR + 4.50%	8.14%	2/12/2026	2/20/2032	2,891	2,877	2,900	0.14

							33,602	32,769	1.58
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 2.50%	6.23%	8/2/2024	2/1/2031	3,925	3,930	3,868	0.19
Fortress Intermediate 3, Inc.	(8)	SOFR + 3.00%	6.62%	7/2/2025	6/27/2031	5,218	5,253	5,202	0.25
Go Daddy Operating Co, LLC	(8)	SOFR + 1.75%	5.39%	7/23/2025	11/9/2029	3,921	3,929	3,843	0.18
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 3.60%	7.21%	12/8/2025	4/30/2029	3,050	2,901	2,470	0.12

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
IT Services (continued)
Newfold Digital Holdings Group, Inc.	(10)(17)	SOFR + 3.50%	7.21%	12/8/2025	4/30/2029	$627	$582	$272	0.01%
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 5.75%	9.36%	12/8/2025	4/30/2029	209	203	170	0.01
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	9.52%	1/19/2022	10/25/2027	13,016	12,956	12,593	0.61
Virtusa Corp.	(10)	SOFR + 3.25%	6.89%	6/21/2024	2/15/2029	30,348	30,467	26,593	1.28
World Wide Technology Holding Co, LLC	(9)	SOFR + 2.00%	5.64%	7/23/2025	3/1/2030	4,950	4,960	4,938	0.24

							65,181	59,949	2.89
Life Sciences Tools & Services
Parexel International, Inc.	(9)	SOFR + 2.50%	6.14%	12/12/2025	12/12/2031	15,443	15,480	15,464	0.74
Machinery
Chart Industries, Inc.	(9)	SOFR + 2.50%	6.18%	11/13/2024	3/15/2030	7,114	7,162	7,123	0.34
Composecure Holdings, LLC	(8)	SOFR + 2.25%	5.92%	1/14/2026	1/14/2033	3,544	3,540	3,529	0.17
CoorsTek, Inc.	(11)	SOFR + 2.50%	6.23%	6/18/2026	10/28/2032	5,423	5,399	5,440	0.26
EMRLD Borrower, LP	(8)	SOFR + 2.25%	5.89%	8/11/2025	8/4/2031	4,950	4,950	4,952	0.24
Gates Corp.	(9)	SOFR + 1.75%	5.39%	7/23/2025	6/4/2031	4,950	4,952	4,948	0.24
Hobbs & Associates, LLC	(8)	SOFR + 2.75%	6.39%	10/14/2025	7/23/2031	4,962	4,965	4,962	0.24
Madison IAQ, LLC	(8)	SOFR + 1.75%	5.47%	5/18/2026	5/6/2032	6,556	6,501	6,548	0.31
Pro Mach Group, Inc.	(8)	SOFR + 2.50%	6.14%	6/3/2026	10/15/2032	9,142	9,122	9,160	0.44
Victory Buyer, LLC	(8)	SOFR + 3.00%	6.66%	2/13/2026	2/13/2033	3,382	3,365	3,396	0.16

							49,956	50,058	2.40
Media
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.25%	9.04% (incl. 3.25% PIK)	2/12/2026	12/31/2030	7,655	7,655	7,655	0.37
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	9.54% PIK	2/12/2026	12/31/2030	3,803	3,803	3,803	0.18

							11,458	11,458	0.55
Metals & Mining
Novelis Holdings, Inc.	(8)	SOFR + 1.75%	5.48%	3/11/2025	3/11/2032	3,846	3,846	3,845	0.18
Mortgage Real Estate Investment Trusts (REITs)
KREF Holdings X, LLC	(8)	SOFR + 2.50%	6.14%	8/14/2025	3/5/2032	10,054	10,035	9,697	0.47
Starwood Property Mortgage, LLC	(9)	SOFR + 2.00%	5.64%	7/24/2025	1/2/2030	2,715	2,711	2,714	0.13
Starwood Property Mortgage, LLC	(8)	SOFR + 2.00%	5.64%	5/12/2026	9/24/2032	12,312	12,315	12,308	0.59

							25,061	24,719	1.19

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Oil, Gas & Consumable Fuels
Blackfin Pipeline, LLC	(8)	SOFR + 3.00%	6.69%	10/3/2025	9/29/2032	$7,277	$7,244	$7,312	0.35%
VRS Buyer, Inc.	(7)(8)	SOFR + 3.50%	7.23%	10/10/2025	10/12/2032	8,970	8,928	8,904	0.43
WhiteWater Matterhorn Holdings, LLC	(8)	SOFR + 1.75%	5.50%	1/30/2026	6/16/2032	3,020	3,013	3,003	0.14

							19,185	19,219	0.92
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.50%	9.28%	9/26/2022	11/12/2027	73,390	72,983	72,839	3.50
Pharmaceuticals
BioMarin Pharmaceutical, Inc.	(8)	SOFR + 1.75%	5.43%	4/27/2026	4/27/2033	8,443	8,422	8,451	0.41
Elanco Animal Health, Inc.	(8)	SOFR + 1.75%	5.37%	10/31/2025	10/31/2032	2,392	2,393	2,395	0.12
Opal US, LLC	(8)	SOFR + 2.50%	6.23%	6/9/2026	4/28/2032	2,161	2,161	2,162	0.10

							12,976	13,008	0.63
Professional Services
AG Group Holdings, Inc.	(9)	SOFR + 4.25%	7.89%	4/22/2024	12/29/2028	2,722	2,719	2,472	0.12
AlixPartners, LLP	(8)	SOFR + 2.00%	5.64%	7/31/2025	8/12/2032	7,026	7,022	6,992	0.34
Amspec Parent, LLC	(8)	SOFR + 3.00%	6.73%	6/25/2026	12/22/2031	8,615	8,615	8,655	0.42
Ankura Consulting Group, LLC	(10)	SOFR + 3.50%	7.17%	12/17/2024	12/29/2031	1,482	1,479	1,408	0.07
Ascensus Group Holdings, Inc.	(9)	SOFR + 3.00%	6.64%	12/13/2024	11/25/2032	23,503	23,494	22,994	1.11
Berkeley Research Group Holdings, LLC	(8)	SOFR + 3.25%	6.98%	5/1/2025	5/1/2032	14,888	14,701	14,889	0.72
Camelot US Acquisition, LLC	(8)	SOFR + 2.75%	6.39%	1/31/2024	1/31/2031	17,746	17,659	16,400	0.79
Cast & Crew Payroll, LLC	(9)(17)	SOFR + 3.75%	7.41%	1/19/2022	12/29/2028	36,189	34,833	14,204	0.68
CFGI Holdings, LLC	(4)(10)	SOFR + 4.25%	7.89%	9/26/2022	11/2/2029	92,923	92,803	92,923	4.47
EP Purchaser, LLC	(9)	SOFR + 4.50%	8.28%	12/6/2024	11/6/2028	1,227	1,225	799	0.04
EP Purchaser, LLC	(9)	SOFR + 3.50%	7.28%	1/19/2022	11/6/2028	3,351	3,348	2,182	0.10
First Advantage Holdings, LLC	(8)	SOFR + 2.75%	6.48%	7/24/2025	10/31/2031	4,724	4,734	4,673	0.22
Genuine Financial Holdings, LLC	(8)	SOFR + 3.25%	6.89%	6/28/2024	9/27/2030	17,685	17,689	17,169	0.83
Grant Thornton Advisors, LLC	(8)	SOFR + 2.75%	6.39%	8/22/2025	6/2/2031	18,752	18,755	17,891	0.86
Heron Bidco, LLC	(8)	SOFR + 4.00%	7.73%	12/10/2025	12/10/2032	16,467	16,239	16,590	0.80
Inmar, Inc.	(8)	SOFR + 4.50%	8.23%	9/12/2025	10/30/2031	1,236	1,233	1,088	0.05
Kwor Acquisition, Inc.	(4)(7)(11)	SOFR + 6.25%	9.92% (incl. 5.25% PIK)	2/28/2025	2/28/2030	15,110	14,690	15,063	0.72

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Professional Services (continued)
Mermaid Bidco, Inc.	(8)	SOFR + 3.25%	6.91%	6/26/2025	7/3/2031	$2,607	$2,601	$2,530	0.12%
Ryan, LLC	(9)	SOFR + 3.50%	7.14%	11/7/2025	11/5/2032	7,421	7,371	7,375	0.35
Secretariat Advisors, LLC	(7)(8)	SOFR + 4.00%	7.73%	2/24/2025	2/28/2032	1,700	1,693	1,667	0.08
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 2.50%	6.14%	2/24/2023	7/31/2031	13,203	13,287	13,059	0.63
Thevelia US, LLC	(9)	SOFR + 3.00%	6.73%	10/14/2025	6/18/2029	4,962	4,943	4,832	0.23
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 4.25%	8.01%	9/26/2022	6/29/2029	116,820	116,474	116,820	5.61
VT Topco, Inc.	(9)	SOFR + 3.00%	6.64%	12/17/2024	8/9/2030	4,913	4,954	4,827	0.23
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 4.75%	8.42%	1/19/2022	11/8/2028	28,306	28,109	28,107	1.35

							460,670	435,609	20.94
Semiconductors & Semiconductor Equipment
Altar Bidco, Inc.	(9)	SOFR + 3.35%	6.61%	10/14/2025	2/1/2029	9,922	9,928	9,930	0.48
MKS, Inc.	(8)	SOFR + 1.75%	5.36%	2/4/2026	2/4/2033	2,373	2,373	2,384	0.11

							12,301	12,314	0.59
Software
Boxer Parent Company, Inc.	(8)	SOFR + 2.75%	6.42%	7/30/2024	7/30/2031	44,759	44,631	40,456	1.94
Businessolver.com, Inc.	(4)(10)	SOFR + 4.50%	8.23%	1/19/2022	12/3/2032	96,183	95,479	95,462	4.59
CDK Global, Inc.	(8)(17)	SOFR + 3.25%	6.98%	4/27/2026	7/6/2029	49,414	47,241	32,613	1.57
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.98%	8/7/2025	3/21/2031	36,865	36,982	32,441	1.56
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.98%	8/7/2025	8/13/2032	3,465	3,465	3,009	0.14
Cloudera, Inc.	(9)	SOFR + 3.75%	7.49%	1/19/2022	10/8/2028	14,080	13,986	10,990	0.53
Confine Visual Bidco	(4)(8)	SOFR + 5.75%	9.37%	9/26/2022	2/23/2029	31,746	31,361	26,904	1.29
Confine Visual Bidco	(4)(8)	SOFR + 5.75%	9.37%	9/26/2022	2/23/2029	758	757	642	0.03
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	7.51%	2/20/2025	10/16/2028	29,562	27,805	18,964	0.91
Delta Topco, Inc.	(8)	SOFR + 2.75%	6.40%	11/25/2024	11/30/2029	49,317	49,223	46,782	2.25
EverCommerce Solutions, Inc.	(9)	SOFR + 2.25%	5.89%	7/24/2025	7/7/2031	463	463	443	0.02
Facile.It Broker Di Assicurazioni S.p.A	(4)(8)	E + 4.75%	6.88%	9/26/2025	12/23/2029	EUR 10,000	11,658	11,426	0.55
Flash Charm, Inc.	(10)	SOFR + 3.50%	7.16%	6/11/2024	3/2/2028	8,943	8,935	6,981	0.34
ION Platform Finance US, Inc.	(8)	SOFR + 3.75%	7.48%	10/7/2025	10/7/2032	26,482	26,245	19,167	0.92
KnowBe4, Inc.	(8)	SOFR + 3.75%	7.41%	7/22/2025	7/23/2032	14,925	14,893	11,716	0.56
LD Lower Holdings, Inc.	(4)(11)	SOFR + 7.50%	11.33%	1/19/2022	8/9/2027	13,433	13,418	11,754	0.56
Magenta Security Holdings, LLC	(10)(18)	SOFR + 6.75%	10.67%	8/14/2024	7/27/2028	616	600	416	0.02
Medallia, Inc.	(4)(10)(17)	SOFR + 6.00%	9.97%	1/19/2022	10/29/2028	52,386	50,787	25,931	1.25

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Software (continued)
Mitnick Purchaser, Inc.	(9)(17)(18)	SOFR + 4.75%	8.51%	4/20/2022	5/2/2029	$4,812	$4,699	$1,744	0.08%
MRI Software, LLC	(4)(11)	SOFR + 4.75%	8.48%	9/26/2022	2/10/2028	9,811	9,761	9,627	0.46
Nintex Topco, Limited	(4)(10)	SOFR + 6.00%	9.88%	1/19/2022	11/13/2028	32,658	32,427	25,636	1.23
Perforce Software, Inc.	(8)	SOFR + 4.75%	8.39%	12/18/2024	7/2/2029	10,632	10,515	5,996	0.29
Planview Parent, Inc.	(8)	SOFR + 3.50%	7.23%	12/17/2024	12/17/2027	3,635	3,598	3,143	0.15
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	6.98%	11/26/2024	10/26/2030	7,753	7,738	5,664	0.27
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	9.01%	12/19/2024	7/20/2029	19,691	18,323	12,091	0.58
Rithum Holdings, Inc.	(8)	SOFR + 4.75%	8.48%	7/2/2025	7/21/2032	10,918	10,728	10,338	0.50
Skopima Consilio Parent, LLC	(9)	SOFR + 3.75%	7.39%	12/18/2024	5/12/2028	10,696	10,717	8,871	0.43
Starlight Parent, LLC	(8)	SOFR + 4.00%	7.67%	4/16/2025	4/16/2032	45,782	44,826	38,457	1.85
Tangerine Bidco S.p.A	(4)(8)	E + 5.00%	7.13%	12/17/2022	12/30/2029	EUR 66,000	69,006	75,412	3.62
Tangerine Bidco S.p.A	(4)(8)	E + 4.75%	7.04%	9/26/2025	12/23/2029	EUR 3,750	4,024	4,285	0.21
Trio Bidco, LLC	(7)(8)	SOFR + 4.00%	7.73%	10/31/2025	10/29/2032	7,613	7,545	7,482	0.36
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	9.58%	1/19/2022	5/5/2028	57,868	57,671	50,366	2.42
Tuple US Bidco, LLC	(4)(8)	SOFR + 3.75%	7.38%	1/28/2026	1/28/2033	3,373	3,356	3,238	0.16
Vision Solutions, Inc.	(10)	SOFR + 4.00%	7.93%	1/19/2022	4/24/2028	12,008	11,821	9,226	0.44
XPLOR T1, LLC	(4)(8)	SOFR + 3.25%	6.91%	12/11/2024	12/1/2032	18,613	18,598	17,124	0.82
Zodiac Purchaser, LLC	(4)(8)	SOFR + 3.50%	7.14%	12/13/2024	2/14/2032	18,858	18,801	17,349	0.83

							822,083	702,146	33.73
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 5.98%	9.65%	1/19/2022	5/3/2028	36,866	36,867	36,866	1.77
Great Outdoors Group, LLC	(10)	SOFR + 3.25%	6.89%	1/23/2025	1/23/2032	2,533	2,523	2,544	0.12
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.00%	6.67%	11/19/2024	5/4/2028	24,893	24,932	24,884	1.20
MillerKnoll, Inc.	(8)	SOFR + 2.00%	5.64%	2/1/2026	8/9/2032	4,000	3,998	3,997	0.19
OPENLANE, Inc.	(4)(8)	SOFR + 2.50%	6.15%	10/8/2025	10/8/2032	1,790	1,782	1,799	0.09
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	8.39%	3/15/2024	3/15/2030	5,779	5,812	5,824	0.28
Valvoline, Inc.	(8)	SOFR + 1.75%	5.39%	5/18/2026	12/1/2032	2,686	2,674	2,694	0.13

							78,588	78,608	3.78
Trading Companies & Distributors
BCPE Empire Holdings, Inc.	(9)	SOFR + 3.25%	6.89%	3/4/2025	12/11/2030	2,694	2,691	2,662	0.13
BCPE Empire Holdings, Inc.	(9)	SOFR + 3.50%	7.14%	3/12/2026	12/29/2032	10,600	10,453	10,490	0.50
Hillman Group, Inc.	(9)	SOFR + 2.00%	5.65%	11/7/2024	7/14/2028	3,908	3,911	3,909	0.19

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Trading Companies & Distributors (continued)
Icebox Holdco III, Inc.	(9)	SOFR + 3.25%	6.98%	1/19/2022	12/22/2031	$5,969	$5,939	$5,998	0.29%
Johnstone Supply, LLC	(8)	SOFR + 2.25%	5.87%	2/5/2026	6/9/2031	11,211	11,265	11,217	0.54
Paramount Global Surfaces, Inc.	(4)(11)(17)	SOFR + 6.00%	9.76% (incl. 3.21% PIK)	1/19/2022	12/31/2028	8,906	8,647	4,899	0.24
White Cap Buyer, LLC	(8)	SOFR + 3.25%	6.89%	6/13/2024	10/19/2029	16,681	16,710	16,676	0.80

							59,616	55,851	2.69
Transportation Infrastructure
Apple Bidco, LLC	(8)	SOFR + 2.50%	6.14%	6/7/2022	9/23/2031	30,334	30,365	30,397	1.46
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.25%	9.05%	1/19/2022	10/18/2030	8,492	8,472	8,492	0.41
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.25%	9.05%	1/19/2022	10/18/2030	4,891	4,874	4,891	0.24
Signature Aviation US Holdings, Inc.	(9)	SOFR + 2.50%	6.14%	8/11/2025	7/1/2031	4,962	4,967	4,981	0.24
Signature Aviation US Holdings, Inc.	(9)	SOFR + 2.50%	6.14%	7/23/2025	7/1/2031	4,962	4,989	4,980	0.24
Swissport Stratosphere USA, LLC	(8)	SOFR + 2.75%	6.42%	1/14/2026	4/4/2031	352	352	352	0.02

							54,019	54,093	2.61
Wireless Telecommunication Services
Vantage Data Centers, LLC	(4)(7)(8)	SOFR + 2.50%	6.12%	4/30/2026	4/30/2030	23,158	21,159	21,159	1.02

Total First Lien Debt							5,388,144	5,098,060	245.01

Second Lien Debt
Health Care Providers & Services
Canadian Hospital Specialties, Ltd.	(4)(8)	8.75%	8.75%	12/20/2022	4/15/2029	CAD 12,000	8,487	8,123	0.39
Jayhawk Buyer, LLC	(4)(11)	SOFR + 9.00%	12.76%	1/19/2022	7/16/2028	24,712	24,644	23,414	1.13
New ACI Intermediate I, LLC	(4)(8)	10.00%	10.00% PIK	6/29/2026	6/28/2032	18,624	18,624	18,624	0.89

							51,755	50,161	2.41
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)(17)	SOFR + 10.50%	14.43% PIK	9/26/2022	3/7/2030	45,361	43,332	4,083	0.20
Machinery
Victory Buyer, LLC	(4)(8)	SOFR + 6.00%	9.66%	2/13/2026	2/13/2034	57,788	56,713	57,788	2.78
Professional Services
Kwor Acquisition, Inc.	(4)(11)	SOFR + 8.00%	11.67% PIK	2/28/2025	2/28/2030	16,080	16,080	16,080	0.77
Software
Boxer Parent Company, Inc.	(8)	SOFR + 5.75%	9.41%	3/26/2025	7/30/2032	20,000	19,455	17,208	0.83

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
Second Lien Debt (continued)
Software (continued)
Vision Solutions, Inc.	(10)	SOFR + 7.25%	11.18%	9/26/2022	4/23/2029	$24,942	$23,413	$16,202	0.78%

							42,868	33,410	1.61

Total Second Lien Debt							210,748	161,522	7.77

Equity
Air Freight & Logistics
Mode Holdings, LP - Class A-2 Common Units	(4)			1/19/2022		1,230,769	2,215	49	0.00
Red Griffin ParentCo, LLC - Class A Common Units	(4)			11/27/2024		3,838	16,269	2,829	0.14

							18,484	2,878	0.14
Capital Markets
Resolute Investment Managers, Inc. - Common Equity				12/29/2023		11,751	294	18	0.00
Chemicals
Pigments Holdings, LP - LP Interest	(4)			4/14/2023		1,212	0	0	0.00
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class A Units	(4)			1/19/2022		1	780	0	0.00
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class C Preferred Units	(4)			7/12/2023		1	92	0	0.00
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)			1/19/2022		301,167	1,239	1,436	0.07

							2,111	1,436	0.07
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interest	(4)		11.50%	1/19/2022		974,662	1,133	1,109	0.05
Health Care Providers & Services
DCA TopCo, LP - Common Units	(4)			6/2/2026		1,011,407	8,968	8,971	0.43
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			1/19/2022		797	210	18	0.00

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
Equity (continued)
Health Care Providers & Services (continued)
Jayhawk Holdings, LP - Class A-2 Common Units	(4)			1/19/2022		$429	$113	$9	0.00%
New ACI Holdings, LLC - Class A Common Units	(4)			6/29/2026		89,859	52,613	52,543	2.53
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		667,649	0	0	0.00

							61,904	61,541	2.96
Media
Prodege International Holdings, LLC - Class A Units	(4)			2/12/2026		2,887	4,896	4,638	0.22
Oil, Gas & Consumable Fuels
Port Arthur LNG Phase II Intermediate Company, LLC - Class B Units	(4)(7)		7.60% PIK	3/23/2026		69,729,468	1,079,961	1,085,701	52.18
Professional Services
Kwor Intermediate I, Inc. - Class A Common Shares	(4)			2/28/2025		8,617	7,857	1,462	0.07%
Kwor Intermediate I, Inc. - Preferred Equity	(4)			2/28/2025		9,216	9,216	10,019	0.48

							17,073	11,481	0.55
Software
Descartes Holdings, Inc. - Class A Common Stock	(4)			10/9/2023		16,805	728	0	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)			1/19/2022		3,000,000	3,542	3,592	0.17

Total Equity							1,190,126	1,172,394	56.34

Total Investment Portfolio							6,789,018	6,431,976	309.12

Cash and Cash Equivalents
Dreyfus Government Cash Management - Institutional Shares			3.53%				1,354	1,354	0.07
Dreyfus Treasury Obligations Cash Management			3.50%				380	380	0.02
Fidelity Investments Money Market Treasury Portfolio - Class I			3.55%				277	277	0.01
Other Cash and Cash Equivalents							99,575	99,575	4.79

Total Cash and Cash Equivalents							101,586	101,586	4.89

Total Portfolio Investments, Cash and Cash Equivalents							$6,890,604	$6,533,562	314.01%

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of June 30, 2026, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of June 30, 2026. Variable rate loans typically include an interest reference rate floor feature.

(3)	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with GAAP.
(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved.
(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date

BCRED Emerald JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ADCS Clinics Intermediate Holdings, LLC	Revolver	8/7/2026	$268	$—
Azuria Water Solutions, Inc.	Delayed Draw Term Loan	4/23/2028	2,101	—
Cambium Learning Group, Inc.	Revolver	7/20/2027	3,249	—
Chicago US Midco III, LP	Delayed Draw Term Loan	10/30/2027	1,221	—
Jupiter Purchaser, LLC	Delayed Draw Term Loan	6/5/2029	2,957	—
Kwor Acquisition, Inc.	Revolver	2/28/2030	6,959	—
Kwor Acquisition, Inc.	Delayed Draw Term Loan	2/28/2027	9,221	(46)
Latham Pool Products, Inc.	Revolver	2/23/2027	11,250	(92)
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	634	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	634	—
Pinnacle Buyer, LLC	Delayed Draw Term Loan	4/1/2027	1,945	—
Port Arthur LNG Phase II Intermediate Company, LLC	Equity	12/30/2026	299,028	—
Pye-Barker Fire & Safety, LLC	Delayed Draw Term Loan	12/31/2027	1,420	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	667	(8)
Sanders Industries Holdings, Inc.	Delayed Draw Term Loan	2/26/2027	1,742	—
Secretariat Advisors, LLC	Delayed Draw Term Loan	2/28/2027	207	(3)
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	5/10/2027	83	—
Signia Aerospace, LLC	Delayed Draw Term Loan	6/23/2028	732	—
Smile Doctors, LLC	Revolver	12/23/2027	4,737	(166)
Trio Bidco, LLC	Delayed Draw Term Loan	10/31/2027	803	(13)
Triple Lift, Inc.	Revolver	5/5/2028	2,143	(268)
US Fertility Enterprises, LLC	Delayed Draw Term Loan	12/30/2027	196	—
Vantage Data Centers, LLC	Delayed Draw Term Loan	4/30/2030	141,480	—
VRS Buyer, Inc.	Delayed Draw Term Loan	10/10/2027	646	(4)
West Monroe Partners, LLC	Revolver	11/9/2027	2,843	(57)

Total Unfunded Commitments			$497,166	$(657)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of June 30, 2026 was 0.50%.
(10)	The interest rate floor on these investments as of June 30, 2026 was 0.75%.
(11)	The interest rate floor on these investments as of June 30, 2026 was 1.00%.
(12)	The interest rate floor on these investments as of June 30, 2026 was 1.25%.
(13)	The interest rate floor on these investments as of June 30, 2026 was 1.50%.
(14)	The interest rate floor on these investments as of June 30, 2026 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved.
(17)	Loan was on non-accrual status as of June 30, 2026.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act, and may be deemed to be “restricted securities.” As of June 30, 2026, the aggregate fair value of these securities is $6,432.0 million or 309.12% of the Company’s net assets. The initial acquisition dates have been included for such securities.

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

The following table presents the consolidated schedule of investments of the Emerald JV as of December 31, 2025:

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt
Aerospace & Defense
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.25%	8.37%	7/25/2025	5/25/2029	$7,994	$5,791	$4,141	0.19%
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.25%	8.37%	7/25/2025	5/25/2029	1,160	783	601	0.03
Dynasty Acquisition Co, Inc.	(8)	SOFR + 2.00%	5.72%	10/14/2025	10/31/2031	7,226	7,238	7,262	0.32
Dynasty Acquisition Co, Inc.	(8)	SOFR + 2.00%	5.72%	10/14/2025	10/31/2031	2,749	2,753	2,762	0.12
Novaria Holdings, LLC	(8)	SOFR + 3.25%	6.97%	2/5/2025	6/6/2031	1,121	1,121	1,124	0.05
Peraton Corp.	(10)	SOFR + 3.75%	7.69%	8/4/2022	2/1/2028	20,022	19,996	18,624	0.83
Propulsion BC Newco, LLC	(9)	SOFR + 2.50%	6.17%	12/1/2025	12/1/2032	3,162	3,154	3,182	0.14
Sanders Industries Holdings, Inc.	(7)(9)	SOFR + 2.50%	6.43%	3/10/2025	2/26/2032	23,064	22,906	23,196	1.04
Signia Aerospace, LLC	(7)(8)	SOFR + 2.75%	6.44%	7/23/2025	12/11/2031	20,789	20,859	20,896	0.93
TransDigm, Inc.	(8)	SOFR + 2.50%	6.22%	11/19/2024	1/19/2032	9,875	9,913	9,926	0.44
TransDigm, Inc.	(8)	SOFR + 2.50%	6.22%	11/19/2024	2/28/2031	3,960	3,940	3,979	0.18
TransDigm, Inc.	(8)	SOFR + 2.50%	6.22%	8/13/2025	8/19/2032	6,764	6,747	6,799	0.30
TransDigm, Inc.	(8)	SOFR + 2.25%	5.97%	9/11/2025	3/22/2030	10,919	10,963	10,962	0.49
Vertex Aerospace Services Corp.	(10)	SOFR + 2.25%	5.97%	1/19/2022	12/6/2030	12,826	12,793	12,917	0.58

							128,957	126,371	5.64
Air Freight & Logistics
AIT Worldwide Logistics Holdings, Inc.	(10)	SOFR + 4.00%	7.89%	10/30/2024	4/8/2030	20,118	20,118	20,269	0.91
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.24%	1/19/2022	12/9/2027	30,993	30,993	28,203	1.26
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	9.57%	1/19/2022	12/31/2028	26,099	25,874	24,272	1.08
Savage Enterprises, LLC	(8)	SOFR + 2.50%	6.28%	7/30/2025	8/5/2032	9,019	9,010	9,070	0.41
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 10.00%	13.82% PIK	11/27/2024	11/27/2029	2,860	2,823	2,860	0.13
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 7.00%	10.82% PIK	11/27/2024	5/27/2030	8,609	8,609	8,609	0.38
SEKO Global Logistics Network, LLC	(4)(7)(11)	SOFR + 10.50%	14.36% (incl. 9.50% PIK)	11/10/2025	11/27/2029	665	663	665	0.03
Stonepeak Nile Parent, LLC	(8)	SOFR + 2.25%	6.16%	10/14/2025	4/9/2032	23,318	23,285	23,347	1.04
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	7.67%	11/8/2024	7/26/2028	6,175	6,091	6,211	0.28
Wwex Uni Topco Holdings, LLC	(4)(10)	SOFR + 4.75%	8.42%	3/21/2025	7/26/2028	15,368	15,161	15,425	0.69

							142,627	138,931	6.21

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Airlines
American Airlines, Inc.	(8)	SOFR + 2.25%	6.13%	1/19/2022	4/20/2028	$2,467	$2,467	$2,476	0.11%
American Airlines, Inc.	(8)	SOFR + 2.25%	6.00%	12/12/2024	2/15/2028	14,847	14,896	14,904	0.67
American Airlines, Inc.	(8)	SOFR + 3.25%	7.13%	5/28/2025	5/28/2032	2,852	2,825	2,869	0.13
JetBlue Airways Corp.	(9)	SOFR + 4.75%	8.44%	11/7/2024	8/27/2029	4,938	4,955	4,751	0.21

							25,143	25,000	1.12
Auto Components
Belron Finance 2019, LLC	(9)	SOFR + 2.25%	6.12%	7/18/2025	10/16/2031	9,875	9,972	9,943	0.44
Clarios Global, LP	(8)	SOFR + 2.50%	6.22%	3/5/2025	5/6/2030	8,935	8,938	8,958	0.40
Clarios Global, LP	(8)	SOFR + 2.75%	6.47%	1/28/2025	1/28/2032	23,424	23,354	23,574	1.05
Valvoline, Inc.	(8)	SOFR + 2.00%	5.87%	3/19/2025	12/1/2032	2,692	2,680	2,713	0.12

							44,944	45,188	2.01
Beverages
Sazerac Co, Inc.	(8)	SOFR + 2.50%	6.28%	7/10/2025	7/9/2032	6,551	6,519	6,572	0.29
Triton Water Holdings, Inc.	(9)	SOFR + 2.25%	5.92%	2/12/2025	3/31/2028	19,742	19,748	19,821	0.89

							26,267	26,393	1.18
Biotechnology
Grifols Worldwide Operations USA, Inc.	(8)	SOFR + 2.00%	5.97%	7/23/2025	11/15/2027	10,000	9,991	10,010	0.45
Broadline Retail
Peer Holding III, BV	(8)	SOFR + 2.25%	5.92%	9/29/2025	9/29/2032	4,127	4,127	4,140	0.18
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	7.10%	1/19/2022	4/12/2028	26,141	25,449	20,612	0.92
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	9.82%	1/19/2022	2/26/2027	19,048	19,027	18,334	0.82
LBM Acquisition, LLC	(10)	SOFR + 3.75%	7.58%	6/6/2024	6/6/2031	9,318	9,237	8,766	0.39
MIWD Holdco II, LLC	(8)	SOFR + 2.75%	6.47%	10/3/2024	3/28/2031	9,875	9,961	9,897	0.44
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	7.92%	12/2/2024	4/29/2029	9,872	9,830	7,136	0.32
Resideo Funding, Inc.	(8)	SOFR + 2.00%	5.72%	8/8/2025	8/13/2032	6,696	6,698	6,721	0.30
TCP Sunbelt Acquisition, Co.	(8)	SOFR + 4.25%	8.07%	10/15/2024	10/24/2031	25,137	24,926	25,435	1.14
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	10.32%	1/19/2022	12/29/2026	10,473	10,473	8,614	0.38

							115,601	105,515	4.71

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Capital Markets
Apex Group Treasury, LLC	(8)	SOFR + 3.50%	7.39%	2/27/2025	2/27/2032		$71,295	$71,244	$67,374	3.01%
Aretec Group, Inc.	(8)	SOFR + 3.00%	6.72%	11/20/2025	8/9/2030		19,264	19,110	19,362	0.87
Citco Funding, LLC	(9)	SOFR + 2.75%	6.51%	6/13/2024	4/27/2028		7,138	7,133	7,194	0.32
EP Wealth Advisors, LLC	(8)	SOFR + 3.00%	6.67%	10/16/2025	10/18/2032		2,415	2,409	2,433	0.11
Focus Financial Partners, LLC	(8)	SOFR + 2.50%	6.22%	3/13/2025	9/15/2031		22,731	22,631	22,795	1.02
GTCR Everest Borrower, LLC	(8)	SOFR + 2.75%	6.42%	7/25/2025	9/5/2031		25,326	25,200	25,449	1.14
Hudson River Trading, LLC	(8)	SOFR + 2.75%	6.49%	6/25/2025	3/18/2030		869	867	874	0.04
ITG Communications, LLC	(8)	SOFR + 4.75%	8.95%	7/1/2025	7/9/2031		9,167	8,845	8,892	0.40
Jane Street Group, LLC	(8)	SOFR + 2.00%	5.82%	7/23/2025	12/15/2031		8,249	8,209	8,221	0.37
Jump Financial, LLC	(8)	SOFR + 3.50%	7.17%	7/31/2025	2/26/2032		697	697	690	0.03
Kestra Advisor Services Holdings A, Inc.	(8)	SOFR + 3.00%	6.72%	8/1/2025	3/22/2031		1,574	1,574	1,579	0.07
Osaic Holdings, Inc.	(8)	SOFR + 3.00%	6.60%	7/17/2025	7/30/2032		23,260	23,226	23,384	1.04
Resolute Investment Managers, Inc.	(11)	SOFR + 6.50%	10.43%	12/29/2023	10/30/2028		941	936	765	0.03
Saphilux S.à r.l.	(8)	S + 4.25%	8.22%	7/27/2023	7/18/2028	GBP	20,000	25,543	27,229	1.22
Saphilux S.à r.l.	(8)	SOFR + 3.00%	6.92%	7/17/2025	7/18/2028		1,327	1,327	1,337	0.06
Situs-AMC Holdings Corporation	(4)(10)	SOFR + 5.50%	9.17%	9/26/2022	5/14/2031		89,862	89,306	89,862	4.01
Superannuation & Investments US, LLC	(9)	SOFR + 3.00%	6.72%	7/18/2025	12/1/2028		3,138	3,143	3,162	0.14
The Edelman Financial Engines Center, LLC	(8)	SOFR + 3.00%	6.72%	6/5/2024	4/7/2028		18,441	18,441	18,560	0.83

								329,841	329,162	14.71
Chemicals
Derby Buyer, LLC	(9)	SOFR + 3.00%	6.75%	12/13/2024	11/1/2030		13,045	13,102	13,102	0.59
Discovery Purchaser Corp.	(9)	SOFR + 3.75%	7.61%	12/2/2024	10/4/2029		9,952	10,017	9,587	0.43
Fortis 333, Inc.	(8)	SOFR + 3.50%	7.17%	2/6/2025	3/27/2032		3,483	3,475	3,458	0.15
Olympus Water US Holding Corp.	(8)	SOFR + 3.25%	6.92%	11/3/2025	11/3/2032		2,687	2,680	2,675	0.12
Pigments Services, Inc.	(4)(14)(17)	SOFR + 8.25%	12.07% PIK	4/14/2023	4/14/2029		8,058	4,670	0	0.00
Pigments Services, Inc.	(4)(14)(17)	SOFR + 8.25%	12.07% PIK	4/14/2023	4/14/2029		3,935	3,558	2,183	0.10
Solstice Advanced Materials, Inc.	(8)	SOFR + 1.75%	5.59%	10/29/2025	10/29/2032		2,915	2,911	2,934	0.13

								40,413	33,939	1.52

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 4.00%	7.72%	8/15/2025	8/19/2030	$21,497	$21,214	$20,798	0.93%
Allied Universal Holdco, LLC	(9)	SOFR + 3.25%	6.97%	8/6/2025	8/20/2032	43,231	43,179	43,508	1.94
Anticimex, Inc.	(8)	SOFR + 2.90%	6.56%	11/21/2025	11/17/2031	30,498	30,481	30,689	1.37
Armor Holdco, Inc.	(9)	SOFR + 3.75%	7.55%	11/20/2025	12/10/2031	14,020	13,991	14,097	0.63
Belfor Holdings, Inc.	(10)	SOFR + 2.75%	6.47%	8/8/2025	11/1/2030	143	143	144	0.01
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 3.75%	7.47%	7/2/2025	7/9/2032	13,274	13,217	13,323	0.60
EAB Global, Inc.	(9)	SOFR + 3.00%	6.72%	1/19/2022	8/16/2030	13,034	13,025	11,621	0.52
Foundational Education Group, Inc.	(9)	SOFR + 3.75%	7.85%	6/7/2022	8/31/2028	3,850	3,790	3,559	0.16
GBT US III, LLC	(8)	SOFR + 2.50%	6.36%	2/4/2025	7/25/2031	770	770	773	0.03
GFL Environmental Services USA, Inc.	(8)	SOFR + 2.50%	6.27%	3/3/2025	3/3/2032	18,080	18,070	18,179	0.81
International SOS The Americas, LP	(4)(9)	SOFR + 2.75%	6.42%	6/28/2024	9/7/2028	1,921	1,921	1,933	0.09
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	8.94%	1/19/2022	12/15/2027	9,433	9,371	9,433	0.42
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	8.94%	1/19/2022	12/15/2027	2,917	2,904	2,917	0.13
JSS Holdings, Inc.	(4)(10)	SOFR + 5.00%	8.69% (incl. 2.75% PIK)	1/19/2022	11/8/2031	37,432	37,281	37,432	1.67
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	9.44%	9/26/2022	10/19/2028	132,218	129,063	115,030	5.14
Lsf12 Crown US Commercial Bidco, LLC	(8)	SOFR + 3.50%	7.37%	9/19/2025	12/2/2031	6,172	6,172	6,218	0.28
OMNIA Partners, LLC	(8)	SOFR + 2.75%	6.45%	1/26/2024	12/31/2032	32,619	32,774	32,788	1.46
Pinnacle Buyer, LLC	(7)(8)	SOFR + 2.50%	6.16%	9/11/2025	10/1/2032	10,086	10,084	10,147	0.45
Polyphase Elevator Holding, Co.	(4)(10)	SOFR + 5.00%	8.67%	11/24/2025	11/24/2032	29,206	28,709	28,987	1.29
Prime Security Services Borrower, LLC	(8)	SOFR + 2.00%	6.13%	11/20/2024	10/13/2030	15,116	15,083	15,157	0.68
Prime Security Services Borrower, LLC	(8)	SOFR + 1.75%	5.58%	10/1/2025	3/7/2032	3,855	3,817	3,850	0.17
Pye-Barker Fire & Safety, LLC	(7)(8)	SOFR + 2.50%	6.21%	12/16/2025	12/16/2032	11,269	11,213	11,365	0.51
Tempo Acquisition, LLC	(9)	SOFR + 1.75%	5.47%	3/13/2025	8/31/2028	9,925	9,891	9,567	0.43
TMF Sapphire Bidco, BV	(8)	SOFR + 2.75%	6.69%	1/22/2025	5/3/2028	272	271	274	0.01
TRC Cos, LLC	(8)	SOFR + 3.00%	6.72%	1/14/2025	12/8/2028	13,485	13,490	13,544	0.61

							469,924	455,333	20.34
Communications Equipment
Viavi Solutions, Inc.	(4)(8)	SOFR + 2.50%	6.39%	10/16/2025	10/16/2032	2,837	2,830	2,858	0.13

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Construction & Engineering
Amentum Holdings, Inc.	(8)	SOFR + 2.00%	5.72%	4/4/2025	9/29/2031	$3,997	$3,866	$4,014	0.18%
Azuria Water Solutions, Inc.	(7)(10)	SOFR + 3.00%	6.72%	5/15/2025	5/17/2028	4,663	4,619	4,698	0.21
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.00%	5.87%	1/25/2024	1/27/2031	33,552	33,564	33,647	1.50
Centuri Group, Inc.	(8)	SOFR + 2.25%	6.12%	12/26/2025	7/9/2032	3,035	3,027	3,050	0.14
Osmose Utilities Services, Inc.	(9)	SOFR + 3.25%	7.08%	11/7/2024	6/23/2028	13,754	13,812	13,548	0.61
Socotec US Holding, Inc.	(8)	SOFR + 3.25%	6.91%	7/22/2025	6/2/2031	1,372	1,369	1,385	0.06
Tecta America Corp.	(8)	SOFR + 2.75%	6.47%	12/23/2025	2/18/2032	2,466	2,461	2,479	0.11
Touchdown Acquirer, Inc.	(8)	SOFR + 2.75%	6.57%	4/8/2025	2/21/2031	4,963	4,864	4,985	0.22

							67,582	67,806	3.03
Construction Materials
Green Infrastructure Partners US, LLC	(8)	SOFR + 2.75%	6.42%	9/19/2025	9/24/2032	9,363	9,365	9,398	0.42
MSOF Beacon, LLC	(8)	SOFR + 2.50%	6.24%	12/23/2025	12/23/2032	1,810	1,806	1,820	0.08
Quikrete Holdings, Inc.	(8)	SOFR + 2.25%	5.97%	4/8/2025	2/10/2032	9,950	9,831	9,992	0.45
Tamko Building Products, LLC	(8)	SOFR + 2.75%	6.95%	10/23/2024	9/20/2030	7,853	7,899	7,915	0.35

							28,901	29,125	1.30
Consumer Finance
CPI Holdco B, LLC	(8)	SOFR + 2.00%	5.72%	12/11/2025	5/17/2031	10,376	10,366	10,410	0.47
Containers & Packaging
Ascend Buyer, LLC	(4)(10)	SOFR + 5.25%	8.92%	9/26/2022	9/30/2028	73,255	72,918	73,255	3.27
Berlin Packaging, LLC	(8)	SOFR + 3.25%	7.24%	7/25/2025	6/7/2031	28,923	29,052	29,023	1.30
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	6.89%	4/13/2022	4/13/2029	31,338	31,278	31,399	1.40
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.25%	6.97%	8/22/2025	4/1/2032	10,884	10,846	10,888	0.49
Graham Packaging Co., Inc.	(8)	SOFR + 2.50%	6.22%	7/31/2024	8/4/2027	22,953	23,009	23,069	1.03
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	7.88%	4/9/2024	9/15/2028	12,071	12,027	12,111	0.54
Ring Container Technologies Group, LLC	(9)	SOFR + 2.50%	6.22%	9/11/2025	9/15/2032	21,753	21,781	21,838	0.98
SupplyOne, Inc.	(8)	SOFR + 3.50%	7.22%	4/19/2024	4/21/2031	19,457	19,589	19,521	0.87
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	6.97%	1/19/2022	3/3/2031	28,129	27,914	27,310	1.22
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	7.42%	10/18/2024	9/15/2028	38,050	37,524	36,642	1.64

							285,938	285,056	12.74

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Distributors
Boots Group Finco, LP	(8)	SOFR + 3.50%	7.21%	7/18/2025	8/30/2032	$3,379	$3,371	$3,402	0.15%
BP Purchaser, LLC	(4)(10)	SOFR + 5.50%	9.48%	9/26/2022	12/11/2028	51,883	51,401	39,820	1.78
Bradyplus Holdings, LLC	(8)	SOFR + 5.00%	8.84%	12/29/2025	12/29/2032	10,627	10,468	10,532	0.47
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	9.57%	1/19/2022	11/2/2026	31,165	31,067	30,386	1.36
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 7.00%	11.13% (incl. 3.25% PIK)	9/26/2022	6/23/2028	84,057	83,176	75,231	3.36
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	10.44%	1/19/2022	11/13/2026	30,577	30,526	29,736	1.33

							210,009	189,107	8.45
Diversified Consumer Services
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.00%	8.69%	1/19/2022	4/30/2030	69,213	68,794	69,213	3.09
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	9.46%	1/19/2022	7/20/2028	33,908	33,908	32,975	1.47
Cengage Learning, Inc.	(11)	SOFR + 3.50%	7.23%	11/22/2024	3/24/2031	13,593	13,608	13,665	0.61
Element Materials Technology Group US Holdings, Inc.	(9)	SOFR + 3.68%	7.35%	4/12/2022	7/6/2029	4,850	4,841	4,899	0.22
Express Wash Concepts, LLC	(4)(7)(11)	SOFR + 5.00%	7.17%	1/19/2022	4/30/2027	28,965	28,654	28,887	1.29
Express Wash Concepts, LLC	(4)(11)	SOFR + 5.00%	8.82%	1/19/2022	4/30/2027	28,149	28,034	28,149	1.26
Fugue Finance, LLC	(9)	SOFR + 2.75%	6.57%	7/15/2025	1/9/2032	6,422	6,448	6,452	0.29
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.22%	2/1/2024	12/21/2029	20,723	20,716	20,046	0.90
KUEHG Corp.	(9)	SOFR + 2.75%	6.42%	10/21/2024	6/12/2030	20,447	20,479	19,903	0.89
Learning Care Group US No 2, Inc.	(9)	SOFR + 4.00%	7.88%	3/26/2025	8/11/2028	3,692	3,670	3,092	0.14
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.05%	3/10/2022	3/12/2029	3,850	3,832	3,624	0.16
Mister Car Wash Holdings, Inc.	(8)	SOFR + 2.50%	6.22%	12/6/2024	3/27/2031	8,671	8,727	8,715	0.39
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.25%	6.97%	1/19/2022	12/15/2028	27,451	27,391	26,602	1.19
Spring Education Group, Inc.	(8)	SOFR + 3.25%	6.92%	9/10/2025	10/4/2030	314	314	316	0.01
University Support Services, LLC	(9)	SOFR + 2.75%	6.47%	2/10/2022	2/10/2029	15,211	15,191	14,741	0.66

							284,607	281,279	12.57
Diversified Telecommunication Services
Lumen Technologies, Inc.	(14)	SOFR + 6.00%	9.72%	12/18/2024	6/1/2028	9,883	9,927	9,970	0.45
Radiate Holdco, LLC	(10)	SOFR + 5.00%	8.83% (incl. 1.50% PIK)	6/30/2025	9/25/2029	2,352	2,352	1,822	0.08

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Diversified Telecommunication Services (continued)
Zacapa, LLC	(9)	SOFR + 3.75%	7.42%	10/29/2024	3/22/2029	$15,645	$15,722	$15,675	0.70%

							28,001	27,467	1.23
Electric Utilities
Alpha Generation, LLC	(8)	SOFR + 2.00%	5.72%	7/23/2025	9/30/2031	4,975	4,977	4,997	0.22
Cogentrix Finance Holdco I, LLC	(8)	SOFR + 2.25%	5.97%	8/7/2025	2/26/2032	7,423	7,426	7,479	0.33
NRG Energy, Inc.	(8)	SOFR + 1.75%	5.59%	7/23/2025	4/16/2031	4,975	4,984	4,995	0.22

							17,387	17,471	0.77
Electrical Equipment
Arcline FM Holdings, LLC	(10)	SOFR + 2.75%	6.42%	3/27/2025	6/23/2030	2,939	2,937	2,954	0.13
Forgent Intermediate IV, LLC	(4)(8)	SOFR + 3.25%	7.02%	12/19/2025	12/20/2032	4,830	4,782	4,806	0.21
Madison IAQ, LLC	(9)	SOFR + 2.50%	6.70%	1/19/2022	6/21/2028	31,224	31,201	31,410	1.40
Madison IAQ, LLC	(9)	SOFR + 2.75%	6.64%	11/6/2025	11/8/2032	7,530	7,462	7,587	0.34

							46,382	46,757	2.08
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.04%	1/19/2022	12/23/2026	3,128	3,119	3,128	0.14
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	9.99%	1/19/2022	12/23/2026	802	801	802	0.04
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	9.79%	1/19/2022	12/23/2026	10,421	10,390	10,421	0.47
Infinite Bidco, LLC	(9)	SOFR + 3.75%	7.85%	1/19/2022	3/2/2028	2,881	2,886	2,853	0.13
Modena Buyer, LLC	(8)	SOFR + 4.25%	8.09%	7/1/2024	7/1/2031	3,069	3,020	3,059	0.14
Project Aurora US Finco, Inc.	(8)	SOFR + 2.75%	6.49%	9/30/2025	9/30/2032	2,898	2,891	2,916	0.13
Qnity Electronics, Inc.	(8)	SOFR + 2.00%	5.70%	10/31/2025	11/1/2032	13,626	13,593	13,705	0.61
Sanmina Corp.	(4)(8)	SOFR + 2.00%	5.92%	10/27/2025	10/27/2032	5,148	5,135	5,164	0.23

							41,835	42,048	1.89
Energy Equipment & Services
Covia Holdings, LLC	(8)	SOFR + 2.75%	6.71%	7/31/2025	2/26/2032	2,819	2,812	2,803	0.13
Ursa Minor US Bidco, LLC	(8)	SOFR + 2.25%	5.92%	11/13/2025	3/26/2031	4,963	5,018	4,985	0.22

							7,830	7,788	0.35
Entertainment
EOC Borrower, LLC	(8)	SOFR + 3.00%	6.72%	3/31/2025	3/24/2032	14,592	14,515	14,694	0.66
UFC Holdings, LLC	(8)	SOFR + 2.00%	5.87%	9/9/2025	11/21/2031	7,506	7,506	7,549	0.34

							22,021	22,243	1.00
Financial Services
Bcpe Pequod Buyer, Inc.	(8)	SOFR + 3.00%	6.72%	12/5/2025	11/25/2031	1,991	1,981	1,998	0.09
Chicago US Midco III, LP	(7)(8)	SOFR + 2.50%	6.22%	10/30/2025	11/1/2032	8,220	8,200	8,249	0.37

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Financial Services (continued)
Corpay Technologies Operating Co, LLC	(8)	SOFR + 1.75%	5.47%	11/5/2025	11/5/2032	$4,391	$4,369	$4,400	0.20%
Mitchell International, Inc.	(9)	SOFR + 3.25%	6.97%	6/17/2024	6/17/2031	14,813	14,803	14,879	0.66
Planet US Buyer, LLC	(8)	SOFR + 3.00%	6.82%	11/25/2024	2/7/2031	10,681	10,770	10,764	0.48
Shift4 Payments, LLC	(8)	SOFR + 2.50%	6.17%	12/2/2025	7/3/2032	2,639	2,633	2,658	0.12
Solera, LLC	(9)(18)	SOFR + 3.75%	7.85%	5/16/2022	6/2/2028	16,557	16,433	16,004	0.71
Synechron, Inc.	(4)(8)	SOFR + 3.75%	7.57%	10/3/2024	10/3/2031	3,990	3,943	3,980	0.18

							63,132	62,932	2.81
Food Products
CHG PPC Parent, LLC	(9)	SOFR + 3.00%	6.83%	11/7/2024	12/8/2028	15,792	15,852	15,871	0.71
Dreyers Grand Ice Cream, Inc.	(8)	SOFR + 2.25%	6.45%	11/7/2024	9/30/2031	21,847	21,766	21,863	0.98
Froneri US, Inc.	(8)	SOFR + 2.25%	6.12%	7/16/2025	9/30/2032	18,266	18,239	18,291	0.82
PFI Lower Midco, LLC	(8)	SOFR + 4.00%	7.87%	12/1/2025	12/1/2032	2,000	1,980	2,018	0.09
Red SPV, LLC	(8)	SOFR + 2.25%	5.98%	3/13/2025	3/15/2032	7,147	7,115	7,168	0.32

							64,952	65,211	2.92
Gas Utilities
CQP Holdco, LP	(9)	SOFR + 2.00%	5.67%	4/4/2025	12/31/2030	3,970	3,930	3,988	0.18
Health Care Equipment & Supplies
CSHC Buyerco, LLC	(4)(11)	SOFR + 4.75%	8.57%	2/15/2022	9/8/2026	7,208	7,189	7,190	0.32
CSHC Buyerco, LLC	(4)(10)	SOFR + 4.75%	8.57%	2/15/2022	9/8/2026	3,432	3,423	3,424	0.15
Embecta Corp.	(9)	SOFR + 3.00%	6.72%	12/11/2024	3/30/2029	6,895	6,888	6,917	0.31
Natus Medical, Inc.	(4)(9)	SOFR + 5.25%	9.07%	8/18/2022	7/20/2029	3,149	3,044	3,149	0.14
Resonetics, LLC	(10)	SOFR + 2.75%	6.59%	7/24/2025	6/18/2031	7,325	7,370	7,349	0.33
WS Audiology A/S	(8)	SOFR + 3.50%	7.20%	6/27/2025	2/28/2029	18,825	18,825	18,967	0.85

							46,739	46,996	2.10
Health Care Providers & Services
ACI Group Holdings, Inc.	(4)(10)	SOFR + 6.00%	9.77% (incl. 3.25% PIK)	7/7/2023	8/2/2028	132,828	132,224	106,262	4.75
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	9.95%	1/19/2022	5/7/2027	1,679	1,673	1,679	0.07
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.05%	1/19/2022	5/7/2027	28,404	28,293	28,404	1.27
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.25%	9.95%	1/19/2022	5/7/2026	112	111	112	0.00
Amerivet Partners Management, Inc.	(4)(10)	SOFR + 5.50%	9.62%	9/26/2022	2/25/2028	81,578	80,677	78,111	3.49

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Health Care Providers & Services (continued)
Canadian Hospital Specialties, Ltd.	(4)(11)	CA + 4.50%	7.12%	12/20/2022	4/14/2028	CAD 29,015	$21,174	$21,140	0.94%
CCBlue Bidco, Inc.	(4)(10)	SOFR + 6.50%	10.27% (incl. 4.00% PIK)	1/19/2022	12/21/2028	$24,941	24,773	20,077	0.90
CHG Healthcare Services, Inc.	(9)	SOFR + 2.75%	6.67%	7/25/2025	9/29/2028	20,429	20,476	20,547	0.92
CNT Holdings I Corp.	(10)	SOFR + 2.25%	6.09%	4/8/2025	11/8/2032	10,470	10,381	10,507	0.47
DCA Investment Holdings, LLC	(4)(10)(17)	SOFR + 6.41%	12.08%	1/19/2022	4/3/2028	28,505	28,386	24,087	1.08
DCA Investment Holdings, LLC	(4)(10)(17)	SOFR + 6.41%	12.08%	2/25/2022	4/3/2028	794	791	671	0.03
Examworks Bidco, Inc.	(9)	SOFR + 2.50%	6.22%	1/19/2022	11/1/2028	24,789	24,696	24,947	1.11
Global Medical Response, Inc.	(8)	SOFR + 3.50%	7.38%	9/10/2025	10/1/2032	38,246	38,154	38,530	1.72
Heartland Dental, LLC	(10)	SOFR + 3.75%	7.47%	8/7/2025	8/25/2032	22,828	22,785	22,951	1.03
ICS US Holdings, Inc.	(4)(9)	SOFR + 5.25%	9.01%	12/20/2022	6/8/2028	35,000	33,982	18,550	0.83
IVI America, LLC	(8)	SOFR + 3.25%	6.92%	9/11/2025	4/18/2031	491	491	496	0.02
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.25%	9.07%	1/19/2022	4/15/2028	25,464	25,420	24,827	1.11
MED ParentCo, LP	(8)	SOFR + 3.00%	6.72%	12/31/2025	4/15/2031	25,655	25,655	25,762	1.15
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	9.32% (incl. 4.00% PIK)	1/19/2022	7/16/2030	21,690	21,644	18,427	0.82
Onex TSG Intermediate Corp.	(8)	SOFR + 3.75%	7.59%	7/24/2025	8/6/2032	3,079	3,083	3,104	0.14
PSKW Intermediate, LLC	(4)(11)	SOFR + 5.50%	9.32%	12/11/2024	3/9/2028	30,708	30,708	30,708	1.37
Radiology Partners, Inc.	(8)	SOFR + 4.50%	8.17%	3/6/2025	6/30/2032	13,791	13,739	13,783	0.62
Raven Acquisition Holdings, LLC	(7)(8)	SOFR + 3.00%	6.72%	10/15/2024	11/19/2031	9,263	9,262	9,307	0.42
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.75%	9.69%	1/19/2022	12/23/2028	140,428	139,082	135,348	6.05
Southern Veterinary Partners, LLC	(8)	SOFR + 2.50%	6.37%	7/22/2025	12/4/2031	36,250	36,359	36,247	1.62
US Fertility Enterprises, LLC	(7)(8)	SOFR + 3.50%	7.24%	12/30/2025	12/30/2032	3,509	3,491	3,529	0.16
WHCG Purchaser III, Inc.	(4)(10)	SOFR + 6.50%	10.17% (incl. 5.09% PIK)	8/2/2024	6/30/2029	2,952	2,952	2,952	0.13
WHCG Purchaser III, Inc.	(4)(10)(17)	10.00%	10.00% PIK	8/2/2024	6/30/2030	2,502	892	1,051	0.05

							781,354	722,116	32.27
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 2.75%	6.47%	3/13/2025	2/15/2029	19,366	19,183	19,427	0.87
Cotiviti, Inc.	(8)	SOFR + 2.75%	6.62%	11/25/2024	5/1/2031	22,080	22,205	21,270	0.95

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Health Care Technology (continued)
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	7.77%	12/18/2024	10/1/2027	$49,440	$48,158	$48,662	2.17%
GI Ranger Intermediate, LLC	(4)(10)	SOFR + 6.00%	9.82%	9/26/2022	10/30/2028	43,443	43,138	43,443	1.94
Project Ruby Ultimate Parent Corp.	(8)	SOFR + 2.75%	6.58%	7/18/2025	3/10/2028	318	318	320	0.01
Waystar Technologies, Inc.	(8)	SOFR + 2.00%	5.72%	8/6/2025	10/22/2029	6,614	6,593	6,664	0.30

							139,595	139,786	6.24
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.22%	7/23/2025	8/17/2028	5,466	5,466	5,493	0.25
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.22%	7/18/2025	8/17/2028	1,453	1,453	1,462	0.07
Flynn Restaurant Group, LP	(8)	SOFR + 3.75%	7.47%	3/11/2025	1/28/2032	24,872	24,450	25,003	1.12
IRB Holding Corp.	(9)	SOFR + 2.50%	6.22%	11/17/2025	12/15/2030	24,813	24,864	24,899	1.11
Life Time, Inc.	(8)	SOFR + 2.00%	5.78%	8/14/2025	11/5/2031	19,850	19,948	19,952	0.89
Mic Glen, LLC	(9)	SOFR + 3.25%	6.97%	7/29/2025	7/21/2028	593	593	599	0.03
Motion Finco, LLC	(8)	SOFR + 3.50%	7.17%	3/13/2025	11/12/2029	4,950	4,887	4,403	0.20
New Red Finance, Inc.	(8)	SOFR + 1.75%	5.47%	3/13/2025	9/20/2030	13,459	13,358	13,492	0.60
Raising Cane’s Restaurants, LLC	(8)	SOFR + 2.00%	5.84%	11/3/2025	11/3/2032	6,687	6,670	6,710	0.30
Tacala Investment Corp.	(10)	SOFR + 3.00%	6.72%	9/16/2025	1/31/2031	4,938	4,972	4,978	0.22
TRQ Sales, LLC	(8)	SOFR + 3.25%	7.55%	12/30/2025	12/30/2032	12,974	12,909	12,828	0.57
Whatabrands, LLC	(9)	SOFR + 2.50%	6.22%	12/11/2024	8/3/2028	33,831	33,862	33,958	1.52

							153,432	153,777	6.88
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.00%	6.85%	12/5/2024	7/31/2028	34,175	34,140	34,288	1.53
Madison Safety & Flow, LLC	(8)	SOFR + 2.50%	6.23%	9/25/2025	9/26/2031	13,390	13,402	13,501	0.60
Weber-Stephen Products, LLC	(8)	SOFR + 3.75%	7.74%	9/17/2025	10/1/2032	3,864	3,827	3,875	0.17

							51,369	51,664	2.30
Independent Power and Renewable Electricity Producers
Calpine, Corp.	(8)	SOFR + 1.75%	5.47%	12/12/2024	1/31/2031	2,894	2,891	2,897	0.13
Talen Energy Supply, LLC	(8)	SOFR + 2.00%	5.67%	11/25/2025	11/25/2032	4,776	4,752	4,783	0.21

							7,643	7,680	0.34
Industrial Conglomerates
Bettcher Industries, Inc.	(9)	SOFR + 4.00%	7.67%	9/19/2025	12/14/2028	4,336	4,326	4,383	0.20

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Industrial Conglomerates (continued)
Engineered Machinery Holdings, Inc.	(8)	SOFR + 3.25%	6.92%	11/26/2025	11/26/2032	$6,432	$6,362	$6,481	0.29%

							10,688	10,864	0.49
Insurance
Alliant Holdings Intermediate, LLC	(8)	SOFR + 2.50%	6.22%	7/31/2025	9/19/2031	9,321	9,204	9,352	0.42
AmWINS Group, Inc.	(10)	SOFR + 2.25%	5.97%	11/7/2024	1/30/2032	26,153	26,029	26,258	1.17
Baldwin Insurance Group Holdings, LLC	(8)	SOFR + 2.50%	6.25%	9/12/2025	5/26/2031	12,144	12,120	12,144	0.54
BroadStreet Partners, Inc.	(8)	SOFR + 2.75%	6.47%	6/14/2024	6/13/2031	45,369	45,473	45,571	2.04
CRC Insurance Group, LLC	(8)	SOFR + 2.75%	6.42%	12/6/2024	5/6/2031	10,000	10,069	10,029	0.45
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.42%	9/26/2022	10/29/2030	74,478	74,031	74,478	3.33
HUB International, Ltd.	(8)	SOFR + 2.25%	6.12%	11/25/2024	6/20/2030	23,777	23,904	23,927	1.07
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.49%	12/11/2025	4/18/2030	14,684	14,753	14,741	0.66
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.47%	8/4/2025	2/15/2031	13,424	13,514	13,473	0.60
OneDigital Borrower, LLC	(9)	SOFR + 3.00%	6.72%	11/19/2024	7/2/2031	19,406	19,500	19,479	0.87
Patriot Growth Insurance Services, LLC	(4)(10)	SOFR + 5.00%	8.82%	9/26/2022	10/16/2028	61,726	60,793	61,726	2.76
Trucordia Insurance Holdings, LLC	(8)	SOFR + 3.25%	6.97%	6/17/2025	6/17/2032	6,518	6,503	6,486	0.29
USI, Inc.	(8)	SOFR + 2.25%	5.92%	12/23/2024	11/21/2029	23,475	23,512	23,554	1.05
USI, Inc.	(8)	SOFR + 2.25%	5.92%	12/23/2024	9/29/2030	24,737	24,794	24,811	1.11

							364,199	366,029	16.36
Interactive Media & Services
Project Boost Purchaser, LLC	(8)	SOFR + 2.75%	6.42%	7/16/2024	7/16/2031	26,582	26,674	26,679	1.19
TripAdvisor, Inc.	(8)	SOFR + 2.75%	6.47%	3/27/2025	7/8/2031	4,263	4,209	4,127	0.18

							30,883	30,806	1.37
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 2.50%	6.17%	8/2/2024	2/1/2031	3,949	3,955	3,950	0.18
Chrysaor Bidco S.à r.l.	(9)	SOFR + 3.25%	7.14%	10/14/2025	10/30/2031	1,587	1,583	1,600	0.07
Fortress Intermediate 3, Inc.	(8)	SOFR + 3.00%	6.78%	7/2/2025	6/27/2031	5,245	5,281	5,256	0.23
Go Daddy Operating Co, LLC	(8)	SOFR + 1.75%	5.47%	7/23/2025	11/9/2029	4,975	4,986	4,988	0.22
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 3.50%	7.38%	12/8/2025	4/30/2029	3,573	3,348	2,997	0.13
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 3.50%	7.38%	12/8/2025	4/30/2029	631	591	402	0.02

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
IT Services (continued)
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 5.75%	9.53%	12/8/2025	4/30/2029	$242	$233	$229	0.01%
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	9.67%	1/19/2022	10/25/2027	13,016	12,934	13,016	0.58
Virtusa Corp.	(10)	SOFR + 3.25%	6.97%	6/21/2024	2/15/2029	30,505	30,644	30,616	1.37
World Wide Technology Holding Co, LLC	(9)	SOFR + 2.00%	5.72%	7/23/2025	3/1/2030	4,975	4,986	4,997	0.22

							68,541	68,051	3.03
Life Sciences Tools & Services
Parexel International, Inc.	(9)	SOFR + 2.75%	6.47%	12/12/2025	12/12/2031	22,538	22,604	22,641	1.01
Machinery
Chart Industries, Inc.	(9)	SOFR + 2.50%	6.48%	11/13/2024	3/15/2030	7,114	7,168	7,157	0.32
CoorsTek, Inc.	(8)	SOFR + 3.00%	6.86%	10/28/2025	10/28/2032	5,437	5,409	5,488	0.25
EMRLD Borrower, LP	(8)	SOFR + 2.25%	6.12%	8/11/2025	8/4/2031	4,975	4,975	4,991	0.22
Gates Corp.	(9)	SOFR + 1.75%	5.47%	7/23/2025	6/4/2031	4,975	4,977	4,993	0.22
Hobbs & Associates, LLC	(8)	SOFR + 2.75%	6.47%	10/14/2025	7/23/2031	4,987	4,990	4,993	0.22
LSF11 Trinity Bidco, Inc.	(4)(8)	SOFR + 2.50%	6.23%	9/11/2025	6/14/2030	1,209	1,209	1,215	0.05
Pro Mach Group, Inc.	(8)	SOFR + 2.75%	6.47%	10/16/2025	10/16/2032	9,188	9,166	9,257	0.41
SPX Flow, Inc.	(9)	SOFR + 2.75%	6.47%	8/1/2025	4/5/2029	7,952	7,992	7,984	0.36
Titan Co-Borrower, LLC	(7)(8)	SOFR + 3.75%	7.59%	11/19/2024	2/15/2029	9,116	9,157	9,207	0.41
Victory Buyer, LLC	(9)	SOFR + 3.75%	7.58%	1/19/2022	11/19/2028	9,652	9,387	9,715	0.43

							64,430	65,000	2.89
Media
McGraw-Hill Education, Inc.	(9)	SOFR + 2.75%	6.47%	9/4/2025	8/6/2031	2,229	2,257	2,251	0.10
Prodege International Holdings, LLC	(4)(10)(17)	SOFR + 5.90%	9.60% PIK	12/17/2025	12/15/2027	10,099	5,050	5,050	0.23
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	9.60% PIK	12/17/2025	12/15/2027	7,480	7,480	7,480	0.33
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	9.60% PIK	12/17/2025	12/15/2027	3,508	3,508	3,508	0.16

							18,295	18,289	0.82
Metals & Mining
Novelis Holdings, Inc.	(8)	SOFR + 1.75%	5.42%	3/11/2025	3/11/2032	3,866	3,866	3,886	0.17
Mortgage Real Estate Investment Trusts (REITs)
KREF Holdings X, LLC	(8)	SOFR + 2.50%	6.25%	8/14/2025	3/5/2032	10,105	10,084	10,171	0.45
Starwood Property Mortgage, LLC	(4)(8)	SOFR + 2.00%	5.72%	7/24/2025	1/2/2030	2,729	2,724	2,736	0.12

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Mortgage Real Estate Investment Trusts (REITs) (continued)
Starwood Property Mortgage, LLC	(9)	SOFR + 2.25%	5.97%	8/14/2025	9/24/2032	$12,374	$12,377	$12,421	0.55%

							25,185	25,328	1.12
Oil, Gas & Consumable Fuels
Blackfin Pipeline, LLC	(8)	SOFR + 3.00%	6.75%	10/3/2025	9/29/2032	7,313	7,278	7,336	0.33
Freeport LNG Investments, LLLP	(9)	SOFR + 3.25%	7.12%	1/10/2025	12/21/2028	17,817	17,805	17,912	0.80
TransMontaigne Operating Co, LP	(9)	SOFR + 2.50%	6.22%	7/25/2025	11/17/2028	1,651	1,651	1,664	0.07
VRS Buyer, Inc.	(7)(8)	SOFR + 3.50%	7.24%	10/10/2025	10/12/2032	8,764	8,719	8,810	0.39
WhiteWater Matterhorn Holdings, LLC	(8)	SOFR + 2.25%	5.94%	6/16/2025	6/16/2032	1,562	1,555	1,570	0.07

							37,008	37,292	1.66
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.50%	9.49%	9/26/2022	11/12/2027	73,773	73,216	73,035	3.26
Pharmaceuticals
Elanco Animal Health, Inc.	(8)	SOFR + 1.75%	5.62%	10/31/2025	10/31/2032	2,404	2,405	2,411	0.11
Opal Bidco, SAS	(8)	SOFR + 3.00%	6.69%	10/29/2025	4/28/2032	2,172	2,172	2,188	0.10

							4,577	4,599	0.21
Professional Services
AG Group Holdings, Inc.	(9)	SOFR + 4.25%	8.07%	4/22/2024	12/29/2028	2,738	2,734	2,482	0.11
AlixPartners, LLP	(9)	SOFR + 2.00%	5.72%	7/31/2025	8/12/2032	7,061	7,057	7,082	0.32
Amspec Parent, LLC	(8)	SOFR + 3.50%	7.17%	12/20/2024	12/22/2031	8,658	8,658	8,702	0.39
Ankura Consulting Group, LLC	(10)	SOFR + 3.50%	7.37%	12/17/2024	12/29/2031	1,489	1,486	1,460	0.07
Ascensus Group Holdings, Inc.	(9)	SOFR + 3.00%	6.72%	12/13/2024	11/24/2032	23,562	23,552	23,567	1.05
Berkeley Research Group Holdings, LLC	(8)	SOFR + 3.25%	6.92%	5/1/2025	5/1/2032	14,963	14,759	15,010	0.67
Camelot US Acquisition, LLC	(8)	SOFR + 2.75%	6.47%	1/31/2024	1/31/2031	17,746	17,650	17,544	0.78
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	7.47%	1/19/2022	12/29/2028	36,379	35,613	21,971	0.98
CFGI Holdings, LLC	(4)(10)	SOFR + 4.50%	8.22%	9/26/2022	11/2/2027	95,767	95,767	95,767	4.28
CohnReznick Advisory, LLC	(7)(8)	SOFR + 3.50%	7.17%	3/26/2025	3/31/2032	15,618	15,537	15,742	0.70
EP Purchaser, LLC	(9)	SOFR + 4.50%	8.44%	12/6/2024	11/6/2028	1,234	1,232	891	0.04
EP Purchaser, LLC	(9)	SOFR + 3.50%	7.44%	1/19/2022	11/6/2028	3,369	3,365	2,424	0.11
First Advantage Holdings, LLC	(8)	SOFR + 2.75%	6.47%	7/24/2025	10/31/2031	4,839	4,850	4,797	0.21
Genuine Financial Holdings, LLC	(8)	SOFR + 3.25%	6.97%	6/28/2024	9/27/2030	17,775	17,779	15,145	0.68

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Professional Services (continued)
Grant Thornton Advisors, LLC	(8)	SOFR + 3.00%	6.72%	5/22/2025	6/2/2031	$7,151	$7,157	$7,188	0.32%
Grant Thornton Advisors, LLC	(8)	SOFR + 2.75%	6.47%	8/22/2025	6/2/2031	9,950	9,948	9,981	0.45
Heron Bidco, LLC	(8)	SOFR + 4.00%	7.74%	12/10/2025	12/10/2032	16,467	16,221	16,343	0.73
Inmar, Inc.	(8)	SOFR + 4.50%	8.34%	9/12/2025	10/30/2031	1,242	1,239	1,230	0.05
Kwor Acquisition, Inc.	(4)(11)	SOFR + 6.25%	11.07% (incl. 5.25% PIK)	2/28/2025	2/28/2030	43,146	43,146	43,146	1.93
Kwor Acquisition, Inc.	(4)(7)(11)	SOFR + 5.25%	9.07%	2/28/2025	2/28/2030	578	97	578	0.03
Mermaid Bidco, Inc.	(8)	SOFR + 3.25%	7.15%	6/26/2025	7/3/2031	2,620	2,614	2,633	0.12
Ryan, LLC	(9)	SOFR + 3.50%	7.22%	11/7/2025	11/5/2032	7,440	7,385	7,356	0.33
Secretariat Advisors, LLC	(7)(8)	SOFR + 4.00%	7.67%	2/24/2025	2/28/2032	2,480	2,469	2,491	0.11
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 2.50%	6.22%	2/24/2023	7/31/2031	34,322	34,463	34,469	1.54
Thevelia US, LLC	(9)	SOFR + 3.00%	6.67%	10/14/2025	6/18/2029	4,987	4,965	5,013	0.22
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 4.50%	8.44%	9/26/2022	6/29/2029	117,410	116,899	117,410	5.25
VT Topco, Inc.	(9)	SOFR + 3.00%	6.87%	12/17/2024	8/9/2030	4,938	4,984	4,877	0.22
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 4.75%	8.48%	1/19/2022	11/8/2028	28,453	28,215	28,112	1.26

							529,841	513,411	22.95
Semiconductors & Semiconductor Equipment
Altar Bidco, Inc.	(9)	SOFR + 3.10%	6.78%	10/14/2025	2/1/2029	9,974	9,979	9,886	0.44
Software
Auctane, Inc.	(4)(10)	SOFR + 5.75%	9.58%	1/19/2022	10/5/2028	58,200	57,710	57,327	2.56
Avalara, Inc.	(8)	SOFR + 2.75%	6.42%	9/12/2025	3/26/2032	31,878	31,739	32,053	1.43
BEP Intermediate Holdco, LLC	(4)(8)	SOFR + 2.75%	6.47%	7/10/2025	4/25/2031	363	363	366	0.02
Boost Newco Borrower, LLC	(8)	SOFR + 2.00%	5.67%	4/10/2025	1/31/2031	2,978	2,938	2,986	0.13
Boxer Parent Company, Inc.	(8)	SOFR + 3.00%	6.82%	7/30/2024	7/30/2031	44,986	44,840	44,922	2.01
Businessolver.com, Inc.	(4)(10)	SOFR + 4.50%	8.17%	1/19/2022	12/3/2032	96,183	95,422	95,702	4.28
Capstone Borrower, Inc.	(8)	SOFR + 2.75%	6.42%	7/23/2025	6/17/2030	9,950	9,968	9,956	0.44
CDK Global, Inc.	(8)	SOFR + 3.25%	6.92%	12/11/2024	7/6/2029	49,666	47,112	42,230	1.89
Clearwater Analytics, LLC	(8)	SOFR + 2.00%	6.21%	4/24/2025	4/21/2032	1,380	1,380	1,382	0.06
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.92%	8/7/2025	3/21/2031	37,050	37,180	37,140	1.66
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.92%	8/7/2025	8/13/2032	3,483	3,483	3,491	0.16
Cloudera, Inc.	(9)	SOFR + 3.75%	7.57%	1/19/2022	10/8/2028	14,153	14,036	13,598	0.61
Confine Visual Bidco	(4)(8)	SOFR + 5.75%	9.43%	9/26/2022	2/23/2029	31,746	31,288	25,397	1.13
Confine Visual Bidco	(4)(8)	SOFR + 5.75%	9.43%	9/26/2022	2/23/2029	758	757	606	0.03

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Software (continued)
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	7.58%	2/20/2025	10/16/2028	$29,717	$27,569	$27,391	1.22%
Delta Topco, Inc.	(8)	SOFR + 2.75%	6.58%	11/25/2024	11/30/2029	49,568	49,457	49,394	2.21
Disco Parent, Inc.	(4)(8)	SOFR + 3.25%	7.07%	8/1/2025	8/6/2032	3,463	3,455	3,489	0.16
ECI Macola Max Holding, LLC	(10)	SOFR + 2.75%	6.42%	7/10/2025	5/9/2030	26,489	26,662	26,656	1.19
Epicor Software Corp.	(10)	SOFR + 2.50%	6.22%	5/30/2024	5/30/2031	15,733	15,770	15,803	0.71
EverCommerce Solutions, Inc.	(9)	SOFR + 2.25%	5.97%	7/24/2025	7/7/2031	560	560	562	0.03
Facile.It Broker Di Assicurazioni S.p.A	(4)(11)	E + 4.75%	6.77%	9/26/2025	12/23/2029	EUR 10,000	11,651	11,752	0.53
Flash Charm, Inc.	(10)	SOFR + 3.50%	7.35%	6/11/2024	3/2/2028	8,989	8,979	8,411	0.38
Gen Digital, Inc.	(9)	SOFR + 1.75%	5.47%	6/5/2024	9/12/2029	7,508	7,516	7,528	0.34
Gen Digital, Inc.	(9)	SOFR + 1.75%	5.47%	4/3/2025	4/16/2032	11,940	11,794	11,964	0.53
Genesys Cloud Services, Inc.	(8)	SOFR + 2.50%	6.22%	9/26/2024	1/30/2032	30,279	30,015	30,255	1.35
HS Purchaser, LLC	(14)	SOFR + 6.00%	9.97%	11/21/2025	5/19/2029	1,936	1,936	1,758	0.08
Icon Parent, Inc.	(8)	SOFR + 2.75%	6.44%	8/14/2025	11/13/2031	29,850	29,976	29,938	1.34
ION Platform Finance US, Inc.	(8)	SOFR + 3.75%	7.42%	10/7/2025	10/7/2032	26,549	26,292	24,994	1.12
Javelin Buyer, Inc.	(8)	SOFR + 2.75%	6.59%	7/24/2025	12/5/2031	30,366	30,619	30,502	1.36
KnowBe4, Inc.	(8)	SOFR + 3.75%	7.59%	7/22/2025	7/23/2032	15,000	14,965	15,028	0.67
LD Lower Holdings, Inc.	(4)(11)	SOFR + 7.50%	11.27%	1/19/2022	8/9/2027	13,509	13,488	12,091	0.54
Magenta Security Holdings, LLC	(11)	SOFR + 6.25%	10.09%	8/14/2024	7/27/2028	292	284	293	0.01
Magenta Security Holdings, LLC	(10)(18)	SOFR + 6.75%	10.85%	8/14/2024	7/27/2028	829	802	632	0.03
McAfee Corp.	(9)	SOFR + 3.00%	6.72%	5/31/2024	3/1/2029	26,019	26,002	24,097	1.08
Medallia, Inc.	(4)(10)	SOFR + 6.00%	9.70%	1/19/2022	10/29/2028	52,493	52,133	40,813	1.82
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.75%	8.69%	4/20/2022	5/2/2029	4,837	4,826	3,162	0.14
MRI Software, LLC	(4)(11)	SOFR + 4.75%	8.42%	9/26/2022	2/10/2028	9,864	9,787	9,864	0.44
Nintex Topco, Limited	(4)(8)	SOFR + 6.00%	9.83% (incl. 1.50% PIK)	1/19/2022	11/13/2028	32,828	32,546	29,217	1.31
Perforce Software, Inc.	(8)	SOFR + 4.75%	8.47%	12/18/2024	7/2/2029	10,686	10,548	9,617	0.43
Ping Identity Holding Corp.	(8)	SOFR + 2.75%	6.59%	11/13/2025	11/15/2032	6,230	6,215	6,254	0.28
Planview Parent, Inc.	(8)	SOFR + 3.50%	7.17%	12/17/2024	12/17/2027	3,654	3,603	3,516	0.16
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	6.92%	11/26/2024	10/26/2030	13,518	13,488	13,512	0.60
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	9.19%	12/19/2024	7/20/2029	19,793	18,193	17,128	0.77
Proofpoint, Inc.	(9)	SOFR + 3.00%	6.67%	5/28/2024	8/31/2028	25,513	25,581	25,687	1.15
Pushpay USA, Inc.	(8)	SOFR + 3.75%	7.62%	8/6/2025	8/15/2031	994	994	994	0.04

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Software (continued)
Quartz Acquireco, LLC	(4)(8)	SOFR + 2.25%	5.92%	4/11/2025	6/28/2030	$1,861	$1,841	$1,861	0.08%
Rithum Holdings, Inc.	(8)	SOFR + 4.75%	8.42%	7/2/2025	7/21/2032	10,973	10,769	10,990	0.49
Rocket Software, Inc.	(9)	SOFR + 3.75%	7.47%	10/5/2023	11/28/2028	25,874	25,710	25,901	1.16
Skopima Consilio Parent, LLC	(9)	SOFR + 3.75%	7.47%	12/18/2024	5/12/2028	17,951	17,979	16,448	0.73
Sophos Holdings, LLC	(8)	SOFR + 3.50%	7.33%	1/19/2022	3/5/2027	19,050	19,044	19,085	0.85
Sovos Compliance, LLC	(8)	SOFR + 3.25%	6.97%	7/24/2025	8/13/2029	15,404	15,368	15,467	0.69
SS&C Technologies, Inc.	(8)	SOFR + 2.00%	5.72%	10/9/2025	5/9/2031	3,202	3,202	3,225	0.14
Starlight Parent, LLC	(8)	SOFR + 4.00%	7.70%	4/16/2025	4/16/2032	46,013	44,970	46,042	2.06
Storable, Inc.	(8)	SOFR + 3.25%	6.97%	3/10/2025	4/16/2031	2,329	2,327	2,343	0.10
Tangerine Bidco S.p.A	(4)(8)	E + 5.00%	7.02%	12/17/2022	12/30/2029	EUR 69,750	72,849	81,970	3.66
Trio Bidco, LLC	(7)(8)	SOFR + 4.00%	7.67%	10/31/2025	10/29/2032	7,632	7,556	7,664	0.34
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	9.59%	1/19/2022	5/5/2028	58,172	57,920	53,045	2.37
Vision Solutions, Inc.	(10)	SOFR + 4.00%	8.10%	1/19/2022	4/24/2028	12,071	11,831	11,265	0.50
VS Buyer, LLC	(8)	SOFR + 2.25%	6.09%	7/25/2025	4/12/2031	17,094	17,224	17,190	0.77
XPLOR T1, LLC	(4)(8)	SOFR + 3.50%	7.29%	12/11/2024	12/1/2032	20,712	20,697	20,764	0.93
Zodiac Purchaser, LLC	(8)	SOFR + 3.50%	7.22%	12/13/2024	2/14/2032	18,953	18,892	18,913	0.84

							1,242,101	1,211,631	54.14
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 5.98%	9.83%	1/19/2022	5/3/2028	36,866	36,832	36,866	1.65
EG America, LLC	(8)	SOFR + 3.50%	7.32%	7/18/2025	2/7/2028	6,963	6,985	6,999	0.31
Great Outdoors Group, LLC	(10)	SOFR + 3.25%	6.97%	1/23/2025	1/23/2032	2,546	2,535	2,564	0.11
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.00%	6.72%	11/19/2024	5/4/2028	25,020	25,067	25,139	1.12
MillerKnoll, Inc.	(8)	SOFR + 2.25%	5.97%	7/23/2025	8/9/2032	4,020	4,018	4,051	0.18
OPENLANE, Inc.	(8)	SOFR + 2.50%	6.36%	10/8/2025	10/8/2032	1,799	1,790	1,803	0.08
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	8.47%	3/15/2024	3/15/2030	6,418	6,459	6,374	0.28

							83,686	83,796	3.73
Technology Hardware, Storage & Peripherals
Sandisk, Corp.	(8)	SOFR + 3.00%	6.86%	12/13/2024	2/20/2032	8,807	8,758	8,873	0.40
Textiles, Apparel & Luxury Goods
Champ Acquisition Corp.	(8)	SOFR + 4.00%	7.72%	11/8/2024	11/25/2031	661	656	666	0.03
Trading Companies & Distributors
BCPE Empire Holdings, Inc.	(9)	SOFR + 3.25%	6.97%	3/4/2025	12/11/2030	2,707	2,704	2,684	0.12
FCG Acquisitions, Inc.	(9)	SOFR + 3.25%	6.97%	2/11/2025	3/31/2028	16,052	16,042	16,136	0.72
Hillman Group, Inc.	(9)	SOFR + 2.00%	5.73%	11/7/2024	7/14/2028	3,934	3,938	3,955	0.18

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Trading Companies & Distributors (continued)
Icebox Holdco III, Inc.	(9)	SOFR + 3.25%	6.92%	1/19/2022	12/22/2031	$6,000	$5,976	$6,062	0.27%
Johnstone Supply, LLC	(8)	SOFR + 2.50%	6.23%	12/12/2024	6/9/2031	11,268	11,327	11,344	0.51
Kodiak BP, LLC	(8)	SOFR + 3.75%	7.47%	1/19/2022	12/4/2031	13,599	13,589	13,301	0.59
Paramount Global Surfaces, Inc.	(4)(11)	SOFR + 6.00%	9.82% (incl. 4.98% PIK)	1/19/2022	12/31/2028	8,841	8,799	6,586	0.29
QXO Building Products, Inc.	(8)	SOFR + 2.00%	5.72%	11/5/2025	4/30/2032	2,651	2,627	2,663	0.12
White Cap Buyer, LLC	(8)	SOFR + 3.25%	6.97%	6/13/2024	10/19/2029	16,766	16,797	16,853	0.75

							81,799	79,584	3.55
Transportation Infrastructure
Apple Bidco, LLC	(8)	SOFR + 2.50%	6.22%	6/7/2022	9/23/2031	30,488	30,522	30,680	1.37
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	9.63%	1/19/2022	10/19/2027	11,578	11,543	11,173	0.50
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	9.65%	1/19/2022	10/19/2027	6,667	6,638	6,434	0.29
Signature Aviation US Holdings, Inc.	(9)	SOFR + 2.50%	6.22%	8/11/2025	7/1/2031	4,987	4,992	5,018	0.22
Signature Aviation US Holdings, Inc.	(9)	SOFR + 2.75%	6.59%	7/23/2025	7/1/2031	4,975	5,004	5,005	0.22
Swissport Stratosphere USA, LLC	(8)	SOFR + 3.25%	7.19%	7/24/2025	4/4/2031	353	353	356	0.02

							59,052	58,666	2.62

Total First Lien Debt							6,443,034	6,275,880	280.37

Second Lien Debt
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 5.50%	9.22%	7/23/2025	7/31/2033	5,200	5,175	5,220	0.23
Health Care Providers & Services
Canadian Hospital Specialties, Ltd.	(4)(8)	8.75%	8.75%	12/20/2022	4/15/2029	CAD 12,000	8,434	8,284	0.37
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	12.69%	1/19/2022	7/16/2028	24,712	24,646	23,292	1.04

							33,080	31,576	1.41
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 10.50%	14.58% PIK	9/26/2022	3/7/2030	42,208	41,754	33,450	1.49
Machinery
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	10.83%	1/19/2022	11/19/2029	66,704	66,000	66,704	2.98
Professional Services
Kwor Acquisition, Inc.	(4)(11)	SOFR + 8.00%	11.82% PIK	2/28/2025	2/28/2030	15,152	15,154	15,153	0.68

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
Second Lien Debt (continued)
Software
Boxer Parent Company, Inc.	(8)	SOFR + 5.75%	9.47%	3/26/2025	7/30/2032	$20,000	$19,410	$19,333	0.86%
Vision Solutions, Inc.	(10)	SOFR + 7.25%	11.35%	9/26/2022	4/23/2029	24,942	23,143	23,695	1.06

							42,553	43,028	1.92

Total Second Lien Debt							203,716	195,131	8.71

Equity
Air Freight & Logistics
AGI Group Holdings, LP - Class A-2 Common Units	(4)			1/19/2022		194	208	324	0.01
Mode Holdings, LP - Class A-2 Common Units	(4)			1/19/2022		1,230,769	2,215	369	0.02
Red Griffin ParentCo, LLC - Class A Common Units	(4)			11/27/2024		3,838	16,269	4,395	0.20

							18,692	5,088	0.23
Capital Markets
Resolute Investment Managers, Inc. - Common Equity				12/29/2023		11,751	294	32	0.00
Chemicals
Pigments Holdings, LP - LP Interest	(4)			4/14/2023		1,212	0	0	0.00
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class A Units	(4)			1/19/2022		1	780	0	0.00
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class C Preferred Units	(4)			7/12/2023		1	92	0	0.00
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)			1/19/2022		301,167	1,239	1,381	0.06

							2,111	1,381	0.06
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interest	(4)		11.50%	1/19/2022		974,662	1,133	1,206	0.05

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
Equity (continued)
Health Care Providers & Services
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			1/19/2022		797	$210	$19	0.00%
Jayhawk Holdings, LP - Class A-2 Common Units	(4)			1/19/2022		429	113	10	0.00
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		667,649	0	0	0.00

							323	29	0.00
Professional Services
Kwor Intermediate I, Inc. - Class A Common Shares	(4)			2/28/2025		8,617	7,857	4,703	0.21
Kwor Intermediate I, Inc. - Preferred Equity	(4)			2/28/2025		9,216	9,216	10,168	0.45

							17,073	14,871	0.66
Software
Descartes Holdings, Inc. - Class A Common Stock	(4)			10/9/2023		16,805	728	0	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)			1/19/2022		3,000,000	3,542	3,362	0.15

Total Equity							43,896	25,969	1.15

Total Investment Portfolio							6,690,646	6,496,980	290.23

Cash and Cash Equivalents
Dreyfus Treasury Obligations Cash Management			3.54%				437	437	0.02
State Street Institutional U.S. Government Money Market Fund - Investor Class			3.66%				9,526	9,526	0.43
Other Cash and Cash Equivalents							143,246	143,246	6.40

Total Cash and Cash Equivalents							153,209	153,209	6.85

Total Portfolio Investments, Cash and Cash Equivalents							$6,843,855	$6,650,189	297.08%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2025, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments,

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.
(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2025. Variable rate loans typically include an interest reference rate floor feature.

(3)	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with GAAP.
(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved.
(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	$670	$—
Azuria Water Solutions, Inc.	Delayed Draw Term Loan	6/13/2027	701	—
Cambium Learning Group, Inc.	Revolver	7/20/2027	3,249	—
Chicago US Midco III, LP	Delayed Draw Term Loan	10/30/2027	1,221	—
CohnReznick Advisory, LLC	Delayed Draw Term Loan	3/31/2027	2,488	—
Express Wash Concepts, LLC	Delayed Draw Term Loan	8/31/2026	5,833	—
Kwor Acquisition, Inc.	Revolver	2/28/2030	6,611	—
Kwor Acquisition, Inc.	Delayed Draw Term Loan	2/28/2027	9,221	—
Latham Pool Products, Inc.	Revolver	2/23/2027	11,250	(78)
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	634	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	634	—
Pinnacle Buyer, LLC	Delayed Draw Term Loan	4/1/2027	1,945	—
Pye-Barker Fire & Safety, LLC	Delayed Draw Term Loan	12/16/2027	1,684	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	667	—
Sanders Industries Holdings, Inc.	Delayed Draw Term Loan	2/26/2027	1,959	—
Secretariat Advisors, LLC	Delayed Draw Term Loan	2/28/2027	301	—
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	5/10/2027	374	—
Signia Aerospace, LLC	Delayed Draw Term Loan	12/11/2026	1,013	—
Smile Doctors, LLC	Revolver	12/23/2027	4,737	(166)
Titan Co-Borrower, LLC	Delayed Draw Term Loan	5/10/2026	1,215	—
Trio Bidco, LLC	Delayed Draw Term Loan	10/31/2027	803	—
Triple Lift, Inc.	Revolver	5/5/2028	2,143	(182)
US Fertility Enterprises, LLC	Delayed Draw Term Loan	12/30/2027	532	—
VRS Buyer, Inc.	Delayed Draw Term Loan	10/10/2027	897	—
West Monroe Partners, LLC	Revolver	11/9/2027	2,843	—

Total Unfunded Commitments			$63,625	$(426)

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2025 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2025 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2025 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2025 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2025 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2025 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved.
(17)	Loan was on non-accrual status as of December 31, 2025.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act, and may be deemed to be “restricted securities.” As of December 31, 2025, the aggregate fair value of these securities is $6,497.0 million or 290.23% of the Company’s net assets. The initial acquisition dates have been included for such securities.

The following table presents the selected consolidated statements of assets and liabilities information of the Emerald JV as of June 30, 2026 and December 31, 2025 (Unaudited):

	June 30, 2026	December 31, 2025
ASSETS
Investments at fair value (cost of $6,789,018 and $6,690,646, respectively)	$6,431,976	$6,496,980
Cash and cash equivalents	101,586	153,209
Interest receivable	36,348	40,940
Non-cash dividend receivable	54,872	—
Receivable for investments sold and other assets	94,993	39,821
Deferred financing costs	11,859	10,930
Derivative assets at fair value	685	—

Total assets	$6,732,319	$6,741,880

LIABILITIES
Debt (net of unamortized debt issuance costs of $13,626 and $4,732, respectively)	$4,604,882	$4,294,667
Distribution payable	8,000	81,882
Interest payable and other liabilities	38,562	127,004

Total liabilities	4,651,444	4,503,553

PARTNERS’ CAPITAL
Partners’ capital	2,080,875	2,238,327

Total partners’ capital	2,080,875	2,238,327

Total liabilities and partners’ capital	$6,732,319	$6,741,880

The following table presents the selected consolidated statements of operations information of the Emerald JV for the three and six months ended June 30, 2026 and June 30, 2025 (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Investment income:
Interest income	$114,258	$140,067	$237,020	$259,290
Payment-in-kind interest income	2,817	6,033	6,666	11,002
Non-cash dividend income	20,819	—	22,558	—
Other income	69	353	475	631

Total investment income	137,963	146,453	266,719	270,923

Expenses:
Interest expense	70,435	54,886	128,780	102,735
Other expenses	716	686	1,732	1,482

Total expenses	71,151	55,572	130,512	104,217

Net investment income before tax expense	66,812	90,881	136,207	166,706

Tax expense	—	—	—	—

Net investment income after tax expense	66,812	90,881	136,207	166,706

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net realized and change in unrealized gain (loss):
Net change in unrealized gain (loss) on investments, foreign currency, derivatives and income tax (provision) benefit	$28,112	$5,144	$(159,284)	$(37,566)
Net realized gain (loss) on investments, foreign currency and extinguishment of debt	(58,951)	80	(81,774)	(16,629)

Total net realized and change in unrealized gain (loss)	(30,839)	5,224	(241,058)	(54,195)

Net increase (decrease) in partners’ capital resulting from operations	$35,973	$96,105	$(104,851)	$112,511

BCRED Verdelite JV

Verdelite JV was formed as a joint venture between the Company and an entity managed by an alternative credit management investment firm with a specialized focus on structured and syndicated credit, including CLO management (the “Verdelite JV Partner”), commenced operations on October 21, 2022 and operates under a limited partnership agreement. The Verdelite JV’s principal purpose is to make investments, primarily in broadly syndicated loans.

As of June 30, 2026 and December 31, 2025, a wholly-owned subsidiary of the Company and the Verdelite JV Partner had commitments to contribute up to $147.0 million and $21.0 million of capital, respectively, to the Verdelite JV.

As of June 30, 2026 and December 31, 2025, the Company had made capital contributions (net of returns of capital) of $117.7 million and the Verdelite JV Partner had made capital contributions (net of returns of capital) of $16.8 million. As of June 30, 2026 and December 31, 2025, $29.3 million of capital remained uncalled from the Company and $4.2 million of capital remained uncalled from the Verdelite JV Partner. The Company and the Verdelite JV Partner may, from time-to-time, make additional contributions of capital or may receive returns of capital from the Verdelite JV.

As of June 30, 2026 and December 31, 2025, the Company and the Verdelite JV Partner’s equity ownership interests in the Verdelite JV were 87.5% and 12.5%, respectively.

The Company and the Verdelite JV Partner, through their joint control of the Verdelite JV’s general partner, have equal control of the Verdelite JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Verdelite JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Verdelite JV must be approved by the Verdelite JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Verdelite JV Partner. The initial term of the Verdelite JV was three years from the commencement of operations, and will continue for successive six-month periods thereafter upon the approval of the Verdelite JV’s general partner, except in the case of a dissolution event. The Company’s investment in the Verdelite JV cannot be transferred without the consent of the Verdelite JV Partner. Effective April 21, 2026, the Verdelite JV’s general partner approved the extension of the Verdelite JV to October 21, 2026.

The Company has determined that the Verdelite JV is an investment company under ASC 946, and in accordance with ASC 946, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company subsidiary. Further, the Company has a variable interest in the Verdelite JV and has determined that the Verdelite JV is a variable interest entity under ASC 810. However, the Company is not deemed to be the primary beneficiary of the Verdelite JV as there is equal power between the Company and the Verdelite JV Partner. Accordingly, the Company does not consolidate the Verdelite JV.

The Company’s investment in the Verdelite JV is disclosed on the Company’s Condensed Consolidated Schedule of Investments as of June 30, 2026 and December 31, 2025.

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

The following table presents the consolidated schedule of investments of the Verdelite JV as of June 30, 2026:

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt
Aerospace & Defense
Dynasty Acquisition Co, Inc.	(8)	SOFR + 2.00%	5.64%	10/10/2025	10/31/2031	$1,438	$1,437	$1,443	1.27%
Dynasty Acquisition Co, Inc.	(8)	SOFR + 2.00%	5.64%	10/10/2025	10/31/2031	547	546	549	0.48
Galileo Parent, Inc.	(8)	SOFR + 4.50%	8.12%	3/13/2026	2/28/2033	2,168	2,137	2,176	1.91
KBR, Inc.	(8)	SOFR + 2.00%	5.64%	8/14/2024	1/17/2031	497	497	497	0.44
LSF11 Trinity Bidco, Inc.	(8)	SOFR + 2.50%	6.15%	9/11/2025	6/14/2030	2,211	2,211	2,215	1.94
Peraton Corp.	(10)	SOFR + 3.75%	7.51%	11/16/2022	2/1/2028	4,606	4,582	4,168	3.66
Propulsion BC Newco, LLC	(9)	SOFR + 2.50%	6.23%	12/1/2025	12/1/2032	276	276	278	0.24
Sanders Industries Holdings, Inc.	(7)(9)	SOFR + 2.00%	5.67%	6/11/2026	2/26/2032	1,198	1,191	1,197	1.05
TransDigm, Inc.	(8)	SOFR + 2.50%	6.14%	11/28/2023	2/28/2031	5,866	5,864	5,874	5.16
TransDigm, Inc.	(8)	SOFR + 2.25%	5.89%	9/11/2025	3/22/2030	89	89	89	0.08
Vertex Aerospace Services, LLC	(10)	SOFR + 2.00%	5.64%	11/16/2022	12/6/2030	5,367	5,351	5,368	4.71

							24,181	23,854	20.94
Air Freight & Logistics
Savage Enterprises, LLC	(8)	SOFR + 2.00%	5.62%	5/5/2026	8/5/2032	1,692	1,686	1,694	1.49
Airlines (Passenger Airlines)
Air Canada	(8)	SOFR + 1.75%	5.41%	1/9/2026	3/21/2031	121	121	121	0.11
American Airlines, Inc.	(8)	SOFR + 2.25%	5.94%	2/15/2023	2/15/2028	2,909	2,909	2,887	2.53
American Airlines, Inc.	(8)	SOFR + 2.25%	5.93%	2/15/2023	4/20/2028	990	971	990	0.87
OneSky Flight, LLC	(8)	SOFR + 2.75%	6.39%	2/17/2026	2/17/2033	213	212	214	0.19
United Airlines, Inc.	(8)	SOFR + 1.75%	5.40%	2/3/2026	2/22/2031	2,262	2,262	2,263	1.99

							6,475	6,475	5.69
Automobile Components
Clarios Global, LP	(8)	SOFR + 2.50%	6.14%	7/16/2024	5/6/2030	2,387	2,387	2,392	2.10
Clarios Global, LP	(8)	SOFR + 2.50%	6.14%	5/21/2026	1/28/2032	1,985	1,975	1,989	1.75

							4,362	4,381	3.85
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 2.75%	6.48%	3/31/2026	3/31/2031	1,243	1,237	1,250	1.10
Biotechnology
Alkermes, Inc.	(8)	SOFR + 2.75%	6.48%	2/12/2026	8/12/2031	186	186	187	0.16
Broadline Retail
Chewy, Inc.	(8)	SOFR + 1.75%	5.45%	6/16/2026	6/23/2033	274	274	274	0.24
Peer Holding III, BV	(8)	SOFR + 2.50%	6.23%	6/26/2024	7/1/2031	1,914	1,914	1,920	1.69
Peer Holding III, BV	(8)	SOFR + 2.25%	5.98%	9/29/2025	9/29/2032	360	360	361	0.32

							2,548	2,555	2.25
Building Products
Cornerstone Building Brands, Inc.	(9)(17)	SOFR + 3.25%	7.01%	11/16/2022	4/12/2028	3,887	3,786	2,391	2.10
Griffon Corp.	(8)	SOFR + 2.00%	5.64%	6/26/2024	1/24/2029	2,173	2,178	2,176	1.91
LBM Acquisition, LLC	(10)	SOFR + 3.75%	7.50%	6/6/2024	6/6/2031	5,200	5,163	4,375	3.84
MIWD Holdco II, LLC	(8)	SOFR + 2.75%	6.39%	3/28/2024	3/28/2031	2,004	1,997	1,982	1.74
Resideo Funding, Inc.	(8)	SOFR + 2.00%	5.64%	6/14/2024	6/13/2031	539	539	540	0.47
Resideo Funding, Inc.	(8)	SOFR + 2.00%	5.67%	8/8/2025	8/13/2032	327	327	328	0.29
Standard Industries, Inc.	(9)	SOFR + 1.75%	5.39%	11/16/2022	9/22/2028	521	521	522	0.46

							14,511	12,314	10.81

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Capital Markets
Apex Group Treasury, LLC	(8)	SOFR + 3.50%	7.15%	2/27/2025	2/27/2032	$3,474	$3,467	$3,300	2.90%
Aretec Group, Inc.	(8)	SOFR + 3.00%	6.64%	11/20/2025	8/9/2030	5,336	5,335	5,331	4.68
Chrysaor Bidco S.à r.l.	(9)	SOFR + 3.00%	6.67%	10/14/2025	10/30/2031	957	956	960	0.84
Citco Funding, LLC	(9)	SOFR + 2.00%	5.66%	1/30/2026	1/30/2033	625	624	624	0.55
Edelman Financial Engines Center, LLC	(8)	SOFR + 4.00%	7.64%	4/30/2026	12/1/2031	3,831	3,794	3,847	3.38
EP Wealth Advisors, LLC	(8)	SOFR + 2.50%	6.17%	5/18/2026	10/18/2032	211	210	211	0.19
Focus Financial Partners, LLC	(8)	SOFR + 2.50%	6.14%	1/31/2025	9/15/2031	2,246	2,235	2,197	1.93
GTCR Everest Borrower, LLC	(8)	SOFR + 2.50%	6.23%	2/3/2026	9/5/2031	4,090	4,092	4,079	3.58
Hudson River Trading, LLC	(8)	SOFR + 2.50%	6.14%	1/21/2026	3/18/2030	155	154	154	0.14
Jane Street Group, LLC	(8)	SOFR + 2.00%	5.67%	10/1/2025	12/15/2031	285	283	283	0.25
Jump Financial, LLC	(8)	SOFR + 3.50%	7.23%	6/18/2026	2/26/2032	170	169	171	0.15
Jupiter Borrower, Inc.	(8)	SOFR + 2.75%	6.48%	4/8/2026	3/25/2033	249	248	250	0.22
Kestra Advisor Services Holdings A, Inc.	(8)	SOFR + 2.75%	6.39%	5/13/2026	3/22/2031	1,562	1,562	1,550	1.36
Osaic Holdings, Inc.	(8)	SOFR + 2.50%	6.23%	2/2/2026	7/30/2032	2,370	2,368	2,342	2.06
Superannuation & Investments US, LLC	(9)	SOFR + 2.50%	6.14%	1/30/2026	12/1/2028	104	104	104	0.09
Victory Capital Holdings, Inc.	(8)	SOFR + 1.75%	5.48%	9/10/2025	9/23/2032	1,999	1,997	1,994	1.75

							27,598	27,397	24.07
Chemicals
CI Maroon Holdings, LLC	(8)	SOFR + 3.25%	7.08%	2/7/2025	3/3/2031	884	884	879	0.77
Nouryon USA, LLC	(8)	SOFR + 3.25%	6.94%	4/26/2024	4/3/2028	2,860	2,860	2,864	2.51
Nouryon USA, LLC	(8)	SOFR + 3.25%	6.94%	4/26/2024	4/3/2028	778	778	779	0.68
Olympus Water US Holding Corp.	(8)	SOFR + 3.25%	6.98%	11/3/2025	11/3/2032	356	356	357	0.31
Qnity Electronics, Inc.	(8)	SOFR + 2.00%	5.67%	6/23/2026	11/1/2032	601	599	603	0.53
SCIL USA Holdings, LLC	(8)	SOFR + 4.00%	7.65%	10/30/2025	11/8/2032	745	742	745	0.65
Solstice Advanced Materials, Inc.	(8)	SOFR + 1.75%	5.41%	10/29/2025	10/29/2032	254	254	256	0.22

							6,473	6,483	5.67
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 4.00%	7.64%	8/15/2025	8/19/2030	6,456	6,365	5,760	5.06
Allied Universal Holdco, LLC	(8)	SOFR + 3.25%	6.89%	8/6/2025	8/20/2032	2,513	2,511	2,518	2.21
Anticimex, Inc.	(8)	SOFR + 2.90%	6.41%	11/21/2025	11/17/2031	3,306	3,290	3,316	2.91
Aramark Services, Inc.	(8)	SOFR + 1.75%	5.39%	8/12/2025	4/6/2028	259	259	260	0.23
Arcwood Environmental, Inc.	(4)(8)	SOFR + 3.00%	6.64%	3/20/2026	4/1/2033	300	299	302	0.27
Asplundh Tree Expert, LLC	(8)	SOFR + 1.75%	5.39%	5/23/2024	5/23/2031	1,322	1,319	1,322	1.16
Belfor Holdings, Inc.	(9)	SOFR + 2.75%	6.39%	8/8/2025	11/1/2030	940	940	939	0.82
EAB Global, Inc.	(9)	SOFR + 3.00%	6.64%	11/16/2022	8/16/2030	8,678	8,626	7,843	6.89
Foundational Education Group, Inc.	(9)	SOFR + 4.25%	8.18%	11/16/2022	8/31/2028	2,442	2,395	2,217	1.95
GFL Environmental Services USA, Inc.	(8)	SOFR + 2.50%	6.16%	10/10/2025	3/3/2032	1,985	1,986	1,988	1.74
HNI Corp.	(8)	SOFR + 1.75%	5.37%	5/21/2026	12/10/2032	291	290	292	0.26

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Commercial Services & Supplies (continued)
Lsf12 Crown US Commercial Bidco, LLC	(8)	SOFR + 3.00%	6.62%	1/20/2026	12/2/2031	$345	$345	$346	0.30%
OMNIA Partners, LLC	(8)	SOFR + 2.75%	6.42%	1/26/2024	12/31/2032	1,128	1,127	1,132	0.99
Pinnacle Buyer, LLC	(7)(8)	SOFR + 2.50%	6.18%	9/11/2025	10/1/2032	443	442	444	0.39
Prime Security Services Borrower, LLC	(8)	SOFR + 2.00%	5.62%	4/15/2024	10/13/2030	4,063	4,062	4,042	3.55
Prime Security Services Borrower, LLC	(8)	SOFR + 1.75%	5.37%	4/4/2025	3/7/2032	1,273	1,263	1,256	1.10
Pye-Barker Fire & Safety, LLC	(7)(8)	SOFR + 2.50%	6.23%	12/16/2025	12/16/2032	1,008	1,003	1,011	0.89
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	8.88%	11/16/2022	1/22/2029	2,282	2,256	1,881	1.65

							38,778	36,869	32.37
Construction & Engineering
Azuria Water Solutions, Inc.	(7)(8)	SOFR + 2.75%	6.48%	4/30/2026	4/25/2033	1,264	1,261	1,263	1.11
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.00%	5.62%	1/25/2024	1/27/2031	2,476	2,471	2,477	2.17
Dycom Industries, Inc.	(8)	SOFR + 1.75%	5.40%	1/27/2026	1/27/2033	251	250	251	0.22
Green Infrastructure Partners US, LLC	(4)(8)	SOFR + 2.75%	6.48%	9/19/2025	9/24/2032	272	271	272	0.24
Touchdown Acquirer, Inc.	(8)	SOFR + 2.50%	6.16%	2/5/2026	2/21/2031	1,030	1,030	1,022	0.90

							5,283	5,285	4.64
Construction Materials
MSOF Beacon, LLC	(8)	SOFR + 2.50%	6.17%	12/23/2025	12/23/2032	158	158	159	0.14
Quikrete Holdings, Inc.	(8)	SOFR + 2.25%	5.89%	4/4/2025	2/10/2032	2,476	2,453	2,477	2.17
Tamko Building Products, LLC	(8)	SOFR + 2.75%	6.60%	10/23/2024	9/20/2030	2,588	2,588	2,590	2.27

							5,199	5,226	4.58
Consumer Finance
CPI Holdco B, LLC	(8)	SOFR + 2.00%	5.64%	12/11/2025	5/17/2031	3,865	3,861	3,854	3.38
Containers & Packaging
Berlin Packaging, LLC	(8)	SOFR + 3.25%	6.98%	7/25/2025	6/7/2031	4,452	4,452	4,436	3.89
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	6.82%	11/16/2022	4/13/2029	1,636	1,623	1,610	1.41
Graham Packaging Co., Inc.	(8)	SOFR + 2.25%	5.89%	1/26/2026	1/26/2033	319	319	320	0.28
ProAmpac PG Borrower, LLC	(8)	SOFR + 4.00%	7.67%	3/6/2026	3/7/2033	111	111	109	0.10
Ring Container Technologies Group, LLC	(9)	SOFR + 2.50%	6.14%	10/10/2025	9/15/2032	1,985	1,984	1,990	1.75
SupplyOne, Inc.	(8)	SOFR + 3.50%	7.14%	4/19/2024	4/19/2031	1,674	1,668	1,678	1.47
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	6.89%	11/16/2022	3/3/2031	6,416	6,327	6,019	5.28
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	7.48%	10/18/2024	9/15/2028	4,353	4,353	4,186	3.67

							20,837	20,348	17.85
Diversified Consumer Services
Bifm CA Buyer, Inc.	(9)	SOFR + 3.25%	6.89%	3/30/2026	5/31/2028	1,990	1,994	1,999	1.75
Cengage Learning, Inc.	(11)	SOFR + 3.00%	6.65%	1/22/2026	3/24/2031	489	489	484	0.43
Covista, Inc.	(10)	SOFR + 2.25%	5.98%	3/2/2026	3/2/2033	378	376	379	0.33

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Diversified Consumer Services (continued)
Element Materials Technology Group US Holdings, Inc.	(9)	SOFR + 3.50%	7.23%	11/16/2022	7/6/2029	$2,917	$2,883	$2,937	2.58%
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.14%	2/1/2024	12/21/2029	3,925	3,911	3,699	3.25
Inspired Education US Holdings, Inc.	(8)	SOFR + 2.75%	6.41%	2/11/2026	2/28/2031	338	337	339	0.30
KUEHG Corp.	(9)	SOFR + 2.75%	6.48%	8/11/2025	6/12/2030	2,475	2,483	2,389	2.10
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	8.90%	11/16/2022	3/12/2029	4,139	4,083	3,548	3.11
Metropolis Technologies, Inc.	(8)	SOFR + 5.25%	8.92%	11/3/2025	11/3/2032	902	893	889	0.78
Mister Car Wash Holdings, Inc.	(8)	SOFR + 2.75%	6.39%	5/19/2026	3/27/2031	664	664	666	0.58
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.25%	6.89%	11/16/2022	12/15/2028	3,215	3,190	2,946	2.59
Spring Education Group, Inc.	(8)	SOFR + 3.25%	6.98%	9/29/2023	10/4/2030	3,336	3,314	3,333	2.93
University Support Services, LLC	(9)	SOFR + 2.75%	6.39%	11/16/2022	2/10/2029	3,658	3,638	3,609	3.17
Wand NewCo 3, Inc.	(8)	SOFR + 2.50%	6.14%	7/30/2024	1/30/2031	2,847	2,828	2,847	2.50

							31,083	30,064	26.40
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	5.64%	12/28/2023	1/31/2031	838	834	838	0.74
Diversified Telecommunication Services
Coral-US Co-Borrower, LLC	(8)	SOFR + 3.25%	6.92%	11/16/2022	1/31/2032	2,450	2,440	2,378	2.09
Virgin Media Bristol, LLC	(8)	SOFR + 3.18%	6.97%	3/2/2023	3/31/2031	2,727	2,711	2,428	2.13
Zacapa, LLC	(9)	SOFR + 3.75%	7.48%	10/29/2024	3/22/2029	4,432	4,432	4,431	3.89

							9,583	9,237	8.11
Electric Utilities
NRG Energy, Inc.	(8)	SOFR + 1.75%	5.42%	4/16/2024	4/16/2031	1,738	1,735	1,738	1.53
Electrical Equipment
Forgent Power, LLC	(8)	SOFR + 2.25%	5.95%	5/21/2026	12/20/2032	422	418	424	0.37
Generac Power Systems, Inc.	(8)	SOFR + 1.75%	5.37%	7/3/2024	7/3/2031	3,732	3,729	3,760	3.30

							4,147	4,184	3.67
Electronic Equipment, Instruments & Components
Celestica, Inc.	(4)(8)	SOFR + 1.75%	5.40%	6/20/2024	6/20/2031	3,430	3,430	3,434	3.01
Infinite Bidco, LLC	(9)	SOFR + 3.75%	7.68%	11/16/2022	3/2/2028	2,113	2,085	2,103	1.85
Modena Buyer, LLC	(8)	SOFR + 4.25%	7.91%	7/1/2024	7/1/2031	1,808	1,782	1,675	1.47
Project Aurora US Finco, Inc.	(8)	SOFR + 2.75%	6.48%	9/30/2025	9/27/2032	252	252	254	0.22
Sanmina Corp.	(4)(8)	SOFR + 1.75%	5.39%	5/18/2026	10/27/2032	357	356	358	0.31

							7,905	7,824	6.86
Energy Equipment & Services
Ursa Minor US Bidco, LLC	(8)	SOFR + 2.00%	5.73%	11/13/2025	3/26/2031	1,487	1,484	1,488	1.31
Entertainment
EOC Borrower, LLC	(8)	SOFR + 2.75%	6.39%	8/11/2025	3/24/2032	2,475	2,483	2,481	2.18
TKO Worldwide Holdings, LLC	(8)	SOFR + 1.75%	5.41%	5/18/2026	11/21/2031	350	349	349	0.31

							2,832	2,830	2.49

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Financial Services
Bcpe Pequod Buyer, Inc.	(8)	SOFR + 2.75%	6.39%	12/5/2025	11/25/2031	$174	$173	$169	0.15%
Chicago US Midco III, LP	(7)(8)	SOFR + 2.50%	6.14%	10/30/2025	11/1/2032	512	511	513	0.45
Corpay Technologies Operating Co, LLC	(8)	SOFR + 1.75%	5.39%	11/5/2025	11/5/2032	382	381	382	0.34
Mitchell International, Inc.	(9)	SOFR + 3.00%	6.64%	1/22/2026	6/17/2031	4,966	4,948	4,741	4.16
Planet US Buyer, LLC	(8)	SOFR + 3.00%	6.66%	2/9/2024	2/7/2031	1,004	1,003	1,009	0.89

							7,016	6,814	5.99
Food Products
CHG PPC Parent, LLC	(9)	SOFR + 3.00%	6.76%	11/16/2022	12/8/2028	2,900	2,862	2,911	2.56
Froneri US, Inc.	(8)	SOFR + 2.25%	5.88%	3/11/2025	9/30/2031	1,968	1,958	1,956	1.72
Froneri US, Inc.	(8)	SOFR + 2.25%	5.88%	7/16/2025	9/30/2032	1,371	1,368	1,363	1.20
PFI Lower Midco, LLC	(8)	SOFR + 4.00%	7.64%	12/1/2025	12/1/2032	199	197	201	0.18
Snacking Investments US, LLC	(8)	SOFR + 3.00%	6.66%	6/4/2026	10/29/2032	344	343	345	0.30

							6,728	6,776	5.96
Ground Transportation
Genesee & Wyoming, Inc.	(8)	SOFR + 1.75%	5.48%	4/10/2024	4/10/2031	4,249	4,234	4,236	3.72
Health Care Equipment & Supplies
Argent Finco, LLC	(8)	SOFR + 2.50%	6.23%	11/20/2025	11/12/2032	151	151	152	0.13
Resonetics, LLC	(10)	SOFR + 2.75%	6.42%	7/24/2025	6/18/2031	3,528	3,528	3,528	3.10
WS Audiology USA II, LLC	(8)	SOFR + 3.25%	6.92%	6/18/2026	2/28/2029	4,034	4,034	4,045	3.55

							7,713	7,725	6.78
Health Care Providers & Services
Agiliti Health, Inc.	(8)	SOFR + 3.00%	6.58%	5/1/2023	5/1/2030	1,867	1,867	1,805	1.58
CHG Healthcare Services, Inc.	(9)	SOFR + 3.00%	6.66%	5/7/2026	9/29/2031	2,468	2,465	2,471	2.17
Concentra Health Services, Inc.	(8)	SOFR + 2.00%	5.64%	7/26/2024	7/26/2031	2,111	2,111	2,117	1.86
Davita, Inc.	(8)	SOFR + 1.75%	5.39%	5/9/2024	5/9/2031	3,439	3,439	3,440	3.02
Ensemble RCM, LLC	(8)	SOFR + 3.00%	6.66%	2/9/2026	2/9/2033	1,747	1,745	1,742	1.53
Global Medical Response, Inc.	(8)	SOFR + 3.25%	6.89%	9/10/2025	10/1/2032	1,916	1,913	1,923	1.69
Heartland Dental, LLC	(8)	SOFR + 3.50%	7.14%	8/7/2025	8/25/2032	2,247	2,241	2,252	1.98
MED ParentCo, LP	(8)	SOFR + 3.00%	6.64%	12/31/2025	4/15/2031	1,180	1,180	1,182	1.04
Outcomes Group Holdings, Inc.	(8)	SOFR + 3.00%	6.64%	5/6/2024	5/6/2031	2,039	2,039	2,047	1.80
Radiology Partners, Inc.	(8)	SOFR + 4.50%	8.23%	10/10/2025	6/30/2032	463	462	464	0.41
Raven Acquisition Holdings, LLC	(7)(8)	SOFR + 3.00%	6.64%	4/4/2025	11/19/2031	2,311	2,274	2,281	2.00
Southern Veterinary Partners, LLC	(8)	SOFR + 2.50%	6.16%	7/22/2025	12/4/2031	2,186	2,187	2,187	1.92
US Fertility Enterprises, LLC	(7)(8)	SOFR + 3.25%	6.98%	12/30/2025	12/30/2032	336	334	337	0.30

							24,257	24,248	21.30
Health Care Technology
athenahealth Group, Inc.	(9)	SOFR + 3.25%	6.89%	5/27/2026	2/16/2032	2,972	2,924	2,945	2.59
athenahealth Group, Inc.	(9)	SOFR + 2.75%	6.39%	11/16/2022	2/15/2029	3,136	3,051	3,134	2.75
Cotiviti, Inc.	(8)	SOFR + 2.75%	6.37%	5/1/2024	5/1/2031	2,210	2,203	2,027	1.78
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	7.83%	11/16/2022	10/1/2027	1,943	1,922	1,918	1.68

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Health Care Technology (continued)
Waystar Technologies, Inc.	(8)	SOFR + 2.00%	5.64%	8/6/2025	10/22/2029	$2,091	$2,091	$2,088	1.83%

							12,191	12,112	10.63
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.14%	7/23/2025	8/17/2028	1,821	1,821	1,826	1.60
Banijay Gaming US Holding, LLC	(8)	SOFR + 2.75%	6.48%	5/5/2026	12/10/2031	457	456	459	0.40
Bulldog Purchaser, Inc.	(9)	SOFR + 3.25%	6.91%	2/5/2026	2/4/2033	759	755	761	0.67
Caesars Entertainment, Inc.	(9)	SOFR + 2.25%	5.89%	2/6/2023	2/6/2030	1,318	1,311	1,278	1.12
Caesars Entertainment, Inc.	(9)	SOFR + 2.25%	5.89%	2/6/2024	2/6/2031	2,762	2,757	2,664	2.34
FanDuel Group Financing, LLC	(9)	SOFR + 1.75%	5.48%	11/24/2023	11/30/2030	2,363	2,363	2,346	2.06
Fertitta Entertainment, LLC	(9)	SOFR + 3.25%	6.89%	11/16/2022	1/27/2029	2,709	2,689	2,709	2.38
GVC Finance, LLC	(8)	SOFR + 2.25%	5.98%	5/8/2024	10/31/2029	5,813	5,820	5,813	5.10
Hilton Grand Vacations Borrower, LLC	(8)	SOFR + 2.00%	5.64%	1/17/2024	1/17/2031	702	701	701	0.62
IRB Holding Corp.	(9)	SOFR + 2.50%	6.14%	11/17/2025	12/16/2030	6,032	6,031	6,040	5.30
LC Ahab US Bidco, LLC	(8)	SOFR + 2.50%	6.14%	5/1/2024	5/1/2031	1,647	1,624	1,649	1.45
Life Time, Inc.	(8)	SOFR + 2.00%	5.61%	8/14/2025	11/5/2031	1,103	1,103	1,105	0.97
Marriott Ownership Resorts, Inc.	(8)	SOFR + 2.25%	5.89%	4/1/2024	4/1/2031	3,080	3,096	3,089	2.71
Mic Glen, LLC	(9)	SOFR + 3.25%	6.89%	7/29/2025	7/21/2028	3,349	3,305	3,359	2.95
Motion Finco, LLC	(8)	SOFR + 3.50%	7.23%	2/5/2024	11/12/2029	2,494	2,487	2,133	1.87
New Red Finance, Inc.	(8)	SOFR + 1.75%	5.39%	6/16/2024	9/20/2030	2,751	2,734	2,750	2.41
Raising Cane’s Restaurants, LLC	(8)	SOFR + 2.00%	5.64%	11/3/2025	11/3/2032	416	415	415	0.36
Scientific Games Holdings, LP	(9)	SOFR + 3.00%	6.67%	6/11/2024	4/4/2029	2,933	2,933	2,896	2.54
Tacala Investment Corp.	(10)	SOFR + 3.00%	6.64%	8/6/2025	1/31/2031	1,573	1,573	1,576	1.38
TRQ Sales, LLC	(8)	SOFR + 3.25%	6.98%	12/30/2025	12/30/2032	906	902	890	0.78
Whatabrands, LLC	(9)	SOFR + 2.50%	6.14%	12/11/2024	8/3/2028	6,920	6,919	6,919	6.07

							51,795	51,378	45.08
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 2.50%	6.12%	2/4/2026	7/31/2028	2,471	2,462	2,472	2.17
Weber-Stephen Products, LLC	(8)	SOFR + 3.75%	7.44%	9/17/2025	10/1/2032	337	334	334	0.29

							2,796	2,806	2.46
Household Products
Energizer Holdings, Inc.	(8)	SOFR + 2.00%	5.64%	5/29/2024	3/19/2032	391	390	391	0.34
Independent Power and Renewable Electricity Producers
Cogentrix Finance Holdco I, LLC	(8)	SOFR + 2.25%	5.89%	8/7/2025	2/26/2032	2,026	2,030	2,026	1.78
Talen Energy Supply, LLC	(8)	SOFR + 2.00%	5.64%	11/25/2025	11/25/2032	297	296	295	0.26

							2,326	2,321	2.04
Industrial Conglomerates
Engineered Machinery Holdings, Inc.	(8)	SOFR + 3.25%	6.98%	11/26/2025	11/26/2032	226	225	227	0.20

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Insurance
Alliant Holdings Intermediate, LLC	(8)	SOFR + 2.50%	6.14%	7/31/2025	9/19/2031	$988	$970	$976	0.86%
AmWINS Group, Inc.	(10)	SOFR + 2.00%	5.73%	1/14/2026	1/30/2032	2,467	2,462	2,419	2.12
Baldwin Insurance Group Holdings, LLC	(8)	SOFR + 2.50%	6.13%	9/12/2025	5/26/2031	6,253	6,243	6,136	5.39
BroadStreet Partners, Inc.	(8)	SOFR + 2.50%	6.14%	6/14/2024	6/13/2031	6,980	6,971	6,756	5.93
HUB International, Ltd.	(8)	SOFR + 2.25%	5.92%	7/30/2024	6/20/2030	2,397	2,383	2,397	2.10
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.39%	11/22/2024	2/15/2031	4,616	4,616	4,346	3.82
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.39%	12/11/2025	4/18/2030	2,369	2,369	2,239	1.97
OneDigital Borrower, LLC	(9)	SOFR + 3.00%	6.64%	7/2/2024	7/2/2031	2,219	2,219	2,155	1.89
Ryan Specialty, LLC	(8)	SOFR + 2.00%	5.64%	10/10/2025	9/13/2031	1,985	1,983	1,984	1.74
USI, Inc.	(8)	SOFR + 2.25%	5.98%	12/23/2024	9/29/2030	2,454	2,447	2,448	2.15
USI, Inc.	(8)	SOFR + 2.25%	5.98%	12/23/2024	11/21/2029	1,429	1,425	1,426	1.25

							34,088	33,282	29.22
Interactive Media & Services
Creative Artists Agency, LLC	(8)	SOFR + 2.50%	6.14%	8/11/2025	10/1/2031	2,481	2,485	2,484	2.18
Project Boost Purchaser, LLC	(8)	SOFR + 2.75%	6.48%	7/16/2024	7/16/2031	6,435	6,422	6,278	5.51
TripAdvisor, Inc.	(8)	SOFR + 2.75%	6.39%	7/8/2024	7/8/2031	2,350	2,346	2,253	1.98
WH Borrower, LLC	(9)	SOFR + 4.50%	8.14%	2/12/2026	2/20/2032	253	252	254	0.22

							11,505	11,269	9.89
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 2.50%	6.23%	8/2/2024	2/1/2031	2,781	2,779	2,741	2.41
Fortress Intermediate 3, Inc.	(8)	SOFR + 3.00%	6.62%	7/2/2025	6/27/2031	2,463	2,463	2,455	2.16
Go Daddy Operating Co, LLC	(8)	SOFR + 1.75%	5.39%	5/31/2024	5/30/2031	735	734	718	0.63
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 3.60%	7.21%	12/8/2025	4/30/2029	2,119	2,046	1,716	1.51
Newfold Digital Holdings Group, Inc.	(10)(17)	SOFR + 3.50%	7.21%	12/8/2025	4/30/2029	436	411	189	0.17
ThoughtWorks, Inc.	(9)	SOFR + 2.75%	6.51%	11/16/2022	3/24/2028	2,207	2,188	1,834	1.61
Virtusa Corp.	(10)	SOFR + 3.25%	6.89%	6/21/2024	2/15/2029	4,919	4,919	4,310	3.78
World Wide Technology Holding Co, LLC	(9)	SOFR + 2.00%	5.64%	7/17/2025	3/1/2030	882	882	880	0.77

							16,422	14,843	13.04
Life Sciences Tools & Services
Parexel International, Inc.	(9)	SOFR + 2.50%	6.14%	12/12/2025	12/12/2031	2,812	2,812	2,816	2.47
Machinery
Chart Industries, Inc.	(9)	SOFR + 2.50%	6.18%	7/2/2024	3/15/2030	1,974	1,974	1,976	1.73
CoorsTek, Inc.	(11)	SOFR + 2.50%	6.23%	6/18/2026	10/28/2032	339	337	340	0.30
EMRLD Borrower, LP	(8)	SOFR + 2.25%	5.89%	8/11/2025	8/4/2031	2,475	2,475	2,476	2.17
Hobbs & Associates, LLC	(8)	SOFR + 2.75%	6.39%	10/10/2025	7/23/2031	1,985	1,984	1,985	1.74
Innio North America Holding, Inc.	(8)	SOFR + 2.00%	5.64%	2/5/2026	11/2/2031	663	663	662	0.58
Lsf12 Helix Parent, LLC	(8)	SOFR + 3.50%	7.14%	2/10/2026	2/10/2033	352	350	346	0.30
Merlin Buyer, Inc.	(8)	SOFR + 4.00%	7.73%	4/21/2026	4/15/2033	684	681	687	0.60

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Machinery (continued)
Pro Mach Group, Inc.	(8)	SOFR + 2.50%	6.14%	6/3/2026	10/15/2032	$800	$800	$802	0.70%
TK Elevator U.S. Newco, Inc.	(9)	SOFR + 2.75%	6.38%	3/14/2024	4/30/2030	4,275	4,275	4,299	3.77
Victory Buyer, LLC	(8)	SOFR + 3.00%	6.66%	2/13/2026	2/13/2033	296	294	297	0.26

							13,833	13,870	12.15
Media
ABG Intermediate Holdings 2, LLC	(8)	SOFR + 2.25%	5.89%	12/13/2024	12/21/2028	384	384	385	0.34
American Greetings Corp.	(8)	SOFR + 5.75%	9.39%	4/30/2024	10/30/2029	1,243	1,228	1,244	1.09
Fleet US Bidco, Inc.	(4)(8)	SOFR + 2.75%	6.39%	8/15/2024	2/21/2031	652	652	654	0.57

							2,264	2,283	2.00
Metals & Mining
Arsenal AIC Parent, LLC	(8)	SOFR + 2.75%	6.39%	8/21/2024	8/18/2030	371	371	373	0.33
Novelis Holdings, Inc.	(8)	SOFR + 1.75%	5.48%	9/11/2025	3/11/2032	900	900	900	0.79
SCIH Salt Holdings, Inc.	(10)	SOFR + 2.75%	6.35%	12/4/2025	1/31/2029	1,979	1,980	1,983	1.74

							3,251	3,256	2.86
Mortgage Real Estate Investment Trusts (REITs)
Starwood Property Mortgage, LLC	(8)	SOFR + 2.00%	5.64%	5/12/2026	9/24/2032	383	381	382	0.34
Oil, Gas & Consumable Fuels
Blackfin Pipeline, LLC	(8)	SOFR + 3.00%	6.69%	9/29/2025	9/29/2032	455	453	457	0.40
Freeport LNG Investments, LLLP	(8)	SOFR + 3.25%	6.93%	1/29/2026	2/11/2033	1,819	1,811	1,825	1.60
VRS Buyer, Inc.	(7)(8)	SOFR + 3.50%	7.23%	10/10/2025	10/12/2032	787	783	781	0.69

							3,047	3,063	2.69
Pharmaceuticals
BioMarin Pharmaceutical, Inc.	(8)	SOFR + 1.75%	5.43%	4/27/2026	4/27/2033	528	526	528	0.46
Opal US, LLC	(8)	SOFR + 2.50%	6.23%	6/9/2026	4/28/2032	189	189	189	0.17
Prestige Brands, Inc.	(7)(8)	SOFR + 2.00%	5.62%	6/18/2026	6/13/2033	810	808	812	0.71

							1,523	1,529	1.34
Professional Services
AG Group Holdings, Inc.	(9)	SOFR + 4.25%	7.89%	11/16/2022	12/29/2028	3,499	3,458	3,176	2.79
AlixPartners, LLP	(8)	SOFR + 2.00%	5.64%	7/31/2025	8/12/2032	990	988	985	0.86
Ankura Consulting Group, LLC	(10)	SOFR + 3.50%	7.17%	12/17/2024	12/29/2031	1,125	1,122	1,068	0.94
Ascensus Group Holdings, Inc.	(9)	SOFR + 3.00%	6.64%	12/13/2024	11/25/2032	1,242	1,234	1,215	1.07
Camelot US Acquisition, LLC	(8)	SOFR + 2.75%	6.39%	1/31/2024	1/31/2031	2,700	2,696	2,495	2.19
Cast & Crew Payroll, LLC	(9)(17)	SOFR + 3.75%	7.41%	11/16/2022	12/29/2028	1,875	1,835	736	0.65
CoreLogic, Inc.	(9)	SOFR + 3.50%	7.26%	3/4/2026	6/2/2028	995	970	985	0.86
Eisner Advisory Group, LLC	(9)	SOFR + 4.00%	7.64%	2/28/2024	2/28/2031	1,187	1,179	1,168	1.03
EP Purchaser, LLC	(9)	SOFR + 3.50%	7.28%	11/16/2022	11/6/2028	476	467	310	0.27
Genuine Financial Holdings, LLC	(8)	SOFR + 3.25%	6.89%	6/28/2024	9/27/2030	5,747	5,747	5,580	4.90
Grant Thornton Advisors, LLC	(8)	SOFR + 2.75%	6.39%	5/31/2024	6/2/2031	4,970	4,983	4,741	4.16
Heron Bidco, LLC	(8)	SOFR + 4.00%	7.73%	12/10/2025	12/10/2032	433	427	437	0.38

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Professional Services (continued)
Mermaid Bidco, Inc.	(8)	SOFR + 3.25%	6.91%	7/1/2024	7/3/2031	$2,623	$2,621	$2,546	2.23%
Ryan, LLC	(9)	SOFR + 3.50%	7.14%	11/7/2025	11/5/2032	648	644	644	0.57
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 2.50%	6.14%	2/24/2023	7/31/2031	5,862	5,844	5,798	5.09
Trans Union, LLC	(9)	SOFR + 1.75%	5.39%	1/30/2024	6/24/2031	4,459	4,455	4,454	3.91
TTF Lower Intermediate, LLC	(8)	SOFR + 3.75%	7.38%	7/18/2024	7/18/2031	1,205	1,197	893	0.78
VT Topco, Inc.	(9)	SOFR + 3.00%	6.64%	4/3/2024	8/9/2030	1,011	1,011	993	0.87

							40,878	38,224	33.55
Real Estate Management & Development
Cushman & Wakefield US Borrower, LLC	(9)	SOFR + 2.50%	6.14%	9/26/2025	1/31/2030	1,477	1,479	1,480	1.30
Semiconductors & Semiconductor Equipment
Altar Bidco, Inc.	(9)	SOFR + 3.35%	6.61%	3/24/2025	2/1/2029	1,977	1,971	1,978	1.74
MKS, Inc.	(8)	SOFR + 1.75%	5.36%	2/4/2026	2/4/2033	208	208	209	0.18

							2,179	2,187	1.92
Software
BEP Intermediate Holdco, LLC	(8)	SOFR + 2.75%	6.39%	7/10/2025	4/25/2031	731	731	730	0.64
Boxer Parent Company, Inc.	(8)	SOFR + 2.75%	6.42%	7/30/2024	7/30/2031	6,187	6,177	5,593	4.91
Capstone Borrower, Inc.	(8)	SOFR + 2.75%	6.48%	8/11/2025	6/17/2030	2,475	2,478	2,380	2.09
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.98%	8/7/2025	3/21/2031	2,391	2,389	2,104	1.85
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.98%	8/7/2025	8/13/2032	693	693	602	0.53
Cloudera, Inc.	(9)	SOFR + 3.75%	7.49%	11/16/2022	10/8/2028	3,478	3,425	2,715	2.38
Conga Corp.	(10)	SOFR + 3.50%	7.16%	8/8/2024	5/8/2028	3,474	3,474	2,965	2.60
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	7.51%	11/16/2022	10/16/2028	2,117	2,033	1,358	1.19
Dayforce Bidco, LLC	(8)	SOFR + 3.00%	6.66%	2/5/2026	2/4/2033	1,793	1,788	1,640	1.44
Delta Topco, Inc.	(8)	SOFR + 2.75%	6.40%	5/1/2024	11/30/2029	6,866	6,859	6,513	5.72
ECI Macola Max Holding, LLC	(10)	SOFR + 2.75%	6.48%	7/10/2025	5/9/2030	4,390	4,390	4,185	3.67
Ellucian Holdings, Inc.	(9)	SOFR + 2.50%	6.14%	2/29/2024	10/8/2029	2,626	2,626	2,540	2.23
Finastra USA, Inc.	(8)	SOFR + 4.00%	7.75%	7/31/2025	9/15/2032	1,368	1,356	1,265	1.11
Flash Charm, Inc.	(10)	SOFR + 3.50%	7.16%	6/11/2024	3/2/2028	3,798	3,793	2,965	2.60
Gen Digital, Inc.	(9)	SOFR + 1.75%	5.39%	6/5/2024	9/12/2029	5,724	5,724	5,664	4.97
McAfee Corp.	(9)	SOFR + 3.00%	6.64%	5/31/2024	3/1/2029	3,484	3,484	3,106	2.73
Mitnick Purchaser, Inc.	(9)(17)(18)	SOFR + 4.75%	8.51%	11/16/2022	5/2/2029	3,318	3,197	1,203	1.06
Planview Parent, Inc.	(8)	SOFR + 3.50%	7.23%	12/17/2024	12/17/2027	1,877	1,877	1,623	1.43
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	6.98%	5/14/2024	10/26/2030	1,816	1,816	1,327	1.16
Proofpoint, Inc.	(9)	SOFR + 3.00%	6.73%	12/8/2025	8/31/2028	2,932	2,932	2,837	2.49
Quartz Acquireco, LLC	(8)	SOFR + 2.25%	5.98%	6/3/2024	6/28/2030	620	620	520	0.46
RealPage, Inc.	(9)	SOFR + 3.00%	6.99%	11/16/2022	4/24/2028	2,697	2,663	2,528	2.22
Rocket Software, Inc.	(9)	SOFR + 3.75%	7.39%	10/5/2023	11/28/2028	3,614	3,595	3,442	3.02
Skopima Consilio Parent, LLC	(9)	SOFR + 3.75%	7.39%	12/18/2024	5/12/2028	1,545	1,545	1,281	1.12
Sophos Holdings, LLC	(8)	SOFR + 3.50%	7.26%	11/16/2022	3/5/2027	3,462	3,455	3,238	2.84
SS&C Technologies, Inc.	(8)	SOFR + 2.00%	5.64%	10/9/2025	5/9/2031	196	196	196	0.17
Trio Bidco, LLC	(7)(8)	SOFR + 4.00%	7.73%	10/31/2025	10/29/2032	666	660	655	0.57
Tuple US Bidco, LLC	(4)(8)	SOFR + 3.75%	7.38%	1/28/2026	1/28/2033	295	294	283	0.25
Vision Solutions, Inc.	(10)	SOFR + 4.00%	7.93%	11/16/2022	4/24/2028	3,576	3,480	2,747	2.41

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Software (continued)
XPLOR T1, LLC	(4)(8)	SOFR + 3.25%	6.91%	12/1/2025	12/1/2032	$981	$976	$902	0.79%
Zodiac Purchaser, LLC	(4)(8)	SOFR + 3.50%	7.14%	2/14/2025	2/14/2032	993	989	913	0.80

							79,715	70,020	61.45
Specialty Retail
Apro, LLC	(8)	SOFR + 3.75%	7.37%	7/9/2024	7/9/2031	3,882	3,874	3,893	3.42
CWGS Group, LLC	(10)	SOFR + 2.50%	6.26%	11/16/2022	6/3/2028	2,386	2,353	2,279	2.00
EG America, LLC	(8)	SOFR + 3.25%	6.92%	2/10/2026	2/10/2031	735	732	738	0.65
Great Outdoors Group, LLC	(10)	SOFR + 3.25%	6.89%	1/23/2025	1/23/2032	985	986	989	0.87
HomeServe USA Holding Corp.	(8)	SOFR + 2.00%	5.64%	5/29/2024	10/21/2030	811	811	809	0.71
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.00%	6.67%	7/18/2024	5/4/2028	5,480	5,483	5,478	4.81
OPENLANE, Inc.	(4)(8)	SOFR + 2.50%	6.15%	10/8/2025	10/8/2032	156	155	156	0.14

							14,394	14,342	12.60
Trading Companies & Distributors
American Builders & Contractors Supply Co, Inc.	(8)	SOFR + 1.75%	5.39%	1/31/2024	1/31/2031	669	669	671	0.59
Avolon TLB Borrower 1 US, LLC	(9)	SOFR + 1.75%	5.39%	6/22/2023	6/24/2030	2,696	2,682	2,700	2.37
BCPE Empire Holdings, Inc.	(9)	SOFR + 3.50%	7.14%	3/12/2026	12/29/2032	928	915	918	0.81
Core & Main, LP	(8)	SOFR + 2.00%	5.66%	2/9/2024	2/9/2031	1,061	1,061	1,064	0.93
Icebox Holdco III, Inc.	(9)	SOFR + 3.25%	6.98%	11/16/2022	12/22/2031	4,254	4,175	4,275	3.75
Johnstone Supply, LLC	(8)	SOFR + 2.25%	5.87%	2/5/2026	6/9/2031	1,275	1,275	1,276	1.12
White Cap Buyer, LLC	(8)	SOFR + 3.25%	6.89%	6/13/2024	10/19/2029	4,347	4,339	4,346	3.82
Windsor Holdings III, LLC	(8)	SOFR + 2.75%	6.39%	9/20/2024	8/1/2030	3,783	3,773	3,787	3.33

							18,889	19,037	16.72
Transportation Infrastructure
Apple Bidco, LLC	(8)	SOFR + 2.50%	6.14%	11/16/2022	9/23/2031	3,422	3,412	3,430	3.01
Signature Aviation US Holdings, Inc.	(9)	SOFR + 2.50%	6.14%	8/11/2025	7/1/2031	2,481	2,483	2,490	2.19

							5,895	5,920	5.20

Total First Lien Debt							595,044	573,212	503.20

Total Investment Portfolio							595,044	573,212	503.20

Cash and Cash Equivalents
Fidelity Investments Money Market Treasury Portfolio—Class I			3.55%				2,592	2,592	2.28
Other Cash and Cash Equivalents							62,387	62,387	54.77

Total Cash and Cash Equivalents							64,979	64,979	57.05

Total Portfolio Investments, Cash and Cash Equivalents							$660,023	$638,191	560.25%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of June 30, 2026, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in

BCRED Verdelite JV LP

Consolidated Schedule of Investments

June 30, 2026

(in thousands)

(Unaudited)

thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.
(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”) or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of June 30, 2026. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved.
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Azuria Water Solutions, Inc.	Delayed Draw Term Loan	4/23/2028	$131	$—
Chicago US Midco III, LP	Delayed Draw Term Loan	10/30/2027	76	—
Pinnacle Buyer, LLC	Delayed Draw Term Loan	4/1/2027	85	—
Prestige Brands, Inc.	Delayed Draw Term Loan	6/13/2033	74	—
Pye-Barker Fire & Safety, LLC	Delayed Draw Term Loan	12/31/2027	124	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	167	(2)
Sanders Industries Holdings, Inc.	Delayed Draw Term Loan	2/26/2027	139	—
Trio Bidco, LLC	Delayed Draw Term Loan	10/31/2027	70	(1)
US Fertility Enterprises, LLC	Delayed Draw Term Loan	12/30/2027	17	—
VRS Buyer, Inc.	Delayed Draw Term Loan	10/10/2027	57	—

Total Unfunded Commitments			$940	$(3)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of June 30, 2026 was 0.50%.
(10)	The interest rate floor on these investments as of June 30, 2026 was 0.75%.
(11)	The interest rate floor on these investments as of June 30, 2026 was 1.00%.
(12)	The interest rate floor on these investments as of June 30, 2026 was 1.25%.
(13)	The interest rate floor on these investments as of June 30, 2026 was 1.50%.
(14)	The interest rate floor on these investments as of June 30, 2026 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved.
(17)	Loan was on non-accrual status as of June 30, 2026.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities.” As of June 30, 2026, the aggregate fair value of these securities is $573.2 million or 503.20% of the Company’s net assets. The initial acquisition dates have been included for such securities.

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

The following table presents the consolidated schedule of investments of the Verdelite JV as of December 31, 2025:

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt
Aerospace & Defense
Dynasty Acquisition Co, Inc.	(8)	SOFR + 2.00%	5.72%	10/10/2025	10/31/2031	$1,445	$1,444	$1,452	1.12%
Dynasty Acquisition Co, Inc.	(8)	SOFR + 2.00%	5.72%	10/10/2025	10/31/2031	550	549	552	0.43
KBR, Inc.	(8)	SOFR + 2.00%	5.72%	8/14/2024	1/17/2031	499	499	503	0.39
Peraton Corp.	(10)	SOFR + 3.75%	7.69%	11/16/2022	2/1/2028	4,927	4,894	4,583	3.55
Propulsion BC Newco, LLC	(9)	SOFR + 2.50%	6.17%	12/1/2025	12/1/2032	277	276	279	0.22
Sanders Industries Holdings, Inc.	(9)	SOFR + 2.50%	6.43%	10/10/2025	2/26/2032	1,823	1,813	1,832	1.42
Sanders Industries Holdings, Inc.	(7)(9)	SOFR + 2.50%	6.43%	10/10/2025	2/26/2032	17	16	17	0.01
TransDigm, Inc.	(8)	SOFR + 2.50%	6.22%	11/28/2023	2/28/2031	5,896	5,893	5,925	4.59
TransDigm, Inc.	(8)	SOFR + 2.25%	5.97%	9/11/2025	3/22/2030	89	89	89	0.07
Vertex Aerospace Services Corp.	(10)	SOFR + 2.25%	5.97%	11/16/2022	12/6/2030	5,518	5,500	5,557	4.30

							20,973	20,789	16.10
Air Freight & Logistics
Savage Enterprises, LLC	(8)	SOFR + 2.50%	6.28%	7/30/2025	8/5/2032	2,841	2,845	2,857	2.21
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	7.67%	10/10/2025	7/26/2028	2,494	2,479	2,508	1.94

							5,324	5,365	4.15
Airlines
American Airlines, Inc.	(8)	SOFR + 2.25%	6.00%	2/15/2023	2/15/2028	2,939	2,939	2,951	2.28
American Airlines, Inc.	(8)	SOFR + 1.75%	5.69%	11/16/2022	1/29/2027	495	495	495	0.38
American Airlines, Inc.	(8)	SOFR + 2.25%	6.13%	2/15/2023	4/20/2028	995	971	999	0.77
United Airlines, Inc.	(8)	SOFR + 2.00%	5.73%	2/22/2024	2/22/2031	2,274	2,274	2,287	1.77

							6,679	6,732	5.20
Auto Components
Clarios Global, LP	(8)	SOFR + 2.50%	6.22%	7/16/2024	5/6/2030	2,935	2,935	2,943	2.28
Clarios Global, LP	(8)	SOFR + 2.75%	6.47%	3/12/2025	1/28/2032	3,990	3,967	4,016	3.11

							6,902	6,959	5.39
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 2.25%	5.92%	11/16/2022	3/31/2028	5,384	5,383	5,405	4.18
Biotechnology
Genmab Finance, LLC	(8)	SOFR + 3.00%	6.73%	12/12/2025	12/12/2032	1,205	1,199	1,213	0.94
Grifols Worldwide Operations USA, Inc.	(8)	SOFR + 2.00%	5.97%	11/16/2022	11/15/2027	5,114	5,098	5,119	3.96

							6,297	6,332	4.90
Broadline Retail
Peer Holding III, BV	(8)	SOFR + 2.50%	6.17%	6/26/2024	7/1/2031	1,924	1,924	1,934	1.50
Peer Holding III, BV	(8)	SOFR + 2.25%	5.92%	9/29/2025	9/29/2032	361	361	362	0.28

							2,285	2,296	1.78
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	7.10%	11/16/2022	4/12/2028	3,908	3,872	3,081	2.38
Griffon Corp.	(8)	SOFR + 2.00%	5.67%	6/26/2024	1/24/2029	2,966	2,972	2,985	2.31

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Building Products (continued)
LBM Acquisition, LLC	(10)	SOFR + 3.75%	7.58%	6/6/2024	6/6/2031	$5,226	$5,185	$4,916	3.80%
MIWD Holdco II, LLC	(8)	SOFR + 2.75%	6.47%	3/28/2024	3/28/2031	2,033	2,026	2,038	1.58
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	7.92%	11/16/2022	4/29/2029	2,396	2,399	1,732	1.34
Resideo Funding, Inc.	(8)	SOFR + 2.00%	5.84%	6/14/2024	6/13/2031	542	542	544	0.42
Resideo Funding, Inc.	(8)	SOFR + 2.00%	5.72%	8/8/2025	8/13/2032	329	329	330	0.26
Standard Industries, Inc.	(9)	SOFR + 1.75%	5.48%	11/16/2022	9/22/2028	535	535	537	0.42

							17,860	16,163	12.51
Capital Markets
Apex Group Treasury, LLC	(8)	SOFR + 3.50%	7.39%	2/27/2025	2/27/2032	3,492	3,484	3,300	2.55
Aretec Group, Inc.	(8)	SOFR + 3.00%	6.72%	11/20/2025	8/9/2030	5,363	5,362	5,390	4.17
Citco Funding, LLC	(9)	SOFR + 2.75%	6.51%	6/13/2024	4/27/2028	978	977	985	0.76
EP Wealth Advisors, LLC	(8)	SOFR + 3.00%	6.67%	10/16/2025	10/18/2032	211	211	213	0.16
Focus Financial Partners, LLC	(8)	SOFR + 2.50%	6.22%	1/31/2025	9/15/2031	2,475	2,460	2,482	1.92
GTCR Everest Borrower, LLC	(8)	SOFR + 2.75%	6.42%	7/25/2025	9/5/2031	4,111	4,112	4,131	3.20
Jane Street Group, LLC	(8)	SOFR + 2.00%	5.82%	10/1/2025	12/15/2031	287	284	286	0.22
Kestra Advisor Services Holdings A, Inc.	(8)	SOFR + 3.00%	6.72%	8/1/2025	3/22/2031	1,566	1,566	1,571	1.22
Osaic Holdings, Inc.	(8)	SOFR + 3.00%	6.60%	7/17/2025	7/30/2032	2,660	2,657	2,674	2.07
Superannuation & Investments US, LLC	(9)	SOFR + 3.00%	6.72%	7/18/2025	12/1/2028	107	107	107	0.08
The Edelman Financial Engines Center, LLC	(8)	SOFR + 3.00%	6.72%	6/5/2024	4/7/2028	3,841	3,841	3,866	2.99
Victory Capital Holdings, Inc.	(8)	SOFR + 2.00%	5.67%	9/10/2025	9/23/2032	5,009	5,003	5,045	3.90

							30,064	30,050	23.24
Chemicals
CI Maroon Holdings, LLC	(8)	SOFR + 3.25%	7.02%	2/7/2025	3/3/2031	889	889	875	0.68
Nouryon USA, LLC	(8)	SOFR + 3.25%	7.04%	4/26/2024	4/3/2028	3,656	3,656	3,664	2.84
Olympus Water US Holding Corp.	(8)	SOFR + 3.25%	6.92%	11/3/2025	11/3/2032	358	357	357	0.28
SCIL USA Holdings, LLC	(8)	SOFR + 4.00%	7.79%	10/30/2025	11/8/2032	749	745	751	0.58
Solstice Advanced Materials, Inc.	(8)	SOFR + 1.75%	5.59%	10/29/2025	10/29/2032	255	255	257	0.20

							5,902	5,904	4.58
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 4.00%	7.72%	8/15/2025	8/19/2030	6,489	6,383	6,278	4.86
Allied Universal Holdco, LLC	(9)	SOFR + 3.25%	6.97%	8/6/2025	8/20/2032	3,026	3,023	3,046	2.36
Anticimex, Inc.	(8)	SOFR + 2.90%	6.56%	11/21/2025	11/17/2031	3,323	3,305	3,344	2.59
Aramark Services, Inc.	(8)	SOFR + 1.75%	5.47%	8/12/2025	4/6/2028	259	259	260	0.20
Asplundh Tree Expert, LLC	(8)	SOFR + 1.75%	5.47%	5/23/2024	5/23/2031	1,328	1,326	1,336	1.03
Belfor Holdings, Inc.	(9)	SOFR + 2.75%	6.47%	8/8/2025	11/1/2030	950	950	955	0.74
EAB Global, Inc.	(9)	SOFR + 3.00%	6.72%	11/16/2022	8/16/2030	8,722	8,659	7,777	6.02
Foundational Education Group, Inc.	(9)	SOFR + 3.75%	7.85%	11/16/2022	8/31/2028	2,455	2,396	2,270	1.76
Garda World Security, Corp.	(8)	SOFR + 3.00%	6.75%	8/6/2024	2/1/2029	3,779	3,779	3,800	2.94
GFL Environmental Services USA, Inc.	(8)	SOFR + 2.50%	6.27%	10/10/2025	3/3/2032	1,995	1,996	2,006	1.55
HNI Corp.	(8)	SOFR + 2.00%	5.77%	12/4/2025	9/5/2032	293	291	294	0.23
Lsf12 Crown US Commercial Bidco, LLC	(8)	SOFR +3.50%	7.37%	9/19/2025	12/2/2031	370	370	372	0.29

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Commercial Services & Supplies (continued)
OMNIA Partners, LLC	(8)	SOFR +2.75%	6.45%	1/26/2024	12/31/2032	$1,134	$1,133	$1,140	0.88%
Pinnacle Buyer, LLC	(7)(8)	SOFR +2.50%	6.16%	9/11/2025	10/1/2032	443	442	445	0.34
Prime Security Services Borrower, LLC	(8)	SOFR +2.00%	6.13%	4/15/2024	10/13/2030	4,680	4,678	4,692	3.63
Prime Security Services Borrower, LLC	(8)	SOFR +1.75%	5.58%	4/4/2025	3/7/2032	1,330	1,318	1,328	1.03
Pye-Barker Fire & Safety, LLC	(7)(8)	SOFR +2.50%	6.21%	12/16/2025	12/16/2032	985	980	993	0.77
Tempo Acquisition, LLC	(9)	SOFR +1.75%	5.47%	1/29/2025	8/31/2028	2,475	2,458	2,386	1.85
TRC Cos, LLC	(8)	SOFR +3.00%	6.72%	11/16/2022	12/8/2028	5,448	5,448	5,472	4.23
Vaco Holdings, Inc.	(10)	SOFR +5.00%	8.82%	11/16/2022	1/22/2029	2,294	2,263	1,878	1.45

							51,457	50,072	38.75
Construction & Engineering
Azuria Water Solutions, Inc.	(10)	SOFR +3.00%	6.72%	7/23/2024	5/17/2028	2,934	2,934	2,953	2.28
Brookfield WEC Holdings, Inc.	(8)	SOFR +2.00%	5.87%	1/25/2024	1/27/2031	2,489	2,483	2,496	1.93
Touchdown Acquirer, Inc.	(8)	SOFR +2.75%	6.57%	8/21/2024	2/21/2031	4,372	4,351	4,392	3.40

							9,768	9,841	7.61
Construction Materials
Green Infrastructure Partners US, LLC	(8)	SOFR +2.75%	6.42%	9/19/2025	9/24/2032	273	272	274	0.21
MSOF Beacon, LLC	(8)	SOFR +2.50%	6.24%	12/23/2025	12/23/2032	158	158	159	0.12
Quikrete Holdings, Inc.	(8)	SOFR +2.25%	5.97%	4/4/2025	2/10/2032	2,489	2,463	2,499	1.93
Tamko Building Products, LLC	(8)	SOFR +2.75%	6.95%	10/23/2024	9/20/2030	2,601	2,601	2,622	2.03

							5,494	5,554	4.29
Consumer Finance
CPI Holdco B, LLC	(8)	SOFR +2.00%	5.72%	12/11/2025	5/17/2031	4,884	4,878	4,900	3.79
Containers & Packaging
Berlin Packaging, LLC	(8)	SOFR +3.25%	7.24%	7/25/2025	6/7/2031	4,475	4,475	4,490	3.47
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR +3.18%	6.89%	11/16/2022	4/13/2029	3,136	3,101	3,142	2.43
Graham Packaging Co., Inc.	(8)	SOFR +2.50%	6.22%	7/31/2024	8/4/2027	2,591	2,591	2,605	2.02
ProAmpac PG Borrower, LLC	(10)	SOFR +4.00%	7.88%	4/9/2024	9/15/2028	5,119	5,119	5,136	3.97
Ring Container Technologies Group, LLC	(9)	SOFR +2.50%	6.22%	10/10/2025	9/15/2032	1,995	1,994	2,003	1.55
SupplyOne, Inc.	(8)	SOFR +3.50%	7.22%	4/19/2024	4/21/2031	1,682	1,676	1,688	1.31
TricorBraun Holdings, Inc.	(9)	SOFR +3.25%	6.97%	11/16/2022	3/3/2031	6,450	6,340	6,262	4.85
Trident TPI Holdings, Inc.	(9)	SOFR +3.75%	7.42%	10/18/2024	9/15/2028	4,375	4,375	4,213	3.26

							29,671	29,539	22.86
Distributors
Bradyplus Holdings, LLC	(8)	SOFR +5.00%	8.84%	12/29/2025	12/29/2032	930	916	922	0.71
Diversified Consumer Services
Cengage Learning, Inc.	(11)	SOFR +3.50%	7.23%	11/22/2024	3/24/2031	866	864	870	0.67
Element Materials Technology Group US Holdings, Inc.	(9)	SOFR +3.68%	7.35%	11/16/2022	7/6/2029	2,932	2,891	2,961	2.29

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Diversified Consumer Services (continued)
Imagine Learning, LLC	(9)	SOFR +3.50%	7.22%	2/1/2024	12/21/2029	$3,945	$3,928	$3,816	2.95%
KUEHG Corp.	(9)	SOFR + 2.75%	6.42%	8/11/2025	6/12/2030	2,488	2,496	2,421	1.87
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.05%	11/16/2022	3/12/2029	4,161	4,094	3,916	3.03
Metropolis Technologies, Inc.	(8)	SOFR + 5.25%	8.98%	11/3/2025	11/3/2032	906	897	899	0.70
Mister Car Wash Holdings, Inc.	(8)	SOFR + 2.50%	6.22%	3/27/2024	3/27/2031	670	670	674	0.52
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.25%	6.97%	11/16/2022	12/15/2028	3,232	3,201	3,132	2.42
Spring Education Group, Inc.	(8)	SOFR + 3.25%	6.92%	9/29/2023	10/4/2030	3,353	3,329	3,376	2.61
University Support Services, LLC	(9)	SOFR + 2.75%	6.47%	11/16/2022	2/10/2029	3,678	3,654	3,564	2.76
Wand NewCo 3, Inc.	(8)	SOFR + 2.50%	6.22%	7/30/2024	1/30/2031	2,862	2,842	2,869	2.22

							28,866	28,498	22.04
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	5.72%	12/28/2023	1/31/2031	843	838	844	0.65
Diversified Telecommunication Services
Coral-US Co-Borrower, LLC	(8)	SOFR + 3.25%	7.15%	11/16/2022	1/31/2032	2,450	2,439	2,408	1.86
Virgin Media Bristol, LLC	(8)	SOFR + 3.18%	7.05%	3/2/2023	3/31/2031	2,727	2,709	2,706	2.09
Zacapa, LLC	(9)	SOFR + 3.75%	7.42%	10/29/2024	3/22/2029	4,455	4,455	4,464	3.45

							9,603	9,578	7.40
Electric Utilities
Cogentrix Finance Holdco I, LLC	(8)	SOFR + 2.25%	5.97%	8/7/2025	2/26/2032	2,293	2,298	2,310	1.79
NRG Energy, Inc.	(8)	SOFR + 1.75%	5.59%	4/16/2024	4/16/2031	1,747	1,743	1,754	1.36
Vistra Operations Co, LLC	(8)	SOFR + 1.75%	5.47%	11/16/2022	12/20/2030	2,594	2,576	2,610	2.02

							6,617	6,674	5.17
Electrical Equipment
Forgent Intermediate IV, LLC	(4)(8)	SOFR + 3.25%	7.02%	12/19/2025	12/20/2032	423	418	421	0.33
Generac Power Systems, Inc.	(8)	SOFR + 1.75%	5.62%	7/3/2024	7/3/2031	3,751	3,748	3,772	2.92
Madison IAQ, LLC	(9)	SOFR + 2.50%	6.70%	11/16/2022	6/21/2028	6,661	6,590	6,701	5.19
Madison IAQ, LLC	(9)	SOFR + 2.75%	6.64%	11/6/2025	11/8/2032	1,937	1,939	1,952	1.51

							12,695	12,846	9.95
Electronic Equipment, Instruments & Components
Celestica, Inc.	(4)(8)	SOFR + 1.75%	5.48%	6/20/2024	6/20/2031	3,448	3,448	3,473	2.69
Infinite Bidco, LLC	(9)	SOFR + 3.75%	7.85%	11/16/2022	3/2/2028	2,612	2,568	2,587	2.00
Modena Buyer, LLC	(8)	SOFR + 4.25%	8.09%	7/1/2024	7/1/2031	1,817	1,788	1,811	1.40
Project Aurora US Finco, Inc.	(8)	SOFR + 2.75%	6.49%	9/30/2025	9/30/2032	254	253	255	0.20
Qnity Electronics, Inc.	(8)	SOFR + 2.00%	5.70%	10/31/2025	11/1/2032	604	602	607	0.47
Sanmina Corp.	(4)(8)	SOFR + 2.00%	5.92%	10/27/2025	10/27/2032	360	359	361	0.28

							9,018	9,094	7.04
Energy Equipment & Services
Ursa Minor US Bidco, LLC	(8)	SOFR + 2.25%	5.92%	11/13/2025	3/26/2031	1,181	1,179	1,186	0.92

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Entertainment
EOC Borrower, LLC	(8)	SOFR + 3.00%	6.72%	8/11/2025	3/24/2032	$2,488	$2,496	$2,505	1.94%
UFC Holdings, LLC	(8)	SOFR + 2.00%	5.87%	9/9/2025	11/21/2031	171	170	172	0.13

							2,666	2,677	2.07
Financial Services
Bcpe Pequod Buyer, Inc.	(8)	SOFR + 3.00%	6.72%	12/5/2025	11/25/2031	174	173	175	0.14
Chicago US Midco III, LP	(7)(8)	SOFR + 2.50%	6.22%	10/30/2025	11/1/2032	514	512	516	0.40
Corpay Technologies Operating Co, LLC	(8)	SOFR + 1.75%	5.47%	11/5/2025	11/5/2032	384	382	385	0.30
Mitchell International, Inc.	(9)	SOFR + 3.25%	6.97%	6/17/2024	6/17/2031	4,880	4,861	4,902	3.79
Paysafe Holdings US Corp.	(9)	SOFR + 2.75%	6.58%	11/16/2022	6/28/2028	1,912	1,906	1,835	1.42
Planet US Buyer, LLC	(8)	SOFR + 3.00%	6.82%	2/9/2024	2/7/2031	1,009	1,008	1,017	0.79
Solera, LLC	(9)(18)	SOFR + 3.75%	7.85%	11/16/2022	6/2/2028	2,234	2,189	2,159	1.67

							11,031	10,989	8.51
Food Products
CHG PPC Parent, LLC	(9)	SOFR + 3.00%	6.83%	11/16/2022	12/8/2028	2,916	2,869	2,930	2.27
Dreyers Grand Ice Cream, Inc.	(8)	SOFR + 2.25%	6.45%	3/11/2025	9/30/2031	2,978	2,960	2,980	2.31
Froneri US, Inc.	(8)	SOFR + 2.25%	6.12%	7/16/2025	9/30/2032	1,378	1,374	1,380	1.07
PFI Lower Midco, LLC	(8)	SOFR + 4.00%	7.87%	12/1/2025	12/1/2032	200	198	202	0.16
Saratoga Food Specialties, LLC	(8)	SOFR + 3.25%	6.98%	3/7/2024	3/12/2029	714	714	721	0.56
Snacking Investments US, LLC	(8)	SOFR + 3.00%	6.84%	10/30/2025	10/29/2032	345	344	348	0.27

							8,459	8,561	6.64
Ground Transportation
Genesee & Wyoming, Inc.	(8)	SOFR + 1.75%	5.42%	4/10/2024	4/10/2031	4,270	4,254	4,275	3.31
Health Care Equipment & Supplies
Resonetics, LLC	(10)	SOFR + 2.75%	6.59%	7/24/2025	6/18/2031	3,546	3,546	3,557	2.75
WS Audiology A/S	(8)	SOFR + 3.50%	7.20%	4/8/2024	2/28/2029	4,054	4,054	4,085	3.16

							7,600	7,642	5.91
Health Care Providers & Services
Agiliti Health, Inc.	(8)	SOFR + 3.00%	6.86%	5/1/2023	5/1/2030	2,775	2,776	2,725	2.11
CHG Healthcare Services, Inc.	(9)	SOFR + 2.75%	6.67%	7/25/2025	9/29/2028	3,480	3,484	3,500	2.71
Concentra Health Services, Inc.	(8)	SOFR + 2.00%	5.72%	7/26/2024	7/26/2031	2,121	2,121	2,139	1.66
Davita, Inc.	(8)	SOFR + 1.75%	5.47%	5/9/2024	5/9/2031	3,456	3,456	3,475	2.69
Ensemble RCM, LLC	(8)	SOFR + 3.00%	6.84%	1/30/2024	8/1/2029	2,924	2,907	2,941	2.28
Examworks Bidco, Inc.	(9)	SOFR + 2.50%	6.22%	11/16/2022	11/1/2028	4,731	4,692	4,761	3.68
Global Medical Response, Inc.	(8)	SOFR + 3.50%	7.38%	9/10/2025	10/1/2032	3,368	3,362	3,393	2.63
Heartland Dental, LLC	(10)	SOFR + 3.75%	7.47%	8/7/2025	8/25/2032	2,759	2,751	2,773	2.15
Hunter US Bidco, Inc.	(4)(9)	SOFR + 4.25%	8.02%	11/16/2022	8/19/2028	1,000	996	976	0.76
MED ParentCo, LP	(8)	SOFR + 3.00%	6.72%	12/31/2025	4/15/2031	1,186	1,186	1,191	0.92
Outcomes Group Holdings, Inc.	(8)	SOFR + 3.00%	6.72%	5/6/2024	5/6/2031	2,049	2,049	2,065	1.60
Pediatric Associates Holding Co, LLC	(9)	SOFR + 2.50%	6.24%	11/16/2022	12/29/2028	476	472	467	0.36
Radiology Partners, Inc.	(8)	SOFR + 4.50%	8.17%	10/10/2025	6/30/2032	1,995	1,989	1,994	1.54
Raven Acquisition Holdings, LLC	(7)(8)	SOFR + 3.00%	6.72%	4/4/2025	11/19/2031	2,322	2,282	2,333	1.81

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Health Care Providers & Services (continued)
Southern Veterinary Partners, LLC	(8)	SOFR + 2.50%	6.37%	7/22/2025	12/4/2031	$4,197	$4,190	$4,197	3.25%
US Fertility Enterprises, LLC	(7)(8)	SOFR + 3.50%	7.24%	12/30/2025	12/30/2032	307	305	309	0.24

							39,018	39,239	30.39
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 2.75%	6.47%	11/16/2022	2/15/2029	8,438	8,229	8,465	6.55
Cotiviti, Inc.	(8)	SOFR + 2.75%	6.62%	5/1/2024	5/1/2031	3,801	3,787	3,662	2.83
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	7.77%	11/16/2022	10/1/2027	1,954	1,923	1,923	1.49
Waystar Technologies, Inc.	(8)	SOFR + 2.00%	5.72%	8/6/2025	10/22/2029	2,132	2,132	2,148	1.66

							16,071	16,198	12.53
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.22%	7/23/2025	8/17/2028	1,830	1,830	1,839	1.42
Caesars Entertainment, Inc.	(9)	SOFR + 2.25%	5.97%	2/6/2023	2/6/2030	1,326	1,318	1,319	1.02
Caesars Entertainment, Inc.	(9)	SOFR + 2.25%	5.97%	2/6/2024	2/6/2031	2,776	2,771	2,755	2.13
Cedar Fair, LP	(8)	SOFR + 2.00%	5.72%	5/1/2024	5/1/2031	717	716	710	0.55
FanDuel Group Financing, LLC	(9)	SOFR + 1.75%	5.42%	11/24/2023	11/30/2030	2,375	2,375	2,376	1.84
Fertitta Entertainment, LLC	(9)	SOFR + 3.25%	6.97%	11/16/2022	1/27/2029	2,723	2,699	2,725	2.11
GVC Finance, LLC	(9)	SOFR + 2.25%	5.92%	5/8/2024	10/31/2029	5,843	5,850	5,816	4.50
Hilton Grand Vacations Borrower, LLC	(8)	SOFR + 2.00%	5.72%	1/17/2024	1/17/2031	705	704	703	0.54
IRB Holding Corp.	(9)	SOFR + 2.50%	6.22%	11/17/2025	12/15/2030	7,471	7,467	7,496	5.80
LC Ahab US Bidco, LLC	(8)	SOFR + 3.00%	6.72%	5/1/2024	5/1/2031	1,656	1,630	1,663	1.29
Life Time, Inc.	(8)	SOFR + 2.00%	5.78%	8/14/2025	11/5/2031	1,108	1,108	1,114	0.86
Marriott Ownership Resorts, Inc.	(8)	SOFR + 2.25%	5.97%	4/1/2024	4/1/2031	3,096	3,113	3,103	2.40
Mic Glen, LLC	(9)	SOFR + 3.25%	6.97%	7/29/2025	7/21/2028	3,366	3,311	3,396	2.63
Motion Finco, LLC	(8)	SOFR + 3.50%	7.17%	2/5/2024	11/12/2029	2,506	2,498	2,229	1.73
New Red Finance, Inc.	(8)	SOFR + 1.75%	5.47%	6/16/2024	9/20/2030	2,766	2,747	2,773	2.15
Raising Cane’s Restaurants, LLC	(8)	SOFR + 2.00%	5.84%	11/3/2025	11/3/2032	418	417	419	0.32
Scientific Games Holdings, LP	(9)	SOFR + 3.00%	6.93%	6/11/2024	4/4/2029	2,948	2,948	2,900	2.24
Tacala Investment Corp.	(10)	SOFR + 3.00%	6.72%	8/6/2025	1/31/2031	1,581	1,581	1,593	1.23
TRQ Sales, LLC	(8)	SOFR + 3.25%	7.55%	12/30/2025	12/30/2032	908	904	898	0.69
Whatabrands, LLC	(9)	SOFR + 2.50%	6.22%	12/11/2024	8/3/2028	6,955	6,954	6,981	5.40

							52,941	52,808	40.85
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.00%	6.85%	12/5/2024	7/31/2028	7,211	7,188	7,235	5.60
Weber-Stephen Products, LLC	(8)	SOFR + 3.75%	7.74%	9/17/2025	10/1/2032	338	335	339	0.26

							7,523	7,574	5.86
Household Products
Energizer Holdings, Inc.	(8)	SOFR + 2.00%	5.73%	5/29/2024	3/19/2032	393	392	394	0.30
Independent Power and Renewable Electricity Producers
Calpine, Corp.	(8)	SOFR + 1.75%	5.47%	3/10/2025	1/31/2031	1,000	999	1,001	0.77
Talen Energy Supply, LLC	(8)	SOFR + 2.00%	5.67%	11/25/2025	11/25/2032	299	297	299	0.23

							1,296	1,300	1.00

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Industrial Conglomerates
Bettcher Industries, Inc.	(9)	SOFR + 4.00%	7.67%	9/19/2025	12/14/2028	$379	$378	$383	0.30%
Engineered Machinery Holdings, Inc.	(8)	SOFR + 3.25%	6.92%	11/26/2025	11/26/2032	227	226	229	0.18

							604	612	0.48
Insurance
Alliant Holdings Intermediate, LLC	(8)	SOFR + 2.50%	6.22%	7/31/2025	9/19/2031	993	973	996	0.77
AmWINS Group, Inc.	(10)	SOFR + 2.25%	5.97%	11/16/2022	1/30/2032	2,480	2,473	2,490	1.93
Baldwin Insurance Group Holdings, LLC	(8)	SOFR + 2.50%	6.25%	9/12/2025	5/26/2031	5,963	5,954	5,963	4.61
BroadStreet Partners, Inc.	(8)	SOFR + 2.75%	6.47%	6/14/2024	6/13/2031	7,011	7,001	7,043	5.45
HUB International, Ltd.	(8)	SOFR + 2.25%	6.12%	7/30/2024	6/20/2030	2,411	2,395	2,427	1.88
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.47%	11/22/2024	2/15/2031	5,139	5,138	5,158	3.99
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.49%	12/11/2025	4/18/2030	2,381	2,381	2,390	1.85
OneDigital Borrower, LLC	(9)	SOFR + 3.00%	6.72%	7/2/2024	7/2/2031	2,230	2,230	2,238	1.73
Ryan Specialty, LLC	(8)	SOFR + 2.00%	5.92%	10/10/2025	9/13/2031	1,995	1,993	2,001	1.55
USI, Inc.	(8)	SOFR + 2.25%	5.92%	12/23/2024	9/29/2030	3,467	3,452	3,477	2.69
USI, Inc.	(8)	SOFR + 2.25%	5.92%	12/23/2024	11/21/2029	1,437	1,432	1,441	1.12

							35,422	35,624	27.57
Interactive Media & Services
Creative Artists Agency, LLC	(8)	SOFR + 2.50%	6.22%	8/11/2025	10/1/2031	2,494	2,498	2,506	1.94
Project Boost Purchaser, LLC	(8)	SOFR + 2.75%	6.42%	7/16/2024	7/16/2031	6,467	6,453	6,491	5.02
TripAdvisor, Inc.	(8)	SOFR + 2.75%	6.47%	7/8/2024	7/8/2031	2,362	2,357	2,287	1.77

							11,308	11,284	8.73
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 2.50%	6.17%	8/2/2024	2/1/2031	2,798	2,795	2,799	2.17
Chrysaor Bidco S.à r.l.	(9)	SOFR + 3.25%	7.14%	10/14/2025	10/30/2031	961	961	969	0.75
Fortress Intermediate 3, Inc.	(8)	SOFR + 3.00%	6.78%	7/2/2025	6/27/2031	2,475	2,475	2,480	1.92
Go Daddy Operating Co, LLC	(8)	SOFR + 1.75%	5.47%	5/31/2024	5/30/2031	739	738	741	0.57
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 3.50%	7.38%	12/8/2025	4/30/2029	2,483	2,369	2,083	1.61
Newfold Digital Holdings Group, Inc.	(10)	SOFR + 3.50%	7.38%	12/8/2025	4/30/2029	438	418	279	0.22
ThoughtWorks, Inc.	(9)	SOFR + 2.50%	6.33%	11/16/2022	3/24/2028	2,236	2,211	2,137	1.65
Virtusa Corp.	(10)	SOFR + 3.25%	6.97%	6/21/2024	2/15/2029	4,944	4,944	4,962	3.84
World Wide Technology Holding Co, LLC	(9)	SOFR + 2.00%	5.72%	7/17/2025	3/1/2030	887	887	890	0.69

							17,798	17,340	13.42
Life Sciences Tools & Services
Parexel International, Inc.	(9)	SOFR + 2.75%	6.47%	12/12/2025	12/12/2031	3,147	3,146	3,161	2.45
Machinery
Chart Industries, Inc.	(9)	SOFR + 2.50%	6.48%	7/2/2024	3/15/2030	1,974	1,974	1,985	1.54
CoorsTek, Inc.	(8)	SOFR + 3.00%	6.86%	10/28/2025	10/28/2032	340	338	343	0.27
EMRLD Borrower, LP	(8)	SOFR + 2.25%	6.12%	8/11/2025	8/4/2031	2,488	2,488	2,495	1.93
Hobbs & Associates, LLC	(8)	SOFR + 2.75%	6.47%	10/10/2025	7/23/2031	1,995	1,994	1,997	1.55
Innio North America Holding, Inc.	(8)	SOFR + 2.25%	6.13%	7/12/2024	11/2/2028	665	665	670	0.52
LSF11 Trinity Bidco, Inc.	(4)(8)	SOFR + 2.50%	6.23%	9/11/2025	6/14/2030	2,293	2,293	2,304	1.78

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Machinery (continued)
Pro Mach Group, Inc.	(8)	SOFR + 2.75%	6.47%	10/16/2025	10/16/2032	$804	$802	$810	0.63%
SPX Flow, Inc.	(9)	SOFR + 2.75%	6.47%	8/1/2025	4/5/2029	3,150	3,150	3,163	2.45
TK Elevator U.S. Newco, Inc.	(9)	SOFR + 2.75%	6.95%	3/14/2024	4/30/2030	4,297	4,297	4,328	3.35
Vertiv Group Corp.	(8)	SOFR + 1.75%	5.61%	8/7/2025	8/12/2032	162	162	163	0.13

							18,163	18,258	14.15
Media
ABG Intermediate Holdings 2, LLC	(8)	SOFR + 2.25%	5.97%	12/13/2024	12/21/2028	386	386	387	0.30
American Greetings Corp.	(8)	SOFR + 5.75%	9.47%	4/30/2024	10/30/2029	1,260	1,242	1,249	0.97
Fleet US Bidco, Inc.	(4)(8)	SOFR + 2.75%	6.79%	8/15/2024	2/21/2031	655	656	660	0.51

							2,284	2,296	1.78
Metals & Mining
Arsenal AIC Parent, LLC	(8)	SOFR + 2.75%	6.47%	8/21/2024	8/18/2030	371	371	372	0.29
Novelis Holdings, Inc.	(8)	SOFR + 1.75%	5.42%	9/11/2025	3/11/2032	905	905	909	0.70
SCIH Salt Holdings, Inc.	(10)	SOFR + 2.75%	6.52%	12/4/2025	1/31/2029	2,989	2,989	2,998	2.32

							4,265	4,279	3.31
Mortgage Real Estate Investment Trusts (REITs)
Starwood Property Mortgage, LLC	(9)	SOFR + 2.25%	5.97%	8/14/2025	9/24/2032	384	383	386	0.30
Oil, Gas & Consumable Fuels
Blackfin Pipeline, LLC	(8)	SOFR + 3.00%	6.75%	9/29/2025	9/29/2032	457	455	459	0.35
Freeport LNG Investments, LLLP	(9)	SOFR + 3.25%	7.12%	11/16/2022	12/21/2028	3,772	3,746	3,792	2.93
GIP Pilot Acquisition Partners, LP	(8)	SOFR + 2.00%	5.94%	5/22/2024	10/4/2030	1,044	1,044	1,047	0.81
TransMontaigne Operating Co, LP	(9)	SOFR + 2.50%	6.22%	7/25/2025	11/17/2028	144	144	146	0.11
VRS Buyer, Inc.	(7)(8)	SOFR + 3.50%	7.24%	10/10/2025	10/12/2032	767	763	771	0.60

							6,152	6,215	4.80
Pharmaceuticals
Opal Bidco, SAS	(8)	SOFR + 3.00%	6.69%	10/29/2025	4/28/2032	190	190	191	0.15
Professional Services
AG Group Holdings, Inc.	(9)	SOFR + 4.25%	8.07%	11/16/2022	12/29/2028	3,519	3,470	3,189	2.47
AlixPartners, LLP	(9)	SOFR + 2.00%	5.72%	7/31/2025	8/12/2032	995	993	998	0.77
Ankura Consulting Group, LLC	(10)	SOFR + 3.50%	7.37%	12/17/2024	12/29/2031	1,130	1,128	1,108	0.86
Ascensus Group Holdings, Inc.	(9)	SOFR + 3.00%	6.72%	12/13/2024	11/24/2032	1,190	1,183	1,190	0.92
Camelot US Acquisition, LLC	(8)	SOFR + 2.75%	6.47%	1/31/2024	1/31/2031	2,700	2,695	2,669	2.07
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	7.47%	11/16/2022	12/29/2028	1,885	1,879	1,139	0.88
Eisner Advisory Group, LLC	(9)	SOFR + 4.00%	7.72%	2/28/2024	2/28/2031	1,193	1,184	1,203	0.93
EP Purchaser, LLC	(9)	SOFR + 3.50%	7.44%	11/16/2022	11/6/2028	479	467	344	0.27
Genuine Financial Holdings, LLC	(8)	SOFR + 3.25%	6.97%	6/28/2024	9/27/2030	5,776	5,776	4,922	3.81
Grant Thornton Advisors, LLC	(8)	SOFR + 2.75%	6.47%	5/31/2024	6/2/2031	2,348	2,348	2,356	1.82

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Professional Services (continued)
Grant Thornton Advisors, LLC	(8)	SOFR + 3.00%	6.72%	5/31/2024	6/2/2031	$2,494	$2,509	$2,507	1.94%
Heron Bidco, LLC	(8)	SOFR + 4.00%	7.74%	12/10/2025	12/10/2032	433	427	430	0.33
Mermaid Bidco, Inc.	(8)	SOFR + 3.25%	7.15%	7/1/2024	7/3/2031	2,637	2,634	2,650	2.05
Ryan, LLC	(9)	SOFR + 3.50%	7.22%	11/7/2025	11/5/2032	650	645	643	0.50
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 2.50%	6.22%	2/24/2023	7/31/2031	7,185	7,167	7,216	5.58
Trans Union, LLC	(9)	SOFR + 1.75%	5.47%	1/30/2024	6/24/2031	4,482	4,477	4,496	3.48
TTF Lower Intermediate, LLC	(8)	SOFR + 3.75%	7.79%	7/18/2024	7/18/2031	1,205	1,196	982	0.76
VT Topco, Inc.	(9)	SOFR + 3.00%	6.87%	4/3/2024	8/9/2030	1,016	1,016	1,003	0.78

							41,194	39,045	30.22
Real Estate Management & Development
Cushman & Wakefield US Borrower, LLC	(9)	SOFR + 2.75%	6.47%	7/16/2025	1/31/2030	1,451	1,451	1,462	1.13
Cushman & Wakefield US Borrower, LLC	(9)	SOFR + 2.50%	6.22%	9/26/2025	1/31/2030	1,481	1,483	1,498	1.16

							2,934	2,960	2.29
Semiconductors & Semiconductor Equipment
Altar Bidco, Inc.	(9)	SOFR + 3.10%	6.78%	3/24/2025	2/1/2029	1,987	1,980	1,970	1.52
Software
BEP Intermediate Holdco, LLC	(4)(8)	SOFR + 2.75%	6.47%	7/10/2025	4/25/2031	734	734	742	0.57
Boost Newco Borrower, LLC	(8)	SOFR + 2.00%	5.67%	8/1/2024	1/31/2031	5,777	5,777	5,793	4.48
Boxer Parent Company, Inc.	(8)	SOFR + 3.00%	6.82%	7/30/2024	7/30/2031	6,219	6,207	6,210	4.81
Capstone Borrower, Inc.	(8)	SOFR + 2.75%	6.42%	8/11/2025	6/17/2030	2,487	2,491	2,489	1.93
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.92%	8/7/2025	3/21/2031	2,403	2,400	2,409	1.86
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	6.92%	8/7/2025	8/13/2032	697	697	698	0.54
Cloudera, Inc.	(9)	SOFR + 3.75%	7.57%	11/16/2022	10/8/2028	3,496	3,432	3,359	2.60
Conga Corp.	(10)	SOFR + 3.50%	7.34%	8/8/2024	5/8/2028	3,492	3,492	3,492	2.70
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	7.58%	11/16/2022	10/16/2028	2,128	2,025	1,962	1.52
Delta Topco, Inc.	(8)	SOFR + 2.75%	6.58%	5/1/2024	11/30/2029	6,901	6,893	6,876	5.32
Disco Parent, Inc.	(4)(8)	SOFR + 3.25%	7.07%	8/1/2025	8/6/2032	242	242	244	0.19
ECI Macola Max Holding, LLC	(10)	SOFR + 2.75%	6.42%	7/10/2025	5/9/2030	4,412	4,412	4,440	3.44
Ellucian Holdings, Inc.	(9)	SOFR + 2.75%	6.47%	2/29/2024	10/8/2029	2,639	2,639	2,657	2.06
Finastra USA, Inc.	(8)	SOFR + 4.00%	7.72%	7/31/2025	9/15/2032	1,371	1,358	1,345	1.04
Flash Charm, Inc.	(10)	SOFR + 3.50%	7.35%	6/11/2024	3/2/2028	3,817	3,811	3,572	2.76
Gen Digital, Inc.	(9)	SOFR + 1.75%	5.47%	6/5/2024	9/12/2029	5,769	5,769	5,785	4.48
Gen Digital, Inc.	(9)	SOFR + 1.75%	5.47%	6/5/2024	4/16/2032	2,488	2,470	2,492	1.93
Genesys Cloud Services, Inc.	(8)	SOFR + 2.50%	6.22%	9/26/2024	1/30/2032	2,675	2,667	2,673	2.07
HS Purchaser, LLC	(14)	SOFR + 6.00%	9.97%	11/21/2025	5/19/2029	2,090	2,047	1,899	1.47
McAfee Corp.	(9)	SOFR + 3.00%	6.72%	5/31/2024	3/1/2029	3,502	3,502	3,243	2.51
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.75%	8.69%	11/16/2022	5/2/2029	3,335	3,281	2,180	1.69
Ping Identity Holding Corp.	(8)	SOFR + 2.75%	6.59%	11/13/2025	11/15/2032	389	388	391	0.30
Planview Parent, Inc.	(8)	SOFR + 3.50%	7.17%	12/17/2024	12/17/2027	1,887	1,887	1,816	1.41
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	6.92%	5/14/2024	10/26/2030	3,226	3,226	3,225	2.50

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Software (continued)
Proofpoint, Inc.	(9)	SOFR + 3.00%	6.67%	12/8/2025	8/31/2028	$2,947	$2,947	$2,968	2.30%
Quartz Acquireco, LLC	(4)(8)	SOFR + 2.25%	5.92%	6/3/2024	6/28/2030	1,948	1,948	1,948	1.51
RealPage, Inc.	(9)	SOFR + 3.00%	6.93%	11/16/2022	4/24/2028	2,711	2,667	2,712	2.10
Rocket Software, Inc.	(9)	SOFR + 3.75%	7.47%	10/5/2023	11/28/2028	3,632	3,609	3,636	2.81
Skopima Consilio Parent, LLC	(9)	SOFR + 3.75%	7.47%	12/18/2024	5/12/2028	3,260	3,260	2,987	2.31
Sophos Holdings, LLC	(8)	SOFR + 3.50%	7.33%	11/16/2022	3/5/2027	3,480	3,468	3,487	2.70
Sovos Compliance, LLC	(8)	SOFR + 3.25%	6.97%	7/24/2025	8/13/2029	3,492	3,458	3,507	2.71
SS&C Technologies, Inc.	(8)	SOFR + 2.00%	5.72%	10/9/2025	5/9/2031	200	200	202	0.16
Trio Bidco, LLC	(7)(8)	SOFR + 4.00%	7.67%	10/31/2025	10/29/2032	668	661	671	0.52
Vision Solutions, Inc.	(10)	SOFR + 4.00%	8.10%	11/16/2022	4/24/2028	3,595	3,472	3,355	2.60
XPLOR T1, LLC	(4)(8)	SOFR + 3.50%	7.29%	12/1/2025	12/1/2032	986	981	988	0.76
Zodiac Purchaser, LLC	(8)	SOFR + 3.50%	7.22%	2/14/2025	2/14/2032	998	994	995	0.77

							99,512	97,448	75.43
Specialty Retail
Apro, LLC	(8)	SOFR + 3.75%	7.68%	7/9/2024	7/9/2031	3,902	3,894	3,927	3.04
CWGS Group, LLC	(10)	SOFR + 2.50%	6.33%	11/16/2022	6/3/2028	2,431	2,388	2,379	1.84
Great Outdoors Group, LLC	(10)	SOFR + 3.25%	6.97%	1/23/2025	1/23/2032	990	991	997	0.77
HomeServe USA Holding Corp.	(8)	SOFR + 2.00%	5.73%	5/29/2024	10/21/2030	815	815	817	0.63
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.00%	6.72%	7/18/2024	5/4/2028	5,507	5,512	5,534	4.28
OPENLANE, Inc.	(8)	SOFR + 2.50%	6.36%	10/8/2025	10/8/2032	156	156	157	0.12

							13,756	13,811	10.68
Technology Hardware, Storage & Peripherals
Sandisk, Corp.	(8)	SOFR + 3.00%	6.86%	2/21/2025	2/20/2032	813	801	819	0.63
Trading Companies & Distributors
American Builders & Contractors Supply Co, Inc.	(8)	SOFR + 1.75%	5.47%	1/31/2024	1/31/2031	673	672	676	0.52
Avolon TLB Borrower 1 US, LLC	(9)	SOFR + 1.75%	5.48%	6/22/2023	6/24/2030	2,710	2,696	2,729	2.11
Core & Main, LP	(8)	SOFR + 2.00%	5.69%	2/9/2024	2/9/2031	1,067	1,067	1,070	0.83
FCG Acquisitions, Inc.	(9)	SOFR + 3.25%	6.97%	11/16/2022	3/31/2028	6,999	6,999	7,037	5.45
Icebox Holdco III, Inc.	(9)	SOFR + 3.25%	6.92%	11/16/2022	12/22/2031	4,277	4,183	4,321	3.34
Johnstone Supply, LLC	(8)	SOFR + 2.50%	6.23%	12/12/2024	6/9/2031	1,282	1,282	1,290	1.00
White Cap Buyer, LLC	(8)	SOFR + 3.25%	6.97%	6/13/2024	10/19/2029	4,369	4,361	4,392	3.40
Windsor Holdings III, LLC	(8)	SOFR + 2.75%	6.47%	9/20/2024	8/1/2030	3,802	3,790	3,816	2.95

							25,050	25,331	19.60
Transportation Infrastructure
Apple Bidco, LLC	(8)	SOFR + 2.50%	6.22%	11/16/2022	9/23/2031	3,440	3,429	3,461	2.68
Signature Aviation US Holdings, Inc.	(9)	SOFR + 2.50%	6.22%	8/11/2025	7/1/2031	2,494	2,496	2,509	1.94

							5,925	5,970	4.62

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
Total First Lien Debt							$720,787	$714,200	552.71%

Total Investment Portfolio							720,787	714,200	552.71

Cash and Cash Equivalents
Fidelity Investments Money Market Treasury Portfolio-Class I			3.66%				1,078	1,078	0.83
Other Cash and Cash Equivalents							58,357	58,357	45.16

Total Cash and Cash Equivalents							59,435	59,435	45.99

Total Portfolio Investments, Cash and Cash Equivalents							$780,222	$773,635	598.70%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2025, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”) or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2025. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved.
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Chicago US Midco III, LP	Delayed Draw Term Loan	10/30/2027	$76	$—
Pinnacle Buyer, LLC	Delayed Draw Term Loan	4/1/2027	85	—
Pye-Barker Fire & Safety, LLC	Delayed Draw Term Loan	12/16/2027	147	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	167	—
Sanders Industries Holdings, Inc.	Delayed Draw Term Loan	2/26/2027	156	—
Trio Bidco, LLC	Delayed Draw Term Loan	10/31/2027	70	—
US Fertility Enterprises, LLC	Delayed Draw Term Loan	12/30/2027	48	—
VRS Buyer, Inc.	Delayed Draw Term Loan	10/10/2027	79	—

Total Unfunded Commitments			$828	$—

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2025 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2025 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2025 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2025 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2025 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2025 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved.
(17)	Loan was on non-accrual status as of December 31, 2025.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities.” As of December 31, 2025, the aggregate fair value of these securities is $714.2 million or 552.71% of the Company’s net assets. The initial acquisition dates have been included for such securities.

The following table presents the selected consolidated statements of assets and liabilities information of the Verdelite JV as of June 30, 2026 and December 31, 2025 (Unaudited):

	June 30, 2026	December 31, 2025
ASSETS
Investments at fair value (cost of $595,044 and $720,787, respectively)	$573,212	$714,200
Cash and cash equivalents	64,979	59,435
Interest receivable	2,991	2,852
Receivable for investments sold	4,862	2,584
Deferred financing costs	128	145

Total assets	$646,172	$779,216

LIABILITIES
Debt (net of unamortized debt issuance costs of $803 and $1,105, respectively)	$524,253	$626,812
Distribution payable	2,018	2,753
Payable for investments purchased and other liabilities	5,994	20,431

Total liabilities	532,265	649,996

PARTNERS’ CAPITAL
Partners’ capital	113,907	129,220

Total partners’ capital	113,907	129,220

Total liabilities and partners’ capital	$646,172	$779,216

The following table presents the selected consolidated statements of operations information of the Verdelite JV for the three and six months ended June 30, 2026 and June 30, 2025 (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Investment income:
Interest income	$10,817	$13,793	$22,682	$27,713
Other income	1	—	6	2

Total investment income	10,818	13,793	22,688	27,715

Expenses:
Interest expense	7,353	8,631	15,345	17,755
Other expenses	169	79	349	197

Total expenses	7,522	8,710	15,694	17,952

Net investment income before tax expense	3,296	5,083	6,994	9,763

Tax expense	—	—	—	—

Net investment income after tax expense	3,296	5,083	6,994	9,763

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net realized and change in unrealized gain (loss):
Net change in unrealized gain (loss) on investments	$2,217	$3,696	$(15,244)	$(6,727)
Net realized gain (loss) on investments and extinguishment of debt	(615)	(474)	(3,587)	24

Total net realized and change in unrealized gain (loss)	1,602	3,222	(18,831)	(6,703)

Net increase (decrease) in partners’ capital resulting from operations	$4,898	$8,305	$(11,837)	$3,060

Note 12. Segment Reporting

The Company operates as a single reportable segment and derives revenues from investing primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies and manages the business on a consolidated basis.

The chief operating decision maker (“CODM”) consists of the Company’s chief executive officer and chief financial officer. The primary performance metric provided to the CODM to assess performance and make operating decisions is Net increase (decrease) in net assets resulting from operations which is reported on the Condensed Consolidated Statements of Operations.

Performance metrics are provided to the CODM on a quarterly basis and are utilized to evaluate performance generated from segment net assets. These key metrics, in addition to other factors, are utilized by the CODM to determine allocation of profits, such as for investment or the amount of dividends to be distributed to the Company’s shareholders. As the Company operates as a single reporting segment, the segment net assets are reported on the Condensed Consolidated Statements of Assets and Liabilities as Total net assets and the significant segment expenses are listed on the Condensed Consolidated Statements of Operations.

Note 13. Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the condensed consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in the condensed consolidated financial statements as of June 30, 2026, except as discussed below.

July Subscriptions and Distribution Declaration

The Company received approximately $280.4 million of net proceeds, inclusive of distributions reinvested through the DRIP, relating to the issuance of Class I shares, Class S shares, and Class D shares for subscriptions effective July 1, 2026.

On June 22, 2026, the Board declared net distributions of $0.1800 per Class I share, $0.1632 per Class S share, and $0.1751 per Class D share, which is payable on or about August 27, 2026 to shareholders of record as of July 31, 2026.

August Subscriptions

Through the date of issuance of the condensed consolidated financial statements, the Company received approximately $227.1 million of subscriptions, inclusive of distributions reinvested through the DRIP, relating to the issuance of Class I, Class S and Class D shares effective August 1, 2026.

2026-1 Lender Finance Facility

On July 23, 2026, the Company funded a $730.0 million secured term loan credit facility (the “2026-1 Lender Finance Facility”). 2026-1 Lender Finance is the borrower under the 2026-1 Lender Finance Facility and is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The loans incurred under the 2026-1 Lender Finance Facility (collectively, the “2026-1 Loans”) are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the loans incurred in the 2026-1 Lender Finance Facility:

		June 30, 2026
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Term Loans	Senior Secured Floating Rate	$535,000	SOFR + 1.56%	AAA
Class B Term Loans	Senior Secured Floating Rate	53,300	SOFR + 1.86%	AA
Class C Term Loans (1)	Senior Deferrable Floating Rate	141,700	SOFR + 2.10%	A

Total Term Loans		$730,000

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2026-1 Lender Finance Depositor) retained all of the Class C Term Loans incurred in the 2026-1 Lender Finance Facility which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2026-1 Lender Finance Depositor) retained all of the Class C Term Loans incurred in the 2026-1 Lender Finance Facility in part in exchange for the Company’s sale and contribution to 2026-1 Lender Finance of the initial closing date portfolio. The 2026-1 Loans are scheduled to mature on July 20, 2038; however, the 2026-1 Loans may be prepaid by 2026-1 Lender Finance, at the direction of the Company, on any business day after July 8, 2028. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to 2026-1 Lender Finance. The Class A Term Loans, Class B Term Loans and Class C Term Loans are secured obligations of 2026-1 Lender Finance, and the loan and security governing the 2026-1 Loans includes customary covenants and events of default.

The Company serves as collateral manager to 2026-1 Lender Finance under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

Windom Peak Funding Facility Amendment

On July 31, 2026, the Windom Peak Funding Facility was amended pursuant to the Seventh Amendment to the Loan and Security Agreement (the “Windom Peak Seventh Amendment”). The Windom Peak Seventh Amendment provides for, among other things, (i) an increase in the commitments of the facility by $150.0 million and (ii) the payment of certain fees as agreed between Windom Peak Funding, Wells Fargo and the lenders party thereto.

Revolving Credit Facility Amendment

On August 10, 2026, the Revolving Credit Facility was amended pursuant to Amendment No. 5 (the “Revolver Fifth Amendment”), among the Company, as borrower, each of the lenders from time to time party thereto and Citibank, N.A., as administrative agent. The Revolver Fifth Amendment provides for, among other things, (a) an extension of the period during which the Company may make borrowings on the Revolving Credit Facility of certain revolving commitments from August 8, 2029 to August 10, 2030 (other than with respect to (i) the revolving commitments of certain lenders in the aggregate amount of $90.0 million, which expire on June 9, 2027 and (ii) the revolving commitments of certain lenders in the aggregate amount of $90.0 million, which expire on August 12, 2028), (b) an extension of the maturity date with respect to certain revolving commitments from August 8, 2030 to August 10, 2031 (other than with respect to (i) the revolving commitments and term loans of certain lenders in the aggregate amount of $100.0 million, which mature on June 9, 2028 and (ii) the revolving commitments and term loans of certain lenders in the aggregate amount of $100.0 million, which mature on August 12, 2029), (c) an increase in the aggregate committed principal from $6.0 billion to $6.3 billion, which is comprised of (i) revolving commitments in an aggregate amount of $5.8 billion and (ii) funded term loans in an aggregate principal amount of $455.0 million, (d) a resetting of the minimum shareholders’ equity, and (e) the payment of certain fees as agreed between the Company, Citi and the lenders party thereto.

MML 2022-2 Debt Securitization

On July 22, 2026, the Company, as the sole holder of the Subordinated Notes, directed the redemption of all of the secured debt issued or incurred, in whole, pursuant to the terms of the indenture governing the MML 2022-2 Debt Securitization, on or about August 13, 2026.

2023-1 Debt Securitization

On July 22, 2026, the Company, as the sole holder of the Subordinated Notes, directed the redemption of all of the secured debt issued or incurred, in whole, pursuant to the terms of the indenture governing the 2023-1 Debt Securitization, on or about August 13, 2026.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information contained in this section should be read in conjunction with “Item 1. Financial Statements” hereto and “Part II, Item 8—Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2025, as updated from time to time by the Company’s periodic filings with the SEC. This discussion contains forward-looking statements and involves numerous risks, uncertainties, and other factors outside of the Company’s control, including, but not limited to, those set forth in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, as updated from time to time by the Company’s periodic filings with the SEC.

Overview and Investment Framework

We are an externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the 1940 Act. Formed as a Delaware statutory trust on February 11, 2020, we are externally managed by the Advisers, which are responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Advisers are registered as investment advisers with the SEC. We have elected to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

Under the Investment Advisory Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. The sub-advisory fees payable to the Sub-Adviser under the Sub-Advisory Agreement will be paid by the Adviser out of its own advisory fees rather than paid separately by us. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of certain expenses incurred by the Administrators in performing their obligations under the Administration Agreements, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal market conditions, we generally invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change. Under normal circumstances we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which we may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). In limited instances, we may retain the “last out” portion of a first-lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position. To a lesser extent, we will also invest in publicly traded securities of large corporate issuers. We expect that such investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S. private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S. private companies), we also expect to invest to some extent in European and other non-U.S. companies, but we do not expect to invest in emerging markets. We may invest in companies of any size or capitalization. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit & Insurance funds. We generally will co-invest with other Blackstone Credit & Insurance funds.

Key Components of Our Results of Operations

Investments

We focus primarily on loans and securities, including syndicated loans, of private U.S. companies. Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to private companies, the level of merger and acquisition activity for such companies, the general economic environment, trading prices of loans and other securities and the competitive environment for the types of investments we make.

Revenues

We generate revenues in the form of interest income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or payment-in-kind (“PIK”) interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income on preferred equity securities is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities and on our equity interests in joint ventures is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies.

In addition, we generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees.

Expenses

Except as specifically provided below, all investment professionals and staff of the Advisers, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Advisers. We bear all other costs and expenses of our operations, administration and transactions, including (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (b) our allocable portion of compensation and other expenses incurred by the Administrators in performing their administrative obligations under the Administration Agreements, including: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals (including information technology professionals) at the Administrators that perform duties for us; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in the Advisory Agreements and the Administration Agreements; and (c) all other expenses of our operations, administrations and transactions.

From time to time, the Advisers, the Administrators or their respective affiliates may pay third-party providers of goods or services on our behalf. We will reimburse the Adviser, the Administrator or such affiliates thereof, the Adviser will reimburse the Sub-Adviser, the Administrator or such affiliates thereof, and the Administrator will reimburse the Sub-Administrator or such affiliates thereof, in each case, for any such amounts paid on our behalf. From time to time, the Advisers or the Administrators may defer or waive fees or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support Agreement with the Sub-Adviser. For additional information see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

Portfolio and Investment Activity

For the three months ended June 30, 2026, we made $877.9 million aggregate principal amount of new investment commitments (including $118.8 million of which remained unfunded as of June 30, 2026), $833.6 million of which was first lien debt, $14.1 million of which was structured finance equity obligations and $30.2 million of which was equity and other.

Our investment activity is presented below (information presented herein is at amortized cost unless otherwise indicated) (dollar amounts in thousands):

	As of and for the three months ended June 30,
	2026	2025
Investments:
Total investments, beginning of period	$82,353,253	$69,784,151
New investments purchased	1,787,674	4,737,567
Payment-in-kind interest capitalized	99,791	98,335
Net accretion of discount on investments	66,782	56,967
Net realized security and foreign currency gain (loss) on investments	(111,942)	22,689
Investments sold or repaid	(3,847,707)	(1,292,333)

Total investments, end of period	$80,347,851	$73,407,376

Amount of investments funded at principal:
First lien debt	$1,760,820	$4,343,019
Second lien debt	—	200,637
Structured finance obligations - debt instruments	—	21,401
Structured finance obligations - equity instruments	4,491	89,122
Equity and other	30,227	172,793

Total	$1,795,538	$4,826,972

Proceeds from investments sold or repaid:
First lien debt	$(3,286,250)	$(1,230,448)
Second lien debt	(157,640)	(5,690)
Unsecured debt	(1,157)	—
Structured finance obligations - debt instruments	(210,582)	(10,043)
Structured finance obligations - equity instruments	(8,825)	(5,504)
Equity and other	(183,253)	(40,648)

Total	$(3,847,707)	$(1,292,333)

	June 30, 2026	December 31, 2025
Number of portfolio companies	653	700
Weighted average yield on performing debt and income producing investments, at amortized cost (1)(2)	9.0%	9.2%
Weighted average yield on performing debt and income producing investments, at fair value (1)(2)	9.2%	9.3%
Average loan-to-value (LTV) (3)	47.1%	45.9%
Percentage of performing debt investments bearing a floating rate (4)	99.8%	99.7%
Percentage of performing debt investments bearing a fixed rate (4)	0.2%	0.3%
Percentage of assets on non-accrual, at amortized cost (5)	2.2%	0.6%
Percentage of assets on non-accrual, at fair value (5)	1.1%	0.4%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or amortized cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of June 30, 2026 and December 31, 2025, the weighted average total portfolio yield at amortized cost was 8.4% and 9.1%, respectively. As of June 30, 2026 and December 31, 2025, the weighted average total portfolio yield at fair value was 8.7% and 9.2%, respectively.

(3)

Includes all private debt investments for which fair value is determined by our Board in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recent quarter-end.

(4)

As a percentage of total fair value of performing debt investments. As of June 30, 2026 and December 31, 2025, performing debt investments bearing a floating rate represented 95.9% and 95.3%, respectively, of total investments at fair value (excluding investments in joint ventures).

(5)	As a percentage of total amortized cost or fair value of investments (excluding investments in joint ventures).

As of June 30, 2026 and June 30, 2025, our portfolio companies had a weighted average annual EBITDA of $278 million and $251 million, respectively. These calculations include all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Amounts are weighted based on the fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by us, and may reflect a normalized or adjusted amount. Accordingly, we make no representation or warranty in respect of this information.

For additional information on our investments, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 4. Investments.”

BCRED Emerald JV LP

BCRED Emerald JV LP (“Emerald JV”), a Delaware limited partnership, was formed as a joint venture between the Company and a large North American pension fund, commenced operations on January 19, 2022 and operates under a limited partnership agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans and to a lesser extent make other debt and equity investments.

As of June 30, 2026, the Company and entities affiliated with, and controlled by, a North American pension fund (collectively, the “Emerald JV Partner”) committed to contribute up to $2,250.0 million and $750.0 million, of capital, respectively, to the Emerald JV.

As of June 30, 2026, the Company and the Emerald JV Partner had contributed (net of returns of capital), $1,836.0 million and $612.0 million, respectively. As of June 30, 2026, the Company and the Emerald JV Partner had $414.0 million and $138.0 million, respectively, of capital remained uncalled.

The Company and the Emerald JV Partner own 75% and 25%, respectively, of the equity ownership interests of the Emerald JV. The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s general partner, have equal control of the Emerald JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Emerald JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner. The Company does not consolidate the Emerald JV.

The following table is a summary of Emerald JV’s portfolio as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Total investments, at fair value	$6,431,976	$6,496,980
Total senior secured debt investments, at fair value	$5,259,582	$6,471,011
Number of portfolio companies	308	361
Weighted average yield on performing debt and income producing investments, at amortized cost (1)(2)	8.0%	8.2%
Weighted average yield on performing debt and income producing investments, at fair value (1)(2)	8.4%	8.4%
Percentage of performing debt investments bearing a floating rate (3)	99.8%	99.9%
Percentage of assets on non-accrual, at amortized cost (4)	3.5%	0.7%
Percentage of assets on non-accrual, at fair value (4)	1.6%	0.6%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or amortized cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of June 30, 2026 and December 31, 2025, the weighted average total portfolio yield at amortized cost was 6.3% and 8.0%, respectively. As of June 30, 2026 and December 31, 2025, the weighted average total portfolio yield at fair value was 6.7% and 8.3%, respectively.

(3)

As a percentage of total fair value of performing debt investments. As of June 30, 2026 and December 31, 2025, performing debt investments bearing a floating rate represented 80.1% and 98.9%, respectively, of total investment at fair value.

(4)	As a percentage of total amortized cost or fair value of investments of Emerald JV.

BCRED Verdelite JV LP

BCRED Verdelite JV LP (“Verdelite JV”), a Delaware limited partnership, was formed as a joint venture between the Company and an entity managed by an alternative credit management investment firm with a specialized focus on structured and syndicated credit, including CLO management (the “Verdelite JV Partner”), commenced operations on October 21, 2022 and operates under a limited partnership agreement. The Verdelite JV’s principal purpose is to make investments, primarily in broadly syndicated loans.

As of June 30, 2026, the Company and the Verdelite JV Partner committed to contribute up to $147.0 million and $21.0 million of capital, respectively, to the Verdelite JV. As of June 30, 2026, the Company had contributed (net of returns of capital) $117.7 million and the Verdelite JV Partner had contributed (net of returns of capital) $16.8 million and $29.3 million of capital remained uncalled from the Company and $4.2 million of capital remained uncalled from the Verdelite JV Partner.

The Company and the Verdelite JV Partner own 87.5% and 12.5%, respectively, of the equity ownership interests of the Verdelite JV. The Company and the Verdelite JV Partner, through their joint control of the Verdelite JV’s general partner, have equal control of the Verdelite JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Verdelite JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Verdelite JV must be approved by the Verdelite JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Verdelite JV Partner. The Company does not consolidate the Verdelite JV.

The following table is a summary of Verdelite JV’s portfolio as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Total investments, at fair value	$573,212	$714,200
Total senior secured debt investments, at fair value	$573,212	$714,200
Number of portfolio companies	278	281
Weighted average yield on performing debt and income producing investments, at amortized cost (1)(2)	6.7%	6.8%
Weighted average yield on performing debt and income producing investments, at fair value (1)(2)	6.9%	6.9%
Percentage of performing debt investments bearing a floating rate (3)	100.0%	100.0%
Percentage of assets on non-accrual, at amortized cost (4)	1.6%	—%
Percentage of assets on non-accrual, at fair value (4)	0.8%	—%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or amortized cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of June 30, 2026 and December 31, 2025, the weighted average total portfolio yield at amortized cost was 6.6% and 6.8%, respectively. As of June 30, 2026 and December 31, 2025, the weighted average total portfolio yield at fair value was 6.8% and 6.9%, respectively.

(3)

As a percentage of total fair value of performing debt investments. As of June 30, 2026 and December 31, 2025, performing debt investments bearing a floating rate represented 99.2% and 100.0%, respectively, of total investment at fair value.

(4)	As a percentage of total amortized cost or fair value of investments of Verdelite JV.

For additional information on the Emerald JV and Verdelite JV, including a listing of portfolio investments for each, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 11. Joint Ventures.”

Results of Operations

The following table represents the operating results (dollar amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total investment income	$1,830,865	$1,843,807	$3,722,967	$3,685,242
Total expenses before tax expense	849,107	809,529	1,714,408	1,609,219

Net investment income before tax expense	981,758	1,034,278	2,008,559	2,076,023
Excise and other tax expense	9,691	1,765	9,703	9,548

Net investment income after tax expense	972,067	1,032,513	1,998,856	2,066,475
Net change in unrealized appreciation (depreciation), net of income tax (provision) benefit	(811,652)	78,938	(1,849,955)	(128,496)
Net realized gain (loss), net of tax expense	(65,699)	(113,736)	(104,086)	(180,955)

Net increase (decrease) in net assets resulting from operations	$94,716	$997,715	$44,815	$1,757,024

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. As a result, comparisons may not be meaningful.

Investment Income

Investment income was as follows (dollar amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest income	$1,669,386	$1,650,046	$3,348,050	$3,304,080
Payment-in-kind interest income	102,974	105,169	216,234	203,071
Dividend income	56,908	79,205	130,732	161,215
Non-cash dividend income	36	—	18,556	—
Other income	1,561	9,387	9,395	16,876

Total investment income	$1,830,865	$1,843,807	$3,722,967	$3,685,242

Total investment income decreased to $1.8 billion for the three months ended June 30, 2026, a decrease of $12.9 million or 1% compared to the same period in the prior year. The decrease was primarily attributable to a lower weighted average yield on the portfolio, partially offset by an increase in average investments. Average investments at fair value increased by 11% to $78,957.6 million for the three months ended June 30, 2026, compared to $71,286.0 million for the three months ended June 30, 2025.

Total investment income increased to $3.7 billion for the six months ended June 30, 2026, an increase of $37.7 million or 1% compared to the same period in the prior year. This increase was primarily attributable to an increase in the average investments, partially offset by a lower weighted average yield on the portfolio. Average investments at fair value increased by 14% to $80,455.5 million for the six months ended June 30, 2026, compared to $70,541.6 million for the six months ended June 30, 2025.

Additionally, for the three months ended June 30, 2026, we recorded $19.2 million of non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts, etc.) compared to $6.1 million for the same period in the prior year, primarily due to increased prepayments. For the six months ended June 30, 2026, we recorded $37.0 million of non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts, etc.), compared to $51.9 million for the same period in the prior year, primarily due to increased prepayments.

For the three months ended June 30, 2026 and 2025, PIK interest and non-cash dividend income represented 5.6% and 5.7% of total investment income, respectively, and 10.6% and 10.2% of net investment income, respectively. For the six months ended June 30, 2026 and 2025, PIK interest and non-cash dividend income represented 6.3% and 5.5% of total investment income, respectively, and 11.7% and 9.8% of net investment income, respectively. We expect that PIK interest and non-cash dividend income will vary based on the elections of certain borrowers.

We expect that investment income will vary based on a variety of factors including the pace of our originations, repayments and changes in interest rates.

Elevated interest rates continued to favorably impact our investment income for the three and six months ended June 30, 2026. Despite gradual decreases in interest rates during 2025, inflation has remained above the U.S. Federal Reserve’s target level, and interest rates remain elevated. Following three consecutive rate cuts in 2025, the U.S. Federal Reserve held interest rates steady since December 2025 and for the first half of 2026 and noted, among other matters, that it would continue to assess and monitor incoming information in considering additional adjustments. Future decreases in benchmark interest rates may adversely impact our investment income. Conversely, future increases in benchmark interest rates and the resulting impacts to cost of capital have the potential to negatively impact the free cash flow and credit quality of certain borrowers which could impact their ability to make principal and interest payments. If such interest rate fluctuations occur concurrently with a period of economic weakness or a slowdown in growth, our borrowers’ and our portfolio performance may be negatively impacted. Further, significant market dislocation as a result of changing economic conditions could limit the liquidity of certain assets traded in the credit markets, and this could impact our ability to sell such assets at attractive prices or in a timely manner.

Expenses

Expenses were as follows (dollar amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest expense	$513,276	$478,009	$1,025,044	$957,644
Management fees	142,134	138,774	294,147	267,881
Income based incentive fees	143,051	151,790	294,230	303,567
Capital gains based incentive fees	—	—	—	—
Distribution and shareholder servicing fees
Class S	28,979	29,611	60,072	57,699
Class D	308	410	678	796
Professional fees	3,866	1,454	7,572	2,725
Board of Trustees’ fees	267	236	506	478
Administrative service expenses	4,047	2,028	8,192	4,268
Other general and administrative expenses	12,215	6,162	22,003	11,983
Amortization of continuous offering costs	964	1,055	1,964	2,178

Total expenses before tax expense	849,107	809,529	1,714,408	1,609,219
Net investment income before tax expense	981,758	1,034,278	2,008,559	2,076,023
Excise and other tax expense	9,691	1,765	9,703	9,548

Net investment income after tax expense	$972,067	$1,032,513	$1,998,856	$2,066,475

Interest Expense

Total interest expense increased to $513.3 million for the three months ended June 30, 2026, an increase of $35.3 million or 7% compared to the same period in the prior year. The increase was primarily driven by a higher average principal amount of debt outstanding, partially offset by a lower weighted average interest rate on our borrowings relative to the same period in the prior year.

The average principal amount of debt outstanding increased to $35,890.4 million for the three months ended June 30, 2026 from $29,973.3 million for the same period in the prior year. Our weighted average interest rate (including unused fees, amortization of debt issuance costs (including premiums and discounts), and the impact of the application of hedge accounting and excluding amortization of deferred financing costs) decreased to 5.54% for the three months ended June 30, 2026, from 6.20% for the same period in the prior year. Our weighted average all-in cost of debt (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of the application of hedge accounting) decreased to 5.66% for the three months ended June 30, 2026, from 6.31% for the same period in the prior year.

Total interest expense increased to $1.0 billion for the six months ended June 30, 2026, an increase of $67.4 million or 7% compared to the same period in the prior year. The increase was primarily driven by a higher average principal amount of debt outstanding, partially offset by a lower weighted average interest rate on our borrowings relative to the same period in the prior year.

The average principal amount of debt outstanding increased to $35,988.8 million for the six months ended June 30, 2026, from $30,444.0 million for the same period in the prior year. Our weighted average interest rate (including unused fees, amortization of debt issuance costs (including premiums and discounts), and the impact of the application of hedge accounting and excluding amortization of deferred financing costs) decreased to 5.53% for the six months ended June 30, 2026, from 6.15% for the same period in the prior year. Our weighted average all-in cost of debt (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of the application of hedge accounting) decreased to 5.66% for the six months ended June 30, 2026, from 6.26% for the same period in the prior year.

Management Fees

Management fees increased to $142.1 million for the three months ended June 30, 2026, an increase of $3.4 million or 2% compared to the same period in the prior year, primarily due to an increase in weighted average net assets to $45,464.8 million for the three months ended June 30, 2026, compared to $50,167.3 million for the same period in the prior year.

Management fees increased to $294.1 million for the six months ended June 30, 2026, an increase of $26.3 million or 10% compared to the same period in the prior year, primarily due to an increase in weighted average net assets to $47,017.0 million for the six months ended June 30, 2026, compared to $43,003.8 million for the same period in the prior year.

Income Based Incentive Fees

Income based incentive fees decreased to $143.1 million for the three months ended June 30, 2026, a decrease of $8.7 million or 5.8% compared to the same period in the prior year, primarily due to a decrease in pre-incentive fee net investment income. Pre-incentive fee net investment income decreased to $1,144.4 million for the three months ended June 30, 2026 from $1,214.3 million for the same period in the prior year.

Income based incentive fees decreased to $294.2 million for the six months ended June 30, 2026, a decrease of $9.3 million or 3.1% compared to the same period in the prior year, primarily due to a decrease in pre-incentive fee net investment income. Pre-incentive fee net investment income decreased to $2,353.8 million for the six months ended June 30, 2026, from $2,428.5 million for the same period in the prior year.

Capital Gains Based Incentive Fees

We accrued no capital gains-based incentive fees for the three and six months ended June 30, 2026 and 2025.

The accrual for any capital gains-based incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reduction of previously recorded expense if such cumulative amount is less in the prior period. If such cumulative amount is negative, then there is no accrual.

Other Expenses

Total other expenses increased to $50.6 million for the three months ended June 30, 2026, an increase of $9.7 million or 24% compared to the same period in the prior year. Total other expenses for the three months ended June 30, 2026 primarily consist of $29.3 million of shareholder servicing and/or distribution fees paid with respect to Class S and Class D investors, $12.2 million of general and administrative expenses (including insurance, filing, research, fees paid to the State Street Sub-Administrator and transfer agent, and other expenses), $4.0 million of administrative service expenses, and $3.9 million of professional fees (including legal, rating agencies, audit, tax, valuation, technology and other professional fees related to management of the Company). The increase compared to the prior year was primarily driven by an increase in other general and administrative expense and costs attributable to professional fees.

Total other expenses increased to $101.0 million for the six months ended June 30, 2026, an increase of $20.9 million or 26% compared to the same period in the prior year. Total other expenses for the six months ended June 30, 2026 primarily consist of $60.8 million of shareholder servicing and/or distribution fees paid with respect to Class S and Class D investors, $22.0 million of general and administrative expenses (including insurance, filing, research, fees paid to the State Street Sub-Administrator and transfer agent, and other expenses), $8.2 million of administrative service expenses, and $7.6 million of professional fees (including legal, rating agencies, audit, tax, valuation, technology and other professional fees related to management of the Company). The increase compared to the prior year was primarily driven by an increase in other general and administrative expense and costs attributable to professional fees.

Income Taxes, Including Excise Taxes

We elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for and maintain tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of the sum of our investment company taxable income, as defined by the Code (without regard to the deduction for dividends paid), and net tax-exempt income for that taxable year.

Depending on the level of taxable income earned in a tax year, we may carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.

For the three months ended June 30, 2026 and 2025, we accrued $1.3 million and $1.8 million, respectively, of U.S. federal excise tax.

For the six months ended June 30, 2026 and 2025, we accrued $1.3 million and $9.5 million, respectively, of U.S. federal excise tax.

BCRED Investments LLC (“BCRED Investments”), a wholly-owned and consolidated subsidiary that was formed in 2021, is a Delaware limited liability company which has elected to be treated as a corporation for U.S. tax purposes. As such, BCRED Investments is subject to certain U.S. federal, state and local taxes. For the three months ended June 30, 2026, and 2025, BCRED Investments recorded an income tax provision of $8.6 million and $3.7 million, respectively. For the six months ended June 30, 2026, and 2025, BCRED Investments recorded an income tax provision of $7.7 million and $5.0 million, respectively.

As of June 30, 2026 and 2025, BCRED Investments recorded a deferred tax liability of $4.8 million, and $14.0 million, respectively, which is included within Accrued expenses and other liabilities in the Condensed Consolidated Statements of Assets and Liabilities.

For the three and six months ended June 30, 2026, BCRED Investments recorded a current tax expense of $11.0 million, of which $8.4 million is related to dividend income, on a GAAP basis, and is included in Excise and other tax expense in the Condensed Consolidated Statements of Operations, and $2.6 million which was substantially related to realized gains associated with the sale of an investment in a partnership interest and is included in Current tax expense on realized gains in the Condensed Consolidated Statements of Operations.

For the three and six months ended June 30, 2025, BCRED Investments recorded a current tax expense of $0.0 million and $1.2 million, respectively, which was substantially related to realized gains associated with the sale of an investment in a partnership interest and is included in Current tax expense on realized gains in the Condensed Consolidated Statements of Operations.

Net Unrealized Gain (Loss)

Net change in unrealized gain (loss) was comprised of the following (dollar amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net change in unrealized gain (loss) on investments	$(795,560)	$127,070	$(1,872,006)	$(65,158)
Net change in unrealized gain (loss) on derivative instruments	(21,754)	(48,560)	23,018	(61,350)
Net change in unrealized gain (loss) on foreign currency and other transactions	(2,983)	4,130	(8,678)	3,048
Income tax (provision) benefit	8,645	(3,702)	7,711	(5,036)

Net change in unrealized appreciation (depreciation), net of income tax (provision) benefit	$(811,652)	$78,938	$(1,849,955)	$(128,496)

For the three months ended June 30, 2026, the net change in unrealized depreciation, net of income tax provision was $811.7 million, compared to $78.9 million net change in unrealized appreciation for the same period in the prior year. The depreciation for the three months ended June 30, 2026 was primarily driven by net unrealized losses on investments of $795.6 million, which were mainly attributable to declines in the fair value of certain debt investments. The fair value of our debt investments as a percentage of principal decreased by 1.0% for the three months ended June 30, 2026, driven primarily by changes in certain portfolio company fundamentals and broader economic conditions.

In addition, we recorded net unrealized losses of $21.8 million and $3.0 million on derivative instruments and foreign currency transactions, respectively, primarily resulting from fluctuations in the GBP, CAD and EUR exchange rates vs. USD.

For the six months ended June 30, 2026, the net change in unrealized depreciation net of income tax provision was $1,850.0 million, compared to $128.5 million for the same period in the prior year. The increase in depreciation was primarily driven by net unrealized losses on investments of $1,872.0 million, which were mainly attributable to declines in the fair value of certain debt investments. The fair value of our debt investments as a percentage of principal decreased by 1.8% for the six months ended June 30, 2026, driven primarily by changes in certain portfolio company fundamentals and broader economic conditions.

In addition, we recorded net unrealized losses of $8.7 million on foreign currency transactions, primarily attributable to fluctuations in the EUR exchange rate vs. USD.

Partially offsetting this depreciation six months ended June 30, 2026 were net unrealized gains of $23.0 million on derivative instruments, primarily resulting from fluctuations in the SEK, GBP and CAD exchange rates vs. USD.

Net Realized Gain (Loss)

The realized gains and losses on fully exited and partially exited investments comprised of the following (dollar amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net realized gain (loss) on investments	$(144,766)	$22,689	$(179,673)	$(36,490)
Net realized gain (loss) on derivative instruments	59,611	(139,450)	79,216	(158,862)
Net realized gain (loss) on foreign currency and other transactions	24,628	3,819	1,934	16,434
Net realized gain (loss) on extinguishment of debt	(2,573)	(794)	(2,964)	(794)
Current tax expense on realized gains	(2,599)	—	(2,599)	(1,243)

Net realized gain (loss), net of tax expense	$(65,699)	$(113,736)	$(104,086)	$(180,955)

For the three months ended June 30, 2026, the net realized loss, net of tax expense, was $65.7 million, compared to $113.7 million for the same period in the prior year. The net realized loss during the current period was primarily driven by the net realized losses on investments of $144.8 million, which were mainly attributable to the restructuring of certain debt investments and full or partial sales of investments.

In addition, we recognized losses on the extinguishment of debt of $3.0 million in connection with the repayment of certain financing arrangements, which primarily reflected the acceleration of unamortized debt issuance costs.

Partially offsetting these losses were net realized gains of $59.6 million and $24.6 million on derivative instruments and foreign currency and other transactions, respectively. Net realized gains on derivative instruments were primarily attributable to the settlement of foreign currency derivative transactions, mainly USD vs. EUR and CAD forwards. Net realized gains on foreign currency and other transactions mainly reflected fluctuations in the EUR and GBP exchange rates vs. USD.

For the six months ended June 30, 2026, the net realized losses, net of tax expense, was $104.1 million, compared to $181.0 million for the same period in the prior year. The net realized losses during the current period was primarily driven by realized losses on investments of $179.7 million, which were mainly attributable to the restructuring of certain debt investments and full or partial sales of investments, partially offset by gains on sales of equity investments.

In addition, we recognized losses on the extinguishment of debt of $3.0 million in connection with the repayment of certain financing arrangements which primarily reflected the acceleration of unamortized debt issuance costs.

Partially offsetting these losses were net realized gains of $79.2 million and $1.9 million on derivative instruments and foreign currency and other transactions, respectively. Net realized gains on derivative instruments were primarily a result of the settlement of foreign currency derivative transactions, mainly USD vs. EUR and CAD forwards. Net realized gains on foreign currency and other transactions mainly reflected fluctuations in the EUR and GBP exchange rates vs. USD.

Financial Condition, Liquidity and Capital Resources

We generate cash primarily from the net proceeds of our continuous offering of Common Shares, proceeds from net borrowings on our credit facilities and unsecured debt issuances, income earned and repayments on principal on our debt investments. The primary uses of our cash and cash equivalents are for (i) originating and purchasing debt and other investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our share repurchase program and (v) cash distributions to the holders of our Common Shares.

As of June 30, 2026 and December 31, 2025, our debt consisted of asset based leverage facilities, a revolving credit facility, unsecured note issuances, short term borrowings related to repurchase obligations and debt securitizations. We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations, unsecured debt and other forms of debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than USD. Additionally, any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As of June 30, 2026 and December 31, 2025, we had an aggregate principal amount of $35.3 billion and $35.1 billion of debt outstanding and our asset coverage ratio was 221.3% and 235.7%, respectively.

Cash and cash equivalents (excluding restricted cash) of $1.1 billion as of June 30, 2026, taken together with our $16.6 billion of unused capacity under our credit facilities (subject to borrowing base availability, $16.2 billion is available to borrow), proceeds from new or amended financing arrangements and the continuous offering of our Common Shares is expected to be sufficient for our investing activities and to conduct our operations in the near term. This determination is based in part on our expectations for the timing of funding investment purchases and the timing and amount of future proceeds from sales of our Common Shares and the use of existing and future financing arrangements. As of June 30, 2026, we had a significant amount of unfunded commitments, which we plan to fund using proceeds from offering our Common Shares and available borrowing capacity under our credit facilities. Additionally, we held $3.0 billion of Level 2 investments as of June 30, 2026.

Although we have historically been able to obtain sufficient borrowing capacity, a deterioration in economic conditions or any other negative economic developments could restrict our access to financing in the future. We may not be able to find new financing for future investments or liquidity needs and, even if we are able to obtain such financing, such financing may not be on as favorable terms as we have previously obtained. These factors may limit our ability to make new investments and adversely impact our results of operations.

As of June 30, 2026, we had $2.0 billion in cash and cash equivalents (including restricted cash). For the six months ended June 30, 2026, cash provided by operating activities was $4.4 billion, primarily due to proceeds from sales of investments and principal repayments of $8.8 billion and the adjustment for net unrealized depreciation of investments to net assets resulting from operations of $1.9 billion, partially offset by purchases of investments of $6.1 billion. Cash used in financing activities was $4.7 billion during the period, primarily as a result of share repurchases, net of early repurchase deduction paid, of $5.3 billion, and dividends paid in cash of $1.2 billion, partially offset by proceeds from the issuance of our Common Shares of $1.8 billion.

Equity

The following table presents transactions in the Common Shares (dollars in thousands except share amounts):

	For the three months ended June 30, 2026
	Shares	Amount
CLASS I
Subscriptions	13,893,712	$335,039
Share transfers between classes	8,786,920	210,611
Distributions reinvested	13,906,090	334,638
Share repurchases	(79,162,113)	(1,872,204)
Early repurchase deduction	—	274

Net increase (decrease)	(42,575,391)	(991,642)

CLASS S
Subscriptions	3,753,204	90,375
Share transfers between classes	(2,346,581)	(56,429)
Distributions reinvested	6,730,320	161,951
Share repurchases	(13,174,718)	(311,627)
Early repurchase deduction	—	119

Net increase (decrease)	(5,037,775)	(115,611)

CLASS D
Subscriptions	1,299,612	31,226
Share transfers between classes	(6,440,339)	(154,182)
Distributions reinvested	58,166	1,400
Share repurchases	(883,176)	(20,888)
Early repurchase deduction	—	4

Net increase (decrease)	(5,965,737)	(142,440)

Total net increase (decrease)	(53,578,903)	$(1,249,693)

	For the six months ended June 30, 2026
	Shares	Amount
CLASS I
Subscriptions	55,685,570	$1,366,966
Share transfers between classes	13,341,031	322,410
Distributions reinvested	28,585,613	696,023
Share repurchases	(173,351,086)	(4,150,612)
Early repurchase deduction	—	1,079

Net increase (decrease)	(75,738,872)	(1,764,134)

CLASS S
Subscriptions	15,493,323	379,507
Share transfers between classes	(6,774,720)	(165,098)
Distributions reinvested	13,638,833	332,006
Share repurchases	(50,392,979)	(1,211,943)
Early repurchase deduction	—	470

Net increase (decrease)	(28,035,543)	(665,058)

CLASS D
Subscriptions	1,494,138	36,029
Share transfers between classes	(6,566,311)	(157,312)
Distributions reinvested	130,781	3,188
Share repurchases	(3,126,154)	(75,145)
Early repurchase deduction	—	18

Net increase (decrease)	(8,067,546)	(193,222)

Total net increase (decrease)	(111,841,961)	$(2,622,414)

Distributions and Distribution Reinvestment Plan

The following tables summarize our distributions declared and payable for the six months ended June 30, 2026 (dollar amounts in thousands, except per share amounts):

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2026	January 31, 2026	February 26, 2026	$0.2000	$267,765
February 19, 2026	February 28, 2026	March 26, 2026	0.2000	271,817
March 19, 2026	March 31, 2026	April 28, 2026	0.2000	274,504
April 20, 2026	April 30, 2026	May 28, 2026	0.2000	258,268
May 20, 2026	May 31, 2026	June 25, 2026	0.2000	260,124
June 22, 2026	June 30, 2026	July 28, 2026	0.2000	262,968

			$1.2000	$1,595,446

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2026	January 31, 2026	February 26, 2026	$0.1824	$107,734
February 19, 2026	February 28, 2026	March 26, 2026	0.1825	108,650
March 19, 2026	March 31, 2026	April 28, 2026	0.1827	109,426
April 20, 2026	April 30, 2026	May 28, 2026	0.1829	103,322
May 20, 2026	May 31, 2026	June 25, 2026	0.1830	103,813
June 22, 2026	June 30, 2026	July 28, 2026	0.1830	104,271

			$1.0965	$637,216

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2026	January 31, 2026	February 26, 2026	$0.1948	$4,701
February 19, 2026	February 28, 2026	March 26, 2026	0.1949	4,709
March 19, 2026	March 31, 2026	April 28, 2026	0.1949	4,722
April 20, 2026	April 30, 2026	May 28, 2026	0.1950	4,331
May 20, 2026	May 31, 2026	June 25, 2026	0.1950	4,466
June 22, 2026	June 30, 2026	July 28, 2026	0.1950	3,296

			$1.1696	$26,225

With respect to distributions, we have adopted an “opt out” distribution reinvestment plan (the “DRIP”) for shareholders. As a result, in the event of a declared cash distribution or other distribution, each shareholder that has not “opted out” of the DRIP will have their dividends or distributions automatically reinvested in additional Common Shares rather than receiving cash distributions. Shareholders who receive distributions in the form of Common Shares will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

For additional information on our distributions and DRIP, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Share Repurchase Program

We have implemented a share repurchase program under which, at the discretion of our Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. Additionally, pursuant to Rule 23c-1(a)(10) under the 1940 Act, the Company may also repurchase its outstanding Common Shares outside of the share repurchase program. All Common Shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent the Company offers to repurchase Common Shares in any particular quarter, it is expected to repurchase Common Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the valuation date used in the repurchase of such Common Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; or due to trade or operational error. In addition, the Company’s Common Shares are sold to certain investment vehicles (including feeder vehicles, registered investment companies or other investment funds), discretionary model portfolios and other similar arrangements. The Company, in its discretion, may waive Early Repurchase Deduction for such investment vehicles, discretionary model portfolios and other similar arrangements in appropriate circumstances, including, but not limited to, for administrative, operational, rebalancing, regulatory or other purposes. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

For additional information on our share repurchase program, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Borrowings

As of June 30, 2026 and December 31, 2025, we had an aggregate principal amount of $35.3 billion and $35.1 billion, respectively, of debt outstanding.

For additional information on our debt obligations see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 7. Borrowings.”

Interest Rate Swaps

We use interest rate swaps to mitigate interest rate risk associated with our fixed rate liabilities, and have designated certain interest rate swaps to be in a hedge accounting relationship.

See “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 2. Significant Accounting Policies—Derivative Instruments” and “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 6. Derivatives” for additional disclosure regarding our derivative instruments designated in a hedge accounting relationship.

Off-Balance Sheet Arrangements

Portfolio Company Commitments

Our investment portfolio contains and is expected to continue to contain debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of June 30, 2026 and December 31, 2025, we had unfunded commitments, including delayed draw term loans and revolvers with an aggregate principal amount of $9.6 billion and $13.4 billion, respectively.

Additionally, from time to time, the Advisers and their affiliates may commit to an investment or commit to backstop the commitment of another lender on behalf of the investment vehicles they manage, including the Company. Certain terms of these investments or backstop arrangements are not finalized at the time of the commitment and each respective investment vehicle’s allocation may change prior to the date of funding. In this regard, as of June 30, 2026 and December 31, 2025, we estimate that $1,364.7 million and $1,271.1 million, respectively, of investments and backstop arrangements were committed but not yet funded.

Other Commitments and Contingencies

As of June 30, 2026 and December 31, 2025, $515.0 million and $497.3 million, respectively, of capital committed remained uncalled from the Company in relation to capital commitments to Emerald JV, Verdelite JV and SLC.

From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. As of June 30, 2026, management is not aware of any material pending legal proceedings.

Related-Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;

•	the Sub-Advisory Agreement;

•	the Administration Agreement;

•	the Intermediary Manager Agreement; and

•	the Expense Support and Conditional Reimbursement Agreement.

In addition to the aforementioned agreements, we, Blackstone, our Advisers and certain of their affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Advisers, Blackstone or their affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and other pertinent factors.

The Company has investments in joint ventures that have been considered controlled/affiliated companies, including Emerald JV and Verdelite JV. From time to time, the Company may purchase investments from or sell investments to Emerald JV and Verdelite JV. For the six months ended June 30, 2026, the Company sold an investment to the Emerald JV with a par value of $1.1 billion, for a total cash purchase price based on then-current fair value (at the time of purchase) of $1.1 billion. The Company recognized $0.2 million of net realized gains as a result of sales of investments to the Emerald JV and are included in net realized gain (loss) on investments in the Condensed Consolidated Statements of Operations. For the six months ended June 30, 2026, the Company did not purchase investments from or sell investments to Verdelite JV.

See “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions” and “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 11. Joint Ventures.”

Recent Developments

Macroeconomic Environment

The six months ended June 30, 2026 were characterized by volatility and uncertainty in global markets, driven by investor concerns over inflation, elevated interest rates, and ongoing political and regulatory uncertainty, as well as geopolitical instability stemming from the conflicts in Ukraine and Iran and escalating conflicts in other parts of the Middle East.

Despite ongoing uncertainty relating to geopolitical conditions, the path of interest rates and artificial intelligence disruption in certain sectors, the economic backdrop has remained constructive. Nevertheless, inflation has remained above the U.S. Federal Reserve’s target level and interest rates remain elevated relative to the interest rate environment prior to the inflationary spike in 2022-2023. Following three consecutive rate cuts in 2025, the U.S. Federal Reserve held interest rates steady since December 2025 and for the first half of 2026 and noted, among other matters, that it would continue to assess and monitor incoming information in considering additional adjustments. While our business model benefits from elevated interest rates which, all else being equal, correlate to increases in our net income, higher borrowing costs may strain our existing portfolio companies, potentially leading to nonperformance. Rising interest rates can dampen consumer spending and slow corporate profit growth, negatively impacting our portfolio companies, particularly those vulnerable to economic downturns or recessions. While further interest rate hikes are not expected at this time, any renewed increases could lead to a rise in non-performing assets and decline in portfolio value if investment write-downs become necessary. Additionally, adverse economic conditions may erode the value of collateral securing some of our loans and reduce the value of our equity investments. It remains difficult to predict the full impact of recent and any future changes with respect to interest rates or inflation.

Further contributing to economic uncertainty, the current U.S. presidential administration has taken substantial actions with respect to international trade policy, including seeking to renegotiate certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries. In February 2026, the U.S. Supreme Court ruled that many of the tariffs recently imposed by the U.S. government exceeded its authority, thereby invalidating many, but not all, of such tariffs. Subsequent to the U.S. Supreme Court’s ruling, the U.S. presidential administration raised potential alternative means through which the administration could impose tariffs and has imposed new tariffs in July 2026. Such uncertainty and/or tariffs or counter-measures could further increase costs, decrease margins, reduce the competitiveness of products and services offered by our portfolio companies and adversely affect the revenues and profitability of our portfolio companies whose businesses rely on imported goods. Meanwhile, substantial reductions in government spending could negatively affect certain of our portfolio companies that rely on government contracts, destabilize the U.S. government contracting market and harm our ability to generate expected returns. Additionally, changes in the regulation or enforcement of bank lending and capital requirements could have material and adverse effects on the private credit market. In light of these developments, there can be no assurances that political and regulatory conditions will not worsen and adversely affect the Company, its portfolio companies or their respective financial performance.

Critical Accounting Estimates

The preparation of the condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ.

Our critical accounting policies and estimates, including those relating to the valuation of our investment portfolio, are described in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026, and elsewhere in our filings with the SEC. There have been no material changes in our critical accounting policies and practices.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Uncertainty with respect to the economic conditions has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks. We are subject to financial market risks, including valuation risk and interest rate risk. Our exposure to valuation risk has not materially changed from what was previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow.

Accordingly, we cannot assure shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income.

In a declining interest rate environment, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net income and potentially adversely affecting our operating results. Conversely, in a rising interest rate environment, such difference could potentially increase thereby increasing our net income as indicated per the table below.

As of June 30, 2026, 99.8% of our performing debt investments based on fair value in our portfolio were at floating rates. Based on our Condensed Consolidated Statements of Assets and Liabilities as of June 30, 2026, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates (considering interest rate floors and ceilings for floating rate instruments assuming no changes in our investment and borrowing structure) (dollar amounts in thousands):

	Interest Income	Interest Expense	Net Income (1)
Up 300 basis points	$2,255,596	$(958,611)	$1,296,985
Up 200 basis points	1,503,719	(639,074)	864,645
Up 100 basis points	751,843	(319,537)	432,306
Down 100 basis points	(751,111)	319,537	(431,574)
Down 200 basis points	(1,498,656)	639,074	(859,582)
Down 300 basis points	(2,191,012)	958,611	(1,232,401)

(1)

Excludes the impact of incentive fees. See “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions” for further information.

We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of changes in interest rates with respect to our portfolio investments.

Item 4. Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures (as that term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in the Company’s reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. An evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report on Form 10-Q was made under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer.

Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that the design and operation of our disclosure controls and procedures are (a) effective at the reasonable assurance level to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

(b) Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

We are not currently subject to any material legal proceedings. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us.

Item 1A. Risk Factors.

There have been no material changes to the risk factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Refer to our Current Reports on Form 8-K filed with the SEC on April 21, 2026, May 21, 2026 and June 23, 2026 for information about unregistered sales of our equity securities during the quarter.

For the three months ended June 30, 2026, approximately 93,220,007 Common Shares were repurchased for a total value of $2,204.3 million (net of Early Repurchase Deduction).

The following table sets forth information regarding repurchases of Common Shares pursuant to the Company’s share repurchase program for the three months ended June 30, 2026:

Commencement Date	Repurchase deadline request	Total Number of Shares Repurchased (all classes)(1)	Percentage of Outstanding Shares Repurchased (2)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (in thousands)(1)(3)	Maximum number of shares that may yet be purchased under the repurchase program (4)
May 1, 2026	May 29, 2026	93,220,007	5.0%	$23.65	June 30, 2026	$2,204,322	—

(1)

For the three months ended June 30, 2026, repurchases include 119,735 Common Shares repurchased at a price equal to the Company’s net asset value per share as of March 31, 2026 pursuant to the Company’s tender offer that expired on March 2, 2026.

(2)	Percentage is based on total shares as of the close of the previous calendar quarter.
(3)	Amounts shown net of Early Repurchase Deduction.
(4)

For the three months ended June 30, 2026, the Company received repurchase requests that exceeded its quarterly limits and accepted requests on a pro-rata basis in accordance with the terms of the Company’s share repurchase program.

For additional information on our share repurchases, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Revolving Credit Facility Amendment

On August 10, 2026, the Revolving Credit Facility was amended pursuant to Amendment No. 5 (the “Revolver Fifth Amendment”), among the Company, as borrower, each of the lenders from time to time party thereto and Citibank, N.A., as administrative agent. The Revolver Fifth Amendment provides for, among other things, (a) an extension of the period during which the Company may make borrowings on the Revolving Credit Facility of certain revolving commitments from August 8, 2029 to August 10, 2030 (other than with respect to (i) the revolving commitments of certain lenders in the aggregate amount of $90.0 million, which expire on June 9, 2027 and (ii) the revolving commitments of certain lenders in the aggregate amount of $90.0 million, which expire on August 12, 2028), (b) an extension of the maturity date with respect to certain revolving commitments from August 8, 2030 to August 10, 2031 (other than with respect to (i) the revolving commitments and term loans of certain lenders in the aggregate amount of $100.0 million, which mature on June 9, 2028 and (ii) the revolving commitments and term loans of certain lenders in the aggregate amount of $100.0 million, which mature on August 12, 2029), (c) an increase in the aggregate committed principal from $6.0 billion to $6.3 billion, which is comprised of (i) revolving commitments in an aggregate amount of $5.8 billion and (ii) funded term loans in an aggregate principal amount of $455.0 million, (d) a resetting of the minimum shareholders’ equity, and (e) the payment of certain fees as agreed between the Company, Citi and the lenders party thereto.

Item 6. Exhibits.

Exhibit Number	Description of Exhibits

3.1	Fifth Amended and Restated Declaration of Trust of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on February 23, 2024).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on February 23, 2024).

4.1	Twenty-First Supplemental Indenture, dated as of April 27, 2026, relating to the 5.950% Notes due 2031, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on April 27, 2026).

4.2	Form of 5.950% Notes due 2031 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on April 27, 2026).

10.1	Amendment No. 5, dated August 10, 2026, to the Amended and Restated Senior Secured Credit Agreement dated May 6, 2022, by and among the Company, each of the Lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent.*

10.2	Form of Fund of Funds Investment Agreement for Unaffiliated Funds.*

31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

101.INS	Inline XBRL Instance Document—the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document*

101.SCH	Inline XBRL Taxonomy Extension Schema Document*

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blackstone Private Credit Fund

Date:	August 12, 2026	/s/ Brad Marshall
Brad Marshall
Chief Executive Officer
(Principal Executive Officer)

Date:	August 12, 2026	/s/ Teddy Desloge
Teddy Desloge
Chief Financial Officer
(Principal Financial Officer)